As filed with the Securities and Exchange Commission on December 20, 2006
Registration No. 333-121094

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 6 TO
FORM S-11
FOR REGISTRATION UNDER
THE SECURITIES ACT OF 1933
OF CERTAIN REAL ESTATE COMPANIES
COLE CREDIT PROPERTY TRUST II, INC.
(Exact Name of Registrant as Specified in Its Governing Instruments)
2555 East Camelback Road, Suite 400
Phoenix, Arizona 85016
(602) 778-8700
(Address, Including Zip Code and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)
Blair D. Koblenz
Executive Vice President and Chief Financial Officer
Cole Credit Property Trust II, Inc.
2555 East Camelback Road, Suite 400
Phoenix, Arizona 85016
(602) 778-8700
(Name, Address, Including Zip Code and Telephone Number,
Including Area Code, of Agent for Service)
Copies to:
Lauren Burnham Prevost, Esq.
David M. Calhoun, Esq.
Heath D. Linsky, Esq.
Morris, Manning & Martin, LLP
1600 Atlanta Financial Center
3343 Peachtree Road, N.E.
Atlanta, Georgia 30326-1044
(404) 233-7000
     Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

This Post-Effective Amendment No. 6 consists of the following:

1. The Registrant’s final form of Prospectus dated June 27, 2005, previously filed pursuant to Rule 424(b)(3) on June 29, 2005 and refiled herewith.

2. Supplement No. 13 dated December 20, 2006 to the Registrant’s Prospectus dated June 27, 2005, included herewith, which will be delivered as an unattached document along with the Prospectus dated June 27, 2005. Supplement No. 13 supercedes and replaces Supplement No. 1 dated October 20, 2005, Supplement No. 2 dated December 2, 2005, Supplement No. 3 dated December 23, 2005, Supplement No. 4 dated February 1, 2006, Supplement No. 5 dated March 10, 2006, Supplement No. 6 dated March 23, 2006, Supplement No. 7 dated May 5, 2006, Supplement No. 8 dated June 23, 2006, Supplement No. 9 dated August 4, 2006, Supplement No. 10 dated September 25, 2006, Supplement No. 11 dated October 30, 2006 and Supplement No. 12 dated November 21, 2006.

3. Part II, included herewith.

4. Signatures, included herewith.

Cole Credit Property Trust II, Inc.
Maximum Offering of 50,000,000 Shares of Common Stock
Minimum Offering of 250,000 Shares of Common Stock

     Cole Credit Property Trust II, Inc. is a newly organized Maryland corporation that intends to qualify as a real estate investment trust beginning with the taxable year ending December 31, 2005.
     We are offering up to a maximum of 45,000,000 shares of our common stock in our primary offering for $10.00 per share, with discounts available for certain categories of purchasers. We also are offering up to 5,000,000 shares pursuant to our distribution reinvestment plan at a purchase price during this offering of $9.15 per share. We will offer these shares until June 27, 2007, which is two years after the effective date of this offering, unless the offering is extended.
     The dealer manager of this offering, Cole Capital Corporation, a member firm of the National Association of Securities Dealers, Inc., is our affiliate and will offer the shares on a best efforts basis. The minimum permitted purchase is generally $2,500. We will not sell any shares unless we sell a minimum of 250,000 shares to the public by June 27, 2006, which is one year from the effective date of this offering. Pending satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent, Wells Fargo Bank, N.A., in trust for subscribers’ benefit, pending release to us. You will not receive interest on such payments unless they are held for more than 35 days unless we do not sell at least 250,000 shares by June 27, 2006, which is one year from the effective date of this offering, in which case we will promptly return all funds in the escrow account (including interest), and we will stop offering shares.
     See “Risk Factors” beginning on page 18 to read about risks you should consider before buying shares of our common stock. These risks include the following:

•	We have no operating history nor do we currently own any properties. We are a “blind pool” because we do not own any investments and have not identified any investments we will make with proceeds from this offering. You will be unable to evaluate the economic merit of our investments or how the proceeds from this offering are invested and there may be a substantial delay in receiving a return, if any, on your investment.

•	There are substantial conflicts among us and our sponsor, advisor, dealer manager and property manager, such as the fact that our chairman and chief executive officer owns 100% of our advisor, our dealer-manager and our property manager, and our advisor and other affiliated entities may compete with us and acquire properties suitable to our investment objectives.

•	No public market currently exists, and one may never exist, for shares of our common stock. If you are able to sell your shares, you would likely have to sell them at a substantial discount.

•	Until we generate operating cash flow sufficient to pay distributions to our stockholders, we may make distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow, which may constitute a return of capital, reduce the amount of capital we ultimately invest in properties and negatively impact the value of your investment.

•	We may fail to qualify as a real estate investment trust, also known as a REIT. If we fail to qualify as a REIT, or if we qualify and subsequently lose our REIT status, our operations and our ability to make distributions would be adversely affected.

•	You may not own more than 9.8% in value of the outstanding shares of our stock or more than 9.8% of the number or value of any class or series of our outstanding shares of stock.

•	We may incur substantial debt, which could hinder our ability to pay distributions to our stockholders or could decrease the value of your investment in the event that income on, or the value of, the property securing the debt falls.

•	We are dependent on our advisor to select investments and conduct our operations. Adverse changes in the financial condition of our advisor or our relationship with our advisor could adversely affect us.

•	We will pay substantial fees and expenses to our advisor, its affiliates and participating broker-dealers, which payments increase the risk that you will not earn a profit on your investment.

•	This is a “best efforts” offering and some or all of our shares may not be sold.
     Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.
     This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment.

	Price	Selling	Dealer	Net Proceeds
	to Public	Commissions	Manager Fee	(Before Expenses)

Primary Offering
Per Share	$10.00	$0.70	$0.15	$9.15
Total Minimum	$2,500,000	$175,000	$37,500	$2,287,500
Total Maximum	$450,000,000	$31,500,000	$6,750,000	$411,750,000
Distribution Reinvestment Plan
Per Share	$9.15	$—	$—	$9.15
Total Maximum	$45,750,000	$—	$—	$45,750,000
June 27, 2005

SUITABILITY STANDARDS
      An investment in our common stock involves a significant risk and is only suitable for persons who have adequate financial means, desire a relatively long-term investment and who will not need immediate liquidity from their investment. Initially, we will not have a public market for the common stock and we cannot assure you that one will develop, which means that it may be difficult for you to sell your shares. This investment is not suitable for persons who require immediate liquidity or guaranteed income, or who seek a short-term investment.
      In consideration of these factors, we have established suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders. These suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, furnishings and automobiles, either:

•	a net worth of at least $150,000; or

•	a gross annual income of at least $45,000 and a net worth of at least $45,000.
      The minimum purchase is 250 shares ($2,500). You may not transfer less shares than the minimum purchase requirement. In addition, you may not transfer or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $1,000. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.
      After you have purchased the minimum investment, any additional purchase must be at least 100 shares ($1,000), except for purchases of shares pursuant to our distribution reinvestment plan, which may be in lesser amounts.
      Several states have established suitability requirements that are more stringent than the standards that we have established and described above. Shares will be sold only to investors in these states who meet the special suitability standards set forth below:

•	Arizona, California, Iowa, Michigan and Tennessee – Investors must have either (a) a net worth of at least $225,000 or (2) gross annual income of at least $60,000 and a net worth of at least $60,000.

•	Maine – Investors must have either (1) a net worth of at least $200,000 or (2) gross annual income of at least $50,000 and a net worth of at least $50,000.

•	Kansas – In addition to our standard suitability requirements, it is recommended that investors should invest no more than ten percent of their liquid net worth in our shares and securities of other real estate investment trusts.

•	Ohio, Massachusetts and Pennsylvania – Investors must have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000 or (b) a minimum net worth of $250,000. The investor’s maximum investment in the issuer and affiliates cannot exceed 10% of the Ohio, Massachusetts or Pennsylvania resident’s net worth.
      In all states listed above, net worth is to be determined excluding the value of a purchaser’s home, furnishings and automobiles.
      Because the minimum offering of our common stock is less than $25,000,000, Pennsylvania investors are cautioned to evaluate carefully our ability to accomplish fully our stated objectives and to inquire as to the current dollar volume of our subscription proceeds.

i

      Each participating broker-dealer, authorized representative or any other person selling shares on our behalf is required to:

•	make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor based on information provided by such investor to the broker-dealer, including such investor’s age, investment objectives, income, net worth, financial situation and other investments held by such investor; and

•	maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.
In making this determination, your participating broker-dealer, authorized representative or other person selling shares on our behalf will, based on a review of the information provided by you, consider whether you:

•	meet the minimum income and net worth standards established in your state;
•	can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;
•	are able to bear the economic risk of the investment based on your overall financial situation; and
•	have an apparent understanding of:

+	the fundamental risks of an investment in our common stock;
+	the risk that you may lose your entire investment;
+	the lack of liquidity of our common stock;
+	the restrictions on transferability of our common stock;
+	the background and qualifications of our advisor; and
+	the tax consequences of an investment in our common stock.
      In the case of sales to fiduciary accounts, the suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares or by the beneficiary of the account. Given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, our suitability standards are intended to help ensure that shares of our common stock are an appropriate investment for those of you who become investors.

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING
      Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see “Prospectus Summary” and the remainder of this prospectus for more detailed information about this offering.

Q:	What is a REIT?

A:	In general, a real estate investment trust (REIT) is a company that:

• pays distributions to investors of at least 90.0% of its taxable income;

• avoids the “double taxation” treatment of income that generally results from investments in a corporation because a REIT generally is not subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied; and

• combines the capital of many investors to acquire a large-scale diversified real estate portfolio under professional management.

Q:	How are you different from your competitors who offer unlisted finite-life public REIT shares or real estate limited partnership units?

A:	We will focus our investments on the acquisition of freestanding, single-tenant commercial properties net leased to investment grade and other creditworthy tenants. Unlike funds that invest in a limited number of multi-tenant properties, we plan to acquire a diversified portfolio with a larger number of single-tenant properties. Therefore, lower than expected results of operations from one or a few investments will not necessarily preclude our ability to realize our investment objectives of current income to our investors and preservation of capital from our overall portfolio. Our management believes that freestanding retail properties, as compared to shopping centers, malls or other retail complexes as a whole, offer a distinct investment advantage since these properties generally offer superior locations that are less dependent on the financial stability of adjoining tenants. In addition, since we intend to acquire properties that are geographically diverse, we expect to minimize the potential adverse impact of economic downturns in local markets. Also, when we acquire a property, we focus on properties with a long term lease with investment grade or other creditworthy tenants.

Q:	What is the experience of your officers and directors?

A:	Christopher H. Cole, our chairman, chief executive officer and president, has been active in the acquisition, financing, management and structuring of commercial real estate transactions for over 25 years and has been engaged as a general partner in the structuring and management of real estate limited partnerships since February 1979. He also is the chief executive officer of Cole REIT Advisors II LLC, (Cole Advisors II), which is our advisor. Through Mr. Cole’s affiliated entities, as of December 31, 2004, Mr. Cole has sponsored 47 private real estate programs with an aggregate of over 5,000 investors since January 1, 1995.

Blair D. Koblenz, our executive vice president and chief financial officer, has been active in the structuring and financial management of commercial real estate investments for over 20 years. He also is executive vice president and chief financial officer of Cole Advisors II. Prior to joining the Cole entities in 1994, he practiced in public accounting from 1979 to 1982 with an emphasis in taxation and business planning. He then served in a financial officer capacity for real estate investment companies and operators in Arizona from 1982 to 1994.

John M. Pons, our secretary, also is vice president, secretary and counsel of Cole Advisors II. Prior to joining the Cole entities in September 2003, Mr. Pons was an associate general counsel and assistant secretary with GE Capital Franchise Finance Corporation since December 2001. Prior to December 2001, Mr. Pons was engaged in a private legal practice. Mr. Pons has over nine years experience in all aspects of real estate law, including the acquisition, sale, leasing, development and financing of real property.

Marcus E. Bromley is a member of our board of directors, chairman of its audit committee and a member of its compensation committee. Since December 1993, Mr. Bromley has served as a member of the board of trustees of Gables Residential Trust, a multi-family residential REIT listed on the New York Stock Exchange. From December 1993 until June 2000, Mr. Bromley also served as the chief executive officer of Gables Residential Trust. Prior to joining Gables Residential Trust, Mr. Bromley was a division partner of Trammell Crow Residential.

Elizabeth L. Watson is a member of our board of directors, chairperson of its audit committee and a member of its compensation committee. Since September 2003, Ms. Watson has been a partner in and has served as the chief operating officer for NGP Capital Partners III, LLC (NGP Capital). In addition to other positions in the real estate capital market industry, from 1992 until 1994, Ms. Watson served as senior vice president, chief financial officer and treasurer of Prime Retail, Inc., a publicly traded REIT that developed and owned factory outlet centers, and its predecessor company, The Prime Group.

Q:	Will you acquire properties in joint ventures?

A:	Possibly. We may want to acquire properties through one or more joint ventures in order to diversify our portfolio of properties in terms of geographic region, property type and tenant industry group. Increased portfolio diversification will reduce the risk to investors as compared to a program with a smaller number of investments. Our joint ventures may be with our affiliates or with third parties. Generally, we will only enter into a joint venture in which we will control the decisions of the joint venture. If we do enter into joint ventures, we may assume liabilities related to the joint venture that exceed the percentage of our investment in the joint venture.

Q:	What steps do you take to make sure you invest in environmentally compliant property?

A:	Generally, we will obtain a Phase I environmental assessment of each property purchased. These assessments, however, may not reveal all environmental hazards. In certain instances, we will rely upon the experience of our advisor and we expect that in most cases we will obtain a representation from the seller that, to its knowledge, the property is not contaminated with hazardous materials.

Q:	What will be the terms of your leases?

A:	We will seek to secure leases from investment grade and other creditworthy tenants before or at the time we acquire a property. We expect that our leases generally will be net leases, which means that the tenant would be responsible for the cost of repairs, maintenance, property taxes, utilities, insurance and other operating costs. In certain of these leases, we will be responsible for the replacement of specific structural components of a property, such as the roof of the building or the parking lot. We expect that our leases generally will have terms of ten or more years, some of which may have renewal options. We may, however, enter into leases that have a shorter term.

Q:	How will you determine whether tenants have the appropriate creditworthiness for each building lease?

A:	We will determine creditworthiness pursuant to various methods, including reviewing financial data and other information about the tenant. In addition, we may use an industry credit rating service to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant. We will compare the reports produced by these services to the relevant financial and other data collected from these parties before consummating a lease transaction. Such relevant data from potential tenants and guarantors include income statements and balance sheets for current and prior periods, net worth or cash flow of guarantors, and business plans and other data we deem relevant.

Q:	What is an “UPREIT”?

A:	UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” We use an UPREIT structure because a sale of property directly to a REIT generally is a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property that desires to defer taxable gain on the sale of its property may transfer the property to the UPREIT in exchange for limited partnership units in the UPREIT and defer taxation of gain until the seller later exchanges its UPREIT units on a one-for-one basis for REIT shares. If the REIT shares are publicly traded, at the time of the exchange of units for shares, the former property owner will achieve liquidity for its investment. Using an UPREIT structure may give us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Q:	Will the distributions I receive be taxable as ordinary income?

A:	Yes and no. Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. We expect that some portion of your distributions may not be subject to tax in the year received because depreciation expense reduces taxable income but does not reduce cash available for distribution. The portion of your distribution that is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. You also should review the section of this prospectus entitled “Federal Income Tax Considerations.”

Q:	What will you do with the money raised in this offering before you invest the proceeds in real estate?

A:
Until we invest the proceeds of this offering in real estate, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn as high of a return as we expect to earn on our real estate investments, and we may be not be able to invest the proceeds in real estate promptly.

Q:	How does a best efforts offering work?

A:	When shares are offered to the public on a “best efforts” basis, the brokers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all or any of the shares that we are offering.

Q:	Who can buy shares?

A:	Generally, you may buy shares pursuant to this prospectus provided that you have either (1) a net worth of at least $45,000 and a gross annual income of at least $45,000, or (2) a net worth of at least $150,000. For this purpose, net worth does not include your home, home furnishings and automobiles. You should carefully read the more detailed description under “Suitability Standards” immediately following the cover page of this prospectus.

Q:	For whom is an investment in our shares recommended?

A:	An investment in our shares may be appropriate for you if you meet the minimum suitability standards mentioned above, seek to diversify your personal portfolio with a finite-life, real estate-based investment, seek to receive current income, seek to preserve capital, wish to obtain the benefits of potential long-term capital appreciation and are able to hold your investment for a time period consistent with our liquidity plans. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our shares will not meet those needs.

Q:	May I make an investment through my IRA, SEP or other tax-deferred account?

A:	Yes. You may make an investment through your individual retirement account (IRA), a simplified employee pension (SEP) plan or other tax-deferred account. In making these investment decisions,

you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (2) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (3) whether the investment will generate unrelated business taxable income (UBTI) to your IRA, plan or other account, (4) whether there is sufficient liquidity for such investment under your IRA, plan or other account, (5) the need to value the assets of your IRA, plan or other account annually or more frequently, and (6) whether the investment would constitute a prohibited transaction under applicable law.

Q:	Have you arranged for a custodian for investments made through IRA, SEP or other tax-deferred accounts?

A:	Yes. Sterling Trust Company has agreed to serve as custodian for investments made through IRA, SEP and certain other tax-deferred accounts. Sterling Trust Company has agreed to provide this service to our stockholders with annual maintenance fees charged at a discounted rate.

Q:	Is there any minimum investment required?

A:	Yes. Generally, you must invest at least $2,500. Investors who already own our shares can make additional purchases for less than the minimum investment. You should carefully read the more detailed description of the minimum investment requirements appearing under “Suitability Standards” immediately following the cover page of this prospectus.

Q:	How do I subscribe for shares?

A:	If you choose to purchase shares in this offering, you will need to complete and sign a subscription agreement, like the one contained in this prospectus as Appendix B, for a specific number of shares and pay for the shares at the time you subscribe.

Q:	Who is the transfer agent?

A:	The name, address and telephone number of our transfer agent is as follows:

Phoenix Transfer, Inc. 2401 Kerner Boulevard San Rafael, California 94901 (866) 341-2653

To ensure that any account changes are made promptly and accurately, all changes including your address, ownership type and distribution mailing address should be directed to the transfer agent.

Q:	Will I be notified of how my investment is doing?

A:	Yes. We will provide you with periodic updates on the performance of your investment with us, including:

• following our commencement of distributions to stockholders, four quarterly or 12 monthly distribution reports;
• three quarterly financial reports;
• an annual report;
• an annual Form 1099; and
• supplements to the prospectus during the offering period.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

• U.S. mail or other courier;
• facsimile;
• electronic delivery; and
• posting on our affiliated website, which is www.colecapital.com.

Q:	When will I get my detailed tax information?

A:	Your Form 1099 tax information will be placed in the mail by January 31 of each year.

Q:	Who can help answer my questions?

A:	If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:
Cole Capital Corporation
2555 East Camelback Road, Suite 400
Phoenix, Arizona 85016
(866) 341-2653
Attn: Investor Services
www.colecapital.com

PROSPECTUS SUMMARY
      This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements, before making a decision to invest in our common stock.
Cole Credit Property Trust II, Inc.
      Cole Credit Property Trust II, Inc. is a newly organized Maryland corporation incorporated on September 29, 2004, that intends to qualify as a REIT beginning with the taxable year that will end December 31, 2005. We expect to use substantially all of the net proceeds from this offering to acquire and operate commercial real estate primarily consisting of high quality, freestanding, single-tenant commercial properties net leased to investment grade and other creditworthy tenants located throughout the United States. Because we have not yet identified any specific properties to purchase, we are considered to be a blind pool.
      Our office is located at 2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016. Our telephone number outside the State of Arizona is 866-341-2653. Our fax number is 602-778-8780, and the e-mail address of our investor relations department is investorservices@colecapital.com.
      Additional information about us and our affiliates may be obtained at www.colecapital.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.
Our Advisor
      Cole Advisors II, a Delaware limited liability company, will be our advisor and will be responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions on our behalf.
Our Management
      We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Currently, we have three directors, Christopher H. Cole, Marcus E. Bromley and Elizabeth L. Watson. Mr. Bromley and Ms. Watson each will be independent of Cole Advisors II. Our executive officers and one of our directors are affiliated with Cole Advisors II. Our charter, which requires that a majority of our directors be independent of Cole Advisors II, requires that our independent directors will be responsible for reviewing the performance of Cole Advisors II and must approve other matters set forth in our charter. See the “Conflicts of Interest — Certain Conflict Resolution Procedures” section of this prospectus. Our directors will be elected annually by the stockholders.
Our REIT Status
      If we qualify as a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code, a REIT is subject to numerous organizational and operational requirements, including a requirement that it distribute at least 90.0% of its annual taxable income to its stockholders. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Summary Risk Factors
      Following are the most significant risks relating to your investment:

•	Our advisor and its affiliates will face conflicts of interest, including significant conflicts among us and our advisor, since (i) our chairman, chief executive officer and president owns 100% of our advisor, our dealer manager and our property manager, (ii) our advisor and other affiliated entities may compete with us and acquire properties suitable to our investment objectives, and (iii) our advisor’s compensation arrangements with us and other Cole-sponsored programs may provide incentives that are not aligned with the interests of our stockholders.

•	We have no operating history, nor do we currently own any properties. This is considered a blind pool offering since we have not identified any properties to acquire with the proceeds of this offering. As a result, you will be unable to evaluate the economic merit of our investments or how the proceeds of this offering are invested and there may be a substantial delay in receiving a return, if any, on your investment.

•	You may not own more than 9.8% in value of the outstanding shares of our common stock or more than 9.8% of the number or value of any class or series of our outstanding shares of stock. Therefore, your ability to control the direction of our company will be limited.

•	No public market currently exists for our shares of common stock and one may never exist. If you are able to sell your shares, you would likely have to sell them at a substantial discount from their public offering price.

•	This is a best efforts offering and some or all of our shares may not be sold.

•	If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of properties, and the value of your investment may vary more widely with the performance of specific properties.

•	We may incur substantial debt, which could hinder our ability to pay distributions to our stockholders or could decrease the value of your investment in the event that income on, or the value of, the property securing the debt falls.

•	Until the proceeds from this offering are invested and generating operating cash flow sufficient to make distributions to our stockholders, we intend to pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow, which may constitute a return of your capital, reduce the amount of capital we ultimately invest in properties, and negatively impact the value of your investment.

•	We may fail to qualify as a REIT. If we fail to qualify as a REIT, or if we qualify and subsequently lose our REIT status, our operations and our ability to make distributions would be adversely affected.

•	We are dependent on our advisor to select investments and conduct our operations; thus, we would be adversely affected by adverse changes in the financial condition of our advisor or our relationship with our advisor.

•	We will pay substantial fees and expenses to our advisor and its affiliates, which payments are not dependent on the quality of the property acquired or the services provided to us.

•	Our board of directors has the authority to designate and issue one or more classes or series of preferred stock without stockholder approval, with rights and preferences senior to the rights of holders of common stock, including rights to payment of distributions. If we issue any preferred shares, the amount of funds available for the payment of distributions on the common stock could be reduced or eliminated.
      Before you invest in us, you should carefully read and consider the more detailed “Risk Factors” section of this prospectus.

Description of Real Estate Investments
      We expect to use substantially all of the net proceeds from this offering to acquire and operate commercial real estate primarily consisting of high quality, freestanding, single-tenant commercial properties net leased to investment grade tenants, which generally are companies that have a debt rating by Moody’s of Baa3 or better or a credit rating by Standard & Poor’s of BBB- or better, or are guaranteed by a company with such rating, and other creditworthy tenants located throughout the United States. We intend to hold each property for eight to ten years. We also may invest in entities that make similar investments. In addition, if our advisor determines that, due to the state of the real estate market or in order to diversify our investment portfolio, it would be advantageous to us, we also may invest in mortgage loans secured by commercial properties.
      Our advisor, Cole Advisors II, will make recommendations to our board of directors for our investments. All acquisitions of commercial properties will be evaluated for tenant creditworthiness and the reliability and stability of their future income and capital appreciation potential. We will consider the risk profile, credit quality and reputation of tenants and the impact of each particular acquisition as it relates to the portfolio as a whole. Our board of directors will exercise its fiduciary duties to our stockholders in determining to approve or reject each of these investment recommendations.
      Because we have not yet identified any specific properties to purchase, we are considered to be a blind pool. As we acquire properties, we will supplement this prospectus to describe material changes to our portfolio.
Estimated Use of Proceeds of This Offering
      Depending primarily on the number of shares we sell in this offering and assuming all shares sold under our distribution reinvestment plan are sold at $9.15 per share, we estimate for each share sold in this offering that approximately $8.86 will be available for the purchase of real estate. We will use the remainder of the offering proceeds to pay the costs of the offering, including selling commissions and the dealer manager fee, and to pay a fee to our advisor for its services in connection with the selection and acquisition of properties. We will not pay selling commissions or a dealer manager fee on shares sold under our distribution reinvestment plan. The table below sets forth our estimated use of proceeds from this offering:

	Minimum Offering		Maximum Offering

	Amount	Percent	Amount	Percent

Gross Offering Proceeds	$2,500,000	100.0%	$495,750,000	100.0%
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee	212,500	8.5%	38,250,000	7.7%
Organization and Offering Expenses	37,500	1.5%	7,436,250	1.5%

Amount Available for Investment	$2,250,000	90.0%	$450,063,750	90.8%
Acquisition and Development:
Acquisition and Advisory Fees	43,902	1.8%	8,781,732	1.8%
Acquisition Expenses	10,976	0.4%	2,195,433	0.4%
Initial Working Capital Reserve	0	0%	0	0%

Amount Invested in Properties	$2,195,122	87.8%	$439,086,585	88.6%

Investment Objectives
      Our primary investment objectives are:

•	to provide current income for you through the payment of cash distributions; and

•	to preserve, protect and return your invested capital.

      We also seek capital gain from our investments. See the “Investment Objectives and Policies” section of this prospectus for a more complete description of our investment policies and investment restrictions.
Conflicts of Interest
      Cole Advisors II, as our advisor, will experience conflicts of interest in connection with the management of our business affairs, including the following:

•	The management personnel of Cole Advisors II, each of whom also makes investment decisions for other Cole-sponsored programs, must determine which investment opportunities to recommend to us or another Cole-sponsored program or joint venture and must determine how to allocate resources among us and the other Cole-sponsored programs;

•	Cole Advisors II may structure the terms of joint ventures between us and other Cole-sponsored programs;

•	We have retained Fund Realty Advisors, Inc. (Fund Realty Advisors), an affiliate of Cole Advisors II, to manage and lease some or all of our properties;

•	Cole Advisors II and its affiliates will have to allocate their time between us and other real estate programs and activities in which they are involved; and

•	Cole Advisors II and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our properties regardless of the quality of the property acquired or the services provided to us.
      Our officers and one of our directors also will face these conflicts because of their affiliation with Cole Advisors II. In addition, three persons who are officers and/or a director of our company also serve as officers and/or directors of Cole Credit Property Trust, Inc. (Cole REIT I), an affiliated, private real estate program, and Cole REIT Advisors, LLC (Cole Advisors), the advisor to Cole REIT I. These conflicts of interest could result in decisions that are not in our best interests. See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts.

      The following chart shows the ownership structure of the various Cole entities that are affiliated with Cole Advisors II.

(1)	Christopher H. Cole, our chairman, chief executive officer and president, owns 99% of the membership interests, and Cole Holdings Corporation owns 1% of the membership interests, of Cole Capital Partners.

(2)	The investors will own registered shares of common stock in Cole Credit Property Trust II, Inc.

(3)	Cole Holdings Corporation currently owns 20,000 shares of our common stock. The amount shown is prior to this offering. After the offering, Cole Holdings Corporation will own between 7.4% of our common stock, assuming a minimum offering, and 0.04% of our common stock, assuming a maximum offering, including the sale of 5,000,000 shares under our distribution reinvestment plan.

Prior Offering Summary
      Since January 1, 1995 our chairman, chief executive officer and president, Christopher H. Cole, through entities he directly or indirectly controls, has previously sponsored 48 privately offered real estate programs, including 24 limited partnerships, four debt offerings and 19 tenant-in-common programs, and is currently sponsoring Cole REIT I, a privately offered REIT. As of March 31, 2005, such programs have raised an aggregate of approximately $287.2 million from over 5,400 investors, and have owned and operated a total of 118 commercial real estate properties. Neither Mr. Cole, nor any of our other affiliates, has previously sponsored or organized a publicly offered REIT. The “Prior Performance Summary” section of this prospectus contains a discussion of the programs sponsored by Mr. Cole since January 1, 1995. Certain financial results and information relating to such programs with investment objectives similar to ours is also provided in the “Prior Performance Tables” included as Appendix A to this prospectus. The prior performance of the programs previously sponsored by Mr. Cole is not necessarily indicative of the results that we will achieve. Therefore, you should not assume that you will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.
The Offering
      We are offering an aggregate of 45,000,000 shares of common stock in our primary offering on a best-efforts basis at $10.00 per share. Discounts are available for certain categories of purchasers as described in the “Plan of Distribution” section of this prospectus. We are also offering 5,000,000 shares of common stock under our distribution reinvestment plan at $9.15 per share, subject to certain limitations, as described in the “Distribution Reinvestment Plan” section of this prospectus. We will offer shares of common stock in our primary offering until the earlier of June 27, 2007, which is two years from the effective date of this offering, unless the offering is extended, or the date we sell 45,000,000 shares. We may sell shares under the distribution reinvestment plan beyond the termination of our primary offering until we have sold 5,000,000 shares through the reinvestment of distributions, but only if there is an effective registration statement with respect to the shares. Under the Securities Act of 1933, as amended (Securities Act), and in some states, we may not be able to continue the offering for these periods without filing a new registration statement, or in the case of shares sold under the distribution reinvestment plan, renew or extend the registration statement in such state. We may terminate this offering at any time prior to the stated termination date.
      We will not sell any shares unless we sell a minimum of 250,000 shares of our common stock by June 27, 2006, which is one year from the effective date of this offering. Our directors, officers, advisor and their respective affiliates may purchase for investment shares of our common stock in this offering. However, purchases by our directors, officers, advisor or their affiliates will not count toward meeting this minimum threshold. Pending satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent, Well Fargo Bank, N.A., in trust for subscribers’ benefit, pending release to us. If we do not sell 250,000 shares of our common stock to the public by June 27, 2006, which is one year from the effective date of this offering, we will terminate this offering and return all subscribers’ funds, plus interest, without deduction for any expenses within ten days thereafter. Funds in escrow will be invested in short-term investments that mature on or before June 27, 2006, which is one year from the effective date of this offering, or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested. See “Plan of Distribution – Special Notice to Pennsylvania Investors” regarding the sale of shares to Pennsylvania investors.
Compensation to Cole Advisors II and its Affiliates
      Cole Advisors II and its affiliates will receive compensation and reimbursement for services relating to this offering and the investment and management of our assets. The most significant items of compensation are included in the table below. The selling commissions and dealer manager fee may vary for different categories of purchasers. See the “Plan of Distribution” section of this prospectus. The table below assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees and accounts for the fact that shares are sold through our distribution reinvestment plan at $9.15 per share with no selling commissions and no dealer manager fee.

Estimated Amount for
Minimum Offering
(250,000 shares)/Maximum
Offering
Type of Compensation	Determination of Amount	(50,000,000 shares)

Offering Stage
Selling Commissions	We will pay to Cole Capital Corporation 7.0% of gross proceeds of our primary offering; we will not pay any selling commissions on sales of shares under our distribution reinvestment plan; Cole Capital Corporation will reallow all selling commissions to participating broker-dealers.	$175,000/$31,500,000
Dealer Manager Fee	We will pay to Cole Capital Corporation 1.5% of gross proceeds of our primary offering; we will not pay a dealer manager fee with respect to sales under our distribution reinvestment plan.	$37,500/$6,750,000
Other Organization and Offering Expenses	We will reimburse Cole Advisors II up to 1.5% of gross offering proceeds for organization and offering expenses.	$37,500/$7,436,250
Operational Stage
Acquisition and Advisory Fees	We will pay Cole Advisors II 2.0% of the contract purchase price of each property acquired.	$43,902/$8,781,732
Acquisition Expenses	We will reimburse Cole Advisors II for acquisition expenses incurred in acquiring property. We expect these fees to be approximately 0.5% of the purchase price of each property. In no event will the total of all acquisition and advisory fees and acquisition expenses payable with respect to a particular investment exceed 6% of the contract purchase price.	Actual amounts are dependent upon the actual expenses incurred in acquiring a property or asset, and therefore cannot be determined at this time.
Asset Management Fees	We will pay Cole Advisors II a monthly fee equal to 0.02083%, which is one-twelfth of 0.25%, of the aggregate assets value plus costs and expenses incurred by the advisor in providing asset management services.	Not determinable at this time. Because the fee is based on a fixed percentage of aggregate asset value there is no maximum dollar amount of this fee.

Estimated Amount for
Minimum Offering
(250,000 shares)/Maximum
Offering
Type of Compensation	Determination of Amount	(50,000,000 shares)

Property Management and Leasing Fees	For the management and leasing of our properties, we will pay Fund Realty Advisors, an affiliate of our advisor, a property management fee equal to 2.0% of gross revenues plus market-based leasing commissions applicable to the geographic location of the property. We also will reimburse Fund Realty Advisors’ costs of managing the properties. Fund Realty Advisors or its affiliates may also receive a fee for the initial leasing of newly constructed properties, which would generally equal one month’s rent. The aggregate of all property management and leasing fees paid to our affiliates plus all payments to third parties for such fees will not exceed the amount that other nonaffiliated management and leasing companies generally charge for similar services in the same geographic location as determined by a survey of brokers and agents in such area.	Not determinable at this time. Because the fee is based on a fixed percentage of gross revenue and/or market rates, there is no maximum dollar amount of this fee.
Operating Expenses	We will reimburse our advisor’s costs of providing administrative services, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of(i) 2% of average invested assets, or (ii) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. Additionally, we will not reimburse our advisor for personnel costs in connection with services for which the advisor receives acquisition fees or real estate commissions.	Not determinable at this time.
Financing Coordination Fee	If our advisor provides services in connection the origination or refinancing of any debt that we obtain and use to acquire properties or to make other permitted investments, we will pay the advisor a financing coordination fee equal to 1% of the amount available under such financing, subject to certain limitations.	Not determinable at this time. Because the fee is based on a fixed percentage of any debt financing, there is no maximum dollar amount of this fee.

Estimated Amount for
Minimum Offering
(250,000 shares)/Maximum
Offering
Type of Compensation	Determination of Amount	(50,000,000 shares)

Liquidation/ Listing Stage
Real Estate Commissions	Up to one-half of the brokerage commission paid on the sale of property, not to exceed 2.0% of the contract price for property sold, in each case, payable to our advisor if our advisor or its affiliates, as determined by a majority of the independent directors, provided a substantial amount of services in connection with the sale.	Not determinable at this time. Because the commission is based on a fixed percentage of the contract price for a sold property, there is no maximum dollar amount of these commissions.
Subordinated Participation in Net Sale Proceeds (payable only if we are not listed on an exchange)	10.0% of remaining net sale proceeds after return of capital plus payment to investors of an 8.0% cumulative, non-compounded return on the capital contributed by investors. We cannot assure you that we will provide this 8.0% return, which we have disclosed solely as a measure for our advisor’s incentive compensation.	Not determinable at this time. There is no maximum amount of these payments.
Subordinated Incentive Listing Fee (payable only if we are listed on an exchange, which we have no intent to do at this time)	10.0% of the amount by which our adjusted market value plus distributions exceeds the aggregate capital contributed by investors plus an amount equal to an 8.0% cumulative, non-compounded annual return to investors. We cannot assure you that we will provide this 8.0% return, which we have disclosed solely as a measure for our advisor’s incentive compensation.	Not determinable at this time. There is no maximum amount of this fee.
Distribution Policy
      To maintain our qualification as a REIT, we are required to make aggregate annual distributions to our stockholders of at least 90.0% of our annual taxable income (which does not necessarily equal net income as calculated in accordance with generally accepted accounting principles in the United States (GAAP)). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. We have not established a minimum distribution level. We expect to calculate our quarterly or monthly distributions based upon daily record and distribution declaration dates so investors may be entitled to distributions immediately upon purchasing our shares. We expect that such distributions will begin no later than the third quarter after the commencement of this offering. However, because we have not identified any probable investments, there can be no assurance as to when, or if, we will begin to generate sufficient cash flow for distribution to our stockholders. In the event we do not have enough cash to make distributions, we may borrow, issue additional securities or sell assets in order to fund distributions. Until we are generating operating cash flow sufficient to make distributions to our stockholders, we intend to pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings, including possible borrowings from our advisor or its affiliates, in anticipation of future cash flow, which may reduce the amount of capital we ultimately invest in properties, and negatively impact the value of your investment.
Listing
      We will seek to list our shares of common stock for trading on a national securities exchange or for quotation on The Nasdaq National Market when and if our independent directors believe listing would be in the best interest of our stockholders. However, at this time, we have no intent to list our shares. We do not anticipate that there will be any market for our common stock unless and until our shares are listed. If we do not list our shares of common stock on a national securities exchange or on The Nasdaq National Market by the tenth anniversary of the commencement of this offering, our charter requires that we either:

•	seek stockholder approval of an extension or amendment of this listing deadline; or

•	seek stockholder approval of the liquidation of our corporation.
      If we seek and do not obtain stockholder approval of an extension or amendment to the listing deadline, we would then be required to seek stockholder approval of our liquidation. If we seek and fail to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate and we could continue to operate as before. In such event, there would be no public market for shares of our common stock and you could be required to hold the shares indefinitely. If we seek and obtain stockholder approval of our liquidation, we would begin an orderly sale of our properties and distribute, subject to our advisor’s subordinated participation our net proceeds to you.
Distribution Reinvestment Plan
      Under our distribution reinvestment plan, you may have the distributions you receive reinvested in additional shares of our common stock. The purchase price per share under our distribution reinvestment plan will be the higher of 91.5% of the fair market value per share as determined by our board of directors and $9.15 per share. No sales commissions or dealer manager fees will be paid on shares sold under the distribution reinvestment plan. If you participate in the distribution reinvestment plan, you will not receive the cash from your distributions, other than special distributions that are designated by our board of directors. As a result, you may have a tax liability with respect to your share of our taxable income, but you will not receive cash distributions to pay such liability. We may terminate the distribution reinvestment plan at our discretion at any time upon ten days prior written notice to you. Additionally, we will be required to discontinue sales of shares under the distribution reinvestment plan on the earlier of June 27, 2007, which is two years from the effective date of this offering, unless the offering is extended, or the date we sell 5,000,000 shares under the plan, unless we file a new registration statement with the Securities and Exchange Commission and applicable states.
Share Redemption Program
      Our board of directors has adopted a share redemption program that enables our stockholders to sell their shares to us in limited circumstances. Our share redemption program permits you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations described below.
      There are several restrictions on your ability to sell your shares to us under the program. You generally have to hold your shares for one year before selling your shares to us under the plan; however, we may waive the one-year holding period in the event of the death or bankruptcy of a stockholder. In addition, we will limit the number of shares redeemed pursuant to our share redemption program as follows: (1) during any calendar year, we will not redeem in excess of 3.0% of the weighted average number of shares outstanding during the prior calendar year; and (2) funding for the redemption of shares will be limited to the amount of net proceeds we receive from the sale of shares under our distribution reinvestment plan. These limits may prevent us from accommodating all requests made in any year. During the term of this offering, and subject to certain provisions described in “Description of Shares — Share Redemption Program,” the redemption price per share will depend on the length of time you have held such shares as follows: after one year from the purchase date — 92.5% of the amount you paid for each share; after two years from the purchase date — 95.0% of the amount you paid for each share; after three years from the purchase date — 97.5% of the amount you paid for each share; and after four years from the purchase date — 100.0% of the amount you paid for each share.
      Upon receipt of a request for redemption, we will conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. We will charge an administrative fee of $250 to the stockholder for the search and other costs, which will be deducted from the proceeds of the redemption or, if a lien exists, will be charged to the stockholder. Repurchases will be made quarterly. If funds are not available to redeem all requested redemptions at the end of each quarter, the shares will be purchased on a pro rata basis and the unfulfilled requests will be held until the next quarter, unless withdrawn. Our board of directors may amend, suspend or terminate the share redemption program at any time upon 30 days prior written notice to our stockholders.
Cole Operating Partnership II, LP
      We expect to own substantially all of our real estate properties through Cole Operating Partnership II, LP (Cole OP II), our operating partnership. We may, however, own properties directly, through subsidiaries of Cole OP II or through other entities. We are the sole general partner of Cole OP II and Cole Advisors II is the initial limited partner of Cole OP II. Our ownership of properties in Cole OP II is referred to as an “UPREIT.” This UPREIT structure may enable sellers of properties to transfer their properties to Cole OP II in exchange for limited partnership interests of Cole OP II and defer gain recognition for tax purposes with respect to such transfers of properties. The holders of units in Cole OP II may have their units redeemed for cash or, at our option, shares of our common stock. At present, we have no plans to acquire any specific properties in exchange for units of Cole OP II.
ERISA Considerations
      The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should read the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus very carefully.
Description of Shares

Uncertificated Shares
      Our board of directors has authorized the issuance of shares of our stock without certificates. We expect that, unless and until our shares are listed on a national securities exchange or The Nasdaq National Market, we will not issue shares in certificated form. Our transfer agent maintains a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the record owner and the new owner delivers a properly executed stock transfer form to us, along with a fee to cover reasonable transfer costs, in an amount determined by our board of directors. We will provide the required form to you upon request.

Stockholder Voting Rights and Limitations
      We intend to hold annual meetings of our stockholders for the purpose of electing our directors and/or conducting other business matters that may be presented at such meetings. We may also call special meetings of stockholders from time to time. You are entitled to one vote for each share of common stock you own at any of these meetings.

Restriction on Share Ownership
      Our charter contains restrictions on ownership of the shares that prevent any one person from owning more than 9.8% in value of our outstanding shares and more than 9.8% in value or number, whichever is more restrictive, of any class or series of our outstanding shares of stock unless exempted by our board of directors. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code. For a more complete description of the shares, including restrictions on the ownership of shares, please see the “Description of Shares” section of this prospectus. Our charter also limits your ability to transfer your shares to prospective stockholders unless (i) they meet the minimum suitability standards regarding income or net worth, which are described in the “Suitability Standards” section immediately following the cover page of this prospectus, and (ii) the transfer complies with minimum purchase requirements, which are described below in the section entitled “How to Subscribe.”

RISK FACTORS
      An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus can adversely affect our business, operating results, prospects and financial condition. These risks could cause the value of our common stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.
Risks Related to an Investment in Cole Credit Property Trust II, Inc.

We have no prior operating history or established financing sources, and the prior performance of real estate investment programs sponsored by affiliates of our advisor may not be an indication of our future results.
      We have no operating history and you should not rely upon the past performance of other real estate investment programs sponsored by affiliates of our advisor to predict our future results. We were incorporated in September 2004. As of the date of this prospectus, we have not made any investments in real estate or otherwise and do not own any properties or have any operations or independent financing. Although Mr. Cole and other members of our advisor’s management have significant experience in the acquisition, finance, management and development of commercial real estate, this is the first publicly offered REIT sponsored by Mr. Cole or his affiliates. Accordingly, the prior performance of real estate investment programs sponsored by affiliates of Mr. Cole and our advisor may not be indicative of our future results.
      Moreover, neither our advisor nor we have any established financing sources. Presently, both we and our advisor are funded by capital contributions from Cole Holdings Corporation, a company wholly owned by Mr. Cole. If our capital resources, or those of our advisor, are insufficient to support our operations, we will not be successful.
      You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful in this market, we must, among other things:

•	identify and acquire investments that further our investment strategies;

•	increase awareness of the Cole Credit Property Trust II, Inc. name within the investment products market;

•	expand and maintain our network of licensed securities brokers and other agents;

•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	respond to competition for our targeted real estate properties and other investments as well as for potential investors; and

•	continue to build and expand our operations structure to support our business.
      We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

Because this is a blind pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes an investment in us more speculative.
      We have not yet acquired or identified any investments that we may make, and we do not currently own any properties. Additionally, we will not provide you with information to evaluate our investments prior to our acquisition of properties. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in the acquisition of freestanding, single-tenant commercial properties net leased to investment grade or other creditworthy tenants. We may also, in the discretion of our advisor, invest in other types of real estate or in entities that invest in real estate. In addition, our advisor may make or invest in mortgage loans or participations therein on our behalf if our board of directors determines, due to the state of the real estate market or in order to diversify our investment portfolio or otherwise, that such investments are advantageous to us. We have established policies relating to the creditworthiness of tenants of our properties, but our board of directors will have wide discretion in implementing these policies, and you will not have the opportunity to evaluate potential tenants. For a more detailed discussion of our investment policies, see the “Investment Objectives and Policies — Acquisition and Investment Policies” section of this prospectus.

There is no public trading market for our shares and there may never be one; therefore, it will be difficult for you to sell your shares.
      There is currently no public market for our shares and there may never be one. You may not sell your shares unless the buyer meets applicable suitability and minimum purchase standards. Our charter also prohibits the ownership of more than 9.8% of our stock, unless exempted by our board of directors, which may inhibit large investors from desiring to purchase your shares. Moreover, our share redemption program includes numerous restrictions that would limit your ability to sell your shares to us. Our board of directors could choose to amend, suspend or terminate our share redemption program upon 30 days’ notice. We describe these restrictions in more detail under the “Description of Shares — Share Redemption Program” section of this prospectus. Therefore, it may be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you will likely have to sell them at a substantial discount to the price you paid for the shares. It also is likely that your shares would not be accepted as the primary collateral for a loan. You should purchase the shares only as a long-term investment because of the illiquid nature of the shares.

If we, through Cole Advisors II, are unable to find suitable investments, then we may not be able to achieve our investment objectives or pay distributions.
      Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of Cole Advisors II, our advisor, in acquiring of our investments, selecting tenants for our properties and securing independent financing arrangements. We currently do not own any properties or have any operations, financing or investments. Except for investors who purchase shares in this offering after such time as this prospectus is supplemented to describe one or more identified investments, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the management ability of Cole Advisors II and the oversight of our board of directors. We cannot be sure that Cole Advisors II will be successful in obtaining suitable investments on financially attractive terms or that, if it makes investments on our behalf, our objectives will be achieved. If we, through Cole Advisors II, are unable to find suitable investments, we will hold the proceeds of this offering in an interest-bearing account, invest the proceeds in short-term, investment-grade investments or, if we cannot find at least one suitable investment within one year after we reach our minimum offering, or if our board of directors determines it is in the best interests of our stockholders, liquidate. In such an event, our ability to pay distributions to our stockholders would be adversely affected.

We may suffer from delays in locating suitable investments, which could adversely affect our ability to make distributions and the value of your investment.
      We could suffer from delays in locating suitable investments, particularly as a result of our reliance on our advisor at times when management of our advisor is simultaneously seeking to locate suitable investments for other affiliated programs. Delays we encounter in the selection, acquisition and, in the event we develop properties, development of income-producing properties, likely would adversely affect our ability to make distributions and the value of your overall returns. In such event, we my pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow, which may constitute a return of your capital. Distributions from the proceeds of this offering or from borrowings also could reduce the amount of capital we ultimately invest in properties. This, in turn, would reduce the value of your investment. In particular, where we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the receipt of cash distributions attributable to those particular properties. You should expect to wait several months after the closing of a property acquisition before we are in a position to pay cash distributions attributable to such property.

If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, the value of your investment in us will fluctuate with the performance of the specific properties we acquire.
      This offering is being made on a best efforts basis, whereby the brokers participating in the offering are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified property portfolio. We may be unable to raise even the minimum offering amount. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. For example, in the event we only sell 250,000 shares, we may be able to make only one investment. If we only are able to make one investment, we would not achieve any asset diversification. Additionally, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In addition, our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our financial condition and ability to pay distributions could be adversely affected.

If our advisor loses or is unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered, which could adversely affect our ability to make distributions and the value of your investment.
      Our success depends to a significant degree upon the contributions of certain of our executive officers and other key personnel of our advisor, including Christopher H. Cole, Blair D. Koblenz, Richard M. Arnitz, Jonathan T. Albro, John H. Lotka, John M. Pons, Sean D. Leahy, D. Kirk McAllaster, Jr. and Christopher P. Robertson, each of whom would be difficult to replace. Our advisor does not have an employment agreement with any of these key personnel and we cannot guarantee that all, or any particular one, will remain affiliated with us and/or advisor. If any of our key personnel were to cease their affiliation with our advisor, our operating results could suffer. Further, we do not intend to separately maintain key person life insurance on Mr. Cole or any other person. We believe that our future success depends, in large part, upon our advisor’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that our advisor will be successful in attracting and retaining such skilled personnel. If our advisor loses or is unable to obtain the services of key personnel or does not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

Our rights and the rights of our stockholders to recover claims against our officers, directors and our advisor are limited, which could reduce your and our recovery against them if they cause us to incur losses.
      Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in the corporation’s best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter, in the case of our directors, officers, employees and agents, and the advisory agreement, in the case of our advisor, require us to indemnify our directors, officers, employees and agents and our advisor and its affiliates for actions taken by them in good faith and without negligence or misconduct. Additionally, our charter limits the liability of our directors and officers for monetary damages to the maximum extent permitted under Maryland law. As a result, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and our advisor and its affiliates, than might otherwise exist under common law, which could reduce your and our recovery against them. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or our advisor in some cases which would decrease the cash otherwise available for distribution to you. See the section captioned “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” elsewhere herein.
Risks Related to Conflicts of Interest
      We will be subject to conflicts of interest arising out of our relationships with our advisor and its affiliates, including the material conflicts discussed below. The “Conflicts of Interest” section of this prospectus provides a more detailed discussion of the conflicts of interest between us and our advisor and its affiliates, and our policies to reduce or eliminate certain potential conflicts.

Cole Advisors II will face conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor, which could adversely affect our investment opportunities.
      Since January 1, 1995, affiliates of our advisor have sponsored 47 privately offered real estate investment programs, including 24 limited partnerships, a real estate investment trust, three debt offerings and 19 tenant-in-common programs, 18 of which currently are operating. Affiliates of our advisor may sponsor other real estate investment programs in the future. We may be buying properties at the same time as one or more of the other Cole-sponsored programs managed by officers and key personnel of Cole Advisors II. There is a risk that Cole Advisors II will choose a property that provides lower returns to us than a property purchased by another Cole-sponsored program. We cannot be sure that officers and key personnel acting on behalf of Cole Advisors II and on behalf of managers of other Cole-sponsored programs will act in our best interests when deciding whether to allocate any particular property to us. In addition, we may acquire properties in geographic areas where other Cole-sponsored programs own properties. Also, we may acquire properties from, or sell properties to, other Cole-sponsored programs. If one of the other Cole-sponsored programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment. Similar conflicts of interest may apply if our advisor determines to make or purchase mortgage loans or participations in mortgage loans on our behalf, since other Cole-sponsored programs may be competing with us for these investments.

Cole Advisors II will face conflicts of interest relating to joint ventures, which could result in a disproportionate benefit to the other venture partners at our expense.
      We may enter into joint ventures with other Cole-sponsored programs for the acquisition, development or improvement of properties. Cole Advisors II may have conflicts of interest in determining which Cole-sponsored program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, Cole Advisors II may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since Cole Advisors II and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the co-venturer receiving benefits greater than the benefits that we receive. In addition, we may assume liabilities related to the joint venture that exceed the percentage of our investment in the joint venture.

We may participate in Tenant-in-Common Programs with affiliates of our advisor that will not be the result of arm’s-length negotiations and will result in conflicts of interest.
      Cole Capital Partners, LLC (Cole Capital Partners), an affiliate of our advisor, has developed a program to facilitate the acquisition of real estate properties to be owned in co-tenancy arrangements with persons who are looking to invest proceeds from a sale of real estate to qualify for like-kind exchange treatment under Section 1031 of the Internal Revenue Code (a Tenant-in-Common Program). Tenant-in-Common Programs are structured as the acquisition of real estate owned in co-tenancy arrangements with other investors in the property (Tenant-in-Common Participants) who are seeking to defer taxes under Section 1031 of the Internal Revenue Code. When Cole Capital Partners develops such a program, it generally organizes a new entity (a Cole Exchange Entity) to acquire all or part of a property. We may participate in the program by either co-investing in the property with the Cole Exchange Entity or purchasing a co-tenancy interest from the Cole Exchange Entity, generally at the Cole Exchange Entity’s cost. In that event, as an owner of tenant-in-common interests in properties, we will be subject to the risks inherent in the ownership of co-tenancy interests with unrelated third parties. Our purchase of co-tenancy interests will present conflicts of interest between us and affiliates of our advisor. The business interests of Cole Capital Partners and the Cole Exchange Entity may be adverse to, or to the detriment of, our interests. Further, any agreement that we enter into with a Cole Exchange Entity will not be negotiated in an arm’s-length transaction and, as a result of the affiliation between our advisor, Cole Capital Partners and the Cole Exchange Entity, our advisor may be reluctant to enforce the agreements against such entities.

Cole Advisors II and its officers and employees and certain of our key personnel will face competing demands relating to their time, and this may cause our operating results to suffer.
      Cole Advisors II and its officers and employees and certain of our key personnel and their respective affiliates are key personnel, general partners and sponsors of other real estate programs having investment objectives and legal and financial obligations similar to ours and may have other business interests as well. Because these persons have competing demands on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than is necessary or appropriate. If this occurs, the returns on our investments may suffer.

Our officers and some of our directors face conflicts of interest related to the positions they hold with affiliated entities, which could hinder our ability to successfully implement our business strategy and to generate returns to you.
      Our executive officers and some of our directors are also officers and directors of our advisor, our property manager, our dealer manager and other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities and their stockholders and limited partners, which fiduciary duties may conflict with the duties that they owe to our stockholders and us. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. Conflicts with our business and interests are most likely to arise from involvement in activities related to (i) allocation of new investments and management time and services between us and the other entities, (ii) our purchase of properties from, or sale of properties, to affiliated entities, (iii) the timing and terms of the investment in or sale of an asset, (iv) development of our properties by affiliates, (v) investments with affiliates of our advisor, (vi) compensation to our advisor, and (vii) our relationship with our dealer manager and property manager. If we do not successfully implement our business strategy, we may be unable to generate cash needed to make distributions to you and to maintain or increase the value of our assets.

Cole Advisors II will face conflicts of interest relating to the incentive fee structure under our advisory agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.
      Under our advisory agreement, Cole Advisors II will be entitled to fees that are structured in a manner intended to provide incentives to our advisor to perform in our best interests and in the best interests of our stockholders. However, because our advisor does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, our advisor’s interests will not be wholly aligned with those of our stockholders. In that regard, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor to fees. In addition, our advisor’s entitlement to fees upon the sale of our assets and to participate in sale proceeds could result in our advisor recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return that would entitle the advisor to compensation relating to such sales, even if continued ownership of those investments might be in our best long-term interest. Our advisory agreement will require us to pay a performance-based termination fee to our advisor in the event that we terminate the advisor prior to the listing of our shares for trading on an exchange or, absent such listing, in respect of its participation in net sales proceeds. To avoid paying this fee, our independent directors may decide against terminating the advisory agreement prior to our listing of our shares or disposition of our investments even if, but for the termination fee, termination of the advisory agreement would be in our best interest. In addition, the requirement to pay the fee to the advisor at termination could cause us to make different investment or disposition decisions than we would otherwise make, in order to satisfy our obligation to pay the fee to the terminated advisor. Moreover, our advisor will have the right to terminate the advisory agreement upon a change of control and thereby trigger the payment of the performance fee, which could have the effect of delaying, deferring or preventing the change of control.

There is no separate counsel for us and our affiliates, which could result in conflicts of interest.
      Morris, Manning & Martin, LLP acts as legal counsel to us and also represents our advisor and some of its affiliates. There is a possibility in the future that the interests of the various parties may become adverse and, under the Code of Professional Responsibility of the legal profession, Morris, Manning & Martin, LLP may be precluded from representing any one or all of such parties. If any situation arises in which our interests appear to be in conflict with those of our advisor or its affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should a conflict of interest not be readily apparent, Morris, Manning & Martin, LLP may inadvertently act in derogation of the interest of the parties which could affect our ability to meet our investment objectives.
Risks Related to This Offering and Our Corporate Structure

The limit on the number of shares a person may own may discourage a takeover that could otherwise result in a premium price to our stockholders.
      Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% in value of our outstanding stock and more than 9.8% in value or number, whichever is more restrictive, of any class of our outstanding stock. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See the “Description of Shares — Restriction on Ownership and Transfer” section of this prospectus.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of common stockholders or discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.
      Our charter permits our board of directors to issue up to 100,000,000 shares of stock. In addition, our board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series of stock that we have authority to issue. Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have a priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See the “Description of Shares — Preferred Stock” section of this prospectus.

Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired.
      Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10.0% or more of the voting power of the corporation’s shares; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10.0% or more of the voting power of the then outstanding voting stock of the corporation.
      A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.
      After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80.0% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.
      These super-majority vote requirements do not apply if the corporation’s stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The business combination statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted any business combination involving Cole Advisors II or any affiliate of Cole Advisors II. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and Cole Advisors II or any affiliate of Cole Advisors II. As a result, Cole Advisors II and any affiliate of Cole Advisors II may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. For a more detailed discussion of the Maryland laws governing us and the ownership of our shares of common stock, see the section of this prospectus captioned “Description of Shares.”

If we are required to register as an investment company under the Investment Company Act, we could not continue our business, which may significantly reduce the value of your investment.
      We are not registered as an investment company under the Investment Company Act of 1940, as amended (Investment Company Act), pursuant to an exemption in Section 3(c)(5)(C) of the Investment Company Act and certain No-Action Letters from the Securities and Exchange Commission. Pursuant to this exemption, (1) at least 55% of our assets must consist of real estate fee interests or loans secured exclusively by real estate or both, (2) at least 25% of our assets must consist of loans secured primarily by real estate (this percentage will be reduced by the amount by which the percentage in (1) above is increased); and (3) up to 20% of our assets may consist of miscellaneous investments. We intend to monitor compliance with these requirements on an ongoing basis. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.
      In order to maintain our exemption from regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, and these investments must be made within a year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns. This would reduce the cash available for distribution to investors and possibly lower your returns.
      To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

You are bound by the majority vote on matters on which you are entitled to vote, and therefore, your vote on a particular matter may be superceded by the vote of others.
      You may vote on certain matters at any annual or special meeting of stockholders, including the election of directors. However, you will be bound by the majority vote on matters requiring approval of a majority of the stockholders even if you do not vote with the majority on any such matter.

If you do not agree with the decisions of our board of directors, you only have limited control over changes in our policies and operations and may not be able to change such policies and operations.
      Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under the Maryland General Corporation Law and our charter, our stockholders have a right to vote only on the following:

•	the election or removal of directors;

•	any amendment of our charter (including a change in our investment objectives), except that our board of directors may amend our charter without stockholder approval, to increase or decrease the aggregate number of our shares, to increase or decrease the number of our shares of any class or series that we have the authority to issue, or to classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to distributions, qualifications or terms and conditions of redemption of such shares, provided however, that any such amendment does not adversely affect the rights, preferences and privileges of the stockholders;

•	our liquidation or dissolution; and

•	any merger, consolidation or sale or other disposition of substantially all of our assets.
All other matters are subject to the discretion of our board of directors.

You are limited in your ability to sell your shares pursuant to our share redemption program and may have to hold your shares for an indefinite period of time.
      Our board of directors could choose to amend the terms of our share redemption program without stockholder approval. Our board is also free to terminate the program upon 30 days notice. In addition, the share redemption program includes numerous restrictions that would limit your ability to sell your shares. Generally, you must have held your shares for at least one year in order to participate in our share redemption program. Subject to funds being available, we will limit the number of shares redeemed pursuant to our share redemption program as follows: (1) during any calendar year, we will not redeem in excess of 3.0% of the weighted average number of shares outstanding during the prior calendar year; and (2) funding for the redemption of shares will be limited to the net proceeds we receive from the sale of shares under our distribution reinvestment plan. These limits might prevent us from accommodating all redemption requests made in any year. See the “Description of Shares – Share Redemption Program” section of this prospectus for more information about the share redemption program. These restrictions severely limit your ability to sell your shares should you require liquidity and limit your ability to recover the value you invested or the fair amount value of your shares.

We established the offering price on an arbitrary basis; as a result, the actual value of your investment may be substantially less than what you pay.
      Our board of directors has arbitrarily determined the selling price of the shares and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation.

Because the dealer manager is one of our affiliates, you will not have the benefit of an independent review of the prospectus or us customarily performed in underwritten offerings.
      The dealer manager, Cole Capital Corporation, is one of our affiliates and will not make an independent review of us or the offering. Accordingly, you will have to rely on your own broker or dealer to make an independent review of the terms of this offering. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker.

Your interest in Cole REIT II will be diluted if we issue additional shares.
      Existing stockholders and potential investors in this offering do not have preemptive rights to any shares issued by us in the future. Our charter currently has authorized 100,000,000 shares of stock, of which 90,000,000 shares are designated as common stock and 10,000,000 are designated as preferred stock. Subject to any limitations set forth under Maryland law, our board of directors may increase the number of authorized shares of stock, increase or decrease the number of shares of any class or series of stock designated, or reclassify any unissued shares without the necessity of obtaining stockholder approval. All of such shares may be issued in the discretion of our board of directors. Therefore, in the event that we (1) sell shares in this offering or sell additional shares in the future, including those issued pursuant to our distribution reinvestment plan, (2) sell securities that are convertible into shares of our common stock, (3) issue shares of our common stock in a private offering of securities to institutional investors, (4) issue shares of our common stock upon the exercise of the options granted to our independent directors, (5) issue shares to our advisor, its successors or assigns, in payment of an outstanding fee obligation as set forth under our advisory agreement, or (6) issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of Cole OP II, existing stockholders and investors purchasing shares in this offering will likely experience dilution of their equity investment in us. In addition, the partnership agreement for Cole OP II contains provisions that would allow, under certain circumstances, other entities, including other Cole-sponsored programs, to merge into or cause the exchange or conversion of their interest for interests of Cole OP II. Because the limited partnership interests of Cole OP II may, in the discretion of our board of directors, be exchanged for shares of our common stock, any merger, exchange or conversion between Cole OP II and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons described in this “Risk Factors” section, you should not expect to be able to own a significant percentage of our shares.

Payment of fees to Cole Advisors II and its affiliates will reduce cash available for investment and distribution.
      Cole Advisors II and its affiliates will perform services for us in connection with the offer and sale of the shares, the selection and acquisition of our investments, and the management and leasing of our properties, the servicing our mortgage loans, if any, and the administration of our other investments. They will be paid substantial fees for these services, which will reduce the amount of cash available for investment in properties or distribution to stockholders. For a more detailed discussion of these fees, see the “Management Compensation” section of this prospectus.

We may be unable to pay or maintain cash distributions or increase distributions over time.
      There are many factors that can affect the availability and timing of cash distributions to stockholders. Distributions will be based principally on cash available from our operations. The amount of cash available for distributions will be affected by many factors, such as our ability to buy properties as offering proceeds become available, the yields on securities of other real estate programs that we invest in, and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. With no prior operating history, we cannot assure you that we will be able to pay or maintain distributions or that distributions will increase over time. Nor can we give any assurance that rents from the properties will increase, that the securities we buy will increase in value or provide constant or increased distributions over time, or that future acquisitions of real properties, mortgage loans or our investments in securities will increase our cash available for distributions to stockholders. Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rate to stockholders. For a description of the factors that can affect the availability and timing of cash distributions to stockholders, see the section of this prospectus captioned “Description of Shares — Distributions Policy.”

If we are unable to obtain funding for future capital needs, cash distributions to our stockholders and the value of our investments could decline.
      When tenants do not renew their leases or otherwise vacate their space, we will often need to expend substantial funds for tenant improvements to the vacated space in order to attract replacement tenants. In addition, although we expect that our leases with tenants will require tenants to pay routine property maintenance costs, we will likely be responsible for any major structural repairs, such as repairs to the foundation, exterior walls and rooftops.
      We will use substantially all of this offering’s gross proceeds to buy real estate and pay various fees and expenses. We do not intend to reserve any proceeds from this offering for future capital needs. Accordingly, if we need additional capital in the future to improve or maintain our properties or for any other reason, we will have to obtain financing from other sources, such as cash flow from operations, borrowings, property sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both.
General Risks Related to Investments in Real Estate

Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.
      Our operating results will be subject to risks generally incident to the ownership of real estate, including:

•	changes in general economic or local conditions;

•	changes in supply of or demand for similar or competing properties in an area;

•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws; and

•	periods of high interest rates and tight money supply.
      These and other reasons may prevent us from being profitable or from realizing growth or maintaining the value of our real estate properties.

Most of our retail properties will depend upon a single tenant for all of their rental income, and our financial condition and ability to make distributions may be adversely affected by the bankruptcy or insolvency, a downturn in the business, or a lease termination of a single tenant.
      We expect that most of our properties will be occupied by only one tenant and, therefore, the success of those properties will be materially dependent on the financial stability of such tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions we pay. A default of a tenant on its lease payments to us would cause us to lose the revenue from the property and force us to find an alternative source of revenue to meet any mortgage payment and prevent a foreclosure if the property is subject to a mortgage. In the event of a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting the property. If a lease is terminated, there is no assurance that we will be able to lease the property for the rent previously received or sell the property without incurring a loss. A default by a tenant, the failure of a guarantor to fulfill its obligations or other premature termination of a lease, or a tenant’s election not to extend a lease upon its expiration, could have an adverse effect on our financial condition and our ability to pay distributions.

If a tenant declares bankruptcy, we may be unable to collect balances due under relevant leases.
      Any or all of the tenants, or a guarantor of a tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. Such a bankruptcy filing would bar all efforts by us to collect pre-bankruptcy debts from these entities or their properties, unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If a lease is assumed, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim is capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. This claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims.
      A tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. Such an event could cause a decrease or cessation of rental payments that would mean a reduction in our cash flow and the amount available for distributions to you. In the event of a bankruptcy, we cannot assure you that the tenant or its trustee will assume our lease. If a given lease, or guaranty of a lease, is not assumed, our cash flow and the amounts available for distributions to you may be adversely affected.

If a sale-leaseback transaction is re-characterized, our financial condition could be adversely affected.
      We may enter into sale-leaseback transactions, whereby we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale-leaseback may be re-characterized as either a financing or a joint venture, either of which outcomes could adversely affect our business.
      If the sale-leaseback were re-characterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. These outcomes could adversely affect our cash flow and the amount available for distributions to you.
      If the sale-leaseback were re-characterized as a joint venture, our lessee and we could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property. The imposition of liability on us could adversely affect our cash flow and the amount available for distributions to our stockholders.

Properties that have vacancies for a significant period of time could be difficult to sell, which could diminish the return on your investment.
      A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash to be distributed to stockholders. In addition, because properties’ market values depend principally upon the value of the properties’ leases, the resale value of properties with prolonged vacancies could suffer, which could further reduce your return.

We may obtain only limited warranties when we purchase a property.
      The seller of a property will often sell such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property as well as the loss of rental income from that property.

We may be unable to secure funds for future tenant improvements, which could adversely impact our ability to pay cash distributions to our stockholders.
      When tenants do not renew their leases or otherwise vacate their space, it is usual that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. We will use substantially all of this offering’s gross proceeds to buy real estate and pay various fees and expenses. We do not intend to reserve any proceeds from this offering for future capital needs. Accordingly, if we need additional capital in the future to improve or maintain our properties or for any other reason, we will have to obtain financing from other sources, such as cash flow from operations, borrowings, property sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both.

Our inability to sell a property when we desire to do so could adversely impact our ability to pay cash distributions to you.
      The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property.
      We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.
      In acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would restrict our ability to sell a property.

We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such property, which may lead to a decrease in the value of our assets.
      Many of our leases will not contain rental increases over time. Therefore, the value of the property to a potential purchaser may not increase over time, which may restrict our ability to sell a property, or in the event we are able to sell such property, may lead to a sale price less than the price that we paid to purchase the property.

We may acquire or finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.
      Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. These provisions would affect our ability to turn our investments into cash and thus affect cash available for distributions to you. Lock out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties.

      Lock-out provisions could impair our ability to take actions during the lock-out period that would otherwise be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of the shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

Rising expenses could reduce cash flow and funds available for future acquisitions.
      Any properties that we buy in the future, will be subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses. The properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses.
      While some of our properties may be leased on a triple-net-lease basis or require the tenants to pay a portion of such expenses, renewals of leases or future leases may not be negotiated on that basis, in which event we will have to pay those costs. If we are unable to lease properties on a triple-net-lease basis or on a basis requiring the tenants to pay all or some of such expenses, or if tenants fail to pay required tax, utility and other impositions, we could be required to pay those costs which could adversely affect funds available for future acquisitions or cash available for distributions.

Adverse economic conditions will negatively affect our returns and profitability.
      Recent geopolitical events have exacerbated the general economic slowdown that has affected the nation as a whole and the local economies where our properties may be located. The following market and economic challenges may adversely affect our operating results:

•	poor economic times may result in tenant defaults under leases;

•	re-leasing may require concessions or reduced rental rates under the new leases; and

•	increased insurance premiums, resulting in part from the increased risk of terrorism, may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Increased insurance premiums may make it difficult to increase rents to tenants on turnover, which may adversely affect our ability to increase our returns.
      Our operations could be negatively affected to the extent that an economic downturn is prolonged or becomes more severe.

If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits.
      Each tenant is responsible for insuring its goods and premises and, in some circumstances, may be required to reimburse us for a share of the cost of acquiring comprehensive insurance for the property, including casualty, liability, fire and extended coverage customarily obtained for similar properties in amounts that our advisor determines are sufficient to cover reasonably foreseeable losses. Tenants of single-user properties leased on a triple-net-lease basis typically are required to pay all insurance costs associated with those properties. Material losses may occur in excess of insurance proceeds with respect to any property, as insurance may not be sufficient to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase specific coverage against terrorism as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our potential properties. In these instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that will have adequate coverage for such losses. The Terrorism Risk Insurance Act of 2002 is designed for a sharing of terrorism losses between insurance companies and the federal government. We cannot be certain how this act will impact us or what additional cost to us, if any, could result. If such an event damaged or destroyed one or more of our properties, we could lose both our invested capital and anticipated profits from such property.

Terrorist attacks, such as the attacks that occurred in New York and Washington, D.C. on September 11, 2001, and other acts of violence or war may affect the markets in which we operate, our operations and our profitability.
      Terrorist attacks may negatively affect our operations and your investment in our common shares. We cannot assure you that there will not be further terrorist attacks against the United States or United States businesses. Properties we may acquire may be located in areas that may be susceptible to attack, which may make these properties more likely to be viewed as terrorist targets than similar, less recognizable properties. These attacks or armed conflicts may directly impact the value of our properties through damage, destruction, loss or increased security costs. We may obtain terrorism insurance as required by our lenders. The terrorism insurance that we obtain may not be sufficient to cover loss for damages to our properties as a result of terrorist attacks. In addition, certain losses resulting from these types of events are uninsurable and others would not be covered by our current terrorism insurance. Additional terrorism insurance may not be available at a reasonable price or at all.
      The United States’ armed conflict in Iraq and other parts of the world could have a further impact on our tenants. The consequences of any armed conflict are unpredictable, and we may not be able to foresee events that could have an adverse effect on our business or your investment.
      More generally, any of these events could result in increased volatility in or damage to the United States and worldwide financial markets and economy. They also could result in a continuation of the current economic uncertainty in the United States or abroad. Our revenues will be dependent upon payment of rent by retailers, which may be particularly vulnerable to uncertainty in the local economy. Adverse economic conditions could affect the ability of our tenants to pay rent, which could have a material adverse effect on our operating results and financial condition, as well as our ability to pay distributions to stockholders.

Real estate related taxes may increase and if these increases are not passed on to tenants, our income will be reduced.
      Some local real property tax assessors may seek to reassess some of our properties as a result of our acquisition of the property. Generally, from time to time our property taxes increase as property values or assessment rates change or for other reasons deemed relevant by the assessors. An increase in the assessed valuation of a property for real estate tax purposes will result in an increase in the related real estate taxes on that property. Although some tenant leases may permit us to pass through such tax increases to the tenants for payment, there is no assurance that renewal leases or future leases will be negotiated on the same basis. Increases not passed through to tenants will adversely affect our income, cash available for distributions, and the amount of distributions to you.

Revenue from our properties depends on the amount of our tenants’ retail revenue, making us vulnerable to general economic downturns and other conditions affecting the retail industry.
      Some of our leases may provide for base rent plus contractual base rent increases. Some of our leases may also include a percentage rent clause for additional rent above the base amount based upon a specified percentage of the sales our tenants generate.

      Under those leases that contain percentage rent clauses, our revenue from tenants may decrease as the sales of our tenants decrease. Generally, retailers face declining revenues during downturns in the economy. As a result, the portion of our revenue that we derive from percentage rent leases could decline upon a general economic downturn.

CC&Rs may restrict our ability to operate a property.
      Some of our properties will most likely be contiguous to other parcels of real property, comprising part of the same shopping center development. In connection therewith, there will likely exist significant covenants, conditions and restrictions, known as “CC&Rs,” restricting the operation of such property and any improvements on that property, and related to granting easements on that property. Moreover, the operation and management of the contiguous properties may impact such property. Compliance with CC&Rs may adversely affect our operating costs and reduce the amount of funds that we have available to pay distributions.

Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.
      While we do not currently intend to do so, we may use proceeds from this offering to acquire and develop properties upon which we will construct improvements. We will be subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities and/or community groups, and our builder’s ability to build in conformity with plans, specifications, budgeted costs, and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.
      While we do not currently intend to do so, we may invest in unimproved real property. Returns from development of unimproved properties are also subject to risks associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups. Although we intend to limit any investment in unimproved property to property we intend to develop, your investment nevertheless is subject to the risks associated with investments in unimproved real property.

If we contract with an affiliated development company for newly developed property, we cannot guarantee that our earnest money deposit made to the development company will be fully refunded.
      While we currently do not have an affiliated development company, our sponsor and/or its affiliates may form a development company. In such an event, we may enter into one or more contracts, either directly or indirectly through joint ventures with affiliates or others, to acquire real property from an affiliate of Cole Advisors II that is engaged in construction and development of commercial real properties. Properties acquired from an affiliated development company may be either existing income-producing properties, properties to be developed or properties under development. We anticipate that we will be obligated to pay a substantial earnest money deposit at the time of contracting to acquire such properties. In the case of properties to be developed by an affiliated development company, we anticipate that we will be required to close the purchase of the property upon completion of the development of the property by our affiliate. At the time of contracting and the payment of the earnest money deposit by us, our development company affiliate typically will not have acquired title to any real property. Typically, our development company affiliate will only have a contract to acquire land, a development agreement to develop a building on the land and an agreement with one or more tenants to lease all or part of the property upon its completion. We may enter into such a contract with our development company affiliate even if at the time of contracting we have not yet raised sufficient proceeds in our offering to enable us to close the purchase of such property. However, we will not be required to close a purchase from our development company affiliate, and will be entitled to a refund of our earnest money, in the following circumstances:

•	our development company affiliate fails to develop the property;

•	all or a specified portion of the pre-leased tenants fail to take possession under their leases for any reason; or

•	we are unable to raise sufficient proceeds from our offering to pay the purchase price at closing.
      The obligation of our development company affiliate to refund our earnest money will be unsecured, and no assurance can be made that we would be able to obtain a refund of such earnest money deposit from it under these circumstances since our development company affiliate may be an entity without substantial assets or operations. However, our development company affiliate’s obligation to refund our earnest money deposit may be guaranteed by Fund Realty Advisors, our property manager, which will enter into contracts to provide property management and leasing services to various Cole-sponsored programs, including us, for substantial monthly fees. As of the time Fund Realty Advisors may be required to perform under any guaranty, we cannot assure that Fund Realty Advisors will have sufficient assets to refund all of our earnest money deposit in a lump sum payment. If we were forced to collect our earnest money deposit by enforcing the guaranty of Fund Realty Advisors, we will likely be required to accept installment payments over time payable out of the revenues of Fund Realty Advisors’ operations. We cannot assure you that we would be able to collect the entire amount of our earnest money deposit under such circumstances. See “Investment Objectives and Policies — Acquisition and Investment Policies.”

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.
      We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

Our properties will face competition that may affect tenants’ ability to pay rent and the amount of rent paid to us may affect the cash available for distributions and the amount of distributions.
      We intend to locate our properties in developed areas. Therefore, there are and will be numerous other retail properties within the market area of each of our properties that will compete with us for tenants. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for customer traffic and creditworthy tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties that we would not have otherwise made, thus affecting cash available for distributions, and the amount available for distributions to you.

Delays in acquisitions of properties may an have adverse effect on your investment.
      There may be a substantial period of time before the proceeds of this offering are invested. Delays we encounter in the selection, acquisition and/or development of properties could adversely affect your returns. Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the payment of cash distributions attributable to those particular properties.

Costs of complying with governmental laws and regulations, including those relating to environmental matters, may adversely affect our income and the cash available for any distributions.
      All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. This liability could be substantial. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such property as collateral for future borrowings.
      Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply, and that may subject us to liability in the form of fines or damages for noncompliance. Any material expenditures, fines, or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.
      State and federal laws in this area are constantly evolving, and we intend to monitor these laws and take commercially reasonable steps to protect ourselves from the impact of these laws, including obtaining environmental assessments of most properties that we acquire; however, we will not obtain an independent third-party environmental assessment for every property we acquire. In addition, we cannot assure you that any such assessment that we do obtain will reveal all environmental liabilities or that a prior owner of a property did not create a material environmental condition not known to us. We cannot predict what other environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted, or what environmental conditions may be found to exist in the future. We cannot assure you that our business, assets, results of operations, liquidity or financial condition will not be adversely affected by these laws, which may adversely affect cash available for distributions, and the amount of distributions to you.

If we sell properties by providing financing to purchasers, defaults by the purchasers would adversely affect our cash flows.
      If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash. However, in some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default, which could negatively impact our cash distributions to stockholders. Even in the absence of a purchaser default, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon the sale are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to pay cash distributions to our stockholders.

Our recovery of an investment in a mortgage that has defaulted may be limited.
      There is no guarantee that the mortgage, loan or deed of trust securing an investment will, following a default, permit us to recover the original investment and interest that would have been received absent a default. The security provided by a mortgage, deed of trust or loan is directly related to the difference between the amount owed and the appraised market value of the property. Although we intend to rely on a current real estate appraisal when we make the investment, the value of the property is affected by factors outside our control, including general fluctuations in the real estate market, rezoning, neighborhood changes, highway relocations and failure by the borrower to maintain the property.

Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions.
      Our properties will be subject to the Americans with Disabilities Act of 1990 (Disabilities Act). Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally requires that buildings and services, including restaurants and retail stores, be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. We will attempt to acquire properties that comply with the Disabilities Act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the Disabilities Act. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for Disabilities Act compliance may affect cash available for distributions and the amount of distributions to you.
Risks Associated with Debt Financing

We may incur mortgage indebtedness and other borrowings, which may increase our business risks.
      We expect that in most instances, we will acquire real properties by using either existing financing or borrowing new funds. In addition, we may incur mortgage debt and pledge all or some of our real properties as security for that debt to obtain funds to acquire additional real properties. We may borrow if we need funds to satisfy the REIT tax qualification requirement that we distribute at least 90.0% of our annual REIT taxable income to our stockholders. We may also borrow if we otherwise deem it necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.
      If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on a property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we provide a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected.

High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make.
      If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, we may not be able to finance the properties and our income could be reduced. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing more stock or by borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.
      When providing financing, a lender could impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage or replace Cole Advisors II as our advisor. These or other limitations may adversely affect our flexibility and our ability to achieve our operating plans.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay distributions to our stockholders.
      We expect that we will incur indebtedness in the future. Interest we pay will reduce cash available for distributions. Additionally, if we incur variable rate debt, increases in interest rates would increase our interest costs, which could reduce our cash flows and our ability to pay distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times that may not permit realization of the maximum return on such investments.

We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment.
      Our charter generally limits us to incurring debt no greater than 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of all of our assets, unless any excess borrowing is approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report, along with a justification for such excess borrowing. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

We anticipate that during the term of this offering we will request that our independent directors approve our ability to incur debt greater than the debt limit discussed above.
      During the term of this offering, we may want to conserve our cash resources. Therefore, we anticipate that we will, upon the approval of a majority of our independent directors, incur debt that is in excess of 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of all of our assets. We anticipate that we will receive, from time to time, such authority. This will result in our having a greater than normal debt servicing payments, which may restrict our ability to purchase additional properties or the availability of cash to make distributions to our stockholders.
Risks Associated with Section 1031 Exchange Transactions and Tenant-in-Common Investments

We may have increased exposure to liabilities from litigation as a result of our participation in a Tenant-in-Common Program.
      Cole Capital Partners, an affiliate of our advisor, has developed Tenant-in-Common Programs to facilitate the acquisition of real estate properties to be owned in co-tenancy arrangements with persons who are looking to invest proceeds from a sale of real estate to qualify for like-kind exchange treatment under Section 1031 of the Internal Revenue Code. We may participate in the Tenant-in-Common program by either co-investing in the property with the Cole Exchange Entity or purchasing a tenant-in common interest from the Cole Exchange Entity, generally at the Cole Exchange Entity’s cost. Changes in tax laws may result in Tenant-in-Common Programs no longer being available, which may adversely affect such programs or cause them not to achieve their intended value. The Cole Exchange Entities are affiliates of our advisor, and, as such, even though we do not sponsor these Tenant-in-Common Programs, we may be named in or otherwise required to defend against any lawsuits brought by Tenant-in-Common Participants because of our affiliation with sponsors of such transactions. Furthermore, in the event that the Internal Revenue Service conducts an audit of the purchasers of co-tenancy interests and successfully challenges the qualification of the transaction as a like-kind exchange, purchasers of co-tenancy interests may file a lawsuit against the entity offering the co-tenancy interests, its sponsors, and/or us. In such event we may be involved in one or more such offerings and could therefore be named in or otherwise required to defend against lawsuits brought by other Tenant-in-Common Participants. Any amounts we are required to expend defending any such claims will reduce the amount of funds available for investment by us in properties or other investments and may reduce the amount of funds available for distribution to our stockholders. In addition, disclosure of any such litigation may adversely affect our ability to raise additional capital in the future through the sale of stock.

We may be subject to risks associated with Tenant-in-Common Programs inherent in ownership of co-tenancy interests with non-affiliated third parties.
      In connection with some of our property acquisitions, we currently or subsequently may become tenant-in-common owners of properties in which Cole Exchange Entities sell tenant-in-common interests to Tenant-in-Common Participants. As an owner of tenant-in-common interests in properties, we will be subject to the risks interest to the ownership of co-tenancy interests with unrelated third parties. In a substantial majority of these transactions, the underlying property serves as collateral for the mortgage loan to finance the purchase of the property. To the extent the loan is not repaid in full as part of the Tenant-in-Common Program, the loan remains outstanding after the sale of the co-tenancy interests to the Tenant-in-Common Participants. Each co-tenant is a borrower under the loan agreements. However, these loans generally are non-recourse against the Tenant-in-Common Participants interests and are secured by the real property. However, the Tenant-in-Common Participants are required to indemnify, and become liable to, the lender for customary carve-outs under the applicable financing documents, including but not limited to fraud or intentional misrepresentation by a co-tenant or a guarantor of the loan, physical waste of the property, misapplication or misappropriation of insurance proceeds, and failure to pay taxes.

We will be subject to risks associated with the co-tenants in our co-tenancy arrangements that otherwise may not be present in other real estate investments.
      We may enter in tenant-in-common or other co-tenancy arrangements with respect to a portion of the properties we acquire. Ownership of co-tenancy interests involves risks generally not otherwise present with an investment in real estate such as the following:

•	the risk that a co-tenant may at any time have economic or business interests or goals that are or become inconsistent with our business interests or goals;

•	the risk that a co-tenant may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives;

•	the possibility that an individual co-tenant might become insolvent or bankrupt, or otherwise default under the applicable mortgage loan financing documents, which may constitute an event of default under all of the applicable mortgage loan financing documents or allow the bankruptcy court to reject the tenants-in-common agreement or management agreement entered into by the co-tenants owning interests in the property;

•	the possibility that a co-tenant might not have adequate liquid assets to make cash advances that may be required in order to fund operations, maintenance and other expenses related to the property, which could result in the loss of current or prospective tenants and may otherwise adversely affect the operation and maintenance of the property, and could cause a default under the mortgage loan financing documents applicable to the property and may result in late charges, penalties and interest, and may lead to the exercise of foreclosure and other remedies by the lender;

•	the risk that a co-tenant could breach agreements related to the property, which may cause a default under, or result in personal liability for, the applicable mortgage loan financing documents, violate applicable securities law and otherwise adversely affect the property and the co-tenancy arrangement; or

•	the risk that a default by any co-tenant would constitute a default under the applicable mortgage loan financing documents that could result in a foreclosure and the loss of all or a substantial portion of the investment made by the co-tenants.
Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce the amount available for distribution to our stockholders.
      In the event that our interests become adverse to those of the other co-tenants, we will not have the contractual right to purchase the co-tenancy interests from the other co-tenants. Even if we are given the opportunity to purchase such co-tenancy interests in the future, we cannot guarantee that we will have sufficient funds available at the time to purchase co-tenancy interests from the Tenant-in-Common Participants.
      We might want to sell our co-tenancy interests in a given property at a time when the other co-tenants in such property do not desire to sell their interests. Therefore, we may not be able to sell our interest in a property at the time we would like to sell. In addition, we anticipate that it will be much more difficult to find a willing buyer for our co-tenancy interests in a property than it would be to find a buyer for a property we owned outright.
Federal Income Tax Risks

Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions.
      Morris, Manning & Martin, LLP, our legal counsel, has rendered its opinion that we will qualify as a REIT, based upon our representations as to the manner in which we are and will be owned, invest in assets and operate, among other things. However, our qualification as a REIT will depend upon our ability to meet, through investments, actual operating results, distributions and satisfaction of specific stockholder rules, the various tests imposed by the Internal Revenue Code. Morris, Manning & Martin, LLP will not review these operating results or compliance with the qualification standards on an ongoing basis. This means that we may fail to satisfy the REIT requirements in the future. Also, this opinion represents Morris, Manning & Martin, LLP’s legal judgment based on the law in effect as of the date of this prospectus. Morris, Manning & Martin, LLP’s opinion is not binding on the Internal Revenue Service or the courts and we will not apply for a ruling from the Internal Revenue Service regarding our status as a REIT. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.
      If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the distributions paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

Recharacterization of the Tenant-in-Common Programs may result in a 100% tax on income from a prohibited transaction, which would diminish our cash distributions to you.
      The Internal Revenue Service could recharacterize transactions under the Tenant in Common Program such that Cole OP II, rather than the Tenant-in-Common Participant, is treated as the bona fide owner, for tax purposes, of properties acquired and resold by a Tenant-in-Common Participant in connection with the Tenant-in-Common Programs. Such characterization could result in the fees paid to Cole OP II by a Tenant-in-Common Participant as being deemed income from a prohibited transaction, in which event the fee income paid to us in connection with the Tenant-in-Common Programs would be subject to a 100% penalty tax. If this occurs, our ability to pay cash distributions to you will be adversely affected. We anticipate that the Cole Exchange Entity will obtain a legal opinion in connection with each Tenant-in-Common Program to the effect that the program will qualify as a like-kind exchange under Section 1031 of the Internal Revenue Code. However, no assurance can be given that the Internal Revenue Service will not take a position contrary to such an opinion.

Recharacterization of sale-leaseback transactions may cause us to lose our REIT status.
      We may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction so that the lease will be characterized as a “true lease,” thereby allowing us to be treated as the owner of the property for federal income tax purposes, we cannot assure you that the IRS will not challenge such characterization. In the event that any sale-leaseback transaction is challenged and recharacterized as a financing transaction or loan for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the REIT qualification “asset tests” or the “income tests” and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.

You may have tax liability on distributions you elect to reinvest in our common stock.
      If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.
      Even if we qualify and maintain our status as a REIT, we may be subject to federal income taxes or state taxes. For example, net income from a “prohibited transaction” will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of Cole OP II or at the level of the other companies through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to you.

Legislative or regulatory action could adversely affect investors.
      Under recently enacted tax legislation, the tax rate applicable to qualifying corporate distributions received by individuals prior to 2009 has been reduced to a maximum rate of 15.0%. This special tax rate is generally not applicable to distributions paid by a REIT, unless such distributions represent earnings on which the REIT itself has been taxed. As a result, distributions (other than capital gain distributions) we pay to individual investors generally will be subject to the tax rates that are otherwise applicable to ordinary income, which currently are as high as 35.0%. This change in law may make an investment in our shares comparatively less attractive to individual investors than an investment in the shares of non-REIT corporations, and could have an adverse effect on the value of our common stock. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in our common stock and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our common stock. You should also note that our counsel’s tax opinion assumes that no legislation will be enacted after the date of this prospectus that will be applicable to an investment in our shares.

Foreign purchasers of our common stock may be subject to FIRPTA tax upon the sale of their shares.
      A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax, known as FIRPTA tax, on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50.0% of the REIT’s stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence.
      We cannot assure you that we will qualify as a “domestically controlled” REIT. If we were to fail to so qualify, gain realized by foreign investors on a sale of our shares would be subject to FIRPTA tax, unless our shares were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5.0% of the value of our outstanding common stock. See “Federal Income Tax Considerations — Special Tax Considerations for Non-U.S. Stockholders — Sale of our Shares by a Non-U.S. Stockholder.”

There are special considerations that apply to pension or profit-sharing trusts or IRAs investing in our shares.
      If you are investing the assets of a pension, profit-sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our common stock, you should satisfy yourself that, among other things:

•	your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of ERISA;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce UBTI for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.
      For a more complete discussion of the foregoing issues and other risks associated with an investment in shares by retirement plans, please see the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
      This prospectus contains forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions. Although we believe that our expectations reflected in the forward-looking statements are based on reasonable assumptions, these expectations may not prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include those set forth above, as well as general economic, business and market conditions, changes in federal and local laws and regulations and increased competitive pressures.

ESTIMATED USE OF PROCEEDS
      The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell either the minimum offering of 250,000 shares, or the maximum offering of $495,750,000 of shares, respectively, of common stock pursuant to this offering. Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Assuming a maximum offering we expect that approximately 88.6% of the money that stockholders invest will be used to buy real estate or make other investments, while the remaining approximately 11.4% will be used for working capital, including reserves for working capital, and to pay expenses and fees including the payment of fees to Cole Advisors II, our advisor, and Cole Capital Corporation, our dealer manager.

	Minimum Offering		Maximum Offering

	Amount(1)	Percent	Amount(2)	Percent

Gross Offering Proceeds	$2,500,000	100.0%	$495,750,000	100.0%
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee(3)	212,500	8.5%	38,250,000	7.7%
Organization and Offering Expenses(4)	37,500	1.5%	7,436,250	1.5%

Amount Available for Investment(5)	$2,250,000	90.0%	$450,063,750	90.8%
Acquisition and Development:
Acquisition and Advisory Fees(6)	43,902	1.8%	8,781,732	1.8%
Acquisition Expenses(7)	10,976	0.4%	2,195,433	0.4%
Initial Working Capital Reserve(8)	0	0%	0	0%

Amount Invested in Properties(9)	$2,195,122	87.8%	$439,086,585	88.6%

(1)	Assumes the minimum offering of 250,000 shares are sold in this offering.

(2)	Assumes the maximum offering is sold, which includes 45,000,000 shares offered to the public at $10.00 per share and 5,000,000 shares offered pursuant to our distribution reinvestment plan at $9.15 per share.

(3)	Includes selling commissions equal to 7.0% of aggregate gross offering proceeds, which commissions may be reduced under certain circumstances, and a dealer manager fee equal to 1.5% of aggregate gross offering proceeds, both of which are payable to the dealer manager, an affiliate of our advisor. The dealer manager, in its sole discretion, may reallow selling commissions of up to 7.0% of gross offering proceeds to other broker-dealers participating in this offering attributable to the units sold by them and may reallow its dealer manager fee up to 1.5% of gross offering proceeds in marketing fees and due diligence expenses to broker-dealers participating in this offering based on such factors including the participating broker-dealer’s level of marketing support, level of due diligence review and success of its sales efforts, each as compared to those of the other participating broker-dealers. Additionally, we will not pay a selling commission or a dealer manager fee on shares purchased pursuant to our distribution reinvestment plan. The amount of selling commissions may be reduced under certain circumstances for volume discounts. See the “Plan of Distribution” section of this prospectus for a description of such provisions.

(4)	Organization and offering expenses consist of reimbursement of actual legal, accounting, printing and other accountable offering expenses, including amounts to reimburse Cole Advisors II, our advisor, for marketing, salaries and direct expenses of its employees while engaged in registering and marketing the shares and other marketing and organization costs, other than selling commissions and the dealer manager fee. Cole Advisors II and its affiliates will be responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 1.5% of gross offering proceeds without recourse against or reimbursement by us. We currently estimate that approximately $7,436,250 of organization and offering costs will be incurred if the maximum offering of 50,000,000 (approximately $495,750,000) shares is sold.

(5)	Until required in connection with the acquisition and development of properties, substantially all of the net proceeds of the offering and, thereafter, any working capital reserves we may have may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

(6)	Acquisition and advisory fees are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in and the purchase, development or construction of properties. We will pay our advisor, acquisition and advisory fees up to a maximum amount of 2.0% of the contract purchase price of each property acquired, which for purposes of this table we have assumed is an aggregate amount equal to our estimated amount invested in properties. Acquisition and advisory fees do not include acquisition expenses. For purposes of this table, we have assumed that no financing is used to acquire properties or other real estate assets.

(7)	Acquisition expenses include legal fees and expenses, travel expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of real estate properties. For purposes of this table, we have assumed expenses of 0.5% of average invested assets, which for purposes of this table we have assumed is our estimated amount invested in properties; however, expenses on a particular acquisition may be higher. Notwithstanding the foregoing, pursuant to our charter, the total of all acquisition expenses and acquisition fees payable with respect to a particular property or investment shall be reasonable, and shall not exceed an amount equal to 6% of the contract price of the property, or in the case of a mortgage loan 6% of the funds allowed.

(8)	Working capital reserves typically are utilized for extraordinary expenses that are not covered by revenue generation of the property, such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender may require its own formula for escrow of working capital reserves. We do not expect to maintain working capital reserves.

(9)	Includes amounts anticipated to be invested in properties net of fees and expenses.

MANAGEMENT
General
      We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained Cole Advisors II to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board’s supervision. Our charter has been reviewed and ratified by at least a majority of our board of directors, including the independent directors. This ratification by our board of directors is required by the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, also known as the NASAA REIT Guidelines.
      Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors but may not be fewer than three nor more than 15, provided, however, that there may be fewer than three directors at any time that we have only one stockholder of record. We have a total of three directors, including two independent directors. Our charter provides that, from and after the commencement of this offering, a majority of the directors must be independent directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of Cole Advisors II or its affiliates or any other real estate investment trust organized by our sponsor or advised by Cole Advisors II, has not otherwise been affiliated with such entities for the previous two years and does not serve as a director of more than three REITs organized by Christopher H. Cole or advised by Cole Advisors II. Of our three directors, two will be considered independent directors. There are no family relationships among any of our directors or officers, or officers of our advisor. Each director who is not an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. At least one of the independent directors must have at least three years of relevant real estate experience. Currently, each of our directors has substantially in excess of three years of relevant real estate experience.
      During the discussion of a proposed transaction, independent directors may offer ideas for ways in which transactions may be structured to offer the greatest value to us, and our management will take these suggestions into consideration when structuring transactions. Each director will serve until the next annual meeting of stockholders or until his or her successor has been duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.
      Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting properly called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. Neither our advisor, any member of our board of directors nor any of their affiliates may vote or consent on matters submitted to the stockholders regarding the removal of our advisor or any director after we accept any subscriptions for the purchase of shares in this offering. In determining the requisite percentage in interest required to approve such a matter after we accept any subscriptions for the purchase of shares in this offering, any shares owned by such persons will not be included.
      Any vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors. Independent directors shall nominate replacements for vacancies in the independent director positions. If at any time there are no directors in office, successor directors shall be elected by the stockholders. Each director will be bound by the charter and the bylaws.
      The directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties require. The directors will meet quarterly or more frequently if necessary. We do not expect that the directors will be required to devote a substantial portion of their time to discharge their duties as our directors. Consequently, in the exercise of their responsibilities, the directors will be relying heavily on our advisor. Our directors shall have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor. The board is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us in any other capacity.
      Our board of directors will have written policies on investments and borrowing, the expected terms of which are set forth in this prospectus. The directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of the stockholders.
      The board also will be responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders. In addition, a majority of the directors, including a majority of the independent directors who are not otherwise interested in the transaction, must approve all transactions with Cole Advisors II or its affiliates. The independent directors will also be responsible for reviewing the performance of Cole Advisors II and determining that the compensation to be paid to Cole Advisors II is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. Specifically, the independent directors will consider factors such as:

•	the amount of the fees paid to Cole Advisors II in relation to the size, composition and performance of our investments;

•	the success of Cole Advisors II in generating appropriate investment opportunities;

•	rates charged to other REITs, especially REITs of similar structure, and other investors by advisors performing similar services;

•	additional revenues realized by Cole Advisors II and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by Cole Advisors II and the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by Cole Advisors II or its affiliates for its other clients.
      Neither our advisor nor any of its affiliates will vote or consent to the voting of shares of our common stock they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of Cole Advisors II, any non-independent director or any of their respective affiliates, or (2) any transaction between us and Cole Advisors II, any non-independent director or any of their respective affiliates.
Committees of the Board of Directors
      Our entire board of directors considers all major decisions concerning our business, including any property acquisitions. However, our bylaws provide that our board may establish such committees as the board believes appropriate. The board will appoint the members of the committee in the board’s discretion. Our bylaws require that a majority of the members of each committee of our board is to be comprised of independent directors.
Audit Committee
      Our board of directors has established an audit committee, which consists of our two independent directors. The audit committee, by approval of at least a majority of the members, selects the independent registered public accounting firm to audit our annual financial statements, reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves the audit and non-audit services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. Our board of directors has adopted a charter for the audit committee that sets forth its specific functions and responsibilities.
Compensation Committee
      Our board of directors has established a compensation committee which consists of our two independent directors. The primary purpose of the compensation committee will be to oversee our compensation programs. Our board of directors has adopted a charter for the compensation committee that sets forth its specific functions and responsibilities.
Executive Officers and Directors
      We have provided below certain information about our executive officers and directors.

Name	Age	Position(s)

Christopher H. Cole	52	Chairman of the Board of Directors, Chief Executive Officer and President
Blair D. Koblenz	47	Executive Vice President and Chief Financial Officer
John M. Pons	41	Secretary
Marcus E. Bromley	55	Director
Elizabeth L. Watson	45	Director
      Christopher H. Cole has served as the chairman, chief executive officer and president of our company since our formation. He also has been the chief executive officer and president of Cole Advisors II since its formation. Mr. Cole also has served as the president and chief executive officer of Cole Capital Partners since 2003 and has been engaged as a general partner in the structuring and management of real estate limited partnerships since February 1979. He also is the chief executive officer and president of Cole Capital Advisors, Inc. (Cole Capital Advisors), Equity Fund Advisors, Inc. (Equity Fund Advisors), and Cole Advisors. Mr. Cole is the chief executive officer, president and treasurer of Fund Realty Advisors, Inc. (Fund Realty Advisors). He is the president of CHC Partners, which has served as the general partner in prior real estate programs, since 1985. Mr. Cole has been the president and chief executive officer of Cole Equities since 1980. He currently serves as executive vice president of Cole Capital Corporation. He has served as the chairman, chief executive officer and president of Cole REIT I since its formation. Mr. Cole served as the president of Cole Partnerships, Inc. from its formation to August 1995 and currently serves as chief executive officer.
      Blair D. Koblenz has served as executive vice president and chief financial officer of our company since its formation. He has been active in the structuring and financial management of commercial real estate investments for over 20 years. He is also executive vice president and chief financial officer of Cole Capital Partners, Cole Capital Advisors, Equity Fund Advisors, Cole Advisors and Cole Advisors II. Mr. Koblenz is the executive vice president, chief financial officer and secretary of Fund Realty Advisors. He has served as president of Cole Capital Corporation since December 2002 and previously served as vice president. He also serves as vice president and chief financial officer of Cole Partnerships, Partnership Advisors, Cole Real Estate Services, Inc., and CHC Partners. He serves as secretary of Cole Equities, a consulting company. Mr. Koblenz has served as a director and executive vice president/ chief financial officer of Cole REIT I since its formation in March 2004. Prior to joining Cole in 1994, he practiced in public accounting at Toback & Company, CPA from 1979 to 1982 with an emphasis in taxation and business planning. He then served in a financial officer capacity for real estate investment companies and operators in Arizona from 1982 to 1994. Mr. Koblenz received his B.S. degree in Accounting from Arizona State University and is a Certified Public Accountant, licensed in the State of Arizona. He holds the designation of Certified Financial Planner as authorized by the CFP Board of Standards and holds securities licenses. He is a member of the American Institute of CPAs, the Arizona Society of CPAs, the Financial Planning Association and the National Association of Real Estate Investment Trusts (NAREIT).
      John M. Pons has served as secretary of our company since its formation. He also is vice president and counsel of Cole Capital Partners, Cole Capital Advisors and Equity Fund Advisors, and is vice president, secretary and counsel of Cole Advisors and Cole Advisors II. From December 2001 until joining Cole in September 2003, Mr. Pons was associate general counsel and assistant secretary of GE Capital Franchise Finance Corporation. Prior to December 2001, Mr. Pons was engaged in a private legal practice. Mr. Pons has over nine years experience in all aspects of real estate law, including the acquisition, sale, leasing, development and financing of real property. Before attending law school, Mr. Pons was a Captain in the United States Air Force where he served from 1988 until 1992. Mr. Pons received a B.S. degree in Mathematics from Colorado State University and a M.S. degree in Administration from Central Michigan University before attending the University of Denver where he earned his J.D. (Order of St. Ives) in 1995.
      Marcus E. Bromley has been a member of our board of directors, chairman of our board’s audit committee and a member of our board’s compensation committee since May 2005. Mr. Bromley has served as a member of the board of trustees of Gables Residential Trust (GBP), a $2 billion multi-family residential REIT with operations in Texas, Atlanta, South Florida, Washington, D.C. and Southern California that is listed on the New York Stock Exchange, since December 1993. From December 1993 until June 2000, Mr. Bromley also served as the chief executive officer of Gables Residential Trust. Prior to joining Gables Residential Trust, Mr. Bromley was a division partner of Trammell Crow Residential from 1982 until 1993. Mr. Bromley holds a B.S. in Economics from Washington & Lee University and a M.B.A. from the University of North Carolina.
      Elizabeth L. Watson has been a member of our board of directors, the chairperson of our board’s audit committee and a member of our board’s compensation committee since May 2005. Since September 2003, Ms. Watson has been a partner in and has served as the chief operating officer for NGP Capital Partner III, LLC (NGP Capital). Prior to joining NGP Capital, she was a retail research analyst for Legg Mason Wood Walker from June 2002 until September 2003. From November 1997 until June 2002, Ms. Watson was a partner in and served as executive vice president and chief financial officer of National Government Properties (NGP). Before joining NGP, Ms. Watson served as the senior vice president, chief financial officer and treasurer of Government Properties Investors, Inc. (GPI) from June 1994 until March 1997. From 1992 until 1994, Ms. Watson served as senior vice president, chief financial officer and treasurer of Prime Retail, Inc., a publicly traded REIT that developed and owned factory outlet centers, and its predecessor company, The Prime Group. Ms. Watson received her B.S. Accounting and M.B.A. from the University of Maryland. She holds a Masters of Real Estate from John Hopkins University and an International Executive M.B.A. from Georgetown University. For the past ten years, she has been a lecturer for Johns Hopkins University’s Real Estate Master Program and has taught real estate accounting and taxation, real estate finance and real estate investments. She is a licensed certified public accountant and is a member of the Maryland Association of CPAs, NAREIT and the National Association of Real Estate Companies.
Compensation of Directors
      We pay each of our independent directors a retainer of $25,000 per year plus $2,000 for each board or board committee meeting the director attends in person ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee) and $250 for each meeting the director attends by telephone. In the event there are multiple meetings of the board and one or more committees in a single day, the fees will be limited to $2,500 per day ($3,000 for the chairperson of the audit committee if there is a meeting of such committee.) In addition, we have reserved 1,000,000 shares of common stock for future issuance upon the exercise of stock options that may be granted to our independent directors pursuant to our stock option plan (described below). We granted to each of our independent directors an option to purchase 5,000 shares of common stock at an exercise price equal to $9.15 per share (or greater, if such higher price is necessary so that such option shall not be considered a “nonqualified deferred compensation plan” under Section 409A of the Internal Revenue Code) as of the date each independent director was elected as a director. We expect that the independent directors will receive an additional 5,000-share option grant on the date of each annual meeting of stockholders, each with an exercise price equal to $9.15 per share during such time as we are offering shares to the public at $10.00 per share and thereafter at 100.0% of the then-current fair market value per share. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. If a director is also an employee of Cole REIT II or Cole Advisors II or their affiliates, we do not pay compensation for services rendered as a director. As of May 9, 2005, we had not paid compensation to any of our directors in their capacity as a member of our board of directors, other than granting options.
2004 Independent Directors’ Stock Option Plan
      We have adopted an independent directors’ stock option plan” that is designed to attract and retain independent directors by providing them with the opportunity to purchase our shares in order to attract and retain these directors. Options granted to our independent directors under the plan provide these directors with an incentive to increase the value of our shares and a stake in our future that corresponds to the stake of each of our stockholders. A total of 1,000,000 shares have been authorized and reserved for issuance under the plan.
      The plan is administered by our board of directors. All of our independent directors will be eligible to participate in the plan. The plan authorizes the grant of non-qualified stock options to our independent directors, subject to the absolute discretion of the board and the applicable limitations of the plan. We intend to grant options under our stock option plan to each qualifying director annually. The initial option grant generally will be made on the date the qualifying director first becomes a director, unless the grant would cause the director to exceed our 9.8% ownership limit, in which case the grant will be delayed. Annual grants are expected to be made on the date of each annual stockholder meeting in which the respective independent director is re-elected. The exercise price for the options granted under our independent director stock option plan initially would be $9.15 per share (or greater, if such higher price is necessary so that such options shall not be considered a “nonqualified deferred compensation plan” under Section 409A of the Internal Revenue Code). It is intended that the exercise price for future options granted under our independent director stock option plan will be at least 100.0% of the fair market value of our common stock as of the date that the option is granted.
      Options granted to independent directors under the plan will become exercisable on the first anniversary of the date of grant. Options granted under our stock option plan will lapse and no longer be exercisable on the first to occur of (1) the tenth anniversary of the date they are granted or (2) immediately following the date the director ceases to be a director for cause. Options granted under the plan may be exercised by payment of cash or through the delivery of shares of our common stock with a fair market value equal to the exercise price to be paid. No options issued under our stock option plan may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code.
      The term of the plan is ten years. Upon the earlier of our dissolution or liquidation, upon our reorganization, merger or consolidation with one or more corporations as a result of which we are not the surviving corporation, or upon the sale of all or substantially all of our properties, the plan will terminate, and any outstanding options will be forfeited. Alternatively, the board of directors may provide in writing in connection with any such transaction for any or all of the following alternatives:

•	the assumption by the successor corporation of the options granted or the replacement of the options with options exercisable into the stock of the successor corporation, or a parent or subsidiary of such corporation, with appropriate adjustments as to the number and kind of shares and exercise prices;

•	the continuance of the plan and the options by such successor corporation under the original terms; and/or

•	the payment in cash or shares of our common stock in lieu of and in complete satisfaction of such options.
Provisions Applicable to Our Stock Option Plan
      In no event shall an option be granted under our stock option plan to an independent director if the shares available for purchase subject to such grant, when added to all other shares available for purchase and all other shares purchased pursuant to other issued and outstanding options, would exceed 9.8% of the issued and outstanding shares of common stock determined as of the date of grant of such option. Except as otherwise provided in an option agreement, if a change of control occurs and the agreements effectuating the change of control do not provide for the assumption or substitution of all options granted under the plan, the board in its sole and absolute discretion, may, with respect to any or all of such options, take any or all of the following actions to be effective as of the date of the change of control (or as of any other date fixed by the board occurring within the 30-day period immediately preceding the date of the change of control, but only if such action remains contingent upon the change of control), such date being referred to herein as the “Action Effective Date”:

•	accelerate the vesting and/or exercisability of the non-assumed option;

•	unilaterally cancel any such non-assumed option that has not vested and/or that has not become exercisable;

•	unilaterally cancel such non-assumed option in exchange for:

+	whole and/or fractional shares (or for whole shares and cash in lieu of any fractional share) that, in the aggregate, are equal in value to the gain that could be realized by the award recipient upon the exercise of such option (taking into account vesting and/or exercisability of such option); or

+	cash or other property equal in value to the gain that could be realized upon the exercise of such option (taking into account vesting and/or exercisability of such option);

•	unilaterally cancel such non-assumed option after providing the holder of such option with (1) an opportunity to exercise such non-assumed option to the extent vested within a specified period prior to the date of the change of control, and (2) notice of such opportunity to exercise prior to the commencement of such specified period; and/or

•	unilaterally cancel such non-assumed option if there would be no gain realized upon the immediate exercise price of such option (taking into account vesting).
      If the number of our outstanding shares is changed into a different number or kind of shares or securities through a reorganization or merger in which we are the surviving entity, or through a combination, recapitalization or otherwise, an appropriate adjustment will be made in the number and kind of shares that may be issued pursuant to the exercise of options granted under the plan. A corresponding adjustment to the exercise price of such options granted prior to any change will also be made. Any such adjustment, however, will not change the total payment, if any, applicable to the portion of the options not exercised, but will change only the exercise price for each share.
Compliance with the American Jobs Creation Act
      As part of our strategy for compensating our independent directors, we intend to issue options to purchase our common stock in our independent directors’ stock option plan, which is described above. This method of compensating individuals may possibly be considered to be a “nonqualified deferred compensation plan” under Section 409A of the Internal Revenue Code (including amendment by the American Jobs Creation Act of 2004).
      Section 409A of the Internal Revenue Code is a recently enacted section that affects plans, agreements and arrangements that meet the definition of “nonqualified deferred compensation plans” under such provision. Under Section 409A, “nonqualified deferred compensation plans” must meet certain requirements regarding the timing of distributions or payments and the timing of agreements or elections to defer, and must also prohibit any possibility of acceleration of distributions or payments, as well as certain other requirements. Currently, based on the statutory language and the committee reports accompanying the statute, it is possible that some stock options (those with an exercise price that is less than the fair market value of the underlying stock as of the date of grant) could be considered as “nonqualified deferred compensation plans.”
      If Section 409A applies to any of the awards issued under the plan, or if Section 409A applies to any other arrangement or agreement that we may make, and if such award, arrangement or agreement does not meet the timing and prohibition requirements of Section 409A, then (i) all amounts deferred for all taxable years under the award, arrangement or agreement would be currently includible in gross income to the extent not subject to a substantial risk of forfeiture and not previously included in the gross income of the affected individual, (ii) interest at the underpayment rate plus one percentage point would be imposed on the underpayments that would have occurred had the compensation been includible in income when first deferred (or, if later, when not subject to a substantial risk of forfeiture), and (iii) a 20% additional tax is imposed on the amounts required to be included in income. Furthermore, if the affected individual is our employee, we would be required to withhold federal income taxes on this amount, although there may be no funds being paid to the individual from which we could withhold taxes. We will also be required to report on an appropriate form (W-2 or 1099) amounts which are deferred, whether or not they meet the requirements of new Section 409A, and if we fail to do so, penalties could apply.
      We do not intend to issue any award, or enter into any agreement or arrangement that would be considered a “nonqualified deferred compensation plan” under Section 409A, unless such award, agreement or arrangement complies with the timing and prohibition requirements of Section 409A. It is our current belief, based upon the statute and legislative history, that the awards, agreements and arrangements that we currently intend to implement will not be subject to taxation under Section 409A either because the award, agreement or arrangement will not be considered a “nonqualified deferred compensation plan,” or our expectation that the Internal Revenue Service will provide guidance or regulations clarifying that Section 409A would not apply to such award, agreement or arrangement. Furthermore, if this belief is not correct, we intend to either terminate or modify such award, agreement or arrangement (during a transitional period that the Internal Revenue Service is required to provide by Section 885(f) of the American Jobs Creation Act of 2004, which enacted Section 409A) so that Section 409A would not apply to such award, agreement or arrangement, or so that such award, agreement or arrangement complies with Section 409A’s timing and prohibition requirements. Nonetheless, there can be no assurances that any award, agreement or arrangement which we have entered into will not be affected by Section 409A, or that any such award, agreement or arrangement will not be subject to income taxation under Section 409A.
Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents
      We are permitted to limit the liability of our directors, officers and other agents, and to indemnify them, only to the extent permitted by Maryland law and the NASAA REIT Guidelines.
      Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.
      The Maryland General Corporation Law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services;

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful; or

•	in a proceeding by us or on our behalf, the director or officer was adjudged to be liable to us (although a court may order indemnification for expenses relating to an adverse judgment in a suit by or in the right of the corporation or a judgment of liability on the basis that personal benefit was improperly received).
      Our charter provides that we will indemnify and hold harmless a director, an officer, an employee, an agent, Cole Advisors II or an affiliate against any and all losses or liabilities reasonably incurred by such party in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.
      In addition to the above provisions of the Maryland General Corporation Law, and as set forth in the NASAA REIT Guidelines, our charter further limits our ability to indemnify and hold harmless our directors, our officers, our employees, our agents, Cole Advisors II and our affiliates for losses arising from our operation by requiring that the following additional conditions are met:

•	the directors, the officers, the employees, the agents, Cole Advisors II or our affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the directors, the officers, the employees, the agents, Cole Advisors II or our affiliates were acting on our behalf or performing services for us;

•	in the case of non-independent directors, Cole Advisors II or our affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders.
      We have agreed to indemnify and hold harmless Cole Advisors II and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.
      The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against the officers and directors.
      The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended (Securities Act), is against public policy and unenforceable. Indemnification of our directors, our officers, our employees, our agents, Cole Advisors II or our affiliates and any persons acting as a broker-dealer will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.
      Our charter provides that the advancement of our funds to our directors, officers, employees, agents, advisor or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of us; (ii) our directors, officers, employees, agents, advisor or affiliates provide us with written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification; (iii) the legal action is initiated by a third party who is not a stockholder or, if the legal action is initiated by a stockholder acting in his or her capacity as such, a court of competent jurisdiction specifically approves such advancement; and (iv) our directors, officers, employees, agents, advisor or affiliates agree in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such persons are found not to be entitled to indemnification.
      Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either:

•	approves the settlement and finds that indemnification of the settlement and related costs should be made; or

•	dismisses the lawsuit with prejudice or there is a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court approves the indemnification.
The Advisor
      Our advisor is Cole Advisors II. Some of our officers and directors also are officers, key personnel and/or directors of Cole Advisors II. Cole Advisors II has contractual responsibility to us and our stockholders pursuant to the advisory agreement.
      The officers and key personnel of our advisor are as follows:

Name	Age	Position(s)

Christopher H. Cole	52	Chief Executive Officer and President
Blair D. Koblenz	47	Executive Vice President and Chief Financial Officer
Christopher P. Robertson	38	Vice President, Acquisitions
John M. Pons	41	Vice President, Secretary and Counsel
D. Kirk McAllaster, Jr.	38	Director of Finance and Compliance
Sean D. Leahy	34	Director of Portfolio Management
John H. Lotka	55	Director of Marketing
      The backgrounds of Messrs. Cole, Koblenz and Pons are described in the “Management — Executive Officers and Directors” section of this prospectus. Below is a brief description of the other officers and key employees of Cole Advisors II.
      Christopher P. Robertson is vice president, acquisitions for Cole Capital Partners, Cole Advisors and Cole Advisors II. Prior to joining Cole in October 2003, Mr. Robertson worked for Shell Capital, Inc., an investment banking division of Shell Oil Company, as vice president of business development. From 1998 until joining Shell Capital in 2000, he was employed at Franchise Finance Corporation of America as its vice president of corporate finance. While at Franchise Finance Corporation he structured numerous sale-leaseback and senior debt transactions in the restaurant, convenience store/gas, and automotive aftermarket industries. Mr. Robertson received a B.B.A. degree from Baylor University with majors in both Finance and Real Estate in 1988. In 1993, Mr. Robertson received a M.B.A. degree in Finance from Pepperdine University.
      D. Kirk McAllaster, Jr. is director of finance and compliance of Cole Capital Partners, Cole Advisors and Cole Advisors II. Prior to joining Cole in May 2003, Mr. McAllaster worked for six years with Deloitte & Touche LLP, most recently as audit senior manager. He has over 14 years of accounting and finance experience in public accounting and private industry. Mr. McAllaster received a B.S. degree from California State Polytechnic University — Pomona with a major in Accounting. He is a Certified Public Accountant and is a member of the American Institute of CPA’s and the Arizona Society of CPAs.
      Sean D. Leahy is director of portfolio management of Cole Capital Partners, Cole Capital Advisors, Cole Advisors and Cole Advisors II. Prior to joining Cole in September 2003, Mr. Leahy spent four years as assistant vice president with the Phoenix office of Lowe Enterprises, Inc., a national pension fund advisor, where he was involved with acquisitions and dispositions, and leasing and asset management for the company’s Arizona portfolio of commercial properties. Prior to joining Lowe Enterprises, Mr. Leahy spent five years with the Phoenix office of Ernst & Young, LLP, most recently as a Real Estate Consulting Manager. Mr. Leahy is a licensed real estate broker and Certified Public Accountant. Mr. Leahy received a B.S. degree with majors in Finance and Accounting from the University of Arizona.
      John H. Lotka is chief marketing officer of Cole Capital Markets, Inc. and director of marketing for Cole Advisors II. Prior to joining Cole in March 2005, he was founder and chief executive officer of Maximum Impact Partners, LLC, a sales and marketing consulting firm working exclusively with investment management companies. From 1988 until 1997 he served as vice president of marketing at Nuveen Investments, a mutual fund company. From 1983 until 1988, he served as a partner at Frankel & Co., formerly the nation’s largest independent marketing services agency, now part of the Publicis Advertising Group. From 1979 until 1980, he served as chief operating officer and chief financial officer of United of America Bank, a community bank. Mr. Lotka also formerly served as a member of the ICI Sales Force Marketing Committee and was a founding member of the Forum for Investor Advice, a mutual fund industry trade group. Mr. Lotka received his B.S. in business administration from the University of Arizona. He also holds a certificate from the Graduate Institute of Bank Marketing, a joint program from University of Southern California and Louisiana State University.
      In addition to the directors and executive officers listed above, Cole Advisors II employs personnel who have extensive experience in selecting and managing commercial properties similar to the properties sought to be acquired by us.
The Advisory Agreement
      Many of the services to be performed by Cole Advisors II in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that we expect Cole Advisors II will perform for us as our advisor, and it is not intended to include all of the services that may be provided to us by third parties. Under the terms of the advisory agreement, Cole Advisors II will undertake to use its commercially reasonable best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, Cole Advisors II, either directly or indirectly by engaging an affiliate, shall, among other duties and subject to the authority of our board of directors:

•	find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;

•	serve as our investment and financial advisor and provide research and economic and statistical data in connection with our assets and our investment policies;

•	provide the daily management and perform and supervise the various administrative functions reasonably necessary for our management and operations;

•	investigate, select, and, on our behalf, engage and conduct business with such third parties as the advisor deems necessary to the proper performance of its obligations under the advisory agreement;

•	consult with our officers and board of directors and assist the board of directors in the formulating and implementing of our financial policies;

•	structure and negotiate the terms and conditions of our real estate acquisitions, sales or joint ventures;

•	review and analyze each property’s operating and capital budget;

•	acquire properties and make investments on our behalf in compliance with our investment objectives and policies;

•	arrange, structure and negotiate financing and refinancing of properties;

•	enter into leases of property and service contracts for assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such assets, including the servicing of mortgages; and

•	prepare and review on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the Securities and Exchange Commission, Internal Revenue Service and other state or federal governmental agencies.
      The term of the advisory agreement will end on its first anniversary and may be renewed for an unlimited number of successive one-year periods. Additionally, either party may terminate the advisory agreement without penalty immediately upon a change of control of us, or upon 60 days’ written notice. If we elect to terminate the agreement, we will be required to obtain the approval of a majority of our independent directors. In the event of the termination of our advisory agreement, our advisor will be required to cooperate with us and take all reasonable steps requested by us to assist our board of directors in making an orderly transition of the advisory function.
      Cole Advisors II and its officers, employees and affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, Cole Advisors II will be required to devote sufficient resources to our administration to discharge its obligations. Cole Advisors II currently has no paid employees; however, as of March 31, 2005, its affiliates had approximately 61 full-time employees each of whom may dedicate a portion of his or her time providing services to our advisor. Our advisor will be responsible for a pro rata portion of each employee’s compensation based upon the approximate percentage of time the employee dedicates to our advisor. Cole Advisors II may assign the advisory agreement to an affiliate upon approval of a majority of our independent directors. We may assign or transfer the advisory agreement to a successor entity; provided that at least a majority of our independent directors determines that any such successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation payable to the advisor. Our independent directors will base their determination on the general facts and circumstances that they deem applicable, including the overall experience and specific industry experience of the successor advisor and its management. Other factors that will be considered are the compensation to be paid to the successor advisor and any potential conflicts of interest that may occur.
      The fees payable to Cole Advisors II under the advisory agreement are described in detail at “Management Compensation” below. We also describe in that section our obligation to reimburse Cole Advisors II for organization and offering expenses, administrative and management services and payments made by Cole Advisors II to third parties in connection with potential acquisitions.

Affiliated Companies

Property Manager
      Our properties will be managed and leased initially by Fund Realty Advisors, our property manager. Cole Capital Advisors is the sole shareholder of Fund Realty Advisors, and Cole Holdings Corporation is the sole owner of Cole Capital Advisors. Christopher H. Cole is the sole owner of Cole Holdings Corporation. Mr. Cole serves as chief executive officer, president and treasurer of Fund Realty Advisors, and Blair D. Koblenz serves as its executive vice president, chief financial officer and secretary. See “Conflicts of Interest.”
      The property manager was organized in 2002 to lease and manage properties that we or affiliated entities acquire. We will pay the property manager property management fees equal to 2.0% of gross revenues from our properties. In addition, we will pay leasing commissions to the property manager based upon the customary leasing commission applicable to the geographic location of the property; provided however, that the aggregate of all property management and leasing fees paid to the property manager plus all payments to third parties will not exceed the amount that other nonaffiliated management and leasing companies generally charge for similar services in the same geographic location. The property manager will derive substantially all of its income from the property management and leasing services it performs for us and other Cole-sponsored programs.
      In the event that the property manager assists a tenant with tenant improvements, a separate fee may be charged to, and payable by, us. This fee will not exceed 5.0% of the cost of the tenant improvements. The property manager will only provide these services if it does not cause any of our income from the applicable property to be treated as other than rents from real property for purposes of the applicable REIT requirements described under “Federal Income Tax Considerations” below.
      The property manager will hire, direct and establish policies for employees who will have direct responsibility for the operations of each property we acquire, which may include but not be limited to on-site managers and building and maintenance personnel. Certain employees of the property manager may be employed on a part-time basis and also may be employed by our advisor or certain companies affiliated with it.
      The property manager also will direct the purchase of equipment and supplies and will supervise all maintenance activity. The management fees to be paid to the property manager will cover, without additional expense to us, all of the property manager’s general overhead costs. The principal office of the property manager is located at 2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016.

Dealer Manager
      Cole Capital Corporation, our dealer manager, is a member firm of the National Association of Securities Dealers, Inc. (NASD). Cole Capital Corporation was organized in December 1992 for the purpose of participating in and facilitating the distribution of securities of real estate programs sponsored by Cole Capital Partners, its affiliates and its predecessors.
      Cole Capital Corporation will provide certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell a limited number of shares at the retail level.
      Cole Capital Corporation is wholly owned by Cole Capital Advisors which, in turn, is wholly owned by Cole Holdings Corporation, which is wholly owned by Christopher H. Cole. Cole Capital Corporation is an affiliate of both our advisor and the property manager. See “Conflicts of Interest.”

      The current officers of Cole Capital Corporation are:

Name	Age	Position(s)

Blair D. Koblenz	47	President and Secretary
Christopher H. Cole	52	Executive Vice President and Treasurer
Richard M. Arnitz	40	Senior Vice President
Jonathan T. Albro	42	Senior Vice President
      The backgrounds of Messrs. Koblenz and Cole are described in the “Management — Executive Officers and Directors” section of this prospectus.
      Richard M. Arnitz is president of Cole Capital Markets, Inc., and senior vice president of Cole Capital Corporation. Prior to joining Cole in March 2005, Mr. Arnitz was vice president of AIG SunAmerica Retirement Markets since 2000, where he was responsible for all internal sales operations and the distribution of variable annuity products. From 1987 to 2000 he served as a due diligence analyst and head of the due diligence department at Sentra Securities, WS Griffith, and Spelman & Co., rising to director of marketing at Sentra Securities and Spelman & Co. He holds a General Securities Principal license. Mr. Arnitz received a B.S. from Arizona State University in Corporate Finance with specialized courses in accounting, real estate and capital management.
      Jonathan T. Albro is executive vice president, national sales manager of Cole Capital Markets, Inc. and senior vice president of Cole Capital Corporation. Mr. Albro has 20 years experience in the financial services industry. Prior to joining Cole in March 2005, he served as senior vice president, national sales manager, of MetLife Investors from November 2001 to March 2005. He served as senior vice president, national sales manager from November 1998 to January 2001 with Villanova Capital, which became Gartmore Global Investments, a global asset manager. Mr. Albro held various senior executive positions with Hartford Life from 1992 to 1998. He holds a general securities principal license.
Investment Decisions
      The primary responsibility for the investment decisions of Cole Advisors II and its affiliates, the negotiation for these investments, and the property management and leasing of these investment properties will reside with Christopher H. Cole, Blair D. Koblenz, Sean D. Leahy and Christopher P. Robertson. Cole Advisors II will seek to invest in commercial properties that satisfy our investment objectives. Our board of directors, including a majority of our independent directors, must approve all acquisitions of real estate properties.
Certain Relationships and Related Transactions
      Advisory Agreement We will enter into an Advisory Agreement with Cole Advisors II, whereby Cole Advisors II will manage our day-to-day operations. In return, we will pay to Cole Advisors II a monthly asset management fee equal to 0.02083% of the aggregate asset value of our assets. We also will pay to Cole Advisors II up to 2.0% of the contract purchase price of each property or asset that we acquire, along with reimbursement of acquisition expenses. We also will pay to Cole Advisors II a financing coordination fee equal to 1.0% of the amount available under any debt financing that we obtain and use for the acquisition of properties and other investments. Additionally, we will be required to pay to Cole Advisors II fees based on a percentage of proceeds or stock value upon our sale of assets or the listing of our common stock on a national securities exchange or for quotation on The Nasdaq National Market, but only if, in the case of our sale of assets, our investors have received a return of their net capital invested and an 8.0% annual cumulative, non-compounded return or, in the case of the listing or quotation of our common stock, the market value of our common stock plus the distributions paid to our investors exceeds the sum of the total amount of capital raised from investors plus the amount of cash flow necessary to generate an 8.0% annual cumulative, non-compounded return to investors. Upon termination of the Advisory Agreement, we may be required to pay to Cole Advisors II a similar performance fee if Cole

Advisors II would have been entitled to a subordinated participation in net sale proceeds had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination.
      Christopher H. Cole, our chief executive officer, president and a member of our board of directors, indirectly owns 100% of the ownership and voting interests of Cole Advisors II. Mr. Cole also is the chief executive officer and president of Cole Advisors II. Blair D. Koblenz, our executive vice president and chief financial officer is the executive vice president and chief financial officer of Cole Advisors II. John M. Pons, our vice president, secretary and counsel is the vice president, secretary and counsel of Cole Advisors II. For a further description of this agreement, see “Management — The Advisory Agreement” and “Management Compensation.” See also “Conflicts of Interest.”
      Property Management and Leasing Agreement We will enter into a Property Management and Leasing Agreement with Fund Realty Advisors. We will pay to Fund Realty Advisors fees equal to 2.0% of gross revenues from our properties. In addition, we will pay leasing commissions to Fund Realty Advisors based upon the customary leasing commissions applicable to the geographic location of the property, subject to certain limits and a monthly asset management fee equal to 0.02083% of the aggregate asset value of our assets. Christopher H. Cole, our chief executive officer, president and a member of our board of directors, indirectly owns 100% of the ownership and voting interests of Fund Realty Advisors. Mr. Cole also is the chief executive officer, president and treasurer of Fund Realty Advisors. Blair D. Koblenz, our executive vice president and chief financial officer, is the executive vice president, chief financial officer and secretary of Fund Realty Advisors. For a further description of this agreement, see “Management — Affiliated Companies — Property Manager” and “Management Compensation.” See also “Conflicts of Interest.”
      Dealer Manager Agreement. We will enter into a Dealer Manager Agreement with Cole Capital Corporation, our dealer manager. We will pay to Cole Capital Corporation 7.0% of the gross offering proceeds from this offering, except that no selling commissions will be paid on shares sold under our distribution reinvestment plan. Cole Capital Corporation may reallow all or part of the selling commission to participating broker-dealers. Cole Capital Corporation also will waive the selling commission with respect to shares sold by an investment advisory representative. Additionally, we will pay to Cole Capital Corporation a dealer manager fee equal to 1.5% of the gross offering proceeds sold through broker-dealers. Cole Capital Corporation may reallow all or part of the dealer manager fee to participating broker-dealers. We will not pay a dealer manager fee for shares purchased through our distribution reinvestment plan. Christopher H. Cole, our chief executive officer, president and a member of our board of directors, indirectly owns 100% of the ownership and voting interests of Cole Capital Corporation. Mr. Cole also is the executive vice president and treasurer of Cole Capital Corporation. Blair D. Koblenz, our executive vice president and chief financial officer, is the president and secretary of Cole Capital Corporation. For a further description of this agreement, see “Management — Affiliated Companies — Dealer Manager,” “Management Compensation” and “Plan of Distribution.” See also “Conflicts of Interest.”

MANAGEMENT COMPENSATION
      We have no paid employees. Cole Advisors II, our advisor, and its affiliates will manage our day-to-day affairs. The following table summarizes all of the compensation and fees we will pay to Cole Advisors II and its affiliates, including amounts to reimburse their costs in providing services. The selling commissions may vary for different categories of purchasers. See “Plan of Distribution.” This table assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee.

Estimated Amount for
Minimum Offering/
Type of Compensation(1)	Determination of Amount	Maximum Offering(2)

Offering Stage
Selling Commissions — Cole Capital Corporation(3)
	We will pay to Cole Capital Corporation 7.0% of the gross offering proceeds before reallowance of commissions earned by participating broker-dealers, except that no selling commission is payable on shares sold under our distribution reinvestment plan. Cole Capital Corporation, our dealer manager, will reallow 100.0% of commissions earned to participating broker-dealers.	$175,000/$31,500,000

Dealer Manager Fee — Cole Capital Corporation(3)
	We will pay to Cole Capital Corporation 1.5% of the gross offering proceeds before reallowance to participating broker-dealers, except that no dealer manager fee is payable on shares sold under our distribution reinvestment plan. Cole Capital Corporation will reallow a portion of its dealer manager fee to participating broker-dealers. See “Plan of Distribution.”	$37,500/$6,750,000

Reimbursement of Other Organization and Offering Expenses — Cole Advisors II(4)	We will reimburse Cole Advisors II up to 1.5% of our gross offering proceeds. Cole Advisors II will incur or pay our organization and offering expenses (excluding selling commissions and the dealer manager fee). We will then reimburse Cole Advisors II for these amounts up to 1.5% of aggregate gross offering proceeds.	$37,500/$7,436,250

Acquisition and Operational Stage

Acquisition and Advisory Fees — Cole Advisors II(5)(6)	We will pay to Cole Advisors II a 2.0% of the contract purchase price of each property or asset.	$43,902/$8,781,732

Acquisition Expenses — Cole Advisors II
	We will reimburse our advisor for acquisition expenses incurred in the process of acquiring property. We expect these expenses to be approximately 0.5% of the purchase price of each property. In no event will the total of all fees and acquisition expenses payable with respect to a particular property or investment exceed 6% of the contract purchase price.	Actual amounts are dependent upon the expenses incurred in acquiring a property or asset, and therefore, cannot be determined at this time.

Estimated Amount for
Minimum Offering/
Type of Compensation(1)	Determination of Amount	Maximum Offering(2)

Asset Management Fee — Cole Advisors II(7)(8)	We will pay to Cole Advisors II a monthly fee equal to 0.02083%, which is one-twelfth of 0.25%, of the aggregate asset value.
Actual amounts are dependent upon the aggregate asset value of our properties and, therefore, cannot be determined at the present time. Because the fee is based on a fixed percentage of aggregate asset value there is no limit on the aggregate amount of these fees.

Property Management Fees — Fund Realty Advisors(8)	We will pay to Fund Realty Advisors up to 2.0% of the gross revenues from the properties plus reimbursement of Fund Realty Advisors’ costs of managing the properties.
Actual amounts are dependent upon the gross revenues from properties and, therefore, cannot be determined at the present time. Because the fee is based on a fixed percentage of the gross revenue and/or market rates, there is no limit on the aggregate amount of these fees.

Leasing Commissions — Fund Realty Advisors(8)
	We will pay to Fund Realty Advisors prevailing market rates. Fund Realty Advisors may also receive a fee for the initial listing of newly constructed properties, which generally would equal one month’s rent.	Actual amounts are dependent upon prevailing market rates in the geographic regions in which we acquire property and, therefore, cannot be determined at the present time. There is no limit on the aggregate amount of these commissions.

Financing Coordination Fee — Cole Advisors II(6)
For services in connection with the origination or refinancing of any debt financing obtained that we use to acquire properties or to make other permitted investments, we will pay our advisor a financing coordination fee equal to 1.0% of the amount available under such financing; provided, however, that our advisor will not be entitled to a financing coordination fee in connection with the refinancing of any loan secured by any particular property that was previously subject to a refinancing in which our advisor received such a fee. Financing coordination fees payable from loan proceeds from permanent financing will be paid to our advisor as we acquire such permanent financing. However, no acquisition fees will be paid on the investments of loan proceeds from any line of credit until such time as we have invested all net offering proceeds.
Actual amounts are dependent on the amount of any debt financing or refinancing and, therefore, cannot be determined at the present time. Because the fee is based on a fixed percentage of any debt financing, there is no limit on the aggregate amount of these fees.

Estimated Amount for
Minimum Offering/
Type of Compensation(1)	Determination of Amount	Maximum Offering(2)

Operating Expenses — Cole Advisors II(9)	We will reimburse the expenses incurred by Cole Advisors II in connection with its provision of administrative services, including related personnel costs, subject to the limitation that we will not reimburse our advisor for any amount by which the operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets, or (ii) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period.	Actual amounts are dependent upon the expenses incurred and, therefore, cannot be determined at the present time.
Liquidation/ Listing Stage

Real Estate Commissions — Cole Advisors II or its Affiliates(10)	For substantial assistance in connection with the sale of properties, we will pay our advisor or its affiliates an amount equal to up to one-half of the brokerage commission paid on the sale of property, not to exceed 2.0% of the contract price of each property sold; provided, however, in no event may the real estate commissions paid to our advisor, its affiliates and unaffiliated third parties exceed 6.0% of the contract sales price.	Actual amounts are dependent upon the contract price of properties sold and, therefore, cannot be determined at the present time. Because the commission is based on a fixed percentage of the contract price for a sold property, there is no limit on the aggregate amount of these commissions.

Subordinated Participation in Net Sale Proceeds — Cole Advisors II(11)	After investors have received a return of their net capital invested and an 8.0% annual cumulative, non- compounded return, then Cole Advisors II is entitled to receive 10.0% of remaining net sale proceeds. We cannot assure you that we will provide this 8.0% return, which we have disclosed solely as a measure for our advisor’s incentive compensation.	Actual amounts are dependent upon results of operations and, therefore, cannot be determined at the present time. There is no limit on the aggregate amount of these payments.

Subordinated Incentive Listing Fee — Cole Advisors II(11)(12)	Upon listing our common stock on a national securities exchange or for quotation on The Nasdaq National Market, our advisor is entitled to a fee equal to 10.0% of the amount, if any, by which (1) the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds (2) the sum of the total amount of capital raised from investors and the amount of cash flow necessary to generate an 8.0% annual cumulative, non- compounded return to investors. We have no intent to list our shares at this time. We cannot assure you that we will provide this 8.0% return, which we have disclosed solely as a measure for our advisor’s incentive compensation.	Actual amounts are dependent upon total equity and debt capital we raise and results of operations and, therefore, cannot be determined at the present time. There is no limit on the aggregate amount of this fee.

(1)	We will pay all fees, commissions and expenses in cash, other than the subordinated participation in net sales proceeds and incentive listing fees with respect to which we may pay to Cole Advisors II in cash, common stock, a promissory note or any combination of the foregoing, as we may determine in our discretion.

(2)	The estimated maximum dollar amounts are based on the sale of a maximum of 45,000,000 shares to the public at $10.00 per share and the sale of 5,000,000 shares at $9.15 per share pursuant to our distribution reinvestment plan.

(3)	Selling commissions and, in some cases, the dealer manager fee, will not be charged with regard to shares sold to or for the account of certain categories of purchasers. See “Plan of Distribution”. Selling commissions and the dealer manager fee will not be charged with regard to shares purchased pursuant to our distribution reinvestment plan.

(4)	These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder, due diligence expense reimbursements to participating broker-dealers and amounts to reimburse Cole Advisors II for its portion of the salaries of the employees of its affiliates who provide services to our advisor and other costs in connection with preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by broker-dealers. Our advisor will be responsible for the payment of all such organization and offering expenses to the extent such expenses exceed 1.5% of the aggregate gross proceeds of this offering.

(5)	This estimate assumes the amount of proceeds available for investment is equal to the gross offering proceeds less the public offering expenses, and we have assumed that no financing is used to acquire properties or other real estate assets. Our charter limits our ability to purchase property if the total of all acquisition fees and expenses relating to the purchase exceeds 6.0% of the contract purchase price unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve fees and expenses in excess of this limit and determine the transaction to be commercially competitive, fair and reasonable to us.

(6)	Included in the computation of such fees will be any real estate commission, acquisition and advisory fee, development fee, construction fee, non-recurring management fee, loan fees, financing coordination fees or points or any fee of a similar nature.

(7)	Aggregate asset value will be equal to the aggregate value of our assets (other than investments in bank accounts, money markets funds or other current assets) at cost before deducting depreciation, bad debts or other similar non-cash reserves and without reduction for any debt relating to such assets at the date of measurement, except that during such periods in which our board of directors is determining on a regular basis the current value of our net assets for purposes of enabling fiduciaries of employee benefit plans stockholders to comply with applicable Department of Labor reporting requirements, aggregate asset value is the greater of (i) the amount determined pursuant to the foregoing or (ii) our assets’ aggregate valuation most recently established by our board without reduction for depreciation, bad debts or other similar non-cash reserves and without reduction for any debt secured by or relating to such assets.

(8)	The property management and leasing fees payable to Fund Realty Advisors are subject to the limitation that the aggregate of all property management and leasing fees paid to Fund Realty Advisors and its affiliates plus all payments to third parties for property management and leasing services may not exceed the amount that other non-affiliated property management and leasing companies generally charge for similar services in the same geographic location. Additionally, all property management and leasing fees, including both those paid to Fund Realty Advisors and third parties, are subject to the limit on total operating expenses as described in footnote (5). Fund Realty Advisors may subcontract its duties for a fee that may be less than the fee provided for in our property management agreement with Fund Realty Advisors.

(9)	We may reimburse our advisor in excess of that limit in the event that a majority of our independent directors determine, based on unusual and non-recurring factors, that a higher level of expense is justified. In such an event, we will send notice to each of our stockholders within 60 days after the end of the fiscal quarter for which such determination was made, along with an explanation of the factors our independent directors considered in making such determination. We will not reimburse our advisor for personnel costs in connection with services for which the advisor receives acquisition fees or real estate commissions.

We lease our office space from an affiliate of our advisor and share the space with other Cole-related entities. The amount we will pay under the lease will be determined on a monthly basis based upon on the allocation of the overall lease cost to the approximate percentage of time, size of the area that we utilize and other resources allocated to us.

(10)	Although we are most likely to pay real estate commissions to Cole Advisors II or an affiliate in the event of our liquidation, these fees may also be earned during our operational stage.

(11)	Upon termination of the advisory agreement, Cole Advisors II may be entitled to a similar performance fee if Cole Advisors II would have been entitled to a subordinated participation in net sale proceeds had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination. Under our charter, we could not increase these success-based fees without the approval of a majority of our independent directors, and any increase in the subordinated participation in net sale proceeds would have to be reasonable. Our charter provides that such incentive fee is “presumptively reasonable” if it does not exceed 10.0% of the balance of such net proceeds remaining after investors have received a return of their net capital contributions and an 8.0% per year cumulative, non-compounded return.

Cole Advisors II cannot earn both the subordinated participation in net sale proceeds and the subordinated incentive listing fee either of which may be, at our discretion, paid in the form of cash, shares of our common stock, a promissory note, or any combination of the foregoing. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act and therefore, will be subject to restrictions on transferability. Any portion of the subordinated participation in net sale proceeds that Cole Advisors II receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing fee.

(12)	If at any time the shares become listed on a national securities exchange or included for quotation on The Nasdaq National Market, we will negotiate in good faith with Cole Advisors II a fee structure appropriate for an entity with a perpetual life. Our independent directors must approve the new fee structure negotiated with Cole Advisors II. The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed or included for quotation. We have the option to pay the subordinated incentive listing fee in the form of stock, cash, a promissory note or any combination thereof. In the event the subordinated incentive listing fee is earned by Cole Advisors II as a result of the listing of the shares, any previous payments of the subordinated participation in net sale proceeds will offset the amounts due pursuant to the subordinated incentive listing fee, and we will not be required to pay Cole Advisors II any further subordinated participation in net sale proceeds.
     At least a majority of our independent directors must determine, from time to time but at least annually, that our total fees and expenses are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination will be reflected in the minutes of our board of directors. Our independent directors shall also supervise the performance of our advisor and the compensation that we pay to it to determine that the provisions of our advisory agreement are being carried out.
      Each such determination will be recorded in the minutes of our board of directors and based on the factors set forth below and other factors that the independent directors deem relevant:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•	the success of Cole Advisors II in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs, especially similarly structured REITs, and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by Cole Advisors II through its relationship with us;

•	the quality and extent of service and advice furnished by Cole Advisors II;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio in relationship to the investments generated by Cole Advisors II for the account of other clients.
      Since Cole Advisors II and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf, such as the property management fees for operating our properties and the subordinated participation in net sale proceeds, our advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, Cole Advisors II is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory agreement. See “Management — The Advisory Agreement.”

STOCK OWNERSHIP
      The following table shows, as of the date of this prospectus, the amount of our common stock beneficially owned by (1) any person who is known by us to be the beneficial owner of more than 5.0% of our outstanding shares, (2) members of our board of directors and proposed directors, (3) our executive officers, and (4) all of our directors and executive officers as a group.

	Common Stock
	Beneficially Owned(2)

	Number of Shares	Percentage
Name of Beneficial Owner(1)	of Common Stock	of Class

Cole Holdings Corporation	20,000	100.0%
Christopher H. Cole, Chairman of the Board of Directors, Chief Executive Officer and President(3)	20,000	100.0%
Blair D. Koblenz, Executive Vice President and Chief Financial Officer	—	—
John M. Pons, Vice President, Secretary and Counsel	—	—
Marcus E. Bromley, Director	—	—
Elizabeth L. Watson, Director	—	—
All directors and executive officers as a group (five persons)(3)	20,000	100.0%

(1)	Address of each beneficial owner listed is 2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016.

(2)	For purposes of calculating the percentage beneficially owned, the number of shares of common stock deemed outstanding includes (a) 20,000 shares outstanding as of the date of this prospectus, and (b) shares issuable pursuant to options held by the respective person or group that may be exercised within 60 days following the date of this prospectus. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person or group who has or shares voting and investment power with respect to such shares.

(3)	Includes 20,000 shares owned by Cole Holdings Corporation. Mr. Cole is the sole stockholder of Cole Holdings Corporation and controls the voting and disposition decisions of Cole Holdings Corporation.

CONFLICTS OF INTEREST
      We are subject to various conflicts of interest arising out of our relationship with Cole Advisors II, our advisor, and its affiliates, including conflicts related to the arrangements pursuant to which Cole Advisors II and its affiliates will be compensated by us. The agreements and compensation arrangements between us and our advisor and its affiliates were not determined by arm’s-length negotiations. See the “Management Compensation” section of this prospectus. Some of the conflicts of interest in our transactions with our advisor and its affiliates, and the limitations on our advisor adopted to address these conflicts, are described below.
      Our advisor and its affiliates will try to balance our interests with their duties to other Cole-sponsored programs. However, to the extent that our advisor or its affiliates take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our stock. In addition, our directors, officers and certain of our stockholders may engage for their own account in business activities of the types conducted or to be conducted by us and our subsidiaries. For a description of some of the risks related to these conflicts of interest, see the section of this prospectus captioned “Risk Factors — Risks Related to Conflicts of Interest.”
      Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise, and all of our directors have a fiduciary obligation to act on behalf of our stockholders.
Interests in Other Real Estate Programs
      An affiliate of our advisor acts as an advisor to, and our officers and certain of our directors act as officers and directors of Cole REIT I, which is a currently operating, privately offered, real estate investment trust that has similar investment objectives to us. In addition, as of March 31, 2005, an affiliate of our advisor has issued approximately $63.3 million of debt pursuant to three private offerings, the proceeds of which were used to acquire single-tenant properties in 31 states. Cole Capital Partners, an affiliate of our advisor, has sponsored 16 currently operating tenant-in-common real estate programs. Affiliates of our advisor and of our officers also act as officers and directors of general partners of seven other currently operating limited partnerships that have invested in unimproved and improved real properties located in 19 different states, including Cole Credit Property Fund Limited Partnership (Cole Credit LP I) and Cole Credit Property Fund II Limited Partnership (Cole Credit LP II). See “Prior Performance Summary.” Affiliates of our officers and entities owned or managed by such affiliates also may acquire or develop real estate for their own accounts, and have done so in the past. Furthermore, affiliates of our officers and entities owned or managed by such affiliates intend to form additional real estate investment entities in the future, whether public or private, which can be expected to have the same investment objectives and policies as we do and which may be involved in the same geographic area, and such persons may be engaged in sponsoring one or more of such entities at approximately the same time as our shares of common stock are being offered. Our advisor, its affiliates and affiliates of our officers are not obligated to present to us any particular investment opportunity that comes to their attention, even if such opportunity is of a character that might be suitable for investment by us. Our advisor and its affiliates likely will experience conflicts of interest as they simultaneously perform services for us and other affiliated real estate programs.
      Any affiliated entity, whether or not currently existing, could compete with us in the sale or operation of the properties. We will seek to achieve any operating efficiency or similar savings that may result from affiliated management of competitive properties. However, to the extent that affiliates own or acquire property that is adjacent, or in close proximity, to a property we own, our property may compete with the affiliate’s property for tenants or purchasers.
      Every transaction that we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor or any of its affiliates.
Other Activities of Cole Advisors II and its Affiliates
      We will rely on Cole Advisors II for the day-to-day operation of our business pursuant to an advisory agreement. As a result of the interests of members of its management in other Cole-sponsored programs and the fact that they have also engaged and will continue to engage in other business activities, Cole Advisors II and its affiliates will have conflicts of interest in allocating their time between us and other Cole-sponsored programs and other activities in which they are involved. However, Cole Advisors II believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Cole-sponsored programs and other ventures in which they are involved.
      In addition, each of our executive officers, including Christopher H. Cole, who also serves as the chairman of our board of directors, also serves as an officer of our advisor, our property manager, our dealer manager and/or other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities, which may conflict with the fiduciary duties that they owe to us and our stockholders.
      We may purchase properties or interests in properties from affiliates of Cole Advisors II. The prices we pay to affiliates of our advisor for these properties will not be the subject of arm’s-length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated with unaffiliated parties. However, our charter provides that the purchase price of any property acquired from an affiliate may not exceed its fair market value as determined by a competent independent appraiser. In addition, the price must be approved by a majority of our directors who have no financial interest in the transaction, including a majority of our independent directors. If the price to us exceeds the cost paid by our affiliate, our board of directors must determine that there is substantial justification for the excess cost.
Competition in Acquiring, Leasing and Operating of Properties
      Conflicts of interest will exist to the extent that we may acquire properties in the same geographic areas where properties owned by other Cole-sponsored programs are located. In such a case, a conflict could arise in the leasing of properties in the event that we and another Cole-sponsored program were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another Cole-sponsored program were to attempt to sell similar properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates managing property on our behalf seek to employ developers, contractors or building managers, as well as under other circumstances. Cole Advisors II will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, Cole Advisors II will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that there may be established differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.
Affiliated Dealer Manager
      Since Cole Capital Corporation, our dealer manager, is an affiliate of Cole Advisors II, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. See the “Plan of Distribution” section of this prospectus.
Affiliated Property Manager
      We anticipate that properties we acquire will be managed and leased by our affiliated property manager, Fund Realty Advisors, pursuant to a property management and leasing agreement. Our agreement with Fund Realty Advisors has a one-year term, which may be renewed for an unlimited number of successive one-year terms upon the mutual consent of the parties. Each such renewal shall be for a term of no more than one year. It is the duty of our Board of Directors to evaluate the performance of the property manager annually before renewing the agreement. We may also terminate the agreement in the event of gross negligence or willful misconduct on the part of Fund Realty Advisors. We expect Fund Realty Advisors to also serve as property manager for properties owned by affiliated real estate programs, some of which may be in competition with our properties. Management fees to be paid to our property manager are based on a percentage of the rental income received by the managed properties. For a more detailed discussion of the anticipated fees to be paid for property management services, see the “Management — Affiliated Companies” section of this prospectus.
Lack of Separate Representation
      Morris, Manning & Martin, LLP acts, and may in the future act, as counsel to us, Cole Advisors II, Cole Capital Corporation and their affiliates in connection with this offering or otherwise. There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession, Morris, Manning & Martin, LLP may be precluded from representing any one or all of such parties. In the event that a dispute were to arise between us, Cole Advisors II, Cole Capital Corporation or any of their affiliates, separate counsel for such matters will be retained as and when appropriate.
Joint Ventures with Affiliates of Cole Advisors II
      We expect to enter into joint ventures with other Cole-sponsored programs (as well as other parties) for the acquisition, development or improvement of properties. See “Investment Objectives and Policies — Acquisition and Investment Policies — Joint Venture Investments.” Cole Advisors II and its affiliates may have conflicts of interest in determining that Cole-sponsored program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, Cole Advisors II may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture. Since Cole Advisors II and its affiliates will control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers.
Receipt of Fees and Other Compensation by Cole Advisors II and Its Affiliates
      A transaction involving the purchase and sale of properties may result in the receipt of commissions, fees and other compensation by Cole Advisors II and its affiliates, including acquisition and advisory fees, the dealer manager fee, property management and leasing fees, real estate brokerage commissions and participation in nonliquidating net sale proceeds. However, the fees and compensation payable to Cole Advisors II and its affiliates relating to the sale of properties will only payable after the return to the stockholders of their capital contributions plus cumulative returns on such capital. Subject to oversight by our board of directors, Cole Advisors II will have considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, Cole Advisors II may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees will generally be payable to Cole Advisors II and its affiliates regardless of the quality of the properties acquired or the services provided to us. See the “Management Compensation” section of this prospectus.
Certain Conflict Resolution Procedures
      Every transaction that we enter into with Cole Advisors II or its affiliates will be subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and Cole Advisors II or any of its affiliates.
      In order to reduce or eliminate certain potential conflicts of interest, our charter contains a number of restrictions relating to (1) transactions we enter into with Cole Advisors II and its affiliates, (2) certain future offerings, and (3) allocation of investment opportunities among affiliated entities. These restrictions include, among others, the following:

•	We will not purchase or lease properties in which Cole Advisors II, any of our directors or any of their respective affiliates has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease properties to Cole Advisors II, any of our directors or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors not otherwise interested in the transaction, determines that the transaction is fair and reasonable to us.

•	We will not make any loans to Cole Advisors II, any of our directors or any of their respective affiliates, except that we may make or invest in mortgage loans involving Cole Advisors II, our directors or their respective affiliates, provided that an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved as fair and reasonable to us and on terms no less favorable to us than those available from third parties. In addition, Cole Advisors II, any of our directors and any of their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of the directors, including a majority of the independent directors not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•	Cole Advisors II and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, Cole Advisors II must reimburse us for the amount, if any, by which our total operating expenses, including the advisor asset management fee, paid during the previous fiscal year exceeded the greater of: (i) 2.0% of our average invested assets for that fiscal year, or (ii) 25.0% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year.

•	In the event that an investment opportunity becomes available that is suitable, under all of the factors considered by Cole Advisors II, for both us and one or more other entities affiliated with Cole Advisors II, and for which more than one of such entities has sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. It will be the duty of our board of directors, including the independent directors, to insure that this method is applied fairly to us. In determining whether or not an investment opportunity is suitable for more than one program, Cole Advisors II, subject to approval by our board of directors, shall examine, among others, the following factors:

•	the anticipated cash flow of the property to be acquired and the cash requirements of each program;

•	the effect of the acquisition both on diversification of each program’s investments by type of property, geographic area and tenant concentration;

•	the policy of each program relating to leverage of properties;

•	the income tax effects of the purchase to each program;

•	the size of the investment; and

•	the amount of funds available to each program and the length of time such funds have been available for investment.

•	If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of Cole Advisors II, to be more appropriate for a program other than the program that committed to make the investment, Cole Advisors II may determine that another program affiliated with Cole Advisors II or its affiliates will make the investment. Our board of directors has a duty to ensure that the method used by Cole Advisors II for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties is applied fairly to us.

•	We will not accept goods or services from Cole Advisors II or its affiliates or enter into any other transaction with Cole Advisors II or its affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

      The following chart shows the ownership structure of the various Cole entities that are affiliated with Cole Advisors II.

(1)	Christopher H. Cole, our chairman, chief executive officer and president, owns 99% of the membership interests, and Cole Holdings Corporation owns 1% of the membership interests, of Cole Capital Partners.

(2)	The investors will own registered shares of common stock in Cole Credit Property Trust II, Inc.

(3)	Cole Holdings Corporation currently owns 20,000 shares of our common stock. The amount shown is prior to this offering. After the offering, Cole Holdings Corporation will own between 7.4% of our common stock, assuming a minimum offering, and 0.04% of our common stock, assuming a maximum offering, including the sale of 5,000,000 shares under our distribution reinvestment plan.

INVESTMENT OBJECTIVES AND POLICIES
General
      We intend to invest in commercial real estate properties. Our primary investment objectives are:

•	to provide current income for you through the payment of cash distributions; and

•	to preserve and return your capital contributions.
      We also seek capital gain from our investments. You may be able to obtain a return on all or a portion of your capital contribution in connection with the sale of your shares if we list our shares on an exchange. We cannot assure you that we will attain any of these objectives. See “Risk Factors.”
      We will seek to list our shares of common stock for trading on a national securities exchange or for quotation on The Nasdaq National Market only if a majority of our independent directors believe listing would be in the best interest of our stockholders. We do not intend to list our shares at this time. We do not anticipate that there will be any market for our common stock until our shares are listed or quoted. In making the decision to apply for listing of our shares or provide other forms of liquidity, such as selling our properties and other assets either on a portfolio basis or individually or engaging in a business combination transaction, our board of directors will evaluate whether listing the shares, liquidating or another transaction would result in greater value for our stockholders. It cannot be determined at this time the circumstances, if any, under which the board of directors would determine to list the shares. If we do not list our shares of common stock on a national securities exchange or include them for quotation on The Nasdaq National Market by the tenth anniversary of the termination or completion of this offering, our charter requires that we either:

•	seek stockholder approval of an extension or amendment of this listing deadline; or

•	seek stockholder approval to adopt a plan of liquidation of the corporation.
      If we sought and did not obtain stockholder approval of an extension or amendment to the listing deadline, we would then be required to seek stockholder approval of our plan of liquidation. If we sought and failed to obtain stockholder approval of our plan of liquidation, our charter would not require us to list or liquidate, and we would continue to operate as before. In such event, there will be no public market for shares of our common stock and you may be required to hold the shares indefinitely. If we sought and obtained stockholder approval of our plan of liquidation, we would begin an orderly sale of our properties and distribute our net proceeds to our investors.
      Our board of directors may revise our investment policies, which we describe in more detail below, without the concurrence of our stockholders. Our independent directors will review our investment policies, which we discuss in detail below, at least annually to determine that our policies are in the best interest of our stockholders.
Acquisition and Investment Policies

Types of Investments
      We intend to invest primarily in high quality, income-generating retail properties, net leased to investment grade and other creditworthy tenants. Our investments may be direct investments in such properties or in other entities that own or invest in, directly or indirectly, interests in such properties. We will seek to acquire a portfolio of real estate that is diversified by geographical location and by type and size of property. We anticipate that our properties will consist of real estate primarily improved for use as retail establishments, principally freestanding, single-tenant retail properties.
      Many of our properties will be leased to tenants in the chain or franchise retail industry, including but not limited to convenience stores, drug stores and restaurant properties. Our advisor intends to monitor industry trends and invest in properties that serve to provide the most favorable return balanced with risk. Our management will target primarily retail businesses with established track records. Because this industry is highly property dependent, our advisor believes it offers highly competitive sale-leaseback investment opportunities.
      We believe that our focus on the acquisition of freestanding, retail properties net leased to investment grade and other creditworthy tenants presents lower investment risks and greater stability than other sectors of today’s commercial real estate market. Unlike funds that invest in a limited number of multi-tenant properties, we plan to acquire a diversified portfolio with a large number of single-tenant properties. As a result, lower than expected results of operations from one or a few investments will not necessarily preclude our ability to realize our investment objectives of cash flow and preservation of capital from our overall portfolio. Our management believes that freestanding retail properties, as opposed to investments in shopping centers, malls or other large retail complexes as a whole, offer a distinct investment advantage since these properties generally offer superior locations that are less dependent on the financial stability of adjoining tenants. In addition, since we intend to acquire properties that are geographically diverse, we expect to minimize the potential adverse impact of economic downturns in local markets. Our management believes that a portfolio consisting primarily of freestanding, single-tenant retail properties, net leased to creditworthy tenants diversified geographically and by brand and number of tenants will enhance our liquidity opportunities for investors by making the sale of individual properties, multiple properties or our investment portfolio as a whole attractive to institutional investors and by making a possible listing of our shares attractive to the public investment community.
      To the extent feasible, we will seek to achieve a well-balanced portfolio diversified by geographic location, age of the property and lease maturity. We will pursue properties whose tenants represent a variety of industries so as to avoid concentration in any one industry. We expect these industries to include all types of retail establishments, convenience stores, drug stores and restaurant properties. We expect that tenants of our properties will also be diversified between national, regional and local brands. We will generally target properties with lease terms in excess of ten years. We may acquire properties with shorter terms if the property is in an attractive location, if the property is difficult to replace, or if the property has other significant favorable attributes. We expect that these investments will provide long-term value by virtue of their size, location, quality and condition and lease characteristics. We currently expect all of our acquisitions will be in the United States.
      Many retail companies today are entering into sale-leaseback arrangements as a strategy for applying more capital that would otherwise be applied to their real estate holdings to their core operating businesses. We believe that our investment strategy will enable us to take advantage of the increased emphasis on retailers’ core business operations in today’s competitive corporate environment as retailers attempt to divest from real estate assets.
      There is no limitation in the number, size or type of properties that we may acquire or on the percentage of net proceeds of this offering that may be invested in a single property. The number and mix of properties will depend upon real estate market conditions and other circumstances existing at the time of acquisition of properties and the amount of proceeds raised in this offering. For a further description, see the section titled “- Other Possible Investments” below.
      We intend to incur debt to acquire properties where our board determines that incurring such debt is in our best interest. In addition, from time to time, we may acquire some properties without financing and later incur mortgage debt secured by selected or all of such properties if favorable financing terms are available. We will use the proceeds from such loans to acquire additional properties. See “- Borrowing Policies” under this section for a more detailed explanation of our borrowing intentions and limitations.

Investment Grade and Other Creditworthy Tenants
      In evaluating potential property acquisitions consistent with our investment objectives, we will apply credit underwriting criteria to the tenants of existing properties and when re-leasing properties in our portfolio. Tenants of our properties will typically be large national or super-regional retail chains that are creditworthy entities having significant net worth and operating income. Generally these tenants must be experienced multi-unit operators with a proven track record in order to meet the credit tests applied by our advisor.
      A tenant will be considered “investment grade” when the tenant has a debt rating by Moody’s of Baa3 or better or a credit rating by Standard & Poor’s of BBB- or better, or its payments are guaranteed by a company with such rating.
      Moody’s ratings are opinions of future relative creditworthiness based on an evaluation of franchise value, financial statement analysis and management quality. The rating given to a debt obligation describes the level of risk associated with receiving full and timely payment of principal and interest on that specific debt obligation and how that risk compares with that of all other debt obligations. The rating, therefore, measures the ability of a company to generate cash in the future.
      A Moody’s debt rating of Baa3, which is the lowest investment grade rating given by Moody’s, is assigned to companies with adequate financial security. However, certain protective elements may be lacking or may be unreliable over any given period of time. A Moody’s debt rating of Aaa, which is the highest investment grade rating given by Moody’s, is assigned to companies with exceptional financial security. Thus, investment grade tenants will be judged by Moody’s to have at least adequate financial security, and will in some cases have exceptional financial security.
      Standard & Poor’s assigns a credit rating to both companies as a whole and to each issuance or class of a company’s debt. A Standard & Poor’s credit rating of BBB-, which is the lowest investment grade rating given by Standard & Poor’s, is assigned to companies that exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the company to meet its financial commitments. A Standard & Poor’s credit rating of AAA+, which is the highest investment grade rating given by Standard & Poor’s, is assigned to companies or issuances with extremely strong capacities to meet their financial commitments. Thus, investment grade tenants will be judged by Standard & Poor’s to have at least adequate protection parameters, and will in some cases have extremely strong financial positions.
      Other creditworthy tenants are tenants with financial profiles that our advisor believes meet our investment objectives. In making such determination, our advisor will look to factors that may include the financial condition of the tenant and/or guarantor, the operating history of the property with such tenant, the tenant’s market share and track record within its industry segment, the general health and outlook of the tenant’s industry segment, and the lease length and terms at the time of the acquisition.

Description of Leases
      We typically purchase properties with existing leases, and when spaces become vacant or existing leases expire we anticipate entering into “net” leases. “Net” leases means leases that typically require that tenants pay all or a majority of the operating expenses, including real estate taxes, special assessments and sales and use taxes, utilities, insurance and building repairs related to the property, in addition to the lease payments. There are various forms of net leases, typically classified as triple net, double net and bondable. Triple net and bondable leases typically require the tenant to pay typically all costs associated with a property in addition to the base rent and percentage rent, if any. Double net leases typically have the landlord responsible for the roof and structure of the building while the tenant is responsible for all remaining expenses associated with the real estate. Since each lease is an individually negotiated contract between two or more parties, each contract will have different obligations of both the landlord and tenant. Many large national tenants have standard lease forms that generally do not vary from property to property, and we will have limited ability to revise the terms of leases to those tenants. At this time, the various obligations of the landlord and tenant under the leases to be associated with our properties have not been determined.
      We anticipate that the leases will have terms in excess of ten years. We may acquire properties under which the lease term has partially run. We may acquire properties with shorter terms if the property is in an attractive location, if the property is difficult to replace, or if the property has other significant favorable real estate attributes. Under the leases, tenants will pay a predetermined annual base rent. Some of the leases also will contain provisions that increase the amount of base rent payable at points during the lease term and/or percentage rent that can be calculated by a number of factors. Under net leases, the tenants generally will be required to pay the real estate taxes, insurance, utilities and common area maintenance charges associated with the properties. In addition, we will generally require that each tenant pay the cost of the liability insurance covering the property or provide such coverage. The third party liability coverage will insure, among others, our company, our operating partnership, and any entity formed by us to hold the property. Each tenant will also obtain, at its own expense, property insurance naming the above parties as the insured party for fire and other casualty losses in an amount that will generally be equal to the full replacement value of such property. Our tenants will be required to obtain our advisor’s approval of all such insurance.
      In general, leases may not be assigned or subleased without our prior written consent. The original tenant generally will remain fully liable under the lease unless we release that tenant.

Other Possible Investments
      Although we expect that most of our property acquisitions will be of the type described above, we may make other investments. For example, we are not limited to investments in single-tenant retail properties or properties leased to investment grade tenants. We may invest in other commercial properties, such as shopping centers, business and industrial parks, manufacturing facilities, office buildings and warehouse and distribution facilities, or in other entities that make such investments or own such properties, in order to reduce overall portfolio risks or enhance overall portfolio returns if our advisor determines that it would be advantageous to do so. Further, to the extent that our advisor determines it is in our best interest, due to the state of the real estate market, in order to diversify our investment portfolio or otherwise, we will make or invest in mortgage loans secured by the same types of commercial properties that we intend to acquire. It is the policy of our board of directors to limit our investments in properties other than freestanding, single-tenant retail properties to 20% of our investment portfolio.
      Our criteria for investing in mortgage loans will be substantially the same as those involved in our investment in properties.
      We do not intend to make loans to other persons (other than mortgage loans), to underwrite securities of other issuers or to engage in the purchase and sale of any types of investments other than interests in real estate.

Investment Decisions
      Cole Advisors II will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our properties, subject to the approval of our board of directors. In pursuing our investment objectives and making investment decisions for us, Cole Advisors II will evaluate the proposed terms of the purchase against all aspects of the transaction, including the condition and financial performance of the property, the terms of existing leases and the creditworthiness of the tenant, terms of the lease and property and location characteristics. Because the factors considered, including the specific weight we place on each factor, will vary for each potential investment, we do not, and are not able to, assign a specific weight or level of importance to any particular factor.
      In addition to procuring and reviewing an independent valuation estimate and property condition report, our advisor will also consider the following:

•	unit level store performance
•	property location, visibility and access
•	age of the property, physical condition and curb appeal
•	neighboring property uses
•	local market conditions including vacancy rates
•	area demographics, including trade area population and average household income

•	neighborhood growth patterns and economic conditions
•	presence of demand generators

      Our advisor will consider whether properties leased and/or guaranteed by companies that maintain an investment grade rating by either Standard and Poor’s or Moody’s Investor Services. Our advisor will also consider non-rated and non-investment grade rated tenants that we consider creditworthy, as described in “Investment Grade and Other Creditworthy Tenants” above.
      Our advisor will carefully review the terms of each existing lease by considering various factors, including:

•	rent escalations;
•	remaining lease term
•	renewal option terms
•	tenant purchase options
•	termination options
•	scope of the landlord’s maintenance, repair and replacement requirements
•	projected net cash flow yield
•	projected internal rates of return

Conditions to Closing Our Acquisitions
      Generally, we will condition our obligation to close the purchase of any investment on the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications
•	surveys
•	evidence of marketable title, subject to such liens and encumbrances as are acceptable to Cole Advisors II
•	financial statements covering recent operations of properties having operating histories
•	title and liability insurance policies
•	tenant estoppel certificates
      We generally will not purchase any property unless and until we also obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property. However, we may purchase a property without obtaining such assessment if our advisor determines it is not warranted. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to asses surface conditions or activities that may have an adverse environmental impact on the property, and contacting local governmental agency personnel who perform a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate identity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, ground water or building materials from the property and may not reveal all environmental hazards on a property.
      We may enter into arrangements with the seller or developer of a suitable property being developed or constructed. In such cases, we will be obligated to purchase the property at the completion of construction, provided that the construction conforms to definitive plans, specifications, and costs approved by us in advance. We would receive a certificate of an architect, engineer or other appropriate party, stating that the property complies with all plans and specifications. If renovation or remodeling is required prior to the purchase of a property, we expect to pay a negotiated maximum amount upon completion. We do not currently intend to construct or develop properties or to render any services in connection with such development or construction.
      In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased.

Ownership Structure
      Our investment in real estate generally will take the form of holding fee title or a long-term leasehold estate. We will acquire such interests either directly through our operating partnership, or indirectly through limited liability companies or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with the developers of the properties, affiliates of Cole Advisors II or other persons. See “Our Operating Partnership Agreement” and “— Joint Venture Investments” sections below. In addition, we may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction so that the lease will be characterized as a “true lease” and that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the Internal Revenue Service will not challenge this characterization. In the event that any sale-leaseback transaction is re-characterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. See “Federal Income Tax Considerations — Sale-Leaseback Transactions.”

Joint Venture Investments
      We may enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements for the acquisition, development or improvement of properties with affiliates of our advisor, including other real estate programs sponsored by affiliates of our advisor. We may also enter into such arrangements with real estate developers, owners and other unaffiliated third parties. In determining whether to invest in a particular arrangement of this type, Cole Advisors II will evaluate the real property that such joint venture or other entity owns or is being formed to own under the same criteria described above in “— Investment Decisions” for the selection of our real estate property investments.
      Our policy is to invest in joint ventures only when we will have a right of first refusal to purchase the co-venturer’s interest in the joint venture if the co-venturer elects to sell such interest. In the event that the co-venturer elects to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the property held by the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property.
      Cole Advisors II may have conflicts of interest in determining which Cole-sponsored program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, Cole Advisors II may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since Cole Advisors II and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the co-venturer receiving benefits greater than the benefits that we receive. In addition, we may have liabilities that exceed the percentage of our investment in the joint venture.
      We may enter into joint ventures with other Cole real estate programs only if a majority of our directors not otherwise interested in the transaction and a majority of our independent directors approve the transaction as being fair and reasonable to us. In addition, the investment by each joint venture partner must be substantially on the same terms and conditions as those received by other joint venturers.

Borrowing Policies
      Our advisor believes that utilizing borrowing is consistent with our investment objective of maximizing the return to investors. By operating on a leveraged basis, we will have more funds available for investment in properties. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Our use of leverage increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property, as described in the “Risk Factors — General Risks Related to Investments in Real Estate” section of this prospectus. The number of properties that we can acquire will be affected by the amount of funds available to us. Accordingly, borrowing funds will allow us to increase our diversification. There is no limitation on the amount we may borrow against any single improved property. However, under our charter, we are required to limit our borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets, unless excess borrowing is approved by a majority of the independent directors and will be disclosed to our stockholders in our next quarterly report, along with a justification for such excess borrowing. We expect that during the period of this offering we will request that our independent directors approve borrowings in excess of this limitation since we will then be in the process of raising our equity capital to acquire our portfolio. However, we anticipate that our overall leverage following our offering stage will be within our charter limit. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted.
      Our advisor will use its best efforts to obtain financing on the most favorable terms available to us. All of our financing arrangements must be approved by a majority of our board members including a majority of our independent directors. Lenders may have recourse to assets not securing the repayment of the indebtedness. Our advisor may refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions from proceeds of the refinancing, if any, and an increase in property ownership is some refinancing proceeds are reinvested in real estate.
      Our ability to increase our diversification through borrowing may be adversely impacted if banks and other lending institutions reduce the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted.
      We may not borrow money from any of our directors or from our advisor or its affiliates unless such loan is approved by a majority of the directors not otherwise interested in the transaction (including a majority of the independent directors) as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.
Making Loans and Investments in Mortgages
      Our criteria for investing in mortgage loans will be substantially the same as those involved in our investment in properties. We are not limited as to the amount of gross offering proceeds that we may apply to mortgage loan investments.
      We will not make loans to other entities or other persons unless secured by mortgages. We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85.0% of the appraised value of the property as determined by an independent third party appraiser, unless we find substantial justification due to the presence of other underwriting criteria. We may find such justification in connection with the purchase of mortgage loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the mortgage loan investment does not exceed the fair market value of the underlying property. We will not invest in or make mortgage loans unless an appraisal is obtained concerning the underlying property, except for those loans insured or guaranteed by a government or government agency. In cases in which a majority of our independent directors so determine and in the event the transaction is with our advisor, any of our directors or their respective affiliates, the appraisal will be obtained from a certified independent appraiser to support its determination of fair market value.
      We may invest in first, second and third mortgage loans, wraparound mortgage loans, construction mortgage loans on real property, and loans on leasehold interest mortgages. However, we will not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of our advisor or any of its or our, affiliates. We also may invest in participations in mortgage loans. Second and wraparound mortgage loans are secured by second or wraparound deeds of trust on real property that is already subject to prior mortgage indebtedness. A wraparound loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loan, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, we would generally make principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans. Third mortgage loans are secured by third deeds of trust on real property that is already subject to prior first and second mortgage indebtedness. Construction loans are loans made for either original development or renovation of property. Construction loans in which we would generally consider an investment would be secured by first deeds of trust on real property for terms of six months to two years. Loans on leasehold interests are secured by an assignment of the borrower’s leasehold interest in the particular real property. These loans are generally for terms of from six months to 15 years. The leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans would generally permit us to cure any default under the lease. Mortgage participation investments are investments in partial interests of mortgages of the type described above that are made and administered by third-party mortgage lenders. Generally, we will not invest in any mortgage loans, including those described above, on any one property if the aggregate amount of mortgage loans outstanding on the property, including our loans, would exceed an amount equal to 85% of the appraised value of the property.
      In evaluating prospective mortgage loan investments, our advisor will consider factors such as the following:

•	ratio of the investment amount to the underlying property’s value
•	property’s potential for capital appreciation
•	expected levels of rental and occupancy rates
•	current and projected cash flow of the property
•	potential for rent increases
•	degree of liquidity of the investment
•	property’s income-producing capacity
•	quality, experience and creditworthiness of the borrower
•	general economic conditions in the area where the property is located
      In addition, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title. Because the factors considered, including the specific weight we place on each factor, will vary for each prospective mortgage loan investment, we do not, and are not able to, assign a specific weight or level of importance to any particular factor.
      We may originate loans from mortgage brokers or personal solicitations of suitable borrowers, or may purchase existing loans that were originated by other lenders. We may purchase existing mortgage loans from affiliates, and we may make or invest in mortgage loans in which the borrower is an affiliate. See “Conflicts of Interest.” Our advisor will evaluate all potential mortgage loan investments to determine if the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. An officer, director, agent or employee of our advisor will inspect the property during the loan approval process. We do not expect to make or invest in mortgage loans with a maturity of more than ten years from the date of our investment, and we anticipate that most loans will have a term of five years. Most loans that we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization, although many loans of the nature that we will consider provide for payments of interest only and a payment of principal in full at the end of the loan term. We will not originate loans with negative amortization provisions.
      We do not have any policies directing the portion of our assets that may be invested in construction loans, loans secured by leasehold interests and second, third and wraparound mortgage loans. However, we recognize that these types of loans are riskier than first deeds of trust or first priority mortgages on income-producing, fee-simple properties, and we expect to minimize the amount of these types of loans in our portfolio, to the extent that that we make or invest in mortgage loans. Our advisor will evaluate the fact that these types of loans are riskier in determining the rate of interest on the loans. We do not have any policy that limits the amount that we may invest in any single mortgage loan or the amount we may invest in mortgage loans to any one borrower.
      Our mortgage loan investments may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect our ability to effectuate our proposed investments in mortgage loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make mortgage loans in any jurisdiction in which the regulatory authority determines that we have not complied in all material respects with applicable requirements.
Acquisition of Properties from Affiliates
      We may acquire properties or interests in properties from or in co-ownership arrangements with affiliated entities, including properties acquired from affiliates engaged in construction and development of commercial real properties. We will not acquire any property from an affiliate unless a majority of our directors not otherwise interested in the transaction and a majority of our independent directors determine that the transaction is fair and reasonable to us. The purchase price that we will pay for any property we acquire from our affiliates, including property developed by an affiliate as well as property held by an affiliate that has already been developed, will not exceed the current appraised value of the property. In addition, the price of the property we acquire from an affiliate may not exceed the cost of the property to our affiliate, unless a majority of our directors and a majority of our independent directors determine that substantial justification for the excess exists and the excess is reasonable.
      In the case of properties we acquire from an affiliate that have not been constructed at the time of contracting, our affiliate will generally be required to obtain an independent “as built” appraisal for the property prior to our contracting for the property, in which case the purchase price we will pay under the purchase contract will not exceed the anticipated fair market value of the developed property as determined by the appraisal. Our contract with any affiliate engaged in development of properties for sale to us will require it to deliver to us at closing title to the property, as well as an assignment of leases.
      In the case of properties to be developed by any of our affiliates and sold to us, if any of our affiliates develop properties, we anticipate that our development company affiliate will:

•	acquire a parcel of land;
•	enter into contracts for the construction and development of a commercial building thereon;
•	enter into an agreement with one or more tenants to lease all or a majority of the property upon its completion;
•	secure an earnest money deposit from us, which may be used for acquisition and development expenses;
•	secure a financing commitment from a commercial bank or other institutional lender to finance the remaining acquisition and development expenses;

•	complete the development and allow the tenant or tenants to take possession of the property; and
•	provide for the acquisition of the property by us.

      We will be required to pay a substantial sum to our development company affiliate at the time of entering into the contract as a refundable earnest money deposit to be credited against the purchase price at closing, which will be applied to the cost of acquiring the land and initial development costs. We expect that the earnest money deposit will represent approximately 20.0% to 30.0% of the purchase price of the developed property set forth in the purchase contract.
      We may enter into a contract to acquire property from an affiliate engaged in property development even if we have not yet raised sufficient proceeds to enable us to pay the full amount of the purchase price at closing. We may also elect to close a purchase before the development of the property has been completed, in which case we would obtain an assignment of the construction and development contracts from our affiliate and would complete the construction either directly or through a joint venture with an affiliate. Any contract between us, directly or indirectly through a joint venture with an affiliate, and an affiliated development company for the purchase of property to be developed will provide that we will be obligated to purchase the property only if:

•	the affiliated development company completes the improvements, which generally will include the completion of the development, in accordance with the specifications of the contract;
•	one or more approved tenants takes possession of the building under a lease satisfactory to our advisor; and
•	we have sufficient proceeds available for investment at closing to pay the balance of the purchase price remaining after payment of the earnest money deposit.
      Our advisor will not cause us to enter into a contract to acquire property from an affiliated development company if it does not reasonably anticipate that funds will be available to purchase the property at the time of closing. If we enter into a contract to acquire property from an affiliated development company and, at the time for closing, are unable to purchase the property because we do not have sufficient proceeds available for investment, we will not be required to close the purchase of the property and will be entitled to a refund of our earnest money deposit from the affiliated development company. Because the affiliated development company may be an entity without substantial assets or operations, our board of directors may require that the affiliated development company’s obligation to refund our earnest money deposit be guaranteed by another entity, such as Fund Realty Advisors, our affiliated property manager, which provides property management and leasing services to various Cole programs, including us, for substantial monthly fees. As of the time Fund Realty Advisors or any other guarantor may be required to perform under any guaranty, we cannot assure you that such guarantor will have sufficient assets to refund all of our earnest money deposit in a lump sum payment. In such a case, we would be required to accept installment payments over time payable out of the revenues of the guarantor’s operations. We cannot assure you that we would be able to collect the entire amount of our earnest money deposit under such circumstances. See “Risk Factors — General Risks Related to Investments in Real Estate.”
Tenant-in-Common Program
      Persons selling real estate held for investment often seek to reinvest the proceeds of that sale in another real estate investment in an effort to obtain favorable tax treatment under Section 1031 of the Internal Revenue Code. Cole Capital Partners, an affiliate of our advisor, has developed a Tenant-in-Common Program to facilitate these transactions, referred to as like-kind exchanges. For each Tenant-in-Common Program, Cole Capital Partners or another Cole affiliate will create a single member limited liability company (each of which we refer to as a Cole Exchange Entity). A Cole Exchange Entity will acquire all or part of a real estate property to be owned in co-tenancy arrangements with persons wishing to engage in like-kind exchanges (Tenant-in-Common Participants). Generally, a Cole Exchange Entity will acquire the subject property and prepare and, through a registered broker-dealer, market a private placement memorandum for the sale of co-tenancy interests in that property. In many instances, affiliates of our advisor will sell or contribute a property to a Cole Exchange Entity for the purpose of selling off the property. Properties acquired in connection with the Tenant-in-Common Program, if any, initially may be partially or entirely financed with debt. When a Section 1031 Tenant-in-Common Participant wishes to acquire a co-tenancy interest, the Cole Exchange Entity will deed an undivided co-tenancy interest in the subject property to a newly formed single-member limited liability company that is owned by the Tenant-in-Common Participant. Typically, multiple investors will acquire co-tenancy interests in a single property. In a substantial majority of these transactions, the underlying property serves as collateral for the mortgage loan used to finance the purchase of the property. To the extent the loan is not repaid in full as part of the Tenant-in-Common Program, the loan remains outstanding after the sale of the co-tenancy interests to the Tenant-in-Common Participants. Each co-tenant is a borrower under the loan financing documents. However, these loans generally are non-recourse against the Tenant-in-Common Participants and are secured by the real property. However, the Tenant-in-Common Participants are required to indemnify and become liable to the lender for customer/carve-outs under the loan financing documents, including but not limited to fraud or intentional misrepresentation by a co-tenant or a guarantor of the loan, physical waste of the property, misapplication or misappropriation of insurance proceeds and failure to pay taxes.
      Although we do not presently intend to participate in a Tenant-in-Common Program, we may do so if our board of directors, including a majority of our independent directors, determines that our participation is in the best interest of our stockholders. In the event that our board of directors determines that it is in our best interest to participate in the Tenant-in-Common Program, we may co-invest in the property with the Cole Exchange Entity by purchasing an interest in the property directly from the original seller or purchasing a tenant-in-common interest from the Cole Exchange Entity. In that event, as an owner of tenant-in-common interests in properties, we will be subject to the risks that ownership of co-tenancy interests with unrelated third parties entails. Furthermore, to the extent we guarantee any loans associated with the properties that are subject to the Tenant-in-Common Programs, we, as well as the co-tenants, will become liable for the lender’s customary carve-outs under the applicable mortgage loan financing documents, including but not limited to fraud or intentional misrepresentation by a co-tenant or a guarantor of the loan, physical waste of the property, misapplication or misappropriation of insurance proceeds, and failure to pay taxes.
      We may co-invest with or purchase tenant-in-common interests from a Cole Exchange Entity only if a majority of our directors not otherwise interested in the transaction and a majority of our independent directors approves of the transaction as being fair, competitive and commercially reasonable to us. We anticipate that in the event we purchase a tenant-in-common interest from a Cole Exchange Entity, generally we will purchase the interest at the Cole Exchange Entity’s cost (before offering expenses and fees). However, if the price to us is in excess of the cost of the asset paid by our affiliate, a majority of our directors not otherwise interested in the transaction and a majority of our independent directors must determine that substantial justification for such excess exists and that such excess is reasonable. In no event shall the cost of such asset to us exceed the greater of the Cole Exchange Entity’s cost or the current appraised value for the property interest performed by an independent appraiser.
      Although the Cole Exchange Entity will charge fees and expenses to Tenant-in-Common Participants and/or will sell the tenant-in-common interests at a price above the price it paid for the property, we will not pay any fees or expenses to the Cole Exchange Entity. We will, however, pay our advisor the acquisition and advisory fees and reimburse the advisor for its expenses as described under “Management Compensation” to the same extent as with other types of property acquisitions.
      All purchasers of co-tenancy interests, including our operating partnership if it purchases co-tenancy interests, will be required to execute a tenants-in-common agreement with the other purchasers of co-tenancy interests in that particular property. They will also be required to execute an asset management agreement with Equity Fund Advisors, our affiliate, which would provide for the payment of asset management and leasing fees to Equity Fund Advisors. If we purchase co-tenancy interests, we will be subject to various risks associated with co-tenancy arrangements which are not otherwise present in real estate investments, such as the risk that the interests of the non-affiliated Tenant-in-Common Participants will become adverse to our interests.
      In any Tenant-in-Common Program, Cole Capital Partners, the Cole Exchange Entity, or the other Tenant-in-Common Participants may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. For instance, Cole Capital Partners will receive substantial fees in connection with its sponsoring of a Tenant-in-Common Program (although we will be required to pay such fees) and our participation in such a transaction likely would facilitate its consummation of the transactions. For these reasons, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of Cole Capital Partners or the Cole Exchange Entity. As a result, agreements and transactions between the parties with respect to the property will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated parties.
Disposition Policies
      We intend to hold each property we acquire for an extended period, generally eight to ten years. However, circumstances might arise that could result in the early sale of some properties. We may sell a property before the end of the expected holding period if we believe the sale of the property would be in the best interests of our stockholders.
      The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions and current tenant creditworthiness, with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized. The selling price of a property that is net leased will be determined in large part by the amount of rent payable under the lease. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions.
Investment Limitations
      Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. These limitations cannot be changed unless our charter is amended, which requires approval of our stockholders. Unless our charter is amended, we will not:

•	borrow in excess of 60% of the greater of the aggregate cost (before deducting depreciation or other non-cash reserves) or fair market value of all assets owned by us, unless approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report, along with a justification for such excess borrowing;

•	make investments in unimproved property or mortgage loans on unimproved property in excess of 10.0% of our total assets;

•	make investments in non-freestanding, non-single tenant property in excess of 20.0% of our total assets;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85.0% of the appraised value of such property unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	make an investment in a property or mortgage loan if the related acquisition fees and acquisition expenses are unreasonable or exceed 6.0% of the purchase price of the property or, in the case of a mortgage loan, 6.0% of the funds advanced; provided that the investment may be made if a majority of our independent directors determines that the transaction is commercially competitive, fair and reasonable to us;

•	invest in equity securities unless a majority of our independent directors approves such investment as being fair, competitive and commercially reasonable;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue debt securities in the absence of adequate cash flow to cover debt service;

•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance; or

•	issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share redemption program or the ability of our operating partnership to issue redeemable partnership interests.

      In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Shares” below.
Change in Investment Objectives and Limitations
      Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we follow are in the best interest of our stockholders. Each determination and the basis therefor shall be set forth in the minutes of the meetings of our board of directors. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in the organizational documents, may be altered by a majority of our directors, including a majority of the independent directors, without the approval of our stockholders.
Real Property Investments
      As of the date of this prospectus, we have not acquired or contracted to acquire any specific real properties or mortgage loans. Cole Advisors II, our advisor, is continually evaluating various potential property investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties for us and other Cole-sponsored programs. At such time while this offering is pending, if we believe that a reasonable probability exists that we will acquire a specific property, this prospectus will be supplemented to disclose the negotiations and pending acquisition of such property. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific property, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. YOU SHOULD UNDERSTAND THAT THE DISCLOSURE OF ANY PROPOSED ACQUISITION CANNOT BE RELIED UPON AS AN ASSURANCE THAT WE WILL ULTIMATELY CONSUMMATE SUCH ACQUISITION OR THAT THE INFORMATION PROVIDED CON-

CERNING THE PROPOSED ACQUISITION WILL NOT CHANGE BETWEEN THE DATE OF THE SUPPLEMENT AND ANY ACTUAL PURCHASE.
      We intend to obtain adequate insurance coverage for all properties in which we invest.
Other Policies
      Subject to applicable law, our board of directors has the authority, without further stockholder approval, to issue additional authorized common stock and/or preferred stock or otherwise raise capital in any manner and on the terms and for the consideration it deems appropriate, including in exchange for property and/or as consideration for acquisitions. Existing stockholders will have no preemptive right to additional shares issued in any future offering or other issuance of our capital stock, and any offering or issuance may cause a dilution of your investment. In addition, preferred shares could have distribution, voting, liquidation and other rights and preferences that are senior to those of our common shares. See “Description of Shares.” We may in the future issue common stock or preferred stock in connection with acquisitions, including issuing common stock or preferred stock in exchange for property. We also may issue units of partnership interest in our operating partnership in connection with acquisitions of property or other assets or entities.

PLAN OF OPERATION
      Certain statements contained in this “Plan of Operation” and elsewhere in this prospectus constitute “forward-looking statements.” Such statements include, in particular, statements about our plans, strategies and prospects, as well as information about our business and industry. These forward-looking statements are not historical facts but our current intent, belief or expectations of our business and industry. You can generally identify forward-looking statements by our use of forward-looking terminology, such as “may,” “will,” “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” “would,” “could,” “should” and variations of these words and similar expressions. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control.
      These forward-looking statements are subject to various risks and uncertainties, including those discussed above under “Risk Factors,” which could cause our actual results to differ materially from those projected in any forward-looking statement we make. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read the following discussion along with our financial statements and the related notes included in this prospectus.
General
      As of the date of this prospectus, we have not commenced operations. After the minimum subscription of 250,000 shares is achieved, subscription proceeds will be released to us (except for subscriptions from Pennsylvania investors — see “Plan of Distribution — Special Notice to Pennsylvania Investors”) and applied to investments in properties and other assets and the payment or reimbursement of selling commissions and other organization and offering expenses. See “Estimated Use of Proceeds.” We will experience a relative increase in liquidity as additional subscriptions for shares are received and a relative decrease in liquidity as net offering proceeds are expended in connection with the acquisition, development and operation of properties.
      We have not entered into any arrangements to acquire any specific properties with the net proceeds from this offering. The number of properties we may acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment in properties.
      Our advisor also may, but will not be required to, establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of non-liquidating net sale proceeds from the sale of our properties. Working capital reserves are typically utilized for non-operating expenses such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender may require its own formula for escrow of working capital reserves.
      The net proceeds of this offering will provide funds to enable us to purchase properties. We may acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each property in cash or for equity securities, or a combination thereof, or we may selectively encumber all or certain properties, if favorable financing terms are available, following acquisition. The proceeds from such loans will be used to acquire additional properties or increase cash flow. In addition, we intend to borrow funds to purchase properties. In the event that this offering is not fully sold, our ability to diversify our investments may be diminished.
      We intend to make an election under Section 856(c) of the Internal Revenue Code to be taxed as a REIT under the Internal Revenue Code, beginning with the taxable year ended December 31, 2005. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income. However, we believe that we are organized and operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes during the year ended December 31, 2005, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes.
      We will monitor the various qualification tests that we must meet to maintain our status as a REIT. Ownership of our shares will be monitored to ensure that no more than 50.0% in value of our outstanding shares is owned, directly or indirectly, by five or fewer individuals at any time after the first taxable year for which we make an election to be taxed as a REIT. We will also determine, on a quarterly basis, that the gross income, asset and distribution tests as described in the section of this prospectus entitled “Federal Income Tax Considerations — Requirements for Qualification” are met.
Liquidity and Capital Resources
      We expect to meet our short-term operating liquidity requirements initially through advances from our advisor or its affiliates, from time to time, as we need to fund our operating expenses incurred before we have raised the minimum offering of 250,000 shares. After we break escrow, we expect we will meet our short-term operating liquidity requirements from the proceeds of this offering and that any advances from our advisor will be repaid, without interest, as funds are available after meeting our current liquidity requirements, subject to the limitations on reimbursement set forth in the “Management Compensation” section of this prospectus. We do not expect our operating costs to be significant until we make our initial investments. As of March 31, 2005, we have not received any advances from our advisor. We expect that any advances will be made under a revolving advance arrangement, which will not be written, with our advisor. We expect that this arrangement will allow for repayments to be made as funds are available from the offering proceeds or from operating cash flows, but no later than two years from the date of the advance. The terms of the arrangement will be finalized upon the initial advance, if any. The offering and organizational costs associated with this offering will initially be paid by our advisor, which may be reimbursed for such costs up to 1.5% of the capital raised by us in this offering. As of March 31, 2005, our advisor has paid approximately $595,000 of such costs. After we make our initial investments from the proceeds of this offering, we expect our short-term operating liquidity requirements to be met through net cash provided by property operations. Operating cash flows are expected to increase as properties are added to our portfolio.
      On a long-term basis, our principal demands for funds will be for property acquisitions, either directly or through investment interests, for the payment of operating expenses and distributions, and for the payment of interest on our outstanding indebtedness and other investments. Generally, cash needs for items other than property acquisitions will be met from operations and property acquisitions from funding by public offerings of our shares. However, there may be a delay between the sale of our shares and our purchase of properties that could result in a delay in the benefits to our stockholders, if any, of returns generated from our investment operations. Our advisor will evaluate potential additional property acquisitions and engage in negotiations with sellers on our behalf. Investors should be aware that after a purchase contract is executed that contains specific terms, the property will not be purchased until the successful completion of due diligence, which includes review of the title insurance commitment, an appraisal and an environmental analysis. In some instances, the proposed acquisition will require the negotiation of final binding agreements, which may include financing documents. During this period, we may decide to temporarily invest any unused proceeds from the offering in certain investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions.
      Our board of directors will determine the amount and timing of distributions to our stockholders and will base such determination on a number of factors, including funds available for payment of distributions, financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code.
      Potential future sources of capital include proceeds from this offering, proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of properties and undistributed funds from operations. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures. Currently, we do not have a credit facility or other third party source of liquidity. To the extent we do not secure a credit facility or other third party source of liquidity, we will be dependent upon the proceeds of this offering and income from operations in order to meet our long term liquidity requirements and to fund our distributions.
Results of Operations
      As of the initial date of this prospectus, no significant operations had commenced because we were in our development stage. No operations will commence until we have sold 250,000 shares of our common stock in this offering. Our management is not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally (such as lower capitalization rates, which lead to lower rents), that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operations of real properties and mortgage loans, other than those referred to in this prospectus.
Inflation
      The real estate market has not been affected significantly by inflation in the past several years due to the relatively low inflation rate. However, in the event inflation does become a factor, our leases typically do not include provisions that would protect us from the impact of inflation.
Critical Accounting Policies
      As of March 31, 2005 and December 31, 2004, the only asset we held was cash and cash equivalents of $200,000. The valuation of this amount does not require estimates or judgment by management.

PRIOR PERFORMANCE SUMMARY
Prior Investment Programs
      The information presented in this section represents the historical experience of certain real estate programs managed over the last ten years by Cole Capital Advisors, Cole Capital Partners and other affiliates of our advisor, including certain officers and directors of our advisor. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.
      During the period from January 1, 1995 to March 31, 2005, affiliates of our advisor have sponsored 48 privately offered prior programs including 24 limited partnerships, a real estate investment trust (Cole REIT I), four debt offerings and nineteen tenant-in-common programs. As of March 31, 2005, such prior programs have raised approximately $287.2 million from 5,400 investors. Each of the 24 limited partnerships, the real estate investment trust, three of the debt offerings and the 19 tenant-in-common programs have investment objectives and policies similar to that of this program. See Tables I and II of the Prior Performance Tables for more detailed information about the experience of our affiliates in raising and investing funds for offerings initiated over the last four years and compensation paid to the sponsors of these programs.
      We intend to conduct this offering in conjunction with future offerings by one or more public and private real estate entities sponsored by Cole Capital Advisors, Cole Capital Partners and their affiliates. To the extent that such entities have the same or similar objectives as ours or involve similar or nearby properties, such entities may be in competition with the properties acquired by us. See the “Conflicts of Interest” section of this prospectus for additional information.
      The information in this section and in the Prior Performance Tables attached to this prospectus as Appendix A provides relevant summary information concerning real estate programs sponsored by our affiliates. The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to (1) experience in raising and investing funds (Table I); (2) compensation to the sponsor and its affiliates (Table II); (3) annual operating results of prior real estate programs (Table III); (4) results of completed programs (Table IV); and (5) results of sales or disposals of properties (Table V). Additionally, Table VI, which is contained in Part II of the registration statement for this offering and which is not part of the prospectus, contains certain additional information relating to properties acquired by the prior real estate programs. We will furnish copies of such table to any prospective investor upon request and without charge. The purpose of this prior performance information is to enable you to evaluate accurately the experience of our advisor and its affiliates in sponsoring like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.
Summary Information
      During the period from January 1, 1995 to March 31, 2005, affiliates of our advisor have been general partners in 24 limited partnerships with similar objectives to our program, involving the sale of limited partnership interests to 3,400 investors, raising approximately $138.0 million of capital. The foregoing partnerships have purchased in the aggregate 47 properties for an approximate acquisition cost of $254.6 million, of which 51.1% is attributable to 20 shopping centers, 46.0% is attributable to 23 single-tenant commercial properties, 0.8% is attributable to one office building, 1.1% is attributable to one data center and 1.0% is attributable to two unimproved or partially-improved land parcels intended for high-rise/data center development. 21 of the properties are located in the Phoenix metropolitan area, one is located in northern Arizona and 25 are located in the following states: three in Tennessee; three in Oklahoma; two in California; two in Florida; two in Ohio; and one each in Alabama, Indiana, Iowa, Kentucky, Michigan, Mississippi, Nevada, New Mexico, New York, South Carolina, Texas, Virginia and Washington. The properties have been purchased on terms varying from all cash to market rate financing. To date, 21 of the properties have been sold.

      Of the above, three real estate investment programs that acquired retail shopping centers, one real estate investment program that developed a data center and two limited partnerships that acquired single-tenant commercial properties, have been sponsored since March 31, 2002. Cole Capital Partners, through wholly owned subsidiaries, serves as the general partner of Cole Credit Property Fund Limited Partnership (CCPF) and Cole Credit Property Fund II Limited Partnership (CCPF II). As of March 31, 2005, CCPF had raised $25.0 million and acquired 14 properties or an interest therein in 12 states across the U.S. for an aggregate acquisition cost of approximately $55.8 million. All of such properties are single-tenant commercial properties that were net leased to investment grade tenants, which are companies that have a debt rating by Moody’s of Baa3 or better or a credit rating by Standard & Poor’s of BBB- or better, or are guaranteed by a company with such rating, as of the date of acquisition. Subsequent to the acquisition by CCPF, the tenants at two properties representing less than 7.5% of the fund’s invested equity have been downgraded below investment grade, one of which has filed for Chapter 11 bankruptcy protection. As of March 31, 2005, CCPF II had raised approximately $24.5 million and had acquired ten properties or an interest therein (including one property co-owned with CCPF) in seven states for an aggregate acquisition cost of approximately $61.3 million.
      In addition to the partnerships described above, as of March 31, 2005, Cole Collateralized Senior Notes, LLC (CCSN), a subsidiary of Cole Capital Advisors had issued approximately $28.0 million in Series A Notes, and had acquired 25 restaurants and 15 single-tenant retail properties located in 18 states for an aggregate acquisition cost of approximately $123.7 million. As of March 31, 2005, CCSN had sold 24 properties, of which three were sold as part of Cole Capital Partners’ tenant-in-common program and three were sold to Cole REIT I.
      In addition to the partnerships described above, as of March 31, 2005, Cole Collateralized Senior Notes II, LLC (CCSN II), a subsidiary of Cole Capital Advisors had issued approximately $28.7 million in Series B Notes and had acquired 23 single-tenant retail properties in 13 states for an aggregate acquisition cost of approximately $138.0 million. As of March 31, 2005, CCSN II had sold ten properties, of which seven were sold as part of Cole Capital Partners’ tenant-in-common program and three were sold to Cole REIT I.
      In addition to the partnerships described above, as of March 31, 2005, Cole Collateralized Senior Notes III, LLC (CCSN III), a subsidiary of Cole Capital Advisors, had issued approximately $6.6 million in Series C Notes and had not acquired any properties.
      In addition, as of March 31, 2005, Cole REIT I, had raised approximately $46.1 million, and had acquired 13 single-tenant retail properties in ten states for an aggregate acquisition cost of approximately $79.8 million.
      In addition, the Cole Exchange Entities, offer properties to Code Section 1031 exchange investors in the form of the sale of tenant-in-common ownership interests in such properties. As of March 31, 2005, aggregate ownership interests of $39.8 million had been sold in 16 private offerings of properties located in 12 states. In addition, as of March 31, 2005, three other Tenant-in-Common Programs were ongoing with an aggregate offering amount of approximately $17.4 million for which no amounts had been raised as of such date. See the Prior Performance Tables attached to this memorandum as Appendix A for additional information regarding the foregoing programs.
      The following table shows a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior real estate programs of our affiliates as of March 31, 2005:

Type of Property	New	Used	Construction

Retail	1.0%	99.0%	—
Office buildings	—	100%	—
Land	—	100%	—
Data Center	—	—	100%

      These programs have sold 49 of the total of 118 properties, or 41.5% of such properties. The original purchase price of the properties that were sold was $166.4 million, and the aggregate sales price of such properties was $213.3 million. See Tables III, IV and V of the Prior Performance Tables for more detailed information as to the operating results of such programs whose offerings closed in the last five years, results of such programs that have completed their operations over the last five years and the sales or other disposals of properties with investment objectives similar to ours over the last three years.
      An entity affiliated with the officers of Cole Partnerships, Inc. has raised $5 million in a debt offering for general corporate purposes, including investments in joint ventures with affiliates, which has been repaid.
      The prior programs sponsored by our affiliates have occasionally been adversely affected by the cyclical nature of the real estate market. They have experienced, and may in the future experience, decreases in net income when economic conditions decline. For example, one of these programs, Cole Santa Fe Investors, LP owns an approximately 262,000 square foot shopping center property. One of the tenants of the property, which leases approximately 50,000 square feet (approximately 19% of the leasable space), has filed for bankruptcy and discontinued making rent payments. Distributions to investors in that program have been suspended indefinitely beginning with the quarter ended December 31, 2003. In addition, Cole Southwest Opportunity Fund, LP completed development of a Phoenix, Arizona facility in August 2001 through a joint venture and was unable to lease the facility as a result of the severe downturn in the telecommunications industry. On April 6, 2005, the Phoenix facility was sold for $16.3 million. Vacant land parcels in Las Vegas, Nevada, formerly owned by a wholly owned subsidiary of Cole Southwest Opportunity Fund, LP were previously sold. As a result of these sale transactions, the sponsor estimates that investors will receive approximately 81% of their original investment upon liquidation of the limited partnership. A continued vacancy in the property owned by Santa Fe Investors, LP could adversely affect the ultimate performance of this prior program. See “Prior Performance Tables — Table III.”

FEDERAL INCOME TAX CONSIDERATIONS
General
      The following is a summary of material federal income tax considerations associated with an investment in shares of our common stock. This summary does not address all possible tax considerations that may be material to an investor and does not constitute tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the Internal Revenue Code, such as insurance companies, tax-exempt organizations or financial institutions or broker-dealers.
      The Internal Revenue Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, treasury regulations promulgated thereunder (Treasury Regulations) and administrative and judicial interpretations thereof.
      We urge you, as a prospective investor, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT. These consequences include the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election.
Opinion of Counsel
      Morris, Manning & Martin, LLP has acted as our counsel, has reviewed this summary and is of the opinion that it fairly summarizes the federal income tax considerations addressed that are material to our stockholders. It is also the opinion of our counsel that we will qualify to be taxed as a REIT under the Internal Revenue Code for our taxable year ended December 31, 2005, provided that we have operated and will continue to operate in accordance with various assumptions and the factual representations we made to counsel concerning our business, properties and operations. We must emphasize that all opinions issued by Morris, Manning & Martin, LLP are based on various assumptions and are conditioned upon the assumptions and representations we made concerning certain factual matters related to our business and properties. Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Internal Revenue Code discussed below, the results of which will not be reviewed by Morris, Manning & Martin, LLP. Accordingly, we cannot assure you that the actual results of our operations for any one taxable year will satisfy these requirements. See “Risk Factors — Federal Income Tax Risks.” The statements made in this section of the prospectus and in the opinion of Morris, Manning & Martin, LLP are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinion. Moreover, an opinion of counsel is not binding on the Internal Revenue Service, and we cannot assure you that the Internal Revenue Service will not successfully challenge our status as a REIT.
Taxation of the Company
      We plan to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, effective for our taxable year ending December 31, 2005. We believe that, commencing with such taxable year, we will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Internal Revenue Code. We intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. Pursuant to our charter, our board of directors has the authority to make any tax elections on our behalf that, in their sole judgment, are in our best interest. This authority includes the ability to elect not to qualify as a REIT for federal income tax purposes or, after qualifying as a REIT to revoke or otherwise terminate our status as a REIT. Our board of directors has the authority under our charter to make these elections without the necessity of obtaining the approval of our stockholders. In addition, our board of directors has the authority to waive any restrictions and limitations contained in our charter that are intended to preserve our status as a REIT during any period in which our board of directors has determined not to pursue or preserve our status as a REIT.
      Although we currently intend to operate so as to be taxed as a REIT, changes in the law could affect that decision. For example, in 2003, Congress passed major federal tax legislation that illustrates the changes in tax law that could affect that decision. One of the changes reduced the tax rate on recipients of distributions paid by corporations to individuals to a maximum of 15.0%. REIT distributions generally do not qualify for this reduced rate. The tax changes did not, however, reduce the corporate tax rates. Therefore, the maximum corporate tax rate of 35.0% has not been affected. Even with the reduction of the rate of tax on distributions received by individuals, the combined maximum corporate and individual federal income tax rate is 44.75% and with the effect of state income taxes, the combined tax rate can exceed 50.0%. If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders. Thus, REIT status generally continues to result in substantially reduced tax rates when compared to the taxation of corporations.
      Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would cause a REIT to be a less advantageous tax status for companies that invest in real estate, and it could become more advantageous for such companies to elect to be taxed for federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the ability, under certain circumstances, to elect not to qualify us as a REIT or, after we have qualified as a REIT, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and to all investors and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.
      If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation.
      Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

•	we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

•	under some circumstances, we will be subject to alternative minimum tax;

•	if we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

•	if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business), our income will be subject to a 100.0% tax;

•	if we fail to satisfy either of the 75.0% or 95.0% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because applicable conditions have been met, we will be subject to a 100.0% tax on an amount equal to the greater of the amount by which we fail the 75.0% or 95.0% test multiplied by a fraction calculated to reflect our profitability;

•	if we fail to distribute during each year at least the sum of (i) 85.0% of our REIT ordinary income for the year, (ii) 95.0% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4.0% excise tax on the excess of the required distribution over the amounts actually distributed; and

•	if we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gains may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the Internal Revenue Service.

Requirements for Qualification as a REIT
      In order for us to qualify, and continue to qualify, as a REIT, we must meet, and we must continue to meet, the requirements discussed below relating to our organization, sources of income, nature of assets, distributions of income to our stockholders and recordkeeping.

Organizational Requirements
      In order to qualify for taxation as a REIT under the Internal Revenue Code, we must:

•	be a domestic corporation;

•	elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements;

•	be managed by one or more trustees or directors;

•	have transferable shares;

•	not be a financial institution or an insurance company;

•	use a calendar year for federal income tax purposes;

•	have at least 100 stockholders for at least 335 days of each taxable year of twelve months; and

•	not be closely held.
      As a Maryland corporation, we satisfy the first requirement, and we intend to file an election to be taxed as a REIT with the Internal Revenue Service. In addition, we are managed by a board of directors, we have transferable shares and we do not intend to operate as a financial institution or insurance company. We utilize the calendar year for federal income tax purposes. We would be treated as closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50.0% (by value) of our shares at any time during the last half of our taxable year. For purposes of the closely held test, the Internal Revenue Code generally permits a look-through for pension funds and certain other tax-exempt entities to the beneficiaries of the entity to determine if the REIT is closely held. We do not currently meet the requirement of having more than 100 stockholders, and we are closely held. However, these requirements do not apply until after the first taxable year for which an election is made to be taxed as a REIT. We anticipate issuing sufficient shares with sufficient diversity of ownership pursuant to this offering to allow us to satisfy these requirements after our 2004 taxable year. In addition, our charter provides for restrictions regarding transfer of shares that are intended to assist us in continuing to satisfy these share ownership requirements. Such transfer restrictions are described in “Description of Shares — Restrictions on Ownership and Transfer.” These provisions permit us to refuse to recognize certain transfers of shares that would tend to violate these REIT provisions. We can offer no assurance that our refusal to recognize a transfer will be effective. However, based on the foregoing, we should currently satisfy the organizational requirements, including the share ownership requirements, required for qualifying as a REIT under the Internal Revenue Code. Notwithstanding compliance with the share ownership requirements outlined above, tax-exempt stockholders may be required to treat all or a portion of their distributions from us as unrelated business taxable income (UBTI) if tax-exempt stockholders, in the aggregate, exceed certain ownership thresholds set forth in the Internal Revenue Code. See “— Treatment of Tax-Exempt Stockholders” below.

Ownership of Interests in Partnerships and Qualified REIT Subsidiaries
      In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and is deemed to have earned its allocable share of partnership income. Also, if a REIT owns a qualified REIT subsidiary, which is defined as a corporation wholly owned by a REIT that does not elect to be taxed as a taxable REIT subsidiary under the Internal Revenue Code, the REIT will be deemed to own all of the subsidiary’s assets and liabilities and it will be deemed to be entitled to treat the income of that subsidiary as its own. In addition, the character of the assets and gross income of the partnership or qualified REIT subsidiary shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and asset tests set forth in the Internal Revenue Code.

Operational Requirements — Gross Income Tests
      To maintain our qualification as a REIT, we must, on an annual basis, satisfy the following gross income requirements:

•	At least 75.0% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property. Gross income includes “rents from real property” and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business. Such dispositions are referred to as “prohibited transactions.” This is known as the 75.0% Income Test.

•	At least 95.0% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and from distributions, interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is known as the 95.0% Income Test.
      The rents we receive, or that we are deemed to receive, qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

•	the amount of rent received from a tenant generally must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

•	rents received from a tenant will not qualify as “rents from real property” if an owner of 10.0% or more of the REIT directly or constructively owns 10.0% or more of the tenant or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified);

•	if rent attributable to personal property leased in connection with a lease of real property is greater than 15.0% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as “rents from real property”; and

•	the REIT must not operate or manage the property or furnish or render services to tenants, other than through an “independent contractor” who is adequately compensated and from whom the REIT does not derive any income. However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.” Even if the services with respect to a property are impermissible tenant services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed 1.0% of all amounts received or accrued with respect to that property.
      We will be paid interest on the mortgage loans that we make or acquire. All interest qualifies under the 95.0% gross income test. If a mortgage loan is secured exclusively by real property, all of such interest will also qualify for the 75.0% income test. If both real property and other property secure the mortgage loan, all of the interest on such mortgage loan will also qualify for the 75.0% gross income test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment.
      If we acquire ownership of property by reason of the default of a borrower on a loan or possession of property by reason of a tenant default, if the property qualifies and we elect to treat it as foreclosure property, the income from the property will qualify under the 75.0% Income Test and the 95.0% Income Test notwithstanding its failure to satisfy these requirements for three years, or if extended for good cause, up to a total of six years. In that event, we must satisfy a number of complex rules, one of which is a requirement that we operate the property through an independent contractor. We will be subject to tax on that portion of our net income from foreclosure property that does not otherwise qualify under the 75.0% Income Test.
      Prior to the making of investments in properties, we may satisfy the 75.0% Income Test and the 95.0% Income Test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75.0% Income Test only for one year from the receipt of proceeds. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one-year period, in order to satisfy the 75.0% Income Test, we may invest the offering proceeds in less liquid investments such as mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares in other REITs. We expect to receive proceeds from the offering in a series of closings and to trace those proceeds for purposes of determining the one-year period for “new capital investments.” No rulings or regulations have been issued under the provisions of the Internal Revenue Code governing “new capital investments,” however, so there can be no assurance that the Internal Revenue Service will agree with this method of calculation.
      Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above. We can give no assurance in this regard, however. Notwithstanding our failure to satisfy one or both of the 75.0% Income and the 95.0% Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of our income sources to our federal income tax return; and

•	any incorrect information on the schedule is not due to fraud with intent to evade tax.
      It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally earn exceeds the limits on this income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in “— Taxation of the Company,” even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

Operational Requirements — Asset Tests
      At the close of each quarter of our taxable year, we also must satisfy the following three tests relating to the nature and diversification of our assets:

•	First, at least 75.0% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term “real estate assets” includes real property, mortgages on real property, shares in other qualified REITs and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

•	Second, no more than 25.0% of our total assets may be represented by securities other than those in the 75.0% asset class.

•	Third, of the investments included in the 25.0% asset class, the value of any one issuer’s securities that we own may not exceed 5.0% of the value of our total assets. Additionally, we may not own more than 10.0% of any one issuer’s outstanding voting securities.
      The 5.0% test must generally be met for any quarter in which we acquire securities. Further, if we meet the asset tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the asset tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of nonqualifying assets within 30 days after the close of that quarter. We maintain, and will continue to maintain, adequate records of the value of our assets to ensure compliance with the asset tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

Operational Requirements — Annual Distribution Requirement
      In order to be taxed as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90.0% of our REIT taxable income, which is computed without regard to the distributions paid deduction and our capital gain and subject to certain other potential adjustments.
      While we must generally make distributions in the taxable year to which they relate, we may also pay distributions in the following taxable year if (1) they are declared before we timely file our federal income tax return for the taxable year in question, and if (2) they are made on or before the first regular distribution payment date after the declaration.
      Even if we satisfy the foregoing distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of distributions made to stockholders.
      In addition, if we fail to distribute during each calendar year at least the sum of:

•	85.0% of our ordinary income for that year;

•	95.0% of our capital gain net income other than the capital gain net income that we elect to retain and pay tax on for that year; and

•	any undistributed taxable income from prior periods,
we will be subject to a 4.0% excise tax on the excess of the amount of such required distributions over amounts actually distributed during such year.
      We intend to make timely distributions sufficient to satisfy this requirement; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and (2) the inclusion of that income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale.
      In such circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on certain undistributed income. We may find it necessary in such circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements, or we may pay taxable stock distributions to meet the distribution requirement.
      If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay “deficiency distributions” in a later year and include such distributions in our deductions for distributions paid for the earlier year. In such event, we may be able to avoid being taxed on amounts distributed as deficiency distributions, but we would be required in such circumstances to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency distributions for the earlier year.

      As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	we would be required to pay the tax on these gains;

•	our stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by us; and

•	the basis of a stockholder’s shares would be increased by the difference between the designated amount included in the stockholder’s long-term capital gains and the tax deemed paid with respect to such shares.
      In computing our REIT taxable income, we will use the accrual method of accounting and depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to Cole Advisors or its affiliates. Were the Internal Revenue Service successfully to challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT unless we were permitted to pay a deficiency distribution to our stockholders and pay interest thereon to the Internal Revenue Service, as provided by the Internal Revenue Code. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.

Operational Requirements — Recordkeeping
      In order to continue to qualify as a REIT, we must maintain records as specified in applicable Treasury Regulations. Further, we must request, on an annual basis, information designed to disclose the ownership of our outstanding shares. We intend to comply with such requirements.
Failure to Qualify as a REIT
      If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to qualify as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. See “Risk Factors — Federal Income Tax Risks.”
Sale-Leaseback Transactions
      Some of our investments may be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.
      The Internal Revenue Service may take the position that a specific sale-leaseback transaction that we treat as a true lease is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan. We may also structure some sale-leaseback transactions as loans. In this event, for purposes of the asset tests and the 75.0% Income Test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the asset tests or the income tests and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.
Taxation of U.S. Stockholders

Definition
      In this section, the phrase “U.S. stockholder” means a holder of shares that for federal income tax purposes:

•	is a citizen or resident of the United States;

•	is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

•	is an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.
      For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. stockholders will be taxed as described below.

Distributions Generally
      Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute distributions up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income. Individuals receiving “qualified dividends,” distributions from domestic and certain qualifying foreign subchapter C corporations, may be entitled to the new lower rates on distributions (at rates applicable to long-term capital gains, currently at a maximum rate of 15%) provided certain holding period requirements are met. However, individuals receiving distributions from us, a REIT, will generally not be eligible for the new lower rates on distributions except with respect to the portion of any distribution which (a) represents distributions being passed through to us from a corporation in which we own shares (but only if such distributions would be eligible for the new lower rates on distributions if paid by the corporation to its individual stockholders), (b) is equal to our REIT taxable income (taking into account the distributions paid deduction available to us) less any taxes paid by us on these items during our previous taxable year, or (c) are attributable to built-in gains realized and recognized by us from disposition of properties acquired by us in non-recognition transaction, less any taxes paid by us on these items during our previous taxable year. These distributions are not eligible for the distributions received deduction generally available to corporations. To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder’s shares, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.
      We will be treated as having sufficient earnings and profits to treat as a distribution any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4.0% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions
      Distributions to U.S. stockholders that we properly designate as capital gain distributions will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. stockholder has held his or her shares.

Passive Activity Loss and Investment Interest Limitations
      Our distributions and any gain you realize from a disposition of shares will not be treated as passive activity income, and stockholders may not be able to utilize any of their “passive losses” to offset this income on their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect, in which case any such capital gains will be taxed as ordinary income.

Certain Dispositions of the Shares
      In general, any gain or loss realized upon a taxable disposition of shares by a U.S. stockholder who is not a dealer in securities, including any disposition pursuant to our proposed share redemption program, will be treated as long-term capital gain or loss if the shares have been held for more than twelve months and as short-term capital gain or loss if the shares have been held for twelve months or less. If, however, a U.S. stockholder has received any capital gains distributions with respect to his shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions received with respect to his shares, will be treated as long-term capital loss. Also, the Internal Revenue Service is authorized to issue Treasury Regulations that would subject a portion of the capital gain a U.S. stockholder recognizes from selling his shares or from a capital gain distribution to a tax at a 25.0% rate, to the extent the capital gain is attributable to depreciation previously deducted.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders
      Under some circumstances, U.S. stockholders may be subject to backup withholding at a rate of 30.0% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares. Backup withholding will apply only if the stockholder:

•	fails to furnish his or her taxpayer identification number, which, for an individual, would be his or her Social Security Number;

•	furnishes an incorrect tax identification number;

•	is notified by the Internal Revenue Service that he or she has failed properly to report payments of interest and distributions or is otherwise subject to backup withholding; or

•	under some circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct tax identification number and that (a) he or she has not been notified by the Internal Revenue Service that he or she is subject to backup withholding for failure to report interest and distribution payments or (b) he or she has been notified by the Internal Revenue Service that he or she is no longer subject to backup withholding.
      Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service.

U.S. stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.
Treatment of Tax-Exempt Stockholders
      Tax-exempt entities such as employee pension benefit trusts, individual retirement accounts and charitable remainder trusts generally are exempt from federal income taxation. Such entities are subject to taxation, however, on any UBTI, as defined in the Internal Revenue Code. Our payment of distributions to a tax-exempt employee pension benefit trust or other domestic tax-exempt stockholder generally will not constitute UBTI to such stockholder unless such stockholder has borrowed to acquire or carry its shares.
      In the event that we were deemed to be “predominately held” by qualified employee pension benefit trusts that each hold more than 10.0% (in value) of our shares, such trusts would be required to treat a certain percentage of the distributions paid to them as UBTI. We would be deemed to be “predominately held” by such trusts if either (i) one employee pension benefit trust owns more than 25.0% in value of our shares, or (ii) any group of such trusts, each owning more than 10.0% in value of our shares, holds in the aggregate more than 50.0% in value of our shares. If either of these ownership thresholds were ever exceeded, any qualified employee pension benefit trust holding more than 10.0% in value of our shares would be subject to tax on that portion of our distributions made to it which is equal to the percentage of our income that would be UBTI if we were a qualified trust, rather than a REIT. We will attempt to monitor the concentration of ownership of employee pension benefit trusts in our shares, and we do not expect our shares to be deemed to be “predominately held” by qualified employee pension benefit trusts, as defined in the Internal Revenue Code, to the extent required to trigger the treatment of our income as to such trusts.
      For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute UBTI unless the stockholder in question is able to deduct amounts “set aside” or placed in reserve for certain purposes so as to offset the UBTI generated. Any such organization that is a prospective stockholder should consult its own tax advisor concerning these “set aside” and reserve requirements.
Special Tax Considerations for Non-U.S. Stockholders
      The rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (non-U.S. stockholders) are complex. The following discussion is intended only as a summary of these rules. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in our shares, including any reporting requirements.

Income Effectively Connected with a U.S. Trade or Business
      In general, non-U.S. stockholders will be subject to regular U.S. federal income taxation with respect to their investment in our shares if the income derived therefrom is “effectively connected” with the non-U.S. stockholder’s conduct of a trade or business in the United States. A corporate non-U.S. stockholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Internal Revenue Code, which is payable in addition to the regular U.S. federal corporate income tax.
      The following discussion will apply to non-U.S. stockholders whose income derived from ownership of our shares is deemed to be not “effectively connected” with a U.S. trade or business.

Distributions Not Attributable to Gain from the Sale or Exchange of a United States Real Property Interest
      A distribution to a non-U.S. stockholder that is not attributable to gain realized by us from the sale or exchange of a “United States real property interest” within the meaning of the Foreign Investment in Real Property Tax Act of 1980, as amended (FIRPTA), and that we do not designate as a capital gain distribution will be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits. Generally, any ordinary income distribution will be subject to a U.S. federal income tax equal to 30.0% of the gross amount of the distribution unless this tax is reduced by the provisions of an applicable tax treaty. Any such distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each non-U.S. stockholder’s basis in its shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares.

Distributions Attributable to Gain from the Sale or Exchange of a United States Real Property Interest
      Distributions to a non-U.S. stockholder that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a non-U.S. stockholder under Internal Revenue Code provisions enacted by FIRPTA. Under FIRPTA, such distributions are taxed to a non-U.S. stockholder as if the distributions were gains “effectively connected” with a U.S. trade or business. Accordingly, a non-U.S. stockholder will be taxed at the normal capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30.0% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption.

Withholding Obligations With Respect to Distributions to Non-U.S. Stockholders
      Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to non-U.S. stockholders, and remit to the Internal Revenue Service:

•	35.0% of designated capital gain distributions or, if greater, 35.0% of the amount of any distributions that could be designated as capital gain distributions; and

•	30.0% of ordinary income distributions (i.e., distributions paid out of our earnings and profits).
      In addition, if we designate prior distributions as capital gain distributions, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain distributions for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30.0% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a non-U.S. stockholder exceeds the stockholder’s U.S. tax liability with respect to that distribution, the non-U.S. stockholder may file a claim with the Internal Revenue Service for a refund of the excess.

Sale of Our Shares by a Non-U.S. Stockholder
      A sale of our shares by a non-U.S. stockholder will generally not be subject to U.S. federal income taxation unless our shares constitute a United States real property interest. Our shares will not constitute a United States real property interest if we are a “domestically controlled REIT.” A “domestically controlled REIT” is a REIT that at all times during a specified testing period has less than 50.0% in value of its shares held directly or indirectly by non-U.S. stockholders. We currently anticipate that we will be a domestically controlled REIT. Therefore, sales of our shares should not be subject to taxation under FIRPTA. However, we do expect to sell our shares to non-U.S. stockholders and we cannot assure you that we will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a non-U.S. stockholder’s sale of our shares would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our shares were “regularly traded” on an established securities market and on the size of the selling stockholder’s interest in us. Our shares currently are not “regularly traded” on an established securities market.
      If the gain on the sale of shares were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. In addition, distributions that are treated as gain from the disposition of shares and are subject to tax under FIRPTA also may be subject to a 30.0% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Under FIRPTA, the purchaser of our shares may be required to withhold 10.0% of the purchase price and remit this amount to the Internal Revenue Service.
      Even if not subject to FIRPTA, capital gains will be taxable to a non-U.S. stockholder if the non-U.S. stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30.0% tax on his or her U.S. source capital gains.
      Recently promulgated Treasury Regulations may alter the procedures for claiming the benefits of an income tax treaty. Our non-U.S. stockholders should consult their tax advisors concerning the effect, if any, of these Treasury Regulations on an investment in our shares.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders
      Additional issues may arise for information reporting and backup withholding for non-U.S. stockholders. Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.
Statement of Stock Ownership
      We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his or her shares in his or her federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file, our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.
State and Local Taxation
      We and any operating subsidiaries that we may form may be subject to state and local tax in states and localities in which they or we do business or own property. The tax treatment of us, Cole OP II, any operating subsidiaries we may form and the holders of our shares in local jurisdictions may differ from the federal income tax treatment described above.
Tax Aspects of Our Operating Partnership
      The following discussion summarizes certain federal income tax considerations applicable to our investment in Cole OP II, our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership
      We will be entitled to include in our income a distributive share of Cole OP II’s income and to deduct our distributive share of Cole OP II’s losses only if Cole OP II is classified for federal income tax purposes as a partnership, rather than as an association taxable as a corporation. Under applicable Treasury Regulations known as Check-the-Box-Regulations, an unincorporated entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Cole OP II intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.
      Even though Cole OP II will be treated as a partnership for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market, or the substantial equivalent thereof. However, even if the foregoing requirements are met, a publicly traded partnership will not be treated as a corporation for federal income tax purposes if at least 90.0% of such partnership’s gross income for a taxable year consists of “qualifying income” under Section 7704(d) of the Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95.0% Income Test applicable to REITs (90.0% Passive-Type Income Exception). See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” above.
      Under applicable Treasury Regulations known as the PTP Regulations, limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors (the Private Placement Exclusion), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity, such as a partnership, grantor trust or S corporation, that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through is attributable to the flow-through entity’s interest, direct or indirect, in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. Cole OP II qualifies for the Private Placement Exclusion. Moreover, even if Cole OP II were considered a publicly traded partnership under the PTP Regulations because it is deemed to have more than 100 partners, we believe Cole OP II should not be treated as a corporation because it is eligible for the 90.0% Passive-Type Income Exception described above.
      We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that Cole OP II will be classified as a partnership for federal income tax purposes. Morris, Manning & Martin, LLP is of the opinion, however, that based on certain factual assumptions and representations, Cole OP II will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation, or as a publicly traded partnership. Unlike a tax ruling, however, an opinion of counsel is not binding upon the Internal Revenue Service, and we can offer no assurance that the Internal Revenue Service will not challenge the status of Cole OP II as a partnership for federal income tax purposes. If such challenge were sustained by a court, Cole OP II would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Morris, Manning & Martin, LLP is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.
      If for any reason Cole OP II were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” and “— Operational Requirements — Asset Tests” above. In addition, any change in Cole OP II’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of Cole OP II would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, Cole OP II would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would not be deductible in computing Cole OP II’s taxable income.

Income Taxation of the Operating Partnership and Its Partners

Partners, Not a Partnership, Subject to Tax
      A partnership is not a taxable entity for federal income tax purposes. As a partner in Cole OP II, we will be required to take into account our allocable share of Cole OP II’s income, gains, losses, deductions and credits for any taxable year of Cole OP II ending within or with our taxable year, without regard to whether we have received or will receive any distribution from Cole OP II.

Partnership Allocations
      Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Internal Revenue Code if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Cole OP II’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties
      Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to Section 704(c) of the Internal Revenue Code, and several reasonable allocation methods are described therein.
      Under the partnership agreement for Cole OP II, depreciation or amortization deductions of Cole OP II generally will be allocated among the partners in accordance with their respective interests in Cole OP II, except to the extent that Cole OP II is required under Section 704(c) of the Internal Revenue Code to use a method for allocating depreciation deductions attributable to its properties that results in us receiving a disproportionately large share of such deductions. We may possibly (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining which portion of our distributions is taxable as a distribution. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a distribution if we acquire properties in exchange for units of the Cole OP II than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest
      The adjusted tax basis of our partnership interest in Cole OP II generally is equal to (1) the amount of cash and the basis of any other property contributed to Cole OP II by us, (2) increased by (a) our allocable share of Cole OP II’s income and (b) our allocable share of indebtedness of Cole OP II, and

(3) reduced, but not below zero, by (a) our allocable share of Cole OP II’s loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of Cole OP II.
      If the allocation of our distributive share of Cole OP II’s loss would reduce the adjusted tax basis of our partnership interest in Cole OP II below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. If a distribution from Cole OP II or a reduction in our share of Cole OP II’s liabilities (which is treated as a constructive distribution for tax purposes) would reduce our adjusted tax basis below zero, any such distribution, including a constructive distribution, would constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in Cole OP II has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Depreciation Deductions Available to the Operating Partnership
      Cole OP II will use a portion of contributions made by us from offering proceeds to acquire interests in properties. To the extent that Cole OP II acquires properties for cash, Cole OP II’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by Cole OP II. Cole OP II plans to depreciate each such depreciable property for federal income tax purposes under the alternative depreciation system of depreciation. Under this system, Cole OP II generally will depreciate such buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a twelve-year recovery period. To the extent that Cole OP II acquires properties in exchange for units of Cole OP II, Cole OP II’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by Cole OP II. Although the law is not entirely clear, Cole OP II generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

Sale of the Operating Partnership’s Property
      Generally, any gain realized by Cole OP II on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by Cole OP II upon the disposition of a property acquired by Cole OP II for cash will be allocated among the partners in accordance with their respective percentage interests in Cole OP II.
      Our share of any gain realized by Cole OP II on the sale of any property held by Cole OP II as inventory or other property held primarily for sale to customers in the ordinary course of Cole OP II’s trade or business will be treated as income from a prohibited transaction that is subject to a 100.0% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for maintaining our REIT status. See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” above. We, however, do not currently intend to acquire or hold or allow Cole OP II to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or Cole OP II’s trade or business.

Tenant-In-Common Program
      Each of the properties (Tenant-in-Common Program Properties) that are the subject of the Tenant-in-Common Program will initially be purchased by a single member limited liability company or similar entity, referred to in this prospectus as a Cole Exchange Entity. Each Cole Exchange Entity will initially be owned by our affiliate, Cole Capital Partners or its affiliate. Cole Capital Partners will then market co-tenancy interests in these properties to those persons who wish to re-invest proceeds arising from dispositions of real estate assets owned by the Tenant-in-Common Participants. The Tenant-in-Common Participants will be able to defer the recognition of taxable gain arising from the sale of their real estate assets by investing proceeds into the co-tenancy interests that qualify for purposes of Section 1031 of the Internal Revenue Code as replacement real estate assets. We anticipate that the Cole Exchange Entity will obtain a legal opinion in connection with each Tenant-in-Common Program to the effect that the program will qualify as a like-kind exchange under Section 1031 of the Internal Revenue Code. However, no assurance can be given that the Internal Revenue Service will not take a position contrary to such an opinion.
      As Cole Capital Partners successfully markets co-tenancy interests in the properties, these will be sold to the Tenant-in-Common Participants. Cole Capital Partners will recognize gain or loss arising from such sales measured by the difference between the sum of its cost basis and costs of closing and the price at which it sells such interests to the Tenant-in-Common Participants. Cole Capital Partners will be responsible for reporting such income to the extent of any net gains and will be liable for any resulting tax. This will have no impact on our tax liability.
      If Cole OP II purchases interests in the Tenant-in-Common Program Properties, the tax treatment will be the same as it would with respect to other acquisitions of real property. Cole OP II will become the owner of an interest in real estate, it will have a basis in the real estate equal to its cost, and its holding period for such real estate will begin on the day of the acquisition. Upon subsequent sale of such interest, it will recognize gain or loss in the same fashion it would with any other real estate investments. Any fees that a Cole Exchange Entity pays to Cole OP II for participating in a Tenant-in-Common Program will be taxable as ordinary income to Cole OP II.

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS
General
      The following is a summary of some non-tax considerations associated with an investment in our shares by tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) of ERISA, annuities described in Section 403(a) or (b) of the Internal Revenue Code, an individual retirement account or annuity described in Sections 408 or 408A of the Internal Revenue Code, an Archer MSA described in Section 220(d) of the Internal Revenue Code, a health savings account described in Section 223(d) of the Internal Revenue Code, or a Coverdell education savings account described in Section 530 of the Internal Revenue Code, which are referred to as Plans and IRAs, as applicable. This summary is based on provisions of ERISA and the Internal Revenue Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service through the date of this prospectus. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.
      Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and IRAs. However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Internal Revenue Code and ERISA. While each of the ERISA and Internal Revenue Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation.
      In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

•	whether the investment is in accordance with the documents and instruments governing such Plan or IRA;

•	whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;

•	whether the investment will result in UBTI to the Plan or IRA, see “Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders”;

•	whether there is sufficient liquidity for the Plan or IRA, considering the minimum distribution requirements under the Internal Revenue Code and the liquidity needs of such Plan or IRA, after taking this investment into account;

•	the need to value the assets of the Plan or IRA annually; and

•	whether the investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code, if applicable.
      Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust, and that the trustee, or a duly authorized named fiduciary or investment manager, must have authority and discretion to manage and control the assets of an employee benefit plan.
Minimum Distribution Requirements — Plan Liquidity
      Potential Plan or IRA investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the minimum distribution requirements under the Internal Revenue Code, if applicable. If the shares are held in an IRA or Plan and, before we sell our properties, mandatory distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Internal Revenue Code, then this would require that a distribution of the shares be made in kind to such participant or beneficiary, which may not be permissible under the terms and provisions of such IRA or Plan. Even if permissible, a distribution of shares in kind must be included in the taxable income of the recipient for the year in which the shares are received at the then current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. See “Risk Factors — Federal Income Tax Risks.” The fair market value of any such distribution-in-kind can be only an estimated value per share because no public market for our shares exists or is likely to develop. See “Annual Valuation Requirement” below. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Internal Revenue Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there might be no market for such shares. There may also be similar state and/or local tax withholding or other tax obligations that should be considered.
Annual Valuation Requirement
      Fiduciaries of Plans are required to determine the fair market value of the assets of such Plans on at least an annual basis. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a trustee or custodian of an IRA must provide an IRA participant and the Internal Revenue Service with a statement of the value of the IRA each year. However, currently, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined.
      Unless and until our shares are listed on a national securities exchange or are included for quotation on The Nasdaq National Market, it is not expected that a public market for our shares will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our quarterly and annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Until two years after any subsequent offering of our shares, we intend to use the offering price of shares in our most recent offering as the per share net asset value (unless we have made a special distribution to stockholders of net sales proceeds from the sale of one or more properties prior to the date of determination of net asset value, in which case we will use the offering price less the per share amount of the special distribution). Beginning two years after the last offering of our shares, our board of directors will determine the value of the properties and our other assets based on such information as our board determines appropriate, which may include independent valuations of our properties or of our enterprise as a whole.
      We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.
      There can be no assurance, however, with respect to any estimate of value that we prepare, that:

•	the estimated value per share would actually be realized by our stockholders upon liquidation, because these estimates do not necessarily indicate the price at which properties can be sold;

•	our stockholders would be able to realize estimated net asset values if they were to attempt to sell their shares, because no public market for our shares exists or is likely to develop; or

•	that the value, or method used to establish value, would comply with ERISA or Internal Revenue Code requirements described above.
Fiduciary Obligations — Prohibited Transactions
      Any person identified as a “fiduciary” with respect to a Plan incurs duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between Plans or IRAs and “parties-in-interest” or “disqualified persons” are prohibited by ERISA and/or the Internal Revenue Code. ERISA also requires generally that the assets of Plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the Plan.
      In the event that our properties and other assets were deemed to be assets of a Plan or IRA, referred to herein as “Plan Assets,” our directors would, and employees of our affiliates might be deemed fiduciaries of any Plans or IRAs investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and employees of our affiliates could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our directors and possibly employees of our affiliates as Plan fiduciaries with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated.
Plan Assets — Definition
      Neither ERISA nor the Internal Revenue Code contains a definition of Plan Assets. A Department of Labor regulation, referred to in this discussion as the Plan Asset Regulation, provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets. Under the Plan Asset Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the Securities and Exchange Commission;

•	in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies;” or

•	in which equity participation by “benefit plan investors” is not significant.
Plan Assets — Registered Investment Company Exception
      The shares we are offering will not be issued by a registered investment company. Therefore we do not anticipate that we will qualify for the exception for investments issued by a registered investment company.
Publicly Offered Securities Exemption
      As noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.
      Under the Plan Asset Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (ii) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulation. Also under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met. Although our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely-held”, the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.
      The Plan Asset Regulation provides that “whether a security is “freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances.” Our shares are subject to certain restrictions on transferability typically found in REITs, and are intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is less than $10,000. Thus, the restrictions imposed in order to maintain our status as a REIT should not prevent the shares from being deemed “freely transferable.” Therefore, we anticipate that we will meet the “publicly offered securities” exception, although there are no assurances that we will qualify for this exception.
Plan Assets — Operating Company Exception
      If we are deemed not to qualify for the “publicly offered securities” exemption, the Plan Asset Regulation also provides an exception with respect to securities issued by an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.” To constitute a venture capital operating company, 50.0% of more of the assets of the entity must be invested in “venture capital investments.” A venture capital investment is an investment in an operating company (other than a venture capital operating company) as to which the entity has or obtains direct management rights. To constitute a real estate operating company, 50.0% or more of the assets of an entity must be invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities.
      While the Plan Asset Regulation and relevant opinions issued by the Department of Labor regarding real estate operating companies are not entirely clear as to whether an investment in real estate must be “direct”, it is common practice to insure that an investment is made either (i) “directly” into real estate, (ii) through wholly owned subsidiaries, or (iii) through entities in which all but a de minimis interest is separately held by an affiliate solely to comply with the minimum safe harbor requirements established by the Internal Revenue Service for classification as a partnership for federal tax purposes. We have structured ourselves, and our operating partnership, in this manner in order to enable us to meet the real estate operating company exception. To the extent interests in our operating partnership are obtained by third-party investors, it is possible that the real estate operating company exception will cease to apply to us. However, in such an event we believe that we are structured in a manner which would allow us to meet the venture capital operating company exception because our investment in our operating partnership, an entity investing directly in real estate over which we maintain substantially all of the control over the management and development activities, would constitute a venture capital investment.
      Notwithstanding the foregoing, 50.0% of our, or our operating partnership’s investment, as the case may be, must be in real estate over which we maintain the right to substantially participate in the management and development activities. An example in the Plan Asset Regulation indicates that if 50.0% or more of an entity’s properties are subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the lessee, such that the entity merely assumes the risk of ownership of income-producing real property, then the entity may not be eligible for the “real estate operating company” exception. By contrast, a second example in the Plan Asset Regulation indicates that if 50.0% or more of an entity’s investments are in shopping centers in which individual stores are leased for relatively short periods to various merchants, as opposed to long-term leases where substantially all management and maintenance activities are the responsibility of the lessee, then the entity will likely qualify as a real estate operating company. The second example further provides that the entity may retain contractors, including affiliates, to conduct the management of the properties so long as the entity has the responsibility to supervise and the authority to terminate the contractors. We intend to use contractors over which we have the right to supervise and the authority to terminate. Due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation, there can be no assurance as to our ability to structure our operations, or the operations of our operating partnership, as the case may be, to qualify for the “real estate operating company” exception.
Plan Assets — Not Significant Investment Exception
      The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25.0% or more of the value of any class of equity interests is held by benefit plan investors. In the event we determine that we fail to meet the “publicly offered securities” exception, as a result of a failure to sell an adequate number of shares or otherwise, and we cannot ultimately establish that we are an operating company, we intend to restrict ownership of each class of equity interests held by benefit plan investors to an aggregate value of less than 25.0% and thus qualify for the exception for investments in which equity participation by benefit plan investors is not significant.
Consequences of Holding Plan Assets
      In the event that our underlying assets were treated by the Department of Labor as Plan Assets, our management would be treated as fiduciaries with respect to each Plan or IRA stockholder, and an investment in our shares might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be Plan Assets, an investment by a Plan or IRA in our shares might be deemed to result in an impermissible commingling of Plan Assets with other property.
      If our management or affiliates were treated as fiduciaries with respect to Plan or IRA stockholders, the prohibited transaction restrictions of ERISA would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan or IRA stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.
Prohibited Transactions
      Generally, both ERISA and the Internal Revenue Code prohibit Plans and IRAs from engaging in certain transactions involving Plan Assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing.
      A person generally is a fiduciary with respect to a Plan or IRA for these purposes if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a fee with respect to Plan Assets. Under Department of Labor regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. Thus, if we are deemed to hold Plan Assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Plans and IRAs. Whether or not we are deemed to hold Plan Assets, if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, resulting in a prohibited transaction merely upon investment by such Plan or IRA in our shares.
Prohibited Transactions — Consequences
      ERISA forbids Plans from engaging in prohibited transactions. Fiduciaries of a Plan that allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the Department of Labor or the Internal Revenue Service that a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Internal Revenue Code requires that a disqualified person involved with a prohibited transaction must pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage is generally 15.0%, but is increased to 100.0% if the prohibited transaction is not corrected promptly. For IRAs, if an IRA engages in a prohibited transaction, the tax-exempt status of the IRA may be lost.

DESCRIPTION OF SHARES
      We were formed under the laws of the state of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our common stock is only a summary, and you should refer to the Maryland General Corporation Law and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Copies of our charter and bylaws are available upon request.
      Our charter authorizes us to issue up to 100,000,000 shares of stock, of which 90,000,000 shares are designated as common stock at $0.01 par value per share and 10,000,000 shares are designated as preferred stock at $0.01 par value per share. As of the date of this prospectus, 20,000 shares of our common stock are issued and outstanding and no shares of preferred stock were issued and outstanding. Our board of directors may amend our charter to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue without any action by our stockholders.
      Our charter also contains a provision permitting our board of directors, including at least a majority of the independent directors who do not have an interest in the transaction and without any action by our stockholders, to classify or reclassify any unissued common stock or preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions or other distributions, qualifications, or terms or conditions of redemption of any new class or series of stock, subject to certain restrictions, including the express terms of any class or series of stock outstanding at the time. We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.
      Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of our company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to negotiate first with our board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. See “Risk Factors — Risks Related to an Investment in Cole REIT II.”
Common Stock
      Subject to any preferential rights of any other class or series of stock and to the provisions of our charter regarding the restriction on the transfer of common stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon our liquidation, are entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all common stock issued in the offering will be fully paid and non-assessable. Holders of common stock will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, or preference, conversion, exchange, sinking fund, redemption or appraisal rights. Shares of our common stock have equal distribution, liquidation and other rights.
Preferred Stock
      Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval and to fix the voting rights, liquidation preferences, distribution rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences with respect to such preferred stock. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock may delay, prevent, render more difficult or tend to discourage the following:

•	a merger, offer, or proxy contest;

•	the assumption of control by a holder of a large block of our securities; or

•	the removal of incumbent management.
      Also, our board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights that could adversely affect the holders of common stock.
      We currently have no preferred stock issued or outstanding. Our board of directors has no present plans to issue shares of preferred stock, but it may do so at any time in the future without stockholder approval.
Meetings and Special Voting Requirements
      Subject to our charter restrictions on transfer of our stock, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of shares of our outstanding common stock can elect all of the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors.
      Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of a majority of the votes entitled to be cast.
      However, under the Maryland General Corporation Law and our charter, the following events do not require stockholder approval:

•	stock exchanges in which we are the successor;

•	mergers with or into a 90.0% or more owned subsidiary, provided that the charter of the successor is not amended and that the contract rights of any stock issued in the merger are identical to those of the stock that was exchanged;

•	mergers in which we do not:

+	reclassify or change the terms of any of shares that are outstanding immediately before the effective time of the merger;

+	amend our charter; and

+	result in the issuance of more than 20.0% of the number of shares of any class or series of shares outstanding immediately before the merger; and

•	transfers of less than substantially all of our assets.

Also, because our operating assets are held by our subsidiaries, these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.
      An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report to our stockholders. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of the independent directors, the president, the chief executive officer or upon the written request of stockholders holding at least ten percent of our outstanding shares. Upon receipt of a written request of stockholders holding at least ten percent of our outstanding shares stating the purpose of the special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 nor more than 60 days after the distribution of the notice of meeting. The presence of holders of a majority of our outstanding shares, either in person or by proxy, will constitute a quorum.
      Our stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number, if available, and the number of shares owned by each stockholder and will be sent within ten days of the receipt by us of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. Stockholders and their representatives shall also be given access to our corporate records at reasonable times. We have the right to request that a requesting stockholder represent to us that the list and records will not be used to pursue commercial interests.
      If we do not list our shares of common stock on a national securities exchange or on The Nasdaq National Market by the tenth anniversary of the completion or termination of this offering, our charter requires that we either (i) seek stockholder approval of an extension or amendment of this listing deadline, or (ii) seek stockholder approval of the liquidation of the corporation. If we sought and did not obtain stockholder approval of an extension or amendment to the listing deadline, we would then be required to seek stockholder approval of our liquidation. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate and we could continue to operate as before. In such event, there will be no public market for shares of our common stock and you may be required to hold the shares indefinitely. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and distribute our net proceeds to you. In the event that the listing of our stock on a national securities exchange or on The Nasdaq National Market occurs on or before the tenth anniversary of the commencement of this public offering, the corporation shall continue perpetually unless dissolved pursuant to any applicable provision of the Maryland General Corporation Law.
Restrictions on Ownership and Transfer
      In order for us to qualify as a REIT under the Internal Revenue Code, we must meet the following criteria regarding our stockholders’ ownership of our shares:

•	five or fewer individuals (as defined in the Internal Revenue Code to include certain tax exempt organizations and trusts) may not own, directly or indirectly, more than 50.0% in value of our outstanding shares during the last half of a taxable year; and

•	100 or more persons must beneficially own our shares during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year.
      See “Federal Income Tax Considerations” for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our initial and continued qualification as a REIT under the Internal Revenue Code. However, there can be no assurance that this prohibition will be effective. Because we believe it is essential for us to qualify as a REIT, and, once qualified, to continue to qualify, our charter provides (subject to certain exceptions) that no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in value of our outstanding shares of stock or more than 9.8% of the number or value (in either case as determined in good faith by our board of directors) of any class or series of our outstanding shares of common stock. The 9.8% ownership limit must be measured in terms of the more restrictive of value or number of shares.

Our board of directors, in its sole discretion, may waive this ownership limit if evidence satisfactory to our directors is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our directors determine that it is no longer in our best interests to continue to qualify as a REIT.
      Additionally, our charter further prohibits the transfer or issuance of our stock if such transfer or issuance:

•	with respect to transfers only, results in our common stock being owned by fewer than 100 persons;

•	results in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code;

•	results in our owning, directly or indirectly, more than 9.8% of the ownership interests in any tenant or subtenant; or

•	otherwise results in our disqualification as a REIT.
      Any attempted transfer of our stock which, if effective, would result in our stock being owned by fewer than 100 persons will be null and void. In the event of any attempted transfer of our stock which, if effective, would result in (i) violation of the ownership limit discussed above, (ii) in our being “closely held” under Section 856(h) of the Internal Revenue Code, (iii) our owning (directly or indirectly) more than 9.8% of the ownership interests in any tenant or subtenant or (iv) our otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. To avoid confusion, these shares so transferred to a beneficial trust will be referred to in this prospectus as “Excess Securities.” Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the Excess Securities, will be entitled to receive all distributions authorized by the board of directors on such securities for the benefit of the charitable beneficiary. Our charter further entitles the trustee of the beneficial trust to vote all Excess Securities.
      The trustee of the beneficial trust may select a transferee to whom the Excess Securities may be sold as long as such sale does not violate the 9.8% ownership limit or the other restrictions on transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would violate the 9.8% ownership limit or the other restrictions on transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds, or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.
      In addition, we have the right to purchase any Excess Securities at the lesser of (i) the price per share paid in the transfer that created the Excess Securities, or (ii) the current market price, until the Excess Securities are sold by the trustee of the beneficial trust. An intended transferee must pay, upon demand, to the trustee of the beneficial trust (for the benefit of the beneficial trust) the amount of any distribution we pay to an intended transferee on Excess Securities prior to our discovery that such Excess Securities have been transferred in violation of the provisions of the charter. If any legal decision, statute, rule, or regulation deems or declares the transfer restrictions included in our charter to be void or invalid, then we may, at our option, deem the intended transferee of any Excess Securities to have acted as an agent on our behalf in acquiring such Excess Securities and to hold such Excess Securities on our behalf.
      Any person who (i) acquires or attempts to acquire shares in violation of the foregoing ownership restriction, transfers or receives shares subject to such limitations, or would have owned shares that resulted in a transfer to a charitable trust, or (ii) proposes or attempts any of the transactions in clause (i), is required to give us 15 days’ written notice prior to such transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT.
      The ownership restriction does not apply to the underwriter in a public offering of shares or to a person or persons so exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5.0% or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly.
Distribution Policy
      When we have sufficient cash flow available to pay distributions, we intend to pay regular distributions to our stockholders. As of the date of this prospectus, we have no real estate investments. We currently have not identified any probable real estate investments. We will not make real estate investments until we identify investment opportunities and raise sufficient capital pursuant to this offering to do so. We cannot predict when we will begin to generate sufficient cash flow from these investments to pay distributions as a result of such investments; however, we expect that these will begin no later than the third quarter after the commencement of this offering. Because all of our operations will be performed indirectly through Cole OP II, our operating partnership, our ability to pay distributions depends on Cole OP II’s ability to pay distributions to its partners, including to us. In the event we do not have enough cash from operations to fund the distribution, we may borrow, issue additional securities or sell assets in order to fund the distributions or make the distributions out of net proceeds from this offering.
      Distributions will be paid to our stockholders as of the record date selected by our board of directors. We expect to declare and pay distributions at least quarterly. Once we have sufficient cash flow, we may pay distributions monthly or more frequently. We expect to regularly pay distributions unless our results of operations, our general financial condition, general economic conditions, or other factors inhibit us from doing so. Distributions will be authorized at the discretion of our board of directors, which will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements of the Internal Revenue Code. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:

•	the amount of time required for us to invest the funds received in the offering;

•	our operating and interest expenses;

•	the ability of tenants to meet their obligations under the leases associated with our properties;

•	the amount of distributions or dividends received by us from our indirect real estate investments;

•	our ability to keep our properties occupied;

•	our ability to maintain or increase rental rates when renewing or replacing current leases;

•	capital expenditures and reserves for such expenditures;

•	the issuance of additional shares; and

•	financings and refinancings.
      We must distribute to our stockholders at least 90.0% of our taxable income each year in order to meet the requirements for being treated as a REIT under the Internal Revenue Code. This requirement is described in greater detail in the “Federal Income Tax Considerations — Requirements For Qualification as a REIT — Operational Requirements — Annual Distribution Requirements” section of this prospectus. Our directors may authorize distributions in excess of this percentage as they deem appropriate. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, could require us to borrow funds from third parties on a short-term basis, issue new securities, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash. In addition, such distributions may constitute a return of capital. See “Federal Income Tax Considerations — Requirements for Qualification as a REIT.”
Stockholder Liability
      The Maryland General Corporation Law provides that our stockholders:

•	are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors; and

•	are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.
Business Combinations
      Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns ten percent or more of the voting power of the corporation’s shares; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.
      A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.
      After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80.0% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.
      These super-majority vote requirements do not apply if the corporation’s stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
      The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted any business combination with Cole Advisors II or any affiliate of Cole Advisors II. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and Cole Advisors II or any affiliate of Cole Advisors II. As a result, Cole Advisors II or any affiliate of Cole Advisors II may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute.
      The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Control Share Acquisitions
      With some exceptions, Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of stockholders holding two-thirds of the votes entitled to be cast on the matter, excluding “control shares”:

•	owned by the acquiring person;

•	owned by our officers; and

•	owned by our employees who are also directors.
      “Control shares” mean voting shares which, if aggregated with all other voting shares owned by an acquiring person or shares for which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.
      Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of our stockholders to be held within 50 days of a demand to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any stockholders’ meeting.
      If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have been previously approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation, or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our charter or bylaws.
      As permitted by Maryland General Corporation Law, our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of our common stock by Cole Advisors II or any affiliate of Cole Advisors II.

Subtitle 8
      Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,

•	a two-thirds vote requirement for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred, and

•	a majority requirement for the calling of a special meeting of stockholders.
      Pursuant to Subtitle 8, we have elected to provide that vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in the board the exclusive power to fix the number of directorships.
Advance Notice of Director Nominations and New Business
      Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors or (iii) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors, or (iii) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.
Share Redemption Program
      Our board of directors has adopted a share redemption program that enables our stockholders to sell their shares to us in limited circumstances. Our share redemption program permits you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations described below.
      Our common stock is currently not listed on a national securities exchange, or included for quotation on a national securities market, and we will not seek to list our stock until such time as our independent directors believe that the listing of our stock would be in the best interest of our stockholders. In order to provide stockholders with the benefit of interim liquidity, stockholders who have held their shares for at least one year may present all or a portion consisting of at least 25%, of the holder’s shares to us for redemption at any time in accordance with the procedures outlined below. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption. We will not pay to our board of directors, advisor or its affiliates any fees to complete any transactions under our share redemption program.
      During the term of this offering, the redemption price per share will depend on the length of time you have held such shares as follows: after one year from the purchase date — 92.5% of the amount you paid for each share; after two years from the purchase date — 95.0% of the amount you paid for each share, after three years from the purchase date — 97.5% of the amount you paid for each share; and after four years from the purchase date — 100.0% of the amount you paid for each share (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). At any time we are engaged in an offering of shares, the per share price for shares purchased under our redemption plan will always be equal to or lower than the applicable per share offering price. Thereafter the per share redemption price will be based on the then-current net asset value of the shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). Our board of directors will announce any redemption price adjustment and the time period of its effectiveness as a part of its regular communications with our stockholders. At any time the redemption price is determined by any method other than the net asset value of the shares, if we have sold property and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sales, the per share redemption price will be reduced by the net sale proceeds per share distributed to investors prior to the redemption date as a result of the sale of such property in the special distribution. Our board of directors will, in its sole discretion, determine which distributions, if any, constitute a special distribution. While our board of directors does not have specific criteria for determining a special distribution, we expect that a special distribution will only occur upon the sale of a property and the subsequent distribution of the net sale proceeds. Upon receipt of a request for redemption, we will conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. We will charge an administrative fee of $250 to the stockholder for the search and other costs, which will be deducted from the proceeds of the redemption or, if a lien exists, will be charged to the stockholder. Subject to our waiver of the one-year holding period requirement, shares required to be redeemed in connection with the death of a stockholder may be repurchased without the one-year activity period requirement, at a purchase price equal to the price actually paid for the shares.
      During any calendar year, we will not redeem in excess of 3.0% of the weighted average number of shares outstanding during the prior calendar year. The cash available for redemption will be limited to the proceeds from the sale of shares pursuant to our distribution reinvestment plan.
      We will redeem our shares on the last business day of the month following the end of each quarter. Requests for redemption would have to be received on or prior to the end of the quarter in order for us to repurchase the shares as of the end of the next month. You may withdraw your request to have your shares redeemed at any time prior to the last day of the applicable quarter.
      If we could not purchase all shares presented for redemption in any quarter, based upon insufficient cash available and the limit on the number of shares we may redeem during any calendar year, we would attempt to honor redemption requests on a pro rata basis. We would treat the unsatisfied portion of the redemption request as a request for redemption the following quarter. At such time, you may then (1) withdraw your request for redemption at any time prior to the last day of the new quarter or (2) ask that we honor your request at such time, if, any, when sufficient funds become available. Such pending requests will generally be honored on a pro rata basis. We will determine whether we have sufficient funds available as soon as practicable after the end of each quarter, but in any event prior to the applicable payment date.
      Our board of directors may choose to amend, suspend or terminate our share redemption program upon 30 days notice at any time. Additionally we will be required to discontinue sales of shares under the distribution reinvestment plan on the earlier of June 27, 2007, which is two years from the effective date of this offering, unless the offering is extended, or the date we sell 5,000,000 shares under the plan, unless we file a new registration statement with the Securities and Exchange Commission and applicable states. Because the redemption of shares will be funded with the net proceeds we receive from the sale of shares under the distribution reinvestment plan, the discontinuance or termination of the distribution reinvestment plan will adversely affect our ability to redeem shares under the share redemption program. We would notify you of such developments (i) in the annual or quarterly reports mentioned above or (ii) by means of a separate mailing to you, accompanied by disclosure in a current or periodic report under the Exchange

Act. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as then required under federal securities laws.
      Our share redemption program is only intended to provide interim liquidity for stockholders until a liquidity event occurs, such as the listing of the shares on a national securities exchange, inclusion of the shares for on a national market system, or our merger with a listed company. The share redemption program will be terminated if the shares become listed on a national securities exchange or included for quotation on a national market system. We cannot guarantee that a liquidity event will occur.
      The shares we redeem under our share redemption program will be cancelled and return to the status of unauthorized but unissued shares. We do not intend to resell such shares to the public unless they are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or otherwise sold in compliance with such laws.
Restrictions on Roll-up Transactions
      A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity (Roll-up Entity) that is created or would survive after the successful completion of a Roll-up Transaction. This term does not include:

•	a transaction involving our securities that have been listed on a national securities exchange or included for quotation on The Nasdaq National Market for at least 12 months; or

•	a transaction involving our conversion to trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to Cole Advisors II or our investment objectives.
      In connection with any Roll-up Transaction involving the issuance of securities of a Roll-up Entity, an appraisal of all of our assets shall be obtained from a competent independent appraiser. The assets shall be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for the benefit of us and our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed Roll-up Transaction.
      In connection with a proposed Roll-up Transaction, the sponsor of the Roll-up Transaction must offer to stockholders who vote “no” on the proposal the choice of:

(1) accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2) one of the following:

(a) remaining as holders of our common stock and preserving their interests therein on the same terms and conditions as existed previously, or

(b) receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.
      We are prohibited from participating in any Roll-up Transaction:

•	that would result in the stockholders having voting rights in a Roll-up Entity that are less than those provided in our charter and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and our dissolution;

•	that includes provisions that would materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•	in which our investor’s rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “— Meetings and Special Voting Requirements” above; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the stockholders.

SUMMARY OF DISTRIBUTION REINVESTMENT PLAN
      The following is a summary of our distribution reinvestment plan. A complete copy of our form of distribution reinvestment plan is included in this prospectus as Appendix C.
Investment of Distributions
      We have adopted a distribution reinvestment plan pursuant to which, our stockholders and, subject to certain conditions set forth in our distribution reinvestment plan, any stockholder or partner of any other publicly offered limited partnership, real estate investment trust or other real estate program sponsored by our advisor or its affiliates, may participate in our distribution reinvestment plan and elect to purchase shares of our common stock with our distributions or distributions from such other programs. We are offering 5,000,000 shares for sale pursuant to our distribution reinvestment plan. We intend to offer shares at the higher of 91.5% of the estimated value of a share of our common stock, as estimated by our board of directors or $9.15 per share. We have the discretion to extend the offering period for the shares being offered pursuant to this prospectus under our distribution reinvestment plan beyond the termination of this offering until we have sold 5,000,000 shares through the reinvestment of distributions. We may also offer shares pursuant to a new registration statement.
      No dealer manager fees or sales commissions will be paid with respect to shares purchased pursuant to the distribution reinvestment plan, therefore, we will retain all of the proceeds from the reinvestment of distributions. Accordingly, substantially all the economic benefits resulting from distribution reinvestment purchases by stockholders from the elimination of the dealer manager fee and selling commissions will inure to the benefit of the participant through the reduced purchase price.
      Pursuant to the terms of our distribution reinvestment plan the reinvestment agent, which currently is us, will act on behalf of participants to reinvest the cash distributions they receive from us. Stockholders participating in the distribution reinvestment plan may purchase fractional shares. If sufficient shares are not available for issuance under our distribution reinvestment plan, the reinvestment agent will remit excess cash distributions to the participants. Participants purchasing shares pursuant to our distribution reinvestment plan will have the same rights as stockholders with respect to shares purchased under the plan and will be treated in the same manner as if such shares were issued pursuant to our offering.
      After the termination of the offering of our shares registered for sale pursuant to the distribution reinvestment plan under the this prospectus and any subsequent offering, we may determine to allow participants to reinvest cash distributions from us in shares issued by another Cole-sponsored program only if all of the following conditions are satisfied:

•	prior to the time of such reinvestment, the participant has received the final prospectus and any supplements thereto offering interests in the subsequent Cole-sponsored program and such prospectus allows investments pursuant to a distribution reinvestment plan;

•	a registration statement covering the interests in the subsequent Cole-sponsored program has been declared effective under the Securities Act;

•	the offer and sale of such interests are qualified for sale under applicable state securities laws;

•	the participant executes the subscription agreement included with the prospectus for the subsequent Cole-sponsored program; and

•	the participant qualifies under applicable investor suitability standards as contained in the prospectus for the subsequent Cole-sponsored program.
      Stockholders who invest in subsequent Cole-sponsored programs pursuant to our distribution reinvestment plan will become investors in such subsequent Cole-sponsored program and, as such, will receive the same reports as other investors in the subsequent Cole-sponsored program.

Election to Participate or Terminate Participation
      A stockholder may become a participant in our distribution reinvestment plan by making a written election to participate on his or her subscription agreement at the time he or she subscribes for shares. Any stockholder who has not previously elected to participate in the distribution reinvestment plan may so elect at any time by delivering to the reinvestment agent a completed enrollment form or other written authorization required by the reinvestment agent. Participation in our distribution reinvestment plan will commence with the next distribution payable after receipt of the participant’s notice, provided it is received at least ten days prior to the last day of the fiscal quarter, month or other period to which the distribution relates.
      Some brokers may determine not to offer their clients the opportunity to participate in our distribution reinvestment plan. Any prospective investor who wishes to participate in our distribution reinvestment plan should consult with his or her broker as to the broker’s position regarding participation in the distribution reinvestment plan.
      We reserve the right to prohibit qualified retirement plans from participating in our distribution reinvestment plan if such participation would cause our underlying assets to constitute “plan assets” of qualified retirement plans. See “Investment by Tax-Exempt Entities and ERISA Considerations.”
      Each stockholder electing to participate in our distribution reinvestment plan agrees that, if at any time he or she fails to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or subscription agreement relating to such investment, he or she will promptly notify the reinvestment agent in writing of that fact.
      Subscribers should note that affirmative action in the form of written notice to the reinvestment agent must be taken to withdraw from participation in our distribution reinvestment plan. A withdrawal from participation in our distribution reinvestment plan will be effective with respect to distributions for a quarterly or monthly distribution period, as applicable, only if written notice of termination is received at least ten days prior to the end of such distribution period. In addition, a transfer of shares prior to the date our shares are listed for trading on a national securities exchange or included for quotation on The Nasdaq National Market, which we have no intent to do at this time and which may never occur will terminate participation in the distribution reinvestment plan with respect to such transferred shares as of the first day of the distribution period in which the transfer is effective, unless the transferee demonstrates to the reinvestment agent that the transferee meets the requirements for participation in the plan and affirmatively elects to participate in the plan by providing to the reinvestment agent an executed enrollment form or other written authorization required by the reinvestment agent.
      Offers and sales of shares pursuant to the distribution reinvestment plan must be registered in every state in which such offers and sales are made. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares pursuant to the distribution reinvestment plan in any states in which our registration is not renewed or extended.
Reports to Participants
      Within 90 days after the end of each calendar year, the reinvestment agent will mail to each participant a statement of account describing, as to such participant, the distributions received, the number of shares purchased, the purchase price for such shares and the total shares purchased on behalf of the participant during the prior year pursuant to our distribution reinvestment plan.
Excluded Distributions
      Our board of directors may designate that certain cash or other distributions attributable to net sales proceeds will be excluded from distributions that may be reinvested in shares under our distribution reinvestment plan (Excluded Distributions). Accordingly, in the event that proceeds attributable to the potential sale transaction described above are distributed to stockholders as an Excluded Distribution, such amounts may not be reinvested in our shares pursuant to our distribution reinvestment plan. The determination of whether all or part of a distribution will be deemed to be an Excluded Distribution is separate and unrelated to our requirement to distribute 90% of our taxable REIT income. In its initial determination of whether to make a distribution and the amount of the distribution, our board of directors will consider, among other factors, our cash position and our distribution requirements as a REIT. Once our board of directors determines to make the distribution, it will then consider whether all or part of the distribution will be deemed to be an Excluded Distribution. In most instances, we expect that our board of directors would not deem any of the distribution to be an Excluded Distribution. In that event, the amount distributed to participants in our distribution reinvestment plan will be reinvested in additional shares of our common stock. If all or a portion of the distribution is deemed to be an Excluded Distribution, the distribution will be made to all stockholders, however, the excluded portion will not be reinvested. As a result, we would not be able to use any of the Excluded Distribution to assist in meeting future distributions and the stockholders would not be able to use the distribution to purchase additional shares of our common stock through our distribution reinvestment plan. We currently do not have any planned Excluded Distributions, which will only be made, if at all, in addition to, not in lieu of, regular distributions.
Federal Income Tax Considerations
      Taxable participants will incur tax liability for partnership income allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested under our distributions reinvestment plan. See “Risk Factors — Federal Income Tax Risks.” Tax information regarding each participant’s participation in the plan will be provided to each participant at least annually.
Amendment and Termination
      We reserve the right to amend any aspect of our distribution reinvestment plan with ten days’ notice to participants. The reinvestment agent also reserves the right to terminate a participant’s individual participation in the plan, and we reserve the right to terminate our distribution reinvestment plan itself in our sole discretion at any time, by sending ten days’ prior written notice of termination to the terminated participant or, upon termination of the plan, to all participants.

OUR OPERATING PARTNERSHIP AGREEMENT
General
      Cole OP II was formed in September, 2004 to acquire, own and operate properties on our behalf. It will be an Umbrella Partnership Real Estate Investment Trust, or UPREIT, which structure is utilized generally to provide for the acquisition of real property from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as Cole OP II, will be deemed to be assets and income of the REIT.
      A property owner may contribute property to an UPREIT in exchange for limited partnership units on a tax-free basis. In addition, Cole OP II is structured to make distributions with respect to limited partnership units that will be equivalent to the distributions made to holders of our common stock. Finally, a limited partner in Cole OP II may later exchange his or her limited partnership units in Cole OP II for shares of our common stock in a taxable transaction.
      The partnership agreement for Cole OP II contains provisions that would allow, under certain circumstances, other entities, including other Cole-sponsored programs, to merge into or cause the exchange or conversion of their interests for interests of Cole OP II. In the event of such a merger, exchange or conversion, Cole OP II would issue additional limited partnership interests, which would be entitled to the same exchange rights as other limited partnership interests of Cole OP II. As a result, any such merger, exchange or conversion ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.
      We intend to hold substantially all of our assets through Cole OP II. We are the sole general partner of Cole OP II, and our advisor, Cole Advisors II, is the only limited partner of Cole OP II. As the sole general partner of Cole OP II, we have the exclusive power to manage and conduct the business of Cole OP II.
      The following is a summary of certain provisions of the partnership agreement of Cole OP II. This summary is not complete and is qualified by the specific language in the partnership agreement. You should refer to the partnership agreement, itself, which we have filed as an exhibit to the registration statement, for more detail.
Capital Contributions
      As we accept subscriptions for shares, we will transfer substantially all of the net proceeds of the offering to Cole OP II as a capital contribution. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Cole OP II will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If Cole OP II requires additional funds at any time in excess of capital contributions made by our advisor and us (which are minimal in amount), or from borrowings, we may borrow funds from a financial institution or other lender and lend such funds to Cole OP II on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause Cole OP II to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of Cole OP II and us.
Operations
      The partnership agreement requires that Cole OP II be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that Cole OP II will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in Cole OP II being taxed as a corporation, rather than as a partnership. See “Federal Income Tax Considerations — Tax Aspects of Our Operating Partnership — Classification as a Partnership.”
The partnership agreement provides that Cole OP II will distribute cash flow from operations as follows:

•	first, to us until we have received aggregate distributions with respect to the current fiscal year equal to the minimum amount necessary for us to distribute to our stockholders to enable us to maintain our status as a REIT under the Internal Revenue Code with respect to such fiscal year;

•	next, to the limited partners until our limited partners have received aggregate distributions equal to the amount that would have been distributed to them with respect to all prior fiscal years had all Cole OP II income for all such prior fiscal years been allocated to us, each limited partner held a number of our common shares equal to the number of Cole OP II units that it holds and the REIT had distributed all such amounts to our stockholders (including the limited partners);

•	next, to us and to the limited partners until each partner has received aggregate distributions with respect to the current fiscal year and all fiscal years had all Cole OP II income for the current fiscal year and all such prior fiscal years been allocated to us, our income with respect to the current fiscal year and each such prior fiscal year equaled the minimum amount necessary to maintain our status as a REIT under the Internal Revenue Code, each limited partner held a number of common shares equal to the number of Cole OP II units that we hold and we had distributed all such amounts to its stockholders (including the limited partners); and

•	finally, to us and the limited partners in accordance with the partners’ percentage interests in Cole OP II.
      Similarly, the partnership agreement of Cole OP II provides that taxable income is allocated to the limited partners of Cole OP II in accordance with their relative percentage interests such that a holder of one unit of limited partnership interest in Cole OP II will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, generally will be allocated among the partners in accordance with their respective percentage interests in Cole OP II.
      Upon the liquidation of Cole OP II, after payment of debts and obligations, any remaining assets of Cole OP II will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances. If we were to have a negative balance in our capital account following a liquidation, we would be obligated to contribute cash to Cole OP II equal to such negative balance for distribution to other partners, if any, having positive balances in such capital accounts.
      In addition to the administrative and operating costs and expenses incurred by Cole OP II in acquiring and operating real properties, Cole OP II will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of Cole OP II. Such expenses will include:

•	all expenses relating to the formation and continuity of our existence;

•	all expenses relating to the public offering and registration of securities by us;

•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	all expenses associated with compliance by us with applicable laws, rules and regulations;

•	all costs and expenses relating to any issuance or redemption of partnership interests or shares of our common stock; and

•	all our other operating or administrative costs incurred in the ordinary course of our business on behalf of Cole OP II.

All claims between the partners of Cole OP II arising out of the partnership agreement are subject to binding arbitration.
Exchange Rights
      The limited partners of Cole OP II, including Cole Advisors II, have the right to cause their limited partnership units to be redeemed by Cole OP II or purchased by us for cash. In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the limited partnership units were exchanged for our shares on a one-for-one basis. Alternatively, we may elect to purchase the limited partnership units by issuing one share of our common stock for each limited partnership unit exchanged. As of March 31, 2005, there are 9,009 partnership units outstanding. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) cause us to be “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, (4) cause us to own 10.0% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, or (5) cause the acquisition of shares by a redeemed limited partner to be “integrated” with any other distribution of our shares for purposes of complying with the Securities Act.
      Subject to the foregoing, limited partners of Cole OP II may exercise their exchange rights at any time after one year following the date of issuance of their limited partnership units. However, a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 limited partnership units, unless such limited partner holds less than 1,000 units, in which case, it must exercise his exchange right for all of his units. We do not expect to issue any of the shares of common stock offered hereby to limited partners of Cole OP II in exchange for their limited partnership units. Rather, in the event a limited partner of Cole OP II exercises its exchange rights, and we elect to purchase the limited partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.
Amendments to the Partnership Agreement
      Our consent, as the general partner of Cole OP II, is required for any amendment to the partnership agreement. We, as the general partner of Cole OP II, and without the consent of any limited partner, may amend the partnership agreement in any manner, provided, however, that the consent of limited partners holding more than 50% of the interests of the limited partners is required for the following:

•	any amendment affecting the conversion factor or the exchange right in a manner adverse to the limited partners;

•	any amendment that would adversely affect the rights of the limited partners to receive the distributions payable to them pursuant to the partnership agreement (other than the issuance of additional limited partnership interests);

•	any amendment that would alter the allocations of Cole OP II’s profit and loss to the limited partners (other than the issuance of additional limited partnership interests);

•	any amendment that would impose on the limited partners any obligation to make additional capital contributions to Cole OP II; and

•	any amendment pursuant to a plan of merger, plan of exchange or plan of conversion, unless the partnership agreement of the surviving limited partnership does not materially differ from the partnership agreement of Cole OP II immediately before the transaction.

Termination of the Partnership
      Cole OP II will have perpetual duration, unless it is dissolved earlier upon the first to occur of the following:

•	we declare for bankruptcy or withdraw from the partnership, provided, however, that the remaining partners may decide to continue the business;

•	ninety days after the sale or other disposition of all or substantially all of the assets of the partnership;

•	the exchange of all limited partnership interests (other than such interests we, or are affiliates, hold); or

•	we elect, as the general partner, to dissolve the partnership.
Transferability of Interests
      We may not (1) voluntarily withdraw as the general partner of Cole OP II, (2) engage in any merger, consolidation or other business combination, or (3) transfer our general partnership interest in Cole OP II (except to a wholly owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to Cole OP II in return for an interest in Cole OP II and agrees to assume all obligations of the general partner of Cole OP II. We may also enter into a business combination or transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of Cole OP II, other than Cole Advisors II and other affiliates of Christopher H. Cole. With certain exceptions, a limited partner may not transfer its interests in Cole OP II, in whole or in part, without our written consent as general partner.

PLAN OF DISTRIBUTION
The Offering
      We are offering a maximum of 50,000,000 shares of our common stock to the public through Cole Capital Corporation, our dealer manager, a registered broker-dealer affiliated with our advisor. Of this amount, we are offering 45,000,000 shares in our primary offering at a price of $10.00 per share, except as provided below. The shares are being offered on a “best efforts” basis, which means generally that the dealer manager will be required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We are also offering 5,000,000 shares for sale pursuant to our distribution reinvestment plan. The purchase price for shares sold under our distribution reinvestment plan will be equal to the higher of 91.5% of the estimated value of a share of common stock, as estimated by our board of directors and $9.15 per share. The reduced purchase price for shares purchased pursuant to our distribution reinvestment plan reflects that there will be no fees, commissions or expenses paid with respect to these shares. The offering of shares of our common stock will terminate on or before June 27, 2007, which is two years after the effective date of this offering, unless the offering is extended. At the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our distribution reinvestment plan until we have sold 5,000,000 shares through the reinvestment of distributions, in which case participants in the plan will be notified. This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate this offering at any time prior to the stated termination date.
Cole Capital Corporation
      Cole Capital Corporation, our dealer manager, was organized in 1992 for the purpose of participating in and facilitating the distribution of securities in programs sponsored by Cole Capital Partners, its affiliates and its predecessors. For additional information about Cole Capital Corporation, including information relating to Cole Capital Corporation’s affiliation with us, please refer to the section of this prospectus captioned “Management — Affiliated Companies — Dealer Manager.”
Compensation We Will Pay for the Sale of Our Shares
      Except as provided below, we will pay our dealer manager selling commissions of 7.0% of the gross offering proceeds. We also will pay the dealer manager a fee in the amount of 1.5% of the gross offering proceeds as compensation for acting as the dealer manager and for expenses incurred in connection with marketing and due diligence expense reimbursement. No sales commissions or dealer manager fees will be paid with respect to shares purchased pursuant to the distribution reinvestment plan. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. See the “Summary of Distribution Reinvestment Plan — Investment of Distributions” section of this prospectus.
      We expect our dealer manager to utilize two distribution channels to sell our shares, which have different selling commissions, and consequently, a different purchase price for the shares. In the event of the sale of shares in our primary offering by other broker-dealers that are members of the NASD, the purchase price will be $10.00 per share, reflecting the 7.0% commission payable to our dealer manager, which it may reallow to such participating broker-dealers. In the event of the sale of shares in our primary offering to an investment advisory representative, the purchase price for such shares will be $9.30 per share, reflecting the fact that our dealer manager will waive the 7.0% selling commission on such shares. We will not pay selling commissions or a dealer manager fee in connection with the sale of shares under our distribution reinvestment plan. The dealer manager may reallow to each of the participating broker dealers a portion of its dealer manager fee earned on the proceeds raised by the participating broker-dealer. This reallowance would be in the form of a non-accountable marketing allowance and due diligence expense reimbursement. The amount of the reallowance will be determined by the dealer manager based upon factors including the participating broker-dealer’s level of marketing support, level of due diligence review and success of its sales efforts, each as compared to those of the other participating broker-dealers.
      The table below sets forth the nature and amount of compensation we will pay to our dealer manager and the participating broker-dealers in this offering. The amounts shown assume that all shares are sold in our primary offering through participating broker-dealers, which is the distribution channel with the highest possible selling commissions and dealer manager fees.

	Per Share	Total Minimum	Total Maximum

Primary Offering
Price to Public	$10.00	$2,500,000	$450,000,000
Selling Commissions	0.70	175,000	31,500,000
Dealer Manager fees	0.15	37,500	6,750,000

Proceeds to Cole REIT II	$9.15	$2,287,500	$411,750,000

Reinvestment Plan
Price to Public	$9.15	—	$45,750,000
Distribution Selling Commissions	—	—	—
Dealer Manager Fees	—	—	—

Proceeds to Cole REIT II	$9.15	—	$45,750,000

      We may sell shares in our primary offering to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities at a discount. The purchase price for such shares shall be $9.30 per share (unless a higher price is required pursuant to Section 409A of the Internal Revenue Code), reflecting the fact that selling commissions in the amount of $0.70 per share will not be payable in connection with such sales. The net proceeds to us from such sales will not be affected by such sales of shares at a discount.
      We or our affiliates also may provide non-cash incentive items for registered representatives of our dealer manager and the participating broker-dealers, which in no event shall exceed an aggregate of $100 per annum per participating salesperson. The value of such items will be considered underwriting compensation in connection with this offering.
      The total amount of underwriting compensation, including commissions and reimbursement of expenses paid in connection with the offering will not exceed 10% of the gross proceeds of this offering, plus an additional 0.5% of gross proceeds for reimbursement of bona fide due diligence expenses. Underwriting compensation includes selling commissions, dealer manager fees (including due diligence and other expense reimbursements), wholesaling compensation and expense reimbursement relating to sales seminars and sales incentives.
      We have agreed to indemnify the participating broker-dealers, including our dealer manager and selected registered investment advisors, against certain liabilities arising under the Securities Act. However, the Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.
Shares Purchased by Affiliates
      Our executive officers and directors, as well as officers and employees of Cole Advisors II and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates, may purchase shares offered in this offering at a discount. The purchase price for such shares shall be $9.15 per share (unless a higher price is required pursuant to Section 409A of the Internal Revenue Code), reflecting the fact that selling commissions in the amount of $0.70 per share and a dealer manager fee in the amount of $0.15 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Our executive officers, directors and other affiliates will be expected to hold their shares purchased as stockholders for investment and not with a view towards resale. In addition, shares purchased by Cole Advisors II or its affiliates will not be entitled to vote on any matter presented to the stockholders for a vote. Any shares of our common stock purchased by an affiliate will not count toward the minimum offering of 250,000 shares. With the exception of the 20,000 shares initially sold to Cole Holdings Corporation in connection with our organization, no director, officer, advisor or any affiliate may own more than 9.8% in value or number of our outstanding common stock.
Volume Discounts
      Volume discounts based on reduced sales commissions are available for “purchasers” of certain minimum numbers of shares, as defined below, volume discounts resulting in reductions in selling commissions payable with respect to such sales are available. In such event, any such reduction will be credited to the investor by reducing the purchase price per share. The following table illustrates the various discount levels available;

			Purchase Price Per
	Sales		Incremental Share	Dealer
Dollar Volume	Commission		in Volume	Manager Fees	Net Proceeds
Shares Purchased	Percent	Per Share	Discount Range	Per Share	Per Share

$250,000 or less	7.0%	$0.70	$10.00	$0.15	$9.15
$250,001-$500,000	6.0%	0.60	$9.90	0.15	9.15
$500,001-$1,000,000	5.0%	0.50	$9.80	0.15	9.15
$1,000,001-$2,000,000	4.0%	0.40	$9.70	0.15	9.15
$2,000,001-$5,000,000	3.0%	0.30	$9.60	0.15	9.15
$5,000,001-$10,000,000	2.0%	0.20	$9.50	0.15	9.15
Over $10,000,001	1.0%	0.10	$9.40	0.15	9.15
      For example, if an investor purchases 60,000 shares, the investor would pay (1) $250,000 for the first 25,000 shares, (2) $247,500 for the next 25,000 shares ($9.90 per share), and (3) $98,000 for the next 10,000 shares ($9.80 per share), for a total purchase price of $595,500 (approximately $9.925 per share) rather than $600,000 for the shares. After the payment of sales commissions of $37,500 (approximately $0.625 per share) and payment of the dealer manager fee, we would receive net proceeds of $549,000 ($9.15 per share). The net proceeds to us will not be affected by volume discounts. All investors will be deemed to have contributed the same amount per share to us for purposes of declaring and paying distributions. Therefore, an investor who has received a volume discount will realize a better return on his or her investment in our shares than investors who do not qualify for a discount.
      Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount is prorated among the separate subscribers considered to be a single “purchaser.” Any request to combine more than one subscription must be made in writing, submitted simultaneously with the subscription for shares, and must set forth the basis for such request. Any request for volume discounts will be subject to our verification that all of the combined subscriptions were made by a single “purchaser.”
      For the purposes of such volume discounts, the term “purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own account;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

      In addition, investors may request in writing to aggregate subscriptions as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer, including our dealer manager.
      In order to encourage purchases of 1,000,000 or more shares, a potential purchaser who proposes to purchase at least 1,000,000 shares may agree with Cole Advisors II and Cole Capital Corporation to have the dealer manager fee with respect to the sale of such shares reduced to as little as 1.0%, and, with the agreement of the participating broker, to have the selling commission payable with respect to the sale of such shares reduced to as little as 0.5%. The aggregate fees payable with respect to the sale of such shares would be reduced by $0.70 per share, resulting in a purchase price of $9.30 per share, rather than $10.00 per share.
      Because all investors will be deemed to have contributed the same amount per share to us for purposes of declaring and paying distributions, investors who pay a reduced or no commission will receive a higher return on their investment than investors who do not qualify for such discount.
Subscription Process
      To purchase shares in this offering, you must complete and sign a subscription agreement, like the one contained in this prospectus as Appendix B. You should pay for your shares by delivering a check for the full purchase price of the shares, payable to “Wells Fargo Bank, N.A., Escrow Agent for Cole Credit Property Trust II, Inc.” You should exercise care to ensure that the subscription agreement is filled out correctly and completely. By executing the subscription agreement, you will attest that you meet the suitability standards described in this prospectus and agree to be bound by all of the terms of the subscription agreement.
      Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive this prospectus. Subject to compliance with Rule 15c2-4 of the Exchange Act, our dealer manager and/or the broker-dealers participating in the offering will promptly submit a subscriber’s check to the escrow agent on the business day following receipt of the subscriber’s subscription documents and check. In certain circumstances where the suitability review procedures are more lengthy than customary, a subscriber’s check will be promptly deposited with the escrow agent in compliance with Exchange Act Rule 15c2-4. The proceeds from your subscription will be deposited in a segregated escrow account with our escrow agent, and will be held in trust for your benefit, pending release to us.
      After we have received subscriptions for at least 250,000 shares of our common stock, we will accept or reject subscriptions within 35 days after we receive them. If your subscription agreement is rejected, your funds, without interest, or reductions for offering expenses, commissions or fees will be returned to you within ten business days after the date of such rejection. If your subscription is accepted, we will send you a confirmation of your purchase after you have been admitted as an investor. After we have sold at least 250,000 shares of our common stock, we expect to admit new investors at least monthly and we may admit new investors more frequently. The escrow agent will not release your funds to us until we admit you as a stockholder.
Minimum Offering
      Subscription proceeds will be placed in escrow until such time as subscriptions aggregating at least the minimum offering of 250,000 shares of our common stock have been received and accepted by us. Any shares purchased by our advisor or its affiliates will not be counted in calculating the minimum offering. Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that can be readily sold, with appropriate safety of principal. Subscribers may not withdraw funds from the escrow account.

      If subscriptions for at least the minimum offering have not been received and accepted by June 27, 2006, which is one year after the effective date of this offering, our escrow agent will promptly so notify us, this offering will be terminated and your funds and subscription agreement will be returned to you within ten days after the date of such termination. Interest will accrue on funds in the escrow account as applicable to the short-term investments in which such funds are invested. During any period in which subscription proceeds are held in escrow for more than 35 days, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. Such interest will be paid to subscribers upon the termination of the escrow period, subject to withholding for taxes pursuant to applicable Treasury Regulations. We will bear all expenses of the escrow and, as such, any interest to be paid to any subscriber will not be reduced for such expense.
Special Notice to Pennsylvania Investors
      Subscription proceeds received from residents of Pennsylvania will be placed in a separate interest-bearing escrow account with the escrow agent until subscriptions for shares aggregating at least $25,000,000, have been received and accepted by us. If we have not raised a minimum of $25,000,000 in gross offering proceeds (including sales made to residents of other jurisdictions) by the end of each 120-day escrow period (with the initial 120-day escrow period commencing upon the effectiveness of this offering), we will notify Pennsylvania investors in writing by certified mail within ten calendar days after the end of each 120-day escrow period that they have a right to have their investment returned to them. If a Pennsylvania investor requests the return of his or her subscription funds within ten calendar days after receipt of the notification, we must return those funds, together with any interest earned on the funds for the time those funds remain in escrow subsequent to the initial 120-day escrow period, to the investor within ten calendar days after receipt of the investor’s request.
Investments by IRAs and Qualified Plans
      Sterling Trust Company has agreed to act as an IRA custodian for purchasers of our common stock who desire to establish an IRA, SEP or certain other tax-deferred accounts or transfer or rollover existing accounts. Sterling Trust Company has agreed to provide this service to our stockholders with annual maintenance fees charged at a discounted rate. Further information as to custodial services is available through your broker or may be requested from us.
HOW TO SUBSCRIBE
      Investors who meet the applicable suitability standards and minimum purchase requirements described in the “Suitability Standards” section of this prospectus may purchase shares of common stock. If you want to purchase shares, you must proceed as follows:

(1) Read the entire prospectus and the current supplement(s), if any, accompanying this prospectus.

(2) Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B.

(3) Deliver a check to Cole Capital Corporation for the full purchase price of the shares being subscribed for, payable to “Wells Fargo Bank, N.A., Escrow Agent for Cole Credit Property Trust II, Inc.” along with the completed subscription agreement. Certain dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check made payable to the escrow agent for the purchase price of your subscription. The name of the dealer appears on the subscription agreement.

(4) By executing the subscription agreement and paying the full purchase price for the shares subscribed for, you will attest that you meet the suitability standards as provided in the “Suitability Standards” section of this prospectus and as stated in the subscription agreement and agree to be bound by the terms of the subscription agreement.
      An approved trustee must process through us and forward us subscriptions made through IRAs, Keogh plans, 401(k) plans and other tax-deferred plans. If you want to purchase shares through an IRA, SEP or other tax-deferred account, Sterling Trust Company has agreed to serve as IRA custodian for such purpose. Sterling Trust Company has agreed to provide this service to our stockholders with annual maintenance fees charged at a discounted rate.
SUPPLEMENTAL SALES MATERIAL
      In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The sales materials may include information relating to this offering, the past performance of Cole Advisors II, our advisor, and its affiliates, property brochures and articles and publications concerning real estate. In certain jurisdictions, some or all of our sales material may not be permitted and will not be used in those jurisdictions.
      The offering of shares is made only by means of this prospectus. Although the information contained in our supplemental sales material will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part.
LEGAL MATTERS
      Venable LLP, Baltimore, Maryland, will pass upon the legality of the common stock and Morris, Manning & Martin, LLP, Atlanta, Georgia, will pass upon legal matters in connection with our status as a REIT for federal income tax purposes. Morris, Manning & Martin, LLP will rely on the opinion of Venable LLP as to all matters of Maryland law. Neither Venable LLP nor Morris, Manning & Martin, LLP purport to represent our stockholders or potential investors, who should consult their own counsel. Morris, Manning & Martin, LLP also provides legal services to Cole Advisors II, our advisor, as well as affiliates of Cole Advisors II, and may continue to do so in the future.
EXPERTS
      The financial statements as of March 31, 2005 and December 31, 2004, and for the three month period ended March 31, 2005 and the period September 29, 2004 (date of inception) to December 31, 2004, included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein, and have been included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
      We have filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with our initial public offering. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.

      You may request and obtain a copy of these filings, at no cost to you, by writing or telephoning us at the following address:

Cole Credit Property Trust II, Inc.
Attn: Investor Relations
2555 East Camelback Road
Suite 400
Phoenix, Arizona 85016
(866) 341-2653
      One of our affiliates maintains an Internet site at http://www.colecapital.com, at which there is additional information about us. The contents of that site are not incorporated by reference in, or otherwise a part of, this prospectus.
      This prospectus does not contain all of the information set forth in the registration statement and the exhibits related thereto as filed with the Securities and Exchange Commission, reference to which is hereby made.
      You can read our registration statement and the exhibits thereto and our future Securities and Exchange Commission filings over the Internet at www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 or e-mail at publicinfo@sec.gov for further information on the operation of the public reference facilities.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholder of
Cole Credit Property Trust II, Inc.
Phoenix, Arizona
      We have audited the accompanying consolidated balance sheets of Cole Credit Property Trust II, Inc. (a development stage company) and its subsidiary (the “Company”) as of March 31, 2005 and December 31, 2004, and the related consolidated statements of stockholder’s equity for the period September 29, 2004 (date of inception) to March 31, 2005, and cash flows for the three months ended March 31, 2005 and for the period September 29, 2004 (date of inception) to December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Cole Credit Property Trust II, Inc. (a development stage company) and its subsidiary, as of March 31, 2005 and December 31, 2004, and the results of their cash flows for the three months ended March 31, 2005 and for the period September 29, 2004 (date of inception) to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.
/s/ Deloitte & Touche LLP
Phoenix, Arizona
June 1, 2005

F-2

COLE CREDIT PROPERTY TRUST II, INC.
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS
As of March 31, 2005 and December 31, 2004

	March 31, 2005	December 31, 2004

ASSETS
Cash and cash equivalents	$200,000	$200,000

Total Assets	$200,000	$200,000

LIABILITIES AND STOCKHOLDER’S EQUITY
Stockholder’s equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized, none issued and outstanding	$—	$—
Common stock, $.01 par value; 90,000,000 shares authorized, 20,000 shares issued and outstanding	200	200
Capital in excess of par value	199,800	199,800

Total Liabilities and Stockholder’s Equity	$200,000	$200,000

See accompanying notes to consolidated financial statements.

F-3

COLE CREDIT PROPERTY TRUST II, INC.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY
For the Three Months Ended March 31, 2005
and for the Period September 29, 2004 (Date of Inception) to December 31, 2004

	Common Stock
			Capital in	Total
	Number of		Excess of	Stockholder’s
	Shares	Par Value	Par Value	Equity

Balance, September 29, 2004 (Date of Inception)	—	$—	$—	$—
Cash received from sale of common stock to Cole Holdings Corporation	20,000	200	199,800	200,000

Balance, March 31, 2005 and December 31, 2004	20,000	$200	$199,800	$200,000

See accompanying notes to consolidated financial statements.

F-4

COLE CREDIT PROPERTY TRUST II, INC.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Three Months Ended March 31, 2005
and for the Period September 29, 2004 (Date of Inception) to December 31, 2004

	Three Months Ended	Period Ended
	March 31, 2005	December 31, 2004

CASH FLOWS FROM FINANCING ACTIVITIES —
Proceeds from issuance of common stock and cash and cash equivalents end of period	$—	$200,000

See accompanying notes to consolidated financial statements.

F-5

COLE CREDIT PROPERTY TRUST II, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months Ended March 31, 2005
and for the Period from September 29, 2004 (Date of Inception) to December 31, 2004

1.	Organization and Significant Accounting Policies:
      Cole Credit Property Trust II, Inc. (the “Company”) was organized as a corporation in Maryland on September 29, 2004. The Company is the sole general partner of and owns a 99.9% partnership interest in Cole Operating Partnership II, LP (“Cole OP II”). Cole REIT Advisors II, LLC (the “Advisor”), the affiliated advisor to the Company, is the sole limited partner and owner of 0.1% of the partnership interests of Cole OP II. At March 31, 2005 and December 31, 2004, Cole OP II had no assets, liabilities or equity. The Company intends to file a registration statement on Form S-11 with the Securities and Exchange Commission with respect to a public offering (the “Offering”) of 50,000,000 shares of common stock.
      A maximum of 45,000,000 shares may be sold to the public. In addition, the Company plans to register an additional 5,000,000 shares that will be available only to stockholders who elect to participate in the Company’s distribution reinvestment plan.
      The Company intends to use substantially all of the net proceeds from this offering to acquire and operate commercial real estate primarily consisting of high quality, freestanding, single-tenant retail properties net leased to creditworthy tenants located throughout the United States.

Basis of Presentation
      The Company is in the development stage and has not begun operations. The consolidated statements include the accounts of the Company and its majority-owned subsidiary.

Cash and Cash Equivalents
      Cash and cash equivalents consist of all highly liquid, non-interest bearing, investments with a maturity of three months or less when purchased.

Organization and Offering Expenses
      The Advisor funds all of the organization and offering costs on the Company’s behalf and may be reimbursed for such costs up to 1.5% of the cumulative capital raised by the Company in the Offering. As of March 31, 2005 and December 31, 2004, the Advisor had incurred organization and offering costs of approximately $595,000 and $463,000, respectively, on behalf of the Company. These costs are not included in the financial statements of the Company because such costs are not a liability of the Company until the subscriptions for the minimum number of shares of common stock are received and accepted by the Company. When recorded by the Company, organization costs will be expensed as incurred. Offering costs include items such as legal and accounting fees, marketing, promotional and printing costs. All offering costs will be recorded as a reduction of capital in excess of par value.

2.	Income Taxes:
      The Company intends to make an election to be taxed as a real estate investment trust (“REIT”) under Sections 856 through 860 of the Internal Revenue Code commencing with its taxable year ending December 31, 2005. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax to the extent it distributes its REIT taxable income to its stockholders, and so long as it distributes at least 90% of its REIT taxable income. REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

F-6

COLE CREDIT PROPERTY TRUST II, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
For the Three Months Ended March 31, 2005
and for the Period from September 29, 2004 (Date of Inception) to December 31, 2004

3.	Capitalization:
      At March 31, 2005 and December 31, 2004, the Company was authorized to issue 90,000,000 shares of common stock and 10,000,000 shares of preferred stock. All shares of such stock have a par value of $.01 per share. On September 29, 2004 (date of inception), the Company sold 20,000 shares of common stock, at $10 per share, to Cole Holdings Corporation, the indirect owner of limited liability company interests of the Advisor. The Company’s board of directors may authorize additional shares of capital stock and amend their terms without obtaining stockholder approval.

4.	Concentration of Credit Risk:
      At March 31, 2005 and December 31, 2004, the Company had cash on deposit in one financial institution in excess of federally insured levels; however, the Company has not experienced any losses in such account. The Company limits investment of cash investments to financial institutions with high credit standing; therefore, the Company believes it is not exposed to any significant credit risk on cash.

5.	Related Party Arrangements:
      Certain affiliates of the Company will receive fees and compensation in connection with the Offering, and the acquisition, management and sale of the assets of the Company. Cole Capital Corporation (“Cole Capital”), the affiliated dealer-manager, will receive a commission of up to 7% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. Cole Capital intends to reallow 100% of commissions earned to participating broker-dealers. In addition, up to 1.5% of gross proceeds before reallowance to participating broker-dealers, will be paid to Cole Capital as a dealer-manager fee. Cole Capital in its sole discretion, may reallow a portion of its dealer-manager fee to such participating broker-dealers as a marketing and due diligence expense reimbursement, based on such factors as the volume of shares sold by such participating broker-dealers and marketing support incurred as compared to those of the other participating broker-dealers.
      The Advisor, or its affiliates, may receive up to 1.5% of gross offering proceeds for reimbursement of organization and offering expenses upon the execution of the advisory agreement. All organization and offering expenses (excluding selling commissions and the dealer-manager fee) are being paid for by the Advisor or its affiliates. The Advisor or its affiliates also will receive acquisition and advisory fees of up to 2% of the contract purchase price of each asset for the acquisition, development or construction of real property and will be reimbursed for acquisition expenses incurred in the process of acquiring properties. The Company expects the acquisition expenses to be approximately 0.5% of the purchase price of each property.
      If the Advisor provides services, as determined by the independent directors, in connection with the origination or refinancing of any debt financing obtained by the Company that is used to acquire properties or to make other permitted investments, the Company will pay the Advisor a financing coordination fee equal to 1% of the amount available under such financing; provided, however, that the Advisor shall not be entitled to a financing coordination fee in connection with the refinancing of any loan secured by any particular property that was previously subject to a refinancing in which the Advisor received such a fee. Financing coordination fees payable from loan proceeds from permanent financing will be paid to the Advisor as the Company acquires such permanent financing. However, no acquisition fees will be paid on loan proceeds from any line of credit until such time as all net offering proceeds have been invested by the Company.

F-7

COLE CREDIT PROPERTY TRUST II, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
For the Three Months Ended March 31, 2005
and for the Period from September 29, 2004 (Date of Inception) to December 31, 2004
      The Company expects to pay Fund Realty Advisors, Inc. (“Fund Realty”), its property manager, fees for the management and leasing of the Company’s properties. Such fees are expected to equal 2% of gross revenues plus leasing commissions at prevailing market rates; provided however, that the aggregate of all property management and leasing fees paid to affiliates plus all payments to third parties will not exceed the amount that other nonaffiliated management and leasing companies generally charge for similar services in the same geographic location. Fund Realty may subcontract its duties for a fee that may be less than the fee provided for in the property management agreement.
      The Company will pay the Advisor an annual advisor asset management fee of 0.25% of aggregate asset value (the “Asset Management Fee”). The fee will be payable monthly in an amount equal to 0.02083% of aggregate asset value as of the last day of the immediately preceding month.
      If the Advisor or its affiliates provides a substantial amount of services, as determined by the Company’s independent directors, in connection with the sale of one or more properties, the Company will pay the Advisor up to one-half of the brokerage commission paid, but in no event to exceed an amount equal to 2% of the sales price of each property sold. In no event will the combined real estate commission paid to the Advisor, its affiliates and unaffiliated third parties exceed 6% of the contract sales price. In addition, after investors have received a return on their net capital contributions and an 8% annual cumulative, non-compounded return, then the Advisor is entitled to receive 10% of remaining net sale proceeds.
      Upon listing of the Company’s common stock on a national securities exchange or included for quotation on The Nasdaq National Market, a fee equal to 10% of the amount by which the market value of the Company’s outstanding stock plus all distributions paid by the Company prior to listing, exceeds the sum of the total amount of capital raised from investors and the amount of cash flow necessary to generate an 8% annual cumulative, non-compounded return to investors will be paid to the Advisor (the “Subordinated Incentive Listing Fee”).
      Upon termination of the advisory agreement with the Advisor, other than termination by the Company because of a material breach of the advisory agreement by the Advisor, a performance fee of 10% of the amount, if any, by which (i) the appraised asset value at the time of such termination plus total distributions paid to stockholders through the termination date exceeds (ii) the aggregate capital contribution contributed by investors less distributions from sale proceeds plus payment to investors of an 8% annual, cumulative, non-compounded return on capital. No subordinated performance fee will be paid if the Company has already paid or become obligated to pay the Advisor a Subordinated Incentive Listing Fee.
      The Company will reimburse the Advisor for all expenses it paid or incurred in connection with the services provided to the Company, subject to the limitation that the Company will not reimburse for any amount by which it’s operating expenses (including the Asset Management Fee) at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets, or (ii) 25% of net income other than any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of assets for that period. The Company will not reimburse for personnel costs in connection with services for which the Advisor receives acquisition fees or real estate commissions.

F-8

COLE CREDIT PROPERTY TRUST II, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
For the Three Months Ended March 31, 2005
and for the Period from September 29, 2004 (Date of Inception) to December 31, 2004

6.	Independent Director’s Stock Option Plan:
      The Company has a stock option plan (the “2004 Independent Directors’ Stock Option Plan” or the “IDSOP”), which authorizes the grant of non-qualified stock options to the Company’s independent directors, subject to the absolute discretion of the board and the applicable limitations of the plan. The Company intends to grant options under the IDSOP to each qualifying director annually. The exercise price for the options granted under the IDSOP initially will be $9.15 per share (or greater, if such higher price as is necessary so that such options shall not be considered a “nonqualified deferred compensation plan” under Section 409A of the Internal Revenue Code of 1986, as amended). It is intended that the exercise price for future options granted under the Company’s independent director stock option plan will be at least 100.0% of the fair market value of the Company’s common stock as of the date that the option is granted. As of March 31, 2005 and December 31, 2004, no options had been granted under the IDSOP. On May 2, 2005, options to purchase 10,000 shares at $9.15 per share were granted under the IDSOP. A total of 1,000,000 shares have been authorized and reserved for issuance under the IDSOP.

F-9

APPENDIX A
PRIOR PERFORMANCE TABLES
      The prior performance tables that follow present certain information regarding private real estate programs previously sponsored by related entities. Twenty-four partnerships formed from January 1, 1995 through March 31, 2005 have similar investment objectives to ours and purchased 20 retail centers aggregating approximately 1,743,000 square feet, one garden office building aggregating approximately 30,000 square feet and 23 single tenant retail properties aggregating approximately 544,000 square feet. One partnership purchased two land parcels for development aggregating approximately 452,000 square feet. The prior performance tables also include the activity of Cole Credit Property Trust, Inc. (CCPT), Cole Collateralized Senior Notes, LLC (CCSN), Cole Collateralized Senior Notes II, LLC (CCSN II), Cole Collateralized Senior Notes III, LLC (CCSN III) and the various offerings related to Cole Capital Partners’ tenant-in-common program.
      As of March 31, 2005, CCPT had raised approximately $46.1 million and had acquired thirteen single-tenant commercial properties aggregating approximately 413,000 square feet.
      As of March 31, 2005, Cole Credit Property Fund Limited Partnership had raised $25.0 million and had acquired 14 single-tenant commercial properties or interests therein aggregating approximately 247,000 square feet. As of March 31, 2005, Cole Credit Property Fund II Limited Partnership had raised approximately $24.5 million and had acquired ten single-tenant commercial properties or interests therein aggregating approximately 297,000 square feet.
      As of March 31, 2005, CCSN had issued approximately $28.0 million in Series A Notes and acquired 40 single-tenant commercial properties, aggregating approximately 426,000 square feet. As of March 31, 2005, CCSN had sold twenty-four properties, three of which were sold as part of Cole Capital Partners’ tenant-in-common program and three properties were sold to CCPT.
      As of March 31, 2005, CCSN II has issued approximately $28.7 million in Series B Notes and acquired twenty-three single-tenant commercial properties aggregating approximately 475,000 square feet. As of March 31, 2005, CCSN II had sold nine properties, six of which were sold as part of Cole Capital Partners’ tenant-in-common program and three were sold to CCPT.
      As of March 31, 2005, CCSN III had issued approximately $6.6 million in Series C Notes and had not acquired any properties.
      Cole Partnerships, Inc., an entity affiliated with the officers of Cole Capital Advisors, has raised $5 million in a debt offering for general corporate purposes, including investments in joint ventures with affiliates, which has been repaid. This program is not considered to have similar investment objectives to this offering.
      In addition, Cole Capital Partners, through affiliated entities, offers properties to Section 1031 exchange investors in the form of the sale of tenant-in-common ownership interests in such properties. As of March 31, 2005, aggregate ownership interests of $39.8 million had been sold in sixteen private offerings of properties located in twelve states. In addition, there are three other private offerings of tenant-in-common interests with an aggregate offering amount of approximately $17.4 million for which no amounts have been raised as of March 31, 2005.
      The investment objectives of previous private real estate programs formed from 1979 through 1992 are not similar to the investment objectives of the above programs due to the fact that those properties have been held for capital appreciation in the value of the underlying land.
      These tables contain information that may aid a potential investor in evaluating the program presented. However, the information contained in these tables does not relate to any properties we may purchase and the purchase of our shares will not create any ownership interest in the programs included in
Past performance is not necessarily indicative of future results

A-1

these tables. We intend to purchase properties as income-producing properties, with returns anticipated from income and any increase in the value of the properties.
      These tables are presented on a tax basis rather than on a GAAP basis. Tax basis accounting does not take certain income or expense accruals into consideration at the end of each fiscal year. Income may be understated in the tables, as GAAP accounting would require certain amortization or leveling of rental revenue, the amount of which is undetermined at this time. Expenses may be understated by monthly operating expenses, which are typically paid in arrears.
Past performance is not necessarily indicative of future results

A-2

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)
      This table provides a summary of the experience of the sponsor and its affiliates in investing and raising funds in Prior Real Estate Programs for which the offerings have been initiated since January 1, 2002. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth below is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All amounts are as of March 31, 2005.

	Cole Boulevard	Cole Santa Fe	Cole Credit
	Square Investors LP	Investors LP	Property Fund LP

Dollar amount offered	$10,700,000	$6,180,000	$25,000,000
Dollar amount raised	10,000,000	6,180,000	25,000,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	797,200	494,400	2,000,000
Organizational expenses(4)	340,641	129,040	478,170
Other	—	—	—
Reserves	340,840	976,862	429,858
Percent available for investment	89%	90%	90%
Acquisition costs:
Prepaid items and fees related to purchase of property	15,371	24,628	384,288
Cash down payment	6,930,000	3,937,098	19,315,693
Acquisition fees(5)	1,039,500	386,400	2,151,522
Other	—	—	—

Total acquisition cost	7,984,871	4,348,126	21,851,503
Percent leverage	80%	80%	66%
Date offering began	05/15/02	09/04/02	11/15/02
Length of offering (in months)	7	3	9
Months to invest 90% of amount available for investment	2	1	10

	Cole Credit	Cole Collateralized	Cole Collateralized
	Property Fund II LP	Senior Notes, LLC(6)	Senior Notes II, LLC(6)

Dollar amount offered	$25,000,000	$28,750,000 (1)	$28,750,000 (1)
Dollar amount raised	24,494,500	28,038,500	28,750,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	1,961,560	1,401,925	1,437,500
Organizational expenses(4)	449,873	660,585	645,882
Other	—	—	—
Reserves	451,175	5,668,960	3,784,574
Percent available for investment	90%	93%	93%
Acquisition costs:
Prepaid items and fees related to purchase of property	213,578	537,738	501,369
Cash down payment	20,273,063	22,306,921	19,485,354
Acquisition fees(5)	1,137,801	1,317,486	1,716,968
Other	—	—	—

Total acquisition cost	21,624,442	24,162,145	21,703,691
Percent leverage	65%	65%	50%
Date offering began	07/01/03	09/15/03	02/01/04
Length of offering (months)	9	9	12
Months to invest 90% of amount available for investment	15	5	7
Past performance is not necessarily indicative of future results

A-3

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)

	Cole Collateralized	Cole Credit	Staples in
	Senior Notes III, LLC(6)	Property Trust, Inc.	Tulsa, OK(2)(3)

Dollar amount offered	$28,750,000	$100,000,000	$4,136,000
Dollar amount raised	6,555,000	46,100,250	4,136,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	327,750	3,227,018	248,160
Organizational expenses(4)	250,019	1,655,313	41,360
Other	—	—	—
Reserves	4,877,323	13,914,308	26,957
Percent available for investment	91%	89%	93%
Acquisition costs:
Prepaid items and fees related to purchase of property	—	779,713	30,000
Cash down payment	—	24,611,542	3,760,640
Acquisition fees(5)	—	1,007,535	55,840
Other	—	—	—

Total acquisition cost	—	26,398,790	3,846,480
Percent leverage	0%	55%	0%
Date offering began	01/03/05	04/06/04	02/13/04
Length of offering (in months)	Ongoing	Ongoing	7
Months to invest 90% of amount available for investment	N/A	N/A	4

	Mimi’s Café in	Walgreens in	Walgreens in
	Lone Tree, CO(2)(3)	Windsor, CO(2)(3)	Goldsboro, NC(2)(3)

Dollar amount offered	$2,446,000	$2,669,000	$2,570,000
Dollar amount raised	2,446,000	2,669,000	2,570,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	146,760	160,140	154,200
Organizational expenses(4)	24,460	26,690	25,700
Other	—	—	—
Reserves	14,698	40,667	18,589
Percent available for investment	93%	93%	93%
Acquisition costs:
Prepaid items and fees related to purchase of property	60,280	60,000	60,000
Cash down payment	2,150,000	2,393,460	2,303,985
Acquisition fees(5)	64,500	—	—
Other	—	28,710	26,115

Total acquisition cost	2,274,780	2,482,170	2,390,100
Percent leverage	0%	52%	50%
Date offering began	04/20/04	06/03/04	06/30/04
Length of offering (in months)	4	3	3
Months to invest 90% of amount available for investment	3	3	3
Past performance is not necessarily indicative of future results

A-4

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)

	Walgreens in	Walgreens in	Walgreens in
	Hamilton, OH(2)(3)	Carlsbad, NM(2)(3)	Willimantic, CT(2)(3)

Dollar amount offered	$2,966,000	$2,289,739	$2,746,000
Dollar amount raised	2,966,000	2,289,739	2,746,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	177,960	137,384	164,760
Organizational expenses(4)	29,660	22,898	27,460
Other	—	—	—
Reserves	29,573	24,005	37,601
Percent available for investment	93%	93%	93%
Acquisition costs:
Prepaid items and fees related to purchase of property	60,000	60,000	60,000
Cash down payment	2,668,047	2,046,107	2,466,690
Acquisition fees(5)	—	—	—
Other	30,333	23,350	27,090

Total acquisition cost	2,758,380	2,129,457	2,553,780
Percent leverage	51%	50%	50%
Date offering began	07/01/04	07/13/04	09/15/04
Length of offering (in months)	4	5	2
Months to invest 90% of amount available for investment	3	3	2

	Walgreens in	Walgreens in	Walgreens in
	Edgewood, NM(2)(3)	Fairborn, OH(2)(3)	Slidell, LA(2)(3)

Dollar amount offered	$2,134,000	$2,644,000	$2,212,000
Dollar amount raised	2,134,000	2,644,000	1,683,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	128,040	158,640	100,980
Organizational expenses(4)	21,340	26,440	16,830
Other	—	—	—
Reserves	19,940	26,668	19,891
Percent available for investment	93%	93%	93%
Acquisition costs:
Prepaid items and fees related to purchase of property	60,000	60,000	45,651
Cash down payment	1,903,340	2,372,750	1,502,861
Acquisition fees(5)	—	—	—
Other	21,280	26,170	16,678

Total acquisition cost	1,984,620	2,458,920	1,565,190
Percent leverage	50%	50%	50%
Date offering began	09/15/04	09/30/04	11/02/04
Length of offering (in months)	4	2	Ongoing
Months to invest 90% of amount available for investment	3	2	N/A
Past performance is not necessarily indicative of future results

A-5

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)

	Walgreens in	Walgreens in	Walgreens in
	Westheimer, TX(2)(3)	Richmond, OH(2)(3)	Spokane, WA(2)(3)

Dollar amount offered	$3,900,000	$3,388,000	$11,532,000
Dollar amount raised	3,900,000	2,993,000	4,044,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	234,000	179,580	242,640
Organizational expenses(4)	39,000	29,930	40,440
Other	—	—	—
Reserves	34,827	29,596	—
Percent available for investment	93%	93%	93%
Acquisition costs:
Prepaid items and fees related to purchase of property	60,000	21,205	150,808
Cash down payment	3,526,680	2,700,564	3,606,093
Acquisition fees(5)	—	—	—
Other	40,320	29,921	4,019

Total acquisition cost	3,627,000	2,751,690	3,760,920
Percent leverage	51%	50%	50%
Date offering began	10/15/04	10/26/04	11/09/04
Length of offering (in months)	3	Ongoing	Ongoing
Months to invest 90% of amount available for investment	2	2	N/A

	Walgreens in	Walgreens in	Walgreens in
	Covington, TN(2)(3)	Orlando, FL(2)(3)	Glen Burnie, MD(2)(3)

Dollar amount offered	$2,141,000	$2,486,000	$3,485,000
Dollar amount raised	470,000	787,000	1,328,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	28,200	47,220	79,680
Organizational expenses(4)	4,700	7,870	13,280
Other	—	—	—
Reserves	29,359	—	—
Percent available for investment	93%	93%	93%
Acquisition costs:
Prepaid items and fees related to purchase of property	13,171	29,125	76,473
Cash down payment	419,328	695,134	1,145,729
Acquisition fees(5)	—	—	—
Other	4,601	7,652	12,838

Total acquisition cost	437,100	731,911	1,235,040
Percent leverage	50%	50%	50%
Date offering began	11/19/04	11/30/04	12/01/04
Length of offering (in months)	Ongoing	Ongoing	Ongoing
Months to invest 90% of amount available for investment	N/A	N/A	N/A
Past performance is not necessarily indicative of future results

A-6

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)

	Walgreens in	Walgreens in	Home Depot in
	Garfield Heights, OH(2)(3)	Ponca City(2)(3)	Tacoma, WA(2)(3)

Dollar amount offered	$2,887,000	$2,327,000	$12,175,000
Dollar amount raised	—	—	—
Less offering expenses:
Selling commissions and discounts retained by affiliates	—	—	—
Organizational expenses(4)	—	—	—
Other	—	—	—
Reserves	—	—	—
Percent available for investment	N/A	N/A	N/A
Acquisition costs:
Prepaid items and fees related to purchase of property	—	—	—
Cash down payment	—	—	—
Acquisition fees(5)	—	—	—
Other	—	—	—

Total acquisition cost	—	—	—
Percent leverage	0%	0%	0%
Date offering began	12/09/04	12/10/04	02/08/05
Length of offering (in months)	Ongoing	Ongoing	Ongoing
Months to invest 90% of amount available for investment	N/A	N/A	N/A
Past performance is not necessarily indicative of future results

A-7

NOTES TO TABLE I

(1)	Amount includes an over allotment of $3,750,000 available under the offering.

(2)	The Offering is a Tenant-in-Common Program sponsored by Cole Capital Partners which consists of the sale of tenant in common interests in properties owned by subsidiaries of Cole Collateralized Senior Notes, LLC or Cole Collateralized Senior Notes II, LLC.

(3)	Acquisition cost amounts represent the costs paid by the tenant-in-common investors to acquire interest in the properties.

(4)	Organizational expenses include legal, accounting, printing, escrow, filing, recording and other related expenses associated with the formation and original organization of the Program and also includes fees paid to the sponsor and to affiliates.

(5)	Acquisition fees include fees paid to the sponsor or affiliates based upon the terms of the memorandum.

(6)	Amounts herein relate to initial investments of capital raised and do not include any properties acquired through reinvested amounts.
Past performance is not necessarily indicative of future results

A-8

TABLE II
COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED)
      This table sets forth the compensation paid to the sponsor and its affiliates during the three years and three months ended March 31, 2005. Prior Real Estate programs whose offerings have closed since January 1, 2002 are shown separately and all other programs have been aggregated. The table includes compensation paid out of the offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs. Each of the Prior Real Estate Programs for which information is presented below has similar or identical investment objectives to this program. All amounts are as of March 31, 2005.

	Cole Boulevard	Cole Santa Fe	Cole Credit
	Square Investors LP	Investors LP	Property Fund LP

Date offering commenced	05/15/02	09/04/02	11/15/02
Dollar amount raised	$10,000,000	$6,180,000	$25,000,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	238,718	142,020	297,820
Acquisition fees(1)
Real estate commissions	1,039,500	386,400	2,151,522
Advisory fees	50,000	25,000	—
Other(2)	116,476	69,000	—
Dollar amount of cash generated from operations before deducting payments to sponsor	2,526,466	1,796,845	5,790,594
Amount paid to sponsor from operations:
Property management fees	108,181	319,193	120,882
Partnership management fees	257,532	162,500	—
Reimbursements	9,223	10,620	2,992
Leasing commissions	26,593	131,650	—
Other(3)	104,552	45,271	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and refinancing
Incentive fees	—	—	—
Real estate commissions	976,500	7,795	—
Other(4)	—	—	—
Past performance is not necessarily indicative of future results

A-9

TABLE II
COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) — (Continued)

	Cole Credit	Cole Collateralized	Cole Collateralized	Cole Collateralized
	Property Fund II LP	Senior Notes, LLC	Senior Notes II, LLC	Senior Notes III, LLC

Date offering commenced	07/01/03	09/15/03	2/1/04	01/03/05
Dollar amount raised	$24,494,500	$28,038,500	$28,750,000	$6,555,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	163,043	499,153	477,487	74,575
Acquisition fees(1)
Real estate commissions	1,137,801	3,690,061	3,912,688	—
Advisory fees	—	—	—	—
Other(2)	—	—	—	—
Dollar amount of cash generated from operations before deducting payments to sponsor	3,114,306	822,323	(965,513)	(24,072)
Amount paid to sponsor from operations:
Property management fees	77,817	284,815	128,684	—
Partnership management fees	—	—	—	—
Reimbursements	207	—	—	—
Leasing commissions	—	—	—	—
Other(3)	—	—	—	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—	—
Notes	—	—	—	—
Amount paid to sponsor from property sales and refinancing
Incentive fees	—	—	—	—
Real estate commissions	—	—	—	—
Other(4)	—	—	—	—
Past performance is not necessarily indicative of future results

A-10

TABLE II
COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) — (Continued)

	Cole Credit Property	Staples in	Mimi’s in	Walgreens in
	Trust, Inc.	Tulsa, OK	Lone Tree, CO	Windsor, CO

Date offering commenced	04/06/04	02/13/04	04/20/04	06/03/04
Dollar amount raised	$46,100,250	$4,136,000	$2,446,000	$2,669,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	893,357	41,360	24,460	26,690
Acquisition fees(1)
Real estate commissions	1,007,535	55,840	64,500	—
Advisory fees	—	—	—	—
Other(2)	—	—	—	28,710
Dollar amount of cash generated from operations before deducting payments to sponsor	1,501,169	263,497	142,889	130,472
Amount paid to sponsor from operations:
Property management fees	69,690	—	—	—
Partnership management fees	211,717	2,204	2,800	2,284
Reimbursements	—	—	—	—
Leasing commissions	—	—	—	—
Other(3)	—	—	—	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—	—
Notes	—	—	—	—
Amount paid to sponsor from property sales and refinancing Incentive fees	—	—	—	—
Real estate commissions	—	—	—	—
Other(4)	—	—	—	—
Past performance is not necessarily indicative of future results

A-11

TABLE II
COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) — (Continued)

	Walgreens in	Walgreens in	Walgreens in	Walgreens in
	Goldsboro, NC	Hamilton, OH	Carlsbad, NM	Willimantic, CT

Date offering commenced	06/30/04	07/01/04	07/13/04	09/15/04
Dollar amount raised	$2,570,000	$2,966,000	$2,289,739	$2,746,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	25,700	29,660	22,898	27,460
Acquisition fees(1)
Real estate commissions	—	—	—	—
Advisory fees	—	—	—	—
Other(2)	26,115	30,333	23,350	27,090
Dollar amount of cash generated from operations before deducting payments to sponsor	111,075	134,890	89,612	89,766
Amount paid to sponsor from operations:
Property management fees	—	—	—	—
Partnership management fees	2,010	4,767	4,624	5,040
Reimbursements	—	—	—	—
Leasing commissions	—	—	—	—
Other(3)	—	—	—	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—	—
Notes	—	—	—	—
Amount paid to sponsor from property sales and refinancing
Incentive fees	—	—	—	—
Real estate commissions	—	—	—	—
Other(4)	—	—	—	—
Past performance is not necessarily indicative of future results

A-12

TABLE II
COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) — (Continued)

	Walgreens in	Walgreens in	Walgreens in	Walgreens in
	Edgewood, NM	Fairborn, OH	Slidell, LA	Westheimer, TX

Date offering commenced	09/15/04	09/30/04	11/02/04	10/15/04
Dollar amount raised	$2,134,000	$2,644,000	$1,683,000	$3,900,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	21,340	26,440	16,830	39,000
Acquisition fees(1)
Real estate commissions	—	—	—	—
Advisory fees	—	—	—	—
Other(2)	21,280	26,170	16,678	40,320
Dollar amount of cash generated from operations before deducting payments to sponsor	62,102	73,203	28,391	89,944
Amount paid to sponsor from operations:
Property management fees	—	—	—	—
Partnership management fees	4,233	6,350	1,410	5,228
Reimbursements	—	—	—	—
Leasing commissions	—	—	—	—
Other(3)	—	—	—	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—	—
Notes	—	—	—	—
Amount paid to sponsor from property sales and refinancing
Incentive fees	—	—	—	—
Real estate commissions	—	—	—	—
Other(4)	—	—	—	—
Past performance is not necessarily indicative of future results

A-13

TABLE II
COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) — (Continued)

	Walgreens in	Home Depot in	Walgreens in	Walgreens in
	Richmond Heights, OH	Spokane, WA	Covington, TN	Orlando, FL

Date offering commenced	10/26/04	11/09/04	11/19/04	11/30/04
Dollar amount raised	$2,993,000	$4,044,000	$470,000	$787,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	29,930	40,440	4,700	7,870
Acquisition fees(1)
Real estate commissions	—	—	—	—
Advisory fees	—	—	—	—
Other(2)	29,921	4,019	4,601	7,652
Dollar amount of cash generated from operations before deducting payments to sponsor	72,212	—	30,933	—
Amount paid to sponsor from operations:
Property management fees	—	—	—	—
Partnership management fees	4,103	—	1,575	—
Reimbursements	—	—	—	—
Leasing commissions	—	—	—	—
Other(3)	—	—	—	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—	—
Notes	—	—	—	—
Amount paid to sponsor from property sales and refinancing
Incentive fees	—	—	—	—
Real estate commissions	—	—	—	—
Other(4)	—	—	—	—
Past performance is not necessarily indicative of future results

A-14

TABLE II
COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) — (Continued)

	Walgreens in	Walgreens in	Walgreens in	Home Depot in
	Glen Burnie, MD	Garfield Heights, OH	Ponca City, OK	Tacoma, WA

Date offering commenced	12/01/04	12/09/04	12/10/04	02/08/05
Dollar amount raised	$1,328,000	$—	$—	$—
Amount paid to sponsor from proceeds of offering:
Underwriting fees	13,280	—	—	—
Acquisition fees(1)
Real estate commissions	—	—	—	—
Advisory fees	—	—	—	—
Other(2)	12,838	—	—	—
Dollar amount of cash generated from operations before deducting payments to sponsor	—	—	—	—
Amount paid to sponsor from operations:
Property management fees	—	—	—	—
Partnership management fees	—	—	—	—
Reimbursements	—	—	—	—
Leasing commissions	—	—	—	—
Other(3)	—	—	—	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—	—
Notes	—	—	—	—
Amount paid to sponsor from property sales and refinancing
Incentive fees	—	—	—	—
Real estate commissions	—	—	—	—
Other(4)	—	—	—	—
Past performance is not necessarily indicative of future results

A-15

TABLE II
COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) — (Continued)

20 Other
Programs (5)

Date offering commenced
Dollar amount raised	$—
Amount paid to sponsor from proceeds of offering:
Underwriting fees	—
Acquisition fees(1)
Real estate commissions	3,509
Advisory fees	—
Other(2)	—
Dollar amount of cash generated from operations before deducting payments to sponsor	4,270,666
Amount paid to sponsor from operations:
Property management fees	740,294
Partnership management fees	1,057,241
Reimbursements	94,483
Leasing commissions	158,638
Other(3)	202,351
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	79,492,235
Notes	4,175,000
Amount paid to sponsor from property sales and refinancing
Incentive fees	—
Real estate commissions	3,772,330
Other(4)	719,028
Past performance is not necessarily indicative of future results

A-16

NOTES TO TABLE II

(1)	Properties are acquired with a combination of funds from offering proceeds and debt. The acquisition and development fees and the leasing commissions reported in this table include the total amount of fees paid to the sponsor or its affiliates regardless of the funding source for these costs.

(2)	Amounts primarily relate to loan coordination fees, a development fee, and reimbursement of certain offering costs paid by the sponsor.

(3)	Amounts primarily relate to construction management fees.

(4)	Amounts primarily relate to asset management fees.

(5)	The offerings of the prior programs aggregated herein were not closed within the past three years and therefore do not include any amounts raised or underwriting fees. The programs have similar investment objectives to Cole Credit Property Trust II, Inc.
Past performance is not necessarily indicative of future results

A-17

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED)
      The following sets forth the unaudited operating results of Prior Real Estate Programs sponsored by affiliates of the sponsor of this program, the offerings of which have been closed since January 1, 2000. The information relates only to programs with investment objectives similar to this program. All amounts are as of December 31 of the year indicated, except as noted.

	Santa Fe Square Investors LP (Sold)
	June 1999

	2000	2001	2002	2003	2004	2005

						(As of 3/31/05)
Gross revenues	$2,259,295	$2,398,989	$1,272,655	$—	$—	$—
Profit (loss) on sale of properties	—	—	5,547,845	—	—	—
Less:
Operating expenses(4)	800,797	818,962	876,085	—	—	—
Interest expense	262,446	257,632	203,924	—	—	—
Depreciation(3)	254,345	287,320	203,285	—	—	—

Net income (loss) — Tax basis(6)	$941,707	$1,035,075	$5,537,206	$—	$—	$—

Taxable income
— from operations	$941,707	$1,035,075	$(10,639)	$—	$—	$—
— from gain on sale	—	—	5,547,845	—	—	—
Cash generated
— from operations(5)	1,196,052	1,322,395	192,646	—	—	—
— from sales	—	—	3,451,259	—	—	—
— from refinancing	—	—	11,531,507	—	—	—

Cash generated from operations, sales and refinancing	1,196,052	1,322,395	15,175,412	—	—	—
Less: Cash distributions to investors
— from operating cash flow	842,777	880,000	696,000	—	—	—
— from sales and refinancing	—	—	13,502,268	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	353,275	442,395	977,144	—	—	—
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$353,275	$442,395	$977,144	$—	$—	$—

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$87.20	$95.84	$(0.99)	$—	$—	$—
— from recapture	—	—	68.92	—	—	—
Capital gain (loss)	—	—	444.77	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	78.03	81.48	314.65	—	—	—
— return of capital	—	—	1,000.00	—	—	—
Source (on cash basis)
— sales	—	—	1,250.21	—	—	—
— refinancing	—	—	—	—	—	—
— operations	78.03	81.48	64.44	—	—	—
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table						0%
Past performance is not necessarily indicative of future results

A-18

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Southwest Opportunity Fund LP
	April 2000

	2000	2001	2002	2003	2004	2005

						(As of 3/31/05)
Gross revenues	$111,878	$99,913	$21,844	$5,025	$2,223	$700
Profit (loss) on sale of properties	—	—	(579,289)	—	398,081	—
Less:
Operating expenses(4)	452	30,885	452,248	390,459	259,940	90,469
Interest expense	—	—	206,664	110,938	49,563	9,178
Depreciation(3)	1,213	3,638	1,436,399	1,112,258	545,576	—

Net income (loss) — Tax basis(6)	$110,213	$65,390	$(2,652,756)	$(1,608,630)	$(454,775)	$(98,947)

Taxable income
— from operations	$110,213	$65,390	$(2,073,467)	$(1,608,630)	$(852,856)	(98,947)
— from gain on sale	—	—	(579,289)	—	398,081	—
Cash generated
— from operations(5)	111,426	69,028	(637,068)	(496,372)	(307,280)	(98,947)
— from sales	—	—	2,393,644	—	1,211,546	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	111,426	69,028	1,756,576	(496,372)	904,266	(98,947)
Less: Cash distributions to investors
— from operating cash flow	16,598	—	—	—	—	—
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	94,828	69,028	1,756,576	(496,372)	904,266	(98,947)
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$94,828	$69,028	$1,756,576	$(496,372)	$904,266	$(98,947)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$12.35	$4.70	$(149.11)	$(115.68)	$(61.33)	$(7.12)
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	(41.66)	—	28.63	—
Cash distributions to investors:
Source (on tax basis)
— investment income	1.86	—	—	—	—	—
— return of capital	—	—	—	—	—	—
Source (on cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	1.86	—	—	—	—	—
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table						100%
Past performance is not necessarily indicative of future results

A-19

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Desert Palms Power Center LP — (Sold)
	November 2001

	2001	2002	2003	2004		2005

						(As of 3/31/05)
Gross revenues	$317,225	$3,412,505	$3,412,222	$11,505		$(8,029)
Profit (loss) on sale of properties	—	—	4,321,425	87,537		—
Less:
Operating expenses(4)	97,390	954,504	1,151,491	116,733		1,152
Interest expense	148,106	1,638,384	1,612,813	—		—
Depreciation(3)	53,595	1,011,006	815,795	—		—

Net income (loss) — Tax basis(6)	$18,134	$(191,389)	$4,153,548	$(17,691)		$(9,181)

Taxable income
— from operations	$18,134	$(191,389)	$(167,877)	$(105,228)		(9,181)
— from gain on sale	—	—	4,321,425	87,537		—
Cash generated
— from operations(5)	71,729	819,617	647,918	(105,228)		(9,181)
— from sales	—	—	9,219,079	—		—
— from refinancing	—	—	—	—		—

Cash generated from operations, sales and refinancing	71,729	819,617	9,866,997	(105,228)		(9,181)
Less: Cash distributions to investors
— from operating cash flow	576	459,561	599,375	306,250		—
— from sales and refinancing	—	—	—	8,082,375		—
— from other	—	—	—	—		—

Cash generated (deficiency) after cash distributions	71,153	360,056	9,267,622	(8,493,853)		(9,181)
Less: Special items (not including sales and refinancing)	—	—	—	—		—

Cash generated (deficiency) after cash distributions and special items	$71,153	$360,056	$9,267,622	$(8,493,853	)(1)	$(9,181)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$2.59	$(27.34)	$(23.98)	$(15.03)		$(1.31)
— from recapture	—	—	215.86	—		—
Capital gain (loss)	—	—	401.49	12.51		—
Cash distributions to investors:
Source (on tax basis)
— investment income	0.08	65.65	85.63	43.75		—
— return of capital	—	—	—	—		—
Source (on cash basis)
— sales	—	—	—	1,154.63		—
— refinancing	—	—	—	—		—
— operations	0.08	65.65	85.63	43.75		—
— other	—	—	—	—		—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table						0%
Past performance is not necessarily indicative of future results

A-20

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Blvd. Sq. Investors LP — (Sold)
	May 2002

	2002	2003	2004	2005

				(As of 3/31/05)
Gross revenues	$1,885,886	$4,404,802	$3,444,830	$31,247
Profit (loss) on sale of properties	—	—	8,521,296	—
Less:
Operating expenses(4)	686,067	1,511,374	1,204,787	12,446
Interest expense	912,735	2,028,457	1,390,517	—
Depreciation(3)	486,358	1,354,613	1,236,383	—

Net income (loss) — Tax basis(6)	$(199,274)	$(489,642)	$8,134,439	$18,801

Taxable income
— from operations	$(199,274)	$(489,642)	$(386,857)	18,801
— from gain on sale	—	—	8,521,296	—
Cash generated
— from operations(5)	287,084	864,971	849,526	18,801
— from sales	—	—	14,423,979	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	287,084	864,971	15,273,505	18,801
Less: Cash distributions to investors
— from operating cash flow	102,209	1,057,611	850,000	—
— from sales and refinancing	—	—	12,837,500	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	184,875	(192,640)	1,586,005	18,801
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$184,875	$(192,640)	$1,586,005	$18,801

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$(19.93)	$(48.96)	$(38.69)	$1.88
— from recapture	—	—	246.21	—
Capital gain (loss)	—	—	605.92	—
Cash distributions to investors:
Source (on tax basis)
— investment income	10.22	105.76	85.00	—
— return of capital	—	—	—	—
Source (on cash basis)
— sales	—	—	1,283.75	—
— refinancing	—	—	—	—
— operations	10.22	105.76	85.00	—
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				0%
Past performance is not necessarily indicative of future results

A-21

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Santa Fe Investors LP
	September 2002

	2002	2003	2004	2005

				(As of 3/31/05)
Gross revenues	$1,293,152	$2,545,914	$2,252,104	$569,585
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(4)	431,161	883,118	839,177	232,241
Interest expense	581,968	1,144,762	1,142,336	278,381
Depreciation(3)	247,530	895,291	758,595	—

Net income (loss) — Tax basis(6)	$32,493	$(377,257)	$(488,004)	$58,963

Taxable income
— from operations	$32,493	$(377,257)	$(488,004)	58,963
— from gain on sale	—	—	—	—
Cash generated
— from operations(5)	280,023	518,034	270,591	58,963
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	280,023	518,034	270,591	58,963
Less: Cash distributions to investors
— from operating cash flow	6,253	568,574	—	—
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	273,770	(50,540)	270,591	58,963
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$273,770	$(50,540)	$270,591	$58,963

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$5.26	$(61.04)	$(78.97)	$9.54
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	1.01	92.00	—	—
— return of capital	—	—	—	—
Source (on cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	1.01	92.00	—	—
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%
Past performance is not necessarily indicative of future results

A-22

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit Property Fund LP
	November 2002

	2002	2003	2004	2005

				(As of 3/31/05)
Gross revenues	$—	$3,360,284	$4,457,358	$1,131,513
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(4)	762	222,734	289,925	75,715
Interest expense	—	849,115	1,470,906	373,278
Depreciation(3)		1,351,646	1,805,318	374,847

Net income (loss) — Tax basis(6)	$(762)	$936,789	$891,209	$307,673

Taxable income
— from operations	$(762)	$936,789	$891,209	307,673
— from gain on sale	—	—	—	—
Cash generated
— from operations(5)	(762)	2,288,435	2,696,527	682,520
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	(762)	2,288,435	2,696,527	682,520
Less: Cash distributions to investors
— from operating cash flow	—	1,400,125	2,187,497	552,398
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	(762)	888,310	509,030	130,122
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$(762)	$888,310	$509,030	$130,122

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$(0.47)	$37.47	$35.65	$12.31
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	56.01	87.50	22.10
— return of capital	—	—	—	—
Source (on cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	—	56.01	87.50	22.10
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%
Past performance is not necessarily indicative of future results

A-23

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit Property			Cole Collateralized
	Fund II LP			Senior Notes, LLC
	July 2003			September 2003

	2003	2004	2005	2003	2004	2005

			(As of 3/31/05)	(2)	(2)	(As of 3/31/05)
Gross revenues	$128,655	$3,758,639	$1,201,904	$162,409	$5,087,274	$1,248,366
Profit (loss) on sale of properties	—	—	—	—	6,332,735	439,222
Less:
Operating expenses(4)	8,574	165,315	55,109	7,327	304,377	58,745
Interest expense	6,438	1,345,798	471,682	248,806	4,128,321	1,212,965
Depreciation(3)	21,234	1,667,189	381,931	52,656	1,574,516	263,492

Net income (loss) — Tax basis(6)	$92,409	$580,337	$293,182	$(146,380)	$5,412,795	$152,386

Taxable income
— from operations	$92,409	$580,337	$293,182	$(146,380)	$(919,940)	$(286,836)
— from gain on sale	—	—	—	—	6,332,735	439,222
Cash generated
— from operations(5)	113,643	2,247,526	675,113	(93,724)	654,576	(23,344)
— from sales	—	—	—	—	25,913,341	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	113,643	2,247,526	675,113	(93,724)	26,567,917	(23,344)
Less: Cash distributions to investors
— from operating cash flow	18,795	1,567,247	1,020,603	—	—	— (2)
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	94,848	680,279	(345,490)	(93,724)	26,567,917	(23,344)
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$94,848	$680,279	$(345,490)	$(93,724)	$26,567,917	$(23,344)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$6.56	$23.69	$11.97	$—	$—	$— (2)
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	1.33	63.98	41.67	—	—	— (2)
— return of capital	—	—	—	—	—	—
Source (on cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	1.33	63.98	41.67	—	—	—
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%			100%
Past performance is not necessarily indicative of future results

A-24

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Collateralized		Cole Collateralized	Cole Credit Property
	Senior Notes II, LLC		Senior Notes III, LLC	Trust, Inc.
	February 2004		January 2005	April 2004

	2004	2005	2005	2004	2005

	(2)	(As of 3/31/05)	(As of 3/31/05)		(As of 3/31/05)
Gross revenues	$1,822,545	$1,083,409	$—	$961,150	$1,387,653
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(4)	98,921	711,661	37	126,681	180,877
Interest expense	2,095,747	1,093,822	24,035	287,849	533,634
Depreciation(3)	379,572	135,264	—	279,010	432,202

Net income (loss) — Tax basis(6)	$(751,695)	$(857,338)	$(24,072)	$267,610	$240,940

Taxable income
— from operations	$(751,695)	$(857,338)	$(24,072)	$267,610	$240,940
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(5)	(372,123)	(722,074)	(24,072)	546,620	673,142
— from sales	16,927,937	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	16,555,814	(722,074)	(24,072)	546,620	673,142
Less: Cash distributions to investors
— from operating cash flow	—	— (2)	— (2)	132,344	379,252
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	16,555,814	(722,074)	(24,072)	414,276	293,890
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$16,555,814	$(722,074)	$(24,072)	$414,276	$293,890

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$— (2)	$— (2)	$9.42	$8.48
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	— (2)	— (2)	4.66	13.34
— return of capital	—	—	—	—	—
Source (on cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	—	—	4.66	13.34
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table		100%	N/A		72%
Past performance is not necessarily indicative of future results

A-25

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Staples-		Mimi’s Café-		Walgreens-
	Tulsa, OK		Lone Tree, CO		Windsor, CO
	February 2004		April 2004		June 2004

	2004	2005	2004	2005	2004	2005

		(As of 3/31/05)		(As of 3/31/05)		(As of 3/31/05)
Gross revenues	$189,058	$74,819	$92,614	$50,275	$135,696	$88,250
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	1,579	1,005	1,900	900	1,684	1,125
Interest expense	—	—	—	—	53,114	39,835
Depreciation(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$187,479	$73,814	$90,714	$49,375	$80,898	$47,290

Taxable income
— from operations	$187,479	$73,814	$90,714	$49,375	$80,898	$47,290
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	187,479	73,814	90,714	49,375	80,898	47,290
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	187,479	73,814	90,714	49,375	80,898	47,290
Less: Cash distributions to investors
— from operating cash flow	158,709	72,381	76,045	42,813	56,436	46,710
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	28,770	1,433	14,669	6,562	24,462	580
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$28,770	$1,433	$14,669	$6,562	$24,462	$580

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$45.33	$17.85	$37.09	$20.19	$30.31	$17.72
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	38.37	17.50	31.09	17.50	21.14	17.50
— return of capital	—	—	—	—	—	—
Source (on cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	38.37	17.50	31.09	17.50	21.14	17.50
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table		100%		100%		100%
Past performance is not necessarily indicative of future results

A-26

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-		Walgreens-		Walgreens-
	Goldsboro, NC		Hamilton, OH		Carlsbad, NM
	June 2004		July 2004		July 2004

	2004	2005	2004	2005	2004	2005

		(As of 3/31/05)		(As of 3/31/05)		(As of 3/31/05)
Gross revenues	$101,750	$82,500	$126,522	$96,500	$73,750	$73,750
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	1,416	1,155	3,060	2,254	2,537	2,541
Interest expense	36,706	35,908	45,878	41,707	25,328	32,106
Depreciation(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$63,628	$45,437	$77,584	$52,539	$45,885	$39,103

Taxable income
— from operations	$63,628	$45,437	$77,584	$52,539	$45,885	39,103
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	63,628	45,437	77,584	52,539	45,885	39,103
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	63,628	45,437	77,584	52,539	45,885	39,103
Less: Cash distributions to investors
— from operating cash flow	40,334	44,973	34,958	51,906	26,006	38,640
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	23,294	464	42,626	633	19,879	463
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$23,294	$464	$42,626	$633	$19,879	$463

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$24.76	$17.68	$26.16	$17.71	$20.04	$17.08
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	15.69	17.50	11.79	17.50	11.36	16.88
— return of capital	—	—	—	—	—	—
Source (on cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	15.69	17.50	11.79	17.50	11.36	16.88
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table		100%		100%		100%
Past performance is not necessarily indicative of future results

A-27

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-		Walgreens-		Walgreens-
	Willimantic, CT		Edgewood, NM		Fairborn, OH
	September 2004		September 2004		September 2004

	2004	2005	2004	2005	2004	2005

		(As of 3/31/05)		(As of 3/31/05)		(As of 3/31/05)
Gross revenues	$55,160	$88,650	$28,330	68,910	$30,209	$86,125
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	2,660	4,275	1,326	3,258	1,943	4,757
Interest expense	14,900	37,249	5,527	29,260	6,797	35,984
Depreciation(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$37,600	$47,126	$21,477	$36,392	$21,469	$45,384

Taxable income
— from operations	$37,600	47,126	$21,477	36,392	$21,469	$45,384
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	37,600	47,126	21,477	36,392	21,469	45,384
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	37,600	47,126	21,477	36,392	21,469	45,384
Less: Cash distributions to investors
— from operating cash flow	—	59,547	—	27,189	—	48,043
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	37,600	(12,421)	21,477	9,203	21,469	(2,659)
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$37,600	$(12,421)	$21,477	$9,203	$21,469	$(2,659)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$13.69	$17.16	$11.64	$17.05	$8.12	$17.16
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	21.68	—	12.74	—	$18.17
— return of capital	—	—	—	—	—	—
Source (on cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	—	21.68	—	12.74	—	18.17
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table		100%		100%		100%
Past performance is not necessarily indicative of future results

A-28

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-		Walgreens-		Walgreens-
	Slidell, LA		Westheimer, TX		Richmond Heights, OH
	November 2004		October 2004		October 2004

	2004	2005	2004	2005	2004	2005

		(As of 3/31/05)		(As of 3/31/05)		(As of 3/31/05)
Gross revenues	$—	$37,649	$14,637	$123,750	$—	$108,387
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	—	1,547	580	4,931	—	4,376
Interest expense	—	9,121	—	48,160	—	35,902
Depreciation(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$—	$26,981	$14,057	$70,659	$—	$68,109

Taxable income
— from operations	$—	$26,981	$14,057	$70,659	$—	$68,109
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	—	26,981	14,057	70,659	—	68,109
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	26,981	14,057	70,659	—	68,109
Less: Cash distributions to investors
— from operating cash flow	—	7,091	—	49,889	—	48,501
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	19,890	14,057	20,770	—	19,608
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$19,890	$14,057	$20,770	$—	$19,608

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$16.03	$4.11	$18.12	$—	$22.76
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	4.21	—	12.79	—	16.20
— return of capital	—	—	—	—	—	—
Source (on cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	—	4.21	—	12.79	—	16.20
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table		100%		100%		100%
Past performance is not necessarily indicative of future results

A-29

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Home Depot-		Walgreens-		Walgreens-
	Spokane, WA		Orlando, FL		Glen Burnie, MD
	November 2004		November 2004		November 2004

	2004	2005	2004	2005	2004	2005

		(As of 3/31/05)		(As of 3/31/05)		(As of 3/31/05)
Gross revenues	$—	$—	$—	$—	$—	$—
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	—	—	—	—	—	—
Interest expense	—	—	—	—	—	—
Depreciation(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$—	$—	$—	$—	$—	$—

Taxable income
— from operations	$—	$—	$—	$—	$—	$—
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	—	—	—	—	—	—
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	—	—	—	—	—
Less: Cash distributions to investors
— from operating cash flow	—	—	—	—	—	—
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	—	—	—	—	—
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$—	$—	$—	$—	$—

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$—	$—	$—	$—
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	—	—	—	—
— return of capital	—	—	—	—	—	—
Source (on cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	—	—	—	—	—	—
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table		100%		100%		100%
Past performance is not necessarily indicative of future results

A-30

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-		Walgreens-		Walgreens-		Home Depot-
	Covington, TN		Garfield Heights, OH		Ponca City, OK		Tacoma, WA
	December 2004		December 2004		December 2004		February 2005

	2004	2005	2004	2005	2004	2005	2005

		(As of 3/31/05)		(As of 3/31/05)		(As of 3/31/05)	(As of 3/31/05)
Gross revenues	$—	$41,946	$—	$—	$—	$—	$—
Profit (loss) on sale of properties	—	—	—	—	—	—	—
Less:
Operating expenses(4)	—	1,731	—	—	—	—	—
Interest expense	—	10,857	—	—	—	—	—
Depreciation(3)	—	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$—	$29,358	$—	$—	$—	$—	$—

Taxable income
— from operations	$—	$29,358	$—	$—	$—	$—	$—
— from gain on sale	—	—	—	—	—	—	—
Cash generated
— from operations(5)	—	29,358	—	—	—	—	—
— from sales	—	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	29,358	—	—	—	—	—
Less: Cash distributions to investors
— from operating cash flow	—	9,913	—	—	—	—	—
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	19,445	—	—	—	—	—
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$19,445	$—	$—	$—	$—	$—

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$62.46	$—	$—	$—	$—	$—
— from recapture	—	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	21.09	—	—	—	—	—
— return of capital	—	—	—	—	—	—	—
Source (on cash basis)
— sales	—	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—	—
— operations	—	21.09	—	—	—	—	—
— other	—	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table		100%		0%		0%	0%
Past performance is not necessarily indicative of future results

A-31

NOTES TO TABLE III

(1)	The liquidating distribution of cash from the sale and 4th quarter operating results was made in 2004.

(2)	Investors in this program receive interest at 9 1/4% per annum, which is included in interest expense. Therefore, tax and cash distribution data per $1,000 invested is not applicable.

(3)	Amortization of organizational costs is computed over a period of 60 months. Depreciation of commercial real property is determined on the straight-line method over an estimated useful life of 39 years. Leasehold interests are amortized over the life of the lease.

(4)	Operating expenses include management fees paid to affiliates for such services as accounting, property supervision, etc.

(5)	Cash generated from operations generally includes net income plus depreciation and amortization plus any decreases in accounts receivable and accrued rental income or increases in accounts payable minus any increases in accounts receivable and accrued rental income or decreases in accounts payable. In addition, cash generated from operations is reduced for any property costs related to development projects and is increased by proceeds when the project is sold (usually in less than twelve months).

(6)	The partnerships maintain their books on a tax basis of accounting rather than a GAAP basis. There are several potential differences in tax and GAAP basis, including, among others; (a) tax basis accounting does not take certain income or expense accruals into consideration at the end of each fiscal year, (b) rental income is recorded on a tax basis, as it is received where it is accrued on a straight-line basis over the life of the lease for GAAP, and (c) all properties are recorded at cost and depreciated over their estimated useful life on a tax basis even if they qualify as a direct financing lease for GAAP purposes. These differences generally result in timing differences between fiscal years but total operating income over the life of the partnership will not be significantly different between the two basis of accounting.

A-32

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED)
      The following table presents summary information on the results of Prior Real Estate Programs that completed operations since January 1, 2000 and that had similar or identical investment objectives to those of their program. All amounts are from the inception of the program to the date the program was completed.

		Fiesta Plaza	Palm Lane	Alta Mesa	Thunderbird	McRay
	Vista Plaza	Income	Office Income	Retail Income	Plaza Value	Plaza
Program Name	Investors LP	Investors LP	Investors LP	Investors LP	Enhancement LP	Investors LP

Dollar amount raised	$900,000	$2,425,000	$475,000	$2,575,000	$3,025,000	$2,275,000
Number of properties purchased	1	1	1	1	1	1
Date of closing of offering	10/5/95	04/16/96	03/16/94	02/25/97	11/24/97	03/13/96
Date of first sale of property	11/22/99	12/22/99	06/12/00	02/06/01	03/28/01	04/11/01
Date of final sale of property	11/22/99	12/22/99	06/12/00	02/06/01	03/28/01	04/11/01

Tax and Distribution Data Per $1,000 Investment Through 3/31/05
Federal income tax results:
Ordinary income (loss)
— from operations	381	370	(245)	301	193	496
— from recapture	75	66	250	68	132	237
Capital gain (loss)	457	299	1,124	233	478	438

Deferred gain
— Capital	—	—	—	—	—	—
— Ordinary	—	—	—	—	—	—

Cash distributions to investors
Source (on Tax Basis)(1)
— Investment income	667,952	1,421,698	407,883	1,223,459	1,927,417	2,140,048
— Return of capital	900,000	2,425,000	475,000	2,575,000	3,025,000	2,275,000

Source (on cash basis)
— Sales	1,115,027	2,878,718	616,075	2,720,301	2,817,910	3,074,119
— Refinancing	—	—	—	—	1,650,000	—
— Operations	452,925	967,980	266,808	1,078,158	484,507	1,340,929
— Other	—	—	—	—	—	—

Receivable on net purchase money financing	—	—	—	—	—	—
Past performance is not necessarily indicative of future results

A-33

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)

		McCormick		Sun City			Regal Square
		Ranch Office	Cole Arizona	Grand Retail	3001 East	Mesa Retail	Value
	Fiesta Palms	Income	Retail Income	Income	Camelback	Income	Enhancement
Program Name	Investors LP	Investors LP	Investors LP	Investors LP	Investors LP	Investors LP	Investors LP

Dollar amount raised	$700,000	$735,000	$3,200,000	$2,750,000	$600,000	$1,100,000	$2,300,000
Number of properties purchased	1	1	2	1	1	1	1
Date of closing of offering	01/05/95	12/16/94	09/02/97	01/15/98	11/04/94	04/26/96	05/19/97
Date of first sale of property	06/12/01	06/29/01	03/23/01	01/29/02	02/05/02	05/31/02	06/19/02
Date of final sale of property	06/12/01	06/29/01	07/11/01	01/29/02	02/05/02	05/31/02	06/19/02
Tax and Distribution Data Per $1,000 Investment Through 3/31/05
Federal income tax results:
Ordinary income (loss)
— from operations	(229)	337	261	325	(162)	366	419
— from recapture	347	279	63	71	420	102	90
Capital gain (loss)	782	1,981	493	309	1,284	504	485

Deferred gain
— Capital	—	—	—	—	—	—	—
— Ordinary	—	—	—	—	—	—	—

Cash distributions to investors
Source (on Tax Basis)(1)
— Investment income	660,604	1,464,634	1,973,564	1,495,964	786,060	874,280	1,788,779
— Return of capital	700,000	735,000	3,200,000	2,750,000	600,000	1,100,000	2,300,000

Source (on cash basis)
— Sales	856,030	1,636,551	4,014,352	3,164,836	1,021,266	1,246,616	2,873,330
— Refinancing	—	—	—	—	—	—	—
— Operations	504,574	563,083	1,159,212	1,081,128	364,794	727,664	1,215,449
— Other	—	—	—	—	—	—	—

Receivable on net purchase money financing	—	—	—	—	—	—	—
Past performance is not necessarily indicative of future results

A-34

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)

			Sun Valley		Grand	North Phoenix	Arden Square
	Scottsdale	Santa Fe	Value	Dobson	Canyon	Value	Value
	Retail Income	Square	Enhancement	Square	Office	Enhancement	Enhancement
Program Name	Investors LP	Investors LP	Investors LP	Investors LP	Investors LP	Investors LP	Investors LP

Dollar amount raised	$6,500,000	$10,800,000	$2,500,000	$1,800,000	$1,070,000	$2,050,000	$2,000,000
Number of properties purchased	1	1	1	1	1	1	1
Date of closing of offering	01/07/97	06/14/00	01/11/99	09/25/95	10/12/95	02/28/97	08/25/97
Date of first sale of property	07/12/02	02/14/02	10/25/02	12/24/02	04/28/03	04/30/03	12/16/02
Date of final sale of property	07/12/02	09/26/02	12/30/02	12/24/02	04/28/03	04/30/03	12/16/02
Tax and Distribution Data Per $1,000 Investment Through 3/31/05
Federal income tax results:
Ordinary income (loss)
— from operations	379	230	136	781	161	617	272
— from recapture	105	69	59	136	338	103	106
Capital gain (loss)	221	445	480	851	1,454	381	370

Deferred gain
— Capital	—	—	—	—	—	—	—
— Ordinary	—	—	—	—	—	—	—

Cash distributions to investors
Source (on Tax Basis)(1)
— Investment income	3,868,802	5,363,615	1,186,350	2,261,340	1,682,452	1,900,289	1,222,229
— Return of capital	6,500,000	10,800,000	2,500,000	1,800,000	1,070,000	2,050,000	2,000,000

Source (on cash basis)
— Sales	6,500,000	13,502,268	3,167,600	2,592,864	2,088,640	2,409,980	2,189,600
— Refinancing	—	—	—	—	—	—	—
— Operations	3,868,802	2,661,347	518,750	1,468,476	663,812	1,540,309	1,032,629
— Other	—	—	—	—	—	—	—

Receivable on net purchase money financing	—	—	—	—	—	—	—
Past performance is not necessarily indicative of future results

A-35

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)

			Cole
	Cole Desert	Siete Square	Boulevard
	Palms Power	Retail Income	Square
Program Name	Center LP	Investors LP	Investors LP

Dollar amount raised	$7,500,000	$1,875,000	$10,000,000
Number of properties purchased	1	1	1
Date of closing of offering	12/31/01	09/14/98	11/25/02
Date of first sale of property	12/30/03	02/20/04	09/10/04
Date of final sale of property	12/30/03	02/20/04	09/10/04

Tax and Distribution Data Per $1,000 Investment Through 3/31/05
Federal income tax results:
Ordinary income (loss)
— from operations	(71)	(154)	(108)
— from recapture	216	1,313	246
Capital gain (loss)	422	(578)	606

Deferred gain
— Capital	—	—	—
— Ordinary	—	—	—

Cash distributions to investors
Source (on Tax Basis)(1)
— Investment income	1,948,137	837,544	4,847,320
— Return of capital	7,500,000	1,875,000	10,000,000

Source (on cash basis)
— Sales	8,082,375	1,899,975	12,837,500
— Refinancing	—	—	—
— Operations	1,365,762	812,569	2,009,820
— Other	—	—	—

Receivable on net purchase money financing	—	—	—
Past performance is not necessarily indicative of future results

A-36

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
NOTES TO TABLE IV

(1)	The partnerships maintain their books on a tax basis of accounting rather than on a GAAP basis. There are potential differences in accounting for cash distributions on a tax basis and GAAP basis, the most significant of which is that partnership syndication costs, which includes securities commissions and other costs, would be recorded as a reduction of capital for GAAP purposes, which would result in lower return of capital and higher investment income amounts on a GAAP basis than on a tax basis.

A-37

TABLE V
RESULTS OF SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)
      This table provides summary information on the results of sales or disposals of properties since January 1, 2002 by Prior Real Estate Programs having similar investment objectives to those of this program. All amounts are through March 31, 2005.

				Selling Price, Net of Closing Costs and GAAP Adjustments

				Cash		Purchase Money		Adjustments
				Received Net	Mortgage	Mortgage Taken		Resulting from
	Date	Date		of Closing	Balance at	Back by		Application of
Property	Acquired	of Sale		Costs	Time of Sale	Program		GAAP(7)	Total(4)

Sun City Grand Retail Income Investors LP	11/97	1/02		$3,197,902	$—	$—		$—	$3,197,902
3001 East Camelback Investors LP	9/94	2/02		1,051,213	1,454,550	—		—	2,505,763
Santa Fe Square Investors LP — Pad Sales	3/99	2/02		648,733	—	—		—	648,733
Mesa Retail Income Investors LP	5/96	5/02		1,523,302	—	—		—	1,523,302
Regal Square Value Enhancement Investors LP	4/97	6/02		3,227,211	—	—		—	3,227,211
Scottsdale Retail Income Investors LP	9/96	7/02		6,806,510	450,748	—		—	7,257,258
Cole Southwest Opportunity Fund LP — Las Vegas Land	9/00	6/02		2,393,644	—	—		—	2,393,644	(8)
Santa Fe Square Investors LP	7/99	9/02	(1)	2,802,526	15,382,902	—		—	18,185,428
Sun Valley Value Enhancement Investors LP	12/98	10/02		408,989	—	2,400,000	(2)	—	2,808,989
Sun Valley Value Enhancement Investors LP — Pad Sale	12/98	12/02		400,635	—	—		—	400,635
Dobson Square Investors LP	8/95	12/02		3,026,237	—	—		—	3,026,237
Arden Square Value Enhancement Investors LP	6/97	12/02		719,493	—	1,775,000	(3)	—	2,494,493
Grand Canyon Office Investors LP	3/95	4/03		1,629,802	1,824,070	—		—	3,453,872
North Phoenix Value Enhancement Investors LP	11/96	4/03		2,282,924	—	—		—	2,282,924
Cole Desert Palms Power Center LP	11/01	12/03		9,219,079	21,041,765	—		—	30,260,844
Cole Southwest Opportunity Fund LP — Las Vegas Telecom Land Sale	11/00	1/04		702,856	—	—		—	702,856	(9)
Siete Square Retail Income Investors LP	7/98	2/04		2,825,034	1,632,235	—		—	4,457,269
Cole Boulevard Square Investors LP	7/02	9/04		14,423,979	27,205,776	—		—	41,629,755
Cole Southwest Opportunity Fund LP — Las Vegas Telecom Land Sale	11/00	10/04		508,690	—	—		—	508,690	(15)
Cole Collateralized Senior Notes, LLC — Restaurant sales(6)	12/03	6/04-3/05		24,238,139	9,648,121	—		—	33,886,260	(10)
— TIC interests in Staples in Tulsa, OK	12/03	6/04		773,335	2,800,000	—		—	3,573,335	(11)
— TIC interests in Mimi’s Café Lone Tree, CO	12/03	6/04		278,141	1,361,168	—		—	1,639,309	(11)
— TIC interests in Walgreens Windsor, CO	6/04	9/04		2,393,460	2,871,000	—		—	5,264,460	(11)
Past performance is not necessarily indicative of future results

A-38

TABLE V
RESULTS OF SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)

	Cost of Properties Including Closing and Soft Costs
				Excess (Deficiency) of
	Original	Total Acquisition Cost,		Property Operating
	Mortgage	Capital Improvements,		Cash Receipts Over
Property	Financing	Closing and Soft Costs(5)	Total	Cash Expenditures

Sun City Grand Retail Income Investors LP	$—	$2,411,259	$2,411,259	$1,186,097
3001 East Camelback Investors LP	1,000,000	822,276	1,822,276	355,878
Santa Fe Square Investors LP — Pad Sales	—	150,000	150,000	—
Mesa Retail Income Investors LP	—	1,053,310	1,053,310	611,815
Regal Square Value Enhancement Investors LP	—	1,980,952	1,980,952	1,469,388
Scottsdale Retail Income Investors LP	—	5,943,802	5,943,802	3,322,176
Cole Southwest Opportunity Fund LP — Las Vegas Land	—	3,212,377	3,212,377	(69,830)
Santa Fe Square Investors LP	3,443,065	10,381,619	13,824,684	3,343,964
Sun Valley Value Enhancement Investors LP	—	1,974,822	1,974,822	714,301
Sun Valley Value Enhancement Investors LP — Pad Sale	—	100,000	100,000	—
Dobson Square Investors LP	—	1,693,969	1,693,969	1,765,005
Arden Square Value Enhancement Investors LP	—	1,779,561	1,779,561	873,311
Grand Canyon Office Investors LP	—	2,314,208	2,314,208	898,878
North Phoenix Value Enhancement Investors LP	—	1,640,448	1,640,448	1,551,353
Cole Desert Palms Power Center LP	21,400,000	6,468,210	27,868,210	1,380,074
Cole Southwest Opportunity Fund LP
— Las Vegas Telecom Land Sale	—	554,072	554,072	(11,742)
Siete Square Retail Income Investors LP	1,800,000	1,659,816	3,459,816	410,455
Cole Boulevard Square Investors LP	27,720,000	7,984,871	35,704,871	2,001,581
Cole Southwest Opportunity Fund LP
— Las Vegas Telecom Land Sale	—	400,973	400,973	7,668
Cole Collateralized Senior Notes, LLC
— Restaurant sales(6)	18,587,181	8,527,344	27,114,525	1,307,972
— TIC interests in Staples in Tulsa, OK	2,800,000	773,335	3,573,335	87,156
— TIC interests in Mimi’s Café Lone Tree, CO	1,361,168	278,141	1,639,309	56,390
— TIC interests in Walgreens Windsor, CO	3,900,000	1,364,460	5,264,460	48,793
Past performance is not necessarily indicative of future results

A-39

TABLE V
RESULTS OF SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)

			Selling Price, Net of Closing Costs and GAAP Adjustments

					Purchase
			Cash		Money	Adjustments
			Received Net	Mortgage	Mortgage Taken	Resulting from
	Date	Date	of Closing	Balance at	Back by	Application of
Property	Acquired	of Sale	Costs	Time of Sale	Program	GAAP(7)	Total(4)

Cole Collateralized Senior Notes, LLC
—TIC interests in Walgreens Goldsboro, NC	06/04	11/04	2,303,985	2,611,510	—	—	4,915,495	(11)
—TIC interests in Walgreens Hamilton, OH	07/04	10/04	2,668,047	3,033,250	—	—	5,701,297	(11)
—TIC interests in Walgreens Carlsbad, NM	07/04	12/04	2,046,107	2,335,000	—	—	4,381,107	(11)
—TIC interests in Walgreens Willimantic, CN	09/04	11/04	2,466,690	2,709,000	—	—	5,175,690	(11)
—TIC interests in Walgreens Fairborn, OH	09/04	11/04	2,372,750	2,617,000	—	—	4,989,750	(11)
—TIC interests in Walgreens Edgewood, NM	09/04	3/05	1,903,340	2,128,000	—	—	4,031,340	(11)
—TIC interests in Walgreens Richmond, OH(12)	10/04	3/05	2,700,564	2,992,117	—	—	5,692,681	(11)
—TIC interests in Walgreens Westheimer, TX	10/04	3/05	3,526,680	4,032,000	—	—	7,558,680	(11)
—TIC interests in Walgreens Slidell, LA(13)	10/04	2/05	1,502,861	1,667,783	—	—	3,170,644	(11)
—TIC interests in Home Depot Spokane, WA(14)	10/04	3/05	3,606,093	4,018,751	—	—	7,624,844	(11)
—TIC interests in Walgreens Covington, TN(16)	10/04	2/05	419,328	460,122	—	—	879,450	(11)
—TIC interests in Walgreens Orlando, FL(17)	10/04	3/05	695,134	765,156	—	—	1,460,290	(11)
—TIC interests in Walgreens Glen Burnie, MD(18)	11/04	3/05	1,145,729	1,283,797	—	—	2,429,526	(11)
Past performance is not necessarily indicative of future results

A-40

TABLE V
RESULTS OF SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)

	Cost of Properties Including Closing and Soft Costs

	Original	Total Acquisition Cost,		Excess (Deficiency) of
	Mortgage	Capital Improvements,		Property Operating Cash
Property	Financing	Closing and Soft Costs(5)	Total	Receipts Over Cash Expenditures

Cole Collateralized Senior Notes, LLC
—TIC interests in Walgreens Goldsboro, NC	3,691,000	1,224,495	4,915,495	41,197
—TIC interests in Walgreens Hamilton, OH	4,321,000	1,380,298	5,701,298	49,394
—TIC interests in Walgreens Carlsbad, NM	3,298,000	1,083,107	4,381,107	39,608
—TIC interests in Walgreens Willimantic, CN	4,000,000	1,175,689	5,175,689	35,170
—TIC interests in Walgreens Fairborn, OH	3,944,000	1,045,750	4,989,750	37,949
—TIC interests in Walgreens Edgewood, NM	3,200,000	831,340	4,031,340	36,744
—TIC interests in Walgreens Richmond, OH(12)	4,800,000	1,643,970	6,443,970	68,176
—TIC interests in Walgreens Westheimer, TX	5,800,000	1,758,679	7,558,679	61,184
—TIC interests in Walgreens Slidell, LA(13)	3,200,000	967,240	4,167,240	13,619
—TIC interests in Home Depot Spokane, WA(14)	16,760,000	4,983,250	21,743,250	132,832
—TIC interests in Walgreens Covington, TN(16)	3,064,000	942,170	4,006,170	6,253
—TIC interests in Walgreens Orlando, FL(17)	3,490,709	1,122,101	4,612,810	43,657
—TIC interests in Walgreens Glen Burnie, MD(18)	3,369,000	3,006,675	6,375,675	60,717
Past performance is not necessarily indicative of future results

A-41

NOTES TO TABLE V

(1)	The property was sold to Cole Santa Fe Investors, LP, a new limited partnership sponsored by Cole.

(2)	Amount is shown at face value and does not represent the discounted current value. The interest rate on the note was 8% per annum, with monthly interest only payments and principal due in December 2002. The seller note was paid in full in December 2002.

(3)	Amount is shown at face value and does not represent the discounted current value. The interest rate on the note was 8% per annum, with monthly interest only payments and principal due in June 2003. The seller note was paid in full in June 2003.

(4)	None of the amounts are being reported for tax purposes on the installment basis. See Table IV for allocation of the taxable gains between ordinary and capital income for all sales except as noted in footnotes (8), (9), (10), and (11).

(5)	The amounts shown do not include a pro rata share of the original offering costs. There were no carried interests received in lieu of commissions in connection with the acquisition of the property.

(6)	Amounts represent the combined amounts of eighteen restaurants sold in separate transactions.

(7)	As the financial statements are prepared on an income tax basis, there are no GAAP adjustments included herein.

(8)	The sale resulted in no ordinary income and a capital gain of approximately $579,000.

(9)	The sale resulted in no ordinary income and a capital gain of approximately $291,000.

(10)	The sales resulted in no ordinary income and capital gains totaling approximately $6,333,000.

(11)	Amounts herein relate to the sale of tenant-in-common interests in a single-tenant commercial property. There was no gain or loss related to the sales as the interests in the property were sold at cost, with each purchaser acquiring their interest with cash and the assumption of a pro-rata portion of any existing loan on the property.

(12)	Amounts relate to the sale of an aggregate 84% interest in the property to various tenant-in-common investors through the Cole Capital Partners Tenant-in-Common Program.

(13)	Amounts relate to the sale of an aggregate 72% interest in the property to various tenant-in-common investors through the Cole Capital Partners Tenant-in-Common Program.

(14)	Amounts relate to the sale of an aggregate 33% interest in the property to various tenant-in-common investors through the Cole Capital Partners Tenant-in-Common Program.

(15)	The sale resulted in no ordinary income and a capital gain of approximately $107,000.

(16)	Amounts relate to the sale of an aggregate 21% interest in the property to various tenant-in-common investors through the Cole Capital Partners Tenant-in-Common Program.

(17)	Amounts relate to the sale of an aggregate 30% interest in the property to various tenant-in-common investors through the Cole Capital Partners Tenant-in-Common Program.

(18)	Amounts relate to the sale of an aggregate 35% interest in the property to various tenant-in-common investors through the Cole Capital Partners Tenant-in-Common Program.

A-42

APPENDIX B
COLE CREDIT PROPERTY TRUST II, INC.
SUBSCRIPTION AGREEMENT
INSTRUCTIONS TO SUBSCRIBERS
      Any person desiring to subscribe for our common shares should carefully read and review the Prospectus, as supplemented to date, and if he or she desires to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the items indicated. Please print in ballpoint pen or type the information.

A — INVESTMENT
•	Enter the dollars and cents amount of the purchase and the number of shares to be purchased. Minimum purchase $2,500. Check the box to indicate whether this is an initial or an additional investment. The “Additional Investment” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. A completed Subscription Agreement is required for each initial and additional investment.
•	Check the box to indicate if the Registered Representative chooses to purchase common stock net of selling commissions.

B — TYPE OF OWNERSHIP
•	FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, please mail the properly completed and executed Subscription Agreement/Signature Page and your check made payable to “WELLS FARGO BANK, N.A., ESCROW AGENT FOR COLE CREDIT PROPERTY TRUST II” to: Cole Capital Corporation, 2555 East Camelback Road, Suite 400, Phoenix, AZ 85016, Attn: Investor Services. If you have questions, please call 866-341-2653. FOR CUSTODIAL OWNERSHIP ACCOUNTS, checks should be made payable to the CUSTODIAN and sent along with this properly completed and executed form to the Custodian.
•	Check the appropriate box to indicate the type of entity that is subscribing. (Entities for non-custodial ownership accounts appear on the left side; entities for custodial ownership accounts appear on the right side.) If this is an additional purchase, this should be completed exactly the same as a previous investment. If the entity is a pension or profit sharing plan, indicate whether it is taxable or exempt from taxation under Section 501A of the Internal Revenue Code. Note: “Pension or Profit Sharing Plan” appears under non-custodial ownership as well as custodial ownership – check non-custodial ownership if the plan has a trustee; custodial ownership if the plan has a custodian. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you may check the “TOD” box and you must fill out the Transfer on Death Form in order to effect the designation.
•	Enter the exact name of the custodian or trustee and mailing address. If this is an additional purchase by a qualified plan, please use the same exact plan name as previously used.
•	The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), custodial account number and its telephone number.

C — SUBSCRIBER INFORMATION
•	For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For co-subscribers enter the names of all subscribers. For custodial ownership accounts, enter FBO the name of the subscriber.
•	Enter mailing address, city, state, and zip code of the subscriber. Note: The custodian or trustee of custodial ownership accounts is the mailing address or address of record completed in Section B.
•	Enter home telephone, business telephone and e-mail address.
•	Enter birth date of subscriber and co-subscriber, if applicable, or date of incorporation.

•	Enter the Social Security number of subscriber and co-subscriber, if applicable. The subscriber is certifying that this number is correct. For custodial ownership accounts, enter the subscriber’s Social Security number (for identification purposes). Enter Tax ID number, if applicable.
•	Check the appropriate box. If the subscriber is a non-resident alien, he must apply to the United States Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available.
•	Check this box if the subscriber is an employee of Cole or an individual who has been continuously affiliated with Cole as an independent contractor.

D — DISTRIBUTION OPTIONS
CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTIONS OPTIONS FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS.
•	Check if you desire distributions to be mailed to address of record in Section C, above.
•	Check if you desire to participate in the Distribution Reinvestment Program.
•	If a subscriber desires direct deposit of his/her cash distributions to an account or address other than as set forth in the Subscription Agreement/ Signature Page, check the preferred option and complete the required information. For ACH, indicate whether it is a checking or savings account, and enter the name of the institution/individual, mailing address, ABA number, and account number. A VOIDED CHECK MUST BE ENCLOSED, if applicable. CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR CUSTODIAL OWNERSHIP ACCOUNTS.
•	Check if you desire distributions to be mailed to a custodian.
•	Check if you desire to participate in the Distribution Reinvestment Program.

E — SIGNATURE
•	The Subscription Agreement/Signature Page must be executed by the subscriber(s), and if applicable, the trustee or custodian.

F — BROKER/DEALER REGISTERED REPRESENTATIVE
•	Enter the Registered Representative’s name, address, Broker/Dealer Representative ID number, telephone number, and e-mail address. Also, enter the name of the broker/dealer, home/office address, and Broker/Dealer Client Account number. By executing the Subscription Agreement/Signature Page, the Registered Representative substantiates compliance with the conduct rules of the NASD, by certifying that the Registered Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term. The Registered Representative (authorized signature) should sign where provided.
•	Check the box to indicate whether the Registered Representative chooses to purchase common stock net of selling commissions.

G — REGISTERED INVESTMENT ADVISOR (RIA)
•	Check the box to indicate whether this subscription was solicited or recommended by an investment advisor/broker/dealer whose agreement with the subscriber includes a fixed or “wrap” fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No sales commissions are paid on these accounts. This box must be checked in order for such subscriber(s) to purchase shares net of the selling commissions.

SUBMISSION OF SUBSCRIPTION

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, the properly completed and executed Subscription Agreement/Signature Page together with a check made payable to “WELLS FARGO BANK, N.A., ESCROW AGENT FOR COLE CREDIT PROPERTY TRUST II” should be mailed to: Cole Capital Corporation, 2555 East Camelback Road, Suite 400, Phoenix, AZ 85016, Attn: Investor Services. FOR CUSTODIAL OWNERSHIP ACCOUNTS, checks should be made payable to the CUSTODIAN and sent, along with this properly completed and executed form, to the Custodian.

NOTE: If a person other than the person in whose name the shares will be held is reporting the income received from the Company, you must notify the Company in writing of that person’s name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

• COLE • CREDIT PROPERTY TRUST II, INC.	For Prospectus dated June 27, 2005
Subscription Agreement for the Purchase of Common Stock of Cole Credit Property Trust II, Inc.

Please read this Subscription Agreement/Signature Page and the Terms and Conditions before signing. Subscriber must read the Subscription Instructions.
A - INVESTMENT

Purchase of Cole Credit Property Trust II, Inc. Shares	☐ Initial Subscription (Minimum $2,500)	☐ Check Enclosed for Subscription Amount
☐ Additional Subscription (Minimum $1,000)
$ = × $10	☐ REGISTERED REPRESENTATIVE PURCHASE	☐ Subscription Amount Wired
Total $ Invested = # of Shares × $10	A completed Subscription Agreement is required for each initial and additional investment.

B - TYPE OF OWNERSHIP
NON-CUSTODIAL OWNERSHIP (Make Check Payable To: Wells Fargo Bank, N.A., Escrow Agent for Cole Credit Property Trust II)

☐ Individual Ownership	☐ Corporate Ownership	☐ Uniform Gifts to Minors Act: State of

☐ Joint Tenants with Right of Survivorship	☐ Partnership Ownership	Custodian for
☐ Community Property	☐ LLC Ownership	☐ Pension or Profit Sharing Plan
☐ Tenants-in-Common	☐ TOD (Fill out TOD Form to effect designation)	☐ Taxable☐ Exempt under §501A
☐ Trust (Specify, i.e., Family, Living, Revocable, etc.)	☐ Other (specify)	☐ame of Trustee/Other Administrator

☐ Taxable☐ Grantor A or B
Date Trust Established

Name of Trustee/Other Administrator

CUSTODIAL OWNERSHIP (Make check payable to the custodian listed and send ALL paperwork directly to the custodian.)

☐  Traditional IRA
☐  Roth IRA
☐  Simplified Employee Pension/Trust (S.E.P.)
☐  KEOGH
☐  Pension or Profit Sharing Plan
    ☐ Taxable   ☐ Exempt under §501A

Name of Trustee/Other Administrator

☐  Other (specify) ------------------------
CUSTODIAN INFORMATION

☐  Sterling Trust Company (set up fee waived and annual fees discounted)

or
☐  ☐ame of Custodian or Trustee

Mailing Address

City

State

Zip

Custodian Taxpayer ID # ☐ ☐ ☐ - ☐ ☐ - ☐ ☐ ☐
Custodian Account # ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐
Custodian Telephone No. ☐ ☐ ☐ - ☐ ☐ ☐ - ☐ ☐ ☐ ☐

C - SUBSCRIBER INFORMATION

Subscriber Name ------------------------ ☐ Mr.☐  Mrs.☐  Ms.

Social Security # or Taxpayer ID # ☐ ☐ ☐ - ☐ ☐ -  ☐ ☐ ☐

Date of Birth/Date of Incorporation ☐ ☐ - ☐ ☐ -  ☐ ☐ ☐ ☐
Mailing Address

City ----------------------State ----------Zip

Home Telephone No. ☐ ☐ ☐ - ☐ ☐ ☐ -  ☐ ☐ ☐ ☐
Business Telephone No. ☐ ☐ ☐ - ☐ ☐ ☐ - ☐ ☐ ☐ ☐	Co- Subscriber ------------------------ ☐ Mr.☐ Mrs.☐ Ms.
Social Security # ☐ ☐ ☐ - ☐ ☐ - ☐ ☐ ☐
Date of Birth ☐ ☐ - ☐ ☐ - ☐ ☐ ☐ ☐ (Co-Subscriber)
Residence Address (if different from mailing address)

City ----------------------State ----------Zip

E-mail Address

Please Indicate Citizenship Status ☐ U.S. Citizen☐  Resident Alien☐  Non-Resident Alien
☐ Employee or Affiliate

INTERESTED PARTY (Optional)
If you would like a duplicate copy of all communications the Company sends to you to be sent to an additional party (such as your accountant or financial advisor), please complete the following.

Name of Interested Party Street Address or P.O. Box City State Zip E-mail Address (optional)	Name of Firm -------------------------------------------- Business Telephone No. ☐ ☐ ☐ - ☐ ☐ ☐ - ☐ ☐ ☐ ☐ Facsimile Telephone No. ☐ ☐ ☐ - ☐ ☐ ☐ - ☐ ☐ ☐ ☐

• COLE • CREDIT PROPERTY TRUST II, INC.	2555 East Camelback Road, Suite 400 • Phoenix, Arizona 85016

© 2005 Cole Companies, CCPT2-AGMI-01	Phone 866-341-2653
(CONTINUED ON REVERSE SIDE)

D —	DISTRIBUTION OPTIONS : NON-CUSTODIAL OWNERSHIP ACCOUNTS
☐ Mail to Address of Record

☐	Distribution Reinvestment Program: Subscriber elects to participate in the Distribution Reinvestment Program described in the Prospectus.

☐	Distributions directed to:
☐ Via Mail (complete information below)
☐ Via Electronic Deposit (ACH — complete information below)
    ☐ Checking   ☐ Savings
    ☐ Brokerage MUST ENCLOSE VOIDED CHECK

Name of Bank, Brokerage Firm or Individual

Mailing Address

City	State	Zip

Bank ABA # (for ACH only)

Account # (MUST BE FILLED IN)

DISTRIBUTION OPTIONS: CUSTODIAL OWNERSHIP ACCOUNTS
☐ Mail to Custodial Account

☐	Distribution Reinvestment Program: Subscriber elects to participate in the Distribution Reinvestment Program described in the Prospectus
I (we) hereby authorize Cole Credit Property Trust II, Inc. (“Company”) to deposit distributions from my (our) interest in stock of the Company into the account at the financial institution as indicated in this Section D. I further authorize the Company to debit this account in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions that I am entitled until the erroneously deposited amounts are recovered by the Company.
This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me written notice of termination of this authorization.
Authorized Signature

E —	SUBSCRIBER SIGNATURES

I hereby acknowledge and/or represent (or in the case of fiduciary accounts, the person authorized to sign on my behalf) the following:		Owner	Joint Owner
a.	I have received the prospectus relating to the shares, wherein the terms and conditions of the offering of the shares are described.	a. Initials	Initials
b.	I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $45,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000, or that I (we) meet such higher suitability requirements as may be required by my state of residence and set forth in the prospectus under “Suitability Standards”. In the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.	b. Initials	Initials

c.	If I am a resident of Arizona, California, Iowa, Michigan or Tennessee, I have either (i) a net worth of at least $225,000 or (ii) a gross annual income of at least $60,000 and a net worth of at least $60,000.	c. Initials	Initials

d.	If I am a resident of Maine, I have either (i) a net worth of at least $200,000 or (ii) a gross annual income of at least $50,000 and a net worth of at least $60,000.	d. Initials	Initials

e.	If I am a resident of Kansas, I acknowledge that it is recommended that I should invest no more than 10% of my liquid net worth in the Shares and the securities of other real estate investment trusts.	e. Initials	Initials

f.	If I am a resident of Ohio, Massachusetts or Pennsylvania, I have either (i) a net worth of at least $250,000 or (ii) a minimum gross annual income of at least $70,000 and a minimum net worth of at least $70,000 and my maximum investment in the Company and its affiliates will not exceed 10% of my net worth.	f. Initials	Initials
g.	I am purchasing the shares for my own account or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/ Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).	g. Initials	Initials

h.	I acknowledge that the shares are not liquid.	h. Initials	Initials
SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.
NOTICE IS HEREBY GIVEN TO EACH SUBSCRIBER THAT BY EXECUTING THIS AGREEMENT YOU ARE NOT WAIVING ANY RIGHTS YOU MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND ANY STATE SECURITIES LAWS.
A SALE OF THE SHARES MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER THE DATE THE SUBSCRIBER RECEIVES THE PROSPECTUS.

Signature of Subscriber	Signature of Co-Subscriber, if applicable	Authorized Signature (Custodian or Trustee, if applicable)	Date

F —	BROKER/DEALER: — REGISTERED REPRESENTATIVE Broker/Dealer Data — Completed by selling Registered Representative (please use representative’s address — not home office)
☐ Mr. ☐ Mrs. ☐ Ms.
Name of Registered Representative

Mailing Address

City	State	Zip
Broker/Dealer Name

Home Office Mailing Address

City	State	Zip
Broker/Dealer Client Account #

Broker/Dealer Representative ID #

Registered Representative’s Telephone	-	-
Registered Representative’s E-mail

Have You Changed Broker/Dealer (since last purchase)? ☐ Yes ☐ No
Signature — Registered Representative
Signature — Broker/ Dealer (if applicable)

G — REGISTERED INVESTMENT ADVISOR (RIA)
REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS.

☐	Check only if subscription is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.

APPENDIX C
DISTRIBUTION REINVESTMENT PLAN
COLE CREDIT PROPERTY TRUST II, INC.
      Cole Credit Property Trust II, Inc., a Maryland corporation (the “Company”), has adopted this Distribution Reinvestment Plan (the “Plan”), to be administered by the Company or an unaffiliated third party (the “Administrator”) as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.
      1. Election to Participate. Any purchaser of shares of common stock of the Company, par value $.01 per share (the “Shares”), may become a Participant by making a written election to participate on such purchaser’s subscription agreement at the time of subscription for Shares. Any stockholder who has not previously elected to participate in the Plan, and subject to Section 8(b) herein, any participant in any previous or subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or its affiliates (an “Affiliated Program”), may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Participants in the Plan generally are required to have the full amount of their cash distributions (other than “Excluded Distributions” as defined below) with respect to all Shares or shares of stock or units of limited partnership interest of an Affiliated Program (collectively “Securities”) owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Securities to be subject to participation in the Plan.
      2. Distribution Reinvestment. The Administrator will receive all cash distributions (other than Excluded Distributions) paid by the Company or an Affiliated Participant with respect to Securities of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received at least ten (10) days prior to the last day of the period to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a holder of Securities will become a Participant in the Plan effective on the first day of the period following such election, and the election will apply to all Distributions attributable to such period and to all periods thereafter. As used in this Plan, the term “Excluded Distributions” shall mean those cash or other distributions designated as Excluded Distributions by the Board of the Company or the board or general partner of an Affiliated Program, as applicable.
      3. General Terms of Plan Investments.
      (a) The Company intends to offer Shares pursuant to the Plan at the higher of $91.5% of the estimated value of one share as estimated by the Company’s board of directors or $9.15 per share. A stockholder may not participate in the Plan through distribution channels that would be eligible to purchase shares in the public offering of shares pursuant to the Company’s prospectus outside of the Plan at prices below $9.15 per share.
      (b) Selling commissions will not be paid for the Shares purchased pursuant to the Plan.
      (c) Dealer manager fees will not be paid for the Shares purchased pursuant to the Plan.
      (d) For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.
      (e) Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be paid to the Company and will become property of the Company.
      (f) Participants may acquire fractional Shares so that 100% of the Distributions will be used to acquire Shares. The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.
      4. Absence of Liability. Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares or any change in the value of the Shares acquired for the Participant’s account. Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act hereunder.
      5. Suitability. Each Participant shall notify the Administrator in the event that, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the Subscription Agreement for the Participant’s initial purchase of Shares. A material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s prospectus for the Participant’s initial purchase of Shares.
      6. Reports to Participants. Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Shares purchased and the per Share purchase price for such Shares pursuant to the Plan during the prior year. Each statement also shall advise the Participant that, in accordance with Section 5 hereof, the Participant is required to notify the Administrator in the event there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Securities becomes inaccurate. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.
      7. Taxes. Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions reinvested in Shares under the Plan.
      8. Reinvestment in Subsequent Programs.
      (a) After the termination of the Company’s initial public offering of Shares pursuant to the Company’s prospectus dated June 27, 2005 (the “Initial Offering”), the Company may determine, in its sole discretion, to cause the Administrator to provide to each Participant notice of the opportunity to have some or all of such Participant’s Distributions (at the discretion of the Administrator and, if applicable, the Participant) invested through the Plan in any publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or an Affiliated Program (a “Subsequent Program”). If the Company makes such an election, Participants may invest Distributions in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:

(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended;

(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and

(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.

      (b) The Company may determine, in its sole discretion, to cause the Administrator to allow one or more participants of an Affiliated Program to become a “Participant.” If the Company makes such an election, such Participants may invest distributions received from the Affiliated Program in Shares through this Plan, if the following conditions are satisfied:

(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended;

(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and

(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.
      9. Termination.
      (a) A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten (10) days prior to the last day of the Distribution Period to which it relates.
      (b) Prior to the listing of the Shares on a national securities exchange or inclusion of the Shares for quotation on The Nasdaq National Market, a Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.
      10. State Regulatory Restrictions. The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions for purchases under the Plan.
      11. Amendment or Termination by Company.
      (a) The terms and conditions of this Plan may be amended by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least ten (10) days prior to the effective date thereof to each Participant.
      (b) The Administrator may terminate a Participant’s individual participation in the Plan and the Company may terminate the Plan itself, at any time by providing ten (10) days’ prior written notice to a Participant, or to all Participants, as the case may be.
      (c) After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participation’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation will be sent directly to the former Participant.
      12. Participation by Limited Partners of Cole Operating Partnership II, LP. For purposes of this Plan, “stockholders” shall be deemed to include limited partners of Cole Operating Partnership II, LP (the “Partnership”), “Participants” shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and “Distribution,” when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.
      13. Governing Law. This Plan and the Participants’ election to participate in the Plan shall be governed by the laws of the State of Maryland.
      14. Notice. Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Investor Services Department, 2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any changes of address.

Cole Credit Property Trust II, Inc.
Prospectus
Up to 50,000,000 Shares of Common Stock
Offered to the Public

ALPHABETICAL INDEX	Page

Cautionary Note Regarding Forward-Looking Statements	42
Conflicts of Interest	65
Description of Shares	112
Estimated Use of Proceeds	43
Experts	135
Federal Income Tax Considerations	90
Financial Information	F-1
How to Subscribe	134
Investment by Tax-Exempt Entities and ERISA Considerations	106
Investment Objectives and Policies	70
Legal Matters	135
Management	45
Management Compensation	59
Our Operating Partnership Agreement	126
Plan of Operation	84
Plan of Distribution	130
Prior Performance Summary	87
Prior Performance Tables	A-1
Prospectus Summary	6
Questions and Answers About This Offering	1
Risk Factors	18
Stock Ownership	64
Suitability Standards	i
Summary of Distribution Reinvestment Plan	123
Supplemental Sales Material	135
Where You Can Find More Information	135
      Until September 26, 2005 (90 days after the effective date of this offering), all dealers that affect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as soliciting dealers.
      We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.
Cole Capital Corporation
June 27, 2005

COLE CREDIT PROPERTY TRUST II, INC.
SUPPLEMENT NO. 13 DATED DECEMBER 20, 2006
TO THE PROSPECTUS DATED JUNE 27, 2005
          This document supplements, and should be read in conjunction with, the prospectus of Cole Credit Property Trust II, Inc. dated June 27, 2005. This Supplement No. 13 supersedes and replaces all prior supplements to the prospectus. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.
          The purpose of this supplement is to describe the following:
(1)	the status of the offering of shares in Cole Credit Property Trust II, Inc.;

(2)	all material items that have been previously disclosed by supplement to the prospectus;

(3)	a revision to the biography of one of our directors;

(4)	a “Management’s Discussion and Analysis of Financial condition and Results of Operations” section similar to that which was filed in the Quarterly Report on Form 10-Q, dated November 14, 2006;

(5)	the acquisition of a single-tenant, net leased commercial retail property, containing approximately 25,000 rentable square feet in La Grange, Texas;

(6)	the acquisition of a single-tenant, net leased commercial retail property, containing approximately 24,000 rentable square feet in Peru, Illinois;

(7)	the acquisition of a single-tenant, net leased commercial property, containing approximately 24,000 rentable square feet in Council Bluffs, Iowa;

(8)	the acquisition of a single-tenant, net leased commercial property, containing approximately 156,000 rentable square feet in Edwardsville, Kansas;

(9)	the acquisition of a single-tenant, net leased commercial retail property, containing approximately 13,000 rentable square feet in Glenville Scotia, New York;

(10)	the acquisition of a single-tenant, net leased commercial retail property, containing approximately 7,000 rentable square feet in Ashland, Kentucky;

(11)	the acquisition of a single-tenant, net leased commercial retail property, containing approximately 7,000 rentable square feet in Jackson, Ohio;

(12)	the acquisition of a single-tenant, net leased commercial retail property, containing approximately 7,000 rentable square feet in New Boston, Ohio;

(13)	the acquisition of a single-tenant, net leased commercial retail property, containing approximately 7,000 rentable square feet in Scottsburg, Indiana;

(14)	the acquisition of a single-tenant, net leased commercial retail property, containing approximately 25,000 rentable square feet in Livingston, Texas;

(15)	the acquisition of a single-tenant, net leased commercial retail property, containing approximately 25,000 rentable square feet in New Braunfels, Texas;

(16)	the acquisition of a single-tenant, net leased commercial retail property, containing approximately 21,000 rentable square feet in Benton, Arkansas;

(17)	the acquisition of a single-tenant, net leased commercial retail property, containing approximately 98,000 rentable square feet in Fairview Heights, Illinois;

(18)	the acquisition of a single-tenant, net leased commercial retail property, containing approximately 21,000 rentable square feet in Davie, Florida;

(19)	the acquisition of a single-tenant, net leased commercial retail property, containing approximately 25,000 rentable square feet in Crockett, Texas;

(20)	the acquisition of a single-tenant, net leased commercial retail property, containing approximately 20,000 rentable square feet in Oxford, Mississippi;

(21)	the acquisition of a single-tenant, net leased commercial property, containing approximately 42,000 rentable square feet in Atlanta, Georgia;

(22)	the potential acquisition of a single-tenant, net leased commercial retail property, containing approximately 21,000 rentable square feet in Newington, Connecticut;

(23)	the potential acquisition of a single-tenant, net leased commercial retail property, containing approximately 79,000 rentable square feet in Cincinnati, Ohio;

(24)	the potential acquisition of a single-tenant, net leased commercial retail property, containing approximately 20,000 rentable square feet in Clarksville, Indiana;

(25)	the potential acquisition of a single-tenant, net leased commercial retail property, containing approximately 20,000 rentable square feet in Enterprise, Alabama; and

(26)	updated financial information regarding Cole Credit Property Trust II, Inc. and the acquired properties.
Status of the Offering
          We commenced our initial public offering of shares of our common stock on June 27, 2005. We have accepted investors’ subscriptions received through December 15, 2006, and have issued an aggregate of approximately 29.3 million shares of our common stock to stockholders, with gross proceeds of approximately $292.3 million distributed to us. For additional information, see the “Plan of Distribution – Subscription Process” section of the prospectus beginning on page 133.
Distribution Policy
          The following information replaces the third paragraph of the section of our prospectus captioned “Prospectus Summary – Distribution Policy” beginning on page 14 of the prospectus:
          To maintain our qualification as a REIT, we are required to make aggregate annual distributions to our stockholders of at least 90.0% of our annual taxable income (which does not necessarily equal net income as calculated in accordance with generally accepted accounting principles in the United States (GAAP)). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. We have not established a minimum distribution level. Distributions will be paid to our stockholders as of the record date or dates selected by our board of directors. We expect to declare and pay distributions at least quarterly. We expect that such distributions will begin no later than the third quarter after the commencement of this offering. However, there can be no assurance as to when, or if, we will begin to generate sufficient cash flow for distribution to our stockholders. In the event we do not have enough cash to make distributions, we may borrow, use proceeds from this offering, issue additional securities or sell assets in order to fund distributions. Until we are generating operating cash flow sufficient to make distributions to our stockholders, we intend to pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings, including possible borrowings from our advisor or its affiliates, in anticipation of future cash flow, which may reduce the amount of capital we ultimately invest in properties, and negatively impact the value of your investment.
          The following information replaces the section of our prospectus captioned “Risk Factors – Risks Related to an Investment in Cole Credit Property Trust II, Inc. – If we, through Cole Advisors II, are unable to find suitable investments, then we may not be able to achieve our investment objectives or pay distributions” on page 19 of the prospectus:
If we, through Cole Advisors II, are unable to find suitable investments, then we may not be able to achieve our investment objectives or pay distributions.
          Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of Cole Advisors II, our advisor, in acquiring of our investments, selecting tenants for our properties and securing independent financing arrangements. We currently do not own any properties or have any operations, financing or investments. Except for investors who purchase shares in this offering after such time as this prospectus is supplemented to describe one or more identified investments, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the management ability of Cole Advisors II and the oversight of our board of directors. We cannot be sure that Cole Advisors II will be successful in obtaining suitable investments on financially attractive terms or that, if it makes investments on our behalf, our objectives will be achieved. In either event, our ability to pay distributions to our stockholders would be adversely affected. If Cole Advisors II is unable to obtain suitable investments, we will hold the proceeds of this offering in an interest-bearing account or invest the proceeds in short-term, investment-grade investments. If we cannot invest proceeds from this offering within a reasonable amount of time, or if our board of directors determines it is in the best interests of our stockholders, we will return the uninvested proceeds to investors. We believe that one year after we reach our minimum offering and accept subscriptions is a reasonable period of time for us to obtain one or more suitable investments.
Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents
          The following information replaces the section of our prospectus captioned “Risk Factors – Risks Related to an Investment in Cole Credit Property Trust II, Inc. – Our rights and the rights of our stockholders to recover claims against our officers, directors and our advisor are limited, which could reduce your and our recovery against them if they cause us to incur losses” on page 21 of the prospectus:

Our rights and the rights of our stockholders to recover claims against our officers, directors and our advisor are limited, which could reduce your and our recovery against them if they cause us to incur losses.
          Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in the corporation’s best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter, in the case of our directors, officers, employees and agents, and the advisory agreement, in the case of our advisor, require us to indemnify our directors, officers, employees and agents and our advisor and its affiliates for actions taken by them in good faith and without negligence or misconduct. Additionally, our charter limits the liability of our directors and officers for monetary damages subject to the limitations of Maryland law and the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Associations, also known as the NASAA REIT Guidelines. Although our charter does not allow us to exonerate and indemnify our directors and officers to a greater extent than permitted under Maryland law and the NASAA REIT Guidelines, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and our advisor and its affiliates, than might otherwise exist under common law, which could reduce your and our recovery against them. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or our advisor in some cases which would decrease the cash otherwise available for distribution to you. See the section captioned “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” elsewhere herein.
          The following information replaces the second paragraph of the section of our prospectus captioned “Management – Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” beginning on page 51 of the prospectus:
          Our charter contains a provision that eliminates directors’ and officers’ liability subject to the limitations of Maryland law and the NASAA REIT Guidelines. However, both Maryland law and the NASAA REIT Guidelines limit our ability to exonerate and indemnify our directors and officers, as set forth in our charter. Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.
Management Compensation
          The section captioned “Management – Compensation of Directors” beginning on page 48 of the prospectus is supplemented with the following information:
          We pay each of our independent directors a retainer of $25,000 per year plus $2,000 for each board or board committee meeting the director attends in person ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee) and $250 for each meeting the director attends by telephone. In the event there are multiple meetings of the board and one or more committees in a single day, the fees will be limited to $2,500 per day ($3,000 for the chairperson of the audit committee if there is a meeting of such committee). In addition, we have reserved 1,000,000 shares of common stock for future issuance upon the exercise of stock options that may be granted to our independent directors pursuant to our stock option plan (described below). We granted to each of our independent directors an option to purchase 5,000 shares of common stock at an exercise price equal to $9.15 per share (or greater, if such higher price is necessary so that such option shall not be considered a “nonqualified deferred compensation plan” under Section 409A of the Internal Revenue Code) as of the date each independent director was elected as a director. We expect that the independent directors will receive an additional 5,000-share option grant on the date of each annual meeting of stockholders, each with an exercise price equal to $9.15 per share during such time as we are offering shares to the public at $10.00 per share and thereafter at 100.0% of the then-current fair market value per share. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. If a director is also an employee of Cole REIT II or Cole Advisors II or their affiliates, we do not pay compensation for services rendered as a director. As of May 9, 2005, we had not paid compensation to any of our directors in their capacity as a member of our board of directors, other than granting options.
Compensation Committee
     The following information replaces the section of our prospectus captioned “Questions and Answers About This Offering — What is the experience of your officers and directors?” beginning on page 1 of the prospectus:
     Marcus E. Bromley is a member of our board of directors, chairman of its compensation committee and a member of its audit committee. From December 1993 through 2005, Mr. Bromley served as a member of the board of trustees of Gables Residential Trust, a multi-family residential REIT listed on the New York Stock Exchange. From December 1993 until June 2000, Mr. Bromley also served as the chief executive officer of Gables Residential Trust. Prior to joining Gables Residential Trust, Mr. Bromley was a division partner of Trammell Crow Residential.
     The following information replaces the fourth paragraph of the section of our prospectus captioned “Management -Executive Officers and Directors” beginning on page 47 of the prospectus:
     Marcus E. Bromley has been a member of our board of directors, chairman of our board’s compensation committee and a member of our board’s audit committee since May 2005. From 1993 through 2005, Mr. Bromley served as a member of the board of trustees of Gables Residential Trust, a $2 billion multi-family residential REIT with operations in Texas, Atlanta, South Florida, Washington, D.C. and Southern California that was listed on the New York Stock Exchange prior to its sale in 2005. From December 1993 until June 2000, Mr. Bromley also served as the chief executive officer of Gables Residential Trust. Prior to joining Gables Residential Trust, Mr. Bromley was a division partner of Trammell Crow Residential from 1982 until 1993. Mr. Bromley also serves on the board of Private Bank of Buckhead (Atlanta), a community bank and the board of Nancy Creek Capital Partners, a private equity firm. Mr. Bromley holds a B.S. in Economics from Washington & Lee University and a M.B.A. from the University of North Carolina.

The Advisor
          The section captioned “Management – Affiliated Companies – The Advisor” beginning on page 53 of the prospectus is supplemented by removing John H. Lotka from the list of current officers of Cole REIT Advisors II, LLC, as he is no longer an officer or employee of our advisor.
Prior Performance Summary
          The following information replaces the information in the section captioned “Prospectus Summary – Prior Offering Summary” on page 11 of the prospectus:
          Since January 1, 1996, our chairman, chief executive officer and president, Christopher H. Cole, through entities he directly or indirectly controls, has previously sponsored 65 privately offered real estate programs, including 19 limited partnerships, four debt offerings, 22 tenant-in-common programs, and 17 Delaware statutory trust (“DST”) program offerings and is currently sponsoring Cole Credit Property Trust II, Inc. (“Cole REIT II”), a privately offered REIT. As of March 31, 2006, such programs have raised an aggregate of approximately $608.1 million from over approximately 6,800 investors, and have owned and operated a total of 182 commercial real estate properties. Neither Mr. Cole, nor any of our other affiliates, has previously sponsored or organized a publicly offered REIT. The “Prior Performance Summary” section of this prospectus contains a discussion of the programs sponsored by Mr. Cole since January 1, 1996. Certain financial results and information relating to such programs with investment objectives similar to ours is also provided in the “Prior Performance Tables” included as Appendix A to this prospectus. The prior performance of the programs previously sponsored by Mr. Cole is not necessarily indicative of the results that we will achieve. Therefore, you should not assume that you will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.
          The following information replaces the information in the section captioned “Prior Performance Summary” beginning on page 87 of the prospectus:
Prior Investment Programs
          The information presented in this section represents the historical experience of certain real estate programs managed over the last ten years by Cole Capital Advisors, Cole Capital Partners and other affiliates of our advisor, including certain officers and directors of our advisor. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.
          During the period from January 1, 1996 to December 31, 2005, affiliates of our advisor have sponsored 65 privately offered prior programs including 19 limited partnerships, a real estate investment trust (Cole REIT I), four debt offerings, 22 tenant-in-common programs and 17 DST program offerings. As of March 31, 2006, such prior programs have raised approximately $608.1 million from approximately 6,800 investors. Each of the 19 limited partnerships, the real estate investment trust, three of the debt offerings, the 22 tenant-in-common programs and the 17 DST program offerings have investment objectives and policies similar to that of this program. See Tables I and II of the Prior Performance Tables for more detailed information about the experience of our affiliates in raising and investing funds for offerings initiated over the last four years and compensation paid to the sponsors of these programs.
          We intend to conduct this offering in conjunction with future offerings by one or more public and private real estate entities sponsored by Cole Capital Advisors, Cole Capital Partners and their affiliates. To the extent that such entities have the same or similar objectives as ours or involve similar or nearby properties, such entities may be in competition with the properties acquired by us. See the “Conflicts of Interest” section of this prospectus for additional information.
          The information in this section and in the Prior Performance Tables attached to this prospectus as Appendix A provides relevant summary information concerning real estate programs sponsored by our affiliates. The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to (1) experience in raising and investing funds (Table I); (2) compensation to the sponsor and its affiliates (Table II); (3) annual operating results of prior real estate programs (Table III); (4) results of completed programs (Table IV); and (5) results of sales or disposals of properties (Table V). Additionally, Table VI, which is contained in Part II of the registration statement for this offering and which is not part of the prospectus, contains certain additional information relating to properties acquired by the prior real estate programs. We will furnish copies of such table to any prospective investor upon request and without charge. The purpose of this prior performance information is to enable you to evaluate accurately the experience of our advisor and its affiliates in sponsoring like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.

Summary Information
          During the period from January 1, 1996 to December 31, 2005, affiliates of our advisor have been general partners in 19 limited partnerships with similar objectives to our program, involving the sale of limited partnership interests to 3,000 investors, raising approximately $130.0 million of capital. The foregoing partnerships have purchased in the aggregate 42 properties for an approximate acquisition cost of $246.3 million, of which 50.2% is attributable to 16 shopping centers, 47.6% is attributable to 23 single-tenant commercial properties, 1.1% is attributable to one data center and 1.1% is attributable to two unimproved or partially-improved land parcels intended for high-rise/data center development. Twenty-one of the properties are located in the Phoenix metropolitan area, one is located in northern Arizona and 25 are located in 18 other states. The properties have been purchased on terms varying from all cash to market rate financing. To date, 22 of the properties have been sold.
          Of the above, two limited partnerships that acquired commercial properties, have been sponsored in the three years since January 1, 2003. CCP, through wholly owned subsidiaries, serves as the general partner of Cole Credit Property Fund Limited Partnership (“CCPF”) and Cole Credit Property Fund II Limited Partnership (“CCPF II”). As of December 31, 2005, CCPF has raised $25.0 million and acquired 14 properties or an interest therein in 12 states across the United States for an aggregate acquisition cost of approximately $56.2 million. All of such properties are single-tenant commercial properties that were net leased to investment grade tenants as of the date of acquisition. Subsequent to the acquisition by CCPF, the tenants at two properties representing less than 7.5% of the fund’s invested equity have been downgraded below investment grade, one of which has filed for Chapter 11 bankruptcy protection. As of December 31, 2005, CCPF II had raised approximately $24.5 million and had acquired 10 properties or an interest therein (including one property co-owned with CCPF) in 7 states for an aggregate acquisition cost of approximately $61.3 million.
          In addition to the partnerships described above, as of December 31, 2005, Cole Collateralized Senior Notes, LLC (CCSN), a subsidiary of Cole Capital Advisors, had issued approximately $28.0 million in Series A Notes, and had acquired 25 restaurants and 20 single-tenant retail properties located in 20 states for an aggregate acquisition cost of approximately $188.7 million. As of December 31, 2005, CCSN had sold 43 properties, of which 13 were sold as part of Cole Capital Partners’ tenant-in-common program and three were sold to Cole REIT I.
          In addition to the partnerships described above, as of December 31, 2005, Cole Collateralized Senior Notes II, LLC (CCSN II), a subsidiary of Cole Capital Advisors, had issued approximately $28.7 million in Series B Notes and had acquired 34 single-tenant retail properties in 16 states for an aggregate acquisition cost of approximately $238.8 million. As of December 31, 2005, CCSN II had sold 31 properties, of which 17 were sold as part of Cole Capital Partners’ tenant-in-common program and five were sold to Cole REIT I.
          In addition to the partnerships described above, as of December 31, 2005, Cole Collateralized Senior Notes III, LLC (CCSN III), a subsidiary of Cole Capital Advisors, had issued approximately $28.7 million in Series C Notes and acquired 13 single-tenant retail properties in six states for an aggregate acquisition cost of approximately $64.5 million. As of December 31, 2005, CCSN III had sold 10 properties, of which nine were sold as part of Cole Capital Partners’ tenant-in-common program.
          In addition to the partnerships described above, as of December 31, 2005, Cole Collateralized Senior Notes IV, LLC (CCSN IV), a subsidiary of Cole Capital Advisors, had issued approximately $26.9 million in Series D Notes and had acquired three single-tenant retail properties in three states for an aggregate acquisition cost of approximately $11.9 million.
          In addition, CCSN, CCSN II, CCSN III, and CCSN IV each own interests in three single-tenant retail properties through a joint venture. The properties aggregate approximately 345,000 square feet.
          Furthermore, as of December 31, 2005, Cole REIT I, had raised approximately $100.9 million through a private offering of common stock, and had acquired 41 single-tenant retail properties in 19 states for an aggregate acquisition cost of approximately $195 million.
          Moreover, the Cole Exchange Entities offer properties to Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”), exchange investors in the form of the sale of tenant-in-common ownership interests in such properties. As of December 31, 2005, aggregate ownership interests of $103.1 million had been sold in 22 private offerings of properties located in 13 states. In addition, as of December 31, 2005, two other tenant-in-common programs were ongoing with an aggregate offering amount of approximately $61.6 million for which no amounts had been raised as of such date. In addition, the Cole Exchange Entities offer properties through the DST program whereby beneficial interests are offered in trusts that acquire real property. As of December 31, 2005, aggregate ownership interests of approximately $79.0 million had been sold in 20 private offerings of properties located in 12 states. See the Prior Performance Tables attached to this memorandum as Appendix A for additional information regarding the foregoing programs.
          The following table shows a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior real estate programs of our affiliates as of December 31, 2005:

Type of Property	New	Used	Construction
Retail	1.0%	99.0%	—
Office buildings	—	100%	—
Land	—	100%	—
Data Center	—	—	100
          These programs have sold 83 of the total of 182 properties, or 45.6% of such properties. The original purchase price of the properties that were sold was $158.8 million, and the aggregate sales price of such properties was $195.1 million. See Tables III, IV and V of the Prior Performance Tables for more detailed information as to the operating results of such programs whose offerings closed in the last five years, results of such programs that have completed their operations over the last five years and the sales or other disposals of properties with investment objectives similar to ours over the last three years.
          An entity affiliated with the officers of Cole Partnerships, Inc. raised $5 million in a debt offering for general corporate purposes, including investments in joint ventures with its affiliates. The entity has repaid the debt instruments sold in the offering.
          The prior programs sponsored by our affiliates have occasionally been adversely affected by the cyclical nature of the real estate market. They have experienced, and may in the future experience, decreases in net income when economic conditions decline. For example, one of these programs, Cole Santa Fe Investors, LP owns an approximately 262,000 square foot shopping center property. One of the tenants of the property, which leases approximately 50,000 square feet (approximately 19% of the leasable space), has filed for bankruptcy protection and discontinued making rent payments. Distributions to investors in that program have been suspended indefinitely beginning with the quarter ended December 31, 2003. A continued vacancy in the property owned by Cole Santa Fe Investors, LP could adversely affect the ultimate performance of this prior program. In addition, Cole Southwest Opportunity Fund, LP completed development of a Phoenix, Arizona facility in August 2001 through a joint venture and was unable to lease the facility as a result of the severe downturn in the telecommunications industry. On April 6, 2005, the Phoenix facility was sold for $16.3 million. Vacant land parcels in Las Vegas, Nevada, formerly owned by a wholly-owned subsidiary of Cole Southwest Opportunity Fund, LP were previously sold. As a result of these sale transactions, the sponsor estimates that investors will receive approximately 81% of their original investment upon liquidation of the limited partnership. See Table III of the Prior Performance Tables.
Dealer Manager
          The section captioned “Management — Affiliated Companies — Dealer Manager” beginning on page 56 of the prospectus is deleted in its entirety and replaced as follows:
          Cole Capital Corporation, our dealer manager, is a member firm of the National Association of Securities Dealers, Inc. (NASD). Cole Capital Corporation was organized in December 1992 for the purpose of participating in and facilitating the distribution of securities of real estate programs sponsored by Cole Capital Partners, its affiliates and its predecessors.
          Cole Capital Corporation provides certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell a limited number of shares at the retail level.
          Cole Capital Corporation is wholly owned by Cole Capital Advisors which, in turn, is wholly owned by Cole Holdings Corporation, which is wholly owned by Christopher H. Cole. Cole Capital Corporation is an affiliate of both our advisor and the property manager. See “Conflicts of Interest.”
          The current officers of Cole Capital Corporation are:

Name	Age	Position(s)
Blair D. Koblenz	48	President and Secretary
Christopher H. Cole	54	Executive Vice President and Treasurer
          The backgrounds of Messrs. Koblenz and Cole are described in the “Management — Executive Officers and Directors” section of this prospectus.
Registration of Additional Shares for Offering in our Primary Offering and Distribution Reinvestment Plan
          The following information replaces the second paragraph on the cover of our prospectus:
          We are offering up to a maximum of 49,390,000 shares of our common stock in our primary offering for $10.00 per share, with discounts available for certain categories of purchasers. We also are offering up to 5,952,000 shares pursuant to our distribution reinvestment plan at a purchase price during this offering of $9.50 per share. We will offer these shares until June 27, 2007, which is two years after the effective date of this offering, unless the offering is extended.
          The following information replaces the table on the cover of our prospectus:

	Price	Selling	Dealer	Net Proceeds
	to Public	Commissions	Manager Fee	(Before Expenses)
Primary Offering
Per Share	$10.00	$0.70	$0.15	$9.15
Total Minimum	$2,500,000	$175,000	$37,500	$2,287,500
Total Maximum	$493,900,000	$34,573,000	$7,408,500	$451,918,500
Distribution Reinvestment Plan
Per Share	$9.50	$—	$—	$9.50
Total Maximum	$56,544,000	$—	$—	$56,544,000
          The following information replaces the section of our prospectus captioned “Prospectus Summary — Estimated Use of Proceeds of This Offering” on page 8 of the prospectus:
          Depending primarily on the number of shares we sell in this offering and assuming all shares sold under our distribution reinvestment plan are sold at $9.50 per share, we estimate for each share sold in this offering that approximately $8.87 will be available for the purchase of real estate. We will use the remainder of the offering proceeds to pay the costs of the offering, including selling commissions and the dealer manager fee, and to pay a fee to our advisor for its services in connection with the selection and acquisition of properties. We will not pay selling commissions or a dealer manager fee on shares sold under our distribution reinvestment plan. The table below sets forth our estimated use of proceeds from this offering:

	Minimum Offering		Maximum Offering
	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$2,500,000	100.0%	$550,444,000	100.0%
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee	212,500	8.5%	41,981,500	7.6%
Organization and Offering Expenses	37,500	1.5%	8,256,660	1.5%

Amount Available for Investment	$2,250,000	90.0%	$500,205,840	90.9%
Acquisition and Development:
Acquisition and Advisory Fees	43,902	1.8%	9,760,114	1.8%
Acquisition Expenses	10,976	0.4%	2,440,029	0.4%
Initial Working Capital Reserve	—	0%	—	0%

Amount Invested in Properties	$2,195,122	87.8%	$488,005,697	88.7%

          We have adopted the Amended and Restated Distribution Reinvestment Plan attached as Appendix C to this Supplement effective as of December 31, 2005. As a result, effective as of December 31, 2005, the Amended and Restated Distribution Reinvestment Plan attached as Appendix C to this Supplement replaces the Distribution Reinvestment Plan attached as Appendix C to our prospectus.
          The following information replaces the first paragraph of the section of our prospectus captioned “Prospectus Summary — The Offering” on page 11 of the prospectus:
          We are offering an aggregate of 49,390,000 shares of common stock in our primary offering on a best-efforts basis at $10.00 per share. Discounts are available for certain categories of purchasers as described in the “Plan of Distribution” section of this prospectus. We are also offering 5,952,000 shares of common stock under our distribution reinvestment plan at $9.50 per share, subject to certain limitations, as described in the “Distribution Reinvestment Plan” section of this prospectus. We will offer shares of common stock in our primary offering until the earlier of June 27, 2007, which is two years from the effective date of this offering, unless the offering is extended, or the date we sell 49,390,000 shares. We may sell shares under the distribution reinvestment plan beyond the termination of our primary offering until we have sold 5,952,000 shares through the reinvestment of distributions, but only if there is an effective registration statement with respect to the shares. Under the Securities Act of 1933, as amended (Securities Act), and in some states, we may not be able to continue the offering for these periods without filing a new registration statement, or in the case of shares sold under the distribution reinvestment plan, renew or extend the registration statement in such state. We may terminate this offering at any time prior to the stated termination date.
          The following information replaces the section of our prospectus captioned “Prospectus Summary — Compensation to Cole Advisors II and its Affiliates” beginning on page 11 of the prospectus:
          Cole Advisors II and its affiliates will receive compensation and reimbursement for services relating to this offering and the investment and management of our assets. The most significant items of compensation are included in the table below. The selling commissions and dealer manager fee may vary for different categories of purchasers. See the “Plan of Distribution” section of this prospectus. The table below assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees and accounts for the fact that shares are sold through our distribution reinvestment plan at $9.50 per share with no selling commissions and no dealer manager fee.

Estimated Amount for
Minimum Offering
(250,000 shares)/Maximum
Offering
Type of Compensation	Determination of Amount	(55,342,000 shares)
Offering Stage

Selling Commissions	We will pay to Cole Capital Corporation 7.0% of gross proceeds of our primary offering; we will not pay any selling commissions on sales of shares under our distribution reinvestment plan; Cole Capital Corporation will reallow all selling commissions to participating broker-dealers.	$175,000/$34,573,000

Dealer Manager Fee	We will pay to Cole Capital Corporation 1.5% of gross proceeds of our primary offering; we will not pay a dealer manager fee with respect to sales under our distribution reinvestment plan.	$37,500/$7,408,500

Other Organization and Offering Expenses	We will reimburse Cole Advisors II up to 1.5% of gross offering proceeds for organization and offering expenses.	$37,500/$8,256,660

Operational Stage

Acquisition and Advisory Fees	We will pay Cole Advisors II 2.0% of the contract purchase price of each property acquired.	$43,902/$9,760,114

Acquisition Expenses	We will reimburse Cole Advisors II for acquisition expenses incurred in acquiring property. We expect these fees to be approximately 0.5% of the purchase price of each property. In no event will the total of all acquisition and advisory fees and acquisition expenses payable with respect to a particular investment exceed 4% of the contract purchase price.	Actual amounts are dependent upon the actual expenses incurred in acquiring a property or asset, and therefore cannot be determined at this time.

Asset Management Fees	We will pay Cole Advisors II a monthly fee equal to 0.02083%, which is one-twelfth of 0.25%, of the aggregate assets value plus costs and expenses incurred by the advisor in providing asset management services.	Not determinable at this time. Because the fee is based on a fixed percentage of aggregate asset value there is no maximum dollar amount of this fee.

Property Management and Leasing Fees	For the management and leasing of our properties, we will pay Cole Realty Advisors, an affiliate of our advisor, a property management fee equal to 2.0% of gross revenues plus market-based leasing commissions applicable to the geographic location of the property. We also will reimburse Cole Realty Advisors’ costs of managing the properties. Cole Realty Advisors or its affiliates	Not determinable at this time. Because the fee is based on a fixed percentage of gross revenue and/or market rates, there is no maximum dollar amount of this fee

Estimated Amount for
Minimum Offering
(250,000 shares)/Maximum
Offering
Type of Compensation	Determination of Amount	(55,342,000 shares)
may also receive a fee for the initial leasing of newly constructed properties, which would generally equal one month’s rent. The aggregate of all property management and leasing fees paid to our affiliates plus all payments to third parties for such fees will not exceed the amount that other nonaffiliated management and leasing companies generally charge for similar services in the same geographic location as determined by a survey of brokers and agents in such area.

Operating Expenses	We will reimburse our advisor’s costs of providing administrative services, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets, or (ii) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. Additionally, we will not reimburse our advisor for personnel costs in connection with services for which the advisor receives acquisition fees or real estate commissions.	Not determinable at this time.

Financing Coordination Fee	If our advisor provides services in connection the origination or refinancing of any debt that we obtain, and use to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, we will pay the advisor a financing coordination fee equal to 1% of the amount available and/or outstanding under such financing, subject to certain limitations.	Not determinable at this time. Because the fee is based on a fixed percentage of any debt financing, there is no maximum dollar amount of this fee.

Liquidation/ Listing Stage

Real Estate Commissions	Up to one-half of the brokerage commission paid on the sale of property, not to exceed 2.0% of the contract price for property sold, in each case, payable to our advisor if our advisor or its affiliates, as determined by a majority of the independent directors, provided a substantial amount of services in connection with the sale.	Not determinable at this time. Because the commission is based on a fixed percentage of the contract price for a sold property, there is no maximum dollar amount of these commissions.

Subordinated Participation in Net Sale Proceeds (payable only if we are not listed on an exchange)	10.0% of remaining net sale proceeds after return of capital plus payment to investors of an 8.0% cumulative, non-compounded return on the capital contributed by investors. We cannot assure you that we will provide this 8.0%	Not determinable at this time. There is no maximum amount of these payments.

Estimated Amount for
Minimum Offering
(250,000 shares)/Maximum
Offering
Type of Compensation	Determination of Amount	(55,342,000 shares)
return, which we have disclosed solely as a measure for our advisor’s incentive compensation.

Subordinated Incentive Listing Fee (payable only if we are listed on an exchange, which we have no intent to do at this time)	10.0% of the amount by which our adjusted market value plus distributions exceeds the aggregate capital contributed by investors plus an amount equal to an 8.0% cumulative, non-compounded annual return to investors. We cannot assure you that we will provide this 8.0% return, which we have disclosed solely as a measure for our advisor’s incentive compensation.	Not determinable at this time. There is no maximum amount of this fee.
          The following information replaces the section of our prospectus captioned “Prospectus Summary — Distribution Reinvestment Plan” on page 15 of the prospectus:
          Under our distribution reinvestment plan, you may have the distributions you receive reinvested in additional shares of our common stock. The purchase price per share under our distribution reinvestment plan will be the higher of 95% of the fair market value per share as determined by our board of directors and $9.50 per share. No sales commissions or dealer manager fees will be paid on shares sold under the distribution reinvestment plan. If you participate in the distribution reinvestment plan, you will not receive the cash from your distributions, other than special distributions that are designated by our board of directors. As a result, you may have a tax liability with respect to your share of our taxable income, but you will not receive cash distributions to pay such liability. We may terminate the distribution reinvestment plan at our discretion at any time upon ten days prior written notice to you. Additionally, we will be required to discontinue sales of shares under the distribution reinvestment plan on the earlier of June 27, 2007, which is two years from the effective date of this offering, unless the offering is extended, or the date we sell 5,952,000 shares under the plan, unless we file a new registration statement with the Securities and Exchange Commission and applicable states.
Estimated Use of Proceeds
          The following information replaces the section of our prospectus captioned “Estimated Use of Proceeds” beginning on page 43 of the prospectus:
          The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell either the minimum offering of 250,000 shares, or the maximum offering of 550,440,000 of shares, respectively, of common stock pursuant to this offering. Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Assuming a maximum offering we expect that approximately 88.7% of the money that stockholders invest will be used to buy real estate or make other investments, while the remaining approximately 11.3% will be used for working capital, including reserves for working capital, and to pay expenses and fees including the payment of fees to Cole Advisors II, our advisor, and Cole Capital Corporation, our dealer manager.

	Minimum Offering		Maximum Offering
	Amount (1)	Percent	Amount (2)	Percent
Gross Offering Proceeds	$2,500,000	100.0%	$550,444,000	100.0%
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee (3)	212,500	8.5%	41,981,500	7.6%
Organization and Offering Expenses (4)	37,500	1.5%	8,256,660	1.5%
Amount Available for Investment (5)	$2,250,000	90.0%	$500,205,840	90.9%

Acquisition and Development:
Acquisition and Advisory Fees (6)	43,902	1.8%	9,760,114	1.8%
Acquisition Expenses (7)	10,976	0.4%	2,440,029	0.4%
Initial Working Capital Reserve (8)	—	0%	—	0%
Amount Invested in Properties (9)	$2,195,122	87.8%	$488,005,697	88.7%

(1)	Assumes the minimum offering of 250,000 shares are sold in this offering.

(2)	Assumes the maximum offering is sold, which includes 49,390,000 shares offered to the public at $10.00 per share and 5,952,000 shares offered pursuant to our distribution reinvestment plan at $9.50 per share.

(3)	Includes selling commissions equal to 7.0% of aggregate gross offering proceeds, which commissions may be reduced under certain circumstances, and a dealer manager fee equal to 1.5% of aggregate gross offering proceeds, both of which are payable to the dealer manager, an affiliate of our advisor. The dealer manager, in its sole discretion, may reallow selling commissions of up to 7.0% of gross offering proceeds to other broker dealers participating in this offering attributable to the units sold by them and may reallow its dealer manager fee up to 1.5% of gross offering proceeds in marketing fees and due diligence expenses to broker dealers participating in this offering based on such factors including the participating broker dealer’s level of marketing support, level of due diligence review and success of its sales efforts, each as compared to those of the other participating broker dealers. Additionally, we will not pay a selling commission or a dealer manager fee on shares purchased pursuant to our distribution reinvestment plan. The amount of selling commissions may be reduced under certain circumstances for volume discounts. See the “Plan of Distribution” section of this prospectus for a description of such provisions.

(4)	Organization and offering expenses consist of reimbursement of actual legal, accounting, printing and other accountable offering expenses, including amounts to reimburse Cole Advisors II, our advisor, for marketing, salaries and direct expenses of its employees while engaged in registering and marketing the shares and other marketing and organization costs, other than selling commissions and the dealer manager fee. Cole Advisors II and its affiliates will be responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 1.5% of gross offering proceeds without recourse against or reimbursement by us, provided, however, that in no event will we pay or reimburse organization or offering expenses in excess of 10% of the gross offering proceeds. We currently estimate that approximately $8,256,660 of organization and offering costs will be incurred if the maximum offering of 55,342,000 (approximately $550,444,000) shares is sold.

(5)	Until required in connection with the acquisition and development of properties, substantially all of the net proceeds of the offering and, thereafter, any working capital reserves we may have may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

(6)	Acquisition and advisory fees are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in and the purchase, development or construction of properties. We will pay our advisor, acquisition and advisory fees up to a maximum amount of 2.0% of the contract purchase price of each property acquired, which for purposes of this table we have assumed is an aggregate amount equal to our estimated amount invested in properties. Acquisition and advisory fees do not include acquisition expenses. For purposes of this table, we have assumed that no financing is used to acquire properties or other real estate assets.

(7)	Acquisition expenses include legal fees and expenses, travel expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of real estate properties. For purposes of this table, we have assumed expenses of 0.5% of average invested assets, which for purposes of this table we have assumed is our estimated amount invested in properties; however, expenses on a particular acquisition may be higher. Notwithstanding the foregoing, pursuant to our charter, the total of all acquisition expenses and acquisition fees payable with respect to a particular property or investment shall be reasonable, and shall not exceed an amount equal to 4% of the contract price of the property, or in the case of a mortgage loan 4% of the funds advanced, unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve fees and expenses in excess of the limit and determine the transaction to be commercially competitive, fair and reasonable to us.

(8)	Working capital reserves typically are utilized for extraordinary expenses that are not covered by revenue generation of the property, such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender may require its own formula for escrow of working capital reserves. We do not expect to maintain working capital reserves.

(9)	Includes amounts anticipated to be invested in properties net of fees and expenses.
          The following replaces the section of our prospectus captioned “Management — Certain Relationships — Advisory Agreement” beginning on page 57 of the prospectus:
          We will enter into an Advisor Agreement with Cole Advisors II, whereby Cole Advisors II will manage our day-to-day operations. In return, we will pay to Cole Advisors II a monthly asset management fee equal to 0.02083% of the aggregate asset value of our assets. We also will pay to Cole Advisors II 2.0% of the contract purchase price of each property or asset that we acquire, along with reimbursement of acquisition expenses. We also will pay to Cole Advisors II a financing coordination fee equal to 1.0% of the amount available and/or outstanding under any debt financing that we obtain and use for the acquisition of properties and other investments or that is assumed, directly or indirectly, in connection with the acquisition of properties. Additionally, we will be required to pay to Cole Advisors II fees based on a percentage of proceeds or stock value upon our sale of assets or the listing of out common stock on a national securities exchange or for quotation on The Nasdaq National Market, but only if, in the case of our sale of assets, our investors have received a return of their net capital invested and an 8.0% annual cumulative, non-compounded return or, in the case of the listing or quotation of our common stock, the market value of our common stock plus the distributions paid to our investors exceeds the sum of the total amount of capital raised from investors plus the amount of cash flow necessary to generate an 8.0% annual cumulative, non-compounded return to investors. Upon termination of the Advisory Agreement, we may be required to pay to Cole Advisors II a similar performance fee if Cole Advisors II would have been entitled to a subordinated participation in net sale proceeds had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination.
          Christopher H. Cole, our chief executive officer, president and a member of our board of directors, indirectly owns 100% of the ownership and voting interests of Cole Advisors II. Mr. Cole also is the chief executive officer and president of Cole Advisors II. Blair D. Koblenz, our executive vice president and chief financial officer is the executive vice president and chief financial officer of Cole Advisors II. John M. Pons, our senior vice president, secretary and general counsel is the senior vice president, secretary and general counsel of Cole Advisors II. For a further description of this agreement, see “Management — The Advisory Agreement” and “Management Compensation.” See also “Conflicts of Interest.”
          The following information replaces the section of our prospectus captioned “Management Compensation” beginning on page 59 of the prospectus:

          We have no paid employees. Cole Advisors II, our advisor, and its affiliates will manage our day-to-day affairs. The following table summarizes all of the compensation and fees we will pay to Cole Advisors II and its affiliates, including amounts to reimburse their costs in providing services. The selling commissions may vary for different categories of purchasers. See “Plan of Distribution.” This table assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee.

Estimated Amount for
Minimum Offering
(250,000 shares)/Maximum
Offering
Type of Compensation (1)	Determination of Amount	(55,342,000 shares) (2)
Offering Stage

Selling Commissions — Cole Capital Corporation(3)	We will pay to Cole Capital Corporation 7.0% of the gross offering proceeds before reallowance of commissions earned by participating broker-dealers, except that no selling commission is payable on shares sold under our distribution reinvestment plan. Cole Capital Corporation, our dealer manager, will reallow 100.0% of commissions earned to participating broker-dealers.	$175,000/$34,573,0000

Dealer Manager Fee — Cole Capital Corporation(3)	We will pay to Cole Capital Corporation 1.5% of the gross offering proceeds before reallowance to participating broker-dealers, except that no dealer manager fee is payable on shares sold under our distribution reinvestment plan. Cole Capital Corporation will reallow a portion of its dealer manager fee to participating broker-dealers. See “Plan of Distribution.”	$37,500/$7,408,500

Reimbursement of Other Organization and Offering Expenses — Cole Advisors II(4)	We will reimburse Cole Advisors II up to 1.5% of our gross offering proceeds. Cole Advisors II will incur or pay our organization and offering expenses (excluding selling commissions and the dealer manager fee). We will then reimburse Cole Advisors II for these amounts up to 1.5% of aggregate gross offering proceeds.	$37,500/$8,256,660

Acquisition and Operational Stage

Acquisition and Advisory Fees — Cole Advisors II(5)(6)	We will pay to Cole Advisors II a 2.0% of the contract purchase price of each property or asset.	$43,902/$9,760,114

Acquisition Expenses — Cole Advisors II	We will reimburse our advisor for acquisition expenses incurred in the process of acquiring property. We expect these expenses to be approximately 0.5% of the purchase price of each property. In no event will the total of all fees and acquisition expenses payable with respect to a particular property or investment exceed 4% of the contract purchase price.	Actual amounts are dependent upon the expenses incurred in acquiring a property or asset, and therefore, cannot be determined at this time.

Asset Management Fee — Cole Advisors II(7)(8)	We will pay to Cole Advisors II a monthly fee equal to 0.02083%, which is one-twelfth of 0.25%, of the aggregate asset value.	Actual amounts are dependent upon the aggregate asset value of our properties and, therefore, cannot be determined at the present time. Because the fee is based on a fixed percentage of aggregate asset value

Estimated Amount for
Minimum Offering
(250,000 shares)/Maximum
Offering
Type of Compensation (1)	Determination of Amount	(55,342,000 shares) (2)
there is no limit on the aggregate amount of these fees.

Property Management Fees — Cole Realty Advisors(8)	We will pay to Cole Realty Advisors up to 2.0% of the gross revenues from the properties plus reimbursement of Cole Realty Advisors’ costs of managing the properties.	Actual amounts are dependent upon the gross revenues from properties and, therefore, cannot be determined at the present time. Because the fee is based on a fixed percentage of the gross revenue and/or market rates, there is no limit on the aggregate amount of these fees.

Leasing Commissions — Cole Realty Advisors(8)	We will pay to Cole Realty Advisors prevailing market rates. Cole Realty Advisors may also receive a fee for the initial listing of newly constructed properties, which generally would equal one month’s rent.	Actual amounts are dependent upon prevailing market rates in the geographic regions in which we acquire property and, therefore, cannot be determined at the present time. There is no limit on the aggregate amount of these commissions.

Financing Coordination Fee — Cole Advisors II(6)	For services in connection with the origination or refinancing of any debt financing obtained that we use to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, we will pay our advisor a financing coordination fee equal to 1.0% of the amount available and/or outstanding under such financing; provided, however, that our advisor will not be entitled to a financing coordination fee in connection with the refinancing of any loan secured by any particular property that was previously subject to a refinancing in which our advisor received such a fee. Financing coordination fees payable from loan proceeds from permanent financing will be paid to our advisor as we acquire such permanent financing. However, no acquisition fees will be paid on the investments of loan proceeds from any line of credit until such time as we have invested all net offering proceeds.	Actual amounts are dependent on the amount of any debt financing or refinancing and, therefore, cannot be determined at the present time. Because the fee is based on a fixed percentage of any debt financing, there is no limit on the aggregate amount of these fees.

Operating Expenses — Cole Advisors II(9)	We will reimburse the expenses incurred by Cole Advisors II in connection with its provision of administrative services, including related personnel costs, subject to the limitation that we will not reimburse our advisor for any amount by which the operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets, or (ii) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period.	Actual amounts are dependent upon the expenses incurred and, therefore, cannot be determined at the present time.

Estimated Amount for
Minimum Offering
(250,000 shares)/Maximum
Offering
Type of Compensation (1)	Determination of Amount	(55,342,000 shares) (2)

Liquidation/ Listing Stage

Real Estate Commissions — Cole Advisors II or its Affiliates(10)	For substantial assistance in connection with the sale of properties, we will pay our advisor or its affiliates an amount equal to up to one-half of the brokerage commission paid on the sale of property, not to exceed 2.0% of the contract price of each property sold; provided, however, in no event may the real estate commissions paid to our advisor, its affiliates and unaffiliated third parties exceed 6.0% of the contract sales price.	Actual amounts are dependent upon the contract price of properties sold and, therefore, cannot be determined at the present time. Because the commission is based on a fixed percentage of the contract price for a sold property, there is no limit on the aggregate amount of these commissions.

Subordinated Participation in Net Sale Proceeds — Cole Advisors II(11)	After investors have received a return of their net capital invested and an 8.0% annual cumulative, non- compounded return, then Cole Advisors II is entitled to receive 10.0% of remaining net sale proceeds. We cannot assure you that we will provide this 8.0% return, which we have disclosed solely as a measure for our advisor’s incentive compensation.	Actual amounts are dependent upon results of operations and, therefore, cannot be determined at the present time. There is no limit on the aggregate amount of these payments.

Offering Stage

Subordinated Incentive Listing Fee — Cole Advisors II(11)(12)	Upon listing our common stock on a national securities exchange or for quotation on The Nasdaq National Market, our advisor is entitled to a fee equal to 10.0% of the amount, if any, by which (1) the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds (2) the sum of the total amount of capital raised from investors and the amount of cash flow necessary to generate an 8.0% annual cumulative, non- compounded return to investors. We have no intent to list our shares at this time. We cannot assure you that we will provide this 8.0% return, which we have disclosed solely as a measure for our advisor’s incentive compensation.	Actual amounts are dependent upon total equity and debt capital we raise and results of operations and, therefore, cannot be determined at the present time. There is no limit on the aggregate amount of this fee.

(1)	We will pay all fees, commissions and expenses in cash, other than the subordinated participation in net sales proceeds and incentive listing fees with respect to which we may pay to Cole Advisors II in cash, common stock, a promissory note or any combination of the foregoing, as we may determine in our discretion.

(2)	The estimated maximum dollar amounts are based on the sale of a maximum of 49,390,000 shares to the public at $10.00 per share and the sale of 5,952,000 shares at $9.50 per share pursuant to our distribution reinvestment plan.

(3)	Selling commissions and, in some cases, the dealer manager fee, will not be charged with regard to shares sold to or for the account of certain categories of purchasers. See “Plan of Distribution.” Selling commissions and the dealer manager fee will not be charged with regard to shares purchased pursuant to our distribution reinvestment plan.

(4)	These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder, due diligence expense reimbursements to participating broker-dealers and amounts to reimburse Cole Advisors II for its portion of the salaries of the employees of its affiliates who provide services to our advisor and other costs in connection with preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by broker-dealers. Our advisor will be responsible for the payment of all such organization and offering expenses to the extent such expenses exceed 1.5% of the aggregate gross proceeds of this offering.

(5)	This estimate assumes the amount of proceeds available for investment is equal to the gross offering proceeds less the public offering expenses, and we have assumed that no financing is used to acquire properties or other real estate assets. Our charter limits our ability to purchase property if the total of all acquisition fees and expenses relating to the purchase exceeds 4.0% of the contract purchase price unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve fees and expenses in excess of this limit and determine the transaction to be commercially competitive, fair and reasonable to us.

(6)	Included in the computation of such fees will be any real estate commission, acquisition and advisory fee, development fee, construction fee, non-recurring management fee, loan fees, financing coordination fees or points or any fee of a similar nature.

(7)	Aggregate asset value will be equal to the aggregate value of our assets (other than investments in bank accounts, money markets funds or other current assets) at cost before deducting depreciation, bad debts or other similar non-cash reserves and without reduction for any debt relating to such assets at the date of measurement, except that during such periods in which our board of directors is determining on a regular basis the current value of our net assets for purposes of enabling fiduciaries of employee benefit plans stockholders to comply with applicable Department of Labor reporting requirements, aggregate asset value is the greater of (i) the amount determined pursuant to the foregoing or (ii) our assets’ aggregate valuation most recently established by our board without reduction for depreciation, bad debts or other similar non-cash reserves and without reduction for any debt secured by or relating to such assets.

(8)	The property management and leasing fees payable to Cole Realty Advisors are subject to the limitation that the aggregate of all property management and leasing fees paid to Cole Realty Advisors and its affiliates plus all payments to third parties for property management and leasing services may not exceed the amount that other non-affiliated property management and leasing companies generally charge for similar services in the same geographic location. Additionally, all property management and leasing fees, including both those paid to Cole Realty Advisors and third parties, are subject to the limit on total operating expenses as described in footnote (5). Cole Realty Advisors may subcontract its duties for a fee that may be less than the fee provided for in our property management agreement with Cole Realty Advisors.

(9)	We may reimburse our advisor in excess of that limit in the event that a majority of our independent directors determine, based on unusual and non-recurring factors, that a higher level of expense is justified. In such an event, we will send notice to each of our stockholders within 60 days after the end of the fiscal quarter for which such determination was made, along with an explanation of the factors our independent directors considered in making such determination. We will not reimburse our advisor for personnel costs in connection with services for which the advisor receives acquisition fees or real estate commissions.

We lease our office space from an affiliate of our advisor and share the space with other Cole-related entities. The amount we will pay under the lease will be determined on a monthly basis based upon on the allocation of the overall lease cost to the approximate percentage of time, size of the area that we utilize and other resources allocated to us.

(10)	Although we are most likely to pay real estate commissions to Cole Advisors II or an affiliate in the event of our liquidation, these fees may also be earned during our operational stage.

(11)	Upon termination of the advisory agreement, Cole Advisors II may be entitled to a similar performance fee if Cole Advisors II would have been entitled to a subordinated participation in net sale proceeds had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination. Under our charter, we could not increase these success-based fees without the approval of a majority of our independent directors, and any increase in the subordinated participation in net sale proceeds would have to be reasonable. Our charter provides that such incentive fee is “presumptively reasonable” if it does not exceed 10.0% of the balance of such net proceeds remaining after investors have received a return of their net capital contributions and an 8.0% per year cumulative, non-compounded return.

Cole Advisors II cannot earn both the subordinated participation in net sale proceeds and the subordinated incentive listing fee. The subordinated participation in net sale proceeds or the subordinated listing fee, as the case may be, will be paid in the form of an interest bearing promissory note that will be repaid from the net sale proceeds of each sale after the date of the termination or listing. At the time of such sale, we may, however, at our discretion, pay all or a portion of such promissory note with shares of our common stock. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act and therefore, will be subject to restrictions on transferability. Any portion of the subordinated participation in net sale proceeds that Cole Advisors II receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing fee. In no event will the amount paid to Cole Advisors II under the promissory note, if any, including interest thereon, exceed the amount considered preemptively reasonable by the NASAA REIT Guidelines.

(12)	If at any time the shares become listed on a national securities exchange or included for quotation on The Nasdaq National Market, we will negotiate in good faith with Cole Advisors II a fee structure appropriate for an entity with a perpetual life. Our independent directors must approve the new fee structure negotiated with Cole Advisors II. The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed or included for quotation. We have the option to pay the subordinated incentive listing fee in the form of stock, cash, a promissory note or any combination thereof. In the event the subordinated incentive listing fee is earned by Cole Advisors II as a result of the listing of the shares, any previous payments of the subordinated participation in net sale proceeds will offset the amounts due pursuant to the subordinated incentive listing fee, and we will not be required to pay Cole Advisors II any further subordinated participation in net sale proceeds.
          At least a majority of our independent directors must determine, from time to time but at least annually, that our total fees and expenses are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination will be reflected in the minutes of our board of directors. Our independent directors shall also supervise the performance of our advisor and the compensation that we pay to it to determine that the provisions of our advisory agreement are being carried out.
          Each such determination will be recorded in the minutes of our board of directors and based on the factors set forth below and other factors that the independent directors deem relevant:
•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•	the success of Cole Advisors II in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs, especially similarly structured REITs, and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by Cole Advisors II through its relationship with us;

•	the quality and extent of service and advice furnished by Cole Advisors II;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio in relationship to the investments generated by Cole Advisors II for the account of other clients.

          Since Cole Advisors II and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf, such as the property management fees for operating our properties and the subordinated participation in net sale proceeds, our advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, Cole Advisors II is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory agreement. See “Management — The Advisory Agreement.”
Share Redemption Program
          The following information replaces the third paragraph of the section of our prospectus captioned “Prospectus Summary – Share Redemption Program” beginning on page 15 of the prospectus:
          Upon receipt of a request for redemption, we will conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. For this Uniform Commercial Code search, we will charge an administrative fee equal to the lesser of $250 or 4.0% of the original purchase price of the shares to be redeemed to the stockholder, which will be deducted from the proceeds of the redemption. If a lien exists, the fee will be charged to the stockholder, although no shares will be redeemed. The administrative fee will be paid to us and any additional costs in conducting the Uniform Commercial Code search will be borne by us. The payment of this administrative fee will be waived if the redemption occurs upon the death of a stockholder or if our advisor, in its sole discretion, determines that the redeeming stockholder has suffered an economic hardship. Repurchases will be made quarterly. If funds are not available to redeem all requested redemptions at the end of each quarter, the shares will be purchased on a pro rata basis and the unfulfilled requests will be held until the next quarter, unless withdrawn. Our board of directors may amend, suspend or terminate the share redemption program at any time upon 30 days prior written notice to our stockholders.
          The following information replaces the section of our prospectus captioned “Share Redemption Program” beginning on page 119 of the prospectus:
          Our board of directors has adopted a share redemption program that enables our stockholders to sell their shares to us in limited circumstances. Our share redemption program permits you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations described below.
          Our common stock is currently not listed on a national securities exchange, or included for quotation on a national securities market, and we will not seek to list our stock until such time as our independent directors believe that the listing of our stock would be in the best interest of our stockholders. In order to provide stockholders with the benefit of interim liquidity, stockholders who have held their shares for at least one year may present all or a portion consisting of at least 25%, of the holder’s shares to us for redemption at any time in accordance with the procedures outlined below. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption. We will not pay to our board of directors, advisor or its affiliates any fees to complete any transactions under our share redemption program.
          During the term of this offering, the redemption price per share will depend on the length of time you have held such shares as follows: after one year from the purchase date — 92.5% of the amount you paid for each share; after two years from the purchase date — 95.0% of the amount you paid for each share, after three years from the purchase date — 97.5% of the amount you paid for each share; and after four years from the purchase date — 100.0% of the amount you paid for each share (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). At any time we are engaged in an offering of shares, the per share price for shares purchased under our redemption plan will always be equal to or lower than the applicable per share offering price. Thereafter the per share redemption price will be based on the then-current net asset value of the shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). Our board of directors will announce any redemption price adjustment and the time period of its effectiveness as a part of its regular communications with our stockholders. At any time the redemption price is determined by any method other than the net asset value of the shares, if we have sold property and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sales, the per share redemption price will be reduced by the net sale proceeds per share distributed to investors prior to the redemption date as a result of the sale of such property in the special distribution. Our board of directors will, in its sole discretion, determine which distributions, if any, constitute a special distribution. While our board of directors does not have specific criteria for determining a special distribution, we expect that a special distribution will only occur upon the sale of a property and the subsequent distribution of the net sale proceeds. Upon receipt of a request for redemption, we will conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. For this Uniform Commercial Code search, we will charge an administrative fee equal to the lesser of $250 or 4.0% of the original purchase price of the shares to be redeemed to the stockholder, which will be deducted from the proceeds of the redemption. For example, if a stockholder wishes to redeem shares for which he paid an aggregate amount of $5,000, the administrative fee that we will charge pursuant to such redemption will be $200, which is the lesser of (i) $250 or (ii) 4.0% of the $5,000 aggregate purchase price paid by this stockholder. If a lien exists, the fee will be charged to the stockholder, although no shares will be redeemed. The administrative fee will be paid to us and any additional costs in conducting the Uniform Commercial Code search will be borne by us. The payment of this administrative fee will be waived if the redemption occurs upon the death of a stockholder or if our advisor, in its sole discretion, determines that the redeeming stockholder has suffered an economic hardship. Subject to our waiver of the one-year holding period requirement, shares required to be redeemed in connection with the death of a stockholder may be repurchased without the one-year activity period requirement, at a purchase price equal to the price actually paid for the shares.
     During any calendar year, we will not redeem in excess of 3.0% of the weighted average number of shares outstanding during the prior calendar year. The cash available for redemption will be limited to the proceeds from the sale of shares pursuant to our distribution reinvestment plan.
     We will redeem our shares on the last business day of the month following the end of each quarter. Requests for redemption would have to be received on or prior to the end of the quarter in order for us to repurchase the shares as of the end of the next month. You may withdraw your request to have your shares redeemed at any time prior to the last day of the applicable quarter.
     If we could not purchase all shares presented for redemption in any quarter, based upon insufficient cash available and the limit on the number of shares we may redeem during any calendar year, we would attempt to honor redemption requests on a pro rata basis. We would treat the unsatisfied portion of the redemption request as a request for redemption the following quarter. At such time, you may then (1) withdraw your request for redemption at any time prior to the last day of the new quarter or (2) ask that we honor your request at such time, if, any, when sufficient funds become available. Such pending requests will generally be honored on a pro rata basis. We will determine whether we have sufficient funds available as soon as practicable after the end of each quarter, but in any event prior to the applicable payment date.
     Our board of directors may choose to amend, suspend or terminate our share redemption program upon 30 days notice at any time. Additionally we will be required to discontinue sales of shares under the distribution reinvestment plan on the earlier of June 27, 2007, which is two years from the effective date of this offering, unless the offering is extended, or the date we sell 5,952,000 shares under the plan, unless we file a new registration statement with the Securities and Exchange Commission and applicable states. Because the redemption of shares will be funded with the net proceeds we receive from the sale of shares under the distribution reinvestment plan, the discontinuance or termination of the distribution reinvestment plan will adversely affect our ability to redeem shares under the share redemption program. We would notify you of such developments (i) in the annual or quarterly reports mentioned above or (ii) by means of a separate mailing to you, accompanied by disclosure in a current or periodic report under the Exchange Act. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as then required under federal securities laws.
     Our share redemption program is only intended to provide interim liquidity for stockholders until a liquidity event occurs, such as the listing of the shares on a national securities exchange, inclusion of the shares for on a national market system, or our merger with a listed company. The share redemption program will be terminated if the shares become listed on a national securities exchange or included for quotation on a national market system. We cannot guarantee that a liquidity event will occur.
     The shares we redeem under our share redemption program will be cancelled and return to the status of unauthorized but unissued shares. We do not intend to resell such shares to the public unless they are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or otherwise sold in compliance with such laws.
     The following information replaces the first paragraph of the section of our prospectus captioned “Summary of Distribution Reinvestment Plan” on page 123 of the prospectus:
     We have adopted a distribution reinvestment plan pursuant to which our stockholders and, subject to certain conditions set forth in our distribution reinvestment plan, any stockholder or partner of any other publicly offered limited partnership, real estate investment trust or other real estate program sponsored by our advisor or its affiliates, may participate in our distribution reinvestment plan and elect to purchase shares of our common stock with our distributions or distributions from such other programs. We are offering 5,952,000 shares for sale pursuant to our distribution reinvestment plan. We intend to offer shares at the higher of 95% of the estimated value of a share of our common stock, as estimated by our board of directors, or $9.50 per share. The per share price for our distribution reinvestment plan was determined based in part upon federal income tax considerations. The United States Internal Revenue Service has ruled that in connection with a reinvestment plan, a REIT may give a discount of up to 5% on reinvested shares, as a result of the savings to the REIT resulting from directly issuing the reinvestment plan shares, but that a discount in excess of 5% will be treated as a preferential, non-deductible dividend. We have the discretion to extend the offering period for the shares being offered pursuant to this prospectus under our distribution reinvestment plan beyond the termination of this offering until we have sold 5,952,000 shares through the reinvestment of distributions. We may also offer shares pursuant to a new registration statement.
     The following information replaces the section of our prospectus captioned “Summary of Distribution Reinvestment Plan — Federal Income Tax Considerations” on page 125 of the prospectus:

     Taxable participants will incur tax liability for partnership income allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested under our distributions reinvestment plan. See “Risk Factors — Federal Income Tax Risks.” In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. At least until our offering stage is complete, we expect that (i) we will sell shares under the distribution reinvestment plan at $9.50 per share, (ii) no secondary trading market for our shares will develop and (iii) our advisor will estimate the fair market value of a share to be $10.00. Therefore, at least until our offering stage is complete, participants in our distribution reinvestment plan will be treated as having received a distribution of $10.00 for each $9.50 reinvested by them under our distribution reinvestment plan. You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend. Tax information regarding each participant’s participation in the plan will be provided to each participant at least annually.
     The following information replaces the section of our prospectus captioned “Plan of Distribution — The Offering” on page 130 of the prospectus:
     We are offering a maximum of 55,342,000 shares of our common stock to the public through Cole Capital Corporation, our dealer manager, a registered broker-dealer affiliated with our advisor. Of this amount, we are offering 49,390,000 shares in our primary offering at a price of $10.00 per share, except as provided below. The shares are being offered on a “best efforts” basis, which means generally that the dealer manager will be required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We are also offering 5,952,000 shares for sale pursuant to our distribution reinvestment plan. The purchase price for shares sold under our distribution reinvestment plan will be equal to the higher of 95% of the estimated value of a share of common stock, as estimated by our board of directors and $9.50 per share. The reduced purchase price for shares purchased pursuant to our distribution reinvestment plan reflects that there will be no fees, commissions or expenses paid with respect to these shares. The offering of shares of our common stock will terminate on or before June 27, 2007, which is two years after the effective date of this offering, unless the offering is extended. At the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our distribution reinvestment plan until we have sold 5,952,000 shares through the reinvestment of distributions, in which case participants in the plan will be notified. This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate this offering at any time prior to the stated termination date.
     The following information replaces the table in the section of our prospectus captioned “Plan of Distribution — Compensation We Will Pay for the Sale of our Shares” beginning on page 130 of the prospectus:

		Total	Total
	Per Share	Minimum	Maximum
Primary Offering
Price to Public	$10.00	$2,500,000	$493,900,000
Selling Commissions	0.70	175,000	34,573,000
Dealer Manager fees	0.15	37,500	7,408,500

Proceeds to Cole REIT II	$9.15	$2,287,500	$451,918,500

Reinvestment Plan
Price to Public	$9.50	—	$56,544,000
Distribution Selling Commissions	—	—	—
Dealer Manager Fees	—	—	—

Proceeds to Cole REIT II	$9.50	—	$56,544,000

Acquisition and Investment Policies
     The following information replaces the section of the prospectus captioned “Investment Objectives and Policies — Acquisition and Investment Policies” beginning on page 70 of the prospectus:
  Types of Investments
     We invest primarily in income-generating retail properties, net leased to investment grade and other creditworthy tenants. Our investments may be direct investments in such properties or in other entities that own or invest in, directly or indirectly, interests in such properties. We seek to acquire a portfolio of real estate that is diversified by geographical location and by type and size of property. Currently, our portfolio consists primarily of freestanding, single-tenant properties net leased for use as retail establishments. A portion of our portfolio also includes multi-tenant retail properties and single-tenant properties leased to office and industrial tenants. Although we expect our portfolio will continue to consist primarily of freestanding, single-tenant properties, we expect to continue to invest in other property types, including office and industrial properties, leased to one or more tenants. In addition, we expect to further diversify our portfolio by investing in multi-tenant properties that compliment our overall investment objectives and mortgage loans (See “Making Loans and Investments in Mortgages”).
     Many of our properties will be leased to tenants in the chain or franchise retail industry, including but not limited to convenience stores, drug stores and restaurant properties. Other properties may be leased to large, national “big box” retailers, so-called “power centers,” which are comprised of big box retailers and smaller retail establishments, and other multi-tenant properties that compliment our overall investment objectives. Our advisor monitors industry trends and invests in properties on our behalf that serve to provide a favorable return balanced with risk. Our management primarily targets retail businesses with established track records. This industry is highly property dependent, therefore our advisor believes it offers highly competitive sale-leaseback investment opportunities.
     We believe that our general focus on the acquisition of freestanding, retail properties net leased to investment grade and other creditworthy tenants presents lower investment risks and greater stability than other sectors of today’s commercial real estate market. Unlike funds that invest solely in multi-tenant properties, we plan to acquire a diversified portfolio comprised primarily of single-tenant properties and a smaller number of multi-tenant properties that compliment our overall investment objectives. By primarily acquiring single-tenant properties, we believe that lower than expected results of operations from one or a few investments will not necessarily preclude our ability to realize our investment objectives of cash flow and preservation of capital from our overall portfolio. In addition, we believe that freestanding retail properties, as compared to shopping centers, malls and other traditional retail complexes, offer a distinct investment advantage since these properties generally require less management and operating capital, have less recurring tenant turnover and generally offer superior locations that are less dependent on the financial stability of adjoining tenants. In addition, since we intend to acquire properties that are geographically diverse, we expect to minimize the potential adverse impact of economic downturns in local markets. Our management believes that a portfolio consisting primarily of freestanding, single-tenant retail properties, net leased to creditworthy tenants diversified geographically and by brand and number of tenants will enhance our liquidity opportunities for investors by making the sale of individual properties, multiple properties or our investment portfolio as a whole attractive to institutional investors and by making a possible listing of our shares attractive to the public investment community.
     To the extent feasible, we will seek to achieve a well-balanced portfolio diversified by geographic location, age of the property and lease maturity. We will pursue properties whose tenants represent a variety of industries so as to avoid concentration in any one industry. We expect these industries to include all types of retail establishments, such as “big box” retailers, convenience stores, drug stores and restaurant properties. We expect that tenants of our properties will also be diversified between national, regional and local brands. We will generally target properties with lease terms in excess of ten years. We may acquire properties with shorter terms if the property is in an attractive location, if the property is difficult to replace, or if the property has other significant favorable attributes. We expect that these investments will provide long-term value by virtue of their size, location, quality and condition and lease characteristics. We currently expect all of our acquisitions will be in the United States, including U.S. protectorates.
     Many retail companies today are entering into sale-leaseback arrangements as a strategy for applying more capital that would otherwise be applied to their real estate holdings to their core operating businesses. We believe that our investment strategy will enable us to take advantage of the increased emphasis on retailers’ core business operations in today’s competitive corporate environment as retailers attempt to divest from real estate assets.
     There is no limitation on the number, size or type of properties that we may acquire or on the percentage of net proceeds of this offering that may be invested in a single property. The number and mix of properties will depend upon real estate market conditions and other circumstances existing at the time of acquisition of properties and the amount of proceeds raised in this offering. For a further description, see the section titled “— Other Possible Investments” below.
     We intend to incur debt to acquire properties where our board determines that incurring such debt is in our best interest. In addition, from time to time, we may acquire some properties without financing and later incur mortgage debt secured by one or more of such properties if favorable financing terms are available. We will use the proceeds from such loans to acquire additional properties. See “— Borrowing Policies” under this section for a more detailed explanation of our borrowing intentions and limitations.

  Investment Grade and Other Creditworthy Tenants
     In evaluating potential property acquisitions consistent with our investment objectives, we will apply credit underwriting criteria to the tenants of existing properties. Similarly, we will apply credit underwriting criteria to possible new tenants when we are re-leasing properties in our portfolio. Tenants of our properties frequently will be national or super-regional retail chains of creditworthy entities having high net worth and operating income. Generally, these tenants must be experienced multi-unit operators with a proven track record in order to meet the credit tests applied by our advisor.
     A tenant will be considered “investment grade” when the tenant has a debt rating by Moody’s of Baa3 or better or a credit rating by Standard & Poor’s of BBB- or better, or its payments are guaranteed by a company with such rating. As of October 30, 2006, approximately 46% of all scheduled lease payments were projected to be derived from tenants that maintain an investment grade credit rating, while approximately 32% and 22% of scheduled lease payments were projected to be derived from non-investment grade tenants and non-rated tenants, respectively. Changes in tenant credit ratings, coupled with future acquisition and disposition activity, may increase or decrease our concentration of investment grade tenants in the future.
     Moody’s ratings are opinions of future relative creditworthiness based on an evaluation of franchise value, financial statement analysis and management quality. The rating given to a debt obligation describes the level of risk associated with receiving full and timely payment of principal and interest on that specific debt obligation and how that risk compares with that of all other debt obligations. The rating, therefore, measures the ability of a company to generate cash in the future.
     A Moody’s debt rating of Baa3, which is the lowest investment grade rating given by Moody’s, is assigned to companies with adequate financial security. However, certain protective elements may be lacking or may be unreliable over any given period of time. A Moody’s debt rating of Aaa, which is the highest investment grade rating given by Moody’s, is assigned to companies with exceptional financial security. Thus, investment grade tenants will be judged by Moody’s to have at least adequate financial security, and will in some cases have exceptional financial security.
     Standard & Poor’s assigns a credit rating to both companies as a whole and to each issuance or class of a company’s debt. A Standard & Poor’s credit rating of BBB-, which is the lowest investment grade rating given by Standard & Poor’s, is assigned to companies that exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the company to meet its financial commitments. A Standard & Poor’s credit rating of AAA+, which is the highest investment grade rating given by Standard & Poor’s, is assigned to companies or issuances with extremely strong capacities to meet their financial commitments. Thus, investment grade tenants will be judged by Standard & Poor’s to have at least adequate protection parameters, and will in some cases have extremely strong financial positions.
     Other creditworthy tenants are tenants with financial profiles that our advisor believes meet our investment objectives. In evaluating the credit worthiness of a tenant or prospective tenant, our advisor does not use specific quantifiable standards, but does consider many factors, including the proposed terms of the acquisition. The factors our advisor considers include the financial condition of the tenant and/or guarantor, the operating history of the property with such tenant or tenants, the tenant’s or tenants’ market share and track record within its industry segment, the general health and outlook of the tenant’s or tenants’ industry segment, and the lease length and terms at the time of the acquisition.
  Description of Leases
     We typically purchase single-tenant properties with existing leases, and when spaces become vacant or existing leases expire we anticipate entering into “net” leases. “Net” leases means leases that typically require that tenants pay all or a majority of the operating expenses, including real estate taxes, special assessments and sales and use taxes, utilities, insurance and building repairs related to the property, in addition to the lease payments. There are various forms of net leases, typically classified as triple net or double net. Triple net leases typically require the tenant to pay all costs associated with a property in addition to the base rent and percentage rent, if any. Double net leases typically have the landlord responsible for the roof and structure, or other aspects of the property, while the tenant is responsible for all remaining expenses associated with the property. In the event that we acquire multi-tenant properties, we expect to have a variety of lease arrangements with the tenants of such properties. Since each lease is an individually negotiated contract between two or more parties, each contract will have different obligations of both the landlord and tenant. Many large national tenants have standard lease forms that generally do not vary from property to property, and we will have limited ability to revise the terms of leases to those tenants.
     We anticipate that a majority of our acquisitions will have lease terms of ten years or more at the time of the acquisition. We may acquire properties under which the lease term has partially run. We also may acquire properties with shorter lease terms if the property is in an attractive location, if the property is difficult to replace, or if the property has other significant favorable real estate attributes. Under most commercial leases, tenants are obligated to pay a predetermined annual base rent. Some of the leases also will contain provisions that increase the amount of base rent payable at points during the lease term and/or percentage rent that can be calculated by a number of factors. Under triple and double net leases, the tenants are generally required to pay the real estate taxes, insurance, utilities and common area maintenance charges associated with the properties. Generally, the leases require each tenant to procure, at its own expense, commercial general liability insurance, as well as property insurance covering the building for the full replacement value and naming the ownership entity and the lender, if applicable, as the additional insured on the policy. As a precautionary measure, our advisor may obtain, to the extent available, secondary liability insurance, as well as loss of rents insurance that covers one year of annual rent in the event of a rental loss. The secondary insurance coverage names the ownership entity as the named insured on the policy. The insurance coverage insures Cole Holdings Corporation and any entity formed under Cole Holdings Corporation.
     Some leases do require that the ownership entity procure the insurance for both commercial general liability and property damage insurance; however, the premiums are fully reimbursable from the tenant. In the event the ownership entity procures such insurance, the policy lists the ownership entity as the named insured on the policy and the tenant as the additional insured.
     Tenants are required to provide proof of insurance by furnishing a certificate of insurance to our advisor on an annual basis. The insurance certificates are carefully tracked and reviewed for compliance by our advisor’s property management department.
     In general, leases may not be assigned or subleased without our prior written consent. The original tenant generally will remain fully liable under the lease unless we release that tenant.
  Other Possible Investments
     Although we expect that most of our property acquisitions will be of the type described above, we may make other investments. For example, we are not limited to investments in single-tenant retail properties or properties leased to investment grade and other creditworthy tenants and complimentary multi-tenant properties. We may invest in other commercial properties such as business and industrial parks, manufacturing facilities, office buildings and warehouse and distribution facilities, or in other entities that make such investments or own such properties, in order to reduce overall portfolio risks or enhance overall portfolio returns if our advisor and board of directors determine that it would be advantageous to do so. Further, to the extent that our advisor and board of directors determine it is in our best interest, due to the state of the real estate market, in order to diversify our investment portfolio or otherwise, we will make or invest in mortgage loans secured by the same types of commercial properties that we intend to acquire.
     Our criteria for investing in mortgage loans will be substantially the same as those involved in our investment in properties. We do not intend to make loans to other persons (other than mortgage loans), to underwrite securities of other issuers or to engage in the purchase and sale of any types of investments other than interests in real estate.
  Investment Decisions
     Cole Advisors II has substantial discretion with respect to the selection of specific investments and the purchase and sale of our properties, subject to the approval of our board of directors. In pursuing our investment objectives and making investment decisions for us, Cole Advisors II evaluates the proposed terms of the purchase against all aspects of the transaction, including the condition and financial performance of the property, the terms of existing leases and the creditworthiness of the tenant, terms of the lease and property and location characteristics. Because the factors considered, including the specific weight we place on each factor, will vary for each potential investment, we do not, and are not able to, assign a specific weight or level of importance to any particular factor.
     In addition to procuring and reviewing an independent valuation estimate and property condition report, our advisor also will, to the extent such information is available, consider the following:
•	unit level store performance

•	property location, visibility and access

•	age of the property, physical condition and curb appeal

•	neighboring property uses

•	local market conditions including vacancy rates

•	area demographics, including trade area population and average household income

•	neighborhood growth patterns and economic conditions

•	presence of nearby properties that may positively impact store sales at the subject property

•	lease terms, including length of lease term, scope of landlord responsibilities, presence and frequency of contractual rental increases, renewal option provisions, exclusive and permitted use provisions, co-tenancy requirements and termination options.
     Our advisor will consider whether properties are leased by, or have leases guaranteed by, companies that maintain an investment grade rating by either Standard and Poor’s or Moody’s Investor Services. Our advisor also will consider non-rated and non-investment grade rated tenants that we consider creditworthy, as described in “— Investment Grade and Other Creditworthy Tenants” above.
     Our advisor will carefully review the terms of each existing lease by considering various factors, including:
•	rent escalations

•	remaining lease term

•	renewal option terms

•	tenant purchase options

•	termination options

•	scope of the landlord’s maintenance, repair and replacement requirements

•	projected net cash flow yield

•	projected internal rates of return.
  Conditions to Closing Our Acquisitions
     Generally, we will condition our obligation to close the purchase of any investment on the delivery and verification of certain documents from the seller or developer, including, where appropriate:
•	plans and specifications

•	surveys

•	evidence of marketable title, subject to such liens and encumbrances as are acceptable to Cole Advisors II

•	financial statements covering recent operations of properties having operating histories

•	title and liability insurance policies

•	tenant estoppel certificates.
     We generally will not purchase any property unless and until we also obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property. However, we may purchase a property without obtaining such assessment if our advisor determines it is not warranted. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to asses surface conditions or activities that may have an adverse environmental impact on the property, and contacting local governmental agency personnel who perform a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate identity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, ground water or building materials from the property and may not reveal all environmental hazards on a property.
     We may enter into purchase and sale arrangements with a seller or developer of a suitable property under development or construction. In such cases, we will be obligated to purchase the property at the completion of construction, provided that the construction conforms to definitive plans, specifications, and costs approved by us in advance. In such cases, prior to our acquiring the property, we generally would receive a certificate of an architect, engineer or other appropriate party, stating that the property complies with all plans and specifications. If renovation or remodeling is required prior to the purchase of a property, we expect to pay a negotiated maximum amount to the seller upon completion. We do not currently intend to construct or develop properties or to render any services in connection with such development or construction.
     In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased.”

     In purchasing, leasing and developing properties, we will be subject to risks generally incident to the ownership of real estate. See “Risk Factors — General Risks Related to Investments in Real Estate.”
  Ownership Structure
     Our investment in real estate generally takes the form of holding fee title or a long-term leasehold estate. We acquire such interests either directly through our operating partnership, or indirectly through limited liability companies, limited partnerships, or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with the developers of the properties, affiliates of Cole Advisors II or other persons. See “Our Operating Partnership Agreement” elsewhere in this prospectus and “— Joint Venture Investments” sections below. In addition, we may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction so that the lease will be characterized as a “true lease” and so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the Internal Revenue Service will not challenge this characterization. In the event that any sale-leaseback transaction is re-characterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. See “Federal Income Tax Considerations — Sale-Leaseback Transactions.”
  Joint Venture Investments
     We may enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements with third parties as well as affiliated entities, including other real estate programs sponsored by affiliates of our advisor for the acquisition, development or improvement of properties with affiliates of our advisor, including other real estate programs sponsored by affiliates of our advisor. We may also enter into such arrangements with real estate developers, owners and other unaffiliated third parties for the purpose of developing, owning and operating real properties. In determining whether to invest in a particular joint venture, Cole Advisors II will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described above in “— Investment Decisions” for the selection of our real estate property investments.
     Our general policy is to invest in joint ventures only when we will have a right of first refusal to purchase the co-venturer’s interest in the joint venture if the co-venturer elects to sell such interest. In the event that the co-venturer elects to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the property held by the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property.
     Cole Advisors II may have conflicts of interest in determining which Cole-sponsored program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, Cole Advisors II may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since Cole Advisors II and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the co-venturer receiving benefits greater than the benefits that we receive. In addition, we may have liabilities that exceed the percentage of our investment in the joint venture.
     We may enter into joint ventures with other Cole real estate programs only if a majority of our directors not otherwise interested in the transaction and a majority of our independent directors approve the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by other joint venturers.
  Borrowing Policies
     Our advisor believes that utilizing borrowing is consistent with our investment objective of maximizing the return to investors. By operating on a leveraged basis, we will have more funds available for investment in properties. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Our use of leverage increases the risk of default on the mortgage payments and a resulting foreclosure on a particular property, as described in the “Risk Factors — General Risks Related to Investments in Real Estate” section of this prospectus. The number of properties that we can acquire will be affected by the amounts of funds available to us. Accordingly, borrowing funds allows us to increase our diversification. There is no limitation on the amount we may borrow against any single improved property. However, under our charter, we are required to limit our borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets, unless excess borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with the justification for such excess borrowing. In the event that we issue preferred stock that is entitled to a preference over the common stock in respect of distributions or liquidation or is treated as debt under GAAP, we will include it in the leverage restriction calculations, unless the issuance of the preferred stock is approved or ratified by our stockholders. We expect that during the period of this offering we will request that our independent directors approve borrowings in excess of this limitation since we will then be in the process of raising our equity capital to acquire our portfolio. However, we anticipate that our overall leverage following our offering stage will be within our charter limit. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted. As of September 30, 2006, we had an aggregate debt leverage ratio of 52% of the aggregate original purchase price of our properties.
     Our advisor will use its best efforts to obtain financing on the most favorable terms available to us. All of our financing arrangements must be approved by a majority of our board members including a majority of our independent directors. Lenders may have recourse to assets not securing the repayment of the indebtedness. Our advisor may refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions from proceeds of the refinancing, if any, and an increase in property ownership is some refinancing proceeds are reinvested in real estate.
     Our ability to increase our diversification through borrowing may be adversely impacted if banks and other lending institutions reduce the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted.
     We may not borrow money from any of our directors or from our advisor or its affiliates unless such loan is approved by a majority of the directors not otherwise interested in the transaction (including a majority of the independent directors) as fair, competitive and commercially reasonable and no less favorable to us than a comparable loan between unaffiliated parties.
Investment Limitations
     The following information replaces the section of the prospectus captioned “Investment Objectives and Policies — Investment Limitations” beginning on page 81 of the prospectus:
     Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. These limitations cannot be changed unless our charter is amended, which requires approval of our stockholders. Unless our charter is amended, we will not:
•	borrow in excess of 60% of the greater of the aggregate cost (before deducting depreciation or other non-cash reserves) or fair market value of all assets owned by us, unless approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report along with the justification for such excess borrowing;

•	make investments in unimproved property or mortgage loans on unimproved property in excess of 10% of our total assets;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	make an investment in a property or mortgage loan if the related acquisition fees and acquisition expenses are unreasonable or exceed 6% of the purchase price of the property or, in the case of a mortgage loan, 6% of the funds advanced; provided that the investment may be made if a majority of our independent directors determines that the transaction is commercially competitive, fair and reasonable to us;

•	invest in equity securities unless a majority of our independent directors approves such investment as being fair, competitive and commercially reasonable;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue debt securities in the absence of adequate cash flow to cover debt service;

•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance; or

•	issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share redemption program or the ability of our operating partnership to issue redeemable partnership interests.
     In addition, our charter includes many other investment limitations in connection with transactions with affiliated entities or persons, which limitations are described above under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Shares” below.
Increase in the Number of Shares Authorized Under our Charter
     The following information replaces the risk factor under the risk captioned “Our charter permits our board of directors to issue stock with terms that may subordinate the rights of common stockholders or discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders” on page 24 of the prospectus:
     Our charter permits our board of directors to issue up to 350,000,000 shares of stock. In addition, our board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series of stock that we have authority to issue. Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have a priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See the “Description of Shares — Preferred Stock” section of this prospectus.
     The following information replaces the risk factor under the risk captioned “Your interest in Cole REIT II will be diluted if we issue additional shares” on page 27 of the prospectus:
     Existing stockholders and potential investors in this offering do not have preemptive rights to any shares issued by us in the future. Our charter currently has authorized 350,000,000 shares of stock, of which 340,000,000 shares are designated as common stock and 10,000,000 are designated as preferred stock. Subject to any limitations set forth under Maryland law, our board of directors may increase the number of authorized shares of stock, increase or decrease the number of shares of any class or series of stock designated, or reclassify any unissued shares without the necessity of obtaining stockholder approval. All of such shares may be issued in the discretion of our board of directors. Therefore, in the event that we (1) sell shares in this offering or sell additional shares in the future, including those issued pursuant to our distribution reinvestment plan, (2) sell securities that are convertible into shares of our common stock, (3) issue shares of our common stock in a private offering of securities to institutional investors, (4) issue shares of our common stock upon the exercise of the options granted to our independent directors, (5) issue shares to our advisor, its successors or assigns, in payment of an outstanding fee obligation as set forth under our advisory agreement, or (6) issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of Cole OP II, existing stockholders and investors purchasing shares in this offering will likely experience dilution of their equity investment in us. In addition, the partnership agreement for Cole OP II contains provisions that would allow, under certain circumstances, other entities, including other Cole-sponsored programs, to merge into or cause the exchange or conversion of their interest for interests of Cole OP II. Because the limited partnership interests of Cole OP II may, in the discretion of our board of directors, be exchanged for shares of our common stock, any merger, exchange or conversion between Cole OP II and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons described in this “Risk Factors” section, you should not expect to be able to own a significant percentage of our shares.
     The following replaces the information in the first sentence of the second paragraph under the caption “Description of Shares” on page 112 of the prospectus:
     Our charter authorizes us to issue up to 350,000,000 shares of stock, of which 340,000,000 shares are designated as common stock at $0.01 par value per share and 10,000,000 shares are designated as preferred stock at $0.01 par value per share. Our board of directors may amend our charter to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue without any action by our stockholders.

Management’s Discussion and Analysis of Financial Condition and Results of Operations
     The following discussion and analysis should be read in conjunction with our accompanying consolidated financial statements and notes thereto.
     The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our unaudited condensed consolidated financial statements, the condensed notes thereto, and the other unaudited financial data included in our Quarterly Report on Form 10-Q for the period ended September 30, 2006. The following discussion should also be read in conjunction with our audited consolidated financial statements , and the notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2005.
Forward-Looking Statements
     This section contains forward-looking statements, including discussion and analysis of the financial condition of us and our subsidiary, our anticipated capital expenditures, amounts of anticipated cash distributions to our stockholders in the future and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on their knowledge and understanding of our business and industry. Words such as “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.
     Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. Investors are cautioned not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of our Quarterly Report on Form 10-Q for the period ended September 30, 2006. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. Factors that could cause actual results to differ materially from any forward-looking statements made in this prospectus include changes in general economic conditions, changes in real estate conditions, construction costs that may exceed estimates, construction delays, increases in interest rates, lease-up risks, inability to obtain new tenants upon the expiration of existing leases, and the potential need to fund tenant improvements or other capital expenditures out of operating cash flows. The forward-looking statements should be read in light of the risk factors identified in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2005 and the “Risk Factors” section of this prospectus, relating to the Offering, each as filed with the Securities and Exchange Commission.
     Management’s discussion and analysis of financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires our management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On a regular basis, we evaluate these estimates. These estimates are based on management’s historical industry experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates.
Overview
     We commenced our principal operations on September 23, 2005, when we issued the initial 486,000 shares of common stock in the Offering. Prior to such date, we were considered a development stage company.
     We derive a substantial portion of our revenue from our rental income. As a result, our operating results and cash flows are primarily influenced by rental income from our commercial properties and interest expense on our property acquisition indebtedness. Rental income accounted for approximately 94% and 95% of total revenue during the three months and nine months ended September 30, 2006, respectively. As 100% of our properties are under lease, with an average remaining lease term of approximately 14.0 years, we believe our exposure to changes in commercial rental rates on our portfolio is substantially mitigated. As of September 30, 2006, the debt leverage ratio of our portfolio, which is the ratio of total real estate assets to mortgage notes payable, was approximately 52%, with approximately 3% of the debt, or $5.3 million, subject to variable interest rates. We intend to manage our interest rate risk by repaying approximately $4.6 million, of which approximately $1.4 million has been paid as of November 10, 2006, or 87%, of our short-term variable rate debt as it matures during the quarter ending December 31, 2006. We expect to fund the repayments with proceeds from our ongoing Offering. Additionally, as we continue to raise capital under our Offering and invest the proceeds in commercial real estate, we will be subject to changes in real estate prices and changes in interest rates on new indebtedness used to acquire the properties. We may manage our risk of changes in real estate prices on future property acquisitions by entering into purchase agreements and loan commitments simultaneously such that our operating yield is determinable, by contracting with developers for future delivery of properties, or by entering into sale-leaseback transactions. We expect to manage our interest rate risk by monitoring the interest rate environment in connection with our planned property acquisitions to determine the appropriate acquisition financing, which may include fixed rate loans, variable rate loans or interest rate hedges. If we are unable to acquire suitable properties or obtain suitable financing for future acquisitions, our results of operations may be adversely affected.
     Our management is not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally (such as lower capitalization rates and increasing interest rates, which lead to higher interest expense), that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operations of real properties and mortgage loans, other than those referred to in our annual report on Form 10-K for the year ended December 31, 2005.
     As of September 30, 2006, we owned 62 single-tenant, freestanding retail properties, two single-tenant freestanding commercial properties, and three multi-tenant retail properties, all of which were 100% leased. During the three months ended September 30, 2006, we acquired 23 single-tenant, freestanding retail properties. During the nine months ended September 30, 2006, we acquired 53 properties (see Notes 3 and 4 to the condensed consolidated financial statements accompanying this prospectus supplement. Our results of operations are not indicative of those expected in future periods as we expect that rental income, operating expenses, asset management fees, depreciation expense, interest expense, and net income will each increase in the future as we acquire additional properties and as our current properties are owned for an entire period.
Results of Operations
     During the three months and nine months ended September 30, 2005, we owned one single-tenant net-leased retail property which we acquired on September 26, 2005. Accordingly, the results of operations for the three months and nine months ended September 30, 2006 are not comparable to the prior year periods.
  Three Months Ended September 30, 2006
     Revenue for the three months ended September 30, 2006 totaled approximately $5.4 million. Rental income accounted for approximately 94% of our revenue. During the three months ended September 30, 2006, we owned an average of 52 properties.
     Property operating expenses for the three months ended September 30, 2006 were approximately $335,000, which included property taxes, maintenance costs, and utilities which are substantially reimbursed by the tenant.
     Property and asset management fees were approximately $262,000 and depreciation and amortization expenses were approximately $1.8 million for the three months ended September 30, 2006. Property management fees and asset management fees and depreciation and amortization expenses are directly related to the value of real estate owned by us or the rental income generated by such assets. During the three months ended September 30, 2006, the average aggregate book value of our real estate assets was approximately $276.3 million.
     General and administrative expenses for the three months ended September 30, 2006 totaled approximately $265,000, primarily relating to accounting and legal fees, independent directors fees, stock compensation expense, and other organization costs. During the three months ended September 30, 2006, we incurred amortization of deferred financing costs and interest expense of approximately $2.3 million.
     We had net income for the three months ended September 30, 2006 of approximately $549,000. Net income per share for the three months ended September 30, 2006 was $0.04. With the acquisition of new properties in future periods, we anticipate that revenue, general and administrative expenses, net income, and earnings per share will increase. However, we expect general and administrative expenses to decrease as a percentage of total revenue.
  Nine Months Ended September 30, 2006
     Revenue for the nine months ended September 30, 2006 totaled approximately $11.7 million. Rental income accounted for approximately 95% of our revenue. During the nine months ended September 30, 2006 we owned an average of 39 properties.
     Property operating expenses for the nine months ended September 30, 2006 were approximately $629,000, which included costs such as property taxes, maintenance costs, and utilities which are substantially reimbursed by the tenant.
     Property and asset management fees were approximately $563,000 and depreciation and amortization expenses were approximately $3.9 million for the nine months ended September 30, 2006. Property management fees and asset management fees and depreciation and amortization expenses are directly related to the value of real estate owned by us or the rental income generated by such assets. During the nine months ended September 30, 2006, the average aggregate book value of our real estate assets was $208.3 million.
     General and administrative expenses for the nine months ended September 30, 2006 totaled approximately $806,000, primarily relating to accounting and legal fees, independent directors fees, stock compensation expense, and other organization costs.
     During the nine months ended September 30, 2006, we incurred amortization of deferred financing costs and interest expense of approximately $5.8 million, which included approximately $162,000 of expenses incurred to refinance a variable rate loan.
     We had net income for the nine months ended September 30, 2006 of approximately $185,000. Net income per share for the nine months ended September 30, 2006 was $0.02. With the acquisition of new properties in future periods, we anticipate that revenue, general and administrative expenses, net income, and earnings per share will increase. However, we expect general and administrative expenses to decrease as a percentage of total revenue.
     As of September 30, 2006, we had outstanding debt of approximately $167.0 million related to real estate acquisitions, of which approximately $113.1 million was incurred and approximately $35.3 million was assumed in the nine months ended September 30, 2006. Our debt financing costs in future periods will vary based on our level of future borrowings, which will depend on the level of investor proceeds raised, the cost of borrowings, and the opportunity to acquire real estate assets meeting our investment objectives.
Funds From Operations
     We believe that funds from operations (“FFO”) is a beneficial indicator of the performance of a REIT. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. Our management believes that accounting for real estate assets in accordance with generally accepted accounting principles in the United States (“GAAP”) implicitly assumes that the value of real estate assets diminishes predictability over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, we believe that the use of FFO, together with the required GAAP presentations, provide a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trust’s (“NAREIT”) definition (as we do) or may interpret the current NAREIT definition differently than we do.
     FFO is a non-GAAP financial measure and does not represent net income as defined by GAAP. Net income as defined by GAAP is the most relevant measure in determining our operating performance because FFO includes adjustments that investors may deem subjective, such as adding back expenses such as depreciation and amortization. Accordingly, FFO should not be considered as an alternative to net income as an indicator of our operating performance.
     Our calculation of FFO is presented in the following table for the periods ended as indicated:

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2006	2005	2006	2005
Net Income (loss)	$548,942	$(29,543)	$184,507	$(29,543)
Add:
Depreciation of real estate assets	1,206,287	2,467	2,651,860	2,467
Amortization of lease related costs	576,695	1,037	1,239,242	1,037

FFO	$2,331,924	$(26,039)	$4,075,609	$(26,039)

     Set forth below is additional information (often considered in conjunction with FFO) that may be helpful in assessing our operating results:
•	In order to recognize revenues on a straight-line basis over the terms of the respective leases, we recognized additional revenue by straight-lining rental revenue of approximately $217,000 and $521,000 during the three months and nine months ended September 30, 2006, respectively.

•	During the three months and nine months ended September 30, 2006, amortization of deferred financing costs totaled approximately $161,000 and $343,000, respectively.
Liquidity and Capital Resources
  Overview
     We expect to continue to raise capital through our ongoing Offering of common stock and to utilize such funds and proceeds from secured or unsecured financings to complete future property acquisitions. As of September 30, 2006, we had raised approximately $189.3 million in the Offering.
     We expect to meet our short-term liquidity requirements through net cash provided by property operations and proceeds from the Offering. Operating cash flows are expected to increase as additional properties are added to our portfolio. The offering and organizational costs associated with the Offering are initially paid by our Advisor, who will be reimbursed for such costs up to 1.5% of the capital raised by us in the Offering. As of September 30, 2006, our Advisor has paid approximately $2.8 million of offering and organization costs and we have reimbursed the advisor for approximately $2.4 million of such costs.
     Subsequent to September 30, 2006, we completed the acquisition of three single-tenant retail buildings and one multi-tenant specialty retail building, in separate transactions for an aggregate purchase price of $27.0 million, exclusive of closing costs. The acquisitions were funded with proceeds from the Offering, approximately $6.4 million in aggregate proceeds from two new loans and the assumption of one loan aggregating approximately $7.4 million. In addition, subsequent to September 30, 2006, we used available cash and proceeds from the Offering to repay an aggregate of approximately $1.4 million of our variable rate short-term debt related to four loans.
     On September 25, 2006, our board of directors authorized a daily distribution of $0.0017808 per share for stockholders of record as of the close of business on each day during the period commencing on October 1, 2006 and ending on December 31, 2006. The payment date for each record date in October 2006 will be in November 2006, the payment date for each record date in November 2006 will be in December 2006, and the payment date for each record date in December 2006 will be in January 2006.
     On a long-term basis, our principal demands for funds will be for property acquisitions, either directly or through investment interests, for the payment of operating expenses and distributions and for the payment of principal and accrued interest on our outstanding indebtedness and other investments. Generally, cash needs for items other than property acquisitions will be met from operations and property acquisitions from funding by the offering of our shares of common stock and additional borrowings.
     As of September 30, 2006, we had approximately $167.2 million of debt outstanding consisting of approximately $162.0 million in fixed rate, term mortgage loans and approximately $5.3 million in variable rate term mortgage loans. The weighted average interest rate at September 30, 2006 under the fixed rate term mortgage loans was approximately 5.51% and the variable rate term mortgage interest rate is stated at LIBOR plus 2.0%. Additionally our debt leverage ratio was approximately 52% and the weighted average years to maturity was 6.34 years at September 30, 2006.
     Our contractual obligations as of September 30, 2006, were as follows:

	Less than			More than
	1 year	1-3 years	4-5 years	5 years	Total
Principal payments — fixed rate debt	$—	$9,749,838	$51,637,000	$100,572,000	$161,958,838
Interest payments — fixed rate debt	9,196,011	17,779,851	15,570,289	28,679,404	71,225,555
Principal payments — variable rate debt	5,284,000	—	—	—	5,284,000
Interest payments — variable rate debt (1)	69,521	—	—	—	69,521

Total	$14,549,532	$27,529,689	$67,207,289	$129,251,404	$238,537,914

(1)	A rate of 7.38% was used to calculate the variable debt payment obligations in future periods. This is the rate effective as of September 30, 2006.
Cash Flow Analysis
  Operating Activities
     Net cash provided by operating activities was approximately $4.1 million for the nine months ended September 30, 2006, primarily due to net income for the period of approximately $185,000 and depreciation and amortization of approximately $4.3 million. This was offset by an increase in rents and tenant receivables of approximately $1.1 million and a decrease in accounts payable and accrued expenses of approximately $1.0 million. See “Results of Operations” for a more complete discussion of the factors impacting our operating performance.
  Investing and Financing Activities
     Net cash used in investing activities was approximately $202.1 million for the nine months ended September 30, 2006, primarily due to approximately $197.7 million used on the acquisition of 53 properties and the associated acquisition costs and approximately $4.4 million in restricted cash, which is held in escrow pending issuance of shares to investors in the Offering.
     Net cash provided by financing activities was approximately $202.7 million for the nine months ended September 30, 2006, primarily due to net proceeds from the issuance of common stock under the Offering of approximately $143.5 million, net proceeds from the issuance of mortgage notes of approximately $110.7 million in connection with the acquisition of 53 properties offset by repayments of mortgage notes of approximately $52.4 million, and an approximately $4.4 million liability related to investor proceeds, which are held in escrow pending issuance of shares to the investors in the Offering.
     During the three and nine months ended September 30, 2006, the Company declared distributions of approximately $2.5 million and approximately $4.4 million, respectively, and paid distributions of approximately $2.1 million and approximately $3.7 million, respectively.
Election as a REIT
     We have made an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing with our taxable year ended December 31, 2005. If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax to the extent we distribute our REIT taxable income to our stockholders, and so long as we distribute at least 90% of our REIT taxable income. REITs are subject to a number of other organizational and operational requirements. Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income. The Company believes it is organized and operating in such a manner as to qualify to be taxed as a REIT for the taxable year ended December 31, 2006.
Inflation
     The real estate market has not been affected significantly by inflation in the past several years due to the relatively low inflation rate. However, in the event inflation does become a factor, the leases on the real estate we may acquire may not include provisions that would protect us from the impact of inflation.
Critical Accounting Policies and Estimates
     Our accounting policies have been established to conform to GAAP. The preparation of financial statements in conformity with GAAP requires us to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If our judgment or interpretation of the facts and circumstances relating to the various transactions had been different, it is possible that different accounting policies would have been applied, thus, resulting in a different presentation of the financial statements. Additionally, other companies may utilize different estimates that may impact comparability of our results of operations to those of companies in similar businesses. We consider our critical accounting policies to be the following:
•	Investment in Real Estate Assets;

•	Allocation of Purchase Price of Acquired Assets;

•	Valuation of Real Estate Assets;

•	Revenue Recognition, and

•	Income Taxes. See Note 9 to our condensed consolidated financial statements on FASB Interpretation No. 48.
     A complete description of such policies and our considerations is contained in our Annual Report on Form 10-K as of December 31, 2005. The information included in this prospectus should be read in conjunction with our audited consolidated financial statements as of December 31, 2005, and related notes thereto.
Commitments and Contingencies

     We are subject to certain contingencies and commitments with regard to certain transactions. Refer to Note 6 to our condensed consolidated financial statements for further explanations.
Related-Party Transactions and Agreements
     We have entered into agreements with our Advisor and its affiliates, whereby we pay certain fees or reimbursements to our Advisor or its affiliates for acquisition fees and expenses, organization and offering costs, sales commissions, dealer manager fees, asset and property management fees and reimbursement of operating costs. Additionally, we have entered into certain transactions with affiliates of the Advisor, including transactions in which we have purchased properties from such affiliates and in which we have borrowed money from such affiliates. See Note 7 to our condensed consolidated financial statements included in this prospectus supplement for a discussion of the various related-party transactions, agreements and fees.
Subsequent Events
     Certain events occurred subsequent to September 30, 2006 through the date of our Quarterly Report on Form 10-Q for the period ended September 30, 2006. Refer to Note 11 to our condensed consolidated financial statements for further explanation. Such events include:
•	Sale of shares of common stock;

•	Acquisition of a property in Glassport Borough, Pennsylvania;

•	Acquisition of a property in Topeka, Kansas;

•	Acquisition of a property in Hanover Borough, Pennsylvania;

•	Acquisition of a property in Peoria, Illinois;

•	Acquisition of a property in La Grange, Texas;

•	Mortgage notes payable incurred in connection with the acquisitions described above;

•	Repayments on certain mortgage notes payable; and

•	Execution of an extended rate lock agreement.
Recent Accounting Pronouncements
     Refer to Note 9 to our condensed consolidated financial statements for further explanation of applicable recent accounting pronouncements.

Real Property Investments
     The section captioned “Prospectus Summary — Description of Real Estate Investments” beginning on page 8 of the prospectus is supplemented with the following information:
     Cole Advisors II, our advisor, is continually evaluating various potential property investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties for us and other Cole-sponsored programs. At such time while this offering is pending, if we believe that a reasonable probability exists that we will acquire a specific property, this prospectus will be supplemented to disclose the negotiations and pending acquisition of such property. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific property, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. YOU SHOULD UNDERSTAND THAT THE DISCLOSURE OF ANY PROPOSED ACQUISITION CANNOT BE RELIED UPON AS AN ASSURANCE THAT WE WILL ULTIMATELY CONSUMMATE SUCH ACQUISITION OR THAT THE INFORMATION PROVIDED CONCERNING THE PROPOSED ACQUISITION WILL NOT CHANGE BETWEEN THE DATE OF THE SUPPLEMENT AND ANY ACTUAL PURCHASE.
     As of November 30, 2006, we owned 85 properties, comprising approximately 2.8 million rentable square feet of commercial space located in 26 states. Our properties as of November 30, 2006, are listed below.

		Rentable Square
Property Description	Tenant	Feet

Tractor Supply — Parkersburg, WV	Tractor Supply Company	22,000
Walgreens — Brainerd, MN	Walgreen Co.	15,000
Rite Aid — Alliance, OH	Rite Aid of Ohio, Inc.	11,000
La-Z-Boy — Glendale, AZ	EBCO, Inc.	23,000
Walgreens — Florissant, MO	Walgreen Co.	15,000
Walgreens (Telegraph) — St. Louis, MO	Walgreen Co.	15,000
Walgreens (Gravois) — St. Louis, MO	Walgreen Co.	15,000
Walgreens — Columbia, MO	Walgreen Co.	14,000
Walgreens — Olivette, MO	Walgreen Co.	15,000
CVS — Alpharetta, GA	Mayfield CVS, Inc.	10,000
Lowe’s — Enterprise, AL	Lowe’s Home Centers, Inc.	95,000
CVS — Richland Hills, TX	CVS EGL Grapevine N Richland Hills Texas, LP	11,000
FedEx Package Distribution Center — Rockford, IL	FedEx Ground Package System, Inc.	67,000
Plastech — Auburn Hills, MI	LDM Technologies, Inc.	112,000
Academy Sports — Macon, GA	Academy, LTD	75,000
David’s Bridal — Lenexa, KS	David’s Bridal, Inc.	12,000
Rite Aid — Enterprise, AL	Harco, Inc.	15,000
Rite Aid — Wauseon, OH	Rite Aid of Ohio, Inc.	15,000
Staples — Crossville, TN	Staples the Office Superstore East, Inc.	24,000
Rite Aid — Saco, ME	Rite Aid of Maine, Inc.	11,000
Wadsworth Boulevard Marketplace — Denver, CO	Various	198,000
Mountainside Fitness — Chandler, AZ	Mountainside Fitness Centers of Ocotillo, LLC	31,000
Drexel Heritage Distribution Center — Hickory, NC	Drexel Heritage Furniture Industries, Inc.	261,000
Rayford Square — Spring, TX	Various	80,000
CVS (Scioto Trail) — Portsmouth, OH	Revco Discount Drug Centers, Inc.	10,000
Wawa — Hockessin, DE	Wawa, Inc.	5,000
Wawa — Manahawkin, NJ	Wawa, Inc.	5,000
Wawa — Narberth, PA	Wawa, Inc.	5,000

		Rentable Square
Property Description	Tenant	Feet

CVS (Sublease) — Lakewood, OH	Various	13,000
Rite Aid — Cleveland, OH	Rite Aid of Ohio, Inc.	11,000
Rite Aid — Fremont, OH	Rite Aid of Ohio, Inc.	11,001
Walgreens — Knoxville, TN	Walgreen Co.	15,000
CVS — Madison, MS	CVS EGL Highland Madison MS, Inc.	14,000
Rite Aid — Defiance, OH	Rite Aid of Ohio, Inc.	15,000
Conns — San Antonio, TX	CAI, LP	25,000
Dollar General — Crossville, TN	Dolgencorp, Inc.	24,000
Dollar General — Ardmore, TN	Dolgencorp, Inc.	24,000
Dollar General — Livingston, TN	Dolgencorp, Inc.	24,000
Wehrenberg Theatre — Arnold, MO	Wehrenberg, Inc.	50,000
Sportsman’s Warehouse — Wichita, KS	Sportsman’s Warehouse, Inc.	50,000
CVS (Chillicothe) — Portsmouth, OH	Revco DS, Inc.	11,000
Advance Auto — Greenfield, IN	Advance Stores Company, Incorporated	7,000
Advance Auto — Trenton, OH	Advance Stores Company, Incorporated	7,000
Rite Aid — Lansing, MI	Rite Aid of Michigan, Inc.	12,000
Advance Auto — Columbia Heights, MN	Advance Stores Company, Incorporated	7,000
Advance Auto — Fergus Falls, MN	Advance Stores Company, Incorporated	7,000
CVS — Okeechobee, FL	CVS EGL Parrott Okechobee FL, LLC	13,000
Office Depot — Dayton, OH	Office Depot, Inc.	20,000
Advance Auto — Holland, MI	Advance Stores Company, Incorporated	7,000
Advance Auto — Holland Township, MI	Advance Stores Company, Incorporated	7,000
Advance Auto — Zeeland, MI	Advance Stores Company, Incorporated	7,000
CVS — Orlando, FL	CVS EGL Lake Pickett FL, LLC	14,000
Office Depot — Greenville, MS	Office Depot, Inc.	25,000
Office Depot — Warrensburg, MO	Office Depot, Inc.	20,000
CVS — Gulfport, MS	CVS EGL East Pass Gulfport MS, LLC	11,000
Advance Auto — Grand Forks, ND	Advance Stores Company, Incorporated	7,000
CVS — Clinton, NY	CVS BDI, Inc.	10,000
Oxford Theatre Co — Oxford, MS	Oxford Theatre Company, Inc.	35,000
Advance Auto — Duluth, MN	Advance Stores Company, Incorporated	7,000
Walgreens — Picayune, MS	Walgreen Co.	15,000
Kohl’s — Wichita, KS	Kohl’s Department Stores, Inc.	87,000
Lowe’s — Lubbock, TX	Lowe’s Home Centers, Inc.	130,000
Lowe’s — Midland, TX	Lowe’s Home Centers, Inc.	130,000
Advance Auto — Grand Bay, AL	Advance Stores Company, Incorporated	7,000
Advance Auto — Hurley, MS	Advance Stores Company, Incorporated	7,000
Advance Auto — Rainsville, AL	Advance Stores Company, Incorporated	7,000
Golds Gym — O’Fallon, IL	Gold’s St. Louis, LLC	41,000
Rite Aid — Glassport, PA	Rite Aid of Pennsylvania, Inc.	15,000
Rite Aid — Hanover, PA	Rite Aid of Pennsylvania, Inc.	15,000
David’s Bridal & Radio Shack — Topeka, KS	Federated Dept. Stores & Radio Shack Corp.	10,000
American T.V. — Peoria, IL	American TV & Appliance of Madison, Inc.	127,000
Tractor Supply — La Grange, TX	Tractor Supply Co. of Texas, LP	25,000
Staples — Peru, IL	Staples the Office Superstore East, Inc.	24,000
FedEx Package Distribution Center — Council Bluffs, IA	Fedex Freight East, Inc.	24,000
FedEx Package Distribution Center — Edwardsville, KS	Fedex Freight East, Inc.	156,000
CVS — Glenville, Scotia, NY	CVS Mack Drug of New York, LLC	13,000
Advance Auto — Ashland, KY	Advance Stores Company, Incorporated	7,000
Advance Auto — Jackson, OH	Advance Stores Company, Incorporated	7,000
Advance Auto — New Boston, OH	Advance Stores Company, Incorporated	7,000
Advance Auto — Scottsburg, IN	Advance Stores Company, Incorporated	7,000

		Rentable Square
Property Description	Tenant	Feet
Tractor Supply — Livingston, TX	Tractor Supply Co. of Texas, LP	25,000
Tractor Supply — New Braunfels, TX	Tractor Supply Co. of Texas, LP	25,000
Office Depot — Benton, AR	Office Depot, Inc.	21,000
Old Time Pottery — Fairview Heights, IL	Old Time Pottery, Inc.	98,000
Infiniti — Davie, FL	Warren Henry Automobiles, Inc.	21,000
          For additional information regarding our prior acquisitions, see the discussion below under the caption “Real Property Investments.”
          We expect to use substantially all of the net proceeds from this offering to acquire and operate a portfolio of commercial real estate consisting primarily of freestanding, single-tenant commercial properties net leased to investment grade tenants, which generally are companies that have a debt rating by Moody’s of Baa3 or better or a credit rating by Standard & Poor’s of BBB or better, or are guaranteed by a company with such rating, and other creditworthy tenants located throughout the United States. We also may invest in a smaller number of multi-tenant properties that compliment our overall investment objectives. In addition, we may invest in entities that make similar investments. If our advisor determines that, due to the state of the real estate market or in order to diversify our investment portfolio, it would be advantageous to us, we also may invest in mortgage loans secured by commercial properties similar to those in which we invest directly. We intend to hold each property for eight to ten years.
          Our advisor, Cole Advisors II, makes recommendations to our board of directors for our investments. All acquisitions of commercial properties are evaluated for tenant creditworthiness and the reliability and stability of their future income and capital appreciation potential. We consider the risk profile, credit quality and reputation of potential tenants and the impact of each particular acquisition as it relates to the portfolio as a whole. Our board of directors will exercise its fiduciary duties to our stockholders in determining to approve or reject each of these investment recommendations. See the section of this prospectus captioned “Investment Objectives and Policies — Real Property Investments” for a description of our properties as of the date of this prospectus. As we acquire properties, we will supplement this prospectus to describe material changes to our portfolio.
          The section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 82 of the prospectus is replaced with the following information:
          We engage in the acquisition and ownership of commercial real properties throughout the United States. We invest primarily in income-generating retail properties, net leased to investment grade and other creditworthy tenants. As of November 30, 2006, we owned 100% fee simple interest, through our operating partnership and its wholly-owned subsidiaries, in 85 properties, comprising approximately 2.8 million rentable square feet, located in 26 states.
          The following table shows lease expirations of our portfolio as of November 30, 2006, during each of the next ten years and thereafter, assuming no exercise of renewal options or termination rights:

		Rentable		Percentage of Total
Year of Lease	Total Number	Square Feet	2006 Annualized	2006 Annualized Gross
Expiration	of Leases	Expiring	Gross Base Rent	Base Rent
Vacant	—	—	$—	0%
2007 - 2015	11	702,147	3,717,956	12%
2016	8	295,164	2,948,241	9%
Thereafter	66	1,748,329	24,767,391	79%

	85	2,745,640	31,433,589	100%

          As of September 30, 2006, we had incurred or assumed the following mortgage notes payable in connection with our real estate acquisitions:

			Fixed		Variable Rate			Total Loan
		Fixed Rate	Interest		Loan Amount			at
Property	Location	Loan Amount	Rate	Maturity Date	(1)		Maturity Date	Acquisition
Plastech automotive supply	Auburn Hills, MI	$—	N/A	N/A	$17,700,000		December 14, 2006	$17,700,000
Lowe’s home improvement	Enterprise, AL	4,859,000	5.52%	December 11, 2010	1,121,000	(2)	March 1, 2006	5,980,000
Walgreens drugstore	Olivette, MO	5,379,146	5.15%	July 11, 2008	—		N/A	5,379,146
Walgreens (Gravois Rd) drugstore	Saint Louis, MO	3,999,000	5.48%	November 11, 2015	923,000	(2)	February 2, 2006	4,922,000
FedEx Ground distribution center	Rockford, IL	3,998,000	5.61%	December 11, 2010	922,000	(2)	March 10, 2006	4,920,000
La-Z-Boy furnishings store	Glendale, AZ	3,415,000	5.76%	November 11, 2010	1,138,000	(2)	January 25, 2006	4,553,000
Walgreens drugstore	Columbia, MO	4,487,895	5.15%	July 11, 2008	—		N/A	4,487,895
Related Party Note	N/A	—	N/A	N/A	4,453,000	(2)	June 30, 2006	4,453,000
Walgreens drugstore	Florissant, MO	3,372,000	5.48%	November 11, 2015	778,000	(2)	February 2, 2006	4,150,000
Walgreens (Telegraph Rd) drugstore	Saint Louis, MO	3,289,000	5.48%	November 11, 2015	759,000	(2)	February 2, 2006	4,048,000
Walgreens drugstore	Brainerd, MN	2,814,000	5.44%	October 11, 2015	649,000	(2)	January 4, 2006	3,463,000
CVS drugstore	Richland Hills, TX	2,379,000	5.52%	November 11, 2010	549,000	(2)	March 8, 2006	2,928,000
CVS drugstore	Alpharetta, GA	2,015,000	5.52%	December 11, 2010	465,000	(2)	March 1, 2006	2,480,000
Tractor Supply specialty retail	Parkersburg, WV	1,793,000	5.57%	October 11, 2015	—		N/A	1,793,000
Academy Sports sporting goods	Macon, GA	3,478,000	5.69%	January 11, 2016	802,000	(2)	April 6, 2006	4,280,000
David’s Bridal specialty retail	Lenexa, KS	1,799,000	5.86%	January 11, 2011	817,000	(2)	April 11, 2006	2,616,000
Rite Aid drugstore	Enterprise, AL	2,043,000	5.80%	February 11, 2016	928,000	(2)	April 26, 2006	2,971,000
Rite Aid drugstore	Wauseon, OH	2,142,000	5.80%	February 11, 2016	973,000	(2)	April 26, 2006	3,115,000
Staples office supply	Crossville, TN	1,885,000	5.71%	February 11, 2011	435,000	(2)	April 26, 2006	2,320,000
Rite Aid drugstore	Saco, ME	1,375,000	5.82%	February 11, 2011	625,000	(2)	April 27, 2006	2,000,000
Wadsworth Boulevard marketplace	Denver, CO	12,025,000	5.57%	March 1, 2011	2,275,000	(2)	December 31, 2006	14,300,000
Mountainside Fitness center	Chandler, AZ	—	N/A	N/A	4,690,400	(2)	December 31, 2006	4,690,400
Drexel Heritage furniture retail	Hickory, NC	2,763,000	5.80%	March 11, 2011	637,000	(2)	May 24, 2006	3,400,000
Rayford Square retail center	Spring, TX	5,940,000	5.64%	April 1, 2016	—		N/A	5,940,000
CVS drugstore	Portsmouth, OH	1,424,000	5.67%	March 11, 2011	329,000	(2)	June 8, 2006	1,753,000
Wawa convenience stores	Various	—	N/A	N/A	7,234,787	(3)	February 26, 2010	7,234,787
CVS drugstore	Lakewood, OH	1,348,000	5.77%	May 11, 2011	612,000	(2)	July 20, 2006	1,960,000
Rite Aid drugstore	Cleveland, OH	1,413,000	6.05%	May 11, 2011	642,000	(2)	July 27, 2006	2,055,000
Rite Aid drugstore	Fremont, OH	1,388,000	6.05%	May 11, 2011	632,000	(2)	July 27, 2006	2,020,000
Walgreens drugstore	Knoxville, TN	3,088,000	5.80%	May 11, 2011	712,000	(2)	August 8, 2006	3,800,000
CVS drugstore	Madison, MS	2,809,000	5.60%	February 11, 2016	—		N/A	2,809,000
Rite Aid drugstore	Defiance, OH	2,321,000	5.76%	January 11, 2016	—		N/A	2,321,000
Conns appliance retailer	San Antonio, TX	2,461,000	5.86%	May 11, 2011	1,119,000	(2)	July 25, 2006	3,580,000
Dollar General specialty retailer	Crossville, TN	1,950,000	5.75%	June 11, 2016	450,000	(2)	September 2, 2006	2,400,000
Dollar General specialty retailer	Ardmore, TN	1,804,000	5.79%	June 11, 2016	416,000		October 10, 2006	2,220,000
Dollar General specialty retailer	Livingston, TN	1,856,000	5.79%	July 11, 2016	429,000		October 12, 2006	2,285,000
Sportmans Warehouse specialty retailer	Wichita, KS	—	N/A	N/A	6,173,250	(4)(2)	December 27, 2006	6,173,250
Rite Aid drugstore	Lansing, MI	1,041,000	5.90%	July 1, 2016	—		N/A	1,041,000

			Fixed		Variable Rate		Total Loan
		Fixed Rate	Interest		Loan Amount		at
Property	Location	Loan Amount	Rate	Maturity Date	(1)	Maturity Date	Acquisition
Advance Auto specialty retailer	Columbia Heights, MN	1,038,000	5.83%	July 11, 2016	346,000	October 6, 2006	1,384,000
Advance Auto specialty retailer	Fergus Falls, MN	722,000	5.83%	July 11, 2016	241,000	October 6, 2006	963,000
CVS drugstore	Okeechobee, FL	4,076,000	5.60%	February 11, 2016	—	N/A	4,076,000
Office Depot office supply	Dayton, OH	2,130,000	5.73%	February 11, 2016	—	N/A	2,130,000
Advance Auto specialty retailer	Holland, MI	1,193,000	5.83%	April 11, 2016	—	N/A	1,193,000
Advance Auto specialty retailer	Holland Township, MI	1,231,000	5.83%	April 11, 2016	—	N/A	1,231,000
Advance Auto specialty retailer	Zeeland, MI	1,057,000	5.83%	April 11, 2016	—	N/A	1,057,000
CVS drugstore	Orlando, FL	3,016,000	5.68%	April 11, 2016	—	N/A	3,016,000
Office Depot office supply	Greenville, MS	2,192,000	5.76%	March 11, 2011	—	N/A	2,192,000
Office Depot office supply	Warrensburg, MO	1,810,000	5.85%	April 11, 2011	—	N/A	1,810,000
CVS drugstore	Gulfport, MS	2,611,000	5.28%	April 11, 2016	—	N/A	2,611,000
Advance Auto specialty retailer	Grand Forks, ND	840,000	5.87%	September 11, 2016	280,000	November 15, 2006	1,120,000
CVS drugstore	Clinton, NY	1,983,000	5.74%	September 11, 2016	457,000	December 24, 2006	2,440,000
Oxford movie theatre	Oxford, MS	5,175,000	6.11%	September 1, 2016	—	N/A	5,175,000
Advance Auto specialty retailer	Duluth, MN	860,000	5.87%	October 11, 2016	286,000	December 22, 2006	1,146,000
Walgreens drugstore	Picayune, MS	2,766,000	5.53%	October 11, 2016	638,000	January 15, 2007	3,404,000
Kohl’s department store	Wichita, KS	5,200,000	6.11%	September 1, 2016	—	N/A	5,200,000
Lowe’s home improvement	Lubbock, TX	7,150,000	6.11%	September 1, 2016	—	N/A	7,150,000
Lowe’s home improvement	Midland, TX	7,475,000	6.11%	September 1, 2016	—	N/A	7,475,000
Gold’s Gym	O’Fallon, IL	3,650,000	5.83%	October 11, 2016	2,190,000	December 27, 2006	5,840,000

Total indebtedness		$154,328,041			$64,826,437		$219,154,478

(1)	The variable rate mortgage notes bear interest at the one-month LIBOR rate plus 200 basis points with interest only paid monthly.

(2)	The respective variable rate loan amounts were repaid prior to September 30, 2006.

(3)	The respective variable rate loan was refinanced on June 9, 2006 to a $7,748,000 term mortgage loan with a fixed interest rate of 6.56% maturing on June 11, 2006.

(4)	The loan is a revolving credit facility secured by the respective property.

(5)	The respective variable rate loan was paid down to $1,000 as of September 30, 2006.
          The fixed rate debt mortgage notes require monthly interest-only payments with the principal balance due July 2008 through December 2016. The variable rate debt mortgage notes bear interest at the one-month LIBOR rate plus 200 basis points and require monthly interest-only payments. Each of the mortgage notes are secured by the respective property. The mortgage notes are generally non-recourse to us and Cole Op II, but both Cole Op II and we are liable for customary non-recourse carveouts.
          The weighted average interest rate relating to the fixed rate debt mortgage at September 30, 2006 was approximately 5.51%.
          The section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 82 of the prospectus is supplemented with the following information:
     Tractor Supply — Parkersburg, WV
          On September 26, 2005, Cole TS Parkersburg WV, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Cole OP II (“TS Parkersburg”), acquired a 100% fee simple interest in a 21,986 square foot single-tenant retail building (the “TS Parkersburg Property”), from C&F Development Associates, LLC, which is not affiliated with us or our subsidiaries or affiliates. The TS Parkersburg Property was constructed in 2005 on an approximately 2.97 acre site in Parkersburg, West Virginia. The area surrounding the property within a three mile radius is shared with a mix of “big box” retail, convenience retail and single family houses.
          The purchase price of the TS Parkersburg Property was approximately $3.3 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $2.6 million loan from Wachovia Bank National Association (“Wachovia”) secured by the TS Parkersburg Property (the “TS Parkersburg Loan”). In connection with the acquisition, we paid to an affiliate of our advisor an acquisition fee of $65,185 and to our advisor a finance coordination fee of $17,930.

          The TS Parkersburg Property is 100% leased to Tractor Supply Company (“Tractor Supply”) subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The initial annual rent is $228,147, or $10.38 per square foot, through July 31, 2010. Thereafter, the annual base rent will increase by 10% every five years through the initial lease term, which expires July 31, 2020. The tenant has four options to renew the lease, each for an additional five-year term, beginning on August 1, 2020. The rental rates during each renewal option period are fixed at approximately 10% increases over the rent in place during the previous period.
          Tractor Supply currently operates more than 550 retail stores in 34 states, employs more than 7,800 and is headquartered in Brentwood, Tennessee. Tractor Supply’s common stock is traded on The Nasdaq National Market under the symbol “TSCO.”
          Cole Realty Advisors, Inc. f/k/a Fund Realty Advisors, Inc. (“Cole Realty”), has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the TS Parkersburg Property and will receive a property management fee of 2.0% of the monthly gross revenue from the property. We currently have no plans for any renovations, improvements or development of the TS Parkersburg Property. We believe the TS Parkersburg Property is adequately insured.
          The TS Parkersburg Loan consists of an approximately $1.8 million fixed interest rate tranche (the “TS Parkersburg Fixed Rate Tranche”) and an $814,000 variable interest rate tranche (the “TS Parkersburg Variable Rate Tranche”). The Fixed Rate Tranche has a fixed interest rate of 5.57% per annum with monthly interest-only payments and the outstanding principal and interest due on October 11, 2015 (the “TS Parkersburg Maturity Date”). The TS Parkersburg Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments and the outstanding principal and interest due on December 26, 2005. The TS Parkersburg Loan is nonrecourse to TS Parkersburg and Cole OP II, but each is liable for customary non-recourse carveouts.
          The TS Parkersburg Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the TS Parkersburg Maturity Date, and (ii) partial prepayments resulting from Wachovia’s election to apply insurance or condemnation proceeds to reduce the outstanding principal balance of the TS Parkersburg Loan. Notwithstanding the prepayment limitations, TS Parkersburg may sell the TS Parkersburg Property to a buyer that assumes the TS Parkersburg Loan. The transfer shall be subject to Wachovia’s approval of the proposed buyer and the payment of Wachovia’s costs and expenses associated with the sale of the TS Parkersburg Property.
          In the event the TS Parkersburg Loan is not paid off on the TS Parkersburg Maturity Date, the TS Parkersburg Loan includes hyperamortization provisions. The TS Parkersburg Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Wachovia will apply 100% of the rents collected to (i) all payments due to Wachovia under the TS Parkersburg Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the TS Parkersburg Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the TS Parkersburg Loan. Any remaining amount will be applied to the reduction of the principal balance of the TS Parkersburg Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.57% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%).
     Walgreens — Brainerd, MN
          On October 6, 2005, Cole WG Brainerd MN, LLC, a Delaware limited liability company and a wholly-owned subsidiary Cole OP II (“WG Brainerd”), acquired a 100% fee simple interest in a 15,076 square foot single-tenant retail building (the “WG Brainerd Property”), from Brainerd Drugstore, LLC, which is not affiliated with the us, or our subsidiaries or affiliates. The WG Brainerd Property was constructed in 2000 on an approximately 2.07 acre site in Brainerd, Minnesota. The area surrounding the property within a three-mile radius is shared by multi-family housing and commercial development.
          The purchase price of the WG Brainerd Property was approximately $4.3 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $3.5 million loan from Wachovia secured by the WG Brainerd Property (the “WG Brainerd Loan”). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of $86,570 and our advisor a finance coordination fee of $28,140.
          The WG Brainerd Property is 100% leased to Walgreen Co. (“Walgreens”) subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The annual base rent of $303,000, or $20.10 per square foot, is fixed through the initial lease term, which expires July 31, 2020, and all renewal options. The tenant has eight options to renew the lease, each for an additional five-year term, beginning on August 1, 2020.
          Walgreens has over 4,900 stores in 45 states and Puerto Rico. Walgreens has a Standard & Poor’s credit rating of “A+” and its stock is publicly traded on the New York Stock Exchange under the ticker symbol “WAG.”

          Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the WG Brainerd Property and will receive a property management fee of 2.0% of the monthly gross revenue from the property. We currently have no plans for any renovations, improvements or development of the WG Brainerd Property. We believe the WG Brainerd Property is adequately insured.
          The WG Brainerd Loan consists of an approximately $2.8 million fixed interest rate tranche (the “WG Brainerd Fixed Rate Tranche”) and an approximately $649,000 variable interest rate tranche (the “WG Brainerd Variable Rate Tranche”). The WG Brainerd Fixed Rate Tranche has a fixed interest rate of 5.44% per annum with monthly interest-only payments and the outstanding principal and interest due on October 11, 2015 (the “WG Brainerd Maturity Date”). The WG Brainerd Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments and the outstanding principal and interest due on January 4, 2006. The WG Brainerd Loan is nonrecourse to the WG Brainerd and Cole OP II, but each is liable for customary non-recourse carveouts.
          The WG Brainerd Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the Maturity Date and (ii) partial prepayments resulting from Wachovia’s election to apply insurance or condemnation proceeds to reduce the outstanding principal balance of the WG Brainerd Loan. Notwithstanding the prepayment limitations, WG Brainerd may sell the WG Brainerd Property to a buyer that assumes the WG Brainerd Loan. The transfer shall be subject to Wachovia’s approval of the proposed buyer and the payment of Wachovia’s costs and expenses associated with the sale of the WG Brainerd Property.
          In the event the WG Brainerd Loan is not paid off on the WG Brainerd Maturity Date, the WG Brainerd Loan includes hyperamortization provisions. The WG Brainerd Maturity Date, under the hyperamortization period, will be extended by twenty (20) years. During such period, Wachovia will apply 100% of the rents collected to (i) all payments due to Wachovia under the WG Brainerd Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the WG Brainerd Property pursuant to an approved annual budget, (iii) any extraordinary expenses and, (iv) any accrued interest under the WG Brainerd Loan. Any remaining amount will be applied to the reduction of the principal balance of the WG Brainerd Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.44% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%).
     Rite Aid — Alliance, OH
          On October 20, 2005, Cole RA Alliance, LLC, a Delaware limited liability company and a wholly-owned subsidiary Cole OP II (“RA Alliance”), acquired a 100% fee simple interest in a 11,325 square foot single-tenant retail building (the “RA Alliance Property”), from Monogram Development XV, LTD., which is not affiliated with the us, or our subsidiaries or affiliates. The RA Alliance Property was constructed in 1996 on an approximately 1.79 acre site in Alliance, Ohio. The area surrounding the property within a three-mile radius is shares by retail, residential and commercial development.
          The purchase price of the RA Alliance Property was approximately $2.1 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering. In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of $42,000.
          The RA Alliance Property is 100% leased to Rite Aid of Ohio, Inc. (“RA Ohio”), a subsidiary of Rite Aid Corporation (“Rite Aid”), which guarantees the lease. The RA Alliance Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The annual base rent of $189,023, or $16.69 per square foot, is fixed through the initial lease term, which expires April 30, 2017. The tenant has six options to renew the lease, each for an additional five-year term, beginning on May 1, 2017, with rental escalations descending from a range of 6.0% at the first renewal to 4.6% at the final renewal option.
          Rite Aid has over 3,300 stores in 28 states and Washington, DC. Rite Aid has a Standard & Poor’s credit rating of “B+” and its stock is publicly traded on the New York Stock Exchange under the ticker symbol “RAD.” Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the RA Alliance Property and will receive a property management fee of 2.0% of the monthly gross revenue from the property. We currently have no plans for any renovations, improvements or development of the RA Alliance Property. We believe the RA Alliance Property is adequately insured.

     La-Z-Boy — Glendale, Arizona
          On October 25, 2005, Cole LZ Glendale AZ, LLC, a Delaware limited liability company (“LZ Glendale”) and a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 23,000 square foot single-tenant retail building (the “LZ Glendale Property”), from E&R Bell Road, LLC, which is not affiliated with us, our subsidiaries or affiliates. The LZ Glendale Property was constructed in 2001 on an approximately 3.18 acre site in Glendale, Arizona. The area surrounding the property within a three-mile radius is shared by single-family residential subdivisions with commercial development.
          The purchase price of the LZ Glendale Property was approximately $5.7 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $4.55 million loan from Wachovia secured by the LZ Glendale Property (the “LZ Glendale Loan”). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $114,000 and our advisor a finance coordination fee of approximately $34,000.
          The LZ Glendale Property is 100% leased to EBCO, Inc. (“EBCO”), subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The initial annual rent is $419,750, or $18.25 per square foot, with 2% yearly rental escalations through the remainder of the lease, which expires October 31, 2015. The tenant has three options to renew the lease, each for an additional five-year term, beginning on November 1, 2015. The first renewal option has a 2% rental escalation for the entire five-year term. The second and third renewal options both contain 10% rental escalations for each five-year term respectively.
          EBCO is a licensed La-Z-Boy franchise owner for Arizona and operates six La-Z-Boy furniture galleries, selling residential furniture manufactured by La-Z-Boy Incorporated.
          Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the LZ Glendale Property and will receive a property management fee of 2.0% of the monthly gross revenue from the LZ Glendale Property. We currently have no plans for any renovations, improvements or development of the LZ Glendale Property. We believe the LZ Glendale Property is adequately insured.
          The LZ Glendale Loan consists of an approximately $3.41 million fixed interest rate tranche (the “LZ Glendale Fixed Rate Tranche”) and a $1.14 million variable interest rate tranche (the “LZ Glendale Variable Rate Tranche”). The LZ Glendale Fixed Rate Tranche has a fixed interest rate of 5.76% per annum with monthly interest-only payments and the outstanding principal and interest due on November 11, 2010 (the “LZ Glendale Maturity Date”). The LZ Glendale Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments and the outstanding principal and interest due on January 25, 2006. The LZ Glendale Loan is nonrecourse to LZ Glendale and Cole OP II, but each is liable for customary non-recourse carveouts.
          The LZ Glendale Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the LZ Glendale Maturity Date and (ii) partial prepayments resulting from Wachovia’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the LZ Glendale Loan. Notwithstanding the prepayment limitations, LZ Glendale may sell the LZ Glendale Property to a buyer that assumes the LZ Glendale Loan. The transfer shall be subject to Wachovia’s approval of the proposed buyer and the payment of Wachovia’s costs and expenses associated with the sale of the LZ Glendale Property.
          In the event the LZ Glendale Loan is not paid off on the LZ Glendale Maturity Date, the LZ Glendale Loan includes hyperamortization provisions. The LZ Glendale Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Wachovia will apply 100% of the rents collected to (i) all payments due to Wachovia under the LZ Glendale Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the LZ Glendale Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the LZ Glendale Loan. Any remaining amount will be applied to the reduction of the principal balance of the LZ Glendale Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.76% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%).
     Walgreens Portfolio — Missouri
          On November 2, 2005, WG St. Louis MO Portfolio, LLC, a Delaware limited liability company (“WG SL Portfolio”) and a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in (i) an approximately 15,120 square foot single-tenant retail building on an approximately 2.11 acre site located in St. Louis, Missouri (the “Telegraph Property”), (ii) an approximately 15,120 square foot single-tenant retail building on an approximately 2.13 acre site located in St. Louis, Missouri (the “Gravois Property”) and (iii) an approximately 15,120 square foot single-tenant retail building on an approximately 1.82 acre site located in

Florissant, Missouri (the “Howdershell Property”) (collectively, the “WG SL Properties”), from Teachers’ Retirement System of the State of Kentucky (“TRSK”), which is not affiliated with us, our subsidiaries or affiliates. The WG SL Properties each were constructed in 2001. The area surrounding each of the WG SL Properties within a three-mile radius is shared by multi-family housing and commercial development.
          The purchase price of the WG SL Properties was approximately $16.40 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $13.1 million loan from Wachovia secured by the WG SL Properties (the “WG SL Loan”). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $246,000 and our advisor a finance coordination fee of approximately $107,000. TRSK paid an affiliate of our advisor an acquisition fee of approximately $82,000.
          The WG SL Properties are 100% leased to Walgreen Co. (“Walgreens”) subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The annual base rent for the Telegraph Property, the Gravois Property, and the Howdershell Property is $335,500, $408,000 and $344,000, respectively, or $22.19, $26.98 and $22.75 per square foot, respectively. The annual base rent for the Telegraph Property, the Gravois Property and the Howdershell Property is fixed through the initial lease term, which expires December 31, 2021, October 31, 2021 and February 28, 2021, respectively, and all renewal options. The tenants of the Telegraph Property, the Gravois Property, and the Howdershell Property each have eight options to renew the respective leases, with each option for an additional five-year term, beginning on January 1, 2022, November 1, 2021, and March 1, 2021, respectively.
          Walgreens operates over 4,900 stores in 45 states and Puerto Rico. Walgreens has a Standard & Poor’s credit rating of “A+” and the company’s stock is publicly traded on the New York Stock Exchange under the ticker symbol “WAG”.
          Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the WG SL Properties and will receive a property management fee of 2.0% of the monthly gross revenue from the WG SL Properties. We currently have no plans for any renovations, improvements or development of the WG SL Properties. We believe the WG SL Properties are adequately insured.
          The WG SL Loan consists of an approximately $10.66 million fixed interest rate tranche (the “WG SL Fixed Rate Tranche”) and an approximately $2.46 million variable interest rate tranche (the “WG SL Variable Rate Tranche”). The WG SL Fixed Rate Tranche has a fixed interest rate of 5.48% per annum with monthly interest-only payments and the outstanding principal and interest due on November 11, 2015 (the “WG SL Maturity Date”). The WG SL Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments and the outstanding principal and interest due on February 2, 2006. The WG SL Loan is nonrecourse to WG SL Portfolio and Cole OP II, but each is liable for customary non-recourse carveouts.
          The WG SL Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the WG SL Maturity Date and (ii) partial prepayments resulting from Wachovia’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the WG SL Loan. Notwithstanding the prepayment limitations, WG SL Portfolio may sell the WG SL Properties to a buyer that assumes the WG SL Loan. The transfer shall be subject to Wachovia’s approval of the proposed buyer and the payment of Wachovia’s costs and expenses associated with the sale of the WG SL Properties.
          In the event the WG SL Loan is not paid off on the WG SL Maturity Date, the WG SL Loan includes hyperamortization provisions. The WG SL Maturity Date, under the hyperamortization period, will be extended by twenty (20) years. During such period, Wachovia will apply 100% of the rents collected to (i) all payments due to Wachovia under the WG SL Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the WG SL Properties pursuant to an approved annual budget, (iii) any extraordinary expenses, and (iv) any accrued interest under the WG SL Loan. Any remaining amount will be applied to the reduction of the principal balance of the WG SL Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.48% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%).
     Walgreens — Olivette, Missouri
          On November 22, 2005, Cole WG Olivette MO, LLC, a Delaware limited liability company (“WG Olivette”) and a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 15,030 square foot single-tenant retail building on an approximately 2.40 acre site located in Olivette, Missouri (the “WG Olivette Property”), from ECM Olive, LLC (“ECM Olive”), which is not affiliated with us, our subsidiaries or affiliates. The WG Olivette Property was constructed in 2001. The area surrounding the WG Olivette Property within a three-mile radius is shared by multi-family housing and commercial development.

          The purchase price of the WG Olivette Property was approximately $7.8 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $5.4 million loan from Wachovia, which was assumed from ECM Olive and is secured by the WG Olivette Property (the “WG Olivette Loan”). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $156,000.
          The WG Olivette Property is 100% leased to Walgreens subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The annual base rent for the WG Olivette Property is $528,000 or $35.13 per square foot, which is fixed through the initial lease term, which expires October 31, 2026, and all renewal options. The tenant has ten options to renew the lease, with each option for an additional five-year term, beginning on November 1, 2026.
          Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the WG Olivette Property and will receive a property management fee of 2.0% of the monthly gross revenue from the WG Olivette Property. We currently have no plans for any renovations, improvements or development of the WG Olivette Property. We believe the WG Olivette Property is adequately insured.
          The WG Olivette Loan has a fixed interest rate of 5.15% per annum with monthly principal and interest payments and the outstanding principal and interest due on July 11, 2008 (the “WG Olivette Maturity Date”). The WG Olivette Loan is nonrecourse to WG Olivette and Cole OP II, but each is liable for customary non-recourse carveouts.
          The WG Olivette Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made at anytime after February 2007 and (ii) partial prepayments resulting from Wachovia’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the WG Olivette Loan. Notwithstanding the prepayment limitations, WG Olivette may sell the WG Olivette Property to a buyer that assumes the WG Olivette Loan. The transfer shall be subject to Wachovia’s approval of the proposed buyer and the payment of Wachovia’s costs and expenses associated with the sale of the WG Olivette Property.
          In the event the WG Olivette Loan is not paid off on the WG Olivette Maturity Date, the WG Olivette Loan includes hyperamortization provisions. The WG Olivette Maturity Date, under the hyperamortization period, will be extended by twenty (20) years. During such period, Wachovia will apply 100% of the rents collected to (i) all payments due to Wachovia under the WG Olivette Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the WG Olivette Property pursuant to an approved annual budget, (iii) any extraordinary expenses, and (iv) any accrued interest under the WG Olivette Loan. Any remaining amount will be applied to the reduction of the principal balance of the WG Olivette Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.15% plus two and one-half percent (2.5%) or (y) the Treasury Constant Maturity Yield Index plus two and one-half percent (2.5%).
     Walgreens — Columbia, Missouri
          On November 22, 2005, Cole WG Columbia MO, LLC, a Delaware limited liability company (“WG Columbia”) and a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 13,970 square foot single-tenant retail building on an approximately 1.03 acre site located in Columbia, Missouri (the “WG Columbia Property”), from ECM Broadway, LLC (“ECM Broadway”), which is not affiliated with us, our subsidiaries or affiliates. The WG Columbia Property was constructed in 2002. The area surrounding the WG Columbia Property within a three-mile radius is shared by multi-family housing and commercial development.
          The purchase price of the WG Columbia Property was approximately $6.3 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $4.5 million loan from Wachovia, which was assumed from ECM Broadway and is secured by the WG Columbia Property (the “WG Columbia Loan”). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $125,000.
          The WG Columbia Property is 100% leased to Walgreens subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The annual base rent for the WG Columbia Property is $427,300 or $30.58 per square foot. The annual base rent for the WG Columbia Property is fixed through the initial lease term, which expires June 30, 2022, and all renewal options. The tenant has eight options to renew the lease, with each option for an additional five-year term, beginning on July 1, 2022.
          Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the WG Columbia Property and will receive a property management fee of 2.0% of the monthly gross revenue from the WG Columbia

Property. We currently have no plans for any renovations, improvements or development of the WG Columbia Property. We believe the WG Columbia Property is adequately insured.
          The WG Columbia Loan has a fixed interest rate of 5.15% per annum with monthly principal and interest payments and the outstanding principal and interest due on July 11, 2008 (the “WG Columbia Maturity Date”). The WG Columbia Loan is nonrecourse to WG Columbia and Cole OP II, but each is liable for customary non-recourse carveouts.
          The WG Columbia Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made at anytime after February 2007 and (ii) partial prepayments resulting from Wachovia’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the WG Columbia Loan. Notwithstanding the prepayment limitations, WG Columbia may sell the WG Columbia Property to a buyer that assumes the WG Columbia Loan. The transfer shall be subject to Wachovia’s approval of the proposed buyer and the payment of Wachovia’s costs and expenses associated with the sale of the WG Columbia Property.
          In the event the WG Columbia Loan is not paid off on the WG Columbia Maturity Date, the WG Columbia Loan includes hyperamortization provisions. The WG Columbia Maturity Date, under the hyperamortization period, will be extended by twenty (20) years. During such period, Wachovia will apply 100% of the rents collected to (i) all payments due to Wachovia under the WG Columbia Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the WG Columbia Property pursuant to an approved annual budget, (iii) any extraordinary expenses, and (iv) any accrued interest under the WG Columbia Loan. Any remaining amount will be applied to the reduction of the principal balance of the WG Columbia Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.15% plus two and one-half percent (2.5%) or (y) the Treasury Constant Maturity Yield Index plus two and one-half percent (2.5%).
     Lowe’s — Enterprise, Alabama
          On December 1, 2005, Cole LO Enterprise AL, LLC, a Delaware limited liability company (“LO Enterprise”) and a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 95,170 square foot single-tenant retail building on an approximately 16.70 acre site located in Enterprise, Alabama (the “LO Enterprise Property”), from Daniel Elstein, who is not affiliated with us, our subsidiaries or affiliates. The LO Enterprise Property was constructed in 1995. The area surrounding the LO Enterprise Property within a three-mile radius is shared by multi-family housing and commercial development.
          The purchase price of the LO Enterprise Property was approximately $7.5 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $6.0 million loan from Wachovia secured by the LO Enterprise Property (the “LO Enterprise Loan”). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $135,000 and our advisor a finance coordination fee of approximately $49,000.
          The LO Enterprise Property is 100% leased to Lowe’s Home Centers, Inc., which is a wholly-owned subsidiary of Lowe’s Companies’, Inc. (“Lowe’s”), which guarantees the lease. The LO Enterprise Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The annual base rent for the LO Enterprise Property of $500,000, or $5.25 per square foot, is fixed through the initial lease term, which expires April 30, 2015. The tenant has six options to renew the lease, each for an additional five-year term beginning on May 1, 2015, with rental escalations descending from a range of 10% at the first renewal option to 3% at the fifth renewal option, and no escalation at the final renewal option.
          Lowe’s operates over 1,150 stores in 49 states. Lowe’s has a Standard & Poor’s credit rating of “A+” and the company’s stock is publicly traded on the New York Stock Exchange under the ticker symbol “LOW”.
          Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the LO Enterprise Property and will receive a property management fee of 2.0% of the monthly gross revenue from the LO Enterprise Property. We currently have no plans for any renovations, improvements or development of the LO Enterprise Property. We believe the LO Enterprise Property is adequately insured.
          The LO Enterprise Loan consists of an approximately $4.9 million fixed interest rate tranche (the “LO Enterprise Fixed Rate Tranche”) and a $1.1 million variable interest rate tranche (the “LO Enterprise Variable Rate Tranche”). The LO Enterprise Fixed Rate Tranche has a fixed interest rate of 5.52% per annum with monthly interest-only payments and the outstanding principal and interest due on December 11, 2010 (the “LO Enterprise Maturity Date”). The LO Enterprise Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments and the outstanding principal and interest due on March 1, 2006. The LO Enterprise Loan is nonrecourse to LO Enterprise and Cole OP II, but each is liable for customary non-recourse carveouts.

          The LO Enterprise Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the LO Enterprise Maturity Date and (ii) partial prepayments resulting from Wachovia’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the LO Enterprise Loan. Notwithstanding the prepayment limitations, LO Enterprise may sell the LO Enterprise Property to a buyer that assumes the LO Enterprise Loan. The transfer shall be subject to Wachovia’s approval of the proposed buyer and the payment of Wachovia’s costs and expenses associated with the sale of the LO Enterprise Property.
          In the event the LO Enterprise Loan is not paid off on the LO Enterprise Maturity Date, the LO Enterprise Loan includes hyperamortization provisions. The LO Enterprise Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Wachovia will apply 100% of the rents collected to (i) all payments due to Wachovia under the LO Enterprise Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the LO Enterprise Property pursuant to an approved annual budget, (iii) any extraordinary expenses, and (iv) any accrued interest under the LO Enterprise Loan. Any remaining amount will be applied to the reduction of the principal balance of the LO Enterprise Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.52% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%).
     CVS — Alpharetta, Georgia
          On December 1, 2005, Cole CV Alpharetta GA, LLC, a Delaware limited liability company (“CV Alpharetta”) and a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 10,125 square foot single-tenant retail building on an approximately 1.19 acre site located in Alpharetta, Georgia (the “CV Alpharetta Property”), from Thompson-Alpharetta, LLC, which is not affiliated with us, our subsidiaries or affiliates. The CV Alpharetta Property was constructed in 1998. The area surrounding the CV Alpharetta Property within a three-mile radius is shared by multi-family housing and commercial development.
          The purchase price of the CV Alpharetta Property was approximately $3.1 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $2.5 million loan from Wachovia secured by the CV Alpharetta Property (the “CV Alpharetta Loan”). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $62,000 and our advisor a finance coordination fee of approximately $20,000.
          The CVS Alpharetta Property is 100% leased to Mayfield CVS, Inc., which is a wholly-owned subsidiary of CVS Corporation (“CVS”), which guarantees the lease. The CVS Alpharetta Property is subject to a net lease, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The lease has an annual base rent of $206,600, or $20.40 per square foot, for the first year, with 6% rental escalations every five years over the remaining lease term, which expires January 31, 2019, and all renewal options. The tenant has three options to renew the lease, each for an additional five-year term beginning on February 1, 2019.
          CVS operates over 5,000 stores in 36 states. CVS has a Standard & Poor’s credit rating of “A-” and the company’s stock is publicly traded on the New York Stock Exchange under the ticker symbol “CVS”.
          Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the CV Alpharetta Property and will receive a property management fee of 2.0% of the monthly gross revenue from the CV Alpharetta Property. We currently have no plans for any renovations, improvements or development of the CV Alpharetta Property. We believe the CV Alpharetta Property is adequately insured.
          The CV Alpharetta Loan consists of an approximately $2.0 million fixed interest rate tranche (the “CV Alpharetta Fixed Rate Tranche”) and a $465,000 variable interest rate tranche (the “CV Alpharetta Variable Rate Tranche”). The CV Alpharetta Fixed Rate Tranche has a fixed interest rate of 5.52% per annum with monthly interest-only payments and the outstanding principal and interest due on December 11, 2010 (the “CV Alpharetta Maturity Date”). The CV Alpharetta Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments and the outstanding principal and interest due on March 1, 2006. The CV Alpharetta Loan is nonrecourse to CV Alpharetta and Cole OP II, but each is liable for customary non-recourse carveouts.
          The CV Alpharetta Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the CV Alpharetta Maturity Date and (ii) partial prepayments resulting from Wachovia’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the CV Alpharetta Loan. Notwithstanding the prepayment limitations, CV Alpharetta may sell the CV Alpharetta Property to a buyer that assumes the CV Alpharetta Loan. The transfer shall be subject to Wachovia’s approval of the proposed buyer and the payment of Wachovia’s costs and expenses associated with the sale of the CV Alpharetta Property.

          In the event the CV Alpharetta Loan is not paid off on the CV Alpharetta Maturity Date, the CV Alpharetta Loan includes hyperamortization provisions. The CV Alpharetta Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Wachovia will apply 100% of the rents collected to (i) all payments due to Wachovia under the CV Alpharetta Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the CV Alpharetta Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the CV Alpharetta Loan. Any remaining amount will be applied to the reduction of the principal balance of the CV Alpharetta Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.52% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%).
     CVS — Richland Hills, Texas
          On December 8, 2005, Cole CV Richland Hills TX, LP, a Delaware limited partnership (“CV Richland Hills”) and a wholly-owned subsidiary of Cole OP II, our operating partnership, acquired a 100% fee simple interest in an approximately 10,908 square foot single-tenant retail building (the “CV RH Property”), from Tradewind Associates, LP, which is not affiliated with us, our subsidiaries or affiliates. The CV RH Property was constructed in 1997 on an approximately 1.41 acre site in Richland Hills, Texas. The area surrounding the property within a three-mile radius is shared by single-family residential subdivisions with commercial development.
          The purchase price of the CV RH Property was approximately $3.7 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $2.9 million loan from Wachovia secured by the CV RH Property (the “CV RH Loan”). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $73,000 and paid our advisor a finance coordination fee of approximately $24,000.
          The CV RH Property is 100% leased to CVS EGL Grapevine N Richland Hills Texas, LP, which is a wholly-owned subsidiary of CVS Corporation (“CVS”), which guarantees the lease. The CV RH Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The annual base rent of $265,249, or $24.32 per square foot, is fixed through the first five years of the lease term, with rental escalations of 2% every five years over the remaining term of the lease, which expires August 28, 2017, and all renewal options. The tenant has four options to renew the lease, each for an additional five-year term beginning on August 29, 2017.
          CVS operates over 5,000 stores in 36 states. CVS has a Standard & Poor’s credit rating of “A-” and the company’s stock is publicly traded on the New York Stock Exchange under the ticker symbol “CVS.”
          Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the CV RH Property and will receive a property management fee of 2.0% of the monthly gross revenue from the CV RH Property. We currently have no plans for any renovations, improvements or development of the CV RH Property. We believe the CV RH Property is adequately insured. In evaluating the CV RH Property as a potential acquisition and determining the appropriate amount of consideration to be paid for our interest in the CV RH Property, a variety of factors were considered, including our consideration of a property condition report; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators.
          The CV RH Loan consists of an approximately $2.38 million fixed interest rate tranche (the “CV RH Fixed Rate Tranche”) and a $0.55 million variable interest rate tranche (the “CV Richland Hills Variable Rate Tranche”). The CV RH Fixed Rate Tranche has a fixed interest rate of 5.52% per annum with monthly interest-only payments and the outstanding principal and interest due on December 11, 2010 (the “CV RH Maturity Date”). The CV RH Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments and the outstanding principal and interest due on March 8, 2006. The CV RH Loan is nonrecourse to CV Richland Hills and Cole OP II, but each is liable for customary non-recourse carveouts.
          The CV RH Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the CV RH Maturity Date and (ii) partial prepayments resulting from Wachovia’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the CV Richland Hills Loan. Notwithstanding the prepayment limitations, CV RH may sell the CV RH Property to a buyer that assumes the CV RH Loan. The transfer shall be subject to Wachovia’s approval of the proposed buyer and the payment of Wachovia’s costs and expenses associated with the sale of the CV RH Property.

          In the event the CV RH Loan is not paid off on the CV RH Maturity Date, the CV RH Loan includes hyperamortization provisions. The CV RH Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Wachovia will apply 100% of the rents collected to (i) all payments due to Wachovia under the CV RH Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the CV RH Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the CV RH Loan. Any remaining amount will be applied to the reduction of the principal balance of the CV RH Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.52% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%).
     FedEx Package Distribution Center — Rockford, Illinois
          On December 9, 2005, Cole FE Rockford IL, LLC, a Delaware limited liability company (“FE Rockford”) and a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 67,295 square foot single-tenant distribution facility (the “FE Rockford Property”), from The Westmorland Company, Inc., which is not affiliated with us, our subsidiaries or affiliates. The FE Rockford Property was constructed in 1994 on an approximately 8.55 acre site in Rockford, Illinois. The area surrounding the FE Rockford Property within a three-mile radius is shared by a trade, processing, and shipping hub of an extensive agricultural region as well as several manufacturing facilities.
          The purchase price of the FE Rockford Property was approximately $6.2 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $4.9 million loan from Wachovia secured by the FE Rockford Property (the “FE Rockford Loan”). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $109,000 and our advisor a finance coordination fee of approximately $40,000.
          The FE Rockford Property is 100% leased to Fed Ex Ground Package System, Inc. (“FDX Ground”), which is a wholly-owned subsidiary of Fed Ex Corporation (“FDX”). The FE Rockford Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The annual base rent of $445,632, or $6.62 per square foot, is fixed through the term of the initial lease, which expires September 30, 2015. The tenant has two options to renew the lease, each for an additional five-year term beginning on October 1, 2015, with rental escalations of 10% and 5% at the beginning of the first and second lease options, respectively.
          FDX Ground specializes in small-package shipping, with 100-percent coverage to every business address in the United States, Canada and Puerto Rico. FDX has a Standard & Poor’s credit rating of “BBB” and the company’s stock is publicly traded on the New York Stock Exchange under the ticker symbol “FDX”.
          Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the FE Rockford Property and will receive a property management fee of 2.0% of the monthly gross revenue from the FE Rockford Property. We currently have no plans for any renovations, improvements or development of the FE Rockford Property. We believe the FE Rockford Property is adequately insured. In evaluating the FE Rockford Property as a potential acquisition and determining the appropriate amount of consideration to be paid for our interest in the FE Rockford Property, a variety of factors were considered, including our consideration of a property condition report; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators.
          The FE Rockford Loan consists of an approximately $4.0 million fixed interest rate tranche (the “FE Rockford Fixed Rate Tranche”) and a $0.9 million variable interest rate tranche (the “FE Rockford Variable Rate Tranche”). The FE Rockford Fixed Rate Tranche has a fixed interest rate of 5.61% per annum with monthly interest-only payments and the outstanding principal and interest due on December 11, 2010 (the “FE Rockford Maturity Date”). The FE Rockford Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments and the outstanding principal and interest due on March 10, 2006. The FE Rockford Loan is nonrecourse to FE Rockford and Cole OP II, but each is liable for customary non-recourse carveouts.
          The FE Rockford Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the FE Rockford Maturity Date and (ii) partial prepayments resulting from Wachovia’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the FE Rockford Loan. Notwithstanding the prepayment limitations, FE Rockford may sell the FE Rockford Property to a buyer that assumes the FE Rockford Loan. The transfer shall be subject to Wachovia’s approval of the proposed buyer and the payment of Wachovia’s costs and expenses associated with the sale of the FE Rockford Property.

          In the event the FE Rockford Loan is not paid off on the FE Rockford Maturity Date, the FE Rockford Loan includes hyperamortization provisions. The FE Rockford Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Wachovia will apply 100% of the rents collected to (i) all payments due to Wachovia under the FE Rockford Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the FE Rockford Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the FE Rockford Loan. Any remaining amount will be applied to the reduction of the principal balance of the FE Rockford Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.61% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%).
     Plastech — Auburn Hills, Michigan
          On December 15, 2005, Cole PT Auburn Hills MI, LLC, a Delaware limited liability company (“PT Auburn Hills”) and a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 111,881 square foot single-tenant research and development facility (the “PT Auburn Hills Property”), from Metro Acquisitions Two, LLC (“Metro”), which is not affiliated with us, our subsidiaries or affiliates. The PT Auburn Hills Property was constructed in 1995 on an approximately 14.61 acre site in Auburn Hills, Michigan. The area surrounding the PT Auburn Hills Property within a three-mile radius is shared by single-family residential subdivisions with industrial and commercial development.
          The purchase price of the PT Auburn Hills Property was approximately $23.6 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $17.7 million loan from Wachovia Financial Services, Inc. (the “Wachovia Financial Services”) secured by the PT Auburn Hills Property (the “PT Auburn Hills Loan”), an approximately $2.5 million loan from Series C, LLC (the “COP II Loan I”), and an approximately $2.0 million loan from Series C, LLC (the “COP II Loan II”). Both the COP II Loan I and the COP II Loan II were obtained by executing a promissory note with Series C, LLC. In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $472,000.
          The PT Auburn Hills Property is 100% leased to LDM Technologies, Inc. (“LDM”), which is a wholly-owned subsidiary of Plastech Engineered Products, Inc. (“Plastech”), which guarantees the lease. The PT Auburn Hills Property is subject to a net lease which commenced on December 15, 2005. Pursuant to the lease, the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The annual base rent of $1,790,100, or $16.00 per square foot, is fixed through the first 13 months of the initial lease term, with a 2.5% rental escalation beginning 14 months after the start of the initial lease term, and every 12 months thereafter for the remaining term of the lease, which expires January 31, 2021. LDM has two options to renew the lease, each for an additional five-year term beginning on February 1, 2021, with rental escalations of 2.5% beginning 14 months after the first and second renewal options, and every 12 months thereafter for the remaining term of each renewal option.
          Plastech operates over 34 production facilities in the United States and Canada and manufactures blow-molded and injection-molded plastic parts, primarily for the auto industry. Plastech has a Standard & Poor’s credit rating of “B+”.
          Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the PT Auburn Hills Property and will receive a property management fee of 2.0% of the monthly gross revenue from the PT Auburn Hills Property. We currently have no plans for any renovations, improvements or development of the PT Auburn Hills Property. We believe the PT Auburn Hills Property is adequately insured. In evaluating the PT Auburn Hills Property as a potential acquisition and determining the appropriate amount of consideration to be paid for our interest in the PT Auburn Hills Property, a variety of factors were considered, including our consideration of a property condition report; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators.
          The PT Auburn Hills Loan has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments (the “PT Auburn Hills Interest Rate”) and approximately $4.7 million of the outstanding principal due on April 14, 2006, with the remaining approximately $13.0 million outstanding principal and interest due and payable in full on December 14, 2006 (the “PT Auburn Hills Maturity Date”). The PT Auburn Hills Loan generally is non-recourse to PT Auburn Hills and COP II, but both entities are liable for customary non-recourse carveouts. The PT Auburn Hills Loan may be prepaid at any time without penalty or premium. In the event the PT Auburn Hills Loan is not paid off on the PT Auburn Hills Maturity Date, the PT Auburn Hills Loan includes default provisions. The default interest rate shall be the PT Auburn Hills Interest Rate plus 4% on all outstanding principal due.
          The COP II Loan I is secured by the membership interest held by COP II in Cole WG St. Louis MO, LLC. The COP II Loan I has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments, and the outstanding principal and due and payable interest payable in full on June 30, 2006. The COP II Loan I generally is non recourse to

COP II. The COP II Loan I may be prepaid at any time without penalty or premium. The terms of the COP II Loan I are no less favorable to the Company than loans between unaffiliated third parties under the same circumstances.
          The COP II Loan II is secured by the membership interest held by COP II in Cole RA Alliance OH, LLC. The COP II Loan II has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments, and the outstanding principal and due and payable interest payable in full on June 30, 2006. The COP II Loan II generally is non recourse to COP II. The COP II Loan II may be prepaid at any time without penalty or premium. The terms of the COP II Loan II are no less favorable to the Company than loans between unaffiliated third parties under the same circumstances.
     Academy Sports — Macon, Georgia
          On January 6, 2006, Cole AS Macon GA, LLC, a Delaware limited liability company (“AS Macon”) and a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 74,532 square foot single-tenant retail building and surrounding property (the “AS Macon Property”) from Academy, LTD, (Academy) which is not affiliated with us, our subsidiaries or affiliates. The AS Macon Property was constructed in 2005 on an approximately 7.3 acre site in Macon, Georgia. The area surrounding the AS Macon Property is shared by single-family residential developments, commercial developments and vacant land.
          The purchase price of the AS Macon Property was approximately $5.6 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $4.3 million loan from Wachovia secured by the AS Macon Property (the “AS Macon Loan”). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $112,000 and our advisor a finance coordination fee of approximately $36,000.
          The AS Macon Property is 100% leased to Academy subject to a net lease pursuant to which, the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
          The initial annual base rent is $408,804, or $5.48 per square foot, with a 3% rental escalation beginning five years after the start of the initial lease term, and every five years thereafter for the remaining term of the lease, which expires January 31, 2026. The tenant has four options to renew the lease, each for an additional five-year term, beginning on February 1, 2026.
          Academy is a sporting goods retailer, operating over 80 stores across the southeastern United States. In determining the creditworthiness of Academy we considered a variety of factors, including historical financial information and financial performance, regional market position, and the forecasted financial performance of Academy.
          Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the AS Macon Property and will receive a property management fee of 2.0% of the monthly gross revenue from the AS Macon Property. We currently have no plans for any renovations, improvements or development of the AS Macon Property. We believe the AS Macon Property is adequately insured.
          The AS Macon Loan consists of an approximately $3.5 million fixed interest rate tranche (the “AS Macon Fixed Rate Tranche”) and a $802,000 variable interest rate tranche (the “AS Macon Variable Rate Tranche”). The AS Macon Fixed Rate Tranche has a fixed interest rate of 5.69% per annum with monthly interest-only payments and the outstanding principal and any accrued and unpaid interest due on January 11, 2016 (the “AS Macon Maturity Date”). The AS Macon Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments and the outstanding principal and any accrued and unpaid interest due on April 6, 2006. The AS Macon Loan is non-recourse to AS Macon and Cole OP II, but each is liable for customary non-recourse carveouts.
          The AS Macon Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the AS Macon Maturity Date and (ii) partial prepayments resulting from Wachovia’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the AS Macon Loan. Notwithstanding the prepayment limitations, AS Macon may sell the AS Macon Property to a buyer that assumes the AS Macon Loan. The transfer shall be subject to Wachovia’s approval of the proposed buyer and the payment of Wachovia’s costs and expenses associated with the sale of the AS Macon Property.
          In the event the AS Macon Loan is not paid off on the AS Macon Maturity Date, the AS Macon Loan includes hyperamortization provisions. The AS Macon Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Wachovia will apply 100% of the rents collected to (i) all payments due to Wachovia under the AS Macon Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the AS Macon Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the AS Macon Loan. Any remaining amount will be applied to the reduction of the principal balance of the AS Macon Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.69% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%).
     David’s Bridal — Lenexa, Kansas
          On January 11, 2006, Cole DB Lenexa KS, LLC, a Delaware limited liability company (“DB Lenexa”) and a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 12,083 square foot single-tenant retail building and surrounding property (the “DB Lenexa Property”) from DB-KS, LLC, which is not affiliated with us, our subsidiaries or affiliates. The DB Lenexa Property was constructed in 2005 on an approximately 1.6 acre site in Lenexa, Kansas. The area surrounding the DB Lenexa Property is shared by single-family residential and commercial developments.
          The purchase price of the DB Lenexa Property was approximately $3.3 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $2.6 million loan from Wachovia secured by the DB Lenexa Property (the “DB Lenexa Loan”). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $65,000 and our advisor a finance coordination fee of approximately $18,000.
          The DB Lenexa Property is 100% leased to David’s Bridal, Inc. (“David’s Bridal”), subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The initial annual base rent of $235,200, or $19.47 per square foot, is fixed through the first five years of the lease term, with a 10% rental escalation for the last five years of the initial lease term, which expires December 31, 2015. David’s Bridal has two options to renew the lease, beginning on January 1, 2016 each for an additional five-year term with a 10% rental escalation at the beginning of each additional five-year term.
          David’s Bridal is a bridal retailer, operating over 250 stores across the United States. In determining the creditworthiness of David’s Bridal we considered a variety of factors, including historical financial information and financial performance, regional market position, and the forecasted financial performance of David’s Bridal.
          Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the DB Lenexa Property and will receive a property management fee of 2.0% of the monthly gross revenue from the DB Lenexa Property. We currently have no plans for any renovations, improvements or development of the DB Lenexa Property. We believe the DB Lenexa Property is adequately insured.
          The DB Lenexa Loan consists of an approximately $1.8 million fixed interest rate tranche (the “DB Lenexa Fixed Rate Tranche”) and an approximately $800,000 variable interest rate tranche (the “DB Lenexa Variable Rate Tranche”). The DB Lenexa Fixed Rate Tranche has a fixed interest rate of 5.86% per annum with monthly interest-only payments and the outstanding principal and any accrued and unpaid interest due on January 11, 2011 (the “DB Lenexa Maturity Date”). The DB Lenexa Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments and the outstanding principal and any accrued and unpaid interest due on April 11, 2006. The DB Lenexa Loan is non-recourse to DB Lenexa and Cole OP II, but each is liable for customary non-recourse carveouts.
          The DB Lenexa Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the DB Lenexa Maturity Date and (ii) partial prepayments resulting from Wachovia’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the DB Lenexa Loan. Notwithstanding the prepayment limitations, DB Lenexa may sell the DB Lenexa Property to a buyer that assumes the DB Lenexa Loan. The transfer shall be subject to Wachovia’s approval of the proposed buyer and the payment of Wachovia’s costs and expenses associated with the sale of the DB Lenexa Property.
          In the event the DB Lenexa Loan is not paid off on the DB Lenexa Maturity Date, the DB Lenexa Loan includes hyperamortization provisions. The DB Lenexa Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Wachovia will apply 100% of the rents collected to (i) all payments due to Wachovia under the DB Lenexa Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the DB Lenexa Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the DB Lenexa Loan. Any remaining amount will be applied to the reduction of the principal balance of the DB Lenexa Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.86% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%).

     Rite-Aid— Enterprise, Alabama
          On January 26, 2006, Cole RA Enterprise AL, LLC, a Delaware limited liability company (“RA Enterprise”) and a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 14,564 square foot single-tenant retail building and surrounding property (the “RA Enterprise Property”) from NOM Enterprise, LLC, which is not affiliated with us, our subsidiaries or affiliates. The RA Enterprise Property was constructed in 2005 on an approximately 2.15 acre site in Enterprise, Alabama. The area surrounding the RA Enterprise Property is shared by retail, residential and commercial developments.
          The purchase price of the RA Enterprise Property was approximately $3.7 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $2.9 million loan from Wachovia secured by the RA Enterprise Property (the “RA Enterprise Loan”). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $74,000 and our advisor a finance coordination fee of approximately $20,000.
          The RA Enterprise Property is 100% leased to Harco, Inc. a wholly-owned subsidiary of Rite Aid Corporation (“Rite Aid”), which guarantees the lease. The RA Enterprise Property is subject to a net lease. Pursuant to the lease, the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The initial annual base rent of $289,629, or $19.89 per square foot, is fixed through the initial lease term, which expires January 31, 2026. The tenant has six options to renew the lease, beginning on February 1, 2026 each for an additional five-year term with rental escalations descending in a range of 5% at the first renewal option to 4% at the final renewal option.
          Rite Aid operates over 3,300 drug stores in 28 states and Washington, DC. Rite Aid has a Standard and Poor’s credit rating of “B+” and its stock is publicly traded on the New York Stock Exchange under the symbol “RAD”.
          Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the RA Enterprise Property and will receive a property management fee of 2.0% of the monthly gross revenue from the RA Enterprise Property. We currently have no plans for any renovations, improvements or development of the RA Enterprise Property. We believe the RA Enterprise Property is adequately insured.
          The RA Enterprise Loan consists of an approximately $2.0 million fixed interest rate tranche (the “RA Enterprise Fixed Rate Tranche”) and an approximately $928,000 variable interest rate tranche (the “RA Enterprise Variable Rate Tranche”). The RA Enterprise Fixed Rate Tranche has a fixed interest rate of 5.80% per annum with monthly interest-only payments and the outstanding principal and any accrued and unpaid interest due on February 11, 2016 (the “RA Enterprise Maturity Date”). The RA Enterprise Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments and the outstanding principal and any accrued and unpaid interest due on April 24, 2006. The RA Enterprise Loan is non-recourse to RA Enterprise and Cole OP II, but each is liable for customary non-recourse carveouts.
          The RA Enterprise Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the RA Enterprise Maturity Date and (ii) partial prepayments resulting from Wachovia’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the RA Enterprise Loan. Notwithstanding the prepayment limitations, RA Enterprise may sell the RA Enterprise Property to a buyer that assumes the RA Enterprise Loan. The transfer shall be subject to Wachovia’s approval of the proposed buyer and the payment of Wachovia’s costs and expenses associated with the sale of the RA Enterprise Property.
     In the event the RA Enterprise Loan is not paid off on the RA Enterprise Maturity Date, the RA Enterprise Loan includes hyperamortization provisions. The RA Enterprise Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Wachovia will apply 100% of the rents collected to (i) all payments due to Wachovia under the RA Enterprise Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the RA Enterprise Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the RA Enterprise Loan. Any remaining amount will be applied to the reduction of the principal balance of the RA Enterprise Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.80% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%).
     Rite-Aid— Saco, Maine
          On January 27, 2006, Cole RA Saco ME, LLC, a Delaware limited liability company (“RA Saco”) and a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 11,180 square foot single-tenant retail building and surrounding property (the “RA Saco Property”) from Princeton-Saco, LLC, which is not affiliated with us, our subsidiaries or affiliates. The RA Saco Property was constructed in 1997 on an approximately 2.24 acre site in Saco, Maine. The area surrounding the RA Saco Property is shared by retail and residential developments.

          The purchase price of the RA Saco Property was approximately $2.5 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and a $2.0 million loan from Wachovia secured by the RA Saco Property (the “RA Saco Loan”). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $50,000 and our advisor a finance coordination fee of approximately $14,000.
          The RA Saco Property is 100% leased to Rite Aid of Maine, Inc., a wholly-owned subsidiary of Rite Aid, which guarantees the lease. The RA Saco Property is subject to a net lease. Pursuant to the lease, the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The initial annual base rent of $210,743, or $18.85 per square foot, is fixed through the initial lease term, which expires February 28, 2017, and the first renewal option. The tenant has four options to renew the lease, beginning on March 1, 2017 each for an additional five-year term with rental escalations descending in a range of 5.8% at the second renewal option to 4.8% at the final renewal option.
          Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the RA Saco Property and will receive a property management fee of 2.0% of the monthly gross revenue from the RA Saco Property. We currently have no plans for any renovations, improvements or development of the RA Saco Property. We believe the RA Saco Property is adequately insured.
          The RA Saco Loan consists of an approximately $1.4 million fixed interest rate tranche (the “RA Saco Fixed Rate Tranche”) and an approximately $625,000 variable interest rate tranche (the “RA Saco Variable Rate Tranche”). The RA Saco Fixed Rate Tranche has a fixed interest rate of 5.82% per annum with monthly interest-only payments and the outstanding principal and any accrued and unpaid interest due on February 11, 2011 (the “RA Saco Maturity Date”). The RA Saco Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments and the outstanding principal and any accrued and unpaid interest due on April 27, 2006. The RA Saco Loan is non-recourse to RA Saco and Cole OP II, but each is liable for customary non-recourse carveouts.
          The RA Saco Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the RA Saco Maturity Date and (ii) partial prepayments resulting from Wachovia’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the RA Saco Loan. Notwithstanding the prepayment limitations, RA Saco may sell the RA Saco Property to a buyer that assumes the RA Saco Loan. The transfer shall be subject to Wachovia’s approval of the proposed buyer and the payment of Wachovia’s costs and expenses associated with the sale of the RA Saco Property.
          In the event the RA Saco Loan is not paid off on the RA Saco Maturity Date, the RA Saco Loan includes hyperamortization provisions. The RA Saco Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Wachovia will apply 100% of the rents collected to (i) all payments due to Wachovia under the RA Saco Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the RA Saco Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the RA Saco Loan. Any remaining amount will be applied to the reduction of the principal balance of the RA Saco Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.82% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%).
     Rite-Aid— Wauseon, Ohio
          On January 26, 2006, Cole RA Wauseon OH, LLC, a Delaware limited liability company (“RA Wauseon”) and a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 14,564 square foot single-tenant retail building and surrounding property (the “RA Wauseon Property”) from NOM Wauseon, LLC, which is not affiliated with us, our subsidiaries or affiliates. The RA Wauseon Property was constructed in 2005 on an approximately 2.09 acre site in Wauseon, Ohio. The area surrounding the RA Wauseon Property is shared by retail, residential and commercial development.
          The purchase price of the RA Wauseon Property was approximately $3.9 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $3.1 million loan from Wachovia secured by the RA Wauseon Property (the “RA Wauseon Loan”). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $58,000 and our advisor a finance coordination fee of approximately $21,000.
          The RA Wauseon Property is 100% leased to RA Ohio, a wholly-owned subsidiary of Rite Aid, which guarantees the lease. The RA Wauseon Property is subject to a net lease. Pursuant to the lease, the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The initial annual base rent of $311,720, or $21.40 per square foot, is fixed through the initial lease term, which expires January 31, 2026. The tenant has six options to renew the lease, beginning on February 1,

2026 each for an additional five-year term with rental escalations descending in a range of 4.7% at the first renewal option to 3.7% at the final renewal option.
          Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the RA Wauseon Property and will receive a property management fee of 2.0% of the monthly gross revenue from the RA Wauseon Property. We currently have no plans for any renovations, improvements or development of the RA Wauseon Property. We believe the RA Wauseon Property is adequately insured.
          The RA Wauseon Loan consists of an approximately $2.1 million fixed interest rate tranche (the “RA Wauseon Fixed Rate Tranche”) and an approximately $973,000 variable interest rate tranche (the “RA Wauseon Variable Rate Tranche”). The RA Wauseon Fixed Rate Tranche has a fixed interest rate of 5.80% per annum with monthly interest-only payments and the outstanding principal and any accrued and unpaid interest due on February 11, 2016 (the “RA Wauseon Maturity Date”). The RA Wauseon Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments and the outstanding principal and any accrued and unpaid interest due on April 25, 2006. The RA Wauseon Loan is non-recourse to RA Wauseon and Cole OP II, but each is liable for customary non-recourse carveouts.
          The RA Wauseon Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the RA Wauseon Maturity Date and (ii) partial prepayments resulting from Wachovia’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the RA Wauseon Loan. Notwithstanding the prepayment limitations, RA Wauseon may sell the RA Wauseon Property to a buyer that assumes the RA Wauseon Loan. The transfer shall be subject to Wachovia’s approval of the proposed buyer and the payment of Wachovia’s costs and expenses associated with the sale of the RA Wauseon Property.
     In the event the RA Wauseon Loan is not paid off on the RA Wauseon Maturity Date, the RA Wauseon Loan includes hyperamortization provisions. The RA Wauseon Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Wachovia will apply 100% of the rents collected to (i) all payments due to Wachovia under the RA Wauseon Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the RA Wauseon Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the RA Wauseon Loan. Any remaining amount will be applied to the reduction of the principal balance of the RA Wauseon Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.80% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%).
     Staples — Crossville, Tennessee
          On January 26, 2006, Cole ST Crossville TN, LLC, a Delaware limited liability company (“ST Crossville”) and a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 23,942 square foot single-tenant retail building and surrounding property (the “ST Crossville Property”) from William F. Graham PTRS., which is not affiliated with us, our subsidiaries or affiliates. The ST Crossville Property was constructed in 2001 on an approximately 2.31 acre site in Crossville, Tennessee. The area surrounding the ST Crossville Property is shared by retail, residential and commercial developments.
          The purchase price of the ST Crossville Property was approximately $2.9 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $2.3 million loan from Wachovia secured by the ST Crossville Property (the “ST Crossville Loan”). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $58,000 and our advisor a finance coordination fee of approximately $19,000.
          The ST Crossville Property is 100% leased to Staples the Office Superstore East, Inc., (“Staples East”) a wholly-owned subsidiary of Staples, Inc., (“Staples”) subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The initial annual base rent of $221,463, or $9.25 per square foot, is fixed through the initial lease term, which expires June 30, 2016. The tenant has three options to renew the lease, beginning on July 1, 2016 each for an additional five-year term with rental escalations descending in a range of 10.8% at the first renewal option to 8.8% at the final renewal option.
          Staples East operates retail office superstores. In determining the creditworthiness of Staples East we considered a variety of factors, including historical financial information and financial performance, regional market position, and the financial position of its parent, Staples. Staples operates over 1,700 office superstores in 21 countries throughout North and South America, Europe and Asia. Staples has a Standard and Poor’s credit rating of “BBB” and its stock is publicly traded on the Nasdaq Stock Market under the symbol “SPLS”.

          Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the ST Crossville Property and will receive a property management fee of 2.0% of the monthly gross revenue from the ST Crossville Property. We currently have no plans for any renovations, improvements or development of the ST Crossville Property. We believe the ST Crossville Property is adequately insured.
          The ST Crossville Loan consists of an approximately $1.9 million fixed interest rate tranche (the “ST Crossville Fixed Rate Tranche”) and an approximately $435,000 variable interest rate tranche (the “ST Crossville Variable Rate Tranche”). The ST Crossville Fixed Rate Tranche has a fixed interest rate of 5.71% per annum with monthly interest-only payments and the outstanding principal and any accrued and unpaid interest due on January 11, 2011 (the “ST Crossville Maturity Date”). The ST Crossville Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments and the outstanding principal and any accrued and unpaid interest due on April 11, 2006. The ST Crossville Loan is non-recourse to ST Crossville, and Cole OP II, but each is liable for customary non-recourse carveouts.
          The ST Crossville Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the ST Crossville Maturity Date and (ii) partial prepayments resulting from Wachovia’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the ST Crossville Loan. Notwithstanding the prepayment limitations, ST Crossville may sell the ST Crossville Property to a buyer that assumes the ST Crossville Loan. The transfer shall be subject to Wachovia’s approval of the proposed buyer and the payment of Wachovia’s costs and expenses associated with the sale of the ST Crossville Property.
          In the event the ST Crossville Loan is not paid off on the ST Crossville Maturity Date, the ST Crossville Loan includes hyperamortization provisions. The ST Crossville Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Wachovia will apply 100% of the rents collected to (i) all payments due to Wachovia under the ST Crossville Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the ST Crossville Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the ST Crossville Loan. Any remaining amount will be applied to the reduction of the principal balance of the ST Crossville Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.71% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%).
     Wadsworth Boulevard Marketplace —Denver, Colorado
          On February 6, 2006, Cole MT Denver CO, LLC, a Delaware limited liability company (“MT Denver”), a wholly-owned subsidiary of COP II, acquired 100% fee simple interests in two single-tenant retail buildings, totaling approximately 198,477 square feet (the “MT Denver Property”), from Shadrall Associates, which is not affiliated with us, our subsidiaries or our affiliates. The MT Denver Property was constructed in 1991 on an approximately 17.84 acre site located in Denver, Colorado. The area surrounding the MT Denver Property is shared by residential neighborhoods, undeveloped land parcels, commercial office and retail development.
          The purchase price of the MT Denver Property was approximately $18.5 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $12.0 million loan from Bear Stearns Commercial Mortgage, Inc. (“Bear Stearns”) secured by the MT Denver Property (the “MT Denver Loan”) and an approximately $2.3 million loan from Series C, LLC, which is secured by the membership interest held by COP II in MT Denver (the “MT Denver COP II Loan”). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $370,000 and our advisor a finance coordination fee of approximately $120,000.
          The MT Denver Property is 100% leased to two tenants, Sam’s PW, Inc. (“Sam’s Club”), a wholly-owned subsidiary of Wal-Mart Stores, Inc., and Hob-Lob Limited Partnership (“Hobby Lobby”), a wholly-owned subsidiary of H.L. Management, Inc. Pursuant to the lease agreements the tenants are required to pay substantially all operating expenses and capital expenditures in addition to base rent. The Sam’s Club lease commenced on October 29, 1991, and was assigned and assumed by Sam’s Club on January 12, 1994. The annual base rent of $820,245, is fixed through the initial lease term, which expires on November 30, 2016. Sam’s Club has ten options to renew the lease, beginning on December 1, 2016, each for an additional five-year term. In accordance with the Sam’s Club lease, Sam’s Club pays additional percentage rent on sales exceeding a predetermined dollar amount. The Hobby Lobby lease commenced on January 15, 1991, and was assigned and assumed by Hobby Lobby on July 26, 2000. The annual base rent of $585,000, is fixed through the initial lease term, which expires on November 30, 2016. Hobby Lobby has ten options to renew the lease, beginning on December 1, 2016, each for an additional five-year term.
          Sam’s Club operates membership warehouse stores in 48 states across the United States. In determining the creditworthiness of Sam’s Club, the Company considered a variety of factors, including historical financial information and financial performance, and regional market position.

          Hobby Lobby operates retail arts and crafts stores in 28 states across the United States. In determining the creditworthiness of Hobby Lobby, the Company considered a variety of factors, including historical financial information and financial performance, and regional market position.
          Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the MT Denver Property and will receive a property management fee of 2.0% of the monthly gross revenue from the MT Denver Property. We currently have no plans for any renovations, improvements or development of the MT Denver Property. We believe the MT Denver Property is adequately insured.
          The MT Denver Loan has a fixed interest rate of 5.57% per annum with monthly interest-only payments and the outstanding principal and any accrued and unpaid interest is due on March 1, 2011 (the “MT Denver Maturity Date”).
          The MT Denver Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the maturity date, and (ii) partial prepayments may be made as a result of default for the application of insurance or condemnation proceeds to reduce the outstanding principal balance of the MT Denver Loan. Notwithstanding the prepayment limitations, MT Denver may sell the MT Denver Property to a buyer that assumes the MT Denver Loan. The transfer would be subject to the conditions set forth in the MT Denver Loan documents, including without limitation, the Bear Stearns’ approval of the proposed buyer and the payment of the Bear Stearns’ fees, costs and expenses associated with the sale of the MT Denver Property and the assumption of the MT Denver Loan.
          In the event the MT Denver Loan is not paid off on the MT Denver Maturity Date, the MT Denver Loan includes hyperamortization provisions. The interest rate during the hyperamortization period shall be the fixed interest rate of the greater of (i) the Initial Interest Rate plus two percent (2.0%) per annum, and (ii) the then current Ten Year Treasury Yield plus two percent (2.0%) per annum, not to exceed the Initial Interest Rate plus five percent (5.0%) per annum. The MT Denver Maturity Date, under the hyperamortization provisions, will be extended by twenty-five (25) years. During such period, Bear Stearns will apply 100% of the rents collected to (i) all payments for escrow or reserve accounts, (ii) payment of interest at the original fixed interest rate, (iii) payments for the replacement reserve account, (iv) any other amounts due in accordance with the MT Denver Loan other than any additional interest expense, (v) any operating expenses of the MT Denver Property pursuant to an approved annual budget, (vi) any extraordinary expenses, (vii) payments to be applied to the reduction of the principal balance of the MT Denver Loan, and (viii) any additional interest expense. Any additional interest expense which is not paid will be added to the principal balance of the MT Denver Loan.
          The MT Denver COP II Loan was obtained on February 6, 2006, in connection with the acquisition of the MT Denver Property, from Series C, LLC, which is an affiliate of us and our advisor. The MT Denver COP II Loan has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments, and the outstanding principal and any accrued and unpaid interest is due on December 31, 2006 (the “MT Denver COP II Maturity Date”). The MT Denver COP II Loan generally is non-recourse to COP II. The MT Denver COP II Loan may be prepaid at any time without penalty or premium. The terms of the MT Denver COP II Loan are no less favorable to us than loans from unaffiliated third parties under the same circumstances. In the event the MT Denver COP II Loan is not paid off on the MT Denver COP II Maturity Date, the MT Denver COP II Loan includes default provisions, including a default interest rate. The default interest rate shall be the MT Denver COP II Interest Rate plus 4% on all outstanding principal due.
     Mountainside Fitness — Chandler, Arizona
          On February 10, 2006, Cole MF Chandler AZ, LLC, a Delaware limited liability company (“MF Chandler”), a wholly-owned subsidiary of COP II, acquired a 100% fee simple interest in an approximately 31,063 square foot single-tenant retail building (the “MF Chandler Property”), from Alma School Town Center, LLC, which is not affiliated with us, our subsidiaries or affiliates. The MF Chandler Property was constructed in 2001 on an approximately 2.92 acre site in Chandler, Arizona. The area surrounding the MF Chandler Property is shared by single-family residential subdivisions with industrial and commercial development.
          The purchase price of the MF Chandler Property was approximately $5.9 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $4.7 million loan from Series C, LLC which is secured by COP II’s ownership interest in MF Chandler (the “MF Chandler Loan”). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $117,000.
          The MF Chandler Property is 100% leased to Mountainside Fitness Centers of Ocotillo, LLC. (“Mountainside”), which is a wholly-owned subsidiary of Hatten Holdings, Inc., which guarantees the Lease. The MF Chandler Property is subject to a net lease, which commenced on July 8, 2002, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The annual base rent of $469,051, is fixed through the first five years of the initial lease term, with a 12% rental escalation beginning five years after the start of the initial lease term, and every five years thereafter for the remaining term of the lease, which expires July 18, 2022. Mountainside has two options to renew the lease, each for an additional five-year term beginning on July 19, 2022, with rental escalations of 12% at the beginning of each five-year renewal option.
          Mountainside operates a chain of fitness centers in the state of Arizona. Currently there are five locations in the Phoenix metro area. In determining the creditworthiness of Mountainside, the Company considered a variety of factors, including historical financial information and financial performance, and local market position.
          Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the MF Chandler Property and will receive a property management fee of 2.0% of the monthly gross revenue from the MF Chandler Property. We currently have no plans for any renovations, improvements or development of the MF Chandler Property. We believe the MF Chandler Property is adequately insured.
          The MF Chandler Loan was obtained on February 9, 2006, in connection with the acquisition of the MF Chandler Property, from Series B, LLC, (“Series B”) which is an affiliate of us and our advisor, by executing a promissory note. The MF Chandler Loan, which is secured by COP II’s ownership interest in MF Chandler, has a variable interest rate based on the one-month LIBOR rate plus 200 basis points (the “MF Chandler Interest Rate”) with monthly interest-only payments. The outstanding principal and any accrued and unpaid interest is due December 31, 2006 (the “MF Chandler Maturity Date”). The MF Chandler Loan generally is non recourse to COP II. The MF Chandler Loan may be prepaid at any time without penalty or premium. The terms of the MF Chandler Loan are no less favorable to us than loans between unaffiliated third parties under the same circumstances.
          In the event the MF Chandler Loan is not paid off on the MF Chandler Maturity Date, the MF Chandler Loan includes default provisions, including a default interest rate. The default interest rate shall be the MF Chandler Interest Rate plus 4% on all outstanding principal due.
     Drexel Heritage – Hickory, North Carolina
          On February 24, 2006, Cole DH Hickory NC, LLC, a Delaware limited liability company (“DH Hickory”), a wholly-owned subsidiary of COP II, acquired a 100% fee simple interest in an approximately 261,057 square foot single-tenant distribution center (the “DH Hickory Property”), from Hickory Business Park, LLC (“Hickory”), which is not affiliated with us, our subsidiaries or affiliates. The DH Hickory Property was constructed in 1963 on an approximately 30.26 acre site in Hickory, North Carolina. The area surrounding the DH Hickory Property consists of single-family residential subdivisions.
          The purchase price of the DH Hickory Property was approximately $4.3 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $3.4 million loan from Wachovia secured by the DH Hickory Property (the “DH Hickory Loan”). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $85,000 and our advisor a finance coordination fee of approximately $28,000.
          The DH Hickory Property is 100% leased to Drexel Heritage Furniture Industries, Inc. (“Heritage”), a wholly-owned subsidiary of Furniture Brands International, Inc. (“Furniture Brands”), which is the guarantor under the lease. The DH Hickory Property is subject to a net lease, which commenced on September 8, 2005. Pursuant to the lease, the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The annual base rent of $338,078, is fixed through the first five years of the initial lease term, with a 15% rental escalation beginning five years after the start of the initial lease term. The initial lease term expires September 8, 2015. Heritage has three options to renew the lease, each for an additional five-year term beginning on September 9, 2015, with rental escalations of 15% at the beginning of each five-year renewal option.
          Heritage operates a chain of furniture stores throughout the United States and internationally. Heritage is a wholly owned subsidiary of Furniture Brands. Furniture Brands has a Standard & Poor’s credit rating of BBB and is publicly traded on the New York Stock Exchange under the symbol “FBN”.
          Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the DH Hickory Property and will receive a property management fee of 2.0% of the monthly gross revenue from the DH Hickory Property. We currently have no plans for any renovations, improvements or development of the DH Hickory Property. We believe the DH Hickory Property is adequately insured.
          The DH Hickory Loan consists of an approximately $2.8 million fixed interest rate tranche (the “DH Hickory Fixed Rate Tranche”) and a $637,000 variable interest rate tranche (the “DH Hickory Variable Rate Tranche”). The DH Hickory Fixed Rate Tranche has a fixed interest rate of 5.80% per annum with monthly interest-only payments. The outstanding principal and any accrued and unpaid interest is due on March 11, 2011 (the “DH Hickory Maturity Date”). The DH Hickory Variable Rate Tranche has a

variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments, and the outstanding principal and any accrued and unpaid interest is due on May 24, 2006. The DH Hickory Loan is generally non-recourse to DH Hickory and COP II, but both are liable for customary non-recourse carveouts.
          The DH Hickory Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the DH Hickory Maturity Date and (ii) partial prepayments resulting from Wachovia’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the DH Hickory Loan. Notwithstanding the prepayment limitations, DH Hickory may sell the DH Hickory Property to a buyer that assumes the DH Hickory Loan. The transfer shall be subject to Wachovia’s approval of the proposed buyer and the payment of Wachovia’s costs and expenses associated with the sale of the DH Hickory Property.
          In the event the DH Hickory Loan is not paid off on the DH Hickory Maturity Date, the DH Hickory Loan includes hyperamortization provisions. The DH Hickory Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Wachovia will apply 100% of the rents collected to (i) all payments due to Wachovia under the DH Hickory Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the DH Hickory Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the DH Hickory Loan. Any remaining amount will be applied to the reduction of the principal balance of the DH Hickory Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.80% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%).
     Rayford Square — Spring, Texas
          On March 2, 2006, Cole MT Spring TX, LP, a Delaware limited liability company (“MT Spring”), a wholly-owned subsidiary of COP II, acquired a 100% fee simple interest in an approximately 80,000 square foot multi-tenant retail center (the “MT Spring Property”), from RPI Interests II, LTD., which is not affiliated with us, our subsidiaries or affiliates. The MT Spring Property was constructed in 1973 on an approximately 5.6 acre site in Spring, Texas. The area surrounding the MT Spring Property is shared by single & multi-family residential subdivisions along with retail development.
          The purchase price of the MT Spring Property was approximately $9.9 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $5.9 million loan from Bear Stearns secured by the MT Spring Property (the “MT Spring Loan”). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $198,000 and our advisor a finance coordination fee of approximately $59,000.
          The MT Spring Property is 100% leased to five tenants, including, Academy Corp (“Academy”), CB Jackson Co, d/b/a Spec’s Liquor (“Spec’s”), Hi-Lo Auto Supply, LP (“Hi-Lo”), Sherwin-Williams Company, (“Sherwin-Williams”) and Jack in the Box Eastern Division, LP pursuant to separate net leases under which each tenant is required to pay certain operating expenses, capital expenditures, and a proportionate amount of common area maintenance charges in addition to base rent.
          Academy is a sporting goods retailer, operating over 80 stores across the southeastern United States. Academy leases approximately 50,500 square feet of the MT Spring Property subject to a net lease, which commenced on October 5, 1999. The annual base rent of $371,175, is fixed through the first three years of the initial lease term, with 3.0% rental escalations beginning every five years thereafter through the expiration date of the lease on October 31, 2024. Academy has two options to renew the lease each for an additional five-year term beginning on November 1, 2024, with rental escalations of 3.0% at the beginning of each five-year renewal option.
          Spec’s is a Houston-based retailer with over 28 stores located throughout the Houston metropolitan area. Spec’s leases approximately 12,300 square feet of the MT Spring Property subject to a net lease, which commenced on August 1, 1994. The annual base rent of $125,484, is fixed through the initial lease renewal period, which commenced on January 1, 2006 and expires on December 31, 2008.
          Hi-Lo, a subsidiary of O’Reilly Automotive, Inc., is an operator of automotive parts retail stores. Hi-Lo leases approximately 8,100 square feet of the MT Spring Property subject to a net lease, which commenced on March 5, 1993. The annual base rent of $60,720, is fixed through the initial lease renewal period, which commenced on April 1, 2003 and expires on March 31, 2008. Hi-Lo has one additional option to renew the lease for an additional five-year term beginning on April 1, 2008, with rental escalations of 15% at the beginning of the five-year renewal option.
          Sherwin-Williams’ core business is the manufacture, distribution and sale of paint, coatings and related products. Sherwin-Williams has an S&P Credit Rating of A+ and is publicly traded on the New York Stock Exchange under the symbol “SHW”. Sherwin-Williams leases approximately 6,500 square feet of the MT Spring Property subject to a net lease, which commenced on

December 1, 1987. The current annual base rent of $74,520 increases to $81,000 on December 1, 2006 and increases to $93,960 on December 1, 2007, which is then fixed for the remaining five years of the renewal term, which expires on November 30, 2012. Sherwin-Williams has one remaining option to renew the lease for an additional five-year term beginning on December 1, 2012, with a rental escalation of 10% at the beginning of the five-year renewal option.
          Jack in the Box, Inc. (“Jack in the Box”), which guarantees the Jack in the Box Eastern Division, LP lease, operates over 2,000 quick-service restaurants primarily in the western and southwestern United States. Jack in the Box has an S&P Credit Rating of BB- and is publicly traded on the New York Stock Exchange under the symbol “JBX”. Jack in the Box leases approximately 2,600 square feet of the MT Spring Property pursuant to a ground lease, which commenced on July 9, 2001. The annual base rent of $60,000 is fixed through the first five years of the lease term with rental increases of 15% at the beginning of the second five-year period of the lease term, and rental increases based on the consumer price index at the beginning of the third and fourth five-year periods of the lease term, which expires on July 8, 2021.
          Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the MT Spring Property and will receive a property management fee of 2.0% of the monthly gross revenue from the MT Spring Property. We currently have no plans for any renovations, improvements or development of the MT Spring Property. We believe the MT Spring Property is adequately insured.
          The MT Spring Loan has a fixed interest rate of 5.636% per annum with monthly interest-only payments and the outstanding principal and any accrued and unpaid interest is due on April 1, 2016 (the “MT Spring Maturity Date”).
          The MT Spring Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the maturity date, and (ii) partial prepayments may be made as a result of default for the application of insurance or condemnation proceeds to reduce the outstanding principal balance of the MT Spring Loan. Notwithstanding the prepayment limitations, MT Spring may sell the MT Spring Property to a buyer that assumes the MT Spring Loan. The transfer would be subject to the conditions set forth in the MT Spring Loan documents, including without limitation, the Bear Stearns’ approval of the proposed buyer and the payment of the Bear Stearns’ fees, costs and expenses associated with the sale of the MT Spring Property and the assumption of the MT Spring Loan.
          In the event the MT Spring Loan is not paid off on the MT Spring Maturity Date, the MT Spring Loan includes hyperamortization provisions. The interest rate during the hyperamortization period shall be the fixed interest rate of the greater of (i) the Initial Interest Rate plus two percent (2.0%) per annum, and (ii) the then current Ten Year Treasury Yield plus two percent (2.0%) per annum, not to exceed the Initial Interest Rate plus five percent (5.0%) per annum. The MT Spring Maturity Date, under the hyperamortization provisions, will be extended by twenty (20) years. During such period, Bear Stearn’s will apply 100% of the rents collected to (i) all payments for escrow or reserve accounts, (ii) payment of interest at the original fixed interest rate, (iii) payments for the replacement reserve account, (iv) any other amounts due in accordance with the MT Spring Loan other than any additional interest expense, (v) any operating expenses of the MT Spring Property pursuant to an approved annual budget, (vi) any extraordinary expenses, (vii) payments to be applied to the reduction of the principal balance of the MT Spring Loan, and (viii) any additional interest expense. Any additional interest expense that is not paid will be added to the principal balance of the MT Spring Loan.
     CVS —Portsmouth, Ohio
          On March 8, 2006, Cole CV Scioto Trail OH, LLC, a Delaware limited liability company (“CV Scioto Trail”), a wholly-owned subsidiary of COP II, acquired a 100% fee simple interest in an approximately 10,100 square foot single-tenant distribution center (the “CV Scioto Trail Property”), from Scioto Trail Company (“Scioto”), a company not affiliated with us, our subsidiaries or affiliates. The CV Scioto Trail Property was constructed in 1997 on an approximately .82 acre site in Portsmouth, Ohio. The area surrounding the CV Scioto Trail Property is shared by single-family residential and light commercial development.
          The purchase price of the CV Scioto Trail Property was approximately $2.2 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $1.8 million loan from Wachovia secured by the CV Scioto Trail Property (the “CV Scioto Trail Loan”). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $43,000 and our advisor a finance coordination fee of approximately $14,000.
          The CV Scioto Trail Property is 100% leased to Revco Discount Drug Centers, Inc. (“Revco”), a wholly-owned subsidiary of CVS, which is the guarantor under the lease. The CV Scioto Trail Property is subject to a net lease, which commenced on July 6, 1998. Pursuant to the lease, the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The annual base rent of $153,333 is fixed through July 31, 2008. The lease provides for a 2.0% rental escalation every five years thereafter through the end of the initial lease term, which expires July 31, 2018. Revco has four options to renew the lease, each for an additional five-year term beginning on August 1, 2018.

          CVS operates over 5,000 stores in 36 states. CVS has a Standard & Poor’s credit rating of “A-” and the company’s stock is publicly traded on the New York Stock Exchange under the ticker symbol “CVS.”
          Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the CV Scioto Trail Property and will receive a property management fee of 2.0% of the monthly gross revenue from the CV Scioto Trail Property. We currently have no plans for any renovations, improvements or development of the CV Scioto Trail Property. We believe the CV Scioto Trail Property is adequately insured.
          The CV Scioto Trail Loan consists of an approximately $1.4 million fixed interest rate tranche (the “CV Scioto Fixed Rate Tranche”) and a $329,000 variable interest rate tranche (the “CV Scioto Variable Rate Tranche”). The CV Scioto Fixed Rate Tranche has a fixed interest rate of 5.67% per annum with monthly interest-only payments, and the outstanding principal and any accrued and unpaid interest is due on March 11, 2011 (the “CV Scioto Trail Maturity Date”). The CV Scioto Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments, and the outstanding principal and any accrued and unpaid interest is due on June 8, 2006. The CV Scioto Trail Loan generally is non-recourse to CV Scioto Trail and COP II, but both are liable for customary non-recourse carveouts.
          The CV Scioto Trail Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the CV Scioto Trail Maturity Date and (ii) partial prepayments may be made as a result of Wachovia’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the CV Scioto Trail Loan. Notwithstanding the prepayment limitations, CV Scioto may sell the CV Scioto Trail Property to a buyer that assumes the CV Scioto Trail Loan. The transfer would be subject to Wachovia’s approval of the proposed buyer and the payment of Wachovia’s costs and expenses associated with the sale of the CV Scioto Trail Property.
          In the event the CV Scioto Fixed Rate Tranche is not paid off on the CV Scioto Trail Maturity Date, the CV Scioto Trail Loan would become subject to hyperamortization provisions that are included in the terms of the CV Scioto Trail Loan. The CV Scioto Trail Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Wachovia will apply 100% of the rents collected to (i) all payments due to Wachovia under the CV Scioto Trail Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the CV Scioto Trail Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the CV Scioto Trail Loan. Any remaining amount will be applied to the reduction of the principal balance of the CV Scioto Trail Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.67% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%).
     Wawa Portfolio — Hockessin, Delaware; Manahawkin, New Jersey; Narberth, Pennsylvania
          On March 29, 2006, Cole OP II acquired 100% of the membership interests (the “WW II Interests”) in Cole WW II, LLC (“WW II”) from Series A, LLC, an affiliate of our advisor. WW II owns, as its only assets, a portfolio of three separate freestanding convenience stores (the “Wawa Properties”), each of which is leased to Wawa, Inc. (“Wawa”). The Wawa Properties were constructed between 2000 and 2001 and consist of an approximately 5,200 square foot single-tenant convenience store on an approximately 1.6 acre site located in Hockessin, Delaware, an approximately 4,700 square foot single-tenant convenience store on an approximately 6.5 acre site located in Manahawkin, New Jersey, and an approximately 4,500 square foot single-tenant convenience store on an approximately 0.9 acre site located in Narberth, Pennsylvania. The area surrounding the Wawa Properties is comprised of general light commercial, small retail, limited office and single-family residential developments.
          The purchase price of the WW II Interests was approximately $13.5 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $7.2 million loan from SouthTrust Bank (“SouthTrust”), which was assumed by Cole OP II and secured by the Wawa Properties (the “WW II Loan”).
          The Wawa Properties are 100% leased to Wawa under a master lease agreement, which commenced on December 28, 2001. Pursuant to the master lease, the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent for each of the Wawa Properties. The current aggregate annual base rent of $1,013,117 is fixed through the initial lease term, which expires on December 31, 2021. Wawa has five options to renew the lease. The first option is for an additional lease term of nine years and nine months, the next option is for an additional lease term of five years and three months, and the last three option periods are for five year lease terms each, subject to certain rental rate adjustments.
          Wawa operates over 500 convenience stores in five states, specializing in convenience foods, grocery items and gasoline products. In determining the creditworthiness of Wawa, we considered a variety of factors, including historical financial information and financial performance and local market position.

          Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the Wawa Properties and will receive a property management fee of 2.0% of the monthly gross revenue from the Wawa Properties. We currently have no plans for any renovations, improvements or development of the Wawa Properties. We believe the Wawa Properties are adequately insured.
          The WW II Loan has a variable interest rate based on the 30-day LIBOR plus 220 basis points per annum (the “WW II Interest Rate”) with monthly interest-only payments and the outstanding principal and any accrued and unpaid interest due on February 26, 2010 (the “WW II Maturity Date”). The WW II Loan may be prepaid, in whole or in part, without premium or penalty. The WW II Loan is generally non-recourse to WW II and Cole OP II, but both are liable for customary non-recourse carveouts. In the event the WW II Loan is not paid off on the WW II Maturity Date, the WW II Loan would become subject to default provisions, including, that all obligations would become immediately due and payable at the option of SouthTrust and the WW II Loan would be subject to a default interest rate equal to the WW II Interest Rate plus 500 basis points.
     Family Dollar and Charter One Bank — Lakewood, Ohio
          On April 20, 2006, Cole MT Lakewood OH, LLC, a Delaware limited liability company (“MT Lakewood”), a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 12,800 square foot multi-tenant retail building (the “MT Lakewood Property”), from SZ Madison, LLC, which is not affiliated with us, our subsidiaries or affiliates. The MT Lakewood Property was constructed in 1996 on an approximately .82 acre site in Lakewood, Ohio. The area surrounding the MT Lakewood Property is shared by single and multi-family residential housing developments.
          The purchase price of the MT Lakewood Property was approximately $2.5 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $1.9 million loan from Wachovia, which is secured by the MT Lakewood Property (the “MT Lakewood Loan”). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of $49,000 and our advisor a finance coordination fee of approximately $13,000.
          The MT Lakewood Property is 100% leased to two tenants, Revco, which is a wholly-owned subsidiary of CVS, and Charter One Bank, N.A. (“Charter One”). Revco subleases their space to Family Dollar, Inc., while Revco remains the guarantor under the lease.
          The lease to Revco (the “Revco Lease”) is a net lease, which commenced on September 15, 1996, pursuant to which Revco is required to pay certain operating expenses, capital expenditures, and a proportionate amount of common area maintenance charges in addition to base rent. The annual base rent of $180,900, increases to $191,700 on November 1, 2006 and is fixed through the end of the initial lease term, which expires September 30, 2016. Revco has two options to renew the lease, each for an additional five-year term beginning on October 1, 2016, with rental escalations of approximately 5% at the beginning of each five-year renewal option.
          The lease to Charter One (the “Charter One Lease”) is a net lease, which commenced on July 30, 1996, pursuant to which Charter One is required to pay certain operating expenses, capital expenditures, and a proportionate amount of common area maintenance charges in addition to base rent. Charter One has exercised its first renewal option under the Charter One Lease and the annual base rent of $30,992, will increase to $33,898 on August 1, 2006 when the first renewal term commences. The first renewal term expires on July 31, 2011. Charter One has an additional option to renew the Charter One Lease at the end of the initial renewal term. Annual base rent during the second renewal term will increase to $35,835. The additional renewal term is for a period of five years.
          Charter One is an operating entity of Citizens Financial Group which has branches, non-branch retail, and commercial offices in 40 states. Charter One has an S&P Credit Rating of AA- and its stock is publicly traded on the New York Stock Exchange under the ticker symbol “CF”.
          Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the MT Lakewood Property and will receive a property management fee of 2.0% of the monthly gross revenue from the MT Lakewood Property. We currently have no plans for any renovations, improvements or development of the MT Lakewood Property. We believe the MT Lakewood Property is adequately insured.
          The MT Lakewood Loan consists of an approximately $1.3 million fixed interest rate tranche (the “MT Lakewood Fixed Rate Tranche”) and a $612,000 variable interest rate tranche (the “MT Lakewood Variable Rate Tranche”). The MT Lakewood Fixed Rate Tranche has a fixed interest rate of 5.77% per annum with monthly interest-only payments. The outstanding principal and any accrued and unpaid interest is due on May 11, 2011 (the “MT Lakewood Maturity Date”). The MT Lakewood Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments, and the outstanding principal and any accrued and unpaid interest is due on July 17, 2006. The MT Lakewood Loan is generally non-recourse to MT Lakewood and Cole OP II, but both are liable for customary non-recourse carveouts.
          The MT Lakewood Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the MT
          Lakewood Maturity Date and (ii) partial prepayments resulting from Wachovia’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the MT Lakewood Loan. Notwithstanding the prepayment limitations, MT Lakewood may sell the MT Lakewood Property to a buyer that assumes the MT Lakewood Loan. The transfer shall be subject to Wachovia’s approval of the proposed buyer and the payment of Wachovia’s costs and expenses associated with the sale of the MT Lakewood Property.
          In the event the MT Lakewood Loan is not paid off on the MT Lakewood Maturity Date, the MT Lakewood Loan includes hyperamortization provisions. The MT Lakewood Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Wachovia will apply 100% of the rents collected to (i) all payments due to Wachovia under the MT Lakewood Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the MT Lakewood Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the MT Lakewood Loan. Any remaining amount will be applied to the reduction of the principal balance of the MT Lakewood Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.77% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%). Notwithstanding the forgoing, failure to make any required payments under the MT Lakewood Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.
     Rite Aid —Fremont, Ohio
          On April 27, 2006, Cole RA Fremont OH, LLC, a Delaware limited liability company (“RA Fremont”), a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 11,300 square foot multi-tenant retail building (the “RA Fremont Property”), from Geller and Associates, LLC, which is not affiliated with us, our subsidiaries or affiliates. The RA Fremont Property was constructed in 1997 on an approximately 2.17 acre site in Fremont, Ohio. The area surrounding the RA Fremont Property is shared by commercial and retail developments.
          The purchase price of the RA Fremont Property was approximately $2.5 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $2.0 million loan from Wachovia, which is secured by the RA Fremont Property (the “RA Fremont Loan”). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $50,000 and our advisor a finance coordination fee of approximately $20,000.
          The RA Fremont Property is 100% leased to RA Ohio, which is a wholly-owned subsidiary of Rite Aid, which guarantees the lease. The RA Fremont Property is subject to a net lease, which commenced on February 2, 1998, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The annual base rent of $201,955, is fixed through the initial lease term, which expires February 28, 2018. Rite Aid has six options to renew the lease, each for an additional five-year term beginning on March 1, 2018, with rental escalations descending in a range from 5% at the beginning of the first renewal term to 4% at the beginning of the final renewal term.
          Rite Aid operates over 3,300 drugstores in 28 states and Washington, DC. Rite Aid has a Standard and Poor’s credit rating of “B+” and its stock is publicly traded on the New York Stock Exchange under the symbol “RAD”.
          Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the RA Fremont Property and will receive a property management fee of 2.0% of the monthly gross revenue from the RA Fremont Property. We currently have no plans for any renovations, improvements or development of the RA Fremont Property. We believe the RA Fremont Property is adequately insured.
          The RA Fremont Loan consists of an approximately $1.4 million fixed interest rate tranche (the “RA Fremont Fixed Rate Tranche”) and a $632,000 variable interest rate tranche (the “RA Fremont Variable Rate Tranche”).
          The RA Fremont Fixed Rate Tranche has a fixed interest rate of 6.05% per annum with monthly interest-only payments. The outstanding principal and any accrued and unpaid interest is due on May 11, 2011 (the “RA Fremont Maturity Date”). The RA Fremont Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments, and the outstanding principal and any accrued and unpaid interest is due on July 27, 2006. The RA Fremont Loan is generally non-recourse to RA Fremont and Cole OP II, but both are liable for customary non-recourse carveouts.
          The RA Fremont Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the RA Fremont Maturity Date and (ii) partial prepayments resulting from Wachovia’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the RA Fremont Loan. Notwithstanding the prepayment limitations, RA Fremont may sell the RA Fremont Property to a buyer that assumes the RA Fremont Loan. The transfer shall be subject to Wachovia’s approval of the proposed buyer and the payment of Wachovia’s costs and expenses associated with the sale of the RA Fremont Property.
          In the event the RA Fremont Loan is not paid off on the RA Fremont Maturity Date, the RA Fremont Loan includes hyperamortization provisions. The RA Fremont Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Wachovia will apply 100% of the rents collected to (i) all payments due to Wachovia under the RA Fremont Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the RA Fremont Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the RA Fremont Loan. Any remaining amount will be applied to the reduction of the principal balance of the RA Fremont Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 6.05% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%). Notwithstanding the forgoing, failure to make any required payments under the RA Fremont Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.
     Rite Aid — Cleveland, Ohio
          On April 27, 2006, Cole RA Cleveland OH, LLC, a Delaware limited liability company (“RA Cleveland”), a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 11,300 square foot multi-tenant retail building (the “RA Cleveland Property”), from Geller and Associates, which is not affiliated with us, our subsidiaries or affiliates. The RA Cleveland Property was constructed in 1997 on an approximately .97 acre site in Cleveland, Ohio. The area surrounding the RA Cleveland Property is shared by single family residential and supporting commercial and retail developments.
          The purchase price of the RA Cleveland Property was approximately $2.6 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $2.1 million loan from Wachovia, which is secured by the RA Cleveland Property (the “RA Cleveland Loan”). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of $51,000 and our advisor a finance coordination fee of approximately $20,000.
          The RA Cleveland Property is 100% leased to RA Ohio, which is a wholly-owned subsidiary of Rite Aid , which guarantees the lease. The RA Cleveland Property is subject to a net lease, which commenced on June 8, 1998, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The annual base rent of $220,470, is fixed through the initial lease term, which expires June 30, 2018. Rite Aid has six options to renew the lease, each for an additional five-year term beginning on July 1, 2018, with rental escalations descending in a range from 5% at the beginning of the first renewal term to 4% at the beginning of the final renewal term.
          Rite Aid operates over 3,300 drugstores in 28 states and Washington, DC. Rite Aid has a Standard and Poor’s credit rating of “B+” and its stock is publicly traded on the New York Stock Exchange under the symbol “RAD”.
          Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the RA Cleveland Property and will receive a property management fee of 2.0% of the monthly gross revenue from the RA Cleveland Property. We currently have no plans for any renovations, improvements or development of the RA Cleveland Property. We believe the RA Cleveland Property is adequately insured.
          The RA Cleveland Loan consists of an approximately $1.4 million fixed interest rate tranche (the “RA Cleveland Fixed Rate Tranche”) and a $642,000 variable interest rate tranche (the “RA Cleveland Variable Rate Tranche”). The RA Cleveland Fixed Rate Tranche has a fixed interest rate of 6.05% per annum with monthly interest-only payments. The outstanding principal and any accrued and unpaid interest is due on May 11, 2011 (the “RA Cleveland Maturity Date”). The RA Cleveland Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments, and the outstanding principal and any accrued and unpaid interest is due on
          July 27, 2006. The RA Cleveland Loan generally is non-recourse to RA Cleveland and Cole OP II, but both are liable for customary non-recourse carveouts.

          The RA Cleveland Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the RA Cleveland Maturity Date and (ii) partial prepayments resulting from Wachovia’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the RA Cleveland Loan. Notwithstanding the prepayment limitations, RA Cleveland may sell the RA Cleveland Property to a buyer that assumes the RA Cleveland Loan. The transfer shall be subject to Wachovia’s approval of the proposed buyer and the payment of Wachovia’s costs and expenses associated with the sale of the RA Cleveland Property.
          In the event the RA Cleveland Loan is not paid off on the RA Cleveland Maturity Date, the RA Cleveland Loan includes hyperamortization provisions. The RA Cleveland Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Wachovia will apply 100% of the rents collected to (i) all payments due to Wachovia under the RA Cleveland Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the RA Cleveland Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the RA Cleveland Loan. Any remaining amount will be applied to the reduction of the principal balance of the RA Cleveland Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 6.05% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%). Notwithstanding the forgoing, failure to make any required payments under the RA Cleveland Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.
     Walgreens —Knoxville, Tennessee
          On May 8, 2006, Cole WG Knoxville TN, LLC, a Delaware limited liability company (“WG Knoxville”), a wholly-owned subsidiary of Cole Operating Partnership II (“Cole OP II”), our operating partnership, acquired a 100% fee simple interest in an approximately 15,100 square foot single-tenant retail building (the “WG Knoxville Property”), from Halls Partners II, LP., which is not affiliated with us, our subsidiaries or affiliates. The WG Knoxville Property was constructed in 2000 on an approximately 2.07 acre site in Knoxville, Tennessee. The area surrounding the WG Knoxville Property is shared by commercial and retail developments.
          The purchase price of the WG Knoxville Property was approximately $4.8 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $3.8 million loan from Wachovia, which is secured by the WG Knoxville Property (the “WG Knoxville Loan”). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of $95,000 and our advisor a finance coordination fee of approximately $30,000.
          The WG Knoxville Property is 100% leased to Walgreens. The WG Knoxville Property is subject to a net lease, which commenced on May 1, 2000, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The annual base rent of $350,000 is fixed through the initial lease term, which expires April 30, 2020, and all renewal options. Walgreens has eight options to renew the lease, each for an additional five-year term beginning on May 1, 2020.
          Walgreens has over 4,900 stores in 45 states and Puerto Rico. Walgreens has a Standard & Poor’s credit rating of “A+” and its stock is publicly traded on the New York Stock Exchange under the ticker symbol “WAG.”
          Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the WG Knoxville Property and will receive a property management fee of 2.0% of the monthly gross revenue from the WG Knoxville Property. We currently have no plans for any renovations, improvements or development of the WG Knoxville Property. We believe the WG Knoxville Property is adequately insured.
          The WG Knoxville Loan consists of an approximately $3.1 million fixed interest rate tranche (the “WG Knoxville Fixed Rate Tranche”) and a $712,000 variable interest rate tranche (the “WG Knoxville Variable Rate Tranche”). The WG Knoxville Fixed Rate Tranche has a fixed interest rate of 5.80% per annum with monthly interest-only payments. The outstanding principal and any accrued and unpaid interest is due on May 11, 2011 (the “WG Knoxville Maturity Date”).
          The WG Knoxville Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments, and the outstanding principal and any accrued and unpaid interest is due on August 8, 2006. The WG Knoxville Loan is generally non-recourse to WG Knoxville and Cole OP II, but both are liable for customary non-recourse carveouts.
          The WG Knoxville Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the WG Knoxville Maturity Date and (ii) partial prepayments resulting from Wachovia’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the WG Knoxville Loan. Notwithstanding the prepayment limitations, WG Knoxville may sell the WG Knoxville Property to a buyer that assumes the WG Knoxville Loan. The transfer shall be subject to Wachovia’s approval of the proposed buyer and the payment of Wachovia’s costs and expenses associated with the sale of the WG Knoxville Property.
          In the event the WG Knoxville Loan is not paid off on the WG Knoxville Maturity Date, the WG Knoxville Loan includes hyperamortization provisions. The WG Knoxville Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Wachovia will apply 100% of the rents collected to (i) all payments due to Wachovia under the WG Knoxville Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the WG Knoxville Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the WG Knoxville Loan. Any remaining amount will be applied to the reduction of the principal balance of the WG Knoxville Loan, until paid in full.
          The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.80% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%). Notwithstanding the forgoing, failure to make any required payments under the WG Knoxville Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.
     Conn’s —San Antonio, Texas
          On May 26, 2006, Cole OP II, directly and through a wholly-owned subsidiary acquired 100% of the partnership interests (the “CO San Antonio Interests”) in Cole CO San Antonio TX, LP (“CO San Antonio”) from Series D, LLC, and Cole GP San Antonio TX CO, LLC, both affiliates of our advisor. CO San Antonio owns, as its only asset, a retail building (the “CO San Antonio Property”), leased to CAI, LP, a wholly-owned subsidiary of Conn’s Inc. (“Conn’s”), which guarantees the lease. The CO San Antonio Property was built in 2002 and consists of an approximately 25,000 square foot single-tenant retail building on an approximately 2.5 acre site located in San Antonio, Texas. The area surrounding the CO San Antonio Property is largely surrounded by commercial retail developments.
          The purchase price of the CO San Antonio Interests was approximately $4.6 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering, and the assumption of an approximately $3.6 million loan from Wachovia secured by the CO San Antonio Property (the “CO San Antonio Loan”). In connection with the acquisition, we paid an affiliate of our advisor a finance coordination fee of approximately $36,000. A majority of our board of directors, including all of our independent directors not otherwise interested in the acquisition, approved the acquisition as being fair and reasonable to us and at a price to us no greater than the cost of the assets to the affiliates. The cost to us is not in excess of the current appraised value of the property.
          The CO San Antonio Property is subject to a net lease, which commenced on April 15, 2002. Pursuant to the lease agreement, the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $338,000 has rental escalations of 4.0% beginning on May 1, 2008 and every three years thereafter through the initial lease term which expires on April 30, 2017. Conn’s has five options to renew the lease, each for an additional three year period, with rental escalations of 4.0% at the beginning of each three year renewal term.
          Conn’s is a specialty retailer of home appliances and consumer electronics operating 57 stores in the southwestern United States. Conn’s is publicly traded on the Nasdaq under the ticker symbol “CONN.”
          Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the CO San Antonio Property and will receive a property management fee of 2.0% of the monthly gross revenue from the CO San Antonio Property. We currently have no plans for any renovations, improvements or development of the CO San Antonio Property. We believe the CO San Antonio Property is adequately insured.
          The CO San Antonio Loan, which is secured by the CO San Antonio Property, consists of an approximately $2.5 million fixed interest rate tranche (the “CO San Antonio Fixed Rate Tranche”) and a $1.1 million variable interest rate tranche (the “CO San Antonio Variable Rate Tranche”). The CO San Antonio Fixed Rate Tranche has a fixed interest rate of 5.86% per annum with monthly interest-only payments and the outstanding principal and any accrued and unpaid interest is due on May 11, 2011 (the “CO San Antonio Maturity Date”). The CO San Antonio Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments, and the outstanding principal and any accrued and unpaid interest is due on July 25, 2006. The CO San Antonio Loan is generally non-recourse to CO San Antonio and COP II, but both are liable for customary non-recourse carveouts.

          The CO San Antonio Loan may be prepaid in whole but not in part at any time after the first anniversary of the date of the note. Partial prepayments are provided for under the following circumstances: (i) partial prepayments may be made as a result of Wachovia’s election to apply insurance or condemnation proceeds to reduce the outstanding principal balance of the CO San Antonio Loan, and (ii) partial prepayments required on or prior to the maturity date of the CO San Antonio Variable Rate Tranche. Notwithstanding the partial prepayment limitations, CO San Antonio may sell the CO San Antonio Property to a buyer that assumes the CO San Antonio Loan. The transfer would be subject to Wachovia’s approval of the proposed buyer and the payment of Wachovia’s costs and expenses associated with the sale of the CO San Antonio Property.
          In the event the CO San Antonio Loan is not paid off on the CO San Antonio Maturity Date, the CO San Antonio Loan includes hyperamortization provisions. The CO San Antonio Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Wachovia will apply 100% of the rents collected to (i) all payments due to Wachovia under the CO San Antonio Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the CO San Antonio Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the CO San Antonio Loan. Any remaining amount will be applied to the reduction of the principal balance of the CO San Antonio Loan, until paid in full.
          The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.86% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%). Notwithstanding the forgoing, failure to make any required payments under the CO San Antonio Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.
     Rite Aid —Defiance, Ohio
          On May 26, 2006, Cole OP II acquired 100% of the membership interests (the “RA Defiance Interests”) in Cole RA Defiance OH, LLC (“RA Defiance”) from Cole Acquisitions I, LLC, f/k/a Cole Takedown, LLC (“Cole Acquisitions”), which is an affiliate of our advisor. RA Defiance owns, as its only asset, a retail building (the “RA Defiance Property”) leased to RA Ohio, which is a wholly-owned subsidiary of Rite Aid, which guarantees the lease. The RA Defiance Property was built in 2005 and consists of an approximately 14,600 square foot single-tenant retail building on an approximately 1.9 acre site located in Defiance, Ohio. The area surrounding the RA Defiance Property is surrounded by commercial and residential developments.
          The purchase price of the RA Defiance Interests was approximately $4.3 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering, and the assumption of an approximately $2.3 million loan from Wachovia secured by the RA Defiance Property (the “RA Defiance Loan”). In connection with the acquisition, we paid our advisor a finance coordination fee of approximately $23,000. A majority of our board of directors, including all of our independent directors not otherwise interested in the acquisition, approved the acquisition as being fair and reasonable to us and at a price to us no greater than the cost of the assets to the affiliates. The cost to us is not in excess of the current appraised value of the property.
          The RA Defiance Property is subject to a net lease, which commenced on January 14, 2005. Pursuant to the lease agreement, the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The annual base rent of $337,917 is fixed through the initial lease term, which expires January 31, 2026. Rite Aid has six options to renew the lease, each for an additional five-year period beginning on February 1, 2026, with rental escalations of 4.0% at the start of each five-year renewal term.
          Rite Aid operates over 3,300 drugstores in 28 states and Washington, DC. Rite Aid has a Standard and Poor’s credit rating of “B+” and its stock is publicly traded on the New York Stock Exchange under the symbol “RAD.”
          Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the RA Defiance Property and will receive a property management fee of 2.0% of the monthly gross revenue from the RA Defiance Property. We currently have no plans for any renovations, improvements or development of the RA Defiance Property. We believe the RA Defiance Property is adequately insured.
          The RA Defiance Loan has a fixed interest rate of 5.76% per annum with monthly interest-only payments. The outstanding principal and any accrued and unpaid interest is due on January 11, 2016 (the “RA Defiance Maturity Date”). The RA Defiance Loan is generally non-recourse to RA Defiance and Cole OP II, but both are liable for customary non-recourse carveouts.
          The RA Defiance Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the RA Defiance Maturity Date and (ii) partial prepayments resulting from Wachovia’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the RA Defiance Loan. Notwithstanding the prepayment limitations, RA Defiance may sell the RA Defiance Property to a buyer that assumes the RA Defiance Loan. The transfer shall be subject to Wachovia’s approval of the proposed buyer and the payment of Wachovia’s costs and expenses associated with the sale of the RA Defiance Property.
          In the event the RA Defiance Loan is not paid off on the RA Defiance Maturity Date, the RA Defiance Loan includes hyperamortization provisions. The RA Defiance Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Wachovia will apply 100% of the rents collected to (i) all payments due to Wachovia under the RA Defiance Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the RA Defiance Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the RA Defiance Loan. Any remaining amount will be applied to the reduction of the principal balance of the RA Defiance Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.76% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%). Notwithstanding the forgoing, failure to make any required payments under the RA Defiance Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.
     CVS —Madison, Mississippi
          On May 26, 2006, Cole OP II acquired 100% of the membership interests (the “CV Madison Interests”) in Cole CV Madison MS, LLC (“CV Madison”) from Cole Acquisitions, which is an affiliate of our advisor. CV Madison owns, as its only asset, a retail building (the “CV Madison Property”), leased to CVS EGL Highland Madison MS, Inc., (“CVS EGL”), which is a wholly-owned subsidiary of CVS, which guarantees the lease. The CV Madison Property was built in 2004 and consists of an approximately 13,800 square foot single-tenant retail building on an approximately 1.5 acre site located in Madison, Mississippi. The area surrounding the CV Madison Property is surrounded by commercial and residential developments.
          The purchase price of the CV Madison Interests was approximately $4.5 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering, and the assumption of an approximately $2.8 million loan from Wachovia secured by the CV Madison Property (the “CV Madison Loan”). In connection with the acquisition, we paid our advisor a finance coordination fee of approximately $28,000. A majority of our board of directors, including all of our independent directors not otherwise interested in the acquisition, approved the acquisition as being fair and reasonable to us and at a price to us no greater than the cost of the assets to the affiliates. The cost to us is not in excess of the current appraised value of the property.
          The CV Madison Property is subject to a net lease, which commenced on June 11, 2004, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The annual base rent of $302,484 is fixed through the initial lease term, which expires June 10, 2024. The tenant has four options to renew the lease, each for an additional five-year term beginning on June 11, 2024, with rental escalations descending in a range of 5.0% at the start of first five-year renewal option to 2.0% at the final renewal option.
          CVS operates over 5,000 stores in 36 states. CVS has a Standard & Poor’s credit rating of “A-” and the company’s stock is publicly traded on the New York Stock Exchange under the ticker symbol “CVS.”
          Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the CV Madison Property and will receive a property management fee of 2.0% of the monthly gross revenue from the CV Madison Property. We currently have no plans for any renovations, improvements or development of the CV Madison Property. We believe the CV Madison Property is adequately insured.
          The CV Madison Loan has a fixed interest rate of 5.60% per annum with monthly interest-only payments. The outstanding principal and any accrued and unpaid interest is due on February 11, 2016 (the “CV Madison Maturity Date”). The CV Madison Loan is generally non-recourse to CV Madison and Cole OP II, but both are liable for customary non-recourse carveouts.
          The CV Madison Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the CV Madison Maturity Date and (ii) partial prepayments resulting from Wachovia’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the CV Madison Loan. Notwithstanding the prepayment limitations, CV Madison may sell the CV Madison Property to a buyer that assumes the CV Madison Loan. The transfer shall be subject to Wachovia’s approval of the proposed buyer and the payment of Wachovia’s costs and expenses associated with the sale of the CV Madison Property.
          In the event the CV Madison Loan is not paid off on the CV Madison Maturity Date, the CV Madison Loan includes hyperamortization provisions. The CV Madison Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Wachovia will apply 100% of the rents collected to (i) all payments due to Wachovia under the CV Madison Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the CV Madison Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the CV Madison Loan. Any remaining amount will be applied to the reduction of the principal balance of the CV Madison Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.60% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%). Notwithstanding the forgoing, failure to make any required payments under the CV Madison Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.
     Dollar General — Crossville, Tennessee
          On June 2, 2006, Cole DG Crossville TN, LLC, a Delaware limited liability company (“DG Crossville”), a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 24,300 square foot single-tenant retail building (the “DG Crossville Property”), from GEC Crossville, LLC, which is not affiliated with us, our subsidiaries or affiliates. The DG Crossville Property was constructed in 2006 on an approximately 2.73 acre site in Crossville, Tennessee. The area surrounding the DG Crossville Property is shared by commercial and retail developments.
          The purchase price of the DG Crossville Property was $3.0 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and a $2.4 million loan from Wachovia, which is secured by the DG Crossville Property (the “DG Crossville Loan”). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $60,000 and our advisor a finance coordination fee of approximately $20,000.
          The DG Crossville Property is 100% leased to Dolgencorp, Inc., which is a wholly-owned subsidiary of Dollar General Corporation (“Dollar General”), which guarantees the lease. The DG Crossville Property is subject to a net lease, which commenced on April 1, 2006, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The annual base rent of $217,852 is fixed through the first ten years of the initial lease term and increases to $239,637 in the eleventh year through the initial lease term, which expires March 31, 2021. Dollar General has six options to renew the lease, each for an additional five-year term beginning on April 1, 2021, with rental escalations of 5% at the beginning of each five year renewal term.
          Dollar General operates over 8,000 retail stores in the United States selling basic goods and consumables. Dollar General has a Standard and Poor’s credit rating of “BBB-” and its stock is publicly traded on the New York Stock Exchange under the symbol “DG.”
          Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the DG Crossville Property and will receive a property management fee of 2.0% of the monthly gross revenue from the DG Crossville Property. We currently have no plans for any renovations, improvements or development of the DG Crossville Property. We believe the DG Crossville Property is adequately insured.
          The DG Crossville Loan consists of an approximately $1.95 million fixed interest rate tranche (the “DG Crossville Fixed Rate Tranche”) and a $450,000 variable interest rate tranche (the “DG Crossville Variable Rate Tranche”). The DG Crossville Fixed Rate Tranche has a fixed interest rate of 5.75% per annum with monthly interest-only payments. The outstanding principal and any accrued and unpaid interest is due on June 11, 2016 (the “DG Crossville Maturity Date”). The DG Crossville Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments, and the outstanding principal and any accrued and unpaid interest is due on August 26, 2006. The DG Crossville Loan is generally non-recourse to DG Crossville and Cole OP II, but both are liable for customary non-recourse carveouts.
          The DG Crossville Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the DG Crossville Maturity Date and (ii) partial prepayments resulting from Wachovia’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the DG Crossville Loan. Notwithstanding the prepayment limitations, DG Crossville may sell the DG Crossville Property to a buyer that assumes the DG Crossville Loan. The transfer shall be subject to Wachovia’s approval of the proposed buyer and the payment of Wachovia’s costs and expenses associated with the sale of the DG Crossville Property.
          In the event the DG Crossville Loan is not paid off on the DG Crossville Maturity Date, the DG Crossville Loan includes hyperamortization provisions. The DG Crossville Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Wachovia will apply 100% of the rents collected to (i) all payments due to Wachovia under the DG Crossville Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the DG Crossville

Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the DG Crossville Loan. Any remaining amount will be applied to the reduction of the principal balance of the DG Crossville Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.75% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%). Notwithstanding the forgoing, failure to make any required payments under the DG Crossville Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.
     Dollar General — Ardmore, Tennessee
          On June 9, 2006, Cole DG Ardmore TN, LLC, a Delaware limited liability company (“DG Ardmore”), a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 24,300 square foot single-tenant retail building (the “DG Ardmore Property”), from GES Ardmore, LLC, which is not affiliated with us, our subsidiaries or affiliates. The DG Ardmore Property was constructed in 2005 on an approximately 3.8 acre site in Ardmore, Tennessee. The area surrounding the DG Ardmore Property is shared by commercial and residential developments.
          The purchase price of the DG Ardmore Property was $2.8 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $2.2 million loan from Wachovia, which is secured by the DG Ardmore Property (the “DG Ardmore Loan”). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $55,000 and our advisor a finance coordination fee of approximately $18,000.
          The DG Ardmore Property is 100% leased to Dolgencorp, Inc., which is a wholly-owned subsidiary of Dollar General, which guarantees the lease. The DG Ardmore Property is subject to a net lease, which commenced on December 1, 2005, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The annual base rent of $208,116 is fixed through the first ten years of the initial lease term and increases to $228,928 in the eleventh year through the initial lease term, which expires November 30, 2020. Dollar General has six options to renew the lease, each for an additional five-year term beginning on December 1, 2020, with rental escalations of 5% at the beginning of each five year renewal term.
          Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the DG Ardmore Property and will receive a property management fee of 2.0% of the monthly gross revenue from the DG Ardmore Property. We currently have no plans for any renovations, improvements or development of the DG Ardmore Property. We believe the DG Ardmore Property is adequately insured.
          The DG Ardmore Loan consists of an approximately $1.8 million fixed interest rate tranche (the “DG Ardmore Fixed Rate Tranche”) and a $416,000 variable interest rate tranche (the “DG Ardmore Variable Rate Tranche”). The DG Ardmore Fixed Rate Tranche has a fixed interest rate of 5.79% per annum with monthly interest-only payments. The outstanding principal and any accrued and unpaid interest is due on June 11, 2016 (the “DG Ardmore Maturity Date”). The DG Ardmore Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments, and the outstanding principal and any accrued and unpaid interest is due on September 9, 2006. The DG Ardmore Loan is generally non-recourse to DG Ardmore and Cole OP II, but both are liable for customary non-recourse carveouts.
          The DG Ardmore Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the DG Ardmore Maturity Date and (ii) partial prepayments resulting from Wachovia’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the DG Ardmore Loan. Notwithstanding the prepayment limitations, DG Ardmore may sell the DG Ardmore Property to a buyer that assumes the DG Ardmore Loan. The transfer shall be subject to Wachovia’s approval of the proposed buyer and the payment of Wachovia’s costs and expenses associated with the sale of the DG Ardmore Property.
          In the event the DG Ardmore Loan is not paid off on the DG Ardmore Maturity Date, the DG Ardmore Loan includes hyperamortization provisions. The DG Ardmore Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Wachovia will apply 100% of the rents collected to (i) all payments due to Wachovia under the DG Ardmore Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the DG Ardmore Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the DG Ardmore Loan. Any remaining amount will be applied to the reduction of the principal balance of the DG Ardmore Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.79% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%). Notwithstanding the forgoing, failure to make any required payments under the DG Ardmore Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.

     Dollar General — Livingston, Tennessee
          On June 12, 2006, Cole DG Livingston TN, LLC, a Delaware limited liability company (“DG Livingston”), a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 24,300 square foot single-tenant retail building (the “DG Livingston Property”), from GES Livingston, LLC, which is not affiliated with us, our subsidiaries or affiliates. The DG Livingston Property was constructed in 2006 on an approximately 4.4 acre site in Livingston, Tennessee. The area surrounding the DG Livingston Property is shared by commercial and residential developments.
          The purchase price of the DG Livingston Property was $2.9 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $2.3 million loan from Wachovia, which is secured by the DG Livingston Property (the “DG Livingston Loan”). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $57,000 and our advisor a finance coordination fee of approximately $19,000.
          The DG Livingston Property is 100% leased to Dolgencorp, Inc., which is a wholly-owned subsidiary of Dollar General, which guarantees the lease. The DG Livingston Property is subject to a net lease, which commenced on May 1, 2006, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The annual base rent of $214,200 is fixed through the first ten years of the initial lease term and increases to $235,620 in the eleventh year through the remainder of the initial lease term, which expires April 30, 2021. Dollar General has six options to renew the lease, each for an additional five-year term beginning on May 1, 2021, with rental escalations of 5% at the beginning of each five year renewal term.
          Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the DG Livingston Property and will receive a property management fee of 2.0% of the monthly gross revenue from the DG Livingston Property. We currently have no plans for any renovations, improvements or development of the DG Livingston Property. We believe the DG Livingston Property is adequately insured.
          The DG Livingston Loan consists of an approximately $1.9 million fixed interest rate tranche (the “DG Livingston Fixed Rate Tranche”) and a $429,000 variable interest rate tranche (the “DG Livingston Variable Rate Tranche”). The DG Livingston Fixed Rate Tranche has a fixed interest rate of 5.79% per annum with monthly interest-only payments. The outstanding principal and any accrued and unpaid interest is due on July 11, 2016 (the “DG Livingston Maturity Date”). The DG Livingston Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments, and the outstanding principal and any accrued and unpaid interest is due on October 12, 2006. The DG Livingston Loan is generally non-recourse to DG Livingston and Cole OP II, but both are liable for customary non-recourse carveouts.
          The DG Livingston Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the DG Livingston Maturity Date and (ii) partial prepayments resulting from Wachovia’ s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the DG Livingston Loan. Notwithstanding the prepayment limitations, DG Livingston may sell the DG Livingston Property to a buyer that assumes the DG Livingston Loan. The transfer shall be subject to Wachovia’s approval of the proposed buyer and the payment of Wachovia’s costs and expenses associated with the sale of the DG Livingston Property.
          In the event the DG Livingston Loan is not paid off on the DG Livingston Maturity Date, the DG Livingston Loan includes hyperamortization provisions. The DG Livingston Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Wachovia will apply 100% of the rents collected to (i) all payments due to Wachovia under the DG Livingston Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the DG Livingston Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the DG Livingston Loan. Any remaining amount will be applied to the reduction of the principal balance of the DG Livingston Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.79% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%). Notwithstanding the forgoing, failure to make any required payments under the DG Livingston Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.
     Wehrenberg Theatre — Arnold, Missouri
          On June 14, 2006, Cole WT Arnold MO, LLC, a Delaware limited liability company (“WT Wehrenberg”), a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 50,000 square foot single-tenant retail building (the “WT Wehrenberg Property”), from Greater Missouri Builders, Inc. which is not affiliated with us, our subsidiaries or affiliates. The

WT Wehrenberg Property was constructed in 1998 on an approximately 9.7 acre site in Arnold, Missouri. The area surrounding the WT Wehrenberg Property is shared by commercial and retail developments.
          The purchase price of the WT Wehrenberg Property was $8.2 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering. In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of $82,000.
          The WT Wehrenberg Property is 100% leased to Wehrenberg, Inc. (“Wehrenberg”). The WT Wehrenberg Property is subject to a net lease, which commenced on March 26, 1999, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The annual base rent of $784,453 increases to $836,094 in the eleventh year and $897,572 in the sixteenth year through the initial lease term, which expires March 31, 2019. Wehrenberg has two options to renew the lease, each for an additional five-year term beginning on April 1, 2019, with rental escalations of 18% and 9% at the beginning of the first and second renewal terms respectively.
          Wehrenberg Theatres, headquartered in St. Louis, is the nation’s oldest family-owned and operated theater company. The company was started in 1906 by Fred Wehrenberg and currently operates 15 theatres in Missouri, Illinois, and Iowa.
          Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the WT Wehrenberg Property and will receive a property management fee of 2.0% of the monthly gross revenue from the WT Wehrenberg Property. We currently have no plans for any renovations, improvements or development of the WT Wehrenberg Property. We believe the WT Wehrenberg Property is adequately insured.
     Sportsman’s Warehouse —Wichita, Kansas
          On June 27, 2006, Cole SP Wichita KS, LLC, a Delaware limited liability company (“SP Wichita”), a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 50,000 square foot single-tenant retail building (the “SP Wichita Property”), from GRH Wichita, LLC, GRH South Ogden, LLC, and MRH Venture Capital, LLC, none of which is affiliated with us, our subsidiaries or affiliates. The SP Wichita Property was constructed in 2006 on an approximately 4.88 acre site in Wichita, Kansas. The area surrounding the SP Wichita Property is shared by commercial and retail developments.
          The purchase price of the SP Wichita Property was approximately $8.2 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and a 100% drawdown under an approximately $6.2 million revolving credit facility from Wachovia Financial Services, which is secured by the SP Wichita Property (the “SP Wichita Loan”). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $164,000 and our advisor a finance coordination fee of approximately $62,000.
          The SP Wichita Property is 100% leased to Sportsman’s Warehouse, Inc., a wholly-owned subsidiary of Sportsman’s Warehouse Holdings, Inc., (“Sportsman’s”), which guarantees the lease. The SP Wichita Property is subject to a net lease, which commenced on April 27, 2006, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $639,046 has rental escalations of 5.0% at May 1, 2011 and every five years thereafter through the initial lease term, which expires April 30, 2021. Sportsman’s has five options to renew the lease, each for an additional five-year term beginning on May 1, 2021.
          Sportsman’s Warehouse operates retail stores across the United States that specialize in selling outerwear, footwear, and hunting, fishing, and camping products for outdoor enthusiasts.
          Cole Realty, has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the SP Wichita Property and will receive a property management fee of 2.0% of the monthly gross revenue from the SP Wichita Property. We currently have no plans for any renovations, improvements or development of the SP Wichita Property. We believe the SP Wichita Property is adequately insured.
          The SP Wichita Loan is a $6.2 million variable interest rate loan. The SP Wichita Loan has a variable interest rate based on the 1-Month LIBOR plus 2.0% (the “SP Wichita Interest Rate”) with monthly interest-only payments. The outstanding principal and any accrued and unpaid interest is due on December 27, 2006 (the “SP Wichita Maturity Date”). At the election of SP Wichita, the SP Wichita Maturity Date may be extended to June 27, 2007.
          The SP Wichita Loan may be prepaid at any time without penalty or premium. In the event the SP Wichita Loan is not paid off on the SP Wichita Maturity Date, subject to extension, the SP Wichita Loan would become subject to default provisions, including, among others, that all obligations would become immediately due and payable at the option of Wachovia Financial Services and the SP Wichita Loan would be subject to a default interest rate of the SP Wichita Interest Rate plus 400 basis points.
     CVS —Portsmouth (Chillicothe), Ohio
          On June 28, 2006, Cole OP II acquired 100% of the membership interests (the “CV Portsmouth Interests”) in Cole CV Portsmouth OH, LLC (“CV Portsmouth”) from Cole Acquisitions, an affiliate of our advisor. CV Portsmouth owns, as its only asset, a retail building (the “CV Portsmouth Property”), leased to Revco and is a wholly-owned subsidiary of CVS. The CV Portsmouth Property was built in 1997 and consists of an approximately 10,600 square foot single-tenant retail building on an approximately 0.44 acre site located in Portsmouth, Ohio. The area surrounding the CV Portsmouth Property is primarily surrounded by commercial retail developments.
          The purchase price of the CV Portsmouth Interests was approximately $2.1 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering. A majority of our board of directors, including all of our independent directors, not otherwise interested in the acquisition, approved the acquisition as being fair and reasonable to us and at a price to us no greater than the cost of the asset to the affiliate. The cost to us was not in excess of the current appraised value of the property as determined by an independent expert selected by our independent directors.
          The CV Portsmouth Property is subject to a net lease, which commenced on November 23, 1997. Pursuant to the lease agreement, the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $143,700 has rental escalations of 4.0% beginning on December 1, 2007 through the initial lease term which expires on November 30, 2017. Revco has four options to renew the lease, each for an additional five-year period. CVS operates over 5,000 stores in 36 states.
          CVS has a Standard & Poor’s credit rating of “A-” and the company’s stock is publicly traded on the New York Stock Exchange under the ticker symbol “CVS.”
          Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the CV Portsmouth Property and will receive a property management fee of 2.0% of the monthly gross revenue from the CV Portsmouth Property. We currently have no plans for any renovations, improvements or development of the CV Portsmouth Property. We believe the CV Portsmouth Property is adequately insured.
     Advance Auto —Greenfield, Indiana
          On June 29, 2006, Cole AA Greenfield IN, LLC, a Delaware limited liability company (“AA Greenfield”), a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 7,000 square foot single-tenant retail building (the “AA Greenfield Property”), from Solid Muldoon Partners, LLC, which is not affiliated with us, our subsidiaries or affiliates. The AA Greenfield Property was built in 2003 on an approximately 1.14 acre site located in Greenfield, Indiana. The area surrounding the AA Greenfield Property is surrounded by commercial and residential developments.
          The purchase price of the AA Greenfield Property was approximately $1.4 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering. In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $28,000.
          The AA Greenfield Property is 100% leased to Advance Stores Company, Incorporated (“Advance Auto”). The AA Greenfield Property is subject to a net lease, which commenced on June 12, 2003. Pursuant to the lease agreement, the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The annual base rent of $110,040 is fixed through the initial lease term, which expires June 30, 2013. Advance Auto has three options to renew the lease, one option for an additional six-month period beginning on July 1, 2013, and two additional options, each for an additional five-year period, with rental escalations of 3.0% at the start of each five-year renewal term.
          Advance Auto operates over 2,800 auto parts stores in 40 states, Puerto Rico and the Virgin Islands. Advance Auto has a Standard and Poor’s credit rating of “BB+” and its stock is publicly traded on the New York Stock Exchange under the symbol “AAP.”
          Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the AA Greenfield Property and will receive a property management fee of 2.0% of the monthly gross revenue from the AA Greenfield Property. We currently have no plans for any renovations, improvements or development of the AA Greenfield Property. We believe the AA Greenfield Property is adequately insured.

     Advance Auto —Trenton, Ohio
          On June 29, 2006, Cole AA Trenton OH, LLC, a Delaware limited liability company (“AA Trenton”), a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 7,000 square foot single-tenant retail building (the “AA Trenton Property”), from Temptation Partners, LLC, which is not affiliated with us, our subsidiaries or affiliates. The AA Trenton Property was built in 2003 on an approximately 1.14 acre site located in Trenton, Ohio. The area surrounding the AA Trenton Property is surrounded by commercial, agricultural and residential developments.
          The purchase price of the AA Trenton Property was approximately $1.1 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering. In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $21,000.
          The AA Trenton Property is 100% leased to Advance Auto. The AA Trenton Property is subject to a net lease, which commenced on April 10, 2003. Pursuant to the lease agreement, the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The annual base rent of $84,782 is fixed through the initial lease term, which expires June 30, 2013. Advance Auto has three options to renew the lease, one option for an additional six-month period beginning on July 1, 2013, and two additional options, each for an additional five-year period, with rental escalations of 4.0% at the start of each five-year renewal term.
          Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the AA Trenton Property and will receive a property management fee of 2.0% of the monthly gross revenue from the AA Trenton Property. We currently have no plans for any renovations, improvements or development of the AA Trenton Property. We believe the AA Trenton Property is adequately insured.
     Rite Aid — Lansing, Michigan
          On June 29, 2006, Cole RA Lansing MI, LLC, a Delaware limited liability company (“RA Lansing”), a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 12,000 square foot single-tenant retail building (the “RA Lansing Property”), from VP Investments, LLC, which is not affiliated with us, our subsidiaries or affiliates. The RA Lansing Property was constructed in 1950 and completely renovated in 1996 to accommodate the current tenant. The RA Lansing Property sits on an approximately 0.48 acre site in Lansing, Michigan. The area surrounding the RA Lansing Property is shared by commercial, retail and residential developments.
          The purchase price of the RA Lansing Property was $1.7 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and a $1.04 million loan from Bear Stearns, which is secured by the RA Lansing Property (the “RA Lansing Loan”). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $35,000 and our advisor a finance coordination fee of approximately $10,000.
          The RA Lansing Property is 100% leased to Rite Aid of Michigan, Inc., which is a wholly-owned subsidiary of Rite Aid, which guarantees the lease. The RA Lansing Property is subject to a net lease, which commenced on December 10, 1996, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The annual base rent of $160,480 has rental increases of 4.0% beginning on January 1, 2007 and every five years thereafter through the initial lease term which expires December 31, 2016. Rite Aid has four options to renew the lease, each for an additional five-year term beginning on January 1, 2017, with rental escalations of 3.0% at the beginning of each five-year renewal term.
          Rite Aid has operates over 3,300 stores in 28 states and Washington, DC. Rite Aid has a Standard and Poor’s credit rating of “B+” and its stock is publicly traded on the New York Stock Exchange under the ticker symbol “RAD”.
          Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the RA Lansing Property and will receive a property management fee of 2.0% of the monthly gross revenue from the RA Lansing Property. We currently have no plans for any renovations, improvements or development of the RA Lansing Property. We believe the RA Lansing Property is adequately insured.
          The RA Lansing Loan has a fixed interest rate of 5.90% per annum with monthly interest-only payments. The outstanding principal and any accrued and unpaid interest is due on July 1, 2016 (the “RA Lansing Maturity Date”). The RA Lansing Loan is generally non-recourse to RA Lansing and Cole OP II, but both are liable for customary non-recourse carveouts.
          The RA Lansing Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the RA Lansing Maturity Date and (ii)

partial prepayments resulting from Bear Stearns’ election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the RA Lansing Loan. Notwithstanding the prepayment limitations, RA Lansing may sell the RA Lansing Property to a buyer that assumes the RA Lansing Loan. The transfer would be subject to Bear Stearns’ approval of the proposed buyer and the payment of Bear Stearns’ costs and expenses associated with the sale of the RA Lansing Property.
          In the event the RA Lansing Loan is not paid off on the RA Lansing Maturity Date, the RA Lansing Loan includes hyperamortization provisions. The RA Lansing Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Bear Stearns will apply 100% of the rents collected to (i) all payments due to Bear Stearns under the RA Lansing Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the RA Lansing Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the RA Lansing Loan. Any remaining amount will be applied to the reduction of the principal balance of the RA Lansing Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.90% plus two percent (2.0%) and (y) the then current Ten Year Treasury Yield plus two percent (2.0%). Notwithstanding the forgoing, failure to make any required payments under the RA Lansing Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate and all interest and principal becoming immediately due and payable in full.
     Advance Auto— Columbia Heights, Minnesota
          On July 6, 2006, Cole AA Columbia Heights MN, LLC, a Delaware limited liability company (“AA Columbia Heights”), a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 7,000 square foot single-tenant retail building (the “AA Columbia Heights Property”), from Spirit Management Company, which is not affiliated with us, our subsidiaries or affiliates. The AA Columbia Heights Property was constructed in 2005 on an approximately 0.79 acre site in Columbia Heights, Minnesota. The area surrounding the AA Columbia Heights Property is shared by commercial and retail developments.
          The purchase price of the AA Columbia Heights Property was $1.7 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $1.4 million loan from Wachovia, which is secured by the AA Columbia Heights Property (the “AA Columbia Heights Loan”). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $35,000 and our advisor a finance coordination fee of approximately $10,000.
          The AA Columbia Heights Property is 100% leased to Advance Auto. The AA Columbia Heights Property is subject to a net lease, which commenced on January 19, 2006, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The annual base rent of $131,524 is fixed through the first ten years of the initial lease term and increases to $138,100 in the eleventh year through the remainder of the initial lease term, which expires January 31, 2021. Advance Auto has three options to renew the lease, each for an additional five-year term beginning on February 1, 2021, with rental escalations of 5.0% at the beginning of each five-year renewal term.
          Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the AA Columbia Heights Property and will receive a property management fee of 2.0% of the monthly gross revenue from the AA Columbia Heights Property. We currently have no plans for any renovations, improvements or development of the AA Columbia Heights Property. We believe the AA Columbia Heights Property is adequately insured.
          The AA Columbia Heights Loan consists of an approximately $1.04 million fixed interest rate tranche (the “AA Columbia Heights Fixed Rate Tranche”) and a $346,000 variable interest rate tranche (the “AA Columbia Heights Variable Rate Tranche”). The AA Columbia Heights Fixed Rate Tranche has a fixed interest rate of 5.83% per annum with monthly interest-only payments. The outstanding principal and any accrued and unpaid interest is due on July 11, 2016 (the “AA Columbia Heights Maturity Date”). The AA Columbia Heights Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments, and the outstanding principal and any accrued and unpaid interest is due on October 6, 2006. The AA Columbia Heights Loan is generally non-recourse to AA Columbia Heights and Cole OP II, but both are liable for customary non-recourse carveouts.
          The AA Columbia Heights Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the AA Columbia Heights Maturity Date and (ii) partial prepayments resulting from Wachovia’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the AA Columbia Heights Loan. Notwithstanding the prepayment limitations, AA Columbia Heights may sell the AA Columbia Heights Property to a buyer that assumes the AA Columbia Heights Loan. The transfer shall be subject to Wachovia’s approval of the proposed buyer and the payment of Wachovia’s costs and expenses associated with the sale of the AA Columbia Heights Property.

          In the event the AA Columbia Heights Loan is not paid off on the AA Columbia Heights Maturity Date, the AA Columbia Heights Loan includes hyperamortization provisions. The AA Columbia Heights Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Wachovia will apply 100% of the rents collected to (i) all payments due to Wachovia under the AA Columbia Heights Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the AA Columbia Heights Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the AA Columbia Heights Loan. Any remaining amount will be applied to the reduction of the principal balance of the AA Columbia Heights Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.83% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%). Notwithstanding the forgoing, failure to make any required payments under the AA Columbia Heights Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.
     Advance Auto — Fergus Falls, Minnesota
          On July 6, 2006, Cole AA Fergus Falls MN, LLC, a Delaware limited liability company (“AA Fergus Falls”), a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 7,000 square foot single-tenant retail building (the “AA Fergus Falls Property”), from Spirit Management Company, which is not affiliated with us, our subsidiaries or affiliates. The AA Fergus Falls Property was constructed in 2005 on an approximately 0.74 acre site in Fergus Falls, Minnesota. The area surrounding the AA Fergus Falls Property is shared by retail and residential developments.
          The purchase price of the AA Fergus Falls Property was $1.2 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and a $963,000 loan from Wachovia, which is secured by the AA Fergus Falls Property (the “AA Fergus Falls Loan”). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $24,000 and our advisor a finance coordination fee of approximately $7,000.
          The AA Fergus Falls Property is 100% leased to Advance Auto. The AA Fergus Falls Property is subject to a net lease, which commenced on November 3, 2005, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $91,441 is fixed through the first ten years of the initial lease term and increases to $96,013 in the eleventh year through the remainder of the initial lease term, which expires November 30, 2020. Advance Auto has three options to renew the lease, each for an additional five-year term beginning on December 1, 2020, with rental escalations of 5.0% at the beginning of each five-year renewal term.
          Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the AA Fergus Falls Property and will receive a property management fee of 2.0% of the monthly gross revenue from the AA Fergus Falls Property. We currently have no plans for any renovations, improvements or development of the AA Fergus Falls Property. We believe the AA Fergus Falls Property is adequately insured.
          The AA Fergus Falls Loan consists of a $722,000 fixed interest rate tranche (the “AA Fergus Falls Fixed Rate Tranche”) and a $241,000 variable interest rate tranche (the “AA Fergus Falls Variable Rate Tranche”). The AA Fergus Falls Fixed Rate Tranche has a fixed interest rate of 5.83% per annum with monthly interest-only payments. The outstanding principal and any accrued and unpaid interest is due on July 11, 2016 (the “AA Fergus Falls Maturity Date”). The AA Fergus Falls Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments, and the outstanding principal and any accrued and unpaid interest is due on October 6, 2006. The AA Fergus Falls Loan is generally non-recourse to AA Fergus Falls and Cole OP II, but both are liable for customary non-recourse carveouts.
          The AA Fergus Falls Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the AA Fergus Falls Maturity Date and (ii) partial prepayments resulting from Wachovia’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the AA Fergus Falls Loan. Notwithstanding the prepayment limitations, AA Fergus Falls may sell the AA Fergus Falls Property to a buyer that assumes the AA Fergus Falls Loan. The transfer shall be subject to Wachovia’s approval of the proposed buyer and the payment of Wachovia’s costs and expenses associated with the sale of the AA Fergus Falls Property.
          In the event the AA Fergus Falls Loan is not paid off on the AA Fergus Falls Maturity Date, the AA Fergus Falls Loan includes hyperamortization provisions. The AA Fergus Falls Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Wachovia will apply 100% of the rents collected to (i) all payments due to Wachovia under the AA Fergus Falls Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the AA Fergus Falls Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the AA Fergus Falls Loan. Any remaining amount will be applied to the reduction of the principal balance of the AA Fergus Falls Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.83% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%). Notwithstanding the forgoing, failure to make any required payments under the AA Fergus Falls Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.
     CVS — Okeechobee, Florida
          On July 7, 2006, Cole OP II acquired 100% of the membership interests (the “CV Okeechobee Interests”) in Cole CV Okeechobee FL, LLC (“CV Okeechobee”) from Cole Acquisitions, an affiliate of our advisor. CV Okeechobee owns, as its only asset, a retail building (the “CV Okeechobee Property”) leased to CVS EGL Parrott Okeechobee FL, LLC., a wholly-owned subsidiary of CVS, which guarantees the lease. The CV Okeechobee Property was built in 2001 and consists of an approximately 13,000 square foot single-tenant retail building on an approximately 1.7 acre site located in Okeechobee, Florida. The area surrounding the CV Okeechobee Property is primarily surrounded by commercial retail developments.
          The purchase price of the CV Okeechobee Interests was approximately $6.5 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and the assumption of an approximately $4.1 million loan from Wachovia secured by the CV Okeechobee Property (the “CV Okeechobee Loan”). In connection with the acquisition, we paid an affiliate of our advisor a finance coordination fee of approximately $41,000. A majority of our board of directors, including all of our independent directors, not otherwise interested in the acquisition, approved the acquisition as being fair and reasonable to us and at a price to us no greater than the cost of the asset to the affiliate. The cost to us was not in excess of the current appraised value of the property as determined by an independent expert selected by our independent directors.
          The CV Okeechobee Property is subject to a net lease, which commenced on July 6, 2001. Pursuant to the lease agreement, the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $435,130, is fixed through the initial lease term, which expires on July 5, 2026. CVS has five options to renew the lease, each for an additional five year period, with rental escalations of 1.0% at the start of each five-year renewal period.
          Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the CV Okeechobee Property and will receive a property management fee of 2.0% of the monthly gross revenue from the CV Okeechobee Property. We currently have no plans for any renovations, improvements or development of the CV Okeechobee Property. We believe the CV Okeechobee Property is adequately insured.
          The CV Okeechobee Loan has a fixed interest rate of 5.60% per annum with monthly interest-only payments. The outstanding principal and any accrued and unpaid interest is due on February 11, 2016 (the “CV Okeechobee Maturity Date”). The CV Okeechobee Loan is generally non-recourse to CV Okeechobee and Cole OP II, but both are liable for customary non-recourse carveouts.
          The CV Okeechobee Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the CV Okeechobee Maturity Date and (ii) partial prepayments resulting from Wachovia’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the CV Okeechobee Loan. Notwithstanding the prepayment limitations, CV Okeechobee may sell the CV Okeechobee Property to a buyer that assumes the CV Okeechobee Loan. The transfer would be subject to Wachovia’s approval of the proposed buyer and the payment of Wachovia’s costs and expenses associated with the sale of the CV Okeechobee Property.
          In the event the CV Okeechobee Loan is not paid off on the CV Okeechobee Maturity Date, the CV Okeechobee Loan includes hyperamortization provisions. The CV Okeechobee Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Wachovia will apply 100% of the rents collected to (i) all payments due to Wachovia under the CV Okeechobee Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the CV Okeechobee Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the CV Okeechobee Loan. Any remaining amount will be applied to the reduction of the principal balance of the CV Okeechobee Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.60% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%). Notwithstanding the forgoing, failure to make any required payments under the CV Okeechobee Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.

     Office Depot — Dayton, Ohio
          On July 7, 2006, Cole OP II acquired 100% of the membership interests (the “OD Dayton Interests”) in Cole OD Dayton OH, LLC (“OD Dayton”) from Cole Acquisitions, an affiliate of our advisor. OD Dayton owns, as its only asset, a retail building (the “OD Dayton Property”) leased to Office Depot, Inc. (“Office Depot”) The OD Dayton Property was built in 2005 and consists of an approximately 20,000 square foot single-tenant retail building on an approximately 2.04 acre site located in Dayton, Ohio. The area surrounding the OD Dayton Property is primarily surrounded by commercial retail developments.
          The purchase price of the OD Dayton Interests was approximately $3.4 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and the assumption of an approximately $2.1 million loan from Wachovia secured by the OD Dayton Property (the “OD Dayton Loan”). In connection with the acquisition, we paid an affiliate of our advisor a finance coordination fee of approximately $21,000. A majority of our board of directors, including all of our independent directors, not otherwise interested in the acquisition, approved the acquisition as being fair and reasonable to us and at a price to us no greater than the cost of the asset to the affiliate. The cost to us was not in excess of the current appraised value of the property as determined by an independent expert selected by our independent directors.
          The OD Dayton Property is subject to a net lease, which commenced on January 18, 2006. Pursuant to the lease agreement, the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $237,566, is fixed through the initial lease term which expires on December 31, 2021. Office Depot has four options to renew the lease, each for an additional five year period, with rental escalations of 20% at the beginning of the first five-year renewal term, and rental escalations of 10% at the beginning of each subsequent five-year renewal term.
          Office Depot is a global supplier of office products and services. Office Depot has a Standard & Poor’s credit rating of “BBB-” and it’s stock is publicly traded on the New York Stock Exchange under the ticker symbol “ODP”.
          Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the OD Dayton Property and will receive a property management fee of 2.0% of the monthly gross revenue from the OD Dayton Property. We currently have no plans for any renovations, improvements or development of the OD Dayton Property. We believe the OD Dayton Property is adequately insured.
          The OD Dayton Loan, which is secured by the OD Dayton Property, has a fixed interest rate of 5.73% per annum with monthly interest-only payments and the outstanding principal and any accrued and unpaid interest due on January 11, 2016 (the “OD Dayton Maturity Date”). The OD Dayton Loan is generally non-recourse to OD Dayton and Cole OP II, but both are liable for customary non-recourse carveouts.
          The OD Dayton Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the OD Dayton Maturity Date and (ii) partial prepayments resulting from Wachovia’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the OD Dayton Loan. Notwithstanding the prepayment limitations, OD Dayton may sell the OD Dayton Property to a buyer that assumes the OD Dayton Loan. The transfer would be subject to Wachovia’s approval of the proposed buyer and the payment of Wachovia’s costs and expenses associated with the sale of the OD Dayton Property.
          In the event the OD Dayton Loan is not paid off on the OD Dayton Maturity Date, the OD Dayton Loan includes hyperamortization provisions. The OD Dayton Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Wachovia will apply 100% of the rents collected to (i) all payments due to Wachovia under the OD Dayton Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the OD Dayton Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the OD Dayton Loan. Any remaining amount will be applied to the reduction of the principal balance of the OD Dayton Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.73% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%). Notwithstanding the forgoing, failure to make any required payments under the OD Dayton Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.
     Advance Auto — Holland, Michigan
          On July 12, 2006, Cole OP II acquired 100% of the membership interests (the “AA Holland Interests”) in Cole AA Holland MI, LLC (“AA Holland”) from Cole Acquisitions, an affiliate of our advisor. AA Holland owns, as its only asset, a retail building (the “AA Holland Property”) leased to Advance Auto. The AA Holland Property was built in 2006 and consists of an approximately 7,000 square foot single-tenant retail building on an approximately 1.06 acre site located in Holland, Michigan. The area surrounding the AA Holland Property is primarily surrounded by commercial, retail and residential developments.
          The purchase price of the AA Holland Interests was approximately $2.1 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and the assumption of an approximately $1.2 million loan from Wachovia secured by the AA Holland Property (the “AA Holland Loan”). In connection with the acquisition, we paid an affiliate of our advisor a finance coordination fee of approximately $12,000. A majority of our board of directors, including all of our independent directors, not otherwise interested in the acquisition, approved the acquisition as being fair and reasonable to us and at a price to us no greater than the cost of the asset to the affiliate. The cost to us was not in excess of the current appraised value of the property as determined by an independent expert selected by our independent directors.
          The AA Holland Property is subject to a net lease, which commenced on January 26, 2006. Pursuant to the lease agreement, the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $149,063 is fixed through the first ten years of the initial lease term and increases to $163,968 in the eleventh year through the remainder of the initial lease term, which expires January 31, 2021. Advance Auto has three options to renew the lease, each for an additional five-year term beginning on February 1, 2021, with rental escalations of 10% at the beginning of each five-year renewal term.
          Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the AA Holland Property and will receive a property management fee of 2.0% of the monthly gross revenue from the AA Holland Property. We currently have no plans for any renovations, improvements or development of the AA Holland Property. We believe the AA Holland Property is adequately insured.
          The AA Holland Loan, which is secured by the AA Holland Property, has a fixed interest rate of 5.83% per annum with monthly interest-only payments and the outstanding principal and any accrued and unpaid interest due on April 11, 2016 (the “AA Holland Maturity Date”). The AA Holland Loan is generally non-recourse to AA Holland and Cole OP II, but both are liable for customary non-recourse carveouts.
          The AA Holland Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the AA Holland Maturity Date and (ii) partial prepayments resulting from Wachovia’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the AA Holland Loan. Notwithstanding the prepayment limitations, AA Holland may sell the AA Holland Property to a buyer that assumes the AA Holland Loan. The transfer would be subject to Wachovia’s approval of the proposed buyer and the payment of Wachovia’s costs and expenses associated with the sale of the AA Holland Property.
          In the event the AA Holland Loan is not paid off on the AA Holland Maturity Date, the AA Holland Loan includes hyperamortization provisions. The AA Holland Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Wachovia will apply 100% of the rents collected to (i) all payments due to Wachovia under the AA Holland Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the AA Holland Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the AA Holland Loan. Any remaining amount will be applied to the reduction of the principal balance of the AA Holland Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.83% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%). Notwithstanding the forgoing, failure to make any required payments under the AA Holland Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.
     Advance Auto — Holland Township, Michigan
          On July 12, 2006, Cole OP II acquired 100% of the membership interests (the “AA Holland Township Interests”) in Cole AA Holland Township MI, LLC (“AA Holland Township”) from Cole Acquisitions, an affiliate of our advisor. AA Holland Township owns, as its only asset, a retail building (the “AA Holland Township Property”) leased to Advance Auto. The AA Holland Township Property was built in 2006 and consists of an approximately 7,000 square foot single-tenant retail building on an approximately 1.44 acre site located in Holland Township, Michigan. The area surrounding the AA Holland Township Property is primarily surrounded by commercial, retail and residential developments.
          The purchase price of the AA Holland Township Interests was approximately $2.1 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and the assumption of an approximately $1.2 million loan from Wachovia secured by the AA Holland Township Property (the “AA Holland Township Loan”). In connection with the acquisition, we paid an affiliate of our advisor a finance coordination fee of approximately $12,000. A majority of our board of directors, including all of our independent directors, not otherwise interested in the acquisition, approved the acquisition as being fair and reasonable to us and at a price to us no greater than the cost of the asset to the affiliate. The cost to us was not in excess of the current appraised value of the property as determined by an independent expert selected by our independent directors.
          The AA Holland Township Property is subject to a net lease, which commenced on January 26, 2006. Pursuant to the lease agreement, the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $153,908 is fixed through the first ten years of the initial lease term and increases to $169,299 in the eleventh year through the remainder of the initial lease term, which expires January 31, 2021. Advance Auto has three options to renew the lease, each for an additional five-year term beginning on February 1, 2021, with rental escalations of 5.0% at the beginning of each five-year renewal term.
          Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the AA Holland Township Property and will receive a property management fee of 2.0% of the monthly gross revenue from the AA Holland Township Property. We currently have no plans for any renovations, improvements or development of the AA Holland Township Property. We believe the AA Holland Township Property is adequately insured.
          The AA Holland Township Loan, which is secured by the AA Holland Township Property, has a fixed interest rate of 5.83% per annum with monthly interest-only payments and the outstanding principal and any accrued and unpaid interest due on April 11, 2016 (the “AA Holland Township Maturity Date”). The AA Holland Township Loan is generally non-recourse to AA Holland Township and Cole OP II, but both are liable for customary non-recourse carveouts.
          The AA Holland Township Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the AA Holland Township Maturity Date and (ii) partial prepayments resulting from Wachovia’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the AA Holland Township Loan. Notwithstanding the prepayment limitations, AA Holland Township may sell the AA Holland Township Property to a buyer that assumes the AA Holland Township Loan. The transfer would be subject to Wachovia’s approval of the proposed buyer and the payment of Wachovia’s costs and expenses associated with the sale of the AA Holland Township Property.
          In the event the AA Holland Township Loan is not paid off on the AA Holland Township Maturity Date, the AA Holland Township Loan includes hyperamortization provisions. The AA Holland Township Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Wachovia will apply 100% of the rents collected to (i) all payments due to Wachovia under the AA Holland Township Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the AA Holland Township Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the AA Holland Township Loan. Any remaining amount will be applied to the reduction of the principal balance of the AA Holland Township Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.83% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%). Notwithstanding the forgoing, failure to make any required payments under the AA Holland Township Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.
     Advance Auto — Zeeland, Michigan
          On July 12, 2006, Cole OP II acquired 100% of the membership interests (the “AA Zeeland Interests”) in Cole AA Zeeland MI, LLC (“AA Zeeland”) from Cole Acquisitions, an affiliate of our advisor. AA Zeeland owns, as its only asset, a retail building (the “AA Zeeland Property”) leased to Advance Auto. The AA Zeeland Property was built in 2006 and consists of an approximately 7,000 square foot single-tenant retail building on an approximately 0.98 acre site located in Zeeland, Michigan. The area surrounding the AA Zeeland Property is primarily surrounded by commercial, retail and residential developments.
          The purchase price of the AA Zeeland Interests was approximately $1.8 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and the assumption of an approximately $1.1 million loan from Wachovia secured by the AA Zeeland Property (the “AA Zeeland Loan”). In connection with the acquisition, we paid an affiliate of our advisor a finance coordination fee of approximately $11,000. A majority of our board of directors, including all of our independent directors, not otherwise interested in the acquisition, approved the acquisition as being fair and reasonable to us and at a price to us no greater than the cost of the asset to the affiliate. The cost to us was not in excess of the current appraised value of the property as determined by an independent expert selected by our independent directors.

          The AA Zeeland Property is subject to a net lease, which commenced on January 26, 2006. Pursuant to the lease agreement, the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $132,089 is fixed through the first ten years of the initial lease term and increases to $145,298 in the eleventh year through the remainder of the initial lease term, which expires January 31, 2021. Advance Auto has three options to renew the lease, each for an additional five-year term beginning on February 1, 2021, with rental escalations of 10% at the beginning of each five-year renewal term.
          Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the AA Zeeland Property and will receive a property management fee of 2.0% of the monthly gross revenue from the AA Zeeland Property. We currently have no plans for any renovations, improvements or development of the AA Zeeland Property. We believe the AA Zeeland Property is adequately insured.
          The AA Zeeland Loan, which is secured by the AA Zeeland Property, has a fixed interest rate of 5.83% per annum with monthly interest-only payments and the outstanding principal and any accrued and unpaid interest due on April 11, 2016 (the “AA Zeeland Maturity Date”). The AA Zeeland Loan is generally non-recourse to AA Zeeland and Cole OP II, but both are liable for customary non-recourse carveouts.
          The AA Zeeland Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the AA Zeeland Maturity Date and (ii) partial prepayments resulting from Wachovia’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the AA Zeeland Loan. Notwithstanding the prepayment limitations, AA Zeeland may sell the AA Zeeland Property to a buyer that assumes the AA Zeeland Loan. The transfer would be subject to Wachovia’s approval of the proposed buyer and the payment of Wachovia’s costs and expenses associated with the sale of the AA Zeeland Property.
          In the event the AA Zeeland Loan is not paid off on the AA Zeeland Maturity Date, the AA Zeeland Loan includes hyperamortization provisions. The AA Zeeland Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Wachovia will apply 100% of the rents collected to (i) all payments due to Wachovia under the AA Zeeland Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the AA Zeeland Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the AA Zeeland Loan. Any remaining amount will be applied to the reduction of the principal balance of the AA Zeeland Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.83% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%). Notwithstanding the forgoing, failure to make any required payments under the AA Zeeland Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.
     CVS — Orlando, Florida
          On July 12, 2006, Cole OP II acquired 100% of the membership interests (the “CV Orlando Interests”) in Cole CV Orlando FL, LLC (“CV Orlando”) from Series D, LLC, (“Series D”), an affiliate of our advisor. CV Orlando owns, as its only asset, a retail building (the “CV Orlando Property”) leased to CVS EGL Lake Pickett FL, LLC, a wholly-owned subsidiary of CVS, which guarantees the lease. The CV Orlando Property was built in 2005 and consists of an approximately 14,000 square foot single-tenant retail building on an approximately 1.38 acre site located in Orlando, Florida. The area surrounding the CV Orlando Property is primarily surrounded by retail and residential developments.
          The purchase price of the CV Orlando Interests was approximately $4.95 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and the assumption of an approximately $3.0 million loan Wachovia secured by the CV Orlando Property (the “CV Orlando Loan”). In connection with the acquisition, we paid an affiliate of our advisor a finance coordination fee of approximately $30,000. A majority of our board of directors, including all of our independent directors, not otherwise interested in the acquisition, approved the acquisition as being fair and reasonable to us and at a price to us no greater than the cost of the asset to the affiliate. The cost to us was not in excess of the current appraised value of the property as determined by an independent expert selected by our independent directors.
          The CV Orlando Property is subject to a net lease, which commenced on November 2, 2005. Pursuant to the lease agreement, the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $324,765, is fixed through the initial lease term which expires on November 1, 2025. CVS has four options to renew the lease, each for an additional five-year period, with rental escalations of 2.0% at the beginning of each five-year renewal term.

          Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the CV Orlando Property and will receive a property management fee of 2.0% of the monthly gross revenue from the CV Orlando Property. We currently have no plans for any renovations, improvements or development of the CV Orlando Property. We believe the CV Orlando Property is adequately insured.
          The CV Orlando Loan, which is secured by the CV Orlando Property, has a fixed interest rate of 5.68% per annum with monthly interest-only payments and the outstanding principal and any accrued and unpaid interest due on April 11, 2016 (the “CV Orlando Maturity Date”). The CV Orlando Loan is generally non-recourse to CV Orlando and Cole OP II, but both are liable for customary non-recourse carveouts.
          The CV Orlando Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the CV Orlando Maturity Date and (ii) partial prepayments resulting from Wachovia’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the CV Orlando Loan. Notwithstanding the prepayment limitations, CV Orlando may sell the CV Orlando Property to a buyer that assumes the CV Orlando Loan. The transfer would be subject to Wachovia’s approval of the proposed buyer and the payment of Wachovia’s costs and expenses associated with the sale of the CV Orlando Property.
          In the event the CV Orlando Loan is not paid off on the CV Orlando Maturity Date, the CV Orlando Loan includes hyperamortization provisions. The CV Orlando Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Wachovia will apply 100% of the rents collected to (i) all payments due to Wachovia under the CV Orlando Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the CV Orlando Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the CV Orlando Loan. Any remaining amount will be applied to the reduction of the principal balance of the CV Orlando Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.68% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%). Notwithstanding the forgoing, failure to make any required payments under the CV Orlando Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.
     Office Depot — Greenville, Mississippi
          On July 12, 2006, Cole OP II acquired 100% of the membership interests (the “OD Greenville Interests”) in Cole OD Greenville OH, LLC (“OD Greenville”) from Cole Acquisitions, an affiliate of our advisor. OD Greenville owns, as its only asset, a retail building (the “OD Greenville Property”) leased to Office Depot. The OD Greenville Property was built in 2000 and consists of an approximately 25,000 square foot single-tenant retail building on an approximately 1.95 acre site located in Greenville, Mississippi. The area surrounding the OD Greenville Property is primarily surrounded by commercial, retail and residential developments.
          The purchase price of the OD Greenville Interests was approximately $3.5 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and the assumption of an approximately $2.2 million loan from Wachovia secured by the OD Greenville Property (the “OD Greenville Loan”). In connection with the acquisition, we paid an affiliate of our advisor a finance coordination fee of approximately $22,000. A majority of our board of directors, including all of our independent directors, not otherwise interested in the acquisition, approved the acquisition as being fair and reasonable to us and at a price to us no greater than the cost of the asset to the affiliate. The cost to us was not in excess of the current appraised value of the property as determined by an independent expert selected by our independent directors.
          The OD Greenville Property is subject to a net lease, which commenced on September 15, 2000. Pursuant to the lease agreement, the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $256,804, is fixed through the initial lease term which expires on September 30, 2015. Office Depot has three options to renew the lease, each for an additional five-year period, with rental escalations of 32% at the beginning of the first five-year renewal term, and rental escalations of 7.0% at the beginning of each subsequent five-year renewal term.
          Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the OD Greenville Property and will receive a property management fee of 2.0% of the monthly gross revenue from the OD Greenville Property. We currently have no plans for any renovations, improvements or development of the OD Greenville Property. We believe the OD Greenville Property is adequately insured.
          The OD Greenville Loan, which is secured by the OD Greenville Property, has a fixed interest rate of 5.76% per annum with monthly interest-only payments and the outstanding principal and any accrued and unpaid interest due on March 11, 2011 (the “OD

Greenville Maturity Date”). The OD Greenville Loan is generally non-recourse to OD Greenville and Cole OP II, but both are liable for customary non-recourse carveouts.
          The OD Greenville Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the OD Greenville Maturity Date and (ii) partial prepayments resulting from Wachovia’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the OD Greenville Loan. Notwithstanding the prepayment limitations, OD Greenville may sell the OD Greenville Property to a buyer that assumes the OD Greenville Loan. The transfer would be subject to Wachovia’s approval of the proposed buyer and the payment of Wachovia’s costs and expenses associated with the sale of the OD Greenville Property.
          In the event the OD Greenville Loan is not paid off on the OD Greenville Maturity Date, the OD Greenville Loan includes hyperamortization provisions. The OD Greenville Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Wachovia will apply 100% of the rents collected to (i) all payments due to Wachovia under the OD Greenville Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the OD Greenville Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the OD Greenville Loan. Any remaining amount will be applied to the reduction of the principal balance of the OD Greenville Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.76% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%). Notwithstanding the forgoing, failure to make any required payments under the OD Greenville Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 4.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.
     Office Depot — Warrensburg, Missouri
          On July 19, 2006, Cole OP II acquired 100% of the membership interests (the “OD Warrensburg Interests”) in Cole OD Warrensburg OH, LLC (“OD Warrensburg”) from Series D. OD Warrensburg owns, as its only asset, a retail building (the “OD Warrensburg Property”) leased to Office Depot. The OD Warrensburg Property was built in 2001 and consists of an approximately 20,000 square foot single-tenant retail building on an approximately 2.06 acre site located in Warrensburg, Missouri. The area surrounding the OD Warrensburg Property is primarily surrounded by commercial, retail and residential developments.
          The purchase price of the OD Warrensburg Interests was approximately $2.9 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and the assumption of an approximately $1.8 million loan from Wachovia secured by the OD Warrensburg Property (the “OD Warrensburg Loan”). In connection with the acquisition, we paid an affiliate of our advisor a finance coordination fee of approximately $18,000. A majority of our board of directors, including all of our independent directors, not otherwise interested in the acquisition, approved the acquisition as being fair and reasonable to us and at a price to us no greater than the cost of the asset to the affiliate. The cost to us was not in excess of the current appraised value of the property as determined by an independent expert selected by our independent directors.
          The OD Warrensburg Property is subject to a net lease, which commenced on August 24, 2001. Pursuant to the lease agreement, the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $210,000, is fixed through the initial lease term which expires on August 31, 2016. Office Depot has four options to renew the lease, each for an additional five-year period, with rental escalations of descending in a range from 5.0% at the beginning of the first five-year renewal term, to 4.0% at the beginning of the final five-year renewal term.
          Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the OD Warrensburg Property and will receive a property management fee of 2.0% of the monthly gross revenue from the OD Warrensburg Property. We currently have no plans for any renovations, improvements or development of the OD Warrensburg Property. We believe the OD Warrensburg Property is adequately insured.
          The OD Warrensburg Loan, which is secured by the OD Warrensburg Property, has a fixed interest rate of 5.85% per annum with monthly interest-only payments and the outstanding principal and any accrued and unpaid interest due on April 11, 2011 (the “OD Warrensburg Maturity Date”). The OD Warrensburg Loan is generally non-recourse to OD Warrensburg and Cole OP II, but both are liable for customary non-recourse carveouts.
          The OD Warrensburg Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the OD Warrensburg Maturity Date and (ii) partial prepayments resulting from Wachovia’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the OD Warrensburg Loan. Notwithstanding the prepayment limitations, OD Warrensburg may sell the OD Warrensburg Property to a buyer that assumes the OD Warrensburg Loan. The transfer would be subject to Wachovia’s approval of the proposed buyer and the payment of Wachovia’s costs and expenses associated with the sale of the OD Warrensburg Property.
     In the event the OD Warrensburg Loan is not paid off on the OD Warrensburg Maturity Date, the OD Warrensburg Loan includes hyperamortization provisions. The OD Warrensburg Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Wachovia will apply 100% of the rents collected to (i) all payments due to Wachovia under the OD Warrensburg Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the OD Warrensburg Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the OD Warrensburg Loan. Any remaining amount will be applied to the reduction of the principal balance of the OD Warrensburg Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.85% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%). Notwithstanding the forgoing, failure to make any required payments under the OD Warrensburg Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 4.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.
CVS — Gulfport, Mississippi
     On August 10, 2006, Cole OP acquired 100% of the membership interests (the “CV Gulfport Interests”) in Cole CV Gulfport MS, LLC (“CV Gulfport”) from Cole Acquisitions, an affiliate of ours and our advisor. CV Gulfport owns 100% fee simple interest in, as its only asset, a retail building (the “CV Gulfport Property”), 100% leased to CVS EGL East Pass Gulfport MS, Inc., a wholly-owned subsidiary of CVS. The CV Gulfport Property was built in 2000 and consists of an approximately 11,000 square foot single-tenant retail building on an approximately 1.2 acre site located in Gulfport, Mississippi. The area surrounding the CV Gulfport Property is primarily surrounded by commercial, retail and residential developments.
     The purchase price of the CV Gulfport Property was approximately $4.4 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $2.6 million loan from Wachovia, which is secured by the CV Gulfport Property (the “CV Gulfport Loan”). In connection with the acquisition, we paid our advisor a finance coordination fee of approximately $26,000. A majority of our board of directors, including all of our independent directors, not otherwise interested in the acquisition, approved the acquisition as being fair and reasonable to us and at a price to us no greater than the cost of the asset to the affiliate. The cost to us was not in excess of the current appraised value of the property as determined by an independent expert selected by our independent directors.
     The CV Gulfport Property is subject to a net lease, which commenced on October 25, 2000. Pursuant to the lease agreement, the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $281,136 is fixed through the initial lease term which expires on October 24, 2025. CVS has four options to renew the lease, each for an additional five-year term beginning on October 26, 2025, with rental escalations of 2.0% at the beginning of each five-year term.
     CVS operates over 5,000 stores in 36 states. CVS has a Standard & Poor’s credit rating of “A-” and the company’s stock is publicly traded on the New York Stock Exchange under the ticker symbol “CVS.”
     Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the CV Gulfport Property and will receive a property management fee of 2.0% of the monthly gross revenue from the CV Gulfport Property. We currently have no plans for any renovations, improvements or development of the CV Gulfport Property. We believe the CV Gulfport Property is adequately insured.
     The CV Gulfport Loan has a fixed interest rate of 5.28% per annum with monthly interest-only payments. The outstanding principal and any accrued and unpaid interest is due on April 11, 2016 (the “CV Gulfport Maturity Date”). The CV Gulfport Loan is generally non-recourse to CV Gulfport and Cole OP II, but both are liable for customary non-recourse carveouts.
     The CV Gulfport Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the CV Gulfport Maturity Date and (ii) partial prepayments resulting from Wachovia’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the CV Gulfport Loan. Notwithstanding the prepayment limitations, CV Gulfport may sell the CV Gulfport Property to a buyer that assumes the CV Gulfport Loan. The transfer would be subject to Wachovia’s approval of the proposed buyer and the payment of Wachovia’s costs and expenses associated with the sale of the CV Gulfport Property.

     In the event the CV Gulfport Loan is not paid off on the CV Gulfport Maturity Date, the CV Gulfport Loan includes hyperamortization provisions. The CV Gulfport Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Wachovia will apply 100% of the rents collected to (i) all payments due to Wachovia under the CV Gulfport Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the CV Gulfport Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the CV Gulfport Loan. Any remaining amount will be applied to the reduction of the principal balance of the CV Gulfport Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.28% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%). Notwithstanding the forgoing, failure to make any required payments under the CV Gulfport Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.
Advance Auto — Grand Forks, North Dakota
     On August 15, 2006, Cole AA Grand Forks ND, LLC, a Delaware limited liability company (“AA Grand Forks”), a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 7,000 square foot single-tenant retail building (the “AA Grand Forks Property”) from Spirit Management Company, which is not affiliated with us, our subsidiaries or affiliates. The AA Grand Forks Property was constructed in 2005 on an approximately 1.15 acre site in Grand Forks, North Dakota. The area surrounding the AA Grand Forks Property is shared by commercial, retail and residential developments.
     The purchase price of the AA Grand Forks Property was approximately $1.4 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $1.1 million loan from Wachovia, which is secured by the AA Grand Forks Property (the “AA Grand Forks Loan”). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $28,000 and our advisor a finance coordination fee of approximately $8,000.
     The AA Grand Forks Property is 100% leased to AdvanceAuto. The AA Grand Forks Property is subject to a net lease, which commenced on December 15, 2005, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $106,375 is fixed through the first ten years of the initial lease term and increases to $111,694 in the eleventh year through the remainder of the initial lease term, which expires December 31, 2020. Advance Auto has three options to renew the lease, each for an additional five-year term beginning on January 1, 2021, with rental escalations of 5.0% at the beginning of each five-year renewal term.
     Advance Auto operates over 2,800 auto parts stores in 40 states, Puerto Rico and the Virgin Islands. Advance Auto has a Standard and Poor’s credit rating of “BB+” and its stock is publicly traded on the New York Stock Exchange under the symbol “AAP.”
     Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the AA Grand Forks Property and will receive a property management fee of 2.0% of the monthly gross revenue from the AA Grand Forks Property. We currently have no plans for any renovations, improvements or development of the AA Grand Forks Property. We believe the AA Grand Forks Property is adequately insured.
     The AA Grand Forks Loan consists of an approximately $840,000 fixed interest rate tranche (the “AA Grand Forks Fixed Rate Tranche”) and a $280,000 variable interest rate tranche (the “AA Grand Forks Variable Rate Tranche”). The AA Grand Forks Fixed Rate Tranche has a fixed interest rate of 5.87% per annum with monthly interest-only payments. The outstanding principal and any accrued and unpaid interest is due on September 11, 2016 (the “AA Grand Forks Maturity Date”). The AA Grand Forks Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments, and the outstanding principal and any accrued and unpaid interest is due on November 15, 2006. The AA Grand Forks Loan is generally non-recourse to AA Grand Forks and Cole OP II, but both are liable for customary non-recourse carveouts.
     The AA Grand Forks Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the AA Grand Forks Maturity Date and (ii) partial prepayments resulting from Wachovia’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the AA Grand Forks Loan. Notwithstanding the prepayment limitations, AA Grand Forks may sell the AA Grand Forks Property to a buyer that assumes the AA Grand Forks Loan. The transfer shall be subject to Wachovia’s approval of the proposed buyer and the payment of Wachovia’s costs and expenses associated with the sale of the AA Grand Forks Property.

     In the event the AA Grand Forks Loan is not paid off on the AA Grand Forks Maturity Date, the AA Grand Forks Loan includes hyperamortization provisions. The AA Grand Forks Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Wachovia will apply 100% of the rents collected to (i) all payments due to Wachovia under the AA Grand Forks Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the AA Grand Forks Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the AA Grand Forks Loan. Any remaining amount will be applied to the reduction of the principal balance of the AA Grand Forks Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.87% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%). Notwithstanding the forgoing, failure to make any required payments under the AA Grand Forks Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.
CVS — Clinton, New York
     On August 24, 2006, Cole OP II acquired 100% of the membership interests (the “CV Clinton Interests”) in Meadow Street Development, LLC (“Meadow Street”) from Braxton Capital Company, LP, Devin A. Dal Pos, Douglas E. Ulrich, and Gregory E. Binzer, companies and persons that are not affiliated with us, our subsidiaries or affiliates. Meadow Street owns a 100% fee simple interest in, as its only asset, a retail building (the “CV Clinton Property”), leased to CVS BDI, Inc., which is a wholly-owned subsidiary of CVS. The CV Clinton Property was built in 2006 and consists of an approximately 10,000 square foot single-tenant retail building on an approximately 1.6 acre site located in Clinton, New York. The area surrounding the CV Clinton Property is primarily surrounded by, retail and residential developments.
     The purchase price of the CV Clinton Interests was approximately $3.1 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $2.4 million loan from Wachovia, which is secured by the CV Clinton Property (the “CV Clinton Loan”). The CV Clinton Loan is subject to cross-collateralization with the WG Picayune Property and in the future with the GG O’Fallon Property (defined below). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of $61,000 and our advisor a finance coordination fee of approximately $19,000.
     The CV Clinton Property is subject to a net lease, which commenced on April 5, 2006, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $222,661 is fixed through the remainder of the initial lease term, which expires January 31, 2032. CVS has four options to renew the lease, each for an additional five-year term beginning on February 1, 2032, with rental escalations of 10.0% at the beginning of the first five-year renewal term and 5.0% at each subsequent five-year renewal term.
     Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the CV Clinton Property and will receive a property management fee of 2.0% of the monthly gross revenue from the CV Clinton Property. We currently have no plans for any renovations, improvements or development of the CV Clinton Property. We believe the Clinton Property is adequately insured.
     The CV Clinton Loan consists of an approximately $1.9 million fixed interest rate tranche (the “CV Clinton Fixed Rate Tranche”) and a $457,000 variable interest rate tranche (the “CV Clinton Variable Rate Tranche”). The CV Clinton Fixed Rate Tranche has a fixed interest rate of 5.74% per annum with monthly interest-only payments. The outstanding principal and any accrued and unpaid interest is due on September 11, 2016 (the “CV Clinton Maturity Date”). The CV Clinton Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments, and the outstanding principal and any accrued and unpaid interest is due on December 24, 2006. The CV Clinton Loan is generally non-recourse to CV Clinton and Cole OP II, but both are liable for customary non-recourse carveouts.
     The CV Clinton Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the CV Clinton Maturity Date and (ii) partial prepayments resulting from Wachovia’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the CV Clinton Loan. Notwithstanding the prepayment limitations, CV Clinton may sell the CV Clinton Property to a buyer that assumes the CV Clinton Loan. The transfer shall be subject to Wachovia’s approval of the proposed buyer and the payment of Wachovia’s costs and expenses associated with the sale of the CV Clinton Property.
     In the event the CV Clinton Loan is not paid off on the CV Clinton Maturity Date, the CV Clinton Loan includes hyperamortization provisions. The CV Clinton Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Wachovia will apply 100% of the rents collected to (i) all payments due to Wachovia under the CV Clinton Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the CV Clinton Property pursuant to an approved annual budget, (iii) any extraordinary expenses (iv) the outstanding principal balance of the CV Clinton Loan and (v) any accrued interest under the CV Clinton Loan. Any remaining amount will be applied to the reduction of the principal balance of the CV Clinton Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.74% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%). Notwithstanding the forgoing, failure to make any required payments under the CV Clinton Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.
Oxford Theatre — Oxford, Mississippi
     On August 31, 2006, Cole OT Oxford MS, LP, a Delaware limited partnership (“OT Oxford”), in which Cole OP II is the sole limited partner and a wholly-owned subsidiary of Cole OP II is the sole general partner, acquired a 100% fee simple interest in an approximately 35,000 square foot single-tenant retail building (the “OT Oxford Property”), from Kenlan Development — Oxford, LLC, which is not affiliated with us, our subsidiaries or affiliates. The OT Oxford Property was constructed in 2006 on an approximately 5.76 acre site in Oxford, Mississippi. The area surrounding the OT Oxford Property is shared by commercial, retail and residential developments.
     The purchase price of the OT Oxford Property was approximately $9.7 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $5.2 million loan from Bear Stearns, which is secured by the OT Oxford Property (the “OT Oxford Loan”). The OT Oxford Loan is subject to cross-collateralization in the future with the LO Midland Property, the LO Lubbock Property, and the KO Wichita Property. In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $194,000 and our advisor a finance coordination fee of approximately $52,000.
     The OT Oxford Property is 100% leased to Oxford Theater Company, Inc., which is a wholly-owned subsidiary of American Screen Works, Inc., which guarantees the lease. The OT Oxford Property is subject to a net lease, which commenced on August 1, 2006, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $848,088 has rental escalations of 5.0% every five-years of the initial lease term, which expires July 31, 2026.
     American Screenworks, Inc. is a wholly owned subsidiary of Restaurant Entertainment Group (“REG”). REG was founded in Orlando, Florida in 1979 and owns and operates 35 American Screen Works cinema complexes. The theatres are in eighteen states throughout the US.
     Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the OT Oxford Property and will receive a property management fee of 2.0% of the monthly gross revenue from the OT Oxford Property. We currently have no plans for any renovations, improvements or development of the OT Oxford Property. We believe the OT Oxford Property is adequately insured.
     The OT Oxford Loan has a fixed interest rate of 6.11% per annum with monthly interest-only payments. The outstanding principal and any accrued and unpaid interest is due on July 1, 2016 (the “OT Oxford Maturity Date”). The OT Oxford Loan is generally non-recourse to OT Oxford and Cole OP II, but both are liable for customary non-recourse carveouts. In the event that the OT Oxford Loan is not cross-collateralized in the future with the LO Midland Property, the LO Lubbock Property, and the KO Wichita Property, at the option of Bear Stearns, we may be required to repay the OT Oxford Loan in full or increase the fixed interest rate by 1.0% per annum.
     The OT Oxford Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the OT Oxford Maturity Date and (ii) partial prepayments resulting from Bear Stearns’ election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the OT Oxford Loan. Notwithstanding the prepayment limitations, OT Oxford may sell the OT Oxford Property to a buyer that assumes the OT Oxford Loan. The transfer shall be subject to Bear Stearns’ approval of the proposed buyer and the payment of Bear Stearns’ costs and expenses associated with the sale of the OT Oxford Property.
     In the event the OT Oxford Loan is not paid off on the OT Oxford Maturity Date, the OT Oxford Loan includes hyperamortization provisions. The OT Oxford Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Bear Stearns will apply 100% of the rents collected to (i) all payments due to Bear Stearns under the OT Oxford Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the OT Oxford Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the OT Oxford Loan. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 6.11% plus two percent (2.0%) per annum or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%) per annum, not to exceed 11.11% per annum. Notwithstanding the forgoing, failure to make any required payments under the OT Oxford Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.
Advance Auto — Duluth, Minnesota
     On September 8, 2006, Cole AA Duluth MN, LLC, a Delaware limited liability company (“AA Duluth”), a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 7,000 square foot single-tenant retail building (the “AA Duluth Property”) from Spirit Management Company, which is not affiliated with us, our subsidiaries or affiliates. The AA Duluth Property was constructed in 2006 on an approximately .44 acre site in Duluth, Minnesota. The area surrounding the AA Duluth Property is shared by retail and residential developments.
     The purchase price of the AA Duluth Property was approximately $1.4 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering. In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $29,000. On September 22, 2006, AA Duluth entered into a $1.1 million loan with Wachovia, which is secured by the AA Duluth Property (the “AA Duluth Loan”). In connection with the origination of the AA Duluth Loan, we paid our advisor a finance coordination fee of approximately $9,000.
     Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the AA Duluth Property and will receive a property management fee of 2.0% of the monthly gross revenue from the AA Duluth Property. We currently have no plans for any renovations, improvements or development of the AA Duluth Property. We believe the AA Duluth Property is adequately insured.
     The AA Duluth Property is 100% leased to Advance Auto. The AA Duluth Property is subject to a net lease, which commenced on February 9, 2006, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $108,875 is fixed through the first ten years of the initial lease term and increases to $114,319 in the eleventh year through the remainder of the initial lease term, which expires February 28, 2021. Advance Auto has three options to renew the lease, each for an additional five-year term, beginning on March 1, 2021, with rental escalations of 5.0% at the beginning of each five-year renewal term.
     The AA Duluth Loan consists of an approximately $860,000 fixed interest rate tranche (the “AA Duluth Fixed Rate Tranche”) and a $286,000 variable interest rate tranche (the “AA Duluth Variable Rate Tranche”). The AA Duluth Fixed Rate Tranche has a fixed interest rate of 5.87% per annum with monthly interest-only payments. The outstanding principal and any accrued and unpaid interest is due on October 11, 2016 (the “AA Duluth Maturity Date”). The AA Duluth Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments, and the outstanding principal and any accrued and unpaid interest is due on December 22, 2006. The AA Duluth Loan is generally non-recourse to AA Duluth and Cole OP II, but both are liable for customary non-recourse carveouts.
     The AA Duluth Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the AA Duluth Maturity Date and (ii) partial prepayments resulting from Wachovia’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the AA Duluth Loan. Notwithstanding the prepayment limitations, AA Duluth may sell the AA Duluth Property to a buyer that assumes the AA Duluth Loan. The transfer shall be subject to Wachovia’s approval of the proposed buyer and the payment of Wachovia’s costs and expenses associated with the sale of the AA Duluth Property.
     In the event the AA Duluth Loan is not paid off on the AA Duluth Maturity Date, the AA Duluth Loan includes hyperamortization provisions. The AA Duluth Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Wachovia will apply 100% of the rents collected to (i) all payments due to Wachovia under the AA Duluth Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the AA Duluth Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the AA Duluth Loan. Any remaining amount will be applied to the reduction of the principal balance of the AA Duluth Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.87% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%). Notwithstanding the forgoing, failure to make any required payments under the AA Duluth Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.

Walgreens — Picayune, Mississippi
     On September 15, 2006, Cole WG Picayune MS, LLC, a Delaware limited liability company (“WG Picayune”), a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 15,000 square foot single-tenant retail building (the “WG Picayune Property”) from Spanish Coin Development, LLC, which is not affiliated with us, our subsidiaries or affiliates. The WG Picayune Property was constructed in 2006 on an approximately 1.7 acre site in Picayune, Mississippi. The area surrounding the WG Picayune Property is shared by commercial, and residential developments.
     The purchase price of the WG Picayune Property was approximately $4.3 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $3.4 million loan from Wachovia, which is secured by the WG Picayune Property (the “WG Picayune Loan”). The WG Picayune Loan is subject to cross-collateralization with the CV Clinton Property and in the future with the GG O’Fallon Property (defined below). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $85,000 and our advisor a finance coordination fee of approximately $28,000.
     The WG Picayune Property is 100% leased to Walgreens. The WG Picayune Property is subject to a net lease, which commenced on March 20, 2006, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $291,385 is fixed through the initial lease term, which expires March 31, 2031, and all renewal options. Walgreens has ten options to renew the lease, each for an additional five-year term beginning on April 1, 2031.
     Walgreens operates over 4,900 stores in 45 states and Puerto Rico. Walgreens has a Standard & Poor’s Credit Rating of “A+” and the company’s stock is publicly traded on the New York Stock Exchange under the ticker symbol “WAG”.
     Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the WG Picayune Property and will receive a property management fee of 2.0% of the monthly gross revenue from the WG Picayune Property. We currently have no plans for any renovations, improvements or development of the WG Picayune Property. We believe the WG Picayune Property is adequately insured.
     The WG Picayune Loan consists of an approximately $2,766,000 fixed interest rate tranche (the “WG Picayune Fixed Rate Tranche”) and a $638,000 variable interest rate tranche (the “WG Picayune Variable Rate Tranche”). The WG Picayune Fixed Rate Tranche has a fixed interest rate of 5.53% per annum with monthly interest-only payments. The outstanding principal and any accrued and unpaid interest is due on October 11, 2016 (the “WG Picayune Maturity Date”). The WG Picayune Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments, and the outstanding principal and any accrued and unpaid interest is due on January 12, 2007. The WG Picayune Loan is generally non-recourse to WG Picayune and Cole OP II, but both are liable for customary non-recourse carveouts.
     The WG Picayune Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the WG Picayune Maturity Date and (ii) partial prepayments resulting from Wachovia’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the WG Picayune Loan. Notwithstanding the prepayment limitations, WG Picayune may sell the WG Picayune Property to a buyer that assumes the WG Picayune Loan. The transfer shall be subject to Wachovia’s approval of the proposed buyer and the payment of Wachovia’s costs and expenses associated with the sale of the WG Picayune Property.
     In the event the WG Picayune Loan is not paid off on the WG Picayune Maturity Date, the WG Picayune Loan includes hyperamortization provisions. The WG Picayune Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Wachovia will apply 100% of the rents collected to (i) all payments due to Wachovia under the WG Picayune Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the WG Picayune Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the WG Picayune Loan. Any remaining amount will be applied to the reduction of the principal balance of the WG Picayune Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.53% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%). Notwithstanding the forgoing, failure to make any required payments under the WG Picayune Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.

Kohl’s — Wichita, Kansas
     On September 27, 2006, Cole KO Wichita KS, LP, a Delaware limited partnership (“KO Wichita”), in which Cole OP II, is the sole limited partner and a wholly-owned subsidiary of Cole OP II is the sole general partner, acquired a 100% fee simple interest in an approximately 87,000 square foot single-tenant retail building (the “KO Wichita Property”) from ELJ, L.L.C. , which is not affiliated with us, our subsidiaries or affiliates. The KO Wichita Property was constructed in 1996 on an approximately 9.0 acre site in Wichita, Kansas. The area surrounding the KO Wichita Property is shared by commercial, retail and residential developments.
     The purchase price of the KO Wichita Property was approximately $7.9 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $5.2 million loan (the “KO Wichita Loan”) from Bear Stearns, which is secured by the KO Wichita Property, the LO Midland Property, the LO Lubbock Property and the OT Oxford Property. In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $157,000 and our advisor a finance coordination fee of $52,000.
     The KO Wichita Property is 100% leased to Kohl’s Illinois, Inc. (“Kohl’s Illinois”), a wholly-owned subsidiary of Kohl’s Corporation (“Kohl’s”), which guarantees the lease. The KO Wichita Property is subject to a net lease, which commenced on March 8, 1996, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $601,759 is fixed through the first twenty years of the initial lease term, which expires January 28, 2017. Kohl’s Illinois has six options to renew the lease, each for an additional five-year term beginning on January 29, 2017, with rental escalations of 5.0% at the beginning of each five-year renewal term.
     Kohl’s operates over 730 retail department stores in 41 states. Kohl’s has a Standard and Poor’s credit rating of “BBB+” and its stock is publicly traded on the New York Stock Exchange under the symbol “KSS.”
     Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the KO Wichita Property and will receive a property management fee of 2.0% of the monthly gross revenue from the KO Wichita Property. We currently have no plans for any renovations, improvements or development of the KO Wichita Property. We believe the KO Wichita Property is adequately insured.
     The KO Wichita Loan has a fixed interest rate of 6.11% per annum with monthly interest-only payments. The outstanding principal and any accrued and unpaid interest is due on September 1, 2016 (the “KO Wichita Maturity Date”). The KO Wichita Loan is generally non-recourse to KO Wichita and Cole OP II, but both are liable for customary non-recourse carveouts.
     The KO Wichita Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the KO Wichita Maturity Date and (ii) partial prepayments resulting from Bear Stearns’ election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the KO Wichita Loan. Notwithstanding the prepayment limitations, KO Wichita may sell the KO Wichita Property to a buyer that assumes the KO Wichita Loan. The transfer shall be subject to Bear Stearns’ approval of the proposed buyer and the payment of Bear Stearns’ costs and expenses associated with the sale of the KO Wichita Property.
     In the event the KO Wichita Loan is not paid off on the KO Wichita Maturity Date, the KO Wichita Loan includes hyperamortization provisions. The KO Wichita Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Bear Stearns will apply 100% of the rents collected to (i) all payments due to Bear Stearns under the KO Wichita Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the KO Wichita Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the KO Wichita Loan. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 6.11% plus two percent (2.0%) per annum or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%) per annum, not to exceed 11.11% per annum. Notwithstanding the forgoing, failure to make any required payments under the KO Wichita Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.
Lowe’s — Lubbock, Texas
     On September 27, 2006, Cole LO Lubbock TX, LP, a Delaware limited partnership (“LO Lubbock”), in which Cole OP II is the sole limited partner and a wholly-owned subsidiary of Cole OP II is the sole general partner, acquired a 100% fee simple interest in an approximately 130,000 square foot single-tenant retail building (the “LO Lubbock Property”) from Midway Court, L.P. (“Midway”), which is not affiliated with us, our subsidiaries or affiliates. The LO Lubbock Property was constructed in 1996 on an approximately 16.6 acre site in Lubbock, Texas. The area surrounding the LO Lubbock Property is shared by commercial, retail and residential developments.

     The purchase price of the LO Lubbock Property was approximately $11.5 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $7.5 million loan (the “LO Lubbock Loan”) from Bear Stearns, which is secured by the LO Lubbock Property, the KO Wichita Property, the LO Midland Property and the OT Oxford Property. In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $230,000 and our advisor a finance coordination fee of approximately $75,000.
     The LO Lubbock Property is 100% leased to Lowe’s Home Centers, Inc. (“Lowe’s Home”), which is a wholly-owned subsidiary of Lowe’s, which guarantees the lease. The LO Lubbock Property is subject to a net lease, which commenced on May 1, 1996, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $861,280 is fixed through the initial lease term, which expires April 30, 2016 and all renewal options. Lowe’s has six options to renew the lease, each for an additional five-year term beginning on May 1, 2016.
     Lowe’s operates retail home improvement stores across the United States and Canada. Lowe’s has a Standard & Poor’s Credit Rating of “A+” and its stock is publicly traded on the New York Stock Exchange under the ticker symbol “LOW”.
     Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the LO Lubbock Property and will receive a property management fee of 2.0% of the monthly gross revenue from the LO Lubbock Property. We currently have no plans for any renovations, improvements or development of the LO Lubbock Property. We believe the LO Lubbock Property is adequately insured.
     The LO Lubbock Loan has a fixed interest rate of 6.11% per annum with monthly interest-only payments. The outstanding principal and any accrued and unpaid interest is due on September 1, 2016 (the “LO Lubbock Maturity Date”). The LO Lubbock Loan is generally non-recourse to LO Lubbock and Cole OP II, but both are liable for customary non-recourse carveouts.
     The LO Lubbock Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the LO Lubbock Maturity Date and (ii) partial prepayments resulting from Bear Stearns’ election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the LO Lubbock Loan. Notwithstanding the prepayment limitations, LO Lubbock may sell the LO Lubbock Property to a buyer that assumes the LO Lubbock Loan. The transfer shall be subject to Bear Stearns’ approval of the proposed buyer and the payment of Bear Stearns’ costs and expenses associated with the sale of the LO Lubbock Property.
     In the event the LO Lubbock Loan is not paid off on the LO Lubbock Maturity Date, the LO Lubbock Loan includes hyperamortization provisions. The LO Lubbock Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Bear Stearns will apply 100% of the rents collected to (i) all payments due to Bear Stearns under the LO Lubbock Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the LO Lubbock Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the LO Lubbock Loan. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 6.11% plus two percent (2.0%) per annum or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%) per annum, not to exceed 11.11% per annum. Notwithstanding the forgoing, failure to make any required payments under the LO Lubbock Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.
Lowe’s — Midland, Texas
     On September 27, 2006, Cole LO Midland TX, LP, a Delaware limited partnership (“LO Midland”), in which Cole OP II is the sole limited partner and a wholly-owned subsidiary of Cole OP II is the sole general partner, acquired a 100% fee simple interest in an approximately 130,000 square foot single-tenant retail building (the “LO Midland Property”) from Midway. The LO Midland Property was constructed in 1996 on an approximately 18.5 acre site in Midland, Texas. The area surrounding the LO Midland Property is shared by commercial, retail and residential developments.
     The purchase price of the LO Midland Property was approximately $11.1 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $7.2 million loan (the “LO Midland Loan”) from Bear Stearns, which is secured by the LO Midland Property, the KO Wichita Property, the LO Lubbock Property and the OT Oxford Property. In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $222,000 and our advisor a finance coordination fee of approximately $72,000.
     The LO Midland Property is 100% leased to Lowe’s Home, which is a wholly-owned subsidiary of Lowe’s, which guarantees the lease. The LO Midland Property is subject to a net lease, which commenced on May 1, 1996, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $829,960 is fixed through the initial lease term which expires April 30, 2016 and all renewal options. Lowe’s has six options to renew the lease, each for an additional five-year term beginning on May 1, 2016.
     Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the LO Midland Property and will receive a property management fee of 2.0% of the monthly gross revenue from the LO Midland Property. We currently have no plans for any renovations, improvements or development of the LO Midland Property. We believe the LO Midland Property is adequately insured.
     The LO Midland Loan has a fixed interest rate of 6.11% per annum with monthly interest-only payments. The outstanding principal and any accrued and unpaid interest is due on September 1, 2016 (the “LO Midland Maturity Date”). The LO Midland Loan is generally non-recourse to LO Midland and Cole OP II, but both are liable for customary non-recourse carveouts.
     The LO Midland Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the LO Midland Maturity Date and (ii) partial prepayments resulting from Bear Stearns’ election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the LO Midland Loan. Notwithstanding the prepayment limitations, LO Midland may sell the LO Midland Property to a buyer that assumes the LO Midland Loan. The transfer shall be subject to Bear Stearns’ approval of the proposed buyer and the payment of Bear Stearns’ costs and expenses associated with the sale of the LO Midland Property.
     In the event the LO Midland Loan is not paid off on the LO Midland Maturity Date, the LO Midland Loan includes hyperamortization provisions. The LO Midland Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Bear Stearns will apply 100% of the rents collected to (i) all payments due to Bear Stearns under the LO Midland Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the LO Midland Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the LO Midland Loan. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 6.11% plus two percent (2.0%) per annum or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%) per annum, not to exceed 11.11% per annum. Notwithstanding the forgoing, failure to make any required payments under the LO Midland Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.
Advance Auto — Grand Bay, Alabama
     On September 29, 2006, Cole AA Grand Bay AL, LLC, a Delaware limited liability company (“AA Grand Bay”), a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 7,000 square foot single-tenant retail building (the “AA Grand Bay Property”), from Grand Bay Tenn, LLC which is not affiliated with us, our subsidiaries or affiliates. The AA Grand Bay Property was constructed in 2005 on an approximately 1.0 acre site in Grand Bay, Alabama. The area surrounding the AA Grand Bay Property is shared by commercial, retail and residential developments.
     The purchase price of the AA Grand Bay Property was approximately $1.1 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering. In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $22,000.
     The AA Grand Bay Property is 100% leased to Advance Auto. The AA Grand Bay Property is subject to a net lease, which commenced on August 25, 2005, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $84,786 is fixed through the first ten years of the initial lease term and increases to $93,265 in the eleventh year through the remainder of the initial lease term, which expires August 31, 2020. Advance Auto has three options to renew the lease, each for an additional five-year term beginning on September 1, 2020, with rental escalations of 5.0% at the beginning of each five-year renewal term.
     Advance Auto operates over 2,800 auto parts stores in 40 states, Puerto Rico and the Virgin Islands. Advance Auto has a Standard and Poor’s credit rating of “BB+” and its stock is publicly traded on the New York Stock Exchange under the symbol “AAP.”
     Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the AA Grand Bay Property and will receive a property management fee of 2.0% of the monthly gross revenue from the AA Grand Bay Property. We currently have no plans for any renovations, improvements or development of the AA Grand Bay Property. We believe the AA Grand Bay Property is adequately insured.

Advance Auto — Hurley, Mississippi
     On September 29, 2006, Cole AA Hurley MS, LLC, a Delaware limited liability company (“AA Hurley”), a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 7,000 square foot single-tenant retail building (the “AA Hurley Property”), from Hurley Tenn, LLC. The AA Hurley Property was constructed in 2005 on an approximately 0.85 acre site in Hurley, Mississippi. The area surrounding the AA Hurley Property is shared by retail and residential developments.
     The purchase price of the AA Hurley Property was approximately $1.1 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering. In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $22,000.
     The AA Hurley Property is 100% leased to Advance Auto. The AA Hurley Property is subject to a net lease, which commenced on March 9, 2006, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $82,324 is fixed through the first ten years of the initial lease term and increases to $90,556 in the eleventh year through the remainder of the initial lease term, which expires March 31, 2021. Advance Auto has three options to renew the lease, each for an additional five-year term beginning on April 1, 2021, with rental escalations of 5.0% at the beginning of each five-year renewal term.
     Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the AA Hurley Property and will receive a property management fee of 2.0% of the monthly gross revenue from the AA Hurley Property. We currently have no plans for any renovations, improvements or development of the AA Hurley Property. We believe the AA Hurley Property is adequately insured.
Advance Auto — Rainsville, Alabama
     On September 29, 2006, Cole AA Rainsville AL, LLC, a Delaware limited liability company (“AA Rainsville”), a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 7,000 square foot single-tenant retail building (the “AA Rainsville Property”), from Rainsville Tenn, LLC. The AA Rainsville Property was constructed in 2005 on an approximately 0.88 acre site in Rainsville, Alabama. The area surrounding the AA Rainsville Property is shared by retail and residential developments.
     The purchase price of the AA Rainsville Property was approximately $1.3 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering. In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $27,000.
     The AA Rainsville Property is 100% leased to Advance Auto. The AA Rainsville Property is subject to a net lease, which commenced on December 18, 2005, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $100,928 is fixed through the first ten years of the initial lease term and increases to $111,021 in the eleventh year through the remainder of the initial lease term, which expires December 31, 2020. Advance Auto has three options to renew the lease, each for an additional five-year term beginning on January 1, 2021, with rental escalations of 5.0% at the beginning of each five-year renewal term.
     Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the AA Rainsville Property and will receive a property management fee of 2.0% of the monthly gross revenue from the AA Rainsville Property. We currently have no plans for any renovations, improvements or development of the AA Rainsville Property. We believe the AA Rainsville Property is adequately insured.
Golds Gym – O’Fallon, Illinois
     On September 29, 2006, Cole GG O’Fallon IL, LLC, a Delaware limited liability company (“GG O’Fallon”), a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 41,000 square foot single-tenant commercial building (the “GG O’Fallon Property”) from Scannell Properties #34, LLC, which is not affiliated with us, our subsidiaries or affiliates. The GG O’Fallon Property was constructed in 2005 on an approximately 4.5 acre site in O’Fallon, Illinois. The area surrounding the GG O’Fallon Property is shared by commercial and residential developments.
     The purchase price of the GG O’Fallon Property was $7.3 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $5.8 million loan (the “GG O’Fallon Loan”)from Wachovia , which is secured by the GG O’Fallon Property, the WG Picayune Property and the CV Clinton Property. In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of $146,000 and our advisor a finance coordination fee of approximately $37,000.
     The GG O’Fallon Property is 100% leased to Gold’s St Louis, LLC, which is a wholly-owned subsidiary of Gold’s Gym International, Inc. (“Gold’s Gym”), which guarantees the lease. The GG O’Fallon Property is subject to a net lease, which commenced on October 1, 2005, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $588,000 is fixed through the first ten years of the initial lease term and increases to $617,000 for the remainder of the initial lease term, which expires September 30, 2019. The tenant has two options to renew the lease, each for an additional five-year term beginning on October 1, 2019, with rental escalations of 5.0% at the beginning of each five-year renewal term.
     Gold’s Gym is an international chain of fitness centers. Gold’s Gym operates over 650 fitness centers in 27 countries and 45 states in the US. In additional to operating fitness centers, Gold’s Gym, licenses its name to fitness equipment, dietary supplements, and clothing sold in major retail outlets throughout the United States. In determining the creditworthiness of Gold’s Gym, we considered a variety of factors, including historical financial information and financial performance and local market position.
     Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the GG O’Fallon Property and will receive a property management fee of 2.0% of the monthly gross revenue from the GG O’Fallon Property. We currently have no plans for any renovations, improvements or development of the GG O’Fallon Property. We believe the GG O’Fallon Property is adequately insured.
     The GG O’Fallon Loan consists of an approximately $3.7 million fixed interest rate tranche (the “GG O’Fallon Fixed Rate Tranche”) and an approximately $2.1 million variable interest rate tranche (the “GG O’Fallon Variable Rate Tranche”). The GG O’Fallon Fixed Rate Tranche has a fixed interest rate of 5.83% per annum with monthly interest-only payments. The outstanding principal and any accrued and unpaid interest is due on October 11, 2016 (the “GG O’Fallon Maturity Date”). The GG O’Fallon Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments, and the outstanding principal and any accrued and unpaid interest is due on December 27, 2006. The GG O’Fallon Loan is generally non-recourse to GG O’Fallon and Cole OP II, but both are liable for customary non-recourse carveouts.
     The GG O’Fallon Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the GG O’Fallon Maturity Date and (ii) partial prepayments resulting from Wachovia’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the GG O’Fallon Loan. Notwithstanding the prepayment limitations, GG O’Fallon may sell the GG O’Fallon Property to a buyer that assumes the GG O’Fallon Loan. The transfer shall be subject to Wachovia’s approval of the proposed buyer and the payment of Wachovia’s costs and expenses associated with the sale of the GG O’Fallon Property.
     In the event the GG O’Fallon Loan is not paid off on the GG O’Fallon Maturity Date, the GG O’Fallon Loan includes hyperamortization provisions. The GG O’Fallon Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Wachovia will apply 100% of the rents collected to (i) all payments due to Wachovia under the GG O’Fallon Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the GG O’Fallon Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the GG O’Fallon Loan. Any remaining amount will be applied to the reduction of the principal balance of the GG O’Fallon Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.83% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%). Notwithstanding the forgoing, failure to make any required payments under the GG O’Fallon Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.
Rite Aid – Glassport, Pennsylvania
     On October 4, 2006, Cole RA Glassport PA, LLC, a Delaware limited liability company (“RA Glassport”), a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 15,000 square foot single-tenant retail building (the “RA Glassport Property”) from GVH (Glassport), L.P., which is not affiliated with us, our subsidiaries or affiliates. The RA Glassport Property was constructed in 2006 on an approximately 1.8 acre site in Glassport Borough, Pennsylvania. The area surrounding the RA Glassport Property is shared by commercial and residential developments.
     The purchase price of the RA Glassport Property was approximately $3.8 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $2.3 million loan from Bear Stearns, which is secured by the RA Glassport Property (the “RA Glassport Loan”). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $76,000 and our advisor a finance coordination fee of approximately $23,000.
     The RA Glassport Property is 100% leased to Rite Aid of Pennsylvania, Inc. (“RA Pennsylvania”), which is a wholly-owned subsidiary of Rite Aid, which guarantees the lease. The RA Glassport Property is subject to a net lease, which commenced on June 19, 2006, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $295,504 is fixed through the initial lease term, which expires July 31, 2026. RA Pennsylvania has six options to renew the lease, each for an additional five-year term beginning on August 1, 2026, with rental escalations of 5.0% at the beginning of each five-year renewal term.
     Rite Aid has operates over 3,300 stores in 28 states and Washington, DC. Rite Aid has a Standard and Poor’s credit rating of “B+” and its stock is publicly traded on the New York Stock Exchange under the ticker symbol “RAD.”
     Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the RA Glassport Property and will receive a property management fee of 2.0% of the monthly gross revenue from the RA Glassport Property. We currently have no plans for any renovations, improvements or development of the RA Glassport Property. We believe the RA Glassport Property is adequately insured.
     The RA Glassport Loan has a fixed interest rate of 6.10% per annum with monthly interest-only payments. The outstanding principal and any accrued and unpaid interest is due on November 1, 2016 (the “RA Glassport Maturity Date”). The RA Glassport Loan is generally non-recourse to RA Glassport and Cole OP II, but both are liable for customary non-recourse carveouts.
     The RA Glassport Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the RA Glassport Maturity Date and (ii) partial prepayments resulting from Bear Stearns’ election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the RA Glassport Loan. Notwithstanding the prepayment limitations, RA Glassport may sell the RA Glassport Property to a buyer that assumes the RA Glassport Loan. The transfer shall be subject to Bear Stearns’ approval of the proposed buyer and the payment of Bear Stearns’ costs and expenses associated with the sale of the RA Glassport Property.
     Failure to make any required payments under the RA Glassport Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.
David’s Bridal and RadioShack – Topeka, Kansas
     On October 13, 2006, Cole MT Topeka KS, LLC, a Delaware limited liability company (“MT Topeka”), a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 10,000 square foot multi-tenant retail building (the “MT Topeka Property”) from Topeka Holdings, LLC, which is not affiliated with us, our subsidiaries or affiliates. The MT Topeka Property was constructed in 2006 on an approximately 0.98 acre site in Topeka, Kansas. The area surrounding the MT Topeka Property is shared by commercial and residential developments.
     The purchase price of the MT Topeka Property was approximately $3.0 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering. In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $60,000.
     The MT Topeka Property is 100% leased to two tenants, David’s Bridal, a wholly-owned subsidiary of Federated Department Stores, Inc. and RadioShack Corporation (“RadioShack”).
     The lease to David’s Bridal (the “David’s Bridal Lease”) is a net lease that commenced on August 4, 2006, pursuant to which David’s Bridal is required to pay substantially all operating expenses, capital expenditures, and a proportionate amount of common area maintenance charges in addition to base rent. The current aggregate annual base rent is $166,625, with increases of 10% every five years, beginning on September 1, 2011 of the initial lease term, which expires October 31, 2016. David’s Bridal has two options to renew the David’s Bridal Lease, each for an additional five-year term. There are no rental escalations during the renewal periods.
     David’s Bridal is a bridal retailer, operating over 250 stores across the United States. In determining the creditworthiness of David’s Bridal we considered a variety of factors, including historical financial information and financial performance, regional market position, and the forecasted financial performance of David’s Bridal.

     The lease to RadioShack (the “RadioShack Lease”) is a net lease that commenced on September 13, 2006, pursuant to which RadioShack is required to pay substantially all operating expenses, capital expenditures, and a proportionate amount of common area maintenance charges in addition to base rent. The current aggregate annual base rent is $60,000, which is fixed through the initial lease term, which expires January 31, 2012. RadioShack has three options to renew the RadioShack Lease, each for an additional five-year term, with rental escalations of 10% at the beginning of each five-year renewal term.
     RadioShack operates over 7,000 retail outlets across the United States and Puerto Rico. RadioShack has a Standard & Poor’s Credit Rating of “BB” and the company’s stock is publicly traded on the New York Stock Exchange under the ticker symbol “RSH”.
     Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the MT Topeka Property and will receive a property management fee of 2.0% of the monthly gross revenue from the MT Topeka Property. We currently have no plans for any renovations, improvements or development of the MT Topeka Property. We believe the MT Topeka Property is adequately insured.
Rite Aid – Hanover, Pennsylvania
     On October 17, 2006, Cole RA Hanover PA, LLC, a Delaware limited liability company (“RA Hanover”), a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 15,000 square foot single-tenant retail building (the “RA Hanover Property”) from GVH (Hanover), L.P., which is not affiliated with us, our subsidiaries or affiliates. The RA Hanover Property was constructed in 2006 on an approximately 3.9 acre site in Hanover Borough, Pennsylvania. The area surrounding the RA Hanover Property is shared by commercial and residential developments.
     The purchase price of the RA Hanover Property was approximately $6.3 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $4.1 million loan from Bear Stearns, which is secured by the RA Hanover Property (the “RA Hanover Loan”). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $127,000 and our advisor a finance coordination fee of approximately $41,000.
     The RA Hanover Property is 100% leased to RA Pennsylvania, which is a wholly-owned subsidiary of Rite Aid, which guarantees the lease. The RA Hanover Property is subject to a net lease, which commenced on October 11, 2006, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $493,787 is fixed through the initial lease term, which expires October 31, 2026. RA Pennsylvania has four options to renew the lease, each for an additional five-year term beginning on November 1, 2026, with rental escalations of 3.0% at the beginning of each five-year renewal term.
     Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the RA Hanover Property and will receive a property management fee of 2.0% of the monthly gross revenue from the RA Hanover Property. We currently have no plans for any renovations, improvements or development of the RA Hanover Property. We believe the RA Hanover Property is adequately insured.
     The RA Hanover Loan has a fixed interest rate of 6.11% per annum with monthly interest-only payments. The outstanding principal and any accrued and unpaid interest is due on November 1, 2016 (the “RA Hanover Maturity Date”). The RA Hanover Loan is generally non-recourse to RA Hanover and Cole OP II, but both are liable for customary non-recourse carveouts.
     The RA Hanover Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the RA Hanover Maturity Date and (ii) partial prepayments resulting from Bear Stearns’ election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the RA Hanover Loan. Notwithstanding the prepayment limitations, RA Hanover may sell the RA Hanover Property to a buyer that assumes the RA Hanover Loan. The transfer shall be subject to Bear Stearns’ approval of the proposed buyer and the payment of Bear Stearns’ costs and expenses associated with the sale of the RA Hanover Property.
     Failure to make any required payments under the RA Hanover Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.
American TV & Appliance – Peoria, Illinois
     On October 23, 2006, Cole AM Peoria IL, LLC, a Delaware limited liability company (“AM Peoria”), a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 127,000 square foot single-tenant retail building (the “AM Peoria Property”) from ATP I, LLC, which is not affiliated with us, our subsidiaries or affiliates. The AM Peoria Property was constructed in 2003 on an approximately 12.5 acre site in Peoria, Illinois. The area surrounding the AM Peoria Property is shared by commercial, retail and residential developments.
     The purchase price of the AM Peoria Property was $11.3 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $7.4 million loan from General Electric Capital Business Asset Funding Corporation, which was assumed by Cole OP II and secured by the AM Peoria Property (the “AM Peoria Loan”). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of $230,000 and our advisor a finance coordination fee of approximately $74,000.
     The AM Peoria Property is 100% leased to American TV & Appliance of Madison, Inc. (“American TV”). The AM Peoria Property is subject to a net lease, which commenced on September 24, 2003, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $840,750 has rental escalations of 10% on October 1, 2008 and October 1, 2013. The initial lease term expires September 23, 2018. American TV has eight options to renew the lease, each for an additional five-year term beginning on September 24, 2018, with rental escalations of 7.5% at the beginning of each five-year renewal term.
     American TV was founded in 1954 and currently operates 15 retail electronic stores in five states across the midwest United States. In determining the creditworthiness of American TV, we considered a variety of factors, including historical financial information and financial performance and local market position.
     Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the AM Peoria Property and will receive a property management fee of 2.0% of the monthly gross revenue from the AM Peoria Property. We currently have no plans for any renovations, improvements or development of the AM Peoria Property. We believe the AM Peoria Property is adequately insured.
     The AM Peoria Loan has a fixed interest rate of 6.0% per annum (the “AM Peoria Interest Rate”) with monthly principal and interest payments and the outstanding principal and any accrued interest due on October 1, 2018. The AM Peoria Loan may be prepaid in whole, but not in part, subject to a prepayment premium. The AM Peoria Loan is generally non-recourse to AM Peoria and Cole OP II, but both are liable for customary non-recourse carveouts. In the event the AM Peoria Loan is not paid off on the maturity date, the AM Peoria Loan would become subject to default provisions, including, that all obligations would become immediately due and payable and the AM Peoria Loan would be subject to a default interest rate equal to the AM Peoria Interest Rate plus 500 basis points or 15% per annum, whichever is higher, provided that such interest rate shall not exceed the maximum interest rate permitted by law.
Tractor Supply — La Grange, Texas
     On November 6, 2006, Cole MP-TS Texas, LP, a Delaware limited partnership (“MP Texas”), in which Cole OP II is the sole limited partner and a wholly-owned subsidiary of Cole OP II is the sole general partner, acquired a 100% fee simple interest in an approximately 25,000 square foot single-tenant retail building (the “TS La Grange Property”) from DJ La Grange VIII, Ltd., which is not affiliated with us, our subsidiaries or affiliates. The TS La Grange Property was constructed in 2006 on an approximately 4.5 acre site in La Grange, Texas. The area surrounding the TS La Grange Property is shared by commercial, retail and residential developments.
     The purchase price of the TS La Grange Property was approximately $2.6 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering. In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $52,000.
     On December 1, 2006 an approximately $1.4 million loan (the “TS La Grange Loan”) from Bear Stearns was funded, which is secured by the TS New Braunfels Property, the TS Livingston Property, the TS La Grange Property and the TS Crockett Property. In connection with the loan funding we paid our advisor a finance coordination fee of approximately $14,000.
     The TS La Grange Property is 100% leased to Tractor Supply Co. of Texas, LP (“Tractor Supply Texas”), a wholly-owned subsidiary of Tractor Supply, which guarantees the lease. The TS La Grange Property is subject to a net lease, which commenced on July 3, 2006, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $189,000 is fixed through the first five years of the initial lease term, with rental escalations of 10% every five years thereafter through the initial lease term, which expires May 31, 2021. Tractor Supply Texas has four options to renew the lease, each for an additional five-year term beginning on June 1, 2021, with rental escalations of 10.0% at the beginning of each five-year renewal term.

     Tractor Supply currently operates more than 550 retail stores in 34 states, employs more than 7,800 and is headquartered in Brentwood, Tennessee. Tractor Supply’s common stock is traded on The Nasdaq National Market under the symbol “TSCO.”
     Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the TS La Grange Property and will receive a property management fee of 2.0% of the monthly gross revenue from the TS La Grange Property. We currently have no plans for any renovations, improvements or development of the TS La Grange Property. We believe the TS La Grange Property is adequately insured.
     The TS La Grange Loan has a fixed interest rate of 5.99% per annum with monthly interest-only payments. The outstanding principal and any accrued and unpaid interest is due on December 1, 2016 (the “TS La Grange Maturity Date”). The TS La Grange Loan is generally non-recourse to TS La Grange and Cole OP II, but both are liable for customary non-recourse carveouts. In addition to cross-collateralizing the aggregate loan amount of approximately $6.2 million under the TS La Grange Loan, the TS New Braunfels Loan, the TS Livingston Loan, and the TS Crockett Loan, Bear Stearns has the right to cross-collateralize such loans with other loans up to an aggregate principal balance of approximately $6.2 million to be made by Bear Stearns to us in connection with other property acquisitions.
     The TS La Grange Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the TS La Grange Maturity Date and (ii) partial prepayments resulting from Bear Stearns’ election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the TS La Grange Loan. Notwithstanding the prepayment limitations, TS La Grange may sell the TS La Grange Property to a buyer that assumes the TS La Grange Loan. The transfer shall be subject to Bear Stearns’ approval of the proposed buyer and the payment of Bear Stearns’ costs and expenses associated with the sale of the TS La Grange Property.
     In the event the TS La Grange Loan is not paid off on the TS La Grange Maturity Date, the TS La Grange Loan includes hyperamortization provisions. The TS La Grange Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Bear Stearns will apply 100% of the rents collected to (i) all payments due to Bear Stearns under the TS La Grange Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the TS La Grange Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the TS La Grange Loan. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.99% plus two percent (2.0%) per annum or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%) per annum, not to exceed 10.99% per annum. Notwithstanding the forgoing, failure to make any required payments under the TS La Grange Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.
Staples — Peru, Illinois
     On November 9, 2006, Cole ST Peru IL, LLC, a Delaware limited liability company (“ST Peru”), a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 24,000 square foot single-tenant retail building (the “ST Peru Property”) from Fiscus Peru, LLC, which is not affiliated with us, our subsidiaries or affiliates. The ST Peru Property was constructed in 1998 on an approximately 2.3 acre site in Peru, Illinois. The area surrounding the ST Peru Property is shared by commercial, retail and residential developments.
     The purchase price of the ST Peru Property was approximately $3.2 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $1.9 million loan (the “ST Peru Loan”) from Bear Stearns, which is secured by the ST Peru Property. In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $64,000 and our advisor a finance coordination fee of approximately $19,000.
     The ST Peru Property is 100% leased to Staples East, which is a wholly-owned subsidiary of Staples. The ST Peru Property is subject to a net lease, which commenced on June 8, 1998, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $257,194 is fixed through June 30, 2008 and increases to $258,390 on July 1, 2008 through the initial lease term, which expires June 30, 2013. Staples East has three options to renew the lease, each for an additional five-year term beginning on July 1, 2013, with rental escalations from a range of 2.0% to 5.0% during each of the five-year renewal terms.
     Staples East operates retail office superstores. In determining the creditworthiness of Staples East we considered a variety of factors, including historical financial information and financial performance, regional market position, and the financial position of its parent, Staples. Staples operates over 1,700 office superstores in 21 countries throughout North and South America, Europe and Asia. Staples has a Standard and Poor’s credit rating of “BBB” and its stock is publicly traded on the Nasdaq Stock Market under the symbol “SPLS”.
     Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the ST Peru Property and will receive a property management fee of 2.0% of the monthly gross revenue from the ST Peru Property. We currently have no plans for any renovations, improvements or development of the ST Peru Property. We believe the ST Peru Property is adequately insured.
     The ST Peru Loan has a fixed interest rate of 5.65% per annum with monthly interest-only payments. The outstanding principal and any accrued and unpaid interest is due on December 1, 2011 (the “ST Peru Maturity Date”). The ST Peru Loan is generally non-recourse to ST Peru and Cole OP II, but both are liable for customary non-recourse carveouts.
     The ST Peru Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the ST Peru Maturity Date and (ii) partial prepayments resulting from Bear Stearns’ election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the ST Peru Loan. Notwithstanding the prepayment limitations, ST Peru may sell the ST Peru Property to a buyer that assumes the ST Peru Loan. The transfer shall be subject to Bear Stearns’ approval of the proposed buyer and the payment of Bear Stearns’ costs and expenses associated with the sale of the ST Peru Property.
     In the event the ST Peru Loan is not paid off on the ST Peru Maturity Date, the ST Peru Loan includes hyperamortization provisions. The ST Peru Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Bear Stearns will apply 100% of the rents collected to (i) all payments due to Bear Stearns under the ST Peru Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the ST Peru Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the ST Peru Loan. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.65% plus two percent (2.0%) per annum or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%) per annum, not to exceed 10.65% per annum. Notwithstanding the forgoing, failure to make any required payments under the ST Peru Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.
FedEx – Council Bluffs, Iowa
     On November 15, 2006, Cole FE Council Bluffs IA, LLC, a Delaware limited liability company (“FE Council Bluffs”), a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 24,000 square foot single-tenant distribution facility (the “FE Council Bluffs Property”) from Iowa FX Landlord, LLC, which is not affiliated with us, our subsidiaries or affiliates. The FE Council Bluffs Property was constructed in 1999 on an approximately 10.6 acre site in Council Bluffs, Iowa. The area surrounding the FE Council Bluffs Property is shared by commercial, retail and residential developments.
     The purchase price of the FE Council Bluffs Property was approximately $3.4 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $2.2 million loan (the “FE Council Bluffs Loan”) from Bear Stearns, which is secured by the FE Council Bluffs Property. In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $67,000 and our advisor a finance coordination fee of approximately $22,000.
     The FE Council Bluffs Property is 100% leased to Fedex Freight East, Inc. (“Fedex East”), a wholly-owned subsidiary of Fedex Freight Corporation (“Fedex Freight”), which is a wholly owned subsidiary of FDX, which guarantees the lease. The FE Council Bluffs Property is subject to a net lease, which commenced on September 28, 2006, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $252,054 is fixed through the initial lease term, which expires September 30, 2021 and all renewal options. Fedex East has four options to renew the lease, each for an additional five-year term beginning on October 1, 2021.
     Fedex Freight specializes in regional next-day and second-day and interregional less-than-truckload freight services. FDX has a Standard & Poor’s credit rating of “BBB” and the company’s stock is publicly traded on the New York Stock Exchange under the ticker symbol “FDX”.
     Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the FE Council Bluffs Property and will receive a property management fee of 2.0% of the monthly gross revenue from the FE Council Bluffs Property. We currently have no plans for any renovations, improvements or development of the FE Council Bluffs Property. We believe the FE Council Bluffs Property is adequately insured.
     The FE Council Bluffs Loan has a fixed interest rate of 5.97% per annum with monthly interest-only payments. The outstanding principal and any accrued and unpaid interest is due on December 1, 2016 (the “FE Council Bluffs Maturity Date”). The FE Council Bluffs Loan is generally non-recourse to FE Council Bluffs and Cole OP II, but both are liable for customary non-recourse carveouts.

     The FE Council Bluffs Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the FE Council Bluffs Maturity Date and (ii) partial prepayments resulting from Bear Stearns’ election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the FE Council Bluffs Loan. Notwithstanding the prepayment limitations, FE Council Bluffs may sell the FE Council Bluffs Property to a buyer that assumes the FE Council Bluffs Loan. The transfer shall be subject to Bear Stearns’ approval of the proposed buyer and the payment of Bear Stearns’ costs and expenses associated with the sale of the FE Council Bluffs Property.
     In the event the FE Council Bluffs Loan is not paid off on the FE Council Bluffs Maturity Date, the FE Council Bluffs Loan includes hyperamortization provisions. The FE Council Bluffs Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Bear Stearns will apply 100% of the rents collected to (i) all payments due to Bear Stearns under the FE Council Bluffs Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the FE Council Bluffs Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the FE Council Bluffs Loan. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.97% plus two percent (2.0%) per annum or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%) per annum, not to exceed 10.97% per annum. Notwithstanding the forgoing, failure to make any required payments under the FE Council Bluffs Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.
FedEx – Edwardsville, Kansas
     On November 15, 2006, Cole FE Edwardsville KS, LLC, a Delaware limited liability company (“FE Edwardsville”), a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 156,000 square foot single-tenant industrial building (the “FE Edwardsville Property”) from Kansas FX Landlord, LLC, which is not affiliated with us, our subsidiaries or affiliates. The FE Edwardsville Property was constructed in 1999 on an approximately 109.5 acre site in Edwardsville, Kansas. The area surrounding the FE Edwardsville Property is shared by commercial, retail and residential developments.
     The purchase price of the FE Edwardsville Property was approximately $19.8 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $12.9 million loan (the “FE Edwardsville Loan”) from Bear Stearns, which is secured by the FE Edwardsville Property. In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $396,000 and our advisor a finance coordination fee of approximately $129,000.
     The FE Edwardsville Property is 100% leased to Fedex East, a wholly-owned subsidiary of Fedex Freight, which is a wholly owned subsidiary of FDX, which guarantees the lease. The FE Edwardsville Property is subject to a net lease, which commenced on September 28, 2006, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $1,486,123 is fixed through the initial lease term, which expires September 30, 2021 and all renewal options. Fedex East has four options to renew the lease, each for an additional five-year term beginning on October 1, 2021.
     Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the FE Edwardsville Property and will receive a property management fee of 2.0% of the monthly gross revenue from the FE Edwardsville Property. We currently have no plans for any renovations, improvements or development of the FE Edwardsville Property. We believe the FE Edwardsville Property is adequately insured.
     The FE Edwardsville Loan has a fixed interest rate of 5.97% per annum with monthly interest-only payments. The outstanding principal and any accrued and unpaid interest is due on December 1, 2016 (the “FE Edwardsville Maturity Date”). The FE Edwardsville Loan is generally non-recourse to FE Edwardsville and Cole OP II, but both are liable for customary non-recourse carveouts.
     The FE Edwardsville Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the FE Edwardsville Maturity Date and (ii) partial prepayments resulting from Bear Stearns’ election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the FE Edwardsville Loan. Notwithstanding the prepayment limitations, FE Edwardsville may sell the FE Edwardsville Property to a buyer that assumes the FE Edwardsville Loan. The transfer shall be subject to Bear Stearns’ approval of the proposed buyer and the payment of Bear Stearns’ costs and expenses associated with the sale of the FE Edwardsville Property.

     In the event the FE Edwardsville Loan is not paid off on the FE Edwardsville Maturity Date, the FE Edwardsville Loan includes hyperamortization provisions. The FE Edwardsville Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Bear Stearns will apply 100% of the rents collected to (i) all payments due to Bear Stearns under the FE Edwardsville Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the FE Edwardsville Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the FE Edwardsville Loan. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.97% plus two percent (2.0%) per annum or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%) per annum, not to exceed 10.97% per annum. Notwithstanding the forgoing, failure to make any required payments under the FE Edwardsville Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.
CVS – Glenville Scotia, New York
     On November 16, 2006, Cole OP II acquired 100% of the membership interests (the “CV Glenville Scotia Interests”) in Glenville Scotia Development, LLC (“Glenville Scotia”) from Devin A. Dal Pos, Douglas E. Ulrich, and James V. Breuer, persons that are not affiliated with us, our subsidiaries or affiliates. Glenville Scotia owns a 100% fee simple interest in, as its only asset, a retail building (the “CV Glenville Scotia Property”), leased to CVS Mack Drug of New York, LLC, (“CVS Mack”) which is a wholly-owned subsidiary of CVS, which guarantees the lease. The CV Glenville Scotia Property was built in 2006 and consists of an approximately 13,000 square foot single-tenant retail building on an approximately 1.8 acre site located in Glenville Scotia, New York. The area surrounding the CV Glenville Scotia Property is primarily surrounded by, retail and residential developments.
     The purchase price of the CV Glenville Scotia Interests was approximately $5.3 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and a $4.2 million loan from Wachovia, which is secured by the CV Glenville Scotia Property (the “CV Glenville Scotia Loan”). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of $105,000 and our advisor a finance coordination fee of approximately $34,000.
     The CV Glenville Scotia Property is subject to a net lease, which commenced on October 2, 2006, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $371,912 is fixed through the remainder of the initial lease term, which expires January 31, 2032. CVS Mack has four options to renew the lease, each for an additional five-year term beginning on February 1, 2032, with rental escalations of 5.0% at the beginning of each five-year renewal term.
     Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the CV Glenville Scotia Property and will receive a property management fee of 2.0% of the monthly gross revenue from the CV Glenville Scotia Property. We currently have no plans for any renovations, improvements or development of the CV Glenville Scotia Property. We believe the CV Glenville Scotia Property is adequately insured.
     The CV Glenville Scotia Loan consists of an approximately $3.4 million fixed interest rate tranche (the “CV Glenville Scotia Fixed Rate Tranche”) and a $787,000 variable interest rate tranche (the “CV Glenville Scotia Variable Rate Tranche”). The CV Glenville Scotia Fixed Rate Tranche has a fixed interest rate of 5.74% per annum with monthly interest-only payments. The outstanding principal and any accrued and unpaid interest is due on December 11, 2016 (the “CV Glenville Scotia Maturity Date”). The CV Glenville Scotia Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments, and the outstanding principal and any accrued and unpaid interest is due on March 16, 2007. The CV Glenville Scotia Loan is generally non-recourse to CV Glenville Scotia and Cole OP II, but both are liable for customary non-recourse carveouts.
     The CV Glenville Scotia Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the CV Glenville Scotia Maturity Date and (ii) partial prepayments resulting from Wachovia’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the CV Glenville Scotia Loan. Notwithstanding the prepayment limitations, CV Glenville Scotia may sell the CV Glenville Scotia Property to a buyer that assumes the CV Glenville Scotia Loan. The transfer shall be subject to Wachovia’s approval of the proposed buyer and the payment of Wachovia’s costs and expenses associated with the sale of the CV Glenville Scotia Property.
     In the event the CV Glenville Scotia Loan is not paid off on the CV Glenville Scotia Maturity Date, the CV Glenville Scotia Loan includes hyperamortization provisions. The CV Glenville Scotia Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Wachovia will apply 100% of the rents collected to (i) all payments due to Wachovia under the CV Glenville Scotia Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the CV Glenville Scotia Property pursuant to an approved annual budget, (iii) any extraordinary expenses (iv) the outstanding principal balance of the CV Glenville Scotia Loan and (v) any accrued interest under the CV Glenville Scotia Loan. Any remaining amount will be applied to the reduction of the principal balance of the CV Glenville Scotia Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.74% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%). Notwithstanding the forgoing, failure to make any required payments under the CV Glenville Scotia Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.
Advance Auto – Ashland, Kentucky
     On November 17, 2006, Cole MP-AA Midwest Portfolio, LLC, a Delaware limited liability company (“AA Midwest Portfolio”), a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 7,000 square foot single-tenant retail building (the “AA Ashland Property”), from Blue Bell Partners, LLC (“Blue Bell”) which is not affiliated with us, our subsidiaries or affiliates. The AA Ashland Property was constructed in 2006 on an approximately 1.3 acre site in Ashland, Kentucky. The area surrounding the AA Ashland Property is shared by commercial, retail and residential developments.
     The purchase price of the AA Ashland Property was approximately $1.7 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering. In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $34,000.
     The AA Ashland Property is 100% leased to Advance Auto. The AA Ashland Property is subject to a net lease, which commenced on June 22, 2006, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $126,948 is fixed through the first ten years of the initial lease term and increases to $139,643 in the eleventh year through the remainder of the initial lease term, which expires June 30, 2021. Advance Auto has three options to renew the lease, each for an additional five-year term beginning on July 1, 2021, with rental escalations of 5.0% at the beginning of each five-year renewal term.
     Advance Auto operates over 2,800 auto parts stores in 40 states, Puerto Rico and the Virgin Islands. Advance Auto has a Standard and Poor’s credit rating of “BB+” and its stock is publicly traded on the New York Stock Exchange under the symbol “AAP.”
     Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the AA Ashland Property and will receive a property management fee of 2.0% of the monthly gross revenue from the AA Ashland Property. We currently have no plans for any renovations, improvements or development of the AA Ashland Property. We believe the AA Ashland Property is adequately insured.
Advance Auto – Jackson, Ohio
     On November 17, 2006, AA Midwest Portfolio acquired a 100% fee simple interest in an approximately 7,000 square foot single-tenant retail building (the “AA Jackson Property”), from Blue Bell. The AA Jackson Property was constructed in 2005 on an approximately 1.3 acre site in Jackson, Ohio. The area surrounding the AA Jackson Property is shared by commercial, retail and residential developments.
     The purchase price of the AA Jackson Property was approximately $1.4 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering. In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $27,000.
     The AA Jackson Property is 100% leased to Advance Auto. The AA Jackson Property is subject to a net lease, which commenced on September 29, 2005, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $102,100 is fixed through the first ten years of the initial lease term and increases to $112,310 in the eleventh year through the remainder of the initial lease term, which expires September 30, 2020. Advance Auto has three options to renew the lease, each for an additional five-year term beginning on October 1, 2020, with rental escalations of 5.0% at the beginning of each five-year renewal term.
     Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the AA Jackson Property and will receive a property management fee of 2.0% of the monthly gross revenue from the AA Jackson Property. We currently have no plans for any renovations, improvements or development of the AA Jackson Property. We believe the AA Jackson Property is adequately insured.

Advance Auto – New Boston, Ohio
     On November 17, 2006, AA Midwest Portfolio acquired a 100% fee simple interest in an approximately 7,000 square foot single-tenant retail building (the “AA New Boston Property”), from Blue Bell. The AA New Boston Property was constructed in 2005 on an approximately 0.71 acre site in New Boston, Ohio. The area surrounding the AA New Boston Property is shared by commercial, retail and residential developments.
     The purchase price of the AA New Boston Property was approximately $1.5 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering. In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $30,000.
     The AA New Boston Property is 100% leased to Advance Auto. The AA New Boston Property is subject to a net lease, which commenced on June 16, 2005, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $114,501 is fixed through the first ten years of the initial lease term and increases to $125,951 in the eleventh year through the remainder of the initial lease term, which expires June 30, 2020. Advance Auto has three options to renew the lease, each for an additional five-year term beginning on July 1, 2020, with rental escalations of 5.0% at the beginning of each five-year renewal term.
     Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the AA New Boston Property and will receive a property management fee of 2.0% of the monthly gross revenue from the AA New Boston Property. We currently have no plans for any renovations, improvements or development of the AA New Boston Property. We believe the AA New Boston Property is adequately insured.
Advance Auto – Scottsburg, Indiana
     On November 17, 2006, AA Midwest Portfolio acquired a 100% fee simple interest in an approximately 7,000 square foot single-tenant retail building (the “AA Scottsburg Property”), from Solid Muldoon Partners, LLC, which is not affiliated with us, our subsidiaries or affiliates. The AA Scottsburg Property was constructed in 2006 on an approximately 0.69 acre site in Scottsburg, Indiana. The area surrounding the AA Scottsburg Property is shared by commercial, retail and residential developments.
     The purchase price of the AA Scottsburg Property was approximately $1.3 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering. In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $25,000.
     The AA Scottsburg Property is 100% leased to Advance Auto. The AA Scottsburg Property is subject to a net lease, which commenced on August 31, 2006, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $96,008 is fixed through the first ten years of the initial lease term and increases to $100,808 in the eleventh year through the remainder of the initial lease term, which expires August 31, 2021. Advance Auto has three options to renew the lease, each for an additional five-year term beginning on September 1, 2021, with rental escalations of 5.0% at the beginning of each five-year renewal term.
     Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the AA Scottsburg Property and will receive a property management fee of 2.0% of the monthly gross revenue from the AA Scottsburg Property. We currently have no plans for any renovations, improvements or development of the AA Scottsburg Property. We believe the AA Scottsburg Property is adequately insured.
Tractor Supply — Livingston, Texas
     On November 22, 2006, MP Texas acquired a 100% fee simple interest in an approximately 25,000 square foot single-tenant retail building (the “TS Livingston Property”) from DJ Livingston IX, Ltd., which is not affiliated with us, our subsidiaries or affiliates. The TS Livingston Property was constructed in 2006 on an approximately 3.8 acre site in Livingston, Texas. The area surrounding the TS Livingston Property is shared by commercial, retail and residential developments.
     The purchase price of the TS Livingston Property was approximately $3.1 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering. In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of $62,000. On December 1, 2006 an approximately $1.7 million loan (the “TS Livingston Loan”) from Bear Stearns was funded, which is secured by the TS Livingston Property, the TS New Braunfels Property, the TS La Grange Property and the TS Crockett Property. In connection with the loan funding we paid our advisor a finance coordination fee of approximately $17,000.

     The TS Livingston Property is 100% leased to Tractor Supply Texas, a wholly-owned subsidiary of Tractor Supply, which guarantees the lease. The TS Livingston Property is subject to a net lease, which commenced on November 14, 2006, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $225,000 is fixed through the first five years of the initial lease term, with rental escalations of 10% every five years thereafter through the initial lease term, which expires November 13, 2021. Tractor Supply Texas has four options to renew the lease, each for an additional five-year term beginning on November 14, 2021, with rental escalations of 10.0% at the beginning of each five-year renewal term.
     Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the TS Livingston Property and will receive a property management fee of 2.0% of the monthly gross revenue from the TS Livingston Property. We currently have no plans for any renovations, improvements or development of the TS Livingston Property. We believe the TS Livingston Property is adequately insured.
     The TS Livingston Loan has a fixed interest rate of 5.99% per annum with monthly interest-only payments. The outstanding principal and any accrued and unpaid interest is due on December 1, 2016 (the “TS Livingston Maturity Date”). The TS Livingston Loan is generally non-recourse to TS Livingston and Cole OP II, but both are liable for customary non-recourse carveouts. In addition to cross-collateralizing the aggregate loan amount of approximately $6.2 million under the TS La Grange Loan, the TS New Braunfels Loan, the TS Livingston Loan, and the TS Crockett Loan, Bear Stearns has the right to cross-collateralize such loans with other loans up to an aggregate principal balance of approximately $6.2 million to be made by Bear Stearns to us in connection with other property acquisitions.
     The TS Livingston Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the TS Livingston Maturity Date and (ii) partial prepayments resulting from Bear Stearns’ election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the TS Livingston Loan. Notwithstanding the prepayment limitations, TS Livingston may sell the TS Livingston Property to a buyer that assumes the TS Livingston Loan. The transfer shall be subject to Bear Stearns’ approval of the proposed buyer and the payment of Bear Stearns’ costs and expenses associated with the sale of the TS Livingston Property.
     In the event the TS Livingston Loan is not paid off on the TS Livingston Maturity Date, the TS Livingston Loan includes hyperamortization provisions. The TS Livingston Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Bear Stearns will apply 100% of the rents collected to (i) all payments due to Bear Stearns under the TS Livingston Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the TS Livingston Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the TS Livingston Loan. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.99% plus two percent (2.0%) per annum or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%) per annum, not to exceed 10.99% per annum. Notwithstanding the forgoing, failure to make any required payments under the TS Livingston Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.
Tractor Supply – New Braunfels, Texas
     On November 22, 2006, MP Texas acquired a 100% fee simple interest in an approximately 25,000 square foot single-tenant retail building (the “TS New Braunfels Property”) from 337 Comal, Ltd., which is not affiliated with us, our subsidiaries or affiliates. The TS New Braunfels Property was constructed in 2006 on an approximately 3.5 acre site in New Braunfels, Texas. The area surrounding the TS New Braunfels Property is shared by commercial, retail and residential developments.
     The purchase price of the TS New Braunfels Property was approximately $3.2 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering. In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of $63,000. On December 1, 2006 an approximately $1.8 million loan (the “TS New Braunfels Loan”) from Bear Stearns was funded, which is secured by the TS New Braunfels Property, the TS Livingston Property, the TS La Grange Property and the TS Crockett Property. In connection with the loan funding we paid our advisor a finance coordination fee of approximately $18,000.
     The TS New Braunfels Property is 100% leased to Tractor Supply Texas, a wholly-owned subsidiary of Tractor Supply, which guarantees the lease. The TS New Braunfels Property is subject to a net lease, which commenced on June 5, 2006, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $224,500 is fixed through the first five years of the initial lease term, with rental escalations of 10% every five years thereafter through the initial lease term, which expires February 28, 2021. Tractor Supply Texas has four options to renew the lease, each for an additional five-year term beginning on March 1, 2021, with rental escalations of 10.0% at the beginning of each five-year renewal term.

     Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the TS New Braunfels Property and will receive a property management fee of 2.0% of the monthly gross revenue from the TS New Braunfels Property. We currently have no plans for any renovations, improvements or development of the TS New Braunfels Property. We believe the TS New Braunfels Property is adequately insured.
     The TS New Braunfels Loan has a fixed interest rate of 5.99% per annum with monthly interest-only payments. The outstanding principal and any accrued and unpaid interest is due on December 1, 2016 (the “TS New Braunfels Maturity Date”). The TS New Braunfels Loan is generally non-recourse to TS New Braunfels and Cole OP II, but both are liable for customary non-recourse carveouts. In addition to cross-collateralizing the aggregate loan amount of approximately $6.2 million under the TS La Grange Loan, the TS New Braunfels Loan, the TS Livingston Loan, and the TS Crockett Loan, Bear Stearns has the right to cross-collateralize such loans with other loans up to an aggregate principal balance of approximately $6.2 million to be made by Bear Stearns to us in connection with other property acquisitions.
     The TS New Braunfels Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the TS New Braunfels Maturity Date and (ii) partial prepayments resulting from Bear Stearns’ election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the TS New Braunfels Loan. Notwithstanding the prepayment limitations, TS New Braunfels may sell the TS New Braunfels Property to a buyer that assumes the TS New Braunfels Loan. The transfer shall be subject to Bear Stearns’ approval of the proposed buyer and the payment of Bear Stearns’ costs and expenses associated with the sale of the TS New Braunfels Property.
     In the event the TS New Braunfels Loan is not paid off on the TS New Braunfels Maturity Date, the TS New Braunfels Loan includes hyperamortization provisions. The TS New Braunfels Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Bear Stearns will apply 100% of the rents collected to (i) all payments due to Bear Stearns under the TS New Braunfels Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the TS New Braunfels Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the TS New Braunfels Loan. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.99% plus two percent (2.0%) per annum or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%) per annum, not to exceed 10.99% per annum. Notwithstanding the forgoing, failure to make any required payments under the TS New Braunfels Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.
Office Depot – Benton, Arkansas
     On November 21, 2006, Cole OD Benton AR, LLC, a Delaware limited liability company (“OD Benton”), a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 21,000 square foot single-tenant retail building (the “OD Benton Property”) from Legis Company, Inc. and Giles Properties Family Partnership, LLP, which is not affiliated with us, our subsidiaries or affiliates. The OD Benton Property was constructed in 2001 on an approximately 2.04 acre site in Benton, Arkansas. The area surrounding the OD Benton Property is shared by commercial, retail and residential developments.
     The purchase price of the OD Benton Property was approximately $3.3 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $2.1 million loan (the “OD Benton Loan”) from JP Morgan Chase Bank, NA (“JP Morgan”), which is secured by the OD Benton Property. In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $66,000 and our advisor a finance coordination fee of approximately $21,000.
     The OD Benton Property is 100% leased to Office Depot. The OD Benton Property is subject to a net lease, which commenced on November 16, 2001, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $246,180 is fixed through November 30, 2011 and increases to $251,309 for the remainder of the initial lease term, which expires November 30, 2016. Office Depot has four options to renew the lease, each for an additional five-year term beginning on December 1, 2016, with rental escalations of approximately 5.0% at the beginning of each five-year renewal term.
     Office Depot is a global supplier of office products and services. Office Depot has a Standard & Poor’s credit rating of “BBB-“ and it’s stock is publicly traded on the New York Stock Exchange under the ticker symbol “ODP”.
     Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the OD Benton Property and will receive a property management fee of 2.0% of the monthly gross revenue from the OD Benton Property. We currently have no plans for any renovations, improvements or development of the OD Benton Property. We believe the OD Benton Property is adequately insured.

     The OD Benton Loan has a fixed interest rate of 5.76% per annum with monthly interest-only payments. The outstanding principal and any accrued and unpaid interest is due on December 1, 2016 (the “OD Benton Maturity Date”). The OD Benton Loan is generally non-recourse to OD Benton and Cole OP II, but both are liable for customary non-recourse carveouts.
     The OD Benton Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the OD Benton Maturity Date and (ii) partial prepayments resulting from JP Morgan’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the OD Benton Loan. Notwithstanding the prepayment limitations, OD Benton may sell the OD Benton Property to a buyer that assumes the OD Benton Loan. The transfer shall be subject to JP Morgan’s approval of the proposed buyer and the payment of JP Morgan’s costs and expenses associated with the sale of the OD Benton Property.
     In the event the OD Benton Loan is not paid off on the OD Benton Maturity Date, the OD Benton Loan includes default provisions. Upon the occurrence of an event of default, interest on the OD Benton Loan will accrue at an annual default interest rate equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) 10.76%. In addition, OD Benton will be required to pay a prepayment consideration in an amount equal to the greater of 1.0% of the outstanding principal balance of the OD Benton Loan, or the present value of the remaining scheduled payments of principal and interest from the date such payment is received through the OD Benton Maturity Date at the time any payment is received by JP Morgan.
Old Time Pottery – Fairview Heights, Illinois
     On November 21, 2006, Cole OL Fairview Heights IL, LLC, a Delaware limited liability company (“OL Fairview Heights”), a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 98,000 square foot single-tenant retail building (the “OL Fairview Heights Property”) from PK Fairview, LLC, which is not affiliated with us, our subsidiaries or affiliates. The OL Fairview Heights Property was constructed in 1979 on an approximately 8.0 acre site in Fairview Heights, Illinois. The area surrounding the OL Fairview Heights Property is shared by commercial, retail and residential developments.
     The purchase price of the OL Fairview Heights Property was approximately $4.3 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $3.4 million loan (the “OL Fairview Heights Loan”) from Wachovia, which is secured by the OL Fairview Heights Property. In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $86,000 and our advisor a finance coordination fee of approximately $21,000.
     The OL Fairview Heights Property is 100% leased to Old Time Pottery, Inc (“Old Time Pottery”). The OL Fairview Heights Property is subject to a net lease, which commenced on August 22, 2005, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $342,472 is fixed through December 31, 2010 and increases to $366,934 for the remainder of the initial lease term, which expires December 30, 2015. Old Time Pottery has three options to renew the lease, each for an additional five-year term beginning on December 31, 2015, with rental escalations of approximately 6.0% at the beginning of each five-year renewal term.
     Old Time Pottery operates a chain of 37 stores in 12 mostly southern states that sell discounted closeout and overstock housewares, silk flowers, framed art, linens, rugs and more. In determining the creditworthiness of Old Time Pottery, the Company considered a variety of factors, including historical financial information and financial performance, and local market position.
     Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the OL Fairview Heights Property and will receive a property management fee of 2.0% of the monthly gross revenue from the OL Fairview Heights Property. We currently have no plans for any renovations, improvements or development of the OL Fairview Heights Property. We believe the OL Fairview Heights Property is adequately insured.
     The OL Fairview Heights Loan consists of an approximately $2.1 million fixed interest rate tranche (the “OL Fairview Heights Fixed Rate Tranche”) and a $1.3 million variable interest rate tranche (the “OL Fairview Heights Variable Rate Tranche”). The OL Fairview Heights Fixed Rate Tranche has a fixed interest rate of 6.31% per annum with monthly interest-only payments. The outstanding principal and any accrued and unpaid interest is due on December 11, 2011 (the “OL Fairview Heights Maturity Date”). The OL Fairview Heights Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments, and the outstanding principal and any accrued and unpaid interest is due on March 21, 2007. The OL Fairview Heights Loan is generally non-recourse to OL Fairview Heights and Cole OP II, but both are liable for customary non-recourse carveouts.
     The OL Fairview Heights Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the OL Fairview Heights

Maturity Date and (ii) partial prepayments resulting from Wachovia’s election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the OL Fairview Heights Loan. Notwithstanding the prepayment limitations, OL Fairview Heights may sell the OL Fairview Heights Property to a buyer that assumes the OL Fairview Heights Loan. The transfer shall be subject to Wachovia’s approval of the proposed buyer and the payment of Wachovia’s costs and expenses associated with the sale of the OL Fairview Heights Property.
     In the event the OL Fairview Heights Loan is not paid off on the OL Fairview Heights Maturity Date, the OL Fairview Heights Loan includes hyperamortization provisions. The OL Fairview Heights Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Wachovia will apply 100% of the rents collected to (i) all payments due to Wachovia under the OL Fairview Heights Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the OL Fairview Heights Property pursuant to an approved annual budget, (iii) any extraordinary expenses (iv) the outstanding principal balance of the OL Fairview Heights Loan and (v) any accrued interest under the OL Fairview Heights Loan. Any remaining amount will be applied to the reduction of the principal balance of the OL Fairview Heights Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 6.31% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%). Notwithstanding the forgoing, failure to make any required payments under the OL Fairview Heights Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.
Infiniti – Davie, Florida
     On November 30, 2006, Cole IN Davie FL, LLC, a Delaware limited liability company (“IN Davie”), a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 21,000 square foot single-tenant auto dealership building (the “IN Davie Property”) from WH Florida, LLC, which is not affiliated with us, our subsidiaries or affiliates. The IN Davie Property was constructed in 2006 on an approximately 3.6 acre site in Davie, Florida. The area surrounding the IN Davie Property is shared by commercial, retail and residential developments.
     The purchase price of the IN Davie Property was approximately $9.4 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering. In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $189,000.
     The IN Davie Property is 100% leased to Warren Henry Automobiles, Inc. (“WH Auto”) The IN Davie Property is subject to a net lease, which commenced on July 1, 2006, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $707,395 is fixed through July 1, 2007 with rental escalations of 1.25% each year for the remainder of the initial lease term, which expires July 1, 2021 and all renewal options. WH Auto has four options to renew the lease, each for an additional five-year term beginning on July 2, 2021.
     WH Auto operates five auto dealerships in the state of Florida under the brands of Jaguar, Volvo, Land Rover and Infiniti and was founded in 1976. In determining the creditworthiness of WH Auto, the Company considered a variety of factors, including historical financial information and financial performance, and local market position.
     Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the IN Davie Property and will receive a property management fee of 2.0% of the monthly gross revenue from the IN Davie Property. We currently have no plans for any renovations, improvements or development of the IN Davie Property. We believe the IN Davie Property is adequately insured.
Tractor Supply – Crockett, Texas
     On December 1, 2006, MP Texas acquired a 100% fee simple interest in an approximately 25,000 square foot single-tenant retail building (the “TS Crockett Property”) from DJ Crockett X, LP, which is not affiliated with us, our subsidiaries or affiliates. The TS Crockett Property was constructed in 2006 on an approximately 6.2 acre site in Crockett, Texas. The area surrounding the TS Crockett Property is shared by commercial, retail and residential developments.
     The purchase price of the TS Crockett Property was approximately $2.5 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $1.3 million loan (the “TS Crockett Loan”) with Bear Stearns. . In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of $49,000 and our advisor a finance coordination fee of approximately $13,000.

     The TS Crockett Property is 100% leased to Tractor Supply Texas, a wholly-owned subsidiary of Tractor Supply, which guarantees the lease. The TS Crockett Property is subject to a net lease, which commenced on October 24, 2006, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $179,000 is fixed through the first five years of the initial lease term, with rental escalations of 10% every five years thereafter through the initial lease term, which expires October 23, 2021. Tractor Supply Texas has four options to renew the lease, each for an additional five-year term beginning on October 24, 2021, with rental escalations of 10.0% at the beginning of each five-year renewal term.
     Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the TS Crockett Property and will receive a property management fee of 2.0% of the monthly gross revenue from the TS Crockett Property. We currently have no plans for any renovations, improvements or development of the TS Crockett Property. We believe the TS Crockett Property is adequately insured.
     The TS Crockett Loan has a fixed interest rate of 5.99% per annum with monthly interest-only payments. The outstanding principal and any accrued and unpaid interest is due on December 1, 2016 (the “TS Crockett Maturity Date”). The TS Crockett Loan is generally non-recourse to TS Crockett and Cole OP II, but both are liable for customary non-recourse carveouts. In addition to cross-collateralizing the aggregate loan amount of approximately $6.2 million under the TS La Grange Loan, the TS New Braunfels Loan, the TS Livingston Loan, and the TS Crockett Loan, Bear Stearns has the right to cross-collateralize such loans with other loans up to an aggregate principal balance of approximately $6.2 million to be made by Bear Stearns to us in connection with other property acquisitions.
     The TS Crockett Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the TS Crockett Maturity Date and (ii) partial prepayments resulting from Bear Stearns’ election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the TS Crockett Loan. Notwithstanding the prepayment limitations, TS Crockett may sell the TS Crockett Property to a buyer that assumes the TS Crockett Loan. The transfer shall be subject to Bear Stearns’ approval of the proposed buyer and the payment of Bear Stearns’ costs and expenses associated with the sale of the TS Crockett Property.
     In the event the TS Crockett Loan is not paid off on the TS Crockett Maturity Date, the TS Crockett Loan includes hyperamortization provisions. The TS Crockett Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Bear Stearns will apply 100% of the rents collected to (i) all payments due to Bear Stearns under the TS Crockett Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the TS Crockett Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the TS Crockett Loan. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.99% plus two percent (2.0%) per annum or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%) per annum, not to exceed 10.99% per annum. Notwithstanding the forgoing, failure to make any required payments under the TS Crockett Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.
Office Depot – Oxford, Mississippi
     On December 1, 2006, Cole OD Oxford MS, LLC, a Delaware limited liability company (“OD Oxford”), a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 20,000 square foot single-tenant retail building (the “OD Oxford Property”) from NOM Oxford, LLC, which is not affiliated with us, our subsidiaries or affiliates. The OD Oxford Property was constructed in 2006 on an approximately 2.7 acre site in Oxford, Mississippi. The area surrounding the OD Oxford Property is shared by commercial, retail and residential developments.
     The purchase price of the OD Oxford Property was approximately $3.5 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $2.3 million loan (the “OD Oxford Loan”) from Bear Stearns, which is secured by the OD Oxford Property. In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $70,000 and our advisor a finance coordination fee of approximately $23,000.
     The OD Oxford Property is 100% leased to Office Depot. The OD Oxford Property is subject to a net lease, which commenced on October 30, 2006, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $264,000 is fixed through the first ten years of the initial lease term and increases to $290,400 for the remainder of the initial lease term, which expires October 31, 2021. Office Depot has three options to renew the lease, each for an additional five-year term beginning on November 1, 2021, with rental escalations of approximately 10.0% at the beginning of each five-year renewal term.
     Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the OD Oxford Property and will receive a property management fee of 2.0% of the monthly gross revenue from the OD Oxford Property. We currently have no plans for any renovations, improvements or development of the OD Oxford Property. We believe the OD Oxford Property is adequately insured.

     The OD Oxford Loan has a fixed interest rate of 6.17% per annum with monthly interest-only payments. The outstanding principal and any accrued and unpaid interest is due on December 1, 2016 (the “OD Oxford Maturity Date”). The OD Oxford Loan is generally non-recourse to OD Oxford and Cole OP II, but both are liable for customary non-recourse carveouts.
     The OD Oxford Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the OD Oxford Maturity Date and (ii) partial prepayments resulting from Bear Stearns’ election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the OD Oxford Loan. Notwithstanding the prepayment limitations, OD Oxford may sell the OD Oxford Property to a buyer that assumes the OD Oxford Loan. The transfer shall be subject to Bear Stearns’ approval of the proposed buyer and the payment of Bear Stearns’ costs and expenses associated with the sale of the OD Oxford Property.
     In the event the OD Oxford Loan is not paid off on the OD Oxford Maturity Date, the OD Oxford Loan includes hyperamortization provisions. The OD Oxford Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, Bear Stearns will apply 100% of the rents collected to (i) all payments due to Bear Stearns under the OD Oxford Loan, including any payments to escrows or reserve accounts, (ii) any operating expenses of the OD Oxford Property pursuant to an approved annual budget, (iii) any extraordinary expenses and (iv) any accrued interest under the OD Oxford Loan. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 6.17% plus two percent (2.0%) per annum or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%) per annum, not to exceed 11.17% per annum. Notwithstanding the forgoing, failure to make any required payments under the OD Oxford Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.
Mercedes Benz – Atlanta, Georgia
     On December 15, 2006, Cole ME Atlanta GA, LLC, a Delaware limited liability company (“ME Atlanta”), a wholly-owned subsidiary of Cole OP II, acquired a 100% fee simple interest in an approximately 42,000 square foot single-tenant commercial building (the “ME Atlanta Property”), from Atlanta Eurocars, LLC (“Atlanta Eurocars”), which is not affiliated with us, our subsidiaries or affiliates. The ME Atlanta Property was constructed in 2000 on an approximately 8.0 acre site in Atlanta, Georgia. The area surrounding the ME Atlanta Property is shared by commercial, retail and residential developments.
     The purchase price of the ME Atlanta Property was approximately $11.8 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering. In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $235,000.
     The ME Atlanta Property is 100% leased to Atlanta Eurocars. The ME Atlanta Property is subject to a net lease, which commenced on December 15, 2006, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The current aggregate annual base rent of $900,000 is fixed through the first five years of the initial lease term with rental escalations of 10.0% every five years thereafter, through the remainder of the initial lease term, which expires December 31, 2026. Atlanta Eurocars has four options to renew the lease, each for an additional five-year term beginning on January 1, 2027, with rental escalations of 10.0% at the beginning of each five-year renewal term.
     Cole Realty has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the ME Atlanta Property and will receive a property management fee of 2.0% of the monthly gross revenue from the ME Atlanta Property. We currently have no plans for any renovations, improvements or development of the ME Atlanta Property. We believe the ME Atlanta Property is adequately insured.
Potential Property Investments
     Our advisor has identified the following properties as potential suitable investments for us. The acquisition of each such property is subject to a number of conditions. A significant condition to acquiring any one of these potential acquisitions is our ability to raise sufficient proceeds in this offering to pay a portion of the purchase price. An additional condition to acquiring these properties will be our securing debt financing to pay the balance of the purchase price. Such financing may not be available on acceptable terms or at all.
     Our evaluation of a property as a potential acquisition, including the appropriate purchase price, will include our consideration of a property condition report; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators.

     We will decide whether to acquire these properties generally based upon:
•	satisfaction of the conditions to the acquisitions contained in the respective contract

•	no material adverse change occurring relating to the properties, the tenants or in the local economic conditions;

•	our receipt of sufficient net proceeds from the offering of our common stock to the public and financing proceeds to make these acquisitions; and

•	our receipt of satisfactory due diligence information including appraisals, environmental reports and tenant and lease information.
     Other properties may be identified in the future that we may acquire before or instead of these properties. Due to the considerable conditions to the consummation of the acquisition of these properties, we cannot make any assurances that the closing of these acquisitions is probable.
La-Z-Boy – Newington, Connecticut
     Series B has entered into an agreement to purchase an approximately 21,000 square foot single-tenant retail building on an approximately 2.6 acre site located in Newington, Connecticut (the “LZ Newington Property”), for a purchase price of approximately $6.9 million, exclusive of closing costs (the “LZ Newington Agreement”). Subject to the satisfactory completion of certain conditions to closing, we expect that Series B will assign all of its rights and obligations under the LZ Newington Agreement to a wholly-owned subsidiary of Cole OP II prior to the closing of the transaction.
     The LZ Newington Property was constructed in 2006 and is 100% leased to LZB Furniture Galleries of Paramus, Inc., (“LZB Paramus”) a wholly owned subsidiary of La-Z-Boy Incorporated, which guarantees the lease. The LZ Newington Property is subject to a net lease, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The annual base rent of $496,824 is fixed through the first ten years of the initial lease term and increases to $558,927 in the eleventh year through the remainder of the initial lease term, which expires December 31, 2021. LZB Paramus has two options to renew the lease, each for an additional five-year term beginning on January 1, 2022, with rental escalations of 13.0% and 10.0% at the beginning of each five-year renewal term, respectively.
     We expect to purchase the LZ Newington Property with proceeds from our ongoing public offering and an approximately $4.1 million loan to be secured by the LZ Newington Property (the “LZ Newington Property Loan”). We expect the loan to be a ten-year fixed rate, interest only loan.
Sofa Express – Cincinnati, Ohio
     Series B has entered into an agreement to purchase an approximately 79,000 square foot single-tenant retail building on an approximately 7.1 acre site located in Cincinnati, Ohio (the “SE Cincinnati Property”), for a purchase price of approximately $8.8 million, exclusive of closing costs (the “SE Cincinnati Agreement”). Subject to the satisfactory completion of certain conditions to closing, we expect that Series B will assign all of its rights and obligations under the SE Cincinnati Agreement to a wholly-owned subsidiary of Cole OP II prior to the closing of the transaction.
     The SE Cincinnati Property was constructed in 1995 and is 100% leased to Sofa Express, Inc. The SE Cincinnati Property is subject to a net lease, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The annual base rent of $769,051 increases to $847,928 on December 1, 2009 through the initial lease term, which expires November 30, 2015.
     We expect to purchase the SE Cincinnati Property with proceeds from our ongoing public offering and an approximately $4.4 million loan to be secured by the SE Cincinnati Property (the “SE Cincinnati Property Loan”). We expect the loan to be a five-year fixed rate, interest only loan.
Staples – Clarksville, Indiana
     Series B has entered into an agreement to purchase an approximately 20,000 square foot single-tenant retail building on an approximately 1.98 acre site located in Clarksville, Indiana (the “ST Clarksville Property”), for a purchase price of approximately $4.4 million, exclusive of closing costs (the “ST Clarksville Agreement”). Subject to the satisfactory completion of certain conditions to closing, we expect that Series B will assign all of its rights and obligations under the ST Clarksville Agreement to a wholly-owned subsidiary of Cole OP II prior to the closing of the transaction.
     The ST Clarksville Property was constructed in 2006 and is 100% leased to Staples the Office Superstore East, Inc. which is a wholly owned subsidiary of Staples. The ST Clarksville Property is subject to a net lease, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The annual base rent of $326,208 is fixed through the first five years of the initial lease term and increases to $356,790 in the sixth year through the remainder of the initial lease term, which expires May 31, 2016. Staples has three options to renew the lease, each for an additional five-year term beginning on June 1, 2016, with rental escalations of approximately 8.0% at the beginning of each five-year renewal term.
          We expect to purchase the ST Clarksville Property with proceeds from our ongoing public offering and an approximately $2.9 million loan to be secured by the ST Clarksville Property (the “ST Clarksville Property Loan”). We expect the loan to be a ten-year fixed rate, interest only loan.
     Office Depot – Enterprise, Alabama
          Series B has entered into an agreement to purchase an approximately 20,000 square foot single-tenant retail building on an approximately 4.2 acre site located in Enterprise, Alabama (the “OD Enterprise Property”), for a purchase price of approximately $2.9 million, exclusive of closing costs (the “OD Enterprise Agreement”). Subject to the satisfactory completion of certain conditions to closing, we expect that Series B will assign all of its rights and obligations under the OD Enterprise Agreement to a wholly-owned subsidiary of Cole OP II prior to the closing of the transaction.
          The OD Enterprise Property was constructed in 2006 and is 100% leased to Office Depot. The OD Enterprise Property is subject to a net lease, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The annual base rent of $215,129 is fixed through the first ten years of the initial lease term with a rental escalation of 5.0% in the eleventh year through the remainder of the initial lease term, which expires October 31, 2021. Office Depot has three options to renew the lease, each for an additional five-year term beginning on November 1, 2021, with rental escalations of 10.0% at the beginning of each five-year renewal term.
          We expect to purchase the OD Enterprise Property with proceeds from our ongoing public offering and an approximately $1.9 million loan to be secured by the OD Enterprise Property (the “OD Enterprise Property Loan”). We expect the loan to be a ten-year fixed rate, interest only loan.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Audited Financial Statements of Cole Credit Property Trust II, Inc.

Report of Independent Registered Public Accounting Firm on the Consolidated Financial Statements	F-7
Consolidated Balance Sheets as of December 31, 2005 and 2004	F-8
Consolidated Statements of Operations for the Year Ended December 31, 2005 and the Period From Inception (September 29, 2004) to December 31, 2004	F-9
Consolidated Statements of Stockholders’ Equity for the Year Ended December 31, 2005 and the Period From Inception (September 29, 2004) to December 31, 2004	F-10
Consolidated Statements of Cash Flows for the Year Ended December 31, 2005 and the Period From Inception (September 29, 2004) to December 31, 2004	F-11
Notes to Consolidated Financial Statements	F-12

Unaudited Financial Statements of Cole Credit Property Trust II, Inc.

Condensed Consolidated Balance Sheets as of September 30, 2006 (Unaudited) and December 31, 2005	F-25
Condensed Consolidated Statements of Operations for the Three Months and Nine Months Ended September 30, 2006 and 2005 (Unaudited)	F-26
Condensed Consolidated Statements of Stockholders’ Equity for the Nine Months Ended September 30, 2006 (Unaudited)	F-27
Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2006 and 2005 (Unaudited)	F-28
Notes to Condensed Consolidated Financial Statements (Unaudited)	F-29

Summary Financial Information of Businesses Acquired
CVS – Alpharetta, GA (CV Alpharetta Property)
Overview	F-39

CVS – Richland Hills, TX (CV RH Property)
Overview	F-39

CVS – Portsmouth, OH (CV Scioto Trail Property)
Overview	F-39

CVS – Madison, MS (CV Madison Property)
Overview	F-39

CVS – Portsmouth, OH (CV Portsmouth Property)
Overview	F-39

CVS – Okeechobee, FL (CV Okeechobee Property)
Overview	F-40

CVS – Orlando, FL (CV Orlando Property)
Overview	F-40

CVS – Gulfport MS (CV Gulfport Property)
Overview	F-40

CVS – Clinton, NY (CV Clinton Property)
Overview	F-40

Summary Financial Data Regarding CVS	F-41

Advance Auto – Greenfield, IN (AA Greenfield Property)
Overview	F-42

Advance Auto – Trenton, OH (AA Trenton Property)
Overview	F-42

Advance Auto – Columbia Heights, MN (AA Columbia Heights Property)
Overview	F-42

Advance Auto – Fergus Falls, MN (AA Fergus Falls Property
Overview	F-42

Advance Auto – Holland, MI (AA Holland Property)
Overview	F-42

Advance Auto – Holland Township, MI (AA Holland Township Property)
Overview	F-43

Advance Auto – Zeeland, MI (AA Zeeland Property)
Overview	F-43

Advance Auto – Grand Forks, ND (AA Grand Forks Property)
Overview	F-43

Advance Auto – Duluth, MN (AA Duluth Property)
Overview	F-43

Advance Auto – Grand Bay, AL (AA Grand Bay Property)
Overview	F-43

Advance Auto – Hurley, MS (AA Hurley Property)
Overview	F-44

Advance Auto – Rainsville, AL (AA Rainsville Property)
Overview	F-44

Advance Auto — Ashland, KY (AA Ashland Property)
Overview	F-44

Advance Auto — Jackson, OH (AA Jackson Property)
Overview	F-44

Advance Auto — New Boston, OH (AA New Boston Property)
Overview	F-44

Advance Auto — Scottsburg, IN (AA Scottsburg Property)
Overview	F-44

Summary Financial Data Regarding Advance Auto	F-45

Tractor Supply – Parkersburg, WV (TS Parkersburg Property)
Overview	F-46

Tractor Supply – La Grange, Texas (TS La Grange Property)
Overview	F-46

Tractor Supply – Livingston, Texas (TS Livingston Property)
Overview	F-46

Tractor Supply – New Braunfels, Texas (TS New Braunfels Property)
Overview	F-46

Tractor Supply – Crockett, Texas (TS Crockett Property)
Overview	F-46

Summary Financial Data Regarding Tractor Supply	F-47

Rite Aid – Alliance, OH (RA Alliance Property)
Overview	F-48

Rite Aid – Enterprise, OH (RA Enterprise Property)
Overview	F-48

Rite Aid – Saco, ME (RA Saco Property)
Overview	F-48

Rite Aid – Wauseon, OH (RA Wauseon Property)
Overview	F-48

Rite Aid – Cleveland, OH (RA Cleveland Property)
Overview	F-48

Rite Aid – Fremont, OH (RA Fremont Property)
Overview	F-49

Rite Aid – Defiance, OH (RA Defiance Property)
Overview	F-49

Rite Aid – Lansing, MI (RA Lansing Property)
Overview	F-49

Rite Aid – Glassport, PA (RA Glassport Property)
Overview	F-49

Rite Aid – Hanover, PA (RA Hanover Property)
Overview	F-49

Summary Financial Data Regarding Rite Aid	F-50

Office Depot – Dayton, OH (OD Dayton Property)
Overview	F-51

Office Depot – Greenville, MS (OD Greenville Property)
Overview	F-51

Office Depot – Warrensburg, MO (OD Warrensburg Property)
Overview	F-51

Summary Financial Data Regarding Office Depot	F-52

Walgreens – Brainerd, MN (WG Brainerd Property)
Overview	F-53

Walgreens – St. Louis, MO (WG SL Properties)
Overview	F-53

Walgreens – Olivette, MO (WG Olivette Property)
Overview	F-53

Walgreens – Columbia, MO (WG Columbia Property)
Overview	F-53

Walgreens – Picayune, MS (WG Picayune Property)
Overview	F-53

Summary Financial Data Regarding Walgreens	F-54

Oxford Theatre – Oxford, MS (OT Oxford Property)
Overview	F-55

Sportsman’s Warehouse – Wichita, KS (SP Wichita Property)
Overview	F-56

Lowe’s – Enterprise, AL (LO Enterprise Property)
Overview	F-57

Lowe’s – Midland, TX (LO Midland Property)
Overview	F-57

Lowe’s – Lubbock, TX (LO Lubbock Property)
Overview	F-57

Summary Financial Data Regarding Lowe’s	F-58

FedEx – Rockford, IL (FE Rockford Property)
Overview	F-59

Summary Financial Data Regarding Fed EX Ground	F-59

FedEx – Council Bluffs, Iowa (FE Council Bluffs Property)
Overview	F-60

FedEx – Edwardsville, Kansas (FE Edwardsville Property)
Overview	F-60

Summary Financial Data Regarding FedEx Freight	F-61

Wawa – Hockessin, DL; Manahawkin, NJ; Narberth, PA (Wawa Properties)
Overview	F-62

Summary Financial Data Regarding Wawa	F-62

Conn’s – San Antonio, TX (CO San Antonio Property)
Overview	F-64

Summary Financial Data Regarding Conn’s	F-64

Drexel Heritage – Hickory, NC (DH Hickory Property)
Overview	F-65

Summary Financial Data Regarding Furniture Brands	F-65

Kohl’s – Wichita, KS (KO Wichita Property)
Overview	F-66

Summary Financial Data Regarding Kohl’s	F-66

Dollar General – Crossville, TN (DG Crossville Property)
Overview	F-67

Dollar General – Ardmore, TN (DG Ardmore Property)
Overview	F-67

Dollar General – Livingston, TN (DG Livingston Property)
Overview	F-67

Academy Sports – Macon, GA (AS Macon Property)
Overview	F-68

David’s Bridal – Lenexa, KS (DB Lenexa Property)
Overview	F-68

Walgreens – Knoxville, TN (WG Knoxville Property)
Overview	F-68

CVS – Lakewood, OH (MT Lakewood Property)
Overview	F-69

Office Depot – Benton, Arkansas (OD Benton Property)
Overview	F-69

Office Depot – Oxford, Mississippi (OD Oxford Property)
Overview	F-69

CVS – Glenville Scotia, New York (CV Glenville Scotia Property)
Overview	F-69

Staples – Peru, Illinois (ST Peru Property)
Overview	F-70

Old Time Pottery – Fairview Heights, Illinois (OT Fairview Heights Property)
Overview	F-70

Infiniti – Davie, Florida (IN Davie Property)
Overview	F-70

Mercedes Benz – Atlanta, Georgia (ME Atlanta Property) Overview	F-70

Staples – Crossville, TN (ST Crossville Property)
Overview	F-71
Independent Auditors Report	F-72
Audited Financial Statements of Property Acquired
Statement of Revenues and Certain Operating Expenses for the year Ended December 31, 2005	F-73
Notes to the Statement of Revenues and Certain Operating Expenses	F-74

Wadsworth Boulevard Marketplace – Denver, CO (MT Denver Property)
Overview	F-76
Independent Auditors Report	F-77
Audited Financial Statements of Property Acquired
Statement of Revenues and Certain Operating Expenses for the year Ended December 31, 2005	F-78
Notes to the Statement of Revenues and Certain Operating Expenses	F-79

Mountainside Fitness – Chandler, AZ (MF Chandler Property)
Overview	F-81
Independent Auditors Report	F-82
Audited Financial Statements of Property Acquired
Statement of Revenues and Certain Operating Expenses for the year Ended December 31, 2005	F-83
Notes to the Statement of Revenues and Certain Operating Expenses	F-84

Rayford Square – Spring, TX (MT Spring Property)
Overview	F-86
Independent Auditors Report	F-87
Audited Financial Statements of Property Acquired
Statement of Revenues and Certain Operating Expenses for the year Ended December 31, 2005	F-88
Notes to the Statement of Revenues and Certain Operating Expenses	F-89

Wehrenberg Theater – Arnold, MO (WT Arnold Property)
Overview	F-91
Independent Auditors Report	F-92
Audited Financial Statements of Property Acquired
Statement of Revenues and Certain Operating Expenses for the year Ended October 31, 2005	F-93
Notes to the Statement of Revenues and Certain Operating Expenses	F-94

Gold’s Gym – O’Fallon, IL (GG O’Fallon Property)
Overview	F-96

Independent Auditors Report	F-97
Audited Financial Statements of Property Acquired

Statement of Revenues and Certain Operating Expenses for the year Ended December 31, 2005	F-98
Notes to the Statement of Revenues and Certain Operating Expenses	F-99

American TV & Appliance – Peoria, IL (AM Peoria Property)
Overview	F-101
Independent Auditors Report	F-102
Audited Financial Statements of Property Acquired

Statement of Revenues and Certain Operating Expenses for the year Ended December 31, 2005	F-103
Notes to the Statement of Revenues and Certain Operating Expenses	F-104

Summary Financial Information of Probable Business Acquisitions

La-Z-Boy – Newington, Connecticut (LZ Newington Property)
Overview	F-106

Staples – Clarksville, Indiana (ST Clarksville Property)
Overview	F-106

Office Depot – Enterprise, Alabama (OD Enterprise Property)
Overview	F-106

Audited Financial Statements of Probable Business Acquisitions

Sofa Express – Cincinnati, Ohio (SE Cincinnati Property)
Overview	F-108
Independent Auditors Report	F-109
Statement of Revenues and Certain Operating Expenses for the year ended December 31, 2005 and the Nine Months Ended September 30, 2006 (Unaudited)	F-110
Notes to the Statement of Revenues and Certain Operating Expenses	F-111

Unaudited Pro Forma Financial Statements Cole Credit Property Trust II, Inc.
Aggregated Pro Forma Financial Statements (Unaudited)

Pro Forma Consolidated Balance Sheet as of September 30, 2006 (Unaudited)	F-113
Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2006 (Unaudited)	F-114
Notes to Pro Forma Consolidated Financial Statements (Unaudited)	F-115

Pro Forma Consolidated Statement Operations for the Year Ended December 31, 2005 (Unaudited)	F-118
Notes to Pro Forma Consolidated Statement of Operations (Unaudited)	F-119

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders of
Cole Credit Property Trust II, Inc.
Phoenix, Arizona
          We have audited the accompanying consolidated balance sheets of Cole Credit Property Trust II, Inc. and subsidiaries (“the Company”) as of December 31, 2005 and 2004 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2005 and for the period from September 29, 2004 (date of inception) to December 31, 2004. Our audits also included the financial statement schedule listed in the index at Item 15. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.
          We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
          In our opinion, such consolidated financial statements presents fairly, in all material respects, the financial position of the Company as of December 31, 2005 and 2004 and the results of its operations and its cash flows for the year ended December 31, 2005 and for the period from September 29, 2004 (date of inception) to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.
          The Company was in the development stage at December 31, 2004; during the year ended December 31, 2005, the Company completed its development activities and commenced its planned principal operations.
/s/ DELOITTE & TOUCHE LLP
Phoenix, Arizona
March 23, 2006

COLE CREDIT PROPERTY TRUST II, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2005	2004
ASSETS:
Real estate assets, at cost:
Land	$23,854,308	$—
Buildings and improvements, less accumulated depreciation of $151,472	57,338,359	—
Acquired intangible lease assets, less accumulated amortization of $71,881	10,425,618	—

Total real estate assets	91,618,285	—

Cash and cash equivalents	4,575,144	200,000
Restricted cash	1,813,804	—
Rents and tenant receivables	36,001	—
Prepaid expenses and other assets	11,928	—
Deferred financing costs, less accumulated amortization of $17,964	754,676	—

Total assets	$98,809,838	$200,000

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Mortgage notes payable	$66,804,041	$—
Notes payable to affiliates	4,453,000	—
Accounts payable and accrued expenses	282,797	—
Escrowed investor proceeds	1,813,804	—
Due to affiliates	41,384	—
Acquired below market lease intangibles, less accumulated amortization of $52	14,637	—
Distributions payable	195,209	—

Total liabilities	73,604,872	—

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value; 10,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.01 par value; 90,000,000 shares authorized, 2,832,387 and 20,000 shares issued and outstanding at December 31, 2005 and 2004, respectively	28,324	200
Capital in excess of par value	25,486,442	199,800
Accumulated distributions in excess of earnings	(309,800)	—

Total stockholders’ equity	25,204,966	200,000

Total liabilities and stockholders’ equity	$98,809,838	$200,000

The accompanying notes are an integral part of these consolidated financial statements.

COLE CREDIT PROPERTY TRUST II, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

		Period from Inception
	Year Ended	(September 29, 2004) to
	December 31, 2005	December 31, 2004
Revenues:
Rental income	$741,669	$—
Expenses:
General and administrative	156,252	—
Property and asset management fees	38,768	—
Depreciation	151,472	—
Amortization	69,939	—

Total operating expenses	416,431	—

Real estate operating income	325,238	—

Other income (expense):
Interest income	27,557	—
Interest expense	(467,386)	—

Total other expense	(439,829)	—

Net loss	$(114,591)	$—

Weighted average number of common shares outstanding:
Basic and diluted	411,909	—

Net loss per common share:
Basic and diluted	$(0.28)	$—

The accompanying notes are an integral part of these consolidated financial statements.

COLE CREDIT PROPERTY TRUST II, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the Period From Inception (September 29, 2004) to December 31, 2004
and for the Year Ended December 31, 2005

				Accumulated
	Common Stock		Capital in	Distributions	Total
	Number		Excess of	in Excess	Shareholders’
	of Shares	Par Value	Par Value	of Earnings	Equity
Balance, September 29, 2004 (Date of Inception)	—	$—	$—	$—	$—
Issuance of common stock to Cole Holdings Corporation	20,000	200	199,800	—	200,000

Balance, December 31, 2004	20,000	200	199,800	—	200,000
Issuance of common stock	2,812,387	28,124	28,080,997	—	28,109,121
Distributions	—	—	—	(195,209)	(195,209)
Commissions on stock sales and related dealer manager fees	—	—	(2,375,780)	—	(2,375,780)
Other offering costs	—	—	(418,575)	—	(418,575)
Net loss	—	—	—	(114,591)	(114,591)
Balance, December 31, 2005	2,832,387	$28,324	$25,486,442	$(309,800)	$25,204,966

The accompanying notes are an integral part of these consolidated financial statements.

COLE CREDIT PROPERTY TRUST II, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Period September 29, 2004 (Date of Inception) to December 31, 2004
and for the Period Ended December 31, 2005

		Period from Inception
	Year Ended	(September 29, 2004)
	December 31, 2005	to December 31, 2004

Cash Flows from Operating Activities:
Net loss	$(114,591)	$—
Adjustments to reconcile net loss to net cash used in operating activities Depreciation	151,472	—
Amortization	89,793	—
Changes in assets and liabilities:		—
Rents and tenant receivables	(36,001)	—
Prepaid expenses and other assets	(11,928)	—
Accounts payable and accrued expenses	282,797	—
Due to affiliates	36,199	—

Total adjustments	512,332	—

Net cash provided by operating activities	397,741	—

Cash Flows from Investment Activities:
Investment in real estate and related assets	(81,344,139)	—
Acquired intangible lease assets	(10,497,499)	—
Acquired below market lease intangibles	14,689
Restricted cash	(1,813,804)	—

Net cash used in investing activities	(93,640,753)	—

Cash Flows from Financing Activities:
Proceeds from issuance of common stock	28,109,121	200,000
Proceeds from mortgage notes payable	67,631,404	—
Repayment of mortgage note payable	(827,363)	—
Proceeds from notes payable to affiliate	4,453,000
Escrowed investor proceeds liability	1,813,804	—
Offering costs on issuance of common stock	(2,789,170)	—
Deferred financing costs paid	(772,640)	—

Net cash provided by financing activities	97,618,156	200,000

Net increase in cash and cash equivalents	4,375,144	200,000
Cash and cash equivalents, beginning of period	200,000	—

Cash and cash equivalents, end of period	$4,575,144	$200,000

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Distributions declared and unpaid	$195,209	$—

Commissions and dealer manager fees due to affiliate	$5,185	$—

Interest paid	$223,183	$—

The accompanying notes are an integral part of these consolidated financial statements.

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005
NOTE 1 — ORGANIZATION AND BUSINESS
          Cole Credit Property Trust II, Inc. (the “Company”) was formed on September 29, 2004 and is a Maryland corporation that is organized and operating in order to qualify as a real estate investment trust (“REIT”) by electing to be taxed as a REIT beginning with the taxable year ended December 31, 2005. Substantially all of the Company’s business is conducted through Cole Operating Partnership II, LP (“Cole OP II”), a Delaware limited partnership. The Company is the sole general partner of and owns a 99.9% partnership interest in Cole OP II. Cole REIT Advisors II, LLC (“Cole Advisors”) the affiliate advisor to the Company, is the sole limited partner and owner of 0.1% (minority interest) of the partnership interests of Cole OP II.
          At December 31, 2005, the Company owned 14 properties comprising approximately 455,000 square feet of single-tenant commercial space located in ten states. At December 31, 2005, these properties were 100% leased.
          Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended (the “Registration Statement”), the Company is offering for sale to the public on a “best efforts” basis a minimum of 250,000 and a maximum of 45,000,000 shares of its common stock at a price of $10.00 per share, subject to certain volume and other discounts (the “Offering”), and up to 5,000,000 additional shares pursuant to a distribution reinvestment plan under which its stockholders may elect to have distributions reinvested in additional shares of the Company’s common stock at $9.50 per share. The Registration Statement was declared effective on June 27, 2005.
          On September 23, 2005, the Company issued the initial 486,000 shares under the Offering and commenced its principal operations. Prior to such date, the Company was considered a development stage company. As of December 31, 2005, the Company had issued approximately 2.83 million shares of its common stock in the Offering for aggregate gross proceeds of approximately $28.3 million before offering costs, selling commissions and dealer manager fees of approximately $2.8 million. As disclosed in the Registration Statement, the Company expects to use substantially all of the net proceeds from the Offering to acquire and operate commercial real estate primarily consisting of high quality, freestanding, single-tenant commercial properties net-leased to investment grade and other creditworthy tenants located throughout the United States.
          The Company’s stock is not currently listed on a national exchange. The Company may seek to list its stock for trading on a national securities exchange or for quotation on The Nasdaq National Market only if a majority of its independent directors believe listing would be in the best interest of its stockholders. The Company does not intend to list its shares at this time. The Company does not anticipate that there would be any market for its common stock until its shares are listed or quoted. In the event it does not obtain listing prior to the tenth anniversary of the completion or termination of the Offering, its charter requires that it either: (1) seek stockholder approval of an extension or amendment of this listing deadline; or (2) seek stockholder approval to adopt a plan of liquidation of the corporation.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
          The summary of significant accounting policies presented below is designed to assist in understanding the Company’s consolidated financial statements. Such financial statements and accompanying notes are the representations of its management, who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States (“GAAP”), in all material respects, and have been consistently applied in preparing the accompanying consolidated financial statements.
     Principles of Consolidation and Basis of Presentation
          The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.
     Use of Estimates
          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     Investment in Real Estate Assets
          Real estate assets are stated at cost, less accumulated depreciation. Amounts capitalized to real estate assets consist of the cost of acquisition or construction and any tenant improvements or major improvements and betterments that extend the useful life of the related asset. All repairs and maintenance are expensed as incurred.
          All assets are depreciated on a straight line basis. The estimate useful lives of our assets by class are generally as follows:

Building	40 years
Tenant improvements	Lease term
Intangible lease assets	Lesser of useful life or lease term
          Impairment losses are recorded on long-lived assets used in operations, which includes the operating property, when indicators of impairment are present and the assets’ carrying amount is greater than the sum of the future undiscounted cash flows, excluding interest, estimated to be generated by those assets. As of December 31, 2005, no indicators of impairment existed and no losses had been recorded.
     Allocation of Purchase Price of Acquired Assets
          Upon the acquisition of real properties, the Company allocates the purchase price of such properties to acquired tangible assets, consisting of land and building, and identified intangible            assets and liabilities, consisting of the value of above-market and below-market leases and the value of in-place leases, based in each case on their fair values.
          The Company utilizes independent appraisals to determine the fair values of the tangible assets of an acquired property (which includes land and building). Factors considered by management in performing these analyses include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases, including leasing commissions and other related costs. In estimating carrying costs, management includes real estate taxes, insurance, and other operating expenses during the expected lease-up periods based on current market demand.
          The fair values of above-market and below-market in-place leases are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) an estimate of fair market lease rates for the corresponding in-place leases, which is generally obtained from independent appraisals, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market and below-market lease values are capitalized as intangible lease assets or liabilities and amortized as an adjustment to rental income over the remaining terms of the respective leases.
          The fair values of in-place leases include direct costs associated with obtaining a new tenant, opportunity costs associated with lost rentals which are avoided by acquiring an in-place lease, and tenant relationships. Direct costs associated with obtaining a new tenant include commissions, tenant improvements and other direct costs and are estimated based on independent appraisals and management’s consideration of current market costs to execute a similar lease. These direct costs are included in intangible lease assets in the accompanying consolidated balance sheets and are amortized to expense over the remaining terms of the respective leases. The value of opportunity costs is calculated using the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease. Customer relationships are valued based on expected renewal of a lease or the likelihood of obtaining a particular tenant for other locations. These lease intangibles are included in intangible lease assets in the accompanying consolidated balance sheets and are amortized to rental income over the remaining term of the respective leases.
     Cash and Cash Equivalents
          The Company considers all highly liquid instruments with maturities when purchased of three months or less to be cash equivalents.
     Restricted Cash and Escrowed Investor Proceeds
          The Company is currently engaged in a public offering of its common stock. Included in restricted cash and escrowed investor proceeds is approximately $1.8 million of offering proceeds for which shares of common stock had not been issued as of December 31, 2005.

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     Rents and Tenant Receivables
          Rents and tenant receivables primarily includes amounts to be collected in future periods related to the recognition of rental income on a straight-line basis over the lease term and cost recoveries from tenants. See Revenue Recognition.
     Prepaid Expenses and Other Assets
          Prepaid expenses and other assets includes expenses incurred as of the balance sheet date that relate to future periods and will be expensed or reclassified to another account during the period to which the costs relate. Any amounts with no future economic benefit are charged to earnings when identified.
     Deferred Financing Costs
          Deferred financing costs are capitalized and amortized on a straight-line basis over the term of the related financing arrangement. Amortization of deferred financing costs for the year ended December 31, 2005 was approximately $18,000 and was recorded in interest expense in the consolidated statements of operations.
     Revenue Recognition
          Upon the acquisition of real estate, certain properties have leases where minimum rent payments increase during the term of the lease. The Company records rental revenue for the full term of each lease on a straight-line basis. Accordingly, the Company records a receivable from tenants that the Company expects to collect over the remaining lease term rather than currently, which is recorded as rents receivable. When the Company acquires a property, the term of existing leases is considered to commence as of the acquisition date for the purposes of this calculation. In accordance with Staff Accounting Bulletin 101, Revenue Recognition in Financial Statements, the Company defers the recognition of contingent rental income, such as percentage rents, until the specific target that triggers the contingent rental income is achieved. Cost recoveries from tenants are included in rental income in the period the related costs are incurred.
          Income Taxes
          The Company intends to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing with its taxable year ended December 31, 2005. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax to the extent it distributes its REIT taxable income to its stockholders, and so long as it distributes at least 90% of its REIT taxable income. REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income. The Company believes it is organized and operating in such a manner as to qualify to be taxed as a REIT for the taxable year ended December 31, 2005.
     Concentration of Credit Risk
          At December 31, 2005 and December 31, 2004, the Company had cash on deposit in one financial institution in excess of federally insured levels; however, the Company has not experienced any losses in such account. The Company limits investment of cash investments to financial institutions with high credit standing; therefore, the Company believes it is not exposed to any significant credit risk on cash.
          The Company’s tenants are generally of “investment grade” quality. One tenant in the drugstore industry and one tenant in the automotive supply industry account for approximately 34% and 31% of the Company’s gross annualized base rental revenues, respectively. Tenants in the drugstore, and automotive supply industries comprise approximately 44% and 31%, respectively, of the Company’s gross annualized base rental revenues.
     Offering and Related Costs
          Cole Advisors funds all of the organization and offering costs on the Company’s behalf and may be reimbursed for such costs up to 1.5% of the cumulative capital raised by the Company in the Offering. As of December 31, 2005 and 2004, Cole Advisors had incurred organization and offering costs of approximately $1,425,000 and $463,000, respectively, on behalf of the Company. Of these amounts, the Company was responsible for approximately $421,000 and $0 at December 31, 2005 and 2004, respectively. The offering costs, which include items such as legal and accounting fees, marketing, and promotional printing costs, are recorded as a reduction of capital in excess of par value along with sales commissions and dealer manager fees of 7% and 1.5%, respectively. Organization costs are expensed as incurred, of which approximately $2,000 was expensed during the year ended December 31, 2005.

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     Due to Affiliates
          Due to affiliates consists of approximately $36,000 due to Cole Advisors for reimbursement of legal fees and approximately $5,000 due to Cole Capital Corporation (“Cole Capital”), the Company’s affiliated dealer manager, for commissions and dealer manager fees payable on stock issuances.
     Stockholders’ Equity
          At December 31, 2005 and 2004, the Company was authorized to issue 90,000,000 shares of common stock and 10,000,000 shares of preferred stock. All shares of such stock have a par value of $.01 per share. The Company’s board of directors may authorize additional shares of capital stock and amend their terms without obtaining stockholder approval.
          The par value of investor proceeds raised from the Offering is classified as common stock, with the remainder allocated to capital in excess of par value. The Company’s share redemption program provides that all redemptions during any calendar year, including those upon death or qualifying disability, are limited to those that can be funded with proceeds raised from the Company’s distribution reinvestment plan. In accordance with Accounting Series Release No. 268, “Presentation in Financial Statements of Redeemable Preferred Stock,” the Company will account for the proceeds received from its distribution reinvestment plan outside of permanent equity for future redemption of shares. No proceeds were received from the distribution reinvestment plan during the year ended December 31, 2005.
     Earnings Per Share
          Earnings per share are calculated based on the weighted average number of common shares outstanding during each period. The weighted average number of common shares outstanding is identical for basic and fully diluted earnings per share. The effect of all the outstanding stock options was anti-dilutive to earnings per share for the year ended December 31, 2005.
     Stock Options
          As permitted by Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation, and SFAS No. 148, Accounting for Stock-Based Compensation Transition and Disclosure, the Company elected to follow Accounting Principles Board Opinion (“APB”) No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its stock options under the 2004 Independent Directors Stock Option Plan (“IDSOP”) (see Note 10). Under APB No. 25, compensation expense is recorded when the exercise price of stock options is less than the fair value of the underlying stock on the date of grant. The Company has implemented the disclosure-only provisions of SFAS No. 123 and SFAS No. 148. As of December 31, 2005, there were 10,000 stock options outstanding under the IDSOP at an average exercise price of $9.15 per share. If the Company elected to adopt the expense recognition provisions of SFAS No. 123, the impact on net loss would have been an additional approximately $30,000 of general and administrative expenses for the year ended December 31, 2005 or an additional loss of $0.07 per dilutive share.
     Reportable Segments
          The Financial Accounting Standards Board (“FASB”) issued SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” which establishes standards for reporting financial and descriptive information about an enterprise’s reportable segments. We have determined that we have one reportable segment, with activities related to investing in real estate. Our investments in real estate generate rental revenue and other income through the leasing of single-tenant properties, which comprised 100% of our total consolidated revenues for the year ended December 31, 2005. Although our investments in real estate are geographically diversified throughout the United States, management evaluates operating performance on an individual property level. However, as each of our single-tenant properties has similar economic characteristics, tenants, and products and services, our single-tenant properties have been aggregated into one reportable segment.
     Interest
          Interest is charged to interest expense as it accrues. No interest costs were capitalized during the year ended December 31, 2005.
     Distributions Payable and Distribution Policy
          In order to maintain its status as a REIT, the Company is required to make distributions each taxable year equal to at least 90% of its REIT taxable income excluding capital gains. To the extent funds are available, the Company intends to pay regular quarterly distributions to stockholders. Distributions are paid to those stockholders who are stockholders of record as of applicable record dates.

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
          On October 4, 2005, the Company’s board of directors declared a distribution of $0.05 per share for stockholders of record on each of October 7, 2005, November 7, 2005 and December 7, 2005. The monthly distributions were calculated to be equivalent to an annualized distribution of six percent (6%) per share, assuming a purchase price of $10.00 per share. As of December 31, 2005, the Company had distributions payable of approximately $195,000. The distributions were paid in January 2006, of which approximately $79,000 was reinvested in shares through our distribution reinvestment program.
     Recent Accounting Pronouncements
          In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment”. SFAS No. 123 (revised 2004) is a revision of FASB Statement No. 123, “Accounting for Stock-Based Compensation”. This statement supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees”, and its related implementation guidance.
          SFAS No. 123 (revised 2004) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. That cost will be recognized over the period during which an employee is required to provide services in exchange for the award. We expect to adopt the provisions of SFAS 123 (revised 2004) using a modified prospective application. The modified prospective method requires companies to recognize compensation cost for unvested awards that are outstanding on the effective date based on the fair value that we had originally estimated for purposes of preparing its SFAS 123 pro forma disclosures. For all new awards that are granted or modified after the effective date, a company would use SFAS 123R’s measurement model. This statement is effective for us on January 1, 2006. As of December 31, 2005, the amount of unrecognized compensation expense to be recognized in future periods, in accordance with SFAS 123R, is approximately $30,000. Had SFAS No. 123R been implemented in 2005, the Company would have experienced an approximately $30,000 reduction in net income and a $0.07 per share decrease in both basic earnings per share and diluted earnings per share.
          In July 2005, the FASB issued Staff Position (“FSP”) Statement of Position (“SOP”) 78-9-1, Interaction of American Institute of Certified Public Accountants (“AICPA”) SOP 78-9 and Emerging Issues Task Force (“EITF”) Issue No. 04-5. The EITF reached a consensus on EITF Issue No. 04-5, Determining Whether a General Partner or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights stating that a general partner is presumed to control a limited partnership and should consolidate the limited partnership unless the limited partners possess substantive “kick-out” rights or the limited partners possess substantive participating rights. This FSP eliminates the concept of “important rights” of SOP 78-9 and replaces it with the concepts of “kick-out rights” and “substantive participating rights” as defined in Issue 04-5. This EITF and FSP are effective after June 29, 2005 for general partners of all new partnerships formed and for existing partnerships for which the partnership agreements are modified. For general partners in all other partnerships, this guidance is effective no later than January 1, 2006. The Company believes the FSP does not have a material impact to the consolidated financial statements.
          In March 2005, the FASB issued Interpretation No. 47 “Accounting for Conditional Asset Retirement Obligations” to clarify that the term conditional asset retirement obligation as used in FASB Statement No. 143 is a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that the enterprise may or may not have control over. This Interpretation requires recognition of a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably determined. This Interpretation is effective no later than the end of fiscal years ending after December 15, 2005 (December 31, 2005, for calendar-year enterprises). The Interpretation No. 47 did not have a material impact to the consolidated financial statements.
NOTE 3 — REAL ESTATE ACQUISITIONS
          During the year ended December 31, 2005, the Company acquired the following properties:

						Percentage of 2005
			Square	Purchase	2005 Annualized	Annualized
Property	Acquisition Date	Location	Feet	Price	Gross Base Rent	Gross Base Rent
Tractor Supply specialty retail	September 26, 2005	Parkersburg, WV	21,688	$3,353,243	$251,980	4%
Walgreens drugstore	October 5, 2005	Brainerd, MN	15,120	4,434,440	303,000	4%
Rite Aid drugstore	October 20, 2005	Alliance, OH	11,348	2,153,871	189,023	3%
La-Z-Boy furnishings store	October 25, 2005	Glendale, AZ	23,000	5,823,871	459,522	7%
Walgreens drugstore	November 2, 2005	Florissant, MO	15,120	5,280,483	344,000	5%
Walgreens drugstore	November 2, 2005	Saint Louis, MO	15,120	5,150,225	335,500	5%
Walgreens drugstore	November 2, 2005	Saint Louis, MO	15,120	6,261,239	408,000	6%
Walgreens drugstore	November 22, 2005	Columbia, MO	13,973	6,419,530	439,000	6%
Walgreens drugstore	November 22, 2005	Olivette, MO	15,030	7,997,138	528,000	8%
CVS drugstore	December 1, 2005	Alpharetta, GA	10,125	3,188,803	222,244	3%
Lowe’s home improvement	December 1, 2005	Enterprise, AL	95,173	7,632,658	500,000	7%
CVS drugstore	December 8, 2005	Richland Hills, TX	10,908	3,773,637	272,593	4%
FedEx Ground distribution center	December 9, 2005	Rockford, IL	67,925	6,279,083	445,632	7%
Plastech automotive supply	December 15, 2005	Auburn Hills, MI	111,881	24,093,417	2,138,878	31%

Total			441,531	$91,841,638	$6,837,372	100%

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
          In accordance with SFAS, No. 141, the Company allocated the purchase price of these properties to the fair value of the assets acquired and the liabilities assumed, including the allocation of the intangibles associated with the in-place leases considering the following factors: lease origination costs, tenant relationships, and above or below market leases. See Notes 4 and 6.
NOTE 4 — INTANGIBLE LEASE ASSETS
          Identified intangible assets relating to the real estate acquisitions discussed in Note 3 consisted of the following:

	December 31,
	2005	2004
Acquired in place leases and tenant relationships, net of accumulated amortization of $69,939 and $0 at December 31, 2005 and 2004, respectively (with a weighted average life of 172 and 0 months for in-place leases and tenant relationships, respectively)	$9,970,272	$—
Acquired above market leases, net of accumulated amortization of $1,942 and $0 at December 31, 2005 and 2004, respectively (with a weighted average life of 118 months)	$455,346	$—

Total	$10,425,618	$—

          Amortization expense recorded on the identified intangible assets, for each of fiscal years ended December 31, 2005 and 2004 was approximately $72,000 and $0, respectively.
          Estimated amortization expense of the respective intangible lease assets as of December 31, 2005 for each of the five succeeding fiscal years is as follows:

	Amount
	Leases	Above
Year	In-Place	Market Leases
2006	$716,504	$46,610
2007	$716,504	$46,610
2008	$716,504	$46,610
2009	$716,504	$46,610
2010	$716,504	$46,610
NOTE 5 — MORTGAGE NOTES PAYABLE
          As of December 31, 2005, the Company had the following indebtedness outstanding:

			Fixed		Variable
		Fixed Rate	Interest		Rate Loan		Total Loan
Property	Location	Loan Amount	Rate	Maturity Date	Amount	Maturity Date	Outstanding
Plastech — mortgage note	Auburn Hills, MI	$—	N/A	N/A	$17,700,000	December 14, 2006	$17,700,000
Lowe’s — mortgage note	Enterprise, AL	4,859,000	5.52%	December 11, 2010	1,121,000	March 1, 2006	5,980,000
Walgreens — mortgage note	Olivette, MO	5,379,146	5.15%	July 11, 2008	—	N/A	5,379,146
Walgreens (Gravois Rd) — mortgage note	Saint Louis, MO	3,999,000	5.48%	November 11, 2015	923,000	February 2, 2006	4,922,000
FedEx Ground
Distribution Center — mortgage note	Rockford, IL	3,998,000	5.61%	December 11, 2010	922,000	March 10, 2006	4,920,000
La-Z-Boy — mortgage note	Glendale, AZ	3,415,000	5.76%	November 11, 2010	1,138,000	January 25, 2006	4,553,000
Walgreens — mortgage note	Columbia, MO	4,487,895	5.15%	July 11, 2008	—	N/A	4,487,895
Related Party Note	N/A	—	N/A	N/A	4,453,000	June 30, 2006	4,453,000
Walgreens — mortgage note	Florissant, MO	3,372,000	5.48%	November 11, 2015	778,000	February 2, 2006	4,150,000
Walgreens (Telegraph Rd) — mortgage note	St. Louis, MO	3,289,000	5.48%	November 11, 2015	759,000	February 2, 2006	4,048,000
Walgreens — mortgage note	Brainerd, MN	2,814,000	5.44%	October 11, 2015	649,000	January 4, 2006	3,463,000
CVS — mortgage note	Richland Hills, TX	2,379,000	5.52%	December 11,, 2010	549,000	March 8, 2006	2,928,000
CVS — mortgage note	Alpharetta, GA	2,015,000	5.52%	December 11, 2010	465,000	March 1, 2006	2,480,000
Tractor Supply — mortgage note	Parkersburg, WV	1,793,000	5.57%	October 11, 2015		N/A	1,793,000

Total indebtedness		$41,800,041			$29,457,000		$71,257,041

          The fixed rate debt mortgage notes require monthly interest-only payments with the principal balance due July 2008 through December 2015. The variable rate debt mortgage notes bear interest at the one-month LIBOR rate plus 200 basis points and require monthly interest-only payments. Each of the mortgage notes are secured by the respective property. The mortgage notes are generally non-recourse to the Company and Cole Op II, but both are liable for customary non-recourse carveouts.
          The mortgage notes may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the maturity date, and (ii) partial prepayments resulting from the application of insurance or condemnation proceeds to reduce the outstanding principal balance of the

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
mortgage notes. Notwithstanding the prepayment limitations, the Company may sell the properties to a buyer that assumes the respective mortgage loan. The transfer would be subject to the conditions set forth in the individual property’s mortgage note document, including without limitation, the lender’s approval of the proposed buyer and the payment of the lender’s fees, costs and expenses associated with the sale of the property and the assumption of the loan.
          In the event that a mortgage note is not paid off on the respective maturity date, each mortgage note includes hyperamortization provisions. The interest rate during the hyperamortization period shall be the fixed interest rate as stated on the respective mortgage note agreement plus two percent (2%). The individual mortgage note maturity date, under the hyperamortization provisions, will be extended by twenty (20) years. During such period, the lender will apply 100% of the rents collected to (i) all payments for escrow or reserve accounts, (ii) payment of interest at the original fixed interest rate, (iii) payments for the replacement reserve account, (iv) any other amounts due in accordance with the mortgage note agreement other than any additional interest expense, (v) any operating expenses of the property pursuant to an approved annual budget, (vi) any extraordinary expenses, (vii) payments to be applied to the reduction of the principal balance of the mortgage note, and (viii) any additional interest expense, which is not paid will be added to the principal balance of the mortgage note.
          The Company’s weighted average interest rate relating to the fixed rate debt mortgage at December 31, 2005 was approximately 5.47%.
     Related party notes
          On December 15, 2005, Cole OP II borrowed $2,458,000 and $1,995,000 from Series C, LLC, which is an affiliate of the Company and the Company’s advisor, by executing two promissory notes which are secured by the membership interests held by Cole OP II in Cole WG St. Louis MO, LLC and Cole RA Alliance OH, LLC, respectively. Each of the loans has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments, and the outstanding principal and accrued and unpaid interest payable in full on June 30, 2006. Each of the loans is generally non recourse to Cole OP II and may be prepaid at any time without penalty or premium. The Company’s board of            directors, including a majority of its independent directors, approved the loans and determined that the terms of the loans are no less favorable to the Company than loans between unaffiliated third parties under the same circumstances.
          The following table summarizes the scheduled aggregate principal repayments for the five years subsequent to December 31, 2005:

For the Year Ending December 31:	Principal Repayments
2006	$29,614,755
2007	166,193
2008	9,543,093
2009	—
2010	16,666,000
Thereafter	15,267,000

Total	$71,257,041

          The variable rate mortgages approximate fair market value. The fair value of our fixed rate mortgage notes payable at December 31, 2005 approximates $41,400,000.
NOTE 6 — INTANGIBLE LEASE LIABILITY
          Identified intangible liability relating to the real estate acquisitions discussed in Note 3 consisted of the following:

	December 31,
	2005	2004
Acquired below–market leases, net of accumulated amortization of $52 and $0 at December 31, 2005 and 2004, respectively (with a weighted average life of 141 months)	$14,637	$—

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
          Amortization income recorded on the identified intangible liability, for each of fiscal years ended December 31, 2005 and 2004 was $52 and $0, respectively.
          Estimated amortization income of the respective intangible lease liability as of December 31, 2005 for each of the five succeeding fiscal years is as follows:

Amount Below
Year	Market Lease
2006	$1,253
2007	$1,253
2008	$1,253
2009	$1,253
2010	$1,253
NOTE 7 — COMMITMENTS AND CONTINGENCIES
     Litigation
          In the ordinary course of business, the Company may become subject to litigation or claims. There are no material pending legal proceedings known to be contemplated against us.
     Environmental Matters
          In connection with the ownership and operation of real estate, the Company may be potentially liable for costs and damages related to environmental matters. The Company has not been notified by any governmental authority of any non-compliance, liability or other claim, and the Company is not aware of any other environmental condition that it believes will have a material adverse effect on the consolidated results of operations.
NOTE 8 — RELATED PARTY TRANSACTIONS AND ARRANGEMENTS
          Certain affiliates of the Company will receive fees and compensation in connection with the Offering, and the acquisition, management and sale of the assets of the Company. Cole Capital will receive a selling commission of up to 7% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. Cole Capital intends to reallow 100% of commissions earned to participating broker-dealers. In addition, Cole Capital will receive up to 1.5% of gross proceeds, before reallowance to participating broker-dealers, as a dealer-manager fee. Cole Capital, in its sole discretion, may reallow all or a portion of its dealer-manager fee to such participating broker-dealers as a marketing and due diligence expense reimbursement, based on such factors as the volume of shares sold by such participating broker-dealers and marketing support incurred as compared to those of other participating broker-dealers. During the year ended December 31, 2005, the Company paid approximately $2,376,000 to Cole Capital for commissions and dealer manager fees, of which approximately $1,954,000 was reallowed to participating broker-dealers.
          All organization and offering expenses (excluding selling commissions and the dealer-manager fee) are being paid for by Cole Advisors or its affiliates and will be reimbursed by the Company up to 1.5% of gross offering proceeds. During the year ended December 31, 2005, the Company reimbursed the Advisor approximately $421,000 for organizational and offering expenses, of which approximately $2,000 was expensed as organization costs.
          If Cole Advisors provides services, as determined by the independent directors, in connection with the origination or refinancing of any debt financing obtained by the Company that is used to acquire properties or to make other permitted investments, the Company will pay Cole Advisors a financing coordination fee equal to 1% of the amount available under such financing; provided however, that Cole Advisors shall not be entitled to a financing coordination fee in connection with the refinancing of any loan secured by any particular property that was previously subject to a refinancing in which Cole Advisors received such a fee. Financing coordination fees payable from loan proceeds from permanent financing will be paid to Cole Advisors as the Company acquires such permanent financing. However, no acquisition fees will be paid on loan proceeds from any line of credit until such time as all net offering proceeds have been invested by the Company. All organization and offering expenses (excluding selling commissions and the dealer-manager fee) are being paid for by Cole Advisors or its affiliates and will be reimbursed by the Company up to 1.5% of gross offering proceeds. During the year ended December 31, 2005, the Company paid Cole Advisors approximately $320,000 for finance coordination fees.

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
          The Company pays Cole Realty, its affiliated property manager, fees for the management and leasing of the Company’s properties. Such fees are equal to 2% of gross revenues, plus leasing commissions at prevailing market rates; provided however, that the aggregate of all property management and leasing fees paid to affiliates plus all payments to third parties will not exceed the amount that other nonaffiliated management and leasing companies generally charge for similar services in the same geographic location. Cole Realty may subcontract its duties for a fee that may be less than the fee provided for in the property management agreement. Cole Realty or its affiliates also receive acquisition and advisory fees of up to 2% of the contract purchase price of each asset for the acquisition, development or construction of real property and will be reimbursed for acquisition costs incurred in the process of acquiring properties, but            not to exceed 2% of the contract purchase price. The Company expects the acquisition expenses to be approximately 0.5% of the purchase price of each property. During the year ended December 31, 2005, the Company paid property management fees and acquisition fees to Cole Realty of approximately $14,000 and approximately $1.7 million, respectively.
          The Company pays Cole Advisors an annualized asset management fee of 0.25% of the aggregate asset value of the Company’s assets (the “Asset Management Fee”). The fee will be payable monthly in an amount equal to 0.02083% of aggregate asset value as of the last day of the immediately preceding month. During the year ended December 31, 2005, the Company paid asset management fees to Cole Advisors of approximately $25,000.
          If Cole Advisors or its affiliates provides a substantial amount of services, as determined by the Company’s independent directors, in connection with the sale of one or more properties, the Company will pay Cole Advisors up to one-half of the brokerage commission paid, but in no event to exceed an amount equal to 2% of the sales price of each property sold. In no event will the combined real estate commission paid to Cole Advisors, its affiliates and unaffiliated third parties exceed 6% of the contract sales price. In addition, after investors have received a return of their net capital contributions and an 8% annual cumulative, non-compounded return, then Cole Advisors is entitled to receive 10% of the remaining net sale proceeds. During the year ended December 31, 2005, the Company did not pay any fees or amounts to Cole Advisors relating to the sale of properties.
          Upon listing of the Company’s common stock on a national securities exchange or included for quotation on The Nasdaq National Market, a fee equal to 10% of the amount by which the market value of the Company’s outstanding stock plus all distributions paid by the Company prior to listing, exceeds the sum of the total amount of capital raised from investors and the amount of cash flow necessary to generate an 8% annual cumulative, non-compounded return to investors will be paid to Cole Advisors (the “Subordinated Incentive Listing Fee”).
          Upon termination of the advisory agreement with Cole Advisors, other than termination by the Company because of a material breach of the advisory agreement by Cole Advisors, a performance fee of 10% of the amount, if any, by which (i) the appraised asset value at the time of such termination plus total distributions paid to stockholders through the termination date exceeds (ii) the aggregate capital contribution contributed by investors less distributions from sale proceeds plus payment to investors of an 8% annual, cumulative, non-compounded return on capital. No subordinated performance fee will be paid if the Company has already paid or become obligated to pay Cole Advisors a Subordinated Incentive Listing Fee.
          The Company will reimburse Cole Advisors for all expenses it paid or incurred in connection with the services provided to the Company, subject to the limitation that the Company will not reimburse for any amount by which it’s operating expenses (including the Asset Management Fee) at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets, or (ii) 25% of net income other than any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of assets for that period. The Company will not reimburse for personnel costs in connection with services for which Cole Advisors receives acquisition fees or real estate commissions. During the year ended December 31, 2005, the Company did not reimburse Cole Advisors for any such costs.
          On December 15, 2005, Cole OP II borrowed $2,458,000 and $1,995,000 from Series C, LLC, which is an affiliate of the Company and the Company’s advisor, by executing two promissory notes which are secured by the membership interests held by Cole OP II in Cole WG St. Louis MO, LLC and Cole RA Alliance OH, LLC, respectively. Each of the loans has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments, and the outstanding principal and any accrued and unpaid interest payable in full on June 30, 2006. Each of the loans is generally non recourse to Cole OP II and may be prepaid at any time without penalty or premium. The Company’s board of directors, including a majority of its independent directors, approved the loans and determined that the terms of the loans are no less favorable to the Company than loans between unaffiliated third parties under the same circumstances.
NOTE 9 — ECONOMIC DEPENDENCY
          Under various agreements, the Company has engaged or will engage Cole Advisors and its affiliates to provide certain services that are essential to the Company, including asset management services, supervision of the management and leasing of properties owned by the Company, asset acquisition and disposition decisions, the sale of shares of the Company’s common stock available for issue, as well as other administrative responsibilities for the Company including accounting services and investor

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
relations. As a result of these relationships, the Company is dependent upon Cole Advisors and its affiliates. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.
NOTE 10 — INDEPENDENT DIRECTOR’S STOCK OPTION PLAN
          The Company has a stock option plan, IDSOP, which authorizes the grant of non-qualified stock options to the Company’s independent directors, subject to the absolute discretion of the board and the applicable limitations of the plan. The Company intends to grant options under the IDSOP to each qualifying director annually. The exercise price for the options granted under the IDSOP initially will be $9.15 per share (or greater, if such higher price as is necessary so that such options shall not be considered a “nonqualified deferred compensation plan” under Section 409A of the Internal Revenue Code of 1986, as amended). It is intended that the exercise price for future options granted under the IDSOP will be at least 100% of the fair market value of the Company’s common stock as of the date that the option is granted. A total of 1,000,000 shares have been authorized and reserved for issuance under the IDSOP.
          No grants were made under the Independent Director Plan in 2004. A summary of the Company’s stock option activity under its Independent Director Plan during the year ended December 31, 2005 is as follows:

		Exercise
	Number	Price	Exercisable
Outstanding at December 31, 2004	—	—	—
Granted in 2005	10,000	$9.15	—

Outstanding at December 31, 2005	10,000	$9.15	10,000

          In accordance with Statement 123, the fair value of each stock option granted in 2005 has been estimated as of the date of the grant using the Black-Scholes minimum value method. The weighted average risk-free interest rate assumed for 2005 was 4.19%, and the projected future dividend yield was estimated to be 6% for the options granted in 2005. The expected life of an option was assumed to be 10 years for the year ended December 31, 2005. Based on these assumptions, the fair value of the options granted during the year ended December 31, 2005 is approximately $60,000. The weighted average contractual remaining life for options that were exercisable at December 31, 2005 was approximately nine years.
NOTE 11 — STOCKHOLDERS EQUITY
     Distribution Reinvestment Plan
          The Company maintains a distribution reinvestment plan that allows common stockholders (the “Stockholders”) to elect to have the distributions the Stockholders receive reinvested in additional shares of the Company’s common stock. The purchase price per share under the distribution reinvestment plan will be the higher of 95% of the fair market value per share as determined by the Company’s board of directors and $9.50 per share. No sales commissions or dealer manager fees will be paid on shares sold under the distribution reinvestment plan. The Company may terminate the distribution reinvestment plan at the Company’s discretion at any time upon ten days prior written notice to the Stockholders. Additionally, the Company will be required to discontinue sales of shares under the distribution reinvestment plan on the earlier of June 27, 2007, which is two years from the effective date of the Offering, unless the Offering is extended, or the date the Company sells 5,000,000 shares under the Offering, unless the Company files a new registration statement with the Securities and Exchange Commission and applicable states. No shares were purchased under the distribution reinvestment plan during the year ended December 31, 2005.
     Share Redemption Program
          The Company’s share redemption program permits the Stockholders to sell their shares back to the Company after they have held them for at least one year, subject to the significant conditions and limitations described below.
          There are several restrictions on the Stockholder’s ability to sell their shares to the Company under the program. The Stockholders generally have to hold their shares for one year before selling the shares to the Company under the plan; however, the Company may waive the one-year holding period in the event of the death or bankruptcy of a Stockholder. In addition, the Company will limit the number of shares redeemed pursuant to the Company’s share redemption program as follows: (1) during any calendar year, the Company will not redeem in excess of 3% of the weighted average number of shares outstanding during the prior calendar year; and (2) funding for the redemption of shares will be limited to the amount of net proceeds the Company receives from the sale of shares under the Company’s distribution reinvestment plan. These limits may prevent the Company from accommodating all requests

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
made in any year. During the term of the Offering, and subject to certain provisions the redemption price per share will depend on the length of time the Stockholder has held such shares as follows: after one year from the purchase date — 92.5% of the amount the Stockholder paid for each share; after two years from the purchase date — 95% of the amount the Stockholder paid for each share; after three years from the purchase date — 97.5% of the amount the Stockholder paid for each share; and after four years from the purchase date — 100% of the amount the Stockholder paid for each share.
          Upon receipt of a request for redemption, the Company will conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. The Company will charge an administrative fee to the Stockholder for the search and other costs, which will be deducted from the proceeds of the redemption or, if a lien exists, will be charged to the Stockholder. Repurchases will be made quarterly. If funds are not available to redeem all requested redemptions at the end of each quarter, the shares will be purchased on a pro rata basis and the unfulfilled requests will be held until the next quarter, unless withdrawn. The Company’s board of directors may amend, suspend or terminate the share redemption program at any time upon 30 days prior written notice to the Stockholders. No shares were redeemed under the share redemption program during the year ended December 31, 2005.
NOTE 12 — INCOME TAXES
          For income tax purposes, dividends to common stockholders are characterized as ordinary income, capital gains, or as a return of a stockholder’s invested capital. As the Company incurred a loss for income tax purposes during the year ended December 31, 2005, none of the distributions declared was taxable to the stockholders as ordinary income. Additionally, as the distributions were paid during 2006, the character of such distributions will be determined based on future taxable earnings and distributions which may be declared. During the period ended December 31, 2004, the Company was a development stage company and had no operations and made no distributions.
          At December 31, 2005, the tax basis carrying value of the Company’s total assets were approximately $98.8 million.
NOTE 13 — OPERATING LEASES
          All of the Company’s real estate assets are leased to tenants under operating leases for which the terms and expirations vary. The leases frequently have provisions to extend the lease agreement and other terms and conditions as negotiated. The Company retains substantially all of the risks and benefits of ownership of the real estate assets leased to tenants.
          The future minimum rental income from the Company’s investment in real estate assets under non-cancelable operating leases, at December 31, 2005 is as follows:

Year ending December 31:	Amount
2006	$6,918,514
2007	6,937,978
2008	6,937,978
2009	6,937,978
2010	6,937,978
Thereafter	66,182,219

Total	$100,852,645

NOTE 14 — QUARTERLY RESULTS (unaudited)
          Presented below is a summary of the unaudited quarterly financial information for the year ended December 31, 2005. The Company believes that all necessary adjustments, consisting only of normal recurring adjustments, have been included in the amounts stated below to present fairly, and in accordance with GAAP, the selected quarterly information.

	2005(1)
	Third	Fourth
Revenues(2)	$2,761	$738,908
Net loss	(29,543)	(85,048)
Basic and diluted net loss per share(2)	(0.46)	(0.05)
Dividends per share	—	—

(1)	No quarterly financial information is presented for 2004 and the first two quarters of 2005 as the Company was a development stage company during those quarters and had no operations.

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(2)	The total of the two quarterly amounts for the year ended December 31, 2005, does not equal the total for the year then ended. This difference results from the increase in shares outstanding over the year.
NOTE 15 — SUBSEQUENT EVENTS
     Sale of Shares of Common Stock
          As of March 22, 2006, the Company had raised approximately $56.2 million in offering proceeds through the issuance of approximately 5.6 million shares of the Company’s common stock. As of March 22, 2006 approximately $393.8 million (representing approximately 39.4 million shares) remained available for sale to the public under the Offering, exclusive of shares available under the Company’s distribution reinvestment plan.
     Property Acquisition and Borrowings
          During the period from January 1, 2006 through March 22, 2006, the Company has acquired 11 commercial real estate buildings in separate transactions for an aggregate acquisition cost of approximately $62.6 million and issued mortgage notes payable totaling approximately $45.1 million to finance the transactions (see details on borrowings below). These acquisitions are as follows:

			Square	Purchase
Property	Location	Acquisition Date	Feet	Price (1)
Academy Sports	Macon, GA	January 6, 2006	74,532	$5,600,000
David’s Bridal	Lenexa, KS	January 11, 2006	12,083	3,270,000
Rite Aid	Enterprise, AL	January 26, 2006	14,564	3,714,000
Rite Aid	Wauseon, OH	January 26, 2006	14,564	3,893,679
Staples	Crossville, TN	January 26, 2006	23,942	2,900,000
Rite Aid	Saco, ME	January 27, 2006	11,180	2,500,000
Wadsworth Blvd	Denver, CO	February 6, 2006	198,477	18,500,000
Mountainside Fitness	Chandler, AZ	February 9, 2006	31,063	5,863,000
Drexel Heritage	Hickory, NC	February 24, 2006	261,057	4,250,000
Rayford Square	Spring, TX	March 2, 2006	79,968	9,900,000
CVS	Portsmouth, OH	March 8, 2006	10,170	2,166,000

Total			731,855	$62,556,679

(1)	Purchase price excludes related closing and acquisition costs.
          The following mortgage notes require monthly interest-only payments and relate to the aforementioned acquisitions:

			Fixed		Variable
		Fixed Rate	Interest		Rate Loan		Total Loan
Property	Location	Loan Amount	Rate	Maturity Date	Amount (1)	Maturity Date	Outstanding
Academy Sports	Macon, GA	$3,478,000	5.69%	January 11, 2016	$802,000	April 6, 2006	$4,280,000
David’s Bridal	Lenexa, KS	1,799,000	5.86%	January 11, 2011	817,000	April 11, 2006	2,616,000
Rite Aid	Enterprise, AL	2,043,000	5.80%	February 11, 2016	928,000	April 26, 2006	2,971,000
Rite Aid	Wauseon, OH	2,142,000	5.80%	February 11, 2016	973,000	April 26, 2006	3,115,000
Staples	Crossville, TN	1,885,000	5.71%	February 11, 2011	435,000	April 26, 2006	2,320,000
Rite Aid	Saco, ME	1,375,000	5.82%	February 11, 2011	625,000	April 27, 2006	2,000,000
Wadsworth Blvd	Denver, CO	12,025,000	5.57%	March 1, 2011	2,275,000	December 31, 2006	12,025,000
Mountainside Fitness	Chandler, AZ	—	—	N/A	4,690,400	December 31, 2006	4,690,400
Drexel Heritage	Hickory, NC	2,763,000	5.80%	March 11, 2011	637,000	May 24, 2006	3,400,000
Rayford Square	Spring, TX	5,940,000	5.64%	April 1, 2006	—	N/A	5,940,000
CVS	Portsmouth, OH	1,424,000	5.67%	March 11, 2011	329,000	June 8, 2006	1,753,000

Total		$34,874,000			$12,511,400		$47,385,400

(1)	The variable rate debt mortgage notes bear interest at the one-month LIBOR rate plus 200 basis points with interest paid monthly.
     Declaration of Distributions
          On January 3, 2006, the Company’s board of directors authorized a distribution of $0.05 per share for stockholders of record on each of January 7, 2006 and February 7, 2006 and a distribution of $0.0521 per share for stockholders of record on March 7, 2006. The payment date for each of the distributions will be in April 2006, but not later than April 6, 2006. The January and February

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
monthly distributions are calculated to be equivalent to an annualized distribution of six percent (6%) per share, assuming a purchase price of $10.00 per share. The March distribution is calculated to be equivalent to an annualized distribution of six and one-quarter percent (6.25%) per share, assuming a purchase price of $10.00 per share.

COLE CREDIT PROPERTY TRUST II, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
	2006	2005
Assets:
Real estate assets, at cost:
Land	$82,839,737	$23,854,308
Buildings and improvements, less accumulated depreciation of $2,803,332 and $151,472, at September 30, 2006 and December 31, 2005, respectively	201,752,737	57,338,359
Acquired intangible lease assets, less accumulated amortization of $1,377,600 and $71,881 at September 30, 2006 and December 31, 2005, respectively	38,060,639	10,425,618

Total real estate assets	322,653,113	91,618,285

Cash and cash equivalents	9,214,421	4,575,144
Restricted cash	6,208,342	1,813,804
Rents and tenant receivables	1,125,088	36,001
Prepaid expenses and other assets	1,847,092	11,928
Deferred financing costs, less accumulated amortization of $361,029 and $17,964 at September 30, 2006 and December 31, 2005, respectively	2,897,108	754,676

Total assets	$343,945,164	$98,809,838

Liabilities and Stockholders’ Equity:
Mortgage notes payable	$167,242,838	$66,804,041
Notes payable to affiliates	—	4,453,000
Accounts payable and accrued expenses	1,261,762	282,797
Escrowed investor proceeds	6,208,342	1,813,804
Due to affiliates	70,635	41,384
Acquired below market lease intangibles, less accumulated amortization of $46,357 and $52 at September 30, 2006 and December 31, 2005, respectively	1,954,993	14,637
Distributions payable	940,028	195,209

Total liabilities	177,678,598	73,604,872

Redeemable Common Stock	1,811,467	—

Stockholders’ Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized, none issued and outstanding at September 30, 2006 and December 31, 2005	—	—
Common stock, $.01 par value; 90,000,000 shares authorized, 18,963,568 and 2,832,387 shares issued and outstanding at September 30, 2006 and December 31, 2005, respectively	189,636	28,324
Capital in excess of par value	168,837,498	25,486,442
Accumulated distributions in excess of earnings	(4,572,035)	(309,800)

Total stockholders’ equity	164,455,099	25,204,966

Total liabilities and stockholders’ equity	$343,945,164	$98,809,838

          The accompanying notes are an integral part of these condensed consolidated financial statements (unaudited).

COLE CREDIT PROPERTY TRUST II, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
Revenues:
Rental and other income	$5,064,125	$2,761	$11,056,698	$2,761
Tenant reimbursement income	328,616	—	623,322	—

Total revenue	5,392,741	2,761	11,680,020	2,761

Expenses:
General and administrative	265,079	26,936	805,935	26,936
Property operating expenses	334,553	—	628,977	—
Property and asset management fees	261,812	—	563,180	—
Depreciation	1,206,287	2,467	2,651,860	2,467
Amortization	576,695	1,037	1,239,242	1,037

Total operating expenses	2,644,426	30,440	5,889,194	30,440

Real estate operating income (loss)	2,748,315	(27,679)	5,790,826	(27,679)

Other income (expense):
Interest income	93,409	—	181,173	—
Interest expense	(2,292,782)	(1,864)	(5,787,492)	(1,864)

Total other expense	(2,199,373)	(1,864)	(5,606,319)	(1,864)

Net income (loss)	$548,942	$(29,543)	$184,507	$(29,543)

Net income (loss) per common share:
Basic and diluted	$0.04	$(0.46)	$0.02	$(0.85)

Weighted average number of common shares outstanding:
Basic and diluted	15,006,417	64,467	9,424,396	34,822

          The accompanying notes are an integral part of these condensed consolidated financial statements (unaudited).

COLE CREDIT PROPERTY TRUST II, INC.
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(Unaudited)

				Accumulated
	Common Stock		Capital in	Distributions	Total
	Number	Par	Excess of	in Excess	Stockholders’
	of Shares	Value	Par Value	of Earnings	Equity
Balance, December 31, 2005	2,832,387	$28,324	$25,486,442	$(309,800)	$25,204,966
Issuance of common stock	16,131,181	161,312	160,979,476	—	161,140,788
Distributions	—	—	—	(4,446,742)	(4,446,742)
Commissions on stock sales and related dealer manager fees	—	—	(13,474,006)	—	(13,474,006)
Other offering costs	—	—	(2,382,995)	—	(2,382,995)
Stock compensation expense	—	—	40,048	—	40,048
Redeemable common stock	—	—	(1,811,467)	—	(1,811,467)
Net income	—	—	—	184,507	184,507

Balance, September 30, 2006	18,963,568	$189,636	$168,837,498	$(4,572,035)	$164,455,099

          The accompanying notes are an integral part of these condensed consolidated financial statements (unaudited).

COLE CREDIT PROPERTY TRUST II, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months	Nine Months
	Ended	Ended
	September 30, 2006	September 30, 2005
Cash Flows from Operating Activities:
Net income (loss)	$184,507	$(29,543)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	2,651,860	2,467
Amortization	1,602,479	1,264
Stock compensation expense	40,048	—
Changes in assets and liabilities:
Rents and tenant receivables	(1,089,087)	—
Prepaid expenses and other assets	(340,164)	(7,584)
Accounts payable and accrued expenses	978,965	14,678
Due to affiliates	29,251	13,268

Net cash provided (used) by operating activities	4,057,859	(5,450)

Cash Flows from Investing Activities:
Investment in real estate and related assets	(175,918,360)	(3,352,405)
Acquired intangible lease assets	(23,813,260)	—
Acquired below market lease intangibles	1,986,661	—
Escrow deposit on property to be acquired	—	(50,000)
Restricted cash	(4,394,538)	(1,363,506)

Net cash used in investing activities	(202,139,497)	(4,765,911)

Cash Flows from Financing Activities:
Proceeds from issuance of common stock	159,329,321	5,988,426
Proceeds from mortgage and affiliate notes payable	113,149,860	2,607,000
Repayment of mortgage and affiliate notes payable	(52,424,850)	—
Refund of loan deposits	1,210,620	—
Payment of loan deposits	(2,705,620)	—
Escrowed investor proceeds liability	4,394,538	1,363,506
Offering costs on issuance of common stock	(15,857,001)	(568,670)
Distributions to investors	(1,890,456)	—
Deferred financing costs paid	(2,485,497)	(46,429)

Net cash provided by financing activities	202,720,915	9,343,833

Net increase in cash and cash equivalents	4,639,277	4,572,472

Cash and cash equivalents, beginning of period	4,575,144	200,000

Cash and cash equivalents, end of period	$9,214,421	$4,772,472

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Dividends declared and unpaid	$940,028	$—

Mortgage notes assumed in real estate acquisitions	$35,260,787	$—

Common stock issued through distribution reinvestment plan	$1,811,467	$—

Escrow deposits due to affiliate	$—	$50,000

Other offering costs due to affiliate	$—	$17,170

Supplemental Cash Flow Disclosures:
Interest paid	$5,192,625	$1,864

          The accompanying notes are an integral part of these condensed consolidated financial statements (unaudited).

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2006
(Unaudited)
Note 1 — Organization
          Cole Credit Property Trust II, Inc. (the “Company”) was formed on September 29, 2004 and is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”) beginning with the taxable year ended December 31, 2005. Substantially all of the Company’s business is conducted through Cole Operating Partnership II, LP (“Cole OP II”), a Delaware limited partnership. The Company is the sole general partner of and owns a 99.99% partnership interest in Cole OP II. Cole REIT Advisors II, LLC (the “Advisor”), the affiliated advisor to the Company, is the sole limited partner and owner of 0.01% of the partnership interests of Cole OP II.
          Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended (the “Registration Statement”), the Company is offering for sale to the public on a “best efforts” basis a minimum of 250,000 and a maximum of 45,000,000 shares of its common stock at a price of $10 per share (the “Offering”), subject to discounts in certain circumstances, and up to 5,000,000 additional shares pursuant to a distribution reinvestment plan under which its stockholders may elect to have distributions reinvested in additional shares of the Company’s common stock at the higher of $9.50 per share or 95% of the estimated value of a share of the Company’s common stock. The Registration Statement was declared effective on June 27, 2005.
          On September 23, 2005, the Company issued the initial 486,000 shares of its common stock under the Offering and commenced its principal operations. Prior to such date, the Company was considered a development stage company. As of September 30, 2006, the Company had issued approximately 19 million shares of its common stock in the Offering for aggregate gross proceeds of approximately $189.3 million before offering costs and selling commissions of approximately $18.7 million. As disclosed in the Registration Statement, the Company expects to use substantially all of the net proceeds from the Offering to acquire and operate commercial real estate primarily consisting of freestanding, single-tenant commercial properties net-leased to investment grade or otherwise creditworthy tenants located throughout the United States.
          On November 6, 2006, the Company filed a registration statement with the Securities and Exchange Commission with respect to a proposed secondary public offering of up to 150,000,000 shares of its common stock. The offering would include up to 125,000,000 shares to be offered for sale at $10.00 per share in the primary offering and up to 25,000,000 shares to be offered for sale at the greater of $9.50 per share or 95% of the estimated value of a share of common stock pursuant to the Company’s distribution reinvestment plan (the “DRIP”).
          On November 13, 2006, the Company filed a new registration statement with the Securities and Exchange Commission filed under Rule 462(b) to add securities to a prior related effective registration statement filed on Form S-11. This Registration Statement covers the registration of an additional 4,390,000 shares of the Company’s common stock, par value $0.01 per share, for sale in the primary offering under the current Registration Statement at $10.00 per share. This Registration Statement also covers the registration of an additional 952,000 shares of the Registrant’s common stock, par value $0.01 per share, for sale pursuant to the Company’s DRIP under the current Registration Statement at a purchase price equal to the higher of $9.50 per share or 95% of the estimated value of a share of the Company’s common stock.
          The Company’s stock is not currently listed on a national exchange. The Company may seek to list its stock for trading on a national securities exchange or for quotation on The Nasdaq National Market only if a majority of its independent directors believe listing would be in the best interest of its stockholders. The Company does not intend to list its shares at this time. The Company does not anticipate that there would be any market for its common stock until its shares are listed or quoted. In the event it does not obtain listing prior to the tenth anniversary of the completion or termination of the Offering, its charter requires that it either: (1) seek stockholder approval of an extension or amendment of this listing deadline, or (2) seek stockholder approval to adopt a plan of liquidation of the corporation.
Note 2 — Summary of Significant Accounting Policies
Basis of Presentation
          The condensed consolidated financial statements of the Company have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission, including the instructions to Form 10-Q and Article 10 of Regulation S-X, and do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, the statements for the unaudited interim periods presented include all adjustments, which are of a normal and recurring nature, necessary to present a fair presentation of the results for such periods. Results for these interim periods are not necessarily indicative of full year results. The information included in this Form 10-Q should be read in conjunction with the Company’s audited consolidated financial statements as of December 31, 2005, and related notes thereto.
Principles of Consolidation
          The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.
Restricted Cash and Escrowed Investor Proceeds
          The Company is currently engaged in a public offering of its common stock. Included in restricted cash and escrowed investor proceeds is approximately $6.2 million of offering proceeds for which shares of common stock had not been issued as of September 30, 2006.
Redeemable Common Stock
          The Company’s share redemption program provides that all redemptions during any calendar year, including those upon death or qualifying disability, are limited to those that can be funded with proceeds from the Company’s DRIP. In accordance with Accounting Series Release No. 268, “Presentation in Financial Statements of Redeemable Preferred Stock,” the Company accounts for proceeds received from its DRIP as redeemable common stock, outside of permanent equity. As of September 30, 2006 and December 31, 2005, the Company had issued approximately 191,000 and 0 shares of common stock under the DRIP, respectively, for proceeds of approximately $1.8 million and $0 under its DRIP, respectively, which have been recorded as redeemable common stock in the respective condensed consolidated balance sheets. As of September 30, 2006 and December 31, 2005, no shares had been redeemed under the Company’s share redemption program.
Reportable Segments
          The Financial Accounting Standards Board (“FASB”) issued SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” which establishes standards for reporting financial and descriptive information about an enterprise’s reportable segments. The Company has determined that it has one reportable segment, with activities related to investing in real estate. The Company’s investments in real estate generate rental revenue and other income through the leasing of single-tenant properties, which comprised approximately 94% and 95% of our total consolidated revenues for the three and nine months ended September 30, 2006, respectively. Although the Company’s investments in real estate are geographically diversified throughout the United States and management evaluates operating performance on an individual property level, each of its single-tenant properties have similar economic characteristics, tenants, and products and services. Therefore, our single-tenant properties have been aggregated into one reportable segment.
Note 3 — Real Estate Acquisitions
          During the nine months ended September 30, 2006, the Company acquired the following properties:

Property	Acquisition Date	Location	Square Feet	Purchase Price
Academy Sports specialty retailer	January 6, 2006	Macon, GA	74,532	$5,600,000
David’s Bridal specialty retailer	January 11, 2006	Lenexa, KS	12,083	3,270,000
Rite Aid drugstore	January 26, 2006	Enterprise, AL	14,564	3,714,000
Rite Aid drugstore	January 26, 2006	Wauseon, OH	14,564	3,893,679
Staples office supply	January 26, 2006	Crossville, TN	23,942	2,900,000
Rite Aid drugstore	January 27, 2006	Saco, ME	11,180	2,500,000
Wadsworth Boulevard marketplace	February 6, 2006	Denver, CO	198,477	18,500,000
Mountainside Fitness center	February 9, 2006	Chandler, AZ	31,063	5,863,000
Drexel Heritage furniture retailer	February 24, 2006	Hickory, NC	261,057	4,250,000
Rayford Square retail center	March 2, 2006	Spring, TX	79,968	9,900,000
CVS drugstore	March 8, 2006	Portsmouth, OH	10,170	2,166,000
Wawa convenience store	March 29, 2006	Hockessin, DE	5,160	4,830,000
Wawa convenience store	March 29, 2006	Manahawkin, NJ	4,695	4,414,000
Wawa convenience store	March 29, 2006	Narbeth, PA	4,461	4,206,000
CVS drugstore	April 20, 2006	Lakewood, OH	12,800	2,450,000

Property	Acquisition Date	Location	Square Feet	Purchase Price
Rite Aid drugstore	April 27, 2006	Cleveland, OH	11,325	2,568,700
Rite Aid drugstore	April 27, 2006	Fremont, OH	11,325	2,524,500
Walgreens drugstore	May 8, 2006	Knoxville, TN	15,120	4,750,000
CVS drugstore	May 26, 2006	Madison, MS	13,824	4,463,088
Rite Aid drugstore	May 26, 2006	Defiance, OH	14,564	4,326,165
Conns appliance retailer	May 26, 2006	San Antonio, TX	25,230	4,624,619
Dollar General specialty retailer	June 2, 2006	Crossville, TN	24,341	3,000,000
Dollar General specialty retailer	June 9, 2006	Ardmore, TN	24,341	2,775,000
Dollar General specialty retailer	June 12, 2006	Livingston, TN	24,341	2,856,000
Wehrenberg movie theatre	June 14, 2006	Arnold, MO	50,000	8,200,000
Sportmans Warehouse specialty retailer	June 27, 2006	Wichita, KS	50,003	8,231,000
CVS drugstore	June 28, 2006	Portsmouth, OH	10,650	2,101,708
Advance Auto specialty retailer	June 29, 2006	Greenfield, IN	7,000	1,375,500
Advance Auto specialty retailer	June 29, 2006	Trenton, OH	7,000	1,060,000
Rite Aid drugstore	June 29, 2006	Lansing, MI	11,680	1,735,000
Advance Auto specialty retailer	July 6, 2006	Columbia Heights, MN	7,000	1,730,578
Advance Auto specialty retailer	July 6, 2006	Fergus Falls, MN	7,000	1,203,171
CVS drugstore	July 7, 2006	Okeechobee, FL	13,050	6,459,262
Office Depot office supply	July 7, 2006	Dayton, OH	19,880	3,416,526
Advance Auto specialty retailer	July 12, 2006	Holland, MI	7,000	2,071,843
Advance Auto specialty retailer	July 12, 2006	Holland Township, MI	7,000	2,137,244
Advance Auto specialty retailer	July 12, 2006	Zeeland, MI	7,000	1,840,715
CVS drugstore	July 12, 2006	Orlando, FL	13,013	4,956,763
Office Depot office supply	July 12, 2006	Greenville, MS	25,083	3,491,470
Office Depot office supply	July 19, 2006	Warrensburg, MO	20,000	2,880,552
CVS drugstore	August 10, 2006	Gulfport, MS	11,359	4,414,117
Advance Auto specialty retailer	August 15, 2006	Grand Forks, ND	7,000	1,399,657
CVS drugstore	August 24, 2006	Clinton, NY	10,055	3,050,000
Oxford movie theatre	August 31, 2006	Oxford, MS	35,000	9,692,503
Advance Auto specialty retailer	September 8, 2006	Duluth, MN	7,000	1,432,565
Walgreens drugstore	September 15, 2006	Picayune, MS	14,820	4,255,000
Kohl’s department store	September 27, 2006	Wichita, KS	86,584	7,866,000
Lowe’s home improvement	September 27, 2006	Lubbock, TX	137,480	11,508,000
Lowe’s home improvement	September 27, 2006	Midland, TX	134,050	11,099,000
Advance Auto specialty retailer	September 29, 2006	Grand Bay, AL	7,000	1,115,605
Advance Auto specialty retailer	September 29, 2006	Hurley, MS	7,000	1,083,195
Advance Auto specialty retailer	September 29, 2006	Rainsville, AL	7,000	1,328,000
Gold’s Gym	September 29, 2006	O’Fallon, IL	38,000	7,300,000
Total			1,687,834	$228,779,725

          In accordance with SFAS, No. 141, “Business Combinations”, the Company allocated the purchase price of these properties, including aggregate acquisition costs of approximately $4,226,000 to the fair value of the assets acquired and liabilities assumed. The Company allocated approximately $58,985,000 to land, approximately $147,067,000 to building and improvements, approximately $28,941,000 to acquired in-place leases, approximately ($1,987,000) to acquired below-market leases and approximately $35,260,000 related to debt assumed related to properties acquired during the nine months ended September 30, 2006.
Note 4 — Notes Payable
          As of September 30, 2006, the Company had total mortgage notes payable of approximately $167.2 million. During the nine months ended September 30, 2006, the Company incurred, or assumed, the following mortgage notes payable in connection with the real estate acquisitions described in Note 3 above:

			Fixed
		Fixed Rate	Interest		Variable Rate			Total Loan at
Property	Location	Loan Amount	Rate	Maturity Date	Loan Amount (1)		Maturity Date	Acquisition
Academy Sports specialty retailer	Macon, GA	$3,478,000	5.69%	January 11, 2016	$802,000	(2)	April 6, 2006	$4,280,000
David’s Bridal specialty retailer	Lenexa, KS	1,799,000	5.86%	January 11, 2011	817,000	(2)	April 11, 2006	2,616,000
Rite Aid drugstore	Enterprise, AL	2,043,000	5.80%	February 11, 2016	928,000	(2)	April 26, 2006	2,971,000
Rite Aid drugstore	Wauseon, OH	2,142,000	5.80%	February 11, 2016	973,000	(2)	April 26, 2006	3,115,000
Staples office supply	Crossville, TN	1,885,000	5.71%	February 11, 2011	435,000	(2)	April 26, 2006	2,320,000
Rite Aid drugstore	Saco, ME	1,375,000	5.82%	February 11, 2011	625,000	(2)	April 27, 2006	2,000,000
Wadsworth Boulevard marketplace	Denver, CO	12,025,000	5.57%	March 1, 2011	2,275,000	(2)	December 31, 2006	14,300,000
Mountainside Fitness center	Chandler, AZ	—	N/A	N/A	4,690,400	(2)	December 31, 2006	4,690,400
Drexel Heritage furniture retailer	Hickory, NC	2,763,000	5.80%	March 11, 2011	637,000	(2)	May 24, 2006	3,400,000
Rayford Square retail center	Spring, TX	5,940,000	5.64%	April 1, 2016	—		N/A	5,940,000
CVS drugstore	Portsmouth, OH	1,424,000	5.67%	March 11, 2011	329,000	(2)	June 8, 2006	1,753,000
Wawa convenience stores	Various	—	N/A	N/A	7,234,787	(3)	February 26, 2010	7,234,787
CVS drugstore	Lakewood, OH	1,348,000	5.77%	May 11, 2011	612,000	(2)	July 20, 2006	1,960,000
Rite Aid drugstore	Cleveland, OH	1,413,000	6.05%	May 11, 2011	642,000	(2)	July 27, 2006	2,055,000
Rite Aid drugstore	Fremont, OH	1,388,000	6.05%	May 11, 2011	632,000	(2)	July 27, 2006	2,020,000
Walgreens drugstore	Knoxville, TN	3,088,000	5.80%	May 11, 2011	712,000	(2)	August 8, 2006	3,800,000
CVS drugstore	Madison, MS	2,809,000	5.60%	February 11, 2016	—		N/A	2,809,000
Rite Aid drugstore	Defiance, OH	2,321,000	5.76%	January 11, 2016	—		N/A	2,321,000
Conns appliance retailer	San Antonio, TX	2,461,000	5.86%	May 11, 2011	1,119,000	(2)	July 25, 2006	3,580,000
Dollar General specialty retailer	Crossville, TN	1,950,000	5.75%	June 11, 2016	450,000	(2)	September 2, 2006	2,400,000
Dollar General specialty retailer	Ardmore, TN	1,804,000	5.79%	June 11, 2016	416,000		October 10, 2006	2,220,000
Dollar General specialty retailer	Livingston, TN	1,856,000	5.79%	July 11, 2016	429,000		October 12, 2006	2,285,000
Sportmans Warehouse specialty retailer	Wichita, KS	—	N/A	N/A	6,173,250	(4) (2)	December 27, 2006	6,173,250
Rite Aid drugstore	Lansing, MI	1,041,000	5.90%	July 1, 2016	—		N/A	1,041,000
Advance Auto specialty retailer	Columbia Heights, MN	1,038,000	5.83%	July 11, 2016	346,000		October 6, 2006	1,384,000
Advance Auto specialty retailer	Fergus Falls, MN	722,000	5.83%	July 11, 2016	241,000		October 6, 2006	963,000
CVS drugstore	Okeechobee, FL	4,076,000	5.60%	February 11, 2016	—		N/A	4,076,000
Office Depot office supply	Dayton, OH	2,130,000	5.73%	February 11, 2016	—		N/A	2,130,000
Advance Auto specialty retailer	Holland, MI	1,193,000	5.83%	April 11, 2016	—		N/A	1,193,000
Advance Auto specialty retailer	Holland Township, MI	1,231,000	5.83%	April 11, 2016	—		N/A	1,231,000
Advance Auto specialty retailer	Zeeland, MI	1,057,000	5.83%	April 11, 2016	—		N/A	1,057,000
CVS drugstore	Orlando, FL	3,016,000	5.68%	April 11, 2016	—		N/A	3,016,000
Office Depot office supply	Greenville, MS	2,192,000	5.76%	March 11, 2011	—		N/A	2,192,000
Office Depot office supply	Warrensburg, MO	1,810,000	5.85%	April 11, 2011	—		N/A	1,810,000
CVS drugstore	Gulfport, MS	2,611,000	5.28%	April 11, 2016	—		N/A	2,611,000
Advance Auto specialty retailer	Grand Forks, ND	840,000	5.87%	September 11, 2016	280,000		November 15, 2006	1,120,000
CVS drugstore	Clinton, NY	1,983,000	5.74%	September 11, 2016	457,000		December 24, 2006	2,440,000
Oxford movie theatre	Oxford, MS	5,175,000	6.11%	September 1, 2016	—		N/A	5,175,000
Advance Auto specialty retailer	Duluth, MN	860,000	5.87%	October 11, 2016	286,000		December 22, 2006	1,146,000
Walgreens drugstore	Picayune, MS	2,766,000	5.53%	October 11, 2016	638,000		January 15, 2007	3,404,000
Kohl’s department store	Wichita, KS	5,200,000	6.11%	September 1, 2016	—		N/A	5,200,000
Lowe’s home improvement	Lubbock, TX	7,150,000	6.11%	September 1, 2016	—		N/A	7,150,000
Lowe’s home improvement	Midland, TX	7,475,000	6.11%	September 1, 2016	—		N/A	7,475,000
Gold’s Gym	O’Fallon, IL	3,650,000	5.83%	October 11, 2016	2,190,000		December 27, 2006	5,840,000

Total indebtedness		$112,528,000			$35,369,437			$147,897,437

(1)	The variable rate mortgage notes bear interest at the one-month LIBOR rate plus 200 basis points with interest only paid monthly.

(2)	The respective variable rate loan amounts were repaid prior to September 30, 2006.

(3)	The respective variable rate loan was refinanced on June 9, 2006 to a $7,748,000 term mortgage loan with a fixed interest rate of 6.56% maturing on June 11, 2016.

(4)	The loan is a revolving credit facility secured by the respective property.

Note 5 – Extended Rate Lock Agreement
          On July 14, 2006, the Company entered into an Extended Rate Lock Agreement with Bear Stearns Commercial Mortgage, Inc. (“Bear Stearns”) (“Rate Lock No. 1”) to lock an interest rate of 6.262% for up to $24.0 million in borrowings. On August 17, 2006, the Company entered into an additional Extended Rate Lock Agreement (“Rate Lock No. 2”) with Bear Stearns to lock an interest rate of 5.909% for an additional $12.5 million in borrowings. On September 22, 2006, the Company entered into an additional Extended Rate Lock Agreement (“Rate Lock No. 3”) with Bear Stearns to lock an interest rate of 5.589% for an additional $50.0 million in borrowings.
          Under the terms of Rate Locks No.1, No. 2 and No. 3, the Company made rate lock deposits of approximately $1.2 million, approximately $480,000 and approximately $1.0 million to Bear Stearns, respectively. As of September 30, 2006, the Company had available borrowings of $0, approximately $11.5 million and $50.0 million under Rate Locks No. 1, No. 2 and No. 3, respectively. The Company has approximately $1.5 million in rate lock deposits outstanding at September 30, 2006, which have been recorded in Prepaid Expenses and Other Assets on the Company’s balance sheet.
The deposits are refundable to the Company in amounts generally equal to 2% of any loans funded under the agreements. The rate locks expire 60 days from execution. Rate Locks No. 2 and No. 3 may be extended by 30 days for a rate lock fee of 0.25% of the loan amount or, at the borrower’s election, by converting the fee into interest rate spread.
Note 6 — Commitments and Contingencies
Litigation
          In the ordinary course of business, the Company may become subject to litigation or claims. There are no material legal proceedings pending or known to be contemplated against us.
Environmental Matters
          In connection with the ownership and operation of real estate, the Company may potentially be liable for costs and damages related to environmental matters. The Company has not been notified by any governmental authority of any non-compliance, liability or other claim, and the Company is not aware of any other environmental condition that it believes will have a material adverse effect on the consolidated results of operations.
Note 7 — Related-Party Transactions and Arrangements
          Certain affiliates of the Company receive, and will continue to receive fees and compensation in connection with the Offering, and the acquisition, management and sale of the assets of the Company. Cole Capital Corporation (“Cole Capital”), the affiliated dealer-manager, receives, and will continue to receive a selling commission of up to 7% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. Cole Capital reallows, and intends to continue to reallow 100% of commissions earned to participating broker-dealers. In addition, Cole Capital will receive up to 1.5% of the gross proceeds from the Offering, before reallowance to participating broker-dealers, as a dealer-manager fee. Cole Capital, in its sole discretion, may reallow all or a portion of its dealer-manager fee to such participating broker-dealers as a marketing and due diligence expense reimbursement, based on such factors as the volume of shares sold by such participating broker-dealers and marketing support incurred as compared to those of other participating broker-dealers. No selling commissions or dealer-manager fees are paid to Cole Capital in respect of shares sold under the DRIP. During the three months and nine months ended September 30, 2006, the Company paid approximately $6.3 million and $13.5 million, respectively, to Cole Capital for commissions and dealer manager fees, of which approximately $5.3 million and $11.3 million, respectively, was reallowed to participating broker-dealers. During the three and nine months ended September 30, 2005, the Company paid approximately $497,000 to Cole Capital for commissions and dealer manager fees, of which approximately $413,000 was reallowed to participating broker-dealers.
          All organization and offering expenses (excluding selling commissions and the dealer-manager fee) are paid for by the Advisor or its affiliates and are reimbursed by the Company up to 1.5% of gross offering proceeds. The Advisor or its affiliates also receive acquisition and advisory fees of up to 2% of the contract purchase price of each asset for the acquisition, development or construction of real property and will be reimbursed for acquisition costs incurred in the process of acquiring properties, but not to exceed 2.0% of the contract purchase price. The Company expects the acquisition expenses to be approximately 0.5% of the purchase price of each property. During the nine months ended September 30, 2006 and 2005, the Company reimbursed the Advisor approximately $2.4 million and approximately $90,000, respectively, for organizational and offering expenses. At September 30, 2006, approximately $394,000 of such costs had been incurred by the Advisor but had not been reimbursed by the Company. During the three months and nine months ended September 30, 2006, the Company paid the Advisor approximately $1.3 million and approximately $3.4 million for acquisition fees, respectively. During the three and nine months ended September 30, 2005, the Company paid the Advisor approximately $65,000 for acquisition fees.

          If the Advisor provides substantial services, as determined by the Company’s independent directors, in connection with the origination or refinancing of any debt financing obtained by the Company that is used to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, the Company will pay the Advisor a financing coordination fee equal to 1% of the amount available under such financing; provided, however, that the Advisor shall not be entitled to a financing coordination fee in connection with the refinancing of any loan secured by any particular property that was previously subject to a refinancing in which the Advisor received such a fee. Financing coordination fees payable from loan proceeds from permanent financing will be paid to the Advisor as the Company acquires such permanent financing. However, no acquisition fees will be paid on loan proceeds from any line of credit until such time as all net offering proceeds have been invested by the Company. During the three months and nine months ended September 30, 2006, the Company paid the Advisor approximately $562,000 and approximately $1.3 million, respectively, for finance coordination fees, respectively. During the three and nine months ended September 30, 2005, the Company paid the Advisor approximately $18,000 for finance coordination fees.
          The Company pays, and expects to continue to pay, Cole Realty Advisors, Inc., f/k/a Fund Realty Advisors, Inc., its affiliated property manager, fees for the management and leasing of the Company’s properties. Such fees currently equal, and are expected to continue to equal 2% of gross revenues, plus leasing commissions at prevailing market rates; provided however, that the aggregate of all property management and leasing fees paid to affiliates plus all payments to third parties will not exceed the amount that other nonaffiliated management and leasing companies generally charge for similar services in the same geographic location. Cole Realty may subcontract its duties for a fee that may be less than the fee provided for in the property management agreement. During the three months and nine months ended September 30, 2006, the Company paid Cole Realty approximately $97,000 and approximately $210,000 for property management fees, respectively. During the three and nine months ended September 30, 2005, the Company did not pay any property management fees to Cole Realty.
          The Company pays the Advisor an annualized asset management fee of 0.25% of the aggregate asset value of the Company’s assets. The fee is payable monthly in an amount equal to 0.02083% of aggregate asset value as of the last day of the immediately preceding month. During the three months and nine months ended September 30, 2006, the Company paid the Advisor approximately $164,000 and approximately $353,000 for asset management fees, respectively. During the three and nine months ended September 30, 2005, the Company did not pay any asset management fees to the Advisor.
          If the Advisor or its affiliates provides a substantial amount of services, as determined by the Company’s independent directors, in connection with the sale of one or more properties, the Company pays the Advisor up to one-half of the brokerage commission paid, but in no event to exceed an amount equal to 2% of the sales price of each property sold. In no event will the combined real estate commission paid to the Advisor, its affiliates and unaffiliated third parties exceed 6% of the contract sales price. In addition, after investors have received a return of their net capital contributions and an 8% annual cumulative, non-compounded return, then the Advisor is entitled to receive 10% of remaining net sale proceeds. During the nine months ended September 30, 2006 and 2005, the Company did not pay any fees or amounts to the Advisor relating to the sale of properties.
          In the event the Company’s common stock is listed in the future on a national securities exchange or included for quotation on The Nasdaq National Market, a fee equal to 10% of the amount by which the market value of the Company’s outstanding stock plus all distributions paid by the Company prior to listing, exceeds the sum of the total amount of capital raised from investors and the amount of cash flow necessary to generate an 8% annual cumulative, non-compounded return to investors will be paid to the Advisor (the “Subordinated Incentive Listing Fee”).
          In the event that the advisory agreement with the Advisor is terminated, other than termination by the Company because of a material breach of the advisory agreement by the Advisor, a performance fee of 10% of the amount, if any, by which (i) the appraised asset value of the Company at the time of such termination plus total distributions paid to stockholders through the termination date exceeds (ii) the aggregate capital contribution contributed by investors less distributions from sale proceeds plus payment to investors of an 8% annual, cumulative, non-compounded return on capital. No subordinated performance fee will be paid if the Company has already paid or become obligated to pay the Advisor a Subordinated Incentive Listing Fee.
The Company may reimburse the Advisor for all expenses it paid or incurred in connection with the services provided to the Company, subject to the limitation that the Company does not reimburse for any amount by which its operating expenses (including the Asset Management Fee) at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets, or (ii) 25% of net income other than any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of assets for that period. The Company will not reimburse for personnel costs in connection with services for which the Advisor receives acquisition fees or real estate commissions. During the nine months ended September 30, 2006 and 2005, the Company did not reimburse the Advisor for any such costs.
          On February 6, 2006, Cole OP II borrowed $2,275,000 from Series C, LLC (“Series C”), an affiliate of the Company and the Company’s advisor, by executing a promissory note which was secured by the membership interest held by Cole OP II in a wholly-owned subsidiary. The loan proceeds were used to acquire a property with a purchase price of approximately $18.5 million, exclusive of closing costs. The loan had a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-

only payments, and the outstanding principal and accrued and unpaid interest was payable in full on December 31, 2006. The loan was generally non recourse to Cole OP II and could be prepaid at any time without penalty or premium. The Company’s board of directors, including all of the independent directors, approved the loan and determined that its terms were no less favorable to the Company than loans between unaffiliated third parties under the same circumstances. Cole OP II repaid the note in full on April 26, 2006.
          On February 10, 2006, Cole OP II borrowed $4,690,400 from Series B, LLC (“Series B”), an affiliate of the Company and the Company’s advisor, by executing a promissory note which was secured by the membership interest held by Cole OP II in a wholly-owned subsidiary. The loan proceeds were used to acquire a property with a purchase price of approximately $5.9 million, exclusive of closing costs. The loan had a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments, and the outstanding principal and accrued and unpaid interest was payable in full on December 31, 2006. The loan was generally non-recourse to Cole OP II and could be prepaid at any time without penalty or premium. The Company’s board of directors, including all of the independent directors, approved the loan and determined that its terms were no less favorable to the Company than loans between unaffiliated third parties under the same circumstances. Cole OP II repaid the note in full in May 2006.
          On April 26, 2006, Cole OP II repaid a $2,458,000 promissory note and a $1,995,000 promissory note to Series C. The notes were issued on December 15, 2005.
          During the three months and nine months ended September 30, 2006, Cole OP II paid approximately $0 and approximately $224,000, respectively, in interest expense to affiliates under the aforementioned loans.
          During the nine months ended, September 30, 2006, Cole OP II acquired the following properties from various affiliates of the Company and the Company’s advisor. The acquisitions were funded by net proceeds from the Company’s Offering and the assumption of loans secured by the respective properties.

	Acquisition			Purchase		Loan
Property Description	Date	Location	Seller	Price		Assumed
Wawa convenience store	March 29, 2006	Hockessin, DE	Series A, LLC	$4,830,000	(1)	$2,598,068
Wawa convenience store	March 29, 2006	Manahawkin, NJ	Series A, LLC	4,414,000	(1)	2,374,301
Wawa convenience store	March 29, 2006	Narberth, PA	Series A, LLC	4,206,000	(1)	2,262,417
Conns applicane retailer	May 26, 2006	San Antonio, TX	Series D, LLC	4,624,619		3,580,000
Rite Aid drugstore	May 26, 2006	Defiance, OH	Cole Acquisitions I, LLC	4,326,165		2,321,000
CVS drugstore	May 26, 2006	Madison, MS	Cole Acquisitions I, LLC	4,463,088		2,809,000
CVS drugstore	June 28, 2006	Portsmouth, OH	Cole Acquisitions I, LLC	2,101,708		1,753,000
CVS drugstore	July 7, 2006	Okeechobee, FL	Cole Acquisitions I, LLC	6,459,262		4,076,000
Office Depot office supply	July 7, 2006	Dayton, OH	Cole Acquisitions I, LLC	3,416,526		2,130,000
Advance Auto specialty retailer	July 12, 2006	Holland, MI	Cole Acquisitions I, LLC	2,071,843		1,193,000
Advance Auto specialty retailer	July 12, 2006	Holland Township, MI	Cole Acquisitions I, LLC	2,137,244		1,231,000
Advance Auto specialty retailer	July 12, 2006	Zeeland, MI	Cole Acquisitions I, LLC	1,840,715		1,057,000
CVS drugstore	July 12, 2006	Orlando, FL	Series D, LLC	4,956,763		3,016,000
Office Depot office supply	July 12, 2006	Greenville, MS	Cole Acquisitions I, LLC	3,491,470		2,192,000
Office Depot office supply	July 19, 2006	Warrensburg, MO	Series D, LLC	2,880,552		1,810,000
CVS drugstore	August 10, 2006	Gulfport, MS	Cole Acquisitions I, LLC	4,414,117		2,611,000

				$60,634,072		$37,013,786

(1)	The Company’s board of director’s, including all of the independent directors, approved the transaction as being fair and reasonable to the Company, at a price in excess of the cost to WW II, but substantial justification exists for such excess, such excess is reasonable and the costs of the interest did exceed its current fair market value as determined by an independent expert selected by the Company’s independent directors.
          The Company’s board of director’s, including all of the independent directors, approved the transactions above as being fair and reasonable to the Company, at a price no greater than the cost to the affiliated entity, and at a cost that did not exceed its current fair market value as determined by an independent expert.
          At September 30, 2006, the Company had approximately $71,000 due to affiliates, which is payable to Cole Advisors. At December 31, 2005, due to affiliates consisted of approximately $36,000 payable to Cole Advisors for reimbursement of legal fees and approximately $5,000 payable to Cole Capital, for commissions and dealer manager fees payable on stock issuances.

Note 8 — Economic Dependency
          Under various agreements, the Company has engaged or will engage the Advisor and its affiliates to provide certain services that are essential to the Company, including asset management services, supervision of the management and leasing of properties owned by the Company, asset acquisition and disposition decisions, the sale of shares of the Company’s common stock available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations.
          As a result of these relationships, the Company is dependent upon the Advisor and its affiliates. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.
Note 9 — New Accounting Pronouncements
          In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), “Share-Based Payment,” (“SFAS 123R”) which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors based on estimated fair values. SFAS No. 123R is effective for fiscal years beginning after June 15, 2005. The Company adopted the new standard on January 1, 2006. See Note 11.
          In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles in the United States (“GAAP”), and expands disclosures about the use of fair value to measure assets and liabilities. The statement emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and sets out a fair value hierarchy with the highest priority being quoted prices in active markets. The statement requires fair value measurements be disclosed by level within the hierarchy. This statement does not require any new fair value measurements; however, the application of this statement may change current practice. SFAS No. 157 becomes effective for the Company beginning January 1, 2008. We are still assessing the impact of the adoption of SFAS No. 157. However, we do not expect SFAS No. 157 to have a material effect on our consolidated financial statements.
          In September 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN No. 48”). This interpretation clarifies the accounting for uncertainty in income taxes recognized in financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” This statement sets forth criteria to recognize, derecognize, and measure benefits related to income taxes and establishes disclosure requirements pertaining to uncertainty in income tax assets and liabilities. SFAS No. 109 becomes effective for the Company beginning January 1, 2007. We are still assessing the impact of the adoption of FIN No. 48. However, we do not expect FIN No. 48 to have a material effect on our consolidated financial statements.
          In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 108 (“SAB No. 108”). Due to diversity in practice among registrants, SAB No. 108 expresses SEC staff views regarding the process by which misstatements in financial statements are evaluated for purposes of determining whether financial statement restatement is necessary. SAB No. 108 is effective for fiscal years ending after November 15, 2006. The adoption of SAB No. 108 is not expected to have a material impact on our consolidated financial statements.
Note 10 — Independent Directors’ Stock Option Plan
          The Company has a stock option plan, the Independent Director’s Stock Option Plan (the “IDSOP”), which authorizes the grant of non-qualified stock options to the Company’s independent directors, subject to the absolute discretion of the board of directors and the applicable limitations of the plan. The Company intends to grant options under the IDSOP to each qualifying director annually. The exercise price for the options granted under the IDSOP initially will be $9.15 per share (or greater, if such higher price is necessary so that such options shall not be considered a “nonqualified deferred compensation plan” under Section 409A of the Internal Revenue Code of 1986, as amended). It is intended that the exercise price for future options granted under the IDSOP will be at least 100% of the fair market value of the Company’s common stock as of the date the option is granted. As of September 30, 2006 and December 31, 2005, the Company had granted options to purchase 40,000 and 10,000 shares at $9.15 per share, respectively, each with a one year vesting period. A total of 1,000,000 shares have been authorized and reserved for issuance under the IDSOP. On January 1, 2006, we adopted SFAS 123R which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including stock options related to the IDSOP, based on estimated fair values. The Company adopted FAS 123R using the modified prospective application. Accordingly, prior period amounts have not been restated.
          During the three months and nine months ended September 30, 2006, the adoption of SFAS 123R resulted in stock-based compensation charges of approximately $14,000 and approximately $40,000, respectively. Stock-based compensation expense recognized in the three months and nine months ended September 30, 2006 is based on awards ultimately expected to vest, and has been reduced for estimated forfeitures. SFAS 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company’s calculations do not assume any forfeitures.
          Prior to SFAS 123R we applied the intrinsic-value-based method of accounting prescribed by Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations, including FASB Interpretation No. 44, “Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25,” issued in March 2000, to account for our fixed-plan stock options. Under this method, compensation expense was recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. No stock-based employee compensation cost was reflected in net income, as all options granted under the plan had an exercise price equal to the market value of the underlying common stock on the date of the grant. SFAS No. 123, “Accounting for Stock-Based Compensation,” as amended by SFAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure,” established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, during prior periods we elected to apply the intrinsic-value-based method of accounting described above, and adopted only the disclosure requirements of SFAS No. 123.
          During the three months and nine months ended September 30, 2005, options to purchase 0 and 10,000 shares at $9.15 per share were granted, respectively, and no options were forfeited, became vested, or were exercised. During the three months and nine months ended September 30, 2006, options to purchase 0 and 10,000 shares at $9.15 per share were granted, 0 and 10,000 share options became vested, and no options were forfeited or exercised. As of September 30, 2006, options to purchase 20,000 shares at $9.15 per share remained outstanding and options to purchase 10,000 shares options were unvested with a weighted average contractual remaining life of approximately nine years.
          In accordance with Statement 123R, the fair value of each stock option granted has been estimated as of the date of the grant using the Black-Scholes method based on the following assumptions; a weighted average risk-free interest rate from 4.19% to 5.07%, a projected future dividend yield from 6.0% to 6.25%, expected volatility of 0%, and an expected life of an option of 10 years. Based on these assumptions, the fair value of the options granted during the nine months ended September 30, 2006 and 2005 was approximately $55,000 and $60,000, respectively. As of September 30, 2006, there was approximately $50,000 of total unrecognized compensation cost related to unvested share-based compensation awards granted under the IDSOP. That cost is expected to be recognized through the quarter ended September 30, 2007.
Note 11 — Subsequent Events
Sale of Shares of Common Stock
          As of November 10, 2006, the Company has raised approximately $232.8 million of gross proceeds through the issuance of approximately 23.3 million shares of its common stock under the Offering (including shares sold under the DRIP). As of November 10, 2006, approximately $219.5 million (22.0 million shares) remained available for sale to the public under the Offering, exclusive of shares available under the DRIP.
Real Estate Acquisitions
          The Company acquired the following properties subsequent to September 30, 2006:

Property	Location	Acquisition Date	Square Feet	Purchase Price
Rite Aid drugstore	Glassport Borough, PA	October 4, 2006	14,564	$3,788,000
David’s Bridal & Radio Shack specialty retailer	Topeka, KS	October 13, 2006	10,150	3,021,000
Rite Aid drugstore	Hanover Borough, PA	October 17, 2006	14,564	6,330,000
American TV & Appliance specialty retailer	Peoria, IL	October 23, 2006	126,850	11,300,000
Tractor Supply specialty retailer	La Grange, TX	November 6, 2006	24,727	2,580,000

Total			190,855	$27,019,000

Mortgage Notes Payable
          Subsequent to September 30, 2006, the Company incurred or assumed the following mortgage notes payable in connection with the real estate acquisitions described above:

		Fixed Rate Loan
Property	Location	Amount	Fixed Interest Rate	Maturity Date
Rite Aid drugstore	Glassport Borough, PA	$2,325,000	6.10%	November 1, 2016
Rite Aid drugstore	Hanover Borough, PA	4,115,000	6.11%	November 1, 2016
American TV & Appliance specialty retailer	Peoria, IL	7,358,971	6.00%	October 1, 2018

Total		$13,798,971

          In addition, subsequent to September 30, 2006, the Company repaid an aggregate of approximately $1.4 million of variable rate short-term debt related to four loans.
Extended Rate Lock Agreement
          On November 3, 2006, the Company entered into an Extended Rate Lock Agreement with Bear Stearns (“Rate Lock 4”) to lock an interest rate of 5.669% for up to $25.0 million in borrowings. Under the terms of Rate Lock No. 4, the Company made a rate lock deposit of $500,000 to Bear Stearns. The deposit is refundable to the Company in amounts equal to 2% of any loans funded under the agreement. The rate lock expires 60 days from execution and may be extended by 30 days for a rate lock fee of 0.25% of the loan amount or, at the borrower’s election, by converting the fee into interest rate spread.

SUMMARY FINANCIAL INFORMATION OF BUSINESSES ACQUIRED
Summary Financial Data
CVS Corporation, Inc.
CV Alpharetta Property
     On December 1, 2005, we acquired an approximately 10,125 square foot single-tenant retail building on an approximately 1.19 acre site located in Alpharetta, Georgia (the “CV Alpharetta Property”), constructed in 1998. The CV Alpharetta Property is 100% leased to Mayfield CVS, Inc., which is a wholly-owned subsidiary of CVS Corporation (“CVS”), which guarantees the lease. The CV Alpharetta Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the CV Alpharetta Property was approximately $3.1 million, exclusive of closing costs. The acquisition was funded by net proceeds from the Company’s ongoing public offering and an approximately $2.5 million loan from Wachovia Bank, National Association (“Wachovia”) secured by the CV Alpharetta Property.
CV RH Property
     On December 8, 2005, we acquired an approximately 10,908 square foot single-tenant retail building on an approximately 1.41 acre site located in Richland Hills, Texas (the “CV RH Property”), constructed in 1997 The CV RH Property is 100% leased to CVS EGL Grapevine N Richland Hills Texas, LP, which is a wholly-owned subsidiary of CVS, which guarantees the lease. The CV RH Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the CV RH Property was approximately $3.7 million, exclusive of closing costs. The acquisition was funded by net proceeds from the Company’s ongoing public offering and an approximately $2.9 million loan from Wachovia secured by the CV RH Property.
CV Scioto Trail Property
     On March 8, 2006, we acquired an approximately 10,100 square foot single-tenant retail building on an approximately .82 acre site located in Portsmouth, Ohio (the “CV Scioto Trail Property”), which was constructed in 1997. The CV Scioto Trail Property is 100% leased to Revco Discount Drug Centers, Inc. (“Revco”), which is a wholly-owned subsidiary of CVS. CVS is the guarantor under the lease. The CV Scioto Trail Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the CV Scioto Trail Property was approximately $2.2 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock, and an approximately $1.8 million loan from Wachovia, secured by the CV Scioto Trail Property.
CV Madison Property
     On May 26, 2006, we acquired 100% of the membership interests (the “CV Madison Interests”) in Cole CV Madison MS, LLC (“CV Madison”). CV Madison owns, as its only asset, an approximately 13,800 square foot single-tenant retail building on an approximately 1.5 acre site located in Madison, Mississippi (the “CV Madison Property”). The CV Madison Property is 100% leased to CVS EGL Highland Madison MS, Inc. (“CVS EGL”), which is a wholly-owned subsidiary of CVS, which guarantees the lease. The CV Madison Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the CV Madison Interests was approximately $4.5 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock and an approximately $2.8 million loan secured by the CV Madison Property.
CV Portsmouth Property
     On June 28, 2006, we acquired 100% of the membership interests (the “CV Portsmouth Interests”) in Cole CV Portsmouth OH, LLC (“CV Portsmouth”). CV Portsmouth owns, as its only asset, an approximately 10,600 square foot single-tenant retail building on an approximately 0.44 acre site located in Portsmouth, Ohio (the “CV Portsmouth Property”). The CV Portsmouth

Property is 100% leased to Revco Discount Drug Centers, Inc., which is a wholly-owned subsidiary of CVS, which guarantees the lease. The CV Portsmouth Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the CV Portsmouth Interests was approximately $2.1 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock.
CV Okeechobee Property
     On July 7, 2006, we acquired 100% of the membership interests (the “CV Okeechobee Interests”) in Cole CV Okeechobee FL, LLC (“CV Okeechobee”). CV Okeechobee owns, as its only asset, an approximately 13,000 square foot single-tenant retail building on an approximately 1.7 acre site located in Okeechobee, Florida (the “CV Okeechobee Property”). The CV Okeechobee Property is 100% leased to CVS EGL Parrot Okeechobee FL, LLC, which is a wholly-owned subsidiary of CVS, which guarantees the lease. The CV Okeechobee Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the CV Okeechobee Interests was approximately $6.5 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock and the assumption of an approximately $4.1 million loan from Wachovia secured by the property.
CV Orlando Property
     On July 12, 2006, we acquired 100% of the membership interests (the “CV Orlando Interests”) in Cole CV Orlando FL, LLC (“CV Orlando”). CV Orlando owns, as its only asset, an approximately 14,000 square foot single-tenant retail building on an approximately 1.4 acre site located in Orlando, Florida (the “CV Orlando Property”). The CV Orlando Property is 100% leased to CVS EGL Lake Pickett FL, LLC, which is a wholly-owned subsidiary of CVS, which guarantees the lease. The CV Orlando Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the CV Orlando Interests was approximately $4.95 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock and the assumption of an approximately $3.0 million loan from Wachovia secured by the property.
CV Gulfport Property
     On August 10, 2006, we acquired 100% of the membership interests (the “CV Gulfport Interests”) in Cole CV Gulfport MS, LLC (“CV Gulfport”). CV Gulfport owns, as its only asset, an approximately 11,000 square foot single-tenant retail building on an approximately 1.2 acre site located in Gulfport, Mississippi (the “CV Gulfport Property”). The CV Gulfport Property is 100% leased to CVS EGL East Pass Gulfport MS, Inc., which is a wholly-owned subsidiary CVS, which guarantees the lease. The CV Gulfport Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the CV Gulfport Interests was approximately $4.4 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock and the assumption of an approximately $2.6 million loan from Wachovia secured by the property.
CV Clinton Property
     On August 24, 2006, we acquired 100% of the membership interests (the “CV Clinton Interests”) in Meadow Street Development, LLC (“Meadow Street”). Meadow Street owns, as its only asset, an approximately 10,000 square foot single-tenant retail building on an approximately 1.6 acre site located in Clinton, New York (the “CV Clinton Property”). The CV Clinton Property is 100% leased to CVS BDI, Inc, which is a wholly-owned subsidiary of CVS. CVS is the guarantor under the lease. The CV Clinton Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the CV Clinton Property was approximately $3.1 million, exclusive of closing costs. The acquisition was funded by net proceeds from the our public offering of common stock, and an approximately $2.4 million loan from Wachovia, secured by the CV Clinton Property.

     CVS operates over 5,000 stores in 36 states. CVS has a Standard & Poor’s credit rating of “A-” and the company’s stock is publicly traded on the New York Stock Exchange under the ticker symbol “CVS.”
     In evaluating the CV Alpharetta Property, CV RH Property, CV Scioto Trail Property, CV Madison Property, CV Portsmouth Property, CV Okeechobee Property, CV Orlando Property, CV Gulfport Property and CV Clinton Property as potential acquisitions and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to the properties, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.
     Because the CV Alpharetta Property, CV RH Property, CV Scioto Trail Property, CV Madison Property, CV Portsmouth Property, CV Okeechobee Property, CV Orlando Property, CV Gulfport Property and CV Clinton Property each is 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the lessee, CVS, are more relevant to investors than the financial statements of the property acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the property is subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 82 of the prospectus. As a result, pursuant to guidance provided by the Securities and Exchange Commission, we have not provided audited financial statements of the properties acquired.
     CVS currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding CVS are taken from its previously filed public reports:

	For the Nine
	Months Ended	For the Fiscal Year Ended
	9/30/2006	12/31/2005	1/1/2005	1/3/2004
			(in millions)
Consolidated Statements of Operations
Revenues	$31,747.5	$37,006.2	$30,594.3	$26,588.0
Operating Income	1,692.3	2,019.5	1,454.7	1,423.6
Net Income	941.2	1,224.7	918.8	847.3

		As of the Fiscal Year Ended
	As of 9/30/2006	12/31/2005	1/1/2005	1/3/2004
			(in millions)
Consolidated Balance Sheets
Total Assets	$21,127.4	$15,283.4	$14,546.8	$10,543.1
Long-term Debt	3,279.9	1,594.1	1,925.9	753.1
Stockholders’ Equity	9,434.4	8.331.2	6,987.2	6,021.8
For more detailed financial information regarding CVS, please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov.

Summary Financial Data
Advance Stores Company Incorporated
AA Greenfield Property
     On June 29, 2006, we acquired an approximately 7,000 square foot single-tenant retail building on an approximately 1.1 acre site located in Greenfield, Indiana (the “AA Greenfield Property”), which was constructed in 2003. The AA Greenfield Property is 100% leased to Advance Stores Company Incorporated (“Advance Auto”). The AA Greenfield Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the AA Greenfield Property was approximately $1.4 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock.
AA Trenton Property
     On June 29, 2006, we acquired an approximately 7,000 square foot single-tenant retail building on an approximately 1.1 acre site located in Trenton, Ohio (the “AA Trenton Property”), which was constructed in 2003. The AA Trenton Property is 100% leased to Advance Auto. The AA Trenton Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the AA Trenton Property was approximately $1.1 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock.
AA Columbia Heights Property
     On July 6, 2006, we acquired an approximately 7,000 square foot single-tenant retail building on an approximately .79 acre site located in Columbia Heights, Minnesota (the “AA Columbia Heights Property”), which was constructed in 2005. The AA Columbia Heights Property is 100% leased to Advance Auto. The AA Columbia Heights Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the AA Columbia Heights Property was approximately $1.7 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock and an approximately $1.4 million loan from Wachovia secured by the AA Columbia Heights Property.
AA Fergus Falls Property
     On July 6, 2006, we acquired an approximately 7,000 square foot single-tenant retail building on an approximately .74 acre site located in Fergus Falls, Minnesota (the “AA Fergus Falls Property”), which was constructed in 2005. The AA Fergus Falls Property is 100% leased to Advance Auto. The AA Fergus Falls Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the AA Fergus Falls Property was approximately $1.2 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock and an approximately $963,000 loan from Wachovia secured by the AA Fergus Falls Property.
AA Holland Property
     On July 12, 2006, we acquired 100% of the membership interests (the “AA Holland Interests”) in Cole AA Holland MI, LLC (“AA Holland”). AA Holland owns, as its only asset, an approximately 7,000 square foot single-tenant retail building on an approximately 1.06 acre site located in Holland, Michigan (the “AA Holland Property”). The AA Holland Property is 100% leased to Advance Auto. The AA Holland Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the AA Holland Interests was approximately $2.1 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock and the assumption of an approximately $1.2 million loan from Wachovia secured by the property.

AA Holland Township Property
     On July 12, 2006, we acquired 100% of the membership interests (the “AA Holland Township Interests”) in Cole AA Holland Township MI, LLC (“AA Holland Township”). AA Holland Township owns, as its only asset, an approximately 7,000 square foot single-tenant retail building on an approximately 1.44 acre site located in Holland Township, Michigan (the “AA Holland Township Property”). The AA Holland Township Property is 100% leased to Advance Auto. The AA Holland Township Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the AA Holland Township Interests was approximately $2.1 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock and the assumption of an approximately $1.2 million loan from Wachovia secured by the property.
AA Zeeland Property
     On July 12, 2006, we acquired 100% of the membership interests (the “AA Zeeland Interests”) in Cole AA Zeeland MI, LLC (“AA Zeeland”). AA Zeeland owns, as its only asset, an approximately 7,000 square foot single-tenant retail building on an approximately .98 acre site located in Zeeland, Michigan (the “AA Zeeland Property”). The AA Zeeland Property is 100% leased to Advance Auto. The AA Zeeland Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the AA Zeeland Interests was approximately $1.8 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock and the assumption of an approximately $1.1 million loan from Wachovia secured by the property.
AA Grand Forks Property
     On August 15, 2006, we acquired an approximately 7,000 square foot single-tenant retail building on an approximately 1.2 acre site located in Grand Forks, North Dakota (the “AA Grand Forks Property”), which was constructed in 2005. The AA Grand Forks Property is 100% leased to Advance Auto. The AA Grand Forks Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the AA Grand Forks Property was approximately $1.4 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock and an approximately $1.1 million loan from Wachovia secured by the AA Grand Forks Property.
AA Duluth Property
     On September 8, 2006, we acquired an approximately 7,000 square foot single-tenant retail building on an approximately .44 acre site located in Duluth, Minnesota (the “AA Duluth Property”), which was constructed in 2006. The AA Duluth Property is 100% leased to Advance Auto. The AA Duluth Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the AA Duluth Property was approximately $1.4 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock and an approximately $1.1 million loan from Wachovia secured by the AA Duluth Property.
AA Grand Bay Property
     On September 29, 2006, we acquired an approximately 7,000 square foot single-tenant retail building on an approximately 1.0 acre site located in Grand Bay, Alabama (the “AA Grand Bay Property”), which was constructed in 2005. The AA Grand Bay Property is 100% leased to Advance Auto. The AA Grand Bay Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the AA Grand Bay Property was approximately $1.1 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock.

AA Hurley Property
     On September 29, 2006, we acquired an approximately 7,000 square foot single-tenant retail building on an approximately 0.85 acre site located in Hurley, Mississippi (the “AA Hurley Property”), which was constructed in 2005. The AA Hurley Property is 100% leased to Advance Auto. The AA Hurley Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the AA Hurley Property was approximately $1.1 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock.
AA Rainsville Property
     On September 29, 2006, we acquired an approximately 7,000 square foot single-tenant retail building on an approximately 0.88 acre site located in Rainsville, Alabama (the “AA Rainsville Property”), which was constructed in 2005. The AA Rainsville Property is 100% leased to Advance Auto. The AA Rainsville Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the AA Rainsville Property was approximately $1.3 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock.
AA Ashland Property
     On November 17, 2006, we acquired an approximately 7,000 square foot single-tenant retail building on an approximately 1.3 acre site located in Ashland, Kentucky (the “AA Ashland Property”), which was constructed in 2006. The AA Ashland Property is 100% leased to Advance Stores Company Incorporated, (“Advance Auto”). The AA Ashland Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the AA Ashland Property was approximately $1.7 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering.
AA Jackson Property
     On November 17, 2006, we acquired an approximately 7,000 square foot single-tenant retail building on an approximately 1.3 acre site located in Jackson, Ohio (the “AA Jackson Property”), which was constructed in 2005. The AA Jackson Property is 100% leased to Advance Auto. The AA Jackson Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the AA Jackson Property was approximately $1.4 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering.
AA New Boston Property
     On November 17, 2006, we acquired an approximately 7,000 square foot single-tenant retail building on an approximately 0.71 acre site located in New Boston, Ohio (the “AA New Boston Property”), which was constructed in 2005. The AA New Boston Property is 100% leased to Advance Auto. The AA New Boston Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the AA New Boston Property was approximately $1.5 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering.
AA Scottsburg Property
     On November 17, 2006, we acquired an approximately 7,000 square foot single-tenant retail building on an approximately 0.69 acre site located in Scottsburg, Indiana (the “AA Scottsburg Property”), which was constructed in 2006. The AA Scottsburg Property is 100% leased to Advance Auto. The AA Scottsburg Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the AA Scottsburg Property was approximately $1.3 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering.

     Advance Auto operates over 2,800 auto parts stores in 40 states, Puerto Rico and the Virgin Islands. Advance Auto has a Standard and Poor’s credit rating of “BB+” and its stock is publicly traded on the New York Stock Exchange under the symbol “AAP.”
     In evaluating the AA Greenfield Property, AA Trenton Property, AA Columbia Heights Property, AA Fergus Falls Property, AA Holland Property, AA Holland Township Property, AA Zeeland Property, AA Grand Forks Property, AA Duluth Property, AA Grand Bay Property, AA Hurley Property, AA Rainsville Property, AA Ashland Property, the AA Jackson Property, the AA New Boston Property and AA Scottsburg Property as potential acquisitions and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to the properties, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.
     Because the AA Greenfield Property, AA Trenton Property, AA Columbia Heights Property, AA Fergus Falls Property, AA Holland Property, AA Holland Township Property, AA Zeeland Property, AA Grand Forks Property, AA Duluth Property, AA Grand Bay Property, AA Hurley Property, AA Rainsville Property, AA Ashland Property, the AA Jackson Property, the AA New Boston Property and AA Scottsburg Property each is 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the lessee, Advance Auto, are more relevant to investors than the financial statements of the property acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the property is subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 82 of the prospectus. As a result, pursuant to guidance provided by the Securities and Exchange Commission, we have not provided audited financial statements of the properties acquired.
     Advance Auto currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding Advance Auto are taken from its previously filed public reports:

	For the
	Period Ended	For the Fiscal Year Ended
	10/7/2006	12/31/2005	1/1/2005	1/3/2004
			(in thousands)
Consolidated Statements of Operations
Revenues	$3,600,353	$4,264,971	$3,770,297	$3,493,696
Operating Income	339,265	408,492	328,758	288,234
Net Income	195,964	234,725	187,988	124,935

		As of the Fiscal Year Ended
	As of 10/7/2006	12/31/2005	1/1/2005	1/3/2004
			(in thousands)
Consolidated Balance Sheets
Total Assets	$2,661,585	$2,542,149	$2,201,962	$1,983,071
Long-term Debt	450,859	438,800	470,000	445,000
Stockholders’ Equity	990,454	919,771	722,315	631,244
For more detailed financial information regarding Advance Auto, please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov.

Summary Financial Data
Tractor Supply Company
TS Parkersburg Property
     On September 26, 2005, we acquired an approximately 21,986 square foot single-tenant retail building on an approximately 2.97 acre site located in Parkersburg, West Virginia (the “TS Parkersburg Property”), which was constructed in 2005. The TS Parkersburg Property is 100% leased to Tractor Supply Company (“Tractor Supply”). The TS Parkersburg Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the TS Parkersburg Property was approximately $3.3 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock and an approximately $2.6 million loan from Wachovia secured by the TS Parkersburg Property.
TS La Grange Property
     On November 6, 2006, we acquired an approximately 25,000 square foot single-tenant retail building on an approximately 4.5 acre site located in La Grange, Texas (the “TS La Grange Property”), which was constructed in 2006. The KO Wichita Property is 100% leased to Tractor Supply Co. of Texas, LP (“Tractor Supply Texas”) a wholly-owned subsidiary of Tractor Supply Company (“Tractor Supply”) which guarantees the lease. The TS La Grange Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the TS La Grange Property was approximately $2.6 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $1.4 million loan secured by the TS New Braunfels Property, the TS La Grange Property, the TS Livingston Property and the TS Crockett Property.
TS Livingston Property
     On November 22, 2006, we acquired an approximately 25,000 square foot single-tenant retail building on an approximately 3.8 acre site located in Livingston, Texas (the “TS Livingston Property”), which was constructed in 2006. The TS Livingston Property is 100% leased to Tractor Supply Texas a wholly-owned subsidiary of Tractor Supply which guarantees the lease. The TS Livingston Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the TS Livingston Property was approximately $3.1 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $1.7 million loan secured by the TS New Braunfels Property, the TS La Grange Property, the TS Livingston Property and the TS Crockett Property.
TS New Braunfels Property
     On November 22, 2006, we acquired an approximately 25,000 square foot single-tenant retail building on an approximately 3.5 acre site located in New Braunfels, Texas (the “TS New Braunfels Property”), which was constructed in 2006. The TS New Braunfels Property is 100% leased to Tractor Supply Texas a wholly-owned subsidiary of Tractor Supply which guarantees the lease. The TS New Braunfels Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the TS New Braunfels Property was approximately $3.2 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $1.8 million loan secured by the TS New Braunfels Property, the TS La Grange Property, the TS Livingston Property and the TS Crockett Property.
TS Crockett Property
     On December 1, 2006, we acquired an approximately 25,000 square foot single-tenant retail building on an approximately 6.2 acre site located in Crockett, Texas (the “TS Crockett Property”), which was constructed in 2006. The TS Crockett Property is 100% leased to Tractor Supply Texas a wholly-owned subsidiary of Tractor Supply which guarantees the lease. The TS Crockett Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.

     The purchase price of the TS Crockett Property was approximately $2.5 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $1.3 million loan secured by the TS New Braunfels Property, the TS La Grange Property, the TS Livingston Property and the TS Crockett Property.
     In evaluating the TS Parkersburg Property, TS La Grange Property, TS Livingston Property, TS New Braunfels Property and TS Crockett Property as a potential acquisition and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of a property condition report; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, the Company is not aware of any material factors relating to the TS Parkersburg Property, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.
     Because each of the TS Parkersburg Property, TS La Grange Property, TS Livingston Property, TS New Braunfels Property and TS Crockett Property is 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the tenant, Tractor Supply, are more relevant to investors than the financial statements of the property acquired. As a result, pursuant to guidance provided by the Securities and Exchange Commission (“SEC”), we have not provided audited financial statements of the property acquired.
     Tractor Supply currently files its financial statements in reports filed with the SEC, and the following summary financial data regarding Tractor Supply are taken from its previously filed public reports:

	For the Nine Months
	Ended	For the Fiscal Year Ended
	9/30/2006	12/31/2005	12/25/2004	12/27/2003
			(in thousands)
Consolidated Statements of Operations
Revenues	$1,739,714	$2,067,979	$1,738,843	$1,472,885
Operating Income	99,776	136,444	101,546	95,673
Net Income	61.511	85,669	64,069	55,694

	As of	As of the Fiscal Year Ended
	9/30/2006	12/31/2005	12/25/2004	12/27/2003
			(in thousands)
Consolidated Balance Sheets
Total Assets	$988,264	$814,795	$678,485	$538,270
Long-term Debt	33,793	10,739	34,744	21,210
Stockholders’ Equity	565,023	477,698	370,584	290,991
For more detailed financial information regarding Tractor Supply, please refer to its financial statements, which are publicly available with the SEC at http://www.sec.gov.

Summary Financial Data
Rite Aid Corporation
RA Alliance Property
     On October 20, 2005, we acquired an approximately 11,325 square foot single-tenant retail building on an approximately 1.79 acre site located in Alliance, Ohio (the “RA Alliance Property”), which was constructed in 1996. The RA Alliance Property is 100% leased to RA Ohio, a wholly-owned subsidiary of Rite Aid Corporation (“Rite Aid”), which guarantees the lease. The RA Alliance Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the RA Alliance Property was approximately $2.1 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock.
RA Enterprise Property
     On January 26, 2006, we acquired an approximately 14,564 square foot single-tenant retail building on an approximately 2.15 acre site located in Enterprise, Ohio (the “RA Enterprise Property”), which was constructed in 2005. The RA Enterprise Property is 100% leased to Harco, Inc., a wholly-owned subsidiary of Rite Aid. Rite Aid guarantees the lease. The RA Enterprise Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the RA Enterprise Property was approximately $3.7 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock and an approximately $2.9 million loan from Wachovia secured by the RA Enterprise Property.
RA Saco Property
     On January 27, 2006, we acquired an approximately 11,180 square foot single-tenant retail building on an approximately 2.24 acre site located in Saco, Maine (the “RA Saco Property”), which was constructed in 1997. The RA Saco Property is 100% leased to Rite Aid of Maine, Inc., a wholly-owned subsidiary of Rite Aid. Rite Aid guarantees the lease. The RA Saco Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the RA Saco Property was approximately $2.5 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock and an approximately $2.0 million loan from Wachovia secured by the RA Saco Property.
RA Wauseon Property
     On January 26, 2006, we acquired an approximately 14,564 square foot single-tenant retail building on an approximately 2.09 acre site located in Wauseon, Ohio (the “RA Wauseon Property”), which was constructed in 2005. The RA Wauseon Property is 100% leased to Rite Aid of Ohio, Inc., a wholly-owned subsidiary of Rite Aid. Rite Aid guarantees the lease. The RA Wauseon Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the RA Wauseon Property was approximately $3.9 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock and an approximately $3.1 million loan from Wachovia secured by the RA Wauseon Property.
RA Cleveland Property
     On April 27, 2006, we acquired an approximately 11,300 square foot single-tenant retail building on an approximately .97 acre site located in Cleveland, Ohio (the “RA Cleveland Property”), which was constructed in 1997. The RA Cleveland Property is 100% leased to Rite Aid of Ohio, Inc. (“RA Ohio”), which is a wholly-owned subsidiary of Rite Aid, which guarantees the lease. The RA Cleveland Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.

     The purchase price of the RA Cleveland Property was approximately $2.6 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock and an approximately $2.1 million loan from Wachovia secured by the RA Cleveland Property.
RA Fremont Property
     On April 27, 2006, we acquired an approximately 11,300 square foot single-tenant retail building on an approximately 2.17-acre site located in Fremont, Ohio (the “RA Fremont Property”), which was constructed in 1997. The RA Fremont Property is 100% leased to RA Ohio, which is a wholly-owned subsidiary of Rite Aid, which guarantees the lease. The RA Fremont Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the RA Fremont Property was approximately $2.5 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock and an approximately $2.0 million loan from Wachovia secured by the RA Fremont Property.
RA Defiance Property
     On May 26, 2006, we acquired 100% of the membership interests (the “RA Defiance Interests”) in Cole RA Defiance OH, LLC (“RA Defiance”). RA Defiance owns, as its only asset, an approximately 11,300 square foot single-tenant retail building on an approximately 2.17 acre site located in Defiance, Ohio (the “RA Defiance Property”). The RA Defiance Property is 100% leased to RA Ohio, which is a wholly-owned subsidiary of Rite Aid, which guarantees the lease. The RA Defiance Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the RA Defiance Interests was approximately $4.3 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock, and an approximately $2.3 million loan from Wachovia secured by the RA Defiance Property.
RA Lansing Property
     On June 29, 2006, we acquired an approximately 12,000 square foot single-tenant retail building on an approximately .48-acre site located in Lansing, Michigan (the “RA Lansing Property”), which was constructed in 1950 and completely renovated in 1996 to accommodate the current tenant. The RA Lansing Property is 100% leased to Rite Aid of Michigan, Inc. (“RA Michigan”), which is a wholly-owned subsidiary of Rite Aid, which guarantees the lease. The RA Lansing Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the RA Lansing Property was approximately $1.7 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock and an approximately $1.04 million loan from Bear Stearns secured by the RA Lansing Property.
RA Glassport Property
     On October 4, 2006, we acquired an approximately 15,000 square foot single-tenant retail building on an approximately 1.8-acre site located in Glassport Borough, Pennsylvania (the “RA Glassport Property”), which was constructed in 2006. The RA Glassport Property is 100% leased to Rite Aid of Pennsylvania, Inc. (“RA Pennsylvania”), which is a wholly-owned subsidiary of Rite Aid, which guarantees the lease. The RA Glassport Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the RA Glassport Property was approximately $3.8 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock and an approximately $2.3 million loan from Bear Stearns secured by the RA Glassport Property.
RA Hanover Property
     On October 17, 2006, we acquired an approximately 15,000 square foot single-tenant retail building on an approximately 1.8-acre site located in Hanover Borough, Pennsylvania (the “RA Hanover Property”), which was constructed in 2006. The RA Hanover Property is 100% leased to RA Pennsylvania, which is a wholly-owned subsidiary of Rite Aid, which guarantees the lease.

The RA Hanover Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the RA Hanover Property was approximately $6.3 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock and an approximately $4.1 million loan from Bear Stearns secured by the RA Hanover Property.
     Rite Aid has operates over 3,300 stores in 28 states and Washington, DC. Rite Aid has a Standard and Poor’s credit rating of “B+” and its stock is publicly traded on the New York Stock Exchange under the ticker symbol “RAD.”
     In evaluating the RA Alliance Property, RA Enterprise Property, RA Saco Property, RA Wauseon Property, RA Cleveland Property, RA Fremont Property, RA Defiance Property, RA Lansing Property, RA Glassport Property and RA Hanover Property as a potential acquisition and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to these properties, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.
     Because the RA Alliance Property, RA Enterprise Property, RA Saco Property, RA Wauseon Property, RA Cleveland Property, RA Fremont Property, RA Defiance Property, RA Lansing Property, RA Glassport Property and RA Hanover Property each is leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the lease guarantor, Rite Aid, are more relevant to investors than the financial statements of the property acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the property is subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 82 of the prospectus. As a result, pursuant to guidance provided by the Securities and Exchange Commission, we have not provided audited financial statements of the property acquired.
     Rite Aid currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding Rite Aid has been taken from its previously filed public reports:

	For the Six
	Months Ended	For the Fiscal Year Ended
	9/2/2006	3/4/2006	2/26/2005	2/28/2004
			(in thousands)
Consolidated Statements of Operations
Revenues	$8,625,442	$17,270,968	$16,816,439	$16,600,449
Operating Income	167,336	391,687	486,009	407,494
Net Income	10,625	1,273,006	302,478	83,379

		As of the Fiscal Year Ended
	As of 9/2/2006	3/4/2006	2/26/2005	2/28/2004
			(in thousands)
Consolidated Balance Sheets
Total Assets	$7,035,432	$6,988,371	$5,932,583	$6,245,634
Long-term Debt	2,299,749	2,298,706	2,680,998	3,451,352
Stockholders’ Equity	1,619,633	1,606,921	322,934	(8,277)
For more detailed financial information regarding Rite Aid, please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov.

Summary Financial Data
Office Depot, Inc.
OD Dayton Property
     On July 7, 2006, we acquired 100% of the membership interests (the “OD Dayton Interests”) in Cole OD Dayton OH, LLC (“OD Dayton”). OD Dayton owns, as its only asset, an approximately 20,000 square foot single-tenant retail building on an approximately 2.04 acre site located in Dayton, Ohio (the “OD Dayton Property”). The OD Dayton Property is 100% leased to Office Depot, Inc. (“Office Depot”). The OD Dayton Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the OD Dayton Interests was approximately $3.4 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock and the assumption of an approximately $2.1 million loan from Wachovia secured by the property.
OD Greenville Property
     On July 12, 2006, we acquired 100% of the membership interests (the “OD Greenville Interests”) in Cole OD Greenville MS, LLC (“OD Greenville”). OD Greenville owns, as its only asset, an approximately 25,000 square foot single-tenant retail building on an approximately 1.9 acre site located in Greenville, Mississippi (the “OD Greenville Property”). The OD Greenville Property is 100% leased to Office Depot. The OD Greenville Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the OD Greenville Interests was approximately $3.5 million, exclusive of closing costs. The acquisition was funded by net proceeds from and the assumption of an approximately $2.2 million loan from Wachovia secured by the property.
OD Warrensburg Property
     On July 19, 2006, we acquired 100% of the membership interests (the “OD Warrensburg Interests”) in Cole OD Warrensburg MO, LLC (“OD Warrensburg”). OD Warrensburg owns, as its only asset, an approximately 20,000 square foot single-tenant retail building on an approximately 2.1 acre site located in Warrensburg, Missouri (the “OD Warrensburg Property”). The OD Warrensburg Property is 100% leased to Office Depot. The OD Warrensburg Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the OD Warrensburg Interests was approximately $2.9 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock and the assumption of an approximately $1.8 million loan from Wachovia secured by the property.
     Office Depot is a global supplier of office products and services. Office Depot has a Standard & Poor’s credit rating of “BBB-” and it’s stock is publicly traded on the New York Stock Exchange under the ticker symbol “ODP”.
     In evaluating the OD Dayton Property, OD Greenville Property and the OD Warrensburg Property as potential acquisitions and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to the properties, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.
     Because the OD Dayton Property, OD Greenville Property and OD Warrensburg Property each is 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the tenant, Office Depot, are more relevant to investors than the financial statements of the property acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the property is subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 82 of the prospectus. As a result, pursuant to guidance provided by the Securities and Exchange Commission, we have not provided audited financial statements of the properties acquired.

     Office Depot currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding Office Depot are taken from its previously filed public reports:

	For the Nine
	Months Ended	For the Fiscal Year Ended
	9/30/2006	12/31/2005	1/1/2005	1/3/2004
			(in thousands)
Consolidated Statements of Operations
Revenues	$11,167,751	$14,278,944	$13,564,699	$12,358,566
Operating Income	554,726	348,042	529,977	465,985
Net Income	381,095	273,792	335,504	273,515

		As of the Fiscal Year Ended
	As of 9/30/2006	12/31/2005	1/1/2005	1/3/2004
			(in thousands)
Consolidated Balance Sheets
Total Assets	$6,401,273	$6,098,525	$6,794,338	$6,194,679
Long-term Debt	591,455	569,098	583,680	829,302
Stockholders’ Equity	2,500,544	2,739,221	3,223,048	2,747,121
For more detailed financial information regarding Office Depot, please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov.

Summary Financial Data
Walgreen Co.
WG Brainerd Property
     On October 6, 2005, we acquired an approximately 15,076-square foot single-tenant retail building on an approximately 2.07-acre site located in Brainerd, Minnesota (the “WG Brainerd Property”), constructed in 2000. The WG Brainerd Property is 100% leased to Walgreen Co. (“Walgreens”) subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the WG Brainerd Property was approximately $4.3 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $3.5 million loan from Wachovia secured by the WG Brainerd Property.
WG SL Properties
     On November 2, 2005, we acquired the following properties (collectively, the “WG SL Properties”): (i) an approximately 15,120-square foot single-tenant retail building on an approximately 2.11-acre site located in St. Louis, Missouri, constructed in 2001, (ii) an approximately 15,120-square foot single-tenant retail building on an approximately 2.13-acre site located in St. Louis, Missouri, constructed in 2001, and (iii) an approximately 15,120-square foot single-tenant retail building on an approximately 1.82-acre site located in Florissant, Missouri, constructed in 2001. The WG SL Properties are 100% leased to Walgreens subject to separate net leases pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The aggregate purchase price of the WG SL Properties was approximately $16.4 million, exclusive of closing costs. The acquisition was funded by net proceeds from the Company’s ongoing public offering and an approximately $13.1 million loan from Wachovia secured by the WG SL Properties.
WG Olivette Property
     On November 22, 2005, we acquired an approximately 15,030 square foot single-tenant retail building on an approximately 2.40-acre site located in Olivette, Missouri (the “WG Olivette Property”), constructed in 2001. The WG Olivette Property is 100% leased to Walgreens subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the WG Olivette Property was approximately $7.8 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock and an approximately $5.4 million loan from Wachovia secured by the WG Olivette Property.
WG Columbia Property
     On November 22, 2005, we acquired an approximately 13,970-square foot single-tenant retail building on an approximately 1.03 acre site located in Columbia, Missouri (the “WG Columbia Property”), constructed in 2002. The WG Columbia Property is 100% leased to Walgreens subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the WG Columbia Property was approximately $6.3 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock and an approximately $4.5 million loan from Wachovia secured by the WG Columbia Property.
WG Picayune Property
     On September 15, 2006, we acquired an approximately 15,000-square foot single-tenant retail building on an approximately 1.7-acre site located in Picayune, Mississippi (the “WG Picayune Property”), which was constructed in 2006. The WG Picayune Property is 100% leased to Walgreen, Co. (“Walgreens”). The WG Picayune Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.

     The purchase price of the WG Picayune Property was approximately $4.3 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock and an approximately $3.4 million loan from Wachovia secured by the WG Picayune Property.
     Walgreens operates over 4,900 stores in 45 states and Puerto Rico. Walgreens has a Standard & Poor’s credit rating of “A+” and the company’s stock is publicly traded on the New York Stock Exchange under the ticker symbol “WAG”.
     In evaluating the WG Brainerd Property, WG SL Properties, WG Olivette Property, WG Colombia Property and WG Picayune Property as a potential acquisition and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to these properties, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.
     Because the WG Brainerd Property, WG SL Properties, WG Olivette Property, WG Colombia Property and WG Picayune Property each is 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the tenant, Walgreens, are more relevant to investors than the financial statements of the property acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the property is subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 82 of the prospectus. As a result, pursuant to guidance provided by the Securities and Exchange Commission, we have not provided audited financial statements of the properties acquired.
     Walgreens currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding Walgreens are taken from its previously filed public reports:

	For the Nine
	Months Ended	For the Fiscal Year Ended
	5/31/2006	8/31/2005	8/31/2004	8/31/2003
			(in millions)
Consolidated Statements of Operations
Revenues	$35,238.7	$42,201.6	$37,508.2	$32,505.4
Operating Income	2,102.7	2,455.6	2,159.7	1,871.7
Net Income	1,338.3	1,559.5	1,349.8	1,165.1

		As of the Fiscal Year Ended
	As of 5/31/2006	8/31/2005	8/31/2004	8/31/2003
			(in millions)
Consolidated Balance Sheets
Total Assets	$16,441.7	$14,608.8	$13,342.1	$11,656.8
Long-term Debt	*	12.0	12.4	9.4
Stockholders’ Equity	9,789.3	8,889.7	8,139.7	7,117.8

**	- Comparative long-term debt balances were not available per the Walgreen Co. Quarterly report as of May 31, 2006.
For more detailed financial information regarding Walgreens, please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov.

Summary Financial Data
Oxford Theatre Company, Inc.
OT Oxford Property
     On August 31, 2006, we acquired an approximately 35,000-square foot single-tenant retail building on an approximately 5.76-acre site in Oxford, Mississippi (the “OT Oxford Property”), constructed in 2006. The OT Oxford Property is 100% leased to Oxford Theatre Company, Inc., which is a wholly-owned subsidiary of American Screen Works, Inc, which guarantees the lease. The OT Oxford Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the OT Oxford Property was $9.7 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock and a $5.2 million loan from Bear Stearns secured by the OT Oxford Property.
     American Screenworks, Inc. is a wholly-owned subsidiary of Restaurant Entertainment Group (“REG”). REG was founded in Orlando, Florida in 1979 and owns and operates 35 American Screen Works cinema complexes. The theatres are in eighteen states throughout the US.
     In evaluating the OT Oxford Property as a potential acquisition and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to the OT Oxford Property, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.
     The OT Oxford Property had no significant operating history prior to our acquisition of the property on August 31, 2006. As a result, we are not required to file financial statements with respect to the acquired property. After reasonable inquiry, we are not aware of any material factors relating to the property, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.

Summary Financial Data
Sportsman’s Warehouse, Inc.
SP Wichita Property
     On June 27, 2006, we acquired an approximately 50,000 square foot single-tenant retail building on an approximately 4.9 acre site in Wichita, Kansas (the “SP Wichita Property”), constructed in 2006. The SP Wichita Property is 100% leased to Sportsman’s Warehouse, Inc., which is a wholly-owned subsidiary of Sportsman’s Warehouse Holdings, Inc., which guarantees the lease. The SP Wichita Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the SP Wichita Property was $8.2 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock and an approximately $6.2 million loan from Wachovia Financial Services, Inc. secured by the SP Wichita Property.
     Sportsman’s Warehouse operates retail stores across the United States that specialize in selling outerwear, footwear, and hunting, fishing, and camping products for outdoor enthusiasts.
     In evaluating the SP Wichita Property as a potential acquisition and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to the SP Wichita Property, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.
     The SP Wichita Property had no significant operating history prior to our acquisition of the property on June 27, 2006. As a result, we are not required to file financial statements with respect to the acquired property. After reasonable inquiry, we are not aware of any material factors relating to the property, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.

Summary Financial Data
Lowe’s Companies, Inc.
LO Enterprise Property
     On December 1, 2005, we acquired an approximately 95,173 square foot single-tenant retail building on an approximately 16.7 acre site located in Enterprise, Alabama (the “LO Enterprise Property”), which was constructed in 1995. The LO Enterprise Property is 100% leased to Lowe’s Home Centers, Inc. (“Lowe’s Home Centers”), which is a wholly-owned subsidiary of Lowe’s Companies, Inc. (“Lowe’s”), which guarantees the lease. The LO Enterprise Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the LO Enterprise Property was approximately $7.5 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock and an approximately $6.0 million loan from Wachovia secured by the LO Enterprise Property.
LO Midland Property
     On September 27, 2006, we acquired an approximately 130,000 square foot single-tenant retail building on an approximately 18.52 acre site located in Midland, Texas (the “LO Midland Property”), which was constructed in 1996. The LO Midland Property is 100% leased to Lowe’s Home Centers, which is a wholly-owned subsidiary of Lowe’s, which guarantees the lease. The LO Midland Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the LO Midland Property was approximately $11.1 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock and an approximately $7.2 million loan secured by the LO Midland Property, the OT Oxford Property, the LO Lubbock Property and the KO Wichita Property.
LO Lubbock Property
     On September 27, 2006, we acquired an approximately 130,000 square foot single-tenant retail building on an approximately 16.60 acre site located in Lubbock, Texas (the “LO Lubbock Property”), which was constructed in 1996. The LO Lubbock Property is 100% leased to Lowe’s Home Centers, which is a wholly-owned subsidiary of Lowe’s, which guarantees the lease. The LO Lubbock Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the LO Lubbock Property was approximately $11.5 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock and an approximately $7.5 million loan secured by the LO Lubbock Property, the OT Oxford Property, the LO Lubbock Property and the KO Wichita Property.
     Lowe’s operates retail home improvement stores across the United States and Canada. Lowe’s has a Standard & Poor’s Credit Rating of “A+” and its stock is publicly traded on the New York Stock Exchange under the ticker symbol “LOW”.
     In evaluating the LO Enterprise Property, LO Midland Property and the LO Lubbock Property as potential acquisitions and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to the properties, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.
     Because the LO Enterprise Property, LO Midland Property and LO Lubbock Property each is 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the lease guarantor, Lowe’s, are more relevant to investors than the financial statements of the properties to be acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the properties are subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 82 of the prospectus. As a result, pursuant to guidance provided by the Securities and Exchange Commission, we have not provided audited financial statements of the properties to be acquired.
     Lowe’s currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding Lowe’s are taken from its previously filed public reports:

	For the Six
	Months Ended	For the Fiscal Year Ended
	8/4/2006	2/3/2006	1/28/2005	1/30/2004
			(in millions)
Consolidated Statements of Operations
Revenues	$25,310	$43,243	$36,464	$30,838
Operating Income	2,953	4,664	3,712	3,124
Net Income	1,776	2,771	2,176	1,844

		As of the Fiscal Year Ended
	As of 8/4/2006	2/3/2005	1/28/2005	1/30/2004
			(in millions)
Consolidated Balance Sheets
Total Assets	$26,037	$24,639	$21,138	$18,751
Long-term Debt	3,410	3,499	3,060	3,678
Stockholders’ Equity	14,920	14,296	11,535	10,216
For more detailed financial information regarding Lowe’s, please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov.

Summary Financial Data
FedEx Ground Packaging System, Inc.
FE Rockford Property
     On December 9, 2005, we acquired an approximately 67,295 square foot single-tenant distribution facility on an approximately 8.55 acre site located in Rockford, Illinois (the “FE Rockford Property”), which was constructed in 1994. The FE Rockford Property is 100% leased to FedEx Ground Package System, Inc. (“FDX Ground”), which is a wholly-owned subsidiary of FedEx Corporation (“FDX”). The FE Rockford Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the FE Rockford Property was approximately $6.2 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock and an approximately $4.9 million loan from Wachovia secured by the FE Rockford Property.
     In evaluating the FE Rockford Property as a potential acquisition and determining the appropriate amount of consideration to be paid for our interest in the FE Rockford Property, a variety of factors were considered, including our consideration of a property condition report; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, the Company is not aware of any material factors relating to the FE Rockford Property, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.
     FDX Ground specializes in small-package shipping, with 100% coverage to every business address in the United States, Canada and Puerto Rico. FDX has a Standard & Poor’s credit rating of “BBB” and the company’s stock is publicly traded on the New York Stock Exchange under the ticker symbol “FDX”.
     Because the FE Rockford Property is leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the lessee, FDX Ground, are more relevant to investors than the financial statements of each property acquired. As a result, pursuant to guidance provided by the SEC, we have not provided audited financial statements of the property acquired.
     FDX currently files its financial statements in reports filed with the SEC, which include separate, limited financial information for its FDX Ground segment, which includes its subsidiary, FedEx Ground Package System, Inc. The following financial data and other information regarding the FDX Ground segment are taken from FDX’s previously filed public reports:

	As of the Three
	Months Ended	As of the Fiscal Year Ended
	8/31/2006	5/31/2006	5/31/2005	5/31/2004
			(in millions)
Revenues	$1,417	$5,306	$4,680	$3,910
Operating Income	157	705	604	522
Total Assets		3,378	2,776	2,248
For more detailed financial information regarding FDX Ground, please refer to the financial statements of its parent FDX, which are publicly available with the SEC at http://www.sec.gov.

Summary Financial Data
FedEx Corporation
FedEx — Council Bluffs, Iowa
     On November 15, 2006, we acquired an approximately 24,000 square foot single-tenant distribution facility on an approximately 10.6 acre site located in Council Bluffs, Iowa (the “FE Council Bluffs Property”), which was constructed in 1999. The FE Council Bluffs Property is 100% leased to Fedex Freight East, Inc. (“Fedex East”), a wholly-owned subsidiary of Fedex Freight Corporation (“Fedex Freight”), which is a wholly owned subsidiary of FedEx Corporation (“FDX”), which guarantees the lease. The FE Council Bluffs Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the FE Council Bluffs Property was approximately $3.4 million, exclusive of closing costs. The acquisition was funded by net proceeds from the Company’s ongoing public offering and an approximately $2.2 million loan secured by the FE Council Bluffs Property.
FedEx — Edwardsville, Kansas
     On November 15, 2006, we acquired an approximately 156,000 square foot single-tenant retail building on an approximately 109.5 acre site located in Edwardsville, Kansas (the “FE Edwardsville Property”), which was constructed in 1999. The FE Edwardsville Property is 100% leased to Fedex East, a wholly-owned subsidiary of Fedex Freight, which is a wholly owned subsidiary of Fedex, which guarantees the lease. The FE Edwardsville Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the FE Edwardsville Property was approximately $19.8 million, exclusive of closing costs. The acquisition was funded by net proceeds from the Company’s ongoing public offering and an approximately $12.9 million loan secured by the FE Edwardsville Property.
     Fedex Freight specializes in regional next-day and second-day and interregional less-than-truckload freight services. FDX has a Standard & Poor’s credit rating of “BBB” and the company’s stock is publicly traded on the New York Stock Exchange under the ticker symbol “FDX”.
     In evaluating the FE Council Bluffs Property, and the FE Edwardsville Property as potential acquisitions and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to the properties, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.
     Because the FE Council Bluffs Property, and the FE Edwardsville Property are 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the lessee, Fedex, are more relevant to investors than the financial statements of the properties acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the property is subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 82 of the prospectus. As a result, pursuant to guidance provided by the Securities and Exchange Commission, we have not provided audited financial statements of the properties acquired.
     FDX currently files its financial statements in reports filed with the SEC, which include separate, limited financial information for its FDX Freight segment, which includes its subsidiary, FedEx Freight East, Inc. The following financial data and other information regarding the FDX Freight segment are taken from FDX’s previously filed public reports:

	As of the Three
	Months Ended	As of the Fiscal Year Ended
	8/31/2006	5/31/2006	5/31/2005	5/31/2004
			(in millions)
Revenues	$1,013	$3,645	$3,217	$2,689
Operating Income	150	485	354	244
Total Assets		2,245	2,047	1,924
For more detailed financial information regarding FDX Freight, please refer to the financial statements of its parent FDX, which are publicly available with the SEC at http://www.sec.gov.

Summary Financial Data
Wawa, Inc.
Wawa Portfolio — Hockessin, Delaware; Manahawkin, New Jersey; Narberth, Pennsylvania
     On March 29, 2006, we acquired 100% of the membership interests (the “WW II Interests”) in Cole WW II, LLC (“WW II”). Through certain wholly-owned subsidiaries, WW II owns a portfolio of three separate freestanding convenience stores (the “Wawa Properties”). The Wawa Properties consist of an approximately 5,200 square foot single-tenant convenience store on an approximately 1.6 acre site located in Hockessin, Delaware, an approximately 4,700 square foot single tenant convenience store on an approximately 6.5 acre site located in Manahawkin, New Jersey, and an approximately 4,500 square foot single tenant convenience store on an approximately 0.9 acre site located in Narberth, Pennsylvania. The Wawa Properties are subject to a master net lease with Wawa, Inc. (“Wawa”), pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the WW II Interests was approximately $13.5 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock and an approximately $7.2 million loan from SouthTrust Bank that was assumed in connection with the acquisition.
     Wawa operates over 500 convenience stores in five states, specializing in convenience foods, grocery items and gasoline products. In determining the creditworthiness of Wawa, we considered a variety of factors, including historical financial information and financial performance and local market position.
     In evaluating the Wawa Properties as a potential acquisition and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to the Wawa Properties, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.
     Because the Wawa Properties are 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the tenant, Wawa, are more relevant to investors than the financial statements of the property acquired. As a result, pursuant to guidance provided by the Securities and Exchange Commission, we have not provided audited financial statements of the property acquired.
     The following summary financial data regarding Wawa is taken from its previously audited financial statements:

	For the Fiscal Year Ended
	12/25/2005	12/26/2004	12/28/2003
		(in thousands)
Consolidated Statements of Operations
Revenues	$4,361,615	$3,473,610	$2,819,201
Operating Income	112,189	93,380	83,159
Net Income	69,459	58,609	50,637

	As of the Fiscal Year Ended
	12/25/2005	12/26/2004	12/28/2003
		(in thousands)
Consolidated Balance Sheets
Total Assets	$1,188,915	$1,004,644	$932,760
Long-term Debt	459,983	394,737	363,379
Stockholders’ Equity	289,613	253,378	213,551

Summary Financial Data
Conn’s, Inc.
CO San Antonio Property
     On May 26, 2006, we acquired 100% of the partnership interests (the “CO San Antonio Interests”) in Cole CO San Antonio , LP (“CO San Antonio”). CO San Antonio owns, as its only asset, an approximately 25,000 square foot single-tenant retail building on an approximately 2.5 acre site located in San Antonio, Texas (the “CO San Antonio Property”). The CO San Antonio Property is 100% leased to CAI, LP which is a wholly-owned subsidiary of Conn’s, Inc. (“Conn’s”), which guarantees this lease. The CO San Antonio Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the CO San Antonio Interests was approximately $4.6 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock, and an approximately $3.6 million loan secured by the CO San Antonio Property.
     Conn’s is a specialty retailer of home appliances and consumer electronics operating 57 stores in the southwestern United States. Conn’s is publicly traded on the Nasdaq under the ticker symbol “CONN.”
     In evaluating the CO San Antonio Property as a potential acquisition and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to the CO San Antonio Property, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.
     Because the CO San Antonio Property is 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the lease guarantor, Conn’s, are more relevant to investors than the financial statements of the property acquired. As a result, pursuant to guidance provided by the Securities and Exchange Commission, we have not provided audited financial statements of the properties acquired.
     Conn’s currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding Conn’s are taken from its previously filed public reports:

	For the Three
	Months Ended	For the Fiscal Year Ended
	4/30/2006	1/31/2006	1/31/2005	1/31/2004
			(in thousands)
Consolidated Statements of Operations
Revenues	$192,115	$702,422	$567,092	$499,310
Operating Income	17,340	63,648	48,845	41,767
Net Income	11,378	41,181	30,125	24,340

		As of the Fiscal Year Ended
	As of 4/30/2006	1/31/2006	1/31/2005	1/31/2004
			(in thousands)
Consolidated Balance Sheets
Total Assets	$340,011	$342,296	$268,792	$234,760
Long-term Debt	—	—	5,003	14,174
Stockholders’ Equity	258,967	245,585	200,802	166,590
For more detailed financial information regarding Conn’s, please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov.

Summary Financial Data
Furniture Brands International, Inc.
DH Hickory Property
     On February 24, 2006, we acquired an approximately 261,057 square foot single-tenant distribution center on an approximately 30.26 acre site located in Hickory, North Carolina (the “DH Hickory Property”), which was constructed in 1963. The DH Hickory Property is 100% leased to Drexel Heritage Furniture Industries, Inc. (“Heritage”), which is a wholly-owned subsidiary of Furniture Brands International, Inc. (“Furniture Brands”). Furniture Brands is the guarantor under the lease. The DH Hickory Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the DH Hickory Property was approximately $4.3 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock, and an approximately $3.4 million loan from Wachovia secured by the DH Hickory Property.
     Heritage operates a chain of furniture stores throughout the United States and internationally. Heritage is a wholly-owned subsidiary of Furniture Brands. Furniture Brands has a Standard & Poor’s credit rating of BBB and is publicly traded on the New York Stock Exchange under the symbol “FBN.”
     Because the DH Hickory Property is 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the lease guarantor, Furniture Brands, is more relevant to investors than the financial statements of the properties acquired. As a result, pursuant to guidance provided by the SEC, we have not provided audited financial statements of the property acquired but have included summary financial data regarding Furniture Brands. Furniture Brands currently files its financial statements in reports filed with the SEC, and the following summary financial data regarding Furniture Brands are taken from its previously filed public reports:

	For the Nine
	Months Ended	For the Fiscal Year Ended
	9/30/2005	12/31/2004	12/31/2003	12/31/2002
			(in thousands)
Consolidated Statements of Operations
Revenues	$1,793,245	$2,447,430	$2,434,130	$2,458,836
Operating Income	71,956	155,656	165,126	202,400
Net Income	44,294	91,567	94,573	118,831

	As of the Nine
	Months Ended	As of the Fiscal Year Ended
	9/30/2005	12/31/2004	12/31/2003	12/31/2002
			(in thousands)
Consolidated Balance Sheets
Total Assets	$1,599,717	$1,587,759	$1,578,259	$1,567,402
Long-term Debt	301,600	302,400	303,200	374,800
Stockholders’ Equity	936,840	957,483	966,902	869,515
For more detailed financial information regarding Furniture Brands, please refer to its financial statements, which are publicly available with the SEC at http://www.sec.gov.

Summary Financial Data
Kohl’s Corporation
KO Wichita Property
     On September 27, 2006, we acquired an approximately 87,000 square foot single-tenant retail building on an approximately 9.0 acre site located in Wichita, Kansas (the “KO Wichita Property”), which was constructed in 1996. The KO Wichita Property is 100% leased to Kohl’s Illinois, Inc., a wholly-owned subsidiary of Kohl’s Corporation (“Kohl’s”) which guarantees the lease. The KO Wichita Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the KO Wichita Property was approximately $7.9 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock and an approximately $5.2 million loan secured by the KO Wichita Property, the OT Oxford Property, the LO Lubbock Property and the LO Midland Property.
     Kohl’s currently operates approximately 730 retail department stores in 41 states. Kohl’s has a Standard & Poor’s Credit Rating of “BBB+” and it’s stock is publicly traded on the New York Stock Exchange under the ticker symbol “KSS.”
     In evaluating the KO Wichita Property as a potential acquisition and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to the property, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.
     Because the KO Wichita Property is 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the lease guarantor, Kohl’s, is more relevant to investors than the financial statements of the property to be acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the property is subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 82 of the prospectus. As a result, pursuant to guidance provided by the Securities and Exchange Commission, we have not provided audited financial statements of the property to be acquired.
     Kohl’s currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding Kohl’s are taken from its previously filed public reports:

	For the Six
	Months Ended	For the Fiscal Year Ended
	7/29/2006	1/28/2006	1/29/2005	1/31/2004
			(in millions)
Consolidated Statements of Operations
Revenues	$6,476	$13,402	$11,701	$10,282
Operating Income	658	1,416	1,193	951
Net Income	400	842	703	546

		As of the Fiscal Year Ended
	As of 7/29/2006	1/28/2006	1/29/2005	1/31/2004
			(in millions)
Consolidated Balance Sheets
Total Assets	$8,649	$9,153	$7,979	$6,691
Long-term Debt	1,041	1,046	1,103	1,076
Stockholders’ Equity	5,319	5,957	5,034	4,212
For more detailed financial information regarding Kohl’s, please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov.

DG Crossville Property
     On June 2, 2006, we acquired an approximately 24,300 square foot single-tenant retail building on an approximately 2.73 acre site in Crossville, Tennessee (the “DG Crossville Property”), constructed in 2006. The DG Crossville Property is 100% leased to Dolgencorp, Inc., which is a wholly-owned subsidiary of Dollar General Corporation (“Dollar General”), which guarantees the lease. The DG Crossville Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the DG Crossville Property was $3.0 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock and a $2.4 million loan from Wachovia secured by the DG Crossville Property.
     Dollar General operates over 8,000 retail stores in the United States selling basic goods and consumables. Dollar General has a Standard and Poor’s credit rating of “BBB-” and its stock is publicly traded on the New York Stock Exchange under the symbol “DG.”
     The DG Crossville Property had no significant operating history prior to our acquisition of the property on June 2, 2006. As a result, we are not required to file financial statements with respect to the acquired property. After reasonable inquiry, we are not aware of any material factors relating to the property, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.
DG Ardmore Property
     On June 9, 2006, we acquired an approximately 24,300 square foot single-tenant retail building on an approximately 3.8 acre site in Ardmore, Tennessee (the “DG Ardmore Property”), constructed in 2005. The DG Ardmore Property is 100% leased to Dolgencorp, Inc., which is a wholly-owned subsidiary of Dollar General, which guarantees the lease. The DG Ardmore Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the DG Ardmore Property was $2.8 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock and an approximately $2.2 million loan from Wachovia secured by the DG Ardmore Property.
     The DG Ardmore Property had no significant operating history prior to our acquisition of the property on June 9, 2006. As a result, we are not required to file financial statements with respect to the acquired property. After reasonable inquiry, we are not aware of any material factors relating to the property, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.
DG Livingston Property
     On June 12, 2006, we acquired an approximately 24,300 square foot single-tenant retail building on an approximately 4.4 acre site in Livingston, Tennessee (the “DG Livingston Property”), constructed in 2006. The DG Livingston Property is 100% leased to Dolgencorp, Inc., which is a wholly-owned subsidiary of Dollar General, which guarantees the lease. The DG Livingston Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the DG Livingston Property was $2.9 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock and an approximately $2.3 million loan from Wachovia secured by the DG Livingston Property.
     The DG Livingston Property had no significant operating history prior to our acquisition of the property on June 12, 2006. As a result, we are not required to file financial statements with respect to the acquired property. After reasonable inquiry, we are not aware of any material factors relating to the property, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.

AS Macon Property
     On January 6, 2006, we acquired an approximately 74,532 square foot single-tenant retail building on an approximately 7.3 acre site located in Macon, Georgia (the “AS Macon Property”), which was constructed in 2005. The AS Macon Property is 100% leased to Academy, Ltd. (“Academy”). The AS Macon Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the AS Macon Property was approximately $5.6 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock, and an approximately $4.3 million loan from Wachovia secured by the AS Macon Property.
     Academy is a sporting goods retailer, operating over 80 stores across the southeastern United States. In determining the creditworthiness of Academy we considered a variety of factors, including historical financial information and financial performance, regional market position, and the forecasted financial performance of Academy.
     The AS Macon Property had no operating history prior to our acquisition of the property on January 6, 2006. Accordingly, we are not required to file financial statements with respect to the acquired property. After reasonable inquiry, we are not aware of any material factors relating to the property that would cause the reported financial information not to be necessarily indicative of future operating results.
DB Lenexa Property
     On January 11, 2006, we acquired an approximately 12,083 square foot single-tenant freestanding retail building on an approximately 1.6 acre site located in Lenexa, Kansas (the “DB Lenexa Property”), constructed in 2005. The DB Lenexa Property is 100 % leased to David’s Bridal, Inc. (“David’s Bridal”) subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the DB Lenexa Property was approximately $3.3 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock and an approximately $2.6 million loan from Wachovia secured by the DB Lenexa Property.
     David’s Bridal is a bridal retailer, operating over 250 stores across the United States. In determining the creditworthiness of David’s Bridal we considered a variety of factors, including historical financial information and financial performance, regional market position, and the forecasted financial performance of David’s Bridal.
     The DB Lenexa Property had no operating history prior to our acquisition of the property on January 11, 2006. As a result, we are not required to file financial statements with respect to the acquired property. After reasonable inquiry, we are not aware of any material factors relating to the property, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.
WG Knoxville Property
     On May 8, 2006, we acquired an approximately 15,100 square foot single-tenant retail building on an approximately 2.07 acre site in Knoxville, Tennessee (the “WG Knoxville Property”), constructed in 2000. The WG Knoxville Property is 100% leased to Walgreen Co. subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the WG Knoxville Property was approximately $4.8 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock and an approximately $3.8 million loan from Wachovia secured by the WG Knoxville Property.
     Walgreens has over 4,900 stores in 45 states and Puerto Rico. Walgreens has a Standard & Poor’s credit rating of “A+” and its stock is publicly traded on the New York Stock Exchange under the ticker symbol “WAG.”
     The WG Knoxville Property is considered an insignificant acquisition. As a result, we are not required to file financial statements with respect to the acquired property. After reasonable inquiry, we are not aware of any material factors relating to the property, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.

MT Lakewood Property
     On April 20, 2006, we acquired an approximately 12,800 square foot multi-tenant retail building constructed in 1996 on an approximately .82 acre site in Lakewood, Ohio (the “MT Lakewood Property”). The MT Lakewood Property is 100% leased to two tenants, Revco Drug Stores, Inc., which is a wholly-owned subsidiary of CVS, and Charter One Bank, N.A. Revco subleases their space to Family Dollar, Inc., while Revco remains the guarantor under the lease.
     The purchase price of the MT Lakewood Property was approximately $2.5 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock and an approximately $1.9 million loan from an affiliate secured by the MT Lakewood Property.
     CVS operates over 5,000 stores in 36 states. CVS has a Standard & Poor’s credit rating of “A-” and the company’s stock is publicly traded on the New York Stock Exchange under the ticker symbol “CVS.”
     Charter One is an operating entity of Citizens Financial Group which has branches, non-branch retail, and commercial offices in 40 states. Charter One has an S&P Credit Rating of AA-.
     The MT Lakewood Property is considered an insignificant acquisition. As a result, we are not required to file financial statements with respect to the acquired property. After reasonable inquiry, we are not aware of any material factors relating to the property, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.
  Office Depot – Benton, Arkansas
     On November 21, 2006, we acquired an approximately 21,000 square foot single-tenant retail building on an approximately 2.04 acre site in Benton, Arkansas (the “OD Benton Property”), constructed in 2001. The OD Benton Property is 100% leased to Office Depot, Inc. (“Office Depot”) subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The purchase price of the OD Benton Property was approximately $3.3 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $2.1 million loan secured by the OD Benton Property.
     The OD Benton Property is considered an insignificant acquisition. As a result, we are not required to file financial statements with respect to the acquired property. After reasonable inquiry, we are not aware of any material factors relating to the property, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.
  Office Depot – Oxford, Mississippi
     On December 1, 2006, we acquired an approximately 20,000 square foot single-tenant retail building on an approximately 2.7 acre site located in Oxford, Mississippi (the “OD Oxford Property”), which was constructed in 2006. The OD Oxford Property is 100% leased to Office Depot. The OD Oxford Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The purchase price of the OD Oxford Property was approximately $3.5 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering, and an approximately $2.3 million loan secured by the OD Oxford Property.
     The OD Oxford Property had no significant operating history prior to our acquisition of the property on December 1, 2006. As a result, we are not required to file financial statements with respect to the acquired property. After reasonable inquiry, we are not aware of any material factors relating to the property, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.
  CVS – Glenville Scotia, New York
     On November 11, 2006, we acquired an approximately 13,000 square foot single-tenant retail building on an approximately 1.8 acre site located in Glenville Scotia, New York (the “CV Glenville Scotia Property”), which was constructed in 2006. The CV Glenville Scotia Property is 100% leased to CVS Mack Drug of New York, LLC, a wholly-owned subsidiary of CVS Corporation, which guarantees the lease. The CV Glenville Scotia Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The purchase price of the CV Glenville Scotia Property was approximately $5.3 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering, and an approximately $4.2 million loan secured by the CV Glenville Scotia Property.

     The CV Glenville Scotia Property had no significant operating history prior to our acquisition of the property on November 11, 2006. As a result, we are not required to file financial statements with respect to the acquired property. After reasonable inquiry, we are not aware of any material factors relating to the property, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.
  Staples – Peru, Illinois
     On November 9, 2006, we acquired an approximately 24,000 square foot single-tenant retail building on an approximately 2.3 acre site in Peru, Illinois (the “ST Peru Property”), constructed in 1998. The ST Peru Property is 100% leased to Staples East, subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The purchase price of the ST Peru Property was approximately $3.2 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $1.9 million loan secured by the ST Peru Property.
     The ST Peru Property is considered an insignificant acquisition. As a result, we are not required to file financial statements with respect to the acquired property. After reasonable inquiry, we are not aware of any material factors relating to the property, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.
  Old Time Pottery – Fairview Heights, Illinois
     On November 21, 2006, we acquired an approximately 98,000 square foot single-tenant retail building on an approximately 8.0 acre site in Fairview Heights, Illinois (the “OT Fairview Heights Property”), constructed in 1979. The OT Fairview Heights Property is 100% leased to Old Time Pottery, Inc., subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The purchase price of the OT Fairview Heights Property was approximately $4.3 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $3.4 million loan secured by the OT Fairview Heights Property.
     The OT Fairview Heights Property is considered an insignificant acquisition. As a result, we are not required to file financial statements with respect to the acquired property. After reasonable inquiry, we are not aware of any material factors relating to the property, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.
  Infiniti – Davie, Florida
     On November 30, 2006, we acquired an approximately 21,000 square foot single-tenant retail building on an approximately 3.6 acre site located in Davie, Florida (the “IN Davie Property”), which was constructed in 2006. The IN Davie Property is 100% leased to Warren Henry Automobiles, Inc. (“WH Auto”). The IN Davie Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The purchase price of the IN Davie Property was approximately $9.4 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering.
     The IN Davie Property had no significant operating history prior to our acquisition of the property on November 30, 2006. As a result, we are not required to file financial statements with respect to the acquired property. After reasonable inquiry, we are not aware of any material factors relating to the property, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.
  Mercedes Benz – Atlanta, Georgia
     On December 15, 2006, we acquired an approximately 42,000 square foot single-tenant retail building on an approximately 8.0 acre site located in Atlanta, Georgia (the “ME Atlanta Property”), which was constructed in 2000. The ME Atlanta Property is 100% leased to Atlanta Eurocars, LLC. (“Atlanta Eurocars”). The ME Atlanta Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The purchase price of the ME Atlanta Property was approximately $11.8 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering.
     The ME Atlanta Property was a sale leaseback transaction. As such the ME Atlanta Property had no significant operating history prior to our acquisition of the property on December 15, 2006. As a result, we are not required to file financial statements with respect to the acquired property. After reasonable inquiry, we are not aware of any material factors relating to the property, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.

ST Crossville Property
     On January 26, 2006, we acquired an approximately 23,942 square foot single-tenant retail building and surrounding property located in Crossville, Tennessee (the “ST Crossville Property”). The ST Crossville Property was constructed in 2001 on an approximately 2.31 acre site. The ST Crossville Property is 100% leased to Staples the Office Superstore East, Inc. (“Staples East”), a wholly-owned subsidiary of Staples, Inc. (“Staples”), subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the ST Crossville Property was approximately $2.9 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock and an approximately $2.3 million loan from Wachovia secured by the ST Crossville Property.
     Staples East operates retail office superstores. In determining the creditworthiness of Staples East we considered a variety of factors, including historical financial information and financial performance, regional market position, and the financial position of its parent, Staples. Staples operates over 1,700 office superstores in 21 countries throughout North and South America, Europe and Asia. Staples has a Standard and Poor’s credit rating of “BBB” and its stock is publicly traded on the Nasdaq Stock Market under the symbol “SPLS”.
     After reasonable inquiry, we are not aware of any material factors relating to the property, that would cause the reported financial information not to be necessarily indicative of future operating results.

Independent Auditors’ Report
To the Board of Directors and Stockholders of
Cole Credit Property Trust II, Inc.
Phoenix, AZ
We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the ST Crossville Property (the “Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of Cole Credit Property Trust II, Inc. management. Our responsibility is to express an opinion on the Historical Summary based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.
The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K/A of Cole Credit Property Trust II, Inc) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.
In our opinion, such Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the ST Crossville Property for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.
/s/ Deloitte & Touche LLP
Phoenix, Arizona
March 23, 2006

ST Crossville Property
Statement of Revenues and Certain Operating Expenses
For the Year Ended December 31, 2005

Revenues:
Rental revenue	$221,464

Total revenues	221,464

Certain Operating Expenses:
Property operating expenses	2,312

Total certain operating expenses	2,312

Revenues in excess of certain operating expenses	$219,152

See accompanying notes to statement of revenues and certain operating expenses.

ST Crossville Property
Notes to the Statement of Revenues and Certain Operating Expenses
For the Year Ended December 31, 2005
1. Basis of Presentation
     On January 26, 2006, Cole Credit Property Trust II, Inc. (the “Company”) acquired a single-tenant retail building containing approximately 23,942 rentable square feet located on an approximately 2.31 acre site in Crossville, Tennessee (the “ST Crossville Property”). The ST Crossville Property is 100% leased to Staples the Office Superstore East, Inc. (“Staples East”), a wholly-owned subsidiary of Staples, Inc. (“Staples”), subject to a net lease.
     The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. This Historical Summary includes the historical revenues and certain operating expenses of the ST Crossville Property, exclusive of items which may not be comparable to the proposed future operations of ST Crossville Property. Material amounts that would not be directly attributable to future operating results of the ST Crossville Property are excluded, and the Historical Summary is not intended to be a complete presentation of the ST Crossville Property’s revenues and expenses. Items excluded consist of management fees, depreciation and interest expense.
2. Significant Accounting Policies
  Revenue Recognition
     The lease is accounted for as an operating lease and minimum rental income is recognized on a straight-line basis over the remaining term of the lease.
  Repairs and Maintenance
     Expenditures for repairs and maintenance are expensed as incurred.
  Use of Estimates
     The preparation of historical summaries in conformity with generally accepted accounting principles requires the Company’s management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.
3. Lease
     The aggregate annual minimum future rental payments on the non-cancelable operating lease in effect as of December 31, 2005 are as follows:

Year ending December 31:
2006	$221,464
2007	221,464
2008	221,464
2009	221,464
2010	221,464
Thereafter	1,218,052

Total	$2,325,372

4. Tenant Concentration
     For the year ended December 31, 2005, Staples East accounted for 100% of the annual rental income for the ST Crossville Property. The lease with Staples East expires on June 30, 2016. If Staples East were to default on its lease, future revenue of the ST Crossville Property would be materially and adversely impacted.

5. Commitments and Contingencies
  Litigation
     The ST Crossville Property may be subject to legal claims in the ordinary course of business as a property owner. The Company believes that the ultimate settlement of any potential claims will not have a material impact on the ST Crossville Property’s results of operations.
  Environmental Matters
     In connection with the ownership and operation of real estate, the ST Crossville Property may be potentially liable for costs and damages related to environmental matters. The ST Crossville Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and the Company is not aware of any other environmental condition that it believes will have a material adverse effect on the ST Crossville Property’s results of operations.

MT Denver Property
     On February 6, 2006, we acquired two single-tenant retail buildings, totaling approximately 198,477 square feet, on an approximately 17.84 acre site located in Denver, Colorado (the “MT Denver Property”). The MT Denver Property was constructed in 1991.
     The purchase price of the MT Denver Property was approximately $18.5 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock and approximately $14.33 million under two loans secured by the MT Denver Property.
     The MT Denver Property is 100% leased to two tenants, including Sam’s PW, Inc. (“Sam’s Club”), a wholly-owned subsidiary of Wal-Mart Stores, Inc., and Hob-Lob Limited Partnership (“Hobby Lobby”), a wholly-owned subsidiary of H.L. Management, Inc. Pursuant to the lease agreements the tenants are required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     Sam’s Club operates membership warehouse stores in 48 states across the United States. In determining the creditworthiness of Sam’s Club, the Company considered a variety of factors, including historical financial information and financial performance, and regional market position.
     Hobby Lobby operates retail arts and crafts stores in 28 states across the United States. In determining the creditworthiness of Hobby Lobby, the Company considered a variety of factors, including historical financial information and financial performance, and regional market position.
     After reasonable inquiry, we are not aware of any material factors relating to the MT Denver Property, that would cause the reported financial information not to be necessarily indicative of future operating results.

Independent Auditors’ Report
To the Board of Directors and Stockholders of
Cole Credit Property Trust II, Inc.
Phoenix, AZ
We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the MT Denver Property (the “Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of Cole Credit Property Trust II, Inc. management. Our responsibility is to express an opinion on the Historical Summary based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.
The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K/A of Cole Credit Property Trust II, Inc) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.
In our opinion, such Historical Summary present fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the MT Denver Property for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.
/s/ Deloitte & Touche LLP
Phoenix, Arizona
March 23, 2006

MT Denver Property
Statement of Revenues and Certain Operating Expenses
For the Year Ended December 31, 2005

Revenues:
Rental revenue	$1,418,197
Tenant reimbursement income	70,467

Total revenues	1,488,664

Certain Operating Expenses:
Property operating expenses	84,674
General and administrative expenses	280

Total certain operating expenses	84,954

Revenues in excess of certain operating expenses	$1,403,710

See accompanying notes to statement of revenues and certain operating expenses.

MT Denver Property
Notes to the Statement of Revenues and Certain Operating Expenses
For the Year Ended December 31, 2005
1. Basis of Presentation
     On February 6, 2006, Cole Credit Property Trust II, Inc. (the “Company”) acquired two single-tenant retail buildings, totaling approximately 198,477 rentable square feet, on an approximately 17.84 acre site located in Denver, Colorado (the “MT Denver Property”). The MT Denver Property is 100% leased to two tenants, including Sam’s PW, Inc. (“Sam’s Club”), a wholly-owned subsidiary of Wal-Mart Stores, Inc., and Hob-Lob Limited Partnership (“Hobby Lobby”), a wholly-owned subsidiary of H.L. Management, Inc., pursuant to net leases.
     The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. This Historical Summary includes the historical revenues and certain operating expenses of MT Denver Property, exclusive of items which may not be comparable to the proposed future operations of MT Denver Property. Material amounts that would not be directly attributable to future operating results of the MT Denver Property are excluded, and the Historical Summary is not intended to be a complete presentation of the MT Denver Property’s revenues and expenses. Items excluded consist of depreciation and interest expense.
2. Significant Accounting Policies
  Revenue Recognition
     All leases are accounted for as operating leases and minimum rental income is recognized on a straight-line basis over the remaining term of the respective leases. Contingent rental income, such as percentage rents, is deferred until the specific target which triggers the contingent rental income is achieved. Tenant reimbursements for certain operating expenses are recognized in the period the expense is incurred.
  Repairs and Maintenance
     Expenditures for repairs and maintenance are expensed as incurred.
  Use of Estimates
     The preparation of historical summaries in conformity with generally accepted accounting principles requires the Company’s management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.
3. Leases
     The aggregate annual minimum future rental payments on the non-cancelable operating leases in effect as of December 31, 2005 are as follows:

Year ending December 31:
2006	$1,405,245
2007	1,405,245
2008	1,405,245
2009	1,405,245
2010	1,405,245
Thereafter	8,314,366

Total	$15,340,591

The minimum future rental income represents the base rent required to be paid under the terms of the leases exclusive of charges for contingent rents and other operating cost reimbursements.

4. Tenant Concentration
     For the year ended December 31, 2005, the following tenants accounted for 10% or more of the annual rental income for the MT Denver Property:

	Aggregate Annual	%Aggregate Annual
Tenant Name	Rental Income	Rental Income
Sam’s Club	$820,245	58%
Spec’s	585,000	42%
If these tenants were to default on their leases, future revenue of the MT Denver Property would be materially and adversely impacted.
5. Commitments and Contingencies
  Litigation
     The MT Denver Property may be subject to legal claims in the ordinary course of business as a property owner. The Company believes that the ultimate settlement of any potential claims will not have a material impact on the MT Denver Property’s results of operations.
  Environmental Matters
     In connection with the ownership and operation of real estate, the MT Denver Property may be potentially liable for costs and damages related to environmental matters. The MT Denver Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and the Company is not aware of any other environmental condition that it believes will have a material adverse effect on the MT Denver Property’s results of operations.

MF Chandler Property
     On February 10, 2006, we acquired a 100% fee simple interest in an approximately 31,063 square foot single-tenant retail building (the “MF Chandler Property”) located in Chandler Arizona. The MF Chandler Property was constructed in 2001 on an approximately 2.92 acre site. The MF Chandler Property is 100% leased to Mountainside Fitness Centers of Ocotillo, LLC., which is a wholly-owned subsidiary of Hatten Holdings, Inc. Hatten Holdings, Inc. guarantees the lease. The MF Chandler Property is subject to a net lease, which commenced on July 8, 2002, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the MF Chandler Property was approximately $5.9 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock and an approximately $4.7 million loan from an affiliate secured by the MF Chandler Property.
     Mountainside operates a chain of fitness centers in the state of Arizona. Currently there are five locations in the Phoenix metro area. In determining the creditworthiness of Mountainside, the Company considered a variety of factors, including historical financial information and financial performance, and local market position.
     After reasonable inquiry, we are not aware of any material factors relating to the property, that would cause the reported financial information not to be necessarily indicative of future operating results.

Independent Auditors’ Report
To the Board of Directors and Stockholders of
Cole Credit Property Trust II, Inc.
Phoenix, AZ
We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the MF Chandler Property (the “Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of Cole Credit Property Trust II, Inc. management. Our responsibility is to express an opinion on the Historical Summary based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.
The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K/A of Cole Credit Property Trust II, Inc) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.
In our opinion, such Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the MF Chandler Property for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.
/s/ Deloitte & Touche LLP
Phoenix, Arizona
March 23, 2006

MF Chandler Property
Statement of Revenues and Certain Operating Expenses
For the Year Ended December 31, 2005

Revenues:
Rental revenue	$556,803
Tenant reimbursement income	21,654

Total revenues	578,457

Certain Operating Expenses:
Property operating expenses	21,654

Total certain operating expenses	21,654

Revenues in excess of certain operating expenses	$556,803

See accompanying notes to statement of revenues and certain operating expenses.

MF Chandler Property
Notes to the Statement of Revenues and Certain Operating Expenses
For the Year Ended December 31, 2005
1. Basis of Presentation
     On February 10, 2006, Cole Credit Property Trust II, Inc. (the “Company”) acquired a single-tenant retail building containing approximately 31,063 square feet of rentable space located on an approximately 2.92 acre site in Chandler, Arizona (the “MF Chandler Property”). The MF Chandler Property is 100% leased to Mountainside Fitness Centers of Ocotillo, LLC (“Mountainside”), a wholly-owned subsidiary of Hatten Holdings, Inc, which guarantees the lease, pursuant to a net lease.
     The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and certain operating expenses of the MF Chandler Property, exclusive of items which may not be comparable to the proposed future operations of the MF Chandler Property. Material amounts that would not be directly attributable to future operating results of the MF Chandler Property are excluded, and the financial statements are not intended to be a complete presentation of the MF Chandler Property’s revenues and expenses. Items excluded consist of depreciation and interest expense.
2. Significant Accounting Policies
  Revenue Recognition
     The lease is accounted for as an operating lease and minimum rental income is recognized on a straight-line basis over the remaining term of the lease.
  Repairs and Maintenance
     Expenditures for repairs and maintenance are expensed as incurred.
  Use of Estimates
     The preparation of historical summaries in conformity with generally accepted accounting principles requires the Company’s management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.
3. Lease
     The aggregate annual minimum future rental payments on the non-cancelable operating lease in effect as of December 31, 2005 are as follows:

Year ending December 31:
2006	$469,051
2007	493,461
2008	523,101
2009	523,101
2010	523,101
Thereafter	6,983,733

Total	$9,515,548

The minimum future rental income represents the base rent required to be paid under the terms of the lease exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations.
4. Tenant Concentration
     For the year ended December 31, 2005, our sole tenant, Mountainside, accounted for 100% of the annual rental income for the MF Chandler Property. If the tenant were to default on their lease, future revenue of the MF Chandler Property would be materially and adversely impacted.

5. Commitments and Contingencies
  Litigation
     The MF Chandler Property may be subject to legal claims in the ordinary course of business as a property owner. The Company believes that the ultimate settlement of any potential claims will not have a material impact on the MF Chandler Property’s results of operations.
  Environmental Matters
     In connection with the ownership and operation of real estate, the MF Chandler Property may be potentially liable for costs and damages related to environmental matters. The MF Chandler Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and the Company is not aware of any other environmental condition that they believe will have a material adverse effect on the MF Chandler Property’s results of operations.

MT Spring Property
     On March 2, 2006, we acquired a 100% fee simple interest in an approximately 80,000 square foot multi-tenant retail center (the “MT Spring Property”) in Spring, Texas. The MT Spring Property was constructed in 1973 on an approximately 5.6 acre site.
     The purchase price of the MT Spring Property was approximately $9.9 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock and an approximately $5.9 million loan from Bear Stearns Commercial Mortgage, Inc. secured by the MT Spring Property.
     The MT Spring Property is 100% leased to five tenants, including, Academy Corp (“Academy”), CB Jackson Co, d/b/a Spec’s Liquor (“Spec’s”), Hi-Lo Auto Supply, LP (“Hi-Lo”), Sherwin-Williams Company, (“Sherwin-Williams”) and Jack in the Box Eastern Division, LP pursuant to separate net leases under which each tenant is required to pay certain operating expenses, capital expenditures, and a proportionate amount of common area maintenance charges in addition to base rent.
     Academy is a sporting goods retailer, operating over 80 stores across the southeastern United States. Academy leases approximately 50,500 square feet of the MT Spring Property subject to a net lease, which commenced on October 5, 1999.
     Spec’s is a Houston, Texas-based retailer with over 28 stores located throughout the Houston metropolitan area. Spec’s leases approximately 12,300 square feet of the MT Spring Property subject to a net lease, which commenced on August 1, 1994. The annual base rent of $125,484, is fixed through the initial lease renewal period, which commenced on January 1, 2006 and expires on December 31, 2008.
     Hi-Lo, a subsidiary of O’Reilly Automotive, Inc., is an operator of automotive parts retail stores. Hi-Lo leases approximately 8,100 square feet of the MT Spring Property subject to a net lease, which commenced on March 5, 1993.
     Sherwin-Williams’ core business is the manufacture, distribution and sale of paint, coatings and related products. Sherwin-Williams has an S&P Credit Rating of A+ and is publicly traded on the New York Stock Exchange under the symbol “SHW”. Sherwin-Williams leases approximately 6,500 square feet of the MT Spring Property subject to a net lease, which commenced on December 1, 1987.
     Jack in the Box, Inc. (“Jack in the Box”), which guarantees the Jack in the Box Eastern Division, LP lease, operates over 2,000 quick-service restaurants primarily in the western and southwestern United States. Jack in the Box has an S&P Credit Rating of BB- and is publicly traded on the New York Stock Exchange under the symbol “JBX.” Jack in the Box leases approximately 2,600 square feet of the MT Spring Property pursuant to a ground lease, which commenced on July 9, 2001.

Independent Auditors’ Report
To the Board of Directors and Stockholders of
Cole Credit Property Trust II, Inc.
Phoenix, AZ
We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the MT Spring Property (the “Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of Cole Credit Property Trust II, Inc. management. Our responsibility is to express an opinion on the Historical Summary based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.
The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K/A of Cole Credit Property Trust II, Inc) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.
In our opinion, such Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the MT Spring Property for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.
/s/ Deloitte & Touche LLP
Phoenix, Arizona
March 23, 2006

MT Spring Property
Statement of Revenues and Certain Operating Expenses
For the Year Ended December 31, 2005

Revenues:
Rental revenue	$715,925
Tenant reimbursement income	177,304

Total revenues	893,229

Certain Operating Expenses:
Repairs and maintenance expense	22,430
Utilities Expense	17,603
General and administrative expenses	18,979
Real estate taxes	121,972

Total certain operating expenses	180,984

Revenues in excess of certain operating expenses	$712,245

See accompanying notes to statement of revenues and certain operating expenses.

MT Spring Property
Notes to the Statement of Revenues and Certain Operating Expenses
For the Year Ended December 31, 2005
1. Basis of Presentation
     On March 2, 2006, Cole Credit Property Trust II, Inc. (the “Company”) acquired a single-story multi-tenant retail center containing approximately 80,000 square feet of rentable space located on an approximately 5.6 acre site in Spring, Texas (the “MT Spring Property”). The MT Spring Property is 100% leased to five tenants, including Academy Corp (“Academy”), CB Jackson Co, d/b/a Spec’s Liquor (“Spec’s”), Hi-Lo Auto Supply, LP (“Hi-Lo”), Sherwin-Williams Company (“Sherwin-Williams”), and Jack in the Box Eastern Division, LP (“Jack in the Box”), pursuant to separate net leases.
     The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. This Historical Summary includes the historical revenues and certain operating expenses of MT Spring Property, exclusive of items which may not be comparable to the proposed future operations of the MT Spring Property. Material amounts that would not be directly attributable to future operating results of the MT Spring Property are excluded, and the historical summary is not intended to be a complete presentation of the MT Spring Property’s revenues and expenses. Items excluded consist of depreciation and interest expense.
2. Significant Accounting Policies
  Revenue Recognition
     All leases are accounted for as operating leases and minimum rental income is recognized on a straight-line basis over the remaining term of the respective leases. Contingent rental income, such as percentage rents, is deferred until the specific target which triggers the contingent rental income is achieved. Tenant reimbursements for certain operating expenses are recognized in the period the expense is incurred.
  Repairs and Maintenance
     Expenditures for repairs and maintenance are expensed as incurred.
  Use of Estimates
The preparation of historical summaries in conformity with generally accepted accounting principles requires the Company’s management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.
3. Leases
     The aggregate annual minimum future rental payments on the non-cancelable operating leases in effect as of December 31, 2005 are as follows:

Year ending December 31:
2006	$696,745
2007	708,459
2008	674,799
2009	536,239
2010	546,760
Thereafter	6,575,525

Total	$9,738,527

The minimum future rental income represents the base rent required to be paid under the terms of the leases exclusive of charges for contingent rents and operating cost reimbursements.

4. Tenant Concentration
     For the year ended December 31, 2005, the following tenants accounted for 10% or more of the annual rental income for the MT Spring Property:

	Aggregate Annual	%Aggregate Annual
Tenant Name	Rental Income	Rental Income
Academy	$386,250	54%
Spec’s	115,996	16%
Jack in the Box	75,280	11%
Sherwin Williams	79,231	11%
If these tenants were to default on their leases, future revenue of the MT Spring Property would be materially and adversely impacted.
5. Commitments and Contingencies
  Litigation
     The MT Spring Property may be subject to legal claims in the ordinary course of business as a property owner. The Company believes that the ultimate settlement of any potential claims will not have a material impact on the MT Spring Property’s results of operations.
  Environmental Matters
     In connection with the ownership and operation of real estate, the MT Spring Property may be potentially liable for costs and damages related to environmental matters. The MT Spring Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and the Company is not aware of any other environmental condition that is believes will have a material adverse effect on the MT Spring Property’s results of operations.

WT Arnold Property
     On June 14, 2006, we acquired an approximately 50,000 square foot single-tenant retail building located in Arnold, Missouri (the “WT Arnold Property”). The WT Arnold Property was constructed in 1998 on an approximately 9.7 acre site. The WT Arnold Property is 100% leased to Wehrenberg, Inc., subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the WT Arnold Property was $8.2 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock.
     Wehrenberg Theatres, headquartered in St. Louis, is the nation’s oldest family-owned and operated theater company. The company was started in 1906 by Fred Wehrenberg and currently operates 15 theatres in Missouri, Illinois, and Iowa.
     In evaluating the WT Arnold Property as a potential acquisition and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, the Company is not aware of any material factors relating to the WT Arnold Property, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.

Independent Auditors’ Report
To the Board of Directors and Stockholders of
Cole Credit Property Trust II, Inc.
Phoenix, AZ
We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the WT Arnold Property (the “Property”) for the year ended October 31, 2005. This Historical Summary is the responsibility of Cole Credit Property Trust II, Inc. management. Our responsibility is to express an opinion on the Historical Summary based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.
The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Post Effective Amendment of Cole Credit Property Trust II, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.
In our opinion, such Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the WT Arnold Property for the year ended October 31, 2005, in conformity with accounting principles generally accepted in the United States of America.
/s/ DELOITTE & TOUCHE LLP
Phoenix, Arizona
June 23, 2006

WT Arnold Property
Statement of Revenues and Certain Operating Expenses
For the Year Ended October 31, 2005 and
the Six-Month Period Ended April 30, 2006 (unaudited)

		Six Months Ended
	Year Ended	April 30, 2006
	October 31, 2005	(Unaudited)
Revenues:
Rental revenue	$807,737	$403,868
Tenant reimbursement income	18,827	8,758

Total revenues	826,564	412,626

Certain Operating Expenses:
Property operating expenses	18,827	8,758
Insurance & other expenses	2,798	112

Total certain operating expenses	21,625	8,870

Revenues in excess of certain operating expenses	$804,939	$403,756

See accompanying notes to statement of revenues and certain operating expenses.

WT Arnold Property
Notes to the Statement of Revenues and Certain Operating Expenses
For the Year Ended October 31, 2005
and the Six-Month Period ended April 30, 2006 (unaudited)
1. Basis of Presentation
     On June 14, 2006, Cole Credit Property Trust II, Inc. (the “Company”) acquired a single-tenant retail building containing approximately 50,000 square feet of rentable space located on an approximately 9.65 acre site in Arnold, Missouri (the “WT Arnold Property”). The WT Arnold Property is 100% leased to Wehrenberg, Inc. (“Wehrenberg”), pursuant to a net lease.
     The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and certain operating expenses of the WT Arnold Property, exclusive of items which may not be comparable to the proposed future operations of the WT Arnold Property. Material amounts that would not be directly attributable to future operating results of the WT Arnold Property are excluded, and the financial statements are not intended to be a complete presentation of the WT Arnold Property’s revenues and expenses. Items excluded consist of depreciation and interest expense.
2. Significant Accounting Policies
  Revenue Recognition
     The lease is accounted for as an operating lease and minimum rental income is recognized on a straight-line basis over the remaining term of the lease.
  Repairs and Maintenance
     Expenditures for repairs and maintenance are expensed as incurred.
  Use of Estimates
     The preparation of historical summaries in conformity with generally accepted accounting principles requires the Company’s management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.
3. Lease
     The aggregate annual minimum future rental payments on the non-cancelable operating lease in effect as of October 31, 2005 are as follows:

Year ending October 31:
2006	$784,453
2007	784,453
2008	784,453
2009	823,184
2010	836,094
Thereafter	7,205,163

Total	$11,217,800

The minimum future rental income represents the base rent required to be paid under the terms of the lease exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations.
4. Tenant Concentration
     For the year ended October 31, 2005, the sole tenant, Wehrenberg, accounted for 100% of the annual rental income for the WT Arnold Property. If the tenant were to default on their lease, future revenue of the WT Arnold Property would be materially and adversely impacted.

5. Commitments and Contingencies
  Litigation
     The WT Arnold Property may be subject to legal claims in the ordinary course of business as a property owner. The Company believes that the ultimate settlement of any potential claims will not have a material impact on the WT Arnold Property’s results of operations.
  Environmental Matters
     In connection with the ownership and operation of real estate, the WT Arnold Property may be potentially liable for costs and damages related to environmental matters. The WT Arnold Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and the Company is not aware of any other environmental condition that they believe will have a material adverse effect on the WT Arnold Property’s results of operations.

GG O’Fallon Property
     On September 29, 2006, we acquired an approximately 41,000 square foot single-tenant retail building located in O’Fallon, Illinois (the “GG O’Fallon Property”). The GG O’Fallon Property was constructed in 2005 on an approximately 4.50 acre site. The GG O’Fallon Property is 100% leased to Gold’s St Louis, LLC, which is a wholly-owned subsidiary of Gold’s Gym International, Inc. (“Gold’s Gym”), which guarantees the lease, subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the GG O’Fallon Property was $7.3 million, exclusive of closing costs. The acquisition was funded by net proceeds from our public offering of common stock and a $5.8 million loan, which is secured by the GG O’Fallon Property.
     In evaluating the GG O’Fallon Property as a potential acquisition and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, the Company is not aware of any material factors relating to the GG O’Fallon Property, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.

Independent Auditors’ Report
To the Board of Directors and Stockholders of
Cole Credit Property Trust II, Inc.
Phoenix, AZ
We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the GG O’Fallon Property (the “Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of Cole Credit Property Trust II, Inc. management. Our responsibility is to express an opinion on the Historical Summary based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.
The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Post Effective Amendment of Cole Credit Property Trust II, Inc) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.
In our opinion, such Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the GG O’Fallon Property for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.
/s/ DELOITTE & TOUCHE LLP
Phoenix, Arizona
September 23, 2006

GG O’Fallon Property
Statement of Revenues and Certain Operating Expenses
For the Year Ended December 31, 2005 and
the Six Months Ended June 30, 2006 (unaudited)

		Six Months Ended
	Year Ended	June 30, 2006
	December 31, 2005	(Unaudited)
Revenues:
Rental revenue	$648,461	$304,231
Tenant reimbursement income	588	2,298

Total revenues	649,049	306,529

Certain Operating Expenses:
Property operating expenses	734	—
Insurance & other expenses	—	2,298

Total certain operating expenses	734	2,298

Revenues in excess of certain operating expenses	$648,315	$304,231

See accompanying notes to statement of revenues and certain operating expenses.

GG O’Fallon Property
Notes to the Statement of Revenues and Certain Operating Expenses
For the Year Ended December 31, 2005
and the Six Months Ended June 30, 2006 (unaudited)
1. Basis of Presentation
     Cole Acquisitions I, LLC (“Cole Acquisitions”), an affiliate of Cole Credit Property Trust II, Inc. (the “Company”) and our advisor, Cole Operating Partnership II, LP (“Cole OP II”), has entered into an agreement to purchase an approximately 41,000-square foot single-tenant retail building on an approximately 4.5 acre site located in O’Fallon, Illinois (the “GG O’Fallon Property”). Subject to satisfactory completion of certain conditions to closing, we expect that Cole Acquisitions will assign all of its rights and obligations under the GG O’Fallon Agreement to a wholly-owned subsidiary of Cole OP II prior to closing of the transaction. The GG O’Fallon Property is 100% leased to Gold’s St. Louis, LLC, (“Gold’s St. Louis”) a wholly-owned subsidiary of Gold’s Gym International, Inc. (“Gold’s Gym”) which guarantees the lease. The GG O’Fallon Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and certain operating expenses of the GG O’Fallon Property, exclusive of items which may not be comparable to the proposed future operations of the GG O’Fallon Property. Material amounts that would not be directly attributable to future operating results of the GG O’Fallon Property are excluded, and the financial statements are not intended to be a complete presentation of the GG O’Fallon Property’s revenues and expenses. Items excluded consist of depreciation and interest expense.
2. Significant Accounting Policies
  Revenue Recognition
     The lease is accounted for as an operating lease and minimum rental income is recognized on a straight-line basis over the remaining term of the lease.
  Repairs and Maintenance
     Expenditures for repairs and maintenance are expensed as incurred.
  Use of Estimates
     The preparation of historical summaries in conformity with generally accepted accounting principles requires the Company’s management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.
3. Lease
     The aggregate annual minimum future rental payments on the non-cancelable operating lease in effect as of December 31, 2005 are as follows:

Year ending December 31:
2006	$588,000
2007	588,000
2008	588,000
2009	588,000
2010	588,000
Thereafter	5,260,200

Total	$8,200,200

The minimum future rental income represents the base rent required to be paid under the terms of the lease exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations.

4. Tenant Concentration
     As of December 31, 2005, our tenant, Gold’s St. Louis, accounted for 23% of the December 31, 2005 rental income for the GG O’Fallon Property. Prior to the lease commencement on October 1, 2005, by Gold’s St. Louis, a previous tenant accounted for 77% of the rental income for the same period. If the tenant were to default on their lease, future revenue of the GG O’Fallon Property would be materially and adversely impacted.
5. Commitments and Contingencies
  Litigation
     The GG O’Fallon Property may be subject to legal claims in the ordinary course of business as a property owner. The Company believes that the ultimate settlement of any potential claims will not have a material impact on the GG O’Fallon Property’s results of operations.
  Environmental Matters
     In connection with the ownership and operation of real estate, the GG O’Fallon Property may be potentially liable for costs and damages related to environmental matters. The GG O’Fallon Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and the Company is not aware of any other environmental condition that they believe will have a material adverse effect on the GG O’Fallon Property’s results of operations.

AM Peoria Property
     On October 23, 2006, we acquired an approximately 127,000 square foot single-tenant retail building on an approximately 12.5 acre site located in Peoria, Illinois (the “AM Peoria Property”), which was constructed in 2003. The AM Peoria Property is 100% leased to American TV & Appliance of Madison, Inc. The AM Peoria Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The purchase price of the AM Peoria Property was approximately $11.3 million, exclusive of closing costs. The acquisition was funded by net proceeds from the Company’s ongoing public offering and the assumption of an approximately $7.4 million loan secured by the AM Peoria Property.
     In evaluating the AM Peoria property as a potential acquisition and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patters and economic conditions; and the presence of demand generators. After reasonable inquiry, the Company is not aware of any material factors relating to the AM Peoria property, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.

Independent Auditors’ Report
To the Board of Directors and Stockholders of
Cole Credit Property Trust II, Inc.
Phoenix, AZ
We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the AM Peoria Property (the “Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of Cole Credit Property Trust II, Inc. management. Our responsibility is to express an opinion on the Historical Summary based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.
The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Supplement of Cole Credit Property Trust II, Inc) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.
In our opinion, such Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the AM Peoria Property for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.
/s/ DELOITTE & TOUCHE LLP
Phoenix, Arizona
October 27, 2006

AM Peoria Property
Statement of Revenues and Certain Operating Expenses
For the Year Ended December 31, 2005 and
the Nine Months Ended September 30, 2006 (Unaudited)

		Nine Months Ended
	Year Ended	September 30, 2006
	December 31, 2005	(Unaudited)
Revenues:
Rental revenue	$927,517	$695,638

Total revenues	927,517	695,638

Expenses:
Professional & Administrative Expenses	13,830	7,494

Total certain operating expenses	13,830	7,494

Revenues in excess of certain operating expenses	$913,687	$688,144

See accompanying notes to statement of revenues and certain operating expenses.

AM Peoria Property
Notes to the Statement of Revenues and Certain Operating Expenses
For the Year Ended December 31, 2005
and the Nine Months Ended September 30, 2006 (Unaudited)
1. Basis of Presentation
     On October 23, 2006, Cole Credit Property Trust II, Inc. (the “Company”) acquired a single-tenant retail building containing approximately 127,000 square feet of rentable space located on an approximately 12.5 acre site in Peoria, Illinois (the “AM Peoria Property”). The AM Peoria Property is 100% leased to American TV & Appliance of Madison, Inc. (“American TV”), pursuant to a net lease.
     The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and certain operating expenses of the AM Peoria Property, exclusive of items which may not be comparable to the proposed future operations of the AM Peoria Property. Material amounts that would not be directly attributable to future operating results of the AM Peoria Property are excluded, and the financial statements are not intended to be a complete presentation of the AM Peoria Property’s revenues and expenses. Items excluded consist of depreciation and interest expense.
2. Significant Accounting Policies
  Revenue Recognition
     The lease is accounted for as an operating lease and minimum rental income is recognized on a straight-line basis over the remaining term of the lease.
  Repairs and Maintenance
     Expenditures for repairs and maintenance are expensed as incurred.
  Use of Estimates
     The preparation of historical summaries in conformity with generally accepted accounting principles requires the Company’s management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.
3. Lease
     The aggregate annual minimum future rental payments on the non-cancelable operating lease in effect as of December 31, 2005 are as follows:

Year ending December 31:
2006	$840,750
2007	840,750
2008	861,769
2009	924,825
2010	924,825
Thereafter	7,629,826

Total	$12,022,725

     The minimum future rental income represents the base rent required to be paid under the terms of the lease exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations.

4. Tenant Concentration
     For the year ended December 31, 2005, our sole tenant, American TV accounted for 100% of the annual rental income for the AM Peoria Property. If the tenant were to default on their lease, future revenue of the AM Peoria Property would be materially and adversely impacted.
5. Commitments and Contingencies
  Litigation
     The AM Peoria Property may be subject to legal claims in the ordinary course of business as a property owner. The Company believes that the ultimate settlement of any potential claims will not have a material impact on the AM Peoria Property’s results of operations.
  Environmental Matters
     In connection with the ownership and operation of real estate, the AM Peoria Property may be potentially liable for costs and damages related to environmental matters. The AM Peoria Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and the Company is not aware of any other environmental condition that they believe will have a material adverse effect on the AM Peoria Property’s results of operations.

Summary Financial Information
Probable Business Acquisitions
     La-Z-Boy – Newington, Connecticut
          Series B has entered into an agreement to purchase an approximately 21,000 square foot single-tenant automotive retail building on an approximately 2.6 acre site located in Newington, Connecticut (the “LZ Newington Property”). Subject to satisfactory completion of certain conditions to closing, we expect that Series B will assign all of its rights and obligations under the LZ Newington Agreement to a wholly-owned subsidiary of Cole OP II prior to closing of the transaction. The LZ Newington Property is 100% leased to LZB Furniture Galleries of Paramus, Inc., which is a wholly owned subsidiary of La-Z-Boy Incorporated, which guarantees the lease. The LZ Newington Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
          The purchase price of the LZ Newington Property will be approximately $6.9 million, exclusive of closing costs. We expect to purchase the LZ Newington Property with proceeds from our ongoing public offering and an approximately $4.1 million loan to be secured by the LZ Newington Property. We expect the loan to be a ten-year fixed rate, interest only loan.
          The LZ Newington Property will have no significant operating history prior to our acquisition of the property. Accordingly, we are not required to file financial statements with respect to the potentially acquired property. After reasonable inquiry, we are not aware of any material factors relating to the property that would cause the reported financial information not to be necessarily indicative of future operating results.
     Staples – Clarksville, Indiana
          Series B an affiliate of us and our advisor, has entered into an agreement to purchase an approximately 20,000 square foot single-tenant automotive retail building on an approximately 1.98 acre site located in Clarksville, Indiana (the “ST Clarksville Property”). Subject to satisfactory completion of certain conditions to closing, we expect that Series B will assign all of its rights and obligations under the ST Clarksville Agreement to a wholly-owned subsidiary of Cole OP II prior to closing of the transaction. The ST Clarksville Property is 100% leased to Staples the Office Superstore East, Inc., which is a wholly-owned subsidiary of Staples. The ST Clarksville Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
          The purchase price of the ST Clarksville Property will be approximately $4.4 million, exclusive of closing costs. We expect to purchase the ST Clarksville Property with proceeds from our ongoing public offering and an approximately $2.9 million loan to be secured by the ST Clarksville Property. We expect the loan to be a ten-year fixed rate, interest only loan.
          The ST Clarksville Property will have no operating history prior to our acquisition of the property. Accordingly, we are not required to file financial statements with respect to the potentially acquired property. After reasonable inquiry, we are not aware of any material factors relating to the property that would cause the reported financial information not to be necessarily indicative of future operating results.
     Office Depot – Enterprise, Alabama
          Cole Acquisitions I, LLC, (“Cole Acquisitions”) an affiliate of us and our advisor, has entered into an agreement to purchase an approximately 20,000 square foot single-tenant automotive retail building on an approximately 4.2 acre site located in Enterprise, Alabama (the “OD Enterprise Property”). Subject to satisfactory completion of certain conditions to closing, we expect that Cole Acquisitions will assign all of its rights and obligations under the OD Enterprise Agreement to a wholly-owned subsidiary of Cole OP II prior to closing of the transaction. The OD Enterprise Property is 100% leased to Office Depot. The OD Enterprise Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.
          The purchase price of the OD Enterprise Property will be approximately $2.9 million, exclusive of closing costs. We expect to purchase the OD Enterprise Property with proceeds from our ongoing public offering and an approximately $1.9 million loan to be secured by the OD Enterprise Property. We expect the loan to be a ten-year fixed rate, interest only loan.

          The OD Enterprise Property will have no operating history prior to our acquisition of the property. Accordingly, we are not required to file financial statements with respect to the potentially acquired property. After reasonable inquiry, we are not aware of any material factors relating to the property that would cause the reported financial information not to be necessarily indicative of future operating results.

SE Cincinnati Property
          Series B has entered into an agreement to purchase an approximately 79,000 square foot single-tenant retail building on an approximately 7.1 acre site located in Cincinnati, Ohio (the “SE Cincinnati Property”), for a purchase price of approximately $8.8 million, exclusive of closing costs (the “SE Cincinnati Agreement”). Subject to the satisfactory completion of certain conditions to closing, we expect that Series B will assign all of its rights and obligations under the SE Cincinnati Agreement to a wholly-owned subsidiary of Cole OP II prior to the closing of the transaction.
          The SE Cincinnati Property was constructed in 1995 and is 100% leased to Sofa Express, Inc. The SE Cincinnati Property is subject to a net lease, pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The annual base rent of $769,051 increases to $847,928 on December 1, 2009 through the initial lease term, which expires November 30, 2015.
          We expect to purchase the SE Cincinnati Property with proceeds from our ongoing public offering and an approximately $4.4 million loan to be secured by the SE Cincinnati Property. We expect the loan to be a five-year fixed rate, interest only loan.
          In evaluating the SE Cincinnati Property as a potential acquisition and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to the SE Cincinnati Property, other than those discussed above, that would cause the reported financial information to be necessarily indicative of future operating results.

Independent Auditors’ Report
To the Board of Directors and Stockholders of
Cole Credit Property Trust II, Inc.
Phoenix, AZ
We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the SE Cincinnati Property (the “Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of Cole Credit Property Trust II, Inc. management. Our responsibility is to express an opinion on the Historical Summary based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.
The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Supplement of Cole Credit Property Trust II, Inc) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.
In our opinion, such Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the SE Cincinnati Property for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.
/s/ DELOITTE & TOUCHE LLP
Phoenix, Arizona
December 19, 2006

SE Cincinnati Property
Statement of Revenues and Certain Operating Expenses
For the Year Ended December 31, 2005 and
the Nine Months Ended September 30, 2006 (Unaudited)

		Nine Months Ended
	Year Ended	September 30, 2006
	December 31, 2005	(Unaudited)
Revenues:
Rental revenue	$768,656	$576,492
Tenant reimbursement income	8,760	6,919

Total revenues	777,416	583,411

Certain Operating Expenses:
Repairs and maintenance	—	2,644
Professional and administrative expenses	17,925	12,524

Total certain operating expenses	17,925	15,168

Revenues in excess of certain operating expenses	$759,491	$568,243

See accompanying notes to statement of revenues and certain operating expenses.

SE Cincinnati Property
Notes to the Statement of Revenues and Certain Operating Expenses
For the Year Ended December 31, 2005
and the Nine Months Ended September 30, 2006 (Unaudited)
1. Basis of Presentation
Cole Credit Property Trust II, Inc. (the “Company”) intends to acquire a single-tenant retail building containing approximately 79,000 square feet of rentable space located on an approximately 7.1 acre site in Cincinnati, OH (the “SE Cincinnati Property”). The SE Cincinnati Property is 100% leased to Sofa Express, Inc. (“Sofa Express”), pursuant to a net lease.
The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and certain operating expenses of the SE Cincinnati Property, exclusive of items which may not be comparable to the proposed future operations of the SE Cincinnati Property. Material amounts that would not be directly attributable to future operating results of the SE Cincinnati Property are excluded, and the financial statements are not intended to be a complete presentation of the SE Cincinnati Property’s revenues and expenses. Items excluded consist of depreciation, amortization, bank service charges, fees relating to a letter of credit and interest expense.
2. Significant Accounting Policies
Revenue Recognition
The lease is accounted for as an operating lease and minimum rental income is recognized on a straight-line basis over the remaining term of the lease.
Repairs and Maintenance
Expenditures for repairs and maintenance are expensed as incurred.
Use of Estimates
The preparation of historical summaries in conformity with generally accepted accounting principles requires the Company’s management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.
3. Lease
The aggregate annual minimum future rental payments on the non-cancelable operating lease in effect as of December 31, 2005 are as follows:

Year ending December 31:
2006	$736,185
2007	769,051
2008	769,051
2009	769,051
2010	769,051
Thereafter	4,560,077

Total	$8,372,466

The minimum future rental income represents the base rent required to be paid under the terms of the lease exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations.

4. Tenant Concentration
For the year ended December 31, 2005, our sole tenant, Sofa Express accounted for 100% of the annual rental income for the SE Cincinnati Property. If the tenant were to default on their lease, future revenue of the SE Cincinnati Property would be materially and adversely impacted.
5. Commitments and Contingencies
Litigation
The SE Cincinnati Property may be subject to legal claims in the ordinary course of business as a property owner. The Company believes that the ultimate settlement of any potential claims will not have a material impact on the SE Cincinnati Property’s results of operations.
Environmental Matters
In connection with the ownership and operation of real estate, the SE Cincinnati Property may be potentially liable for costs and damages related to environmental matters. The SE Cincinnati Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and the Company is not aware of any other environmental condition that they believe will have a material adverse effect on the SE Cincinnati Property’s results of operations.

Cole Credit Property Trust II, Inc.
Pro Forma Consolidated Balance Sheet
As of September 30, 2006
(Unaudited)
The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the Company had acquired the properties described in Note B to the Pro Forma Consolidated Balance Sheet on September 30, 2006. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, the Company is offering for sale to the public on a “best efforts” basis a minimum of 250,000 and a maximum of 45,000,000 shares of its common stock at a price of $10 per share, subject to volume and other discounts (the “Offering”). On September 23, 2005, the Company issued the initial shares under the Offering and commenced its principal operations. Prior to such date, the Company was considered a development stage company and did not have any operations.
This Pro Forma Consolidated Balance Sheet should be read in conjunction with the historical financial statements and notes thereto as filed in the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2006. The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company completed the above transactions on September 30, 2006, nor does it purport to represent its future financial position.

	September 30, 2006	Current Acquisition	Pro Forma
	As Reported	Pro Forma Adjustments	September 30, 2006
	(a)	(b)
ASSETS
Real estate assets, at cost:
Land	$82,839,737	$15,371,336	$98,211,073
Buildings and improvements, less accumulated depreciation of $2,803,332 at September 30, 2006	201,752,737	64,549,045	266,301,782
Intangible lease assets, less accumulated amortization of $1,377,600 at September 30, 2006	38,060,639	12,686,672	50,747,311

Total real estate assets	322,653,113	92,607,053	415,260,166
Cash	9,214,421	(9,214,421)	—
Restricted cash	6,208,342	—	6,208,342
Rents and tenant receivables	1,125,088	—	1,125,088
Prepaid expenses and other assets	1,847,092	—	1,847,092
Deferred financing costs, less accumulated amortization of $361,029 at September 30, 2006	2,897,108	807,041	3,704,149

Total assets	$343,945,164	$84,199,673	$428,144,837

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage notes payable	$167,242,838	$44,777,471	$212,020,309
Notes payable to affiliates	—	—	—
Accounts payable and accrued expenses	1,261,762	—	1,261,762
Escrowed investor proceeds	6,208,342	—	6,208,342
Due to affiliates	70,635	—	70,635
Acquired below market lease intangibles, less accumulated amortization of $46,357 at September 30, 2006	1,954,993	464,599	2,419,592
Distributions payable	940,028	—	940,028

Total liabilities	177,678,598	45,242,070	222,920,668

Redeemable common stock	1,811,467	—	1,811,467

Stockholders’ equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized, none issued and outstanding at September 30, 2006	—	—	—
Common stock, $.01 par value, 90,000,000 shares authorized, 18,963,568 issued and outstanding at September 30, 2006	189,636	43,286	232,922
Capital in excess of par value	168,837,498	38,914,317	207,751,815
Accumulated distributions in excess of earnings	(4,572,035)	—	(4,572,035)

Total stockholders’ equity	164,455,099	38,957,603	203,412,702

Total liabilities and stockholders’ equity	$343,945,164	$84,199,673	$428,144,837

Cole Credit Property Trust II, Inc.
Pro Forma Consolidated Statement of Operations
For the Period Ended September 30, 2006
(Unaudited)
The following unaudited Pro Forma Consolidated Statement of Operations is presented as if the Company had acquired the properties described in Note C to the Pro Forma Consolidated Statements of Operations on January 1, 2006 or the date significant operations commenced.
This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto as filed in the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2006. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had the Company completed the above transactions on January 1, 2006, nor does it purport to represent its future operations.

	For the			Pro Forma for
	Nine Months Ended			the Nine Months
	September 30, 2006	Current Acquisitions		Ended
	As Reported	Pro Forma Adjustments		September 30, 2006
	(a)	(c)
Revenues:
Rental income	$11,680,020	$11,632,391	(d)	$23,312,411

Expenses:
General and administrative	805,935	36,390		842,325
Property operating expenses	628,977	929,655		1,558,632
Property and asset management fees	563,180	550,822	(e) (f)	1,114,002
Depreciation	2,651,860	3,189,634	(g)	5,841,494
Amortization	1,239,242	1,175,056	(g)	2,414,298

Total operating expenses	5,889,194	5,881,557		11,770,751

Real estate operating income	5,790,826	5,750,834		11,541,660

Other income (expense)
Interest income	181,173	—		181,173
Interest expense	(5,787,492)	(4,824,096	)(h)	(10,611,588)

Total other income (expense)	(5,606,319)	(4,824,096)		(10,430,415)

Net income	$184,507	$926,738		$1,111,245

Weighted average number of common shares outstanding
Basic and diluted	9,424,396	9,539,172	(i)	18,963,568

Net income per common share	$0.03			$0.06

Cole Credit Property Trust II, Inc.
Notes to Pro Forma Consolidated Financial Statements
September 30, 2006
(Unaudited)

a.	Reflects the Company’s historical balance sheet as of September 30, 2006, and the Company’s historical results of operations for the nine months ended September 30, 2006.

b.	Reflects preliminary purchase price allocations related to the following acquisitions (collectively the “Pro Forma Properties”):

Completed Acquisitions

The RA Glassport Property, the MT Topeka Property, the RA Hanover Property, the AM Peoria Property, the TS La Grange Property, the ST Peru Property, the FE Council Bluffs Property, the FE Edwardsville Property, the CV Glenville Scotia Property, the AA Ashland Property, the AA Jackson Property, the AA New Boston Property, the AA Scottsburg Property, the TS Livingston Property, TS New Braunfels Property, the OD Benton Property, the OL Fairview Heights Property, the OD Oxford Property, the TS Crockett Property, the IN Davie Property and the ME Atlanta Property.

Probable Acquisitions

The OD Enterprise Property, the LZ Newington Property, the SE Cincinnati Property and the ST Clarksville Property.

c.	Reflects the pro forma results of operations for the nine months ended September 30, 2006 for the following properties (collectively the “2006 Acquisitions”):

Completed Acquisitions

The AS Macon Property, the DB Lenexa Property, the CV Scioto Trail Property, the DH Hickory Property, the RA Enterprise Property, the RA Wauseon Property, the RA Saco Property, the ST Crossville Property, the MT Spring Property, the MT Denver Property, the MF Chandler Property, the Wawa Portfolio Properties, the MT Lakewood Property, the RA Cleveland Property, the RA Fremont Property, the WG Knoxville Property, the CV Madison Property, the RA Defiance Property, the CO San Antonio Property, the DG Crossville Property, the DG Ardmore Property, the DG Livingston Property, the WT Arnold Property, the AA Columbia Heights Property, the AA Fergus Falls Property, the CV Okeechobee Property, the OD Dayton Property, the AA Holland Property, the AA Holland Township Property, the AA Zeeland Property, the CV Orlando Property, the OD Greenville Property, the OD Warrensburg Property, the CV Gulfport Property, the AA Grand Forks Property, the CV Clinton Property, the OT Oxford Property, the SP Wichita Property, the CV Portsmouth Property, the AA Greenfield Property, the AA Trenton Property, the RA Lansing Property, the AA Duluth Property, the WG Picayune Property the AA Hurley Property, the AA Grand Bay Property, the AA Rainsville Property, the LO Midland Property, the LO Lubbock Property, the KO Wichita Property, the GG O’Fallon Property, the RA Glassport Property, the MT Topeka Property, the RA Hanover Property the AM Peoria Property, the TS La Grange Property, and the ST Peru Property, the FE Council Bluffs Property, the FE Edwardsville Property, the CV Glenville Scotia Property, the AA Ashland Property, the AA Jackson Property, the AA New Boston Property, the AA Scottsburg Property, the TS Livingston Property, TS New Braunfels Property, the OD Benton Property, the OL Fairview Heights Property, the OD Oxford Property, the TS Crockett Property, the IN Davie Property and the ME Atlanta Property.

Probable Acquisitions

The OD Enterprise Property, the LZ Newington Property, the SE Cincinnati Property and the ST Clarksville Property.

d.	Represents the straight line rental revenues for the 2006 Acquisitions in accordance with their respective lease agreements.

e.	Reflects the annualized asset management fee of 0.25% (a monthly rate of 0.02083%) of the 2006 Acquisitions asset value payable to our Advisor.

f.	Reflects the property management fee equal to 2% of gross revenues of the 2006 Acquisitions payable to an affiliate of our Advisor.

g.	Represents depreciation and amortization expense for the 2006 Acquisitions. Depreciation and amortization expense are based on the Company’s preliminary purchase price allocation. All assets are depreciated on a straight line basis. The estimated useful lives of our assets by class are generally as follows:

Building	40 years
Tenant improvements	Lease term
Intangible lease assets	Lesser of useful life or lease term

h.	Represents interest expense associated with the debt incurred to finance the acquisitions of the 2006 Acquisitions. The loan terms are as follows:
     Fixed Rate Tranches

Property	Loan Amount	Interest Rate	Maturity
AS Macon	$3,478,000	5.69%	January 11, 2016
DB Lenexa	1,799,000	5.86%	January 11, 2011
RA Enterprise	2,043,000	5.80%	February 11, 2016
RA Wauseon	2,142,000	5.80%	February 11, 2016
ST Crossville	1,885,000	5.71%	February 11, 2011
RA Saco	1,375,000	5.82%	February 11, 2011
MT Denver	12,025,000	5.57%	March 1, 2011
DH Hickory	2,763,000	5.80%	March 11, 2011
MT Spring	5,940,000	5.63%	April 1, 2016
CV Scioto	1,424,000	5.67%	March 11, 2011
MT Lakewood	1,348,000	5.77%	May 11, 2011
RA Cleveland	1,413,000	6.05%	May 11, 2011
RA Fremont	1,388,000	6.05%	May 11, 2011
WG Knoxville	3,088,000	5.80%	May 11, 2011
CO San Antonio	2,461,000	5.86%	May 11, 2011
RA Defiance	2,321,000	5.76%	January 11, 2016
CV Madison	2,809,000	5.60%	February 11, 2016
DG Ardmore	1,804,000	5.79%	June 11, 2016
DG Crossville	1,950,000	5.75%	June 11, 2016
DG Livingston	1,856,000	5.79%	July 11, 2016
RA Lansing	1,041,000	5.90%	July 1, 2016
AA Columbia Heights	1,038,000	5.83%	July 11, 2016
AA Fergus Falls	722,000	5.83%	July 12, 2016
CV Okeechobee	4,076,000	5.60%	February 11, 2016
OD Dayton	2,130,000	5.73%	January 11, 2016
AA Holland	1,193,000	5.83%	April 11, 2016
AA Holland Township	1,231,000	5.83%	April 11, 2016
AA Zeeland	1,057,000	5.83%	April 11, 2016
CV Orlando	3,016,000	5.68%	April 11, 2016
OD Greenville	2,192,000	5.76%	March 11, 2011
OD Warrensburg	1,810,000	5.85%	April 11, 2011
CV Gulfport	2,611,000	5.28%	April 11, 2016
AA Grand Forks	840,000	5.87%	September 11, 2016
CV Clinton	1,983,000	5.74%	September 11, 2016
OT Oxford	5,175,000	6.11%	September 1, 2016
WG Picayune	2,766,000	5.53%	October 11, 2016
LO Midland	7,150,000	6.11%	September 1, 2016
LO Lubbock	7,475,000	6.11%	September 1, 2016
GG O’Fallon	3,650,000	5.83%	September 1, 2016
KO Wichita	5,192,000	6.11%	September 1, 2016
AA Duluth	860,000	5.87%	October 11, 2016
RA Glassport	2,325,000	6.09%	November 1, 2016
RA Hanover	4,115,000	6.11%	November 1, 2016
AM Peoria	7,358,971	6.00%	October 1, 2018
TS La Grange	1,405,000	5.99%	September 1, 2016
ST Peru	1,929,000	4.99%	December 1, 2014
FE Council Bluffs	2,815,000	5.96%	December 1, 2016
FE Edwardsville	12,880,000	5.96%	December 1, 2016
CV Glenville Scotia	3,413,000	5.74%	December 11, 2016
TS Livingston	1,725,000	5.99%	September 1, 2016
TS New Braunfels	1,750,000	5.99%	September 1, 2016

Property	Loan Amount	Interest Rate	Maturity
OD Benton	2,130,000	5.76%	December 1, 2016
OL Fairview Heights	2,140,000	6.31%	December 11, 2016
OD Oxford	2,295,000	6.17%	December 1, 2016
TS Crockett	1,325,000	5.99%	September 1, 2016
LZ Newington	4,140,000	6.31%	December 1, 2016
SE Cincinnati	4,500,000	6.31%	December 1, 2016
ST Clarksville	2,879,500	6.31%	December 1, 2016
MT Topeka	2,000,000	5.77%	December 1, 2016
     Variable Rate Tranches

Property	Loan Amount	Interest Rate	Maturity
AS Macon	$802,000	Libor plus 2%	April 6, 2006
DB Lenexa	817,000	Libor plus 2%	April 11, 2006
RA Enterprise	928,000	Libor plus 2%	April 26, 2006
RA Wauseon	973,000	Libor plus 2%	April 26, 2006
ST Crossville	435,000	Libor plus 2%	April 26, 2006
RA Saco	625,000	Libor plus 2%	April 27, 2006
MT Denver	2,275,000	Libor plus 2%	December 31, 2006
MF Chandler	4,690,400	Libor plus 2%	December 31, 2006
DH Hickory	637,000	Libor plus 2%	May 22, 2006
CV Scioto	329,000	Libor plus 2%	June 8, 2006
Wawa Portfolio	7,234,787	Libor plus 2.2%	February 26, 2010
MT Lakewood	612,000	Libor plus 2%	July 20, 2006
RA Cleveland	642,000	Libor plus 2%	July 27, 2006
RA Fremont	632,000	Libor plus 2%	July 27, 2006
WG Knoxville	712,000	Libor plus 2%	August 8, 2006
CO San Antonio	1,119,000	Libor plus 2%	July 25, 2006
DG Ardmore	416,000	Libor plus 2%	September 9, 2006
AA Columbia Heights	346,000	Libor plus 2%	October 6, 2006
AA Fergus Falls	241,000	Libor plus 2%	October 6, 2006
AA Grand Forks	280,000	Libor plus 2%	November 15, 2006
CV Clinton	457,000	Libor plus 2%	December 24, 2006
WG Picayune	638,000	Libor plus 2%	January 12, 2007
GG O’Fallon	2,190,000	Libor plus 2%	January 12, 2007
AA Duluth	286,000	Libor plus 2%	December 22, 2006
CV Glenville Scotia	787,000	Libor plus 2%	March 16, 2007
OL Fairview Heights	1,284,000	Libor plus 2%	March 21, 2007
SP Wichita	6,173,250	Libor plus 2%	December 27, 2006
DG Crossville	450,000	Libor plus 2%	August 26, 2006
DG Livingston	416,000	Libor plus 2%	October 12, 2006

The variable rate tranches have a 90 day repayment term. As such, the interest expense for the six months ended June 30, 2006 include 90 days of interest expense relating to the variable rate tranches as they are scheduled to be paid down 90 days after the acquisition of the Pro Forma Properties.

i.	Represents a pro forma adjustment to the weighted average common shares outstanding to reflect all shares outstanding on September 30, 2006 as though they were issued on January 1, 2005. As the Company had insufficient capital at January 1, 2005 to acquire the respective properties which are included in the pro forma results of operations, it is necessary to assume all of the shares outstanding as of September 30, 2006 were outstanding on January 1, 2005.

Cole Credit Property Trust II, Inc.
Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2005
(Unaudited)
The following unaudited Pro Forma Consolidated Statement of Operations is presented as if the Company had acquired the properties indicated in Note B and Note C to the Pro Forma Consolidated Statement of Operations on January 1, 2005 or the date significant operations commenced.
This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto as filed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had the Company completed the above transactions on January 1, 2005, nor does it purport to represent its future operations.

	For the Year					Pro Forma,
	Ended	Total		Total		For the Year
	December 31,	2005 Acquisitions		2006 Acquisitions		Ended
	2005	Pro Forma		Pro Forma		December 31,
	As Reported	Adjustments		Adjustments		2005
	(a)	(b)		(c)
Revenues:
Rental income	$741,669	$3,801,847	(d)	$18,230,399	(d)	$22,773,915

Expenses:
General and administrative	156,252	53,333	(k)	86,167		295,752
Property operating expenses	—	203,555		1,295,428		1,498,983

Property and asset management fees	38,768	222,128	(e) (f)	875,784	(e) (f)	1,136,680
Depreciation	151,472	870,723	(g)	4,791,502	(g)	5,813,697
Amortization	69,939	479,926	(g)	1,938,399	(g)	2,488,264

Total operating expenses	416,431	1,829,665		8,987,280		11,233,376

Real estate operating income	325,238	1,972,182		9,243,119		11,540,539

Other Income (Expense):
Interest income	27,557	—		—		27,557
Interest expense	(467,386)	(2,009,479	)(i)	(7,735,188	)(h)	(10,212,053)

Total other income (expense)	(439,829)	(2,009,479)		(7,735,188)		(10,184,496)

Net Income (Loss)	$(114,591)	$(37,297)		$1,507,931		$1,356,043

Weighted average number of common shares outstanding
Basic and Diluted	411,909	1,810,145	(j)	13,136,635	(j)	15,358,690

Net income (loss) per common share
Basic and Diluted	$(0.28)					$0.09

Cole Credit Property Trust II, Inc.
Notes to Pro Forma Consolidated Financial Statements
December 31, 2005
(Unaudited)

a.	Reflects the Company’s historical results of operations for the year ended December 31, 2005. On September 23, 2005, the Company issued the initial shares under the Offering and commenced its principal operations. Prior to such date, the Company was considered a development stage company and did not have any operations.

b.	Reflects the proforma results of operations for the year ended December 31, 2005 for the following properties (collectively, the “2005 Acquisitions”): the TS Parkersburg Property, the WG Brainerd Property, the PT Auburn Hills Property, the RA Alliance Property, the WG SL Properties, the WG Olivette Property, the WG Columbia Property, the CV Alpharetta Property, the CV Richland Hills Property, the LO Enterprise Property, the FE Rockford Property, and the LZ Glendale Property.

c.	Reflects the Pro Forma results of operations for the year ended December 31, 2005 for the following properties (collectively, the “2006 Acquisitions”):

Completed Acquisitions

The AS Macon Property, the DB Lenexa Property, the CV Scioto Trail Property, the DH Hickory Property, the RA Enterprise Property, the RA Wauseon Property, the RA Saco Property, the ST Crossville Property, the MT Spring Property, the MT Denver Property, the MF Chandler Property, the Wawa Portfolio Properties, the MT Lakewood Property, the RA Cleveland Property, the RA Fremont Property, the WG Knoxville Property, the CV Madison Property, the RA Defiance Property, the CO San Antonio Property, the DG Crossville Property, the DG Ardmore Property, the DG Livingston Property, the WT Arnold Property, the AA Columbia Heights Property, the AA Fergus Falls Property, the CV Okeechobee Property, the OD Dayton Property, the AA Holland Property, the AA Holland Township Property, the AA Zeeland Property, the CV Orlando Property, the OD Greenville Property, the OD Warrensburg Property, the CV Gulfport Property, the AA Grand Forks Property, the CV Clinton Property, the OT Oxford Property, the SP Wichita Property, the CV Portsmouth Property, the AA Greenfield Property, the AA Trenton Property, the RA Lansing Property, the AA Duluth Property, the WG Picayune Property the AA Hurley Property, the AA Grand Bay Property, the AA Rainsville Property, the LO Midland Property, the LO Lubbock Property, the KO Wichita Property, the GG O’Fallon Property, the RA Glassport Property, the MT Topeka Property, the RA Hanover Property, the AM Peoria Property, the TS La Grange Property, the ST Peru Property, the FE Council Bluffs Property, the FE Edwardsville Property, the CV Glenville Scotia Property, the AA Ashland Property, the AA Jackson Property, the AA New Boston Property, the AA Scottsburg Property, the TS Livingston Property, the TS New Braunfels Property, the OD Benton Property, the OL Fairview Heights Property, the IN Davie Property, the OD Oxford Property, the TS Crockett Property and the ME Atlanta Property.

Probable Acquisitions

The OD Enterprise Property, the LZ Newington Property, the SE Cincinnati Property, and the ST Clarksville Property.

d.	Represents the straight line rental revenues for the 2005 Acquisitions and the 2006 acquisitions in accordance with their respective lease agreements.

e.	Reflects the annualized asset management fee of 0.25% (a monthly rate of 0.02083%) of the 2005 Acquisitions and 2006 Acquisitions Property asset value payable to our Advisor.

f.	Reflects the property management fee equal to 2% of gross revenues of the 2005 Acquisitions and 2006 Acquisitions payable to an affiliate of our Advisor.

g.	Represents depreciation and amortization expense for the 2005 Acquisitions and 2006 Acquisitions. Depreciation and amortization expense are based on the Company’s preliminary purchase price allocation. All assets are depreciated on a straight line basis. The estimated useful lives of our assets by class are generally as follows:

Building	40 years
Tenant improvements	Lease term
Intangible lease assets	Lesser of useful life or lease term

h.	Represents interest expense associated with the debt incurred to finance the acquisitions of the 2006 Acquisitions. The loan terms are as follows:

Fixed Rate Tranches

Property	Loan Amount	Interest Rate	Maturity
AS Macon	$3,478,000	5.69%	January 11, 2016
DB Lenexa	1,799,000	5.86%	January 11, 2011
RA Enterprise	2,043,000	5.80%	February 11, 2016
RA Wauseon	2,142,000	5.80%	February 11, 2016
ST Crossville	1,885,000	5.71%	February 11, 2011
RA Saco	1,375,000	5.82%	February 11, 2011
MT Denver	12,025,000	5.57%	March 1, 2011
DH Hickory	2,763,000	5.80%	March 11, 2011
MT Spring	5,940,000	5.63%	April 1, 2016
CV Scioto	1,424,000	5.67%	March 11, 2011
MT Lakewood	1,348,000	5.77%	May 11, 2011
RA Cleveland	1,413,000	6.05%	May 11, 2011
RA Fremont	1,388,000	6.05%	May 11, 2011
WG Knoxville	3,088,000	5.80%	May 11, 2011
CO San Antonio	2,461,000	5.86%	May 11, 2011
RA Defiance	2,321,000	5.76%	January 11, 2016
CV Madison	2,809,000	5.60%	February 11, 2016
DG Ardmore	1,804,000	5.79%	June 11, 2016
DG Crossville	2,400,000	5.75%	June 11, 2016
DG Livingston	2,285,000	5.79%	July 11, 2016
RA Lansing	1,041,000	5.90%	July 1, 2016
AA Columbia Heights	1,038,000	5.83%	July 11, 2016
AA Fergus Falls	722,000	5.83%	July 12, 2016
CV Okeechobee	4,076,000	5.60%	February 11, 2016
OD Dayton	2,130,000	5.73%	January 11, 2016
AA Holland	1,193,000	5.83%	April 11, 2016
AA Holland Township	1,231,000	5.83%	April 11, 2016
AA Zeeland	1,057,000	5.83%	April 11, 2016
CV Orlando	3,016,000	5.68%	April 11, 2016
OD Greenville	2,192,000	5.76%	March 11, 2011
OD Warrensburg	1,810,000	5.85%	April 11, 2011
CV Gulfport	2,611,000	5.28%	April 11, 2016
AA Grand Forks	840,000	5.87%	September 11, 2016
CV Clinton	1,983,000	5.74%	September 11, 2016
OT Oxford	5,175,000	6.11%	September 1, 2016
WG Picayune	2,766,000	5.53%	October 11, 2016
LO Midland	7,150,000	6.11%	September 1, 2016
LO Lubbock	7,475,000	6.11%	September 1, 2016
GG O’Fallon	3,650,000	5.83%	September 1, 2016
KO Wichita	5,192,000	6.11%	September 1, 2016
AA Duluth	860,000	5.87%	October 11, 2016
RA Glassport	2,325,000	6.09%	November 1, 2016
RA Hanover	4,115,000	6.11%	November 1, 2016
AM Peoria	7,358,971	6.00%	October 1, 2018
TS La Grange	1,405,000	5.99%	December 1, 2016
ST Peru	1,929,000	4.99%	December 1, 2014
FE Council Bluffs	2,815,000	5.96%	December 1, 2016

Property	Loan Amount	Interest Rate	Maturity
FE Edwardsville	12,880,000	5.96%	December 1, 2016
CV Glenville Scotia	3,413,000	5.74%	December 11, 2016
TS Livingston	1,725,000	5.99%	September 1, 2016
TS New Braunfels	1,750,000	5.99%	September 1, 2016
OD Benton	2,130,000	5.76%	December 1, 2016
OL Fairview Heights	2,140,000	6.31%	December 11, 2016
OD Oxford	2,295,000	6.17%	December 1, 2016
TS Crockett	1,325,000	5.99%	September 1, 2016
LZ Newington	4,140,000	6.31%	December 1, 2016
SE Cincinnati	4,500,000	6.31%	December 1, 2016
ST Clarksville	2,879,500	6.31%	December 1, 2016

Variable Rate Tranches

	Loan
Property	Amount	Interest Rate	Maturity
AS Macon	$802,000	Libor plus 2%	April 6, 2006
DB Lenexa	817,000	Libor plus 2%	April 11, 2006
RA Enterprise	928,000	Libor plus 2%	April 26, 2006
RA Wauseon	973,000	Libor plus 2%	April 26, 2006
ST Crossville	435,000	Libor plus 2%	April 26, 2006
RA Saco	625,000	Libor plus 2%	April 27, 2006
MT Denver	2,275,000	Libor plus 2%	December 31, 2006
MF Chandler	4,690,400	Libor plus 2%	December 31, 2006
DH Hickory	637,000	Libor plus 2%	May 22, 2006
CV Scioto	329,000	Libor plus 2%	June 8, 2006
Wawa Portfolio	7,234,787	Libor plus 2.2%	February 26, 2010
MT Lakewood	612,000	Libor plus 2%	July 20, 2006
RA Cleveland	642,000	Libor plus 2%	July 27, 2006
RA Fremont	632,000	Libor plus 2%	July 27, 2006
WG Knoxville	712,000	Libor plus 2%	August 8, 2006
CO San Antonio	1,119,000	Libor plus 2%	July 25, 2006
DG Ardmore	416,000	Libor plus 2%	September 9, 2006
AA Columbia Heights	346,000	Libor plus 2%	October 6, 2006
AA Fergus Falls	241,000	Libor plus 2%	October 6, 2006
AA Grand Forks	280,000	Libor plus 2%	November 15, 2006
CV Clinton	457,000	Libor plus 2%	December 24, 2006
WG Picayune	638,000	Libor plus 2%	January 12, 2007
GG O’Fallon	2,190,000	Libor plus 2%	January 12, 2007
AA Duluth	286,000	Libor plus 2%	December 22, 2006
CV Glenville Scotia	787,000	Libor plus 2%	March 16, 2007
OL Fairview Heights	1,284,000	Libor plus 2%	March 21, 2007

The variable rate tranches have a 90 day repayment term. As such, the interest expense for the nine months ended September 30, 2006 include 90 days of interest expense relating to the variable rate tranches as they are scheduled to be paid down 90 days after the acquisition of the Pro Forma Properties.

i.	Represents interest expense associated with the debt incurred to finance the acquisitions of the 2005 Acquisitions. The loan terms are as follows:

Fixed Rate Tranches

Property	Loan Amount	Interest Rate	Maturity
TS Parkersburg Property	$1,793,000	5.57%	October 11, 2015
WG Brainerd Property	2,814,000	5.44%	October 11, 2015
WG SL Properties	10,660,000	5.48%	November 11, 2015
WG Olivette Property	5,386,432	5.15%	July 11, 2008
WG Columbia Property	4,493,973	5.15%	July 11, 2008
CV Alpharetta Property	2,015,000	5.52%	December 11, 2010
CV RH Property	2,379,000	5.52%	December 11, 2010
LO Enterprise Property	4,859,000	5.52%	December 11, 2010
FE Rockford Property	3,998,000	5.61%	December 11, 2010
LZ Glendale Property	3,415,000	5.76%	November 11, 2010

Variable Rate Tranches

Property	Loan Amount	Interest Rate	Maturity
TS Parkersburg Property	$814,000	Libor plus 2%	December 26, 2005
WG Brainerd Property	649,000	Libor plus 2%	January 4, 2006
PT Auburn Hills Property	12,980,000	Libor plus 2%	December 14, 2006
PT Auburn Hills Property	4,720,000	Libor plus 2%	April 14, 2006
WG SL Properties	2,460,000	Libor plus 2%	February 2, 2006
CV Alpharetta Property	465,000	Libor plus 2%	March 1, 2006
CV RH Property	549,000	Libor plus 2%	March 8, 2006
LO Enterprise Property	1,121,000	Libor plus 2%	March 1, 2006
FE Rockford Property	922,000	Libor plus 2%	March 10, 2006
LZ Glendale Property	1,138,000	Libor plus 2%	January 25, 2006
Related Party Notes	4,453,000	Libor plus 2%	June 30, 2006

j.	Represents a pro forma adjustment to the weighted average common shares outstanding to reflect the acceptance of shares of common stock needed to provide for the cash purchase price of the Prior Year Acquisitions. As the Company had insufficient capital at January 1, 2005 to acquire the respective properties which are included in the pro forma results of operations, it is necessary to assume all of the shares outstanding as of December 31, 2005 were outstanding on January 1, 2005.

k.	Included in general and administrative expenses is $30,000 of unrecognized compensation expense. Had SFAS No. 123R been implemented in 2005, we would have experienced a $30,000 reduction in net income.

APPENDIX A
PRIOR PERFORMANCE TABLES
     The prior performance tables that follow present certain information regarding private real estate programs previously sponsored by related entities. Twenty-four related partnerships formed from January 1, 1996 to December 31, 2005 have or had similar investment objectives to ours and purchased an aggregate of 20 retail centers, with an aggregate of approximately 1,743,000 square feet, one garden office building with an aggregate of approximately 30,000 square feet and 23 single-tenant retail properties with an aggregate of approximately 544,000 square feet. One partnership purchased two land parcels for development with an aggregate of approximately 452,000 square feet. The prior performance tables also include the activity of Cole Credit Property Trust, Inc. (CCPT), Cole Collateralized Senior Notes, LLC (CCSN), Cole Collateralized Senior Notes II, LLC (CCSN II), Cole Collateralized Senior Notes III, LLC (CCSN III), Cole Collateralized Senior Notes IV (CCSN IV), and the various offerings related to Cole Capital Partners’ Tenants in Common and Delaware Statutory Trust (DST) programs.
     As of December 31, 2005, CCPT had raised approximately $100.9 million and had acquired 41 single-tenant commercial properties, with an aggregate of approximately 1.0 million square feet
     As of December 31, 2005, CCSN had issued approximately $28.0 million in promissory notes and acquired 45 single-tenant commercial properties, with an aggregate of approximately 802,000 rentable square feet. As of December 31, 2005, CCSN had sold 37 properties, 11 of which were sold as part of Cole Capital Partners’ Tenants in Common and DST programs and three of which were sold to CCPT. On April 28, 2006, CCSN redeemed, at par, all of its approximately $28.0 million in outstanding promissory notes.
     As of December 31, 2005, CCSN II had issued approximately $28.7 million in promissory notes and acquired 33 single-tenant commercial properties with an aggregate of approximately 784,000 rentable square feet. As of December 31, 2005, CCSN II had sold 30 properties, 17 of which were sold as part of Cole Capital Partners’ Tenants in Common and DST programs and five of which were sold to CCPT.
     As of December 31, 2005, CCSN III had issued approximately $28.7 million in promissory notes and had acquired 13 single-tenant commercial properties with an aggregate of approximately 190,000 rentable square feet. As of December 31, 2005, CCSN III had sold eight properties, seven of which were sold as part of Cole Capital Partners’ DST program.
     As of December 31, 2005, CCSN IV had issued approximately $26.9 million in promissory notes and had acquired one single-tenant commercial property with an aggregate of approximately 25,000 rentable square feet.
     In addition, as of December 31, 2005, CCSN, CCSN II, CCSN III, and CCSN IV each owned interests in three single-tenant retail properties through a joint venture. The properties have an aggregate of approximately 345,000 rentable square feet.
     Cole Partnerships, Inc., an entity affiliated with the officers of Cole Capital Advisors, has raised $5 million in a debt offering for general corporate purposes, including investments in joint ventures with affiliates, which has been repaid. This program is not considered to have similar investment objectives to this offering.
     In addition, Cole Capital Partners, through affiliated entities, offers properties to Section 1031 exchange investors in the form of the sale of tenant-in-common ownership interests in such properties. As of December 31, 2005, aggregate ownership interests of $96.6 million had been sold in 22 private offerings of properties located in 13 states. In addition, there is one private offering of tenant-in-common interests with an aggregate offering amount of approximately $20.4 million for which no amounts had been raised as of March 31, 2006. In addition, Cole Capital Partners through affiliated entities, offers properties through the DST Program whereby beneficial interests are offered in trusts that acquire real property. As of December 31, 2005, aggregate ownership interests of approximately $50.6 had been sold in 17 private offerings of properties located in nine states. In addition, there are three private offerings of DST interests, with an aggregate offering amount of approximately $11.4 million, for which no amounts had been raised as of December 31, 2005.
     The investment objectives of previous private real estate programs formed from 1979 through 1992 are not similar to the investment objectives of the above programs due to the fact that those properties have been held for capital appreciation in the value of the underlying property.
     These tables contain information that may aid a potential investor in evaluating the program presented. However, the information contained in these tables does not relate to the properties held or to be held by us, and the purchase of shares will not create any ownership interest in the programs included in these tables.

     These tables are presented on a tax basis rather than on a GAAP basis. Tax basis accounting does not take certain income or expense accruals into consideration at the end of each fiscal year. Income may be understated in the tables, as GAAP accounting would require certain amortization or leveling of rental revenue, the amount of which is undetermined at this time. Expenses may be understated by monthly operating expenses, which typically are paid in arrears.
Past performance is not necessarily indicative of future results.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)
     This table provides a summary of the experience of the sponsors of Prior Real Estate Programs for which offerings have been initiated since January 1, 2003. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth below is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 2005.

	Cole Credit Property	Cole Collateralized	Cole Collateralized
	Fund II LP	Senior Notes, LLC (6)	Senior Notes II, LLC (6)
Dollar amount offered	$25,000,000	$28,750,000 (1)	$28,750,000 (1)
Dollar amount raised	24,494,500	28,038,500	28,750,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	1,961,560	1,401,925	1,437,500
Organizational expenses (4)	449,873	660,585	645,882
Other	—	—	—
Reserves	451,175	5,668,960	3,784,574

Percent available for investment	90%	93%	93%

Acquisition costs:
Prepaid items and fees related to purchase of property	213,578	537,738	501,369
Cash down payment	20,273,063	22,306,921	19,485,354
Acquisition fees (5)	1,137,801	1,317,486	1,716,968
Other	—	—	—

Total acquisition cost	$21,624,442	$24,162,145	$21,703,691

Percent leverage	65%	65%	50%

Date offering began	07/01/03	09/15/03	02/01/04
Length of offering (in months)	9	9	12
Months to invest 90% of amount available for investment	15	5	7

	Cole Collateralized	Cole Collateralized	Cole Credit
	Senior Notes III, LLC (6)	Senior Notes IV, LLC	Property Trust, Inc.
Dollar amount offered	$28,750,000 (1)	$28,750,000 (1)	$110,000,000
Dollar amount raised	28,658,500	26,862,610	100,972,510
Less offering expenses:
Selling commissions and discounts retained by affiliates	1,432,925	1,343,196	6,402,966
Organizational expenses (4)	600,234	561,716	3,309,792
Other	—	—	—
Reserves	7,781,946	11,266,017	1,063,092

Percent available for investment	93%	93%	90%

Acquisition costs:
Prepaid items and fees related to purchase of property	495,855	12,120	1,274,741
Cash down payment	14,706,851	4,475,000	82,198,983
Acquisition fees (5)	1,574,807	89,500	4,437,000
Other	—	—	—

Total acquisition cost	$16,777,513	$4,576,620	$87,910,724

Percent leverage	68%	0%	58%

Date offering began	01/03/05	05/20/05	04/06/04
Length of offering (months)	7	Ongoing	17
Months to invest 90% of amount available for investment	7	N/A	18
Past performance is not necessarily indicative of future results.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) (cont.)

	Cole Credit	Staples in	Mimi’s Café in
	Property Trust II, Inc.	Tulsa, OK (2) (3)	Lone Tree, CO (2) (3)

Dollar amount offered	$500,000,000	$4,136,000	$2,446,000
Dollar amount raised	28,109,121	4,136,000	2,446,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	1,953,921	248,160	146,760
Organizational expenses (4)	1,117,704	41,360	24,460
Other	—	—	—
Reserves	4,502,440	26,957	14,698

Percent available for investment	89%	93%	93%

Acquisition costs:
Prepaid items and fees related to purchase of property	288,085	30,000	60,280
Cash down payment	18,600,821	3,760,640	2,150,000
Acquisition fees (5)	1,681,002	55,840	64,500
Other	—	—	—

Total acquisition cost	$20,569,908	$3,846,480	$2,274,780

Percent leverage	76%	0%	0%

Date offering began	06/27/05	02/13/04	04/20/04
Length of offering (months)	Ongoing	7	4
Months to invest 90% of amount available for investment	N/A	4	3

	Walgreen’s in	Walgreen’s in	Walgreen’s in
	Windsor, CO (2) (3)	Goldsboro, NC (2) (3)	Hamilton, OH (2) (3)

Dollar amount offered	$2,669,000	$2,570,000	$2,966,000
Dollar amount raised	2,669,000	2,570,000	2,966,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	160,140	154,200	177,960
Organizational expenses (4)	26,690	25,700	29,660
Other	—	—	—
Reserves	40,667	18,589	29,573

Percent available for investment	93%	93%	93%

Acquisition costs:
Prepaid items and fees related to purchase of property	60,000	60,000	60,000
Cash down payment	2,393,460	2,303,985	2,668,047
Acquisition fees (5)	—	—	—
Other	28,710	26,115	30,333

Total acquisition cost	$2,482,170	$2,390,100	$2,758,380

Percent leverage	52%	50%	51%

Date offering began	06/03/04	06/30/04	07/01/04
Length of offering (months)	3	3	4
Months to invest 90% of amount available for investment	3	3	3
Past performance is not necessarily indicative of future results.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) (cont.)

	Walgreen’s in	Walgreen’s in	Walgreen’s in
	Carlsbad, NM (2)(3)	Willimantic, CT (2)(3)	Edgewood, NM (2)(3)

Dollar amount offered	$2,289,739	$2,746,000	$2,134,000
Dollar amount raised	2,289,739	2,746,000	2,134,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	137,384	164,760	128,040
Organizational expenses (4)	22,898	27,460	21,340
Other	—	—	—
Reserves	24,005	37,601	19,940

Percent available for investment	93%	93%	93%

Acquisition costs:
Prepaid items and fees related to purchase of property	60,000	60,000	60,000
Cash down payment	2,046,107	2,466,690	1,903,340
Acquisition fees (5)	—	—	—
Other	23,350	27,090	21,280

Total acquisition cost	$2,129,457	$2,553,780	$1,984,620

Percent leverage	50%	50%	50%

Date offering began	07/13/04	09/15/04	09/15/04
Length of offering (months)	5	2	4
Months to invest 90% of amount available for investment	3	2	3

	Walgreen’s in	Walgreen’s in	Walgreen’s in
	Fairborn, OH (2) (3)	Slidell, LA (2) (3)	Westheimer, TX (2) (3)

Dollar amount offered	$2,644,000	$2,212,000	$3,900,000
Dollar amount raised	2,644,000	2,212,000	3,900,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	158,640	132,720	234,000
Organizational expenses (4)	26,440	22,120	39,000
Other	—	—	—
Reserves	26,668	19,900	34,827

Percent available for investment	93%	93%	93%

Acquisition costs:
Prepaid items and fees related to purchase of property	60,000	60,000	60,000
Cash down payment	2,372,750	1,975,240	3,526,680
Acquisition fees (5)	—	—	—
Other	26,170	21,920	40,320

Total acquisition cost	$2,458,920	$2,057,160	$3,627,000

Percent leverage	50%	50%	51%

Date offering began	09/30/04	11/02/04	10/15/04
Length of offering (months)	2	8	3
Months to invest 90% of amount available for investment	2	7	2
Past performance is not necessarily indicative of future results.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) (cont.)

	Walgreen’s in	Home Depot in	Walgreen’s in
	Richmond, OH (2) (3)	Spokane, WA (2) (3)	Covington, TN (2) (3)

Dollar amount offered	$3,388,000	$11,532,000	$2,141,000
Dollar amount raised	3,388,000	11,532,000	2,141,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	203,280	691,920	128,460
Organizational expenses (4)	33,880	115,320	21,410
Other	—	—	—
Reserves	28,405	160,266	23,283

Percent available for investment	93%	93%	93%

Acquisition costs:
Prepaid items and fees related to purchase of property	60,000	430,050	60,000
Cash down payment	3,056,970	10,283,250	1,910,170
Acquisition fees (5)	—	—	—
Other	33,870	11,460	20,960

Total acquisition cost	$3,150,840	$10,724,760	$1,991,130

Percent leverage	50%	50%	50%

Date offering began	10/26/04	11/09/04	11/19/04
Length of offering (months)	11	7	6
Months to invest 90% of amount available for investment	2	6	6

	Walgreen’s in	Walgreen’s in	Walgreen’s in
	Orlando, FL (2)(3)	Glen Burnie, MD (2)(3)	Garfield Heights, OH (2)(3)

Dollar amount offered	$2,486,000	$3,485,000	$2,930,000
Dollar amount raised	2,486,000	3,485,000	2,930,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	149,160	209,100	175,800
Organizational expenses (4)	24,860	34,850	29,300
Other	—	—	—
Reserves	20,555	28,974	36,623

Percent available for investment	93%	93%	93%

Acquisition costs:
Prepaid items and fees related to purchase of property	92,000	200,685	60,000
Cash down payment	2,195,810	3,006,675	2,664,900
Acquisition fees (5)	—	—	—
Other	24,170	33,690	—

Total acquisition cost	$2,311,980	$3,241,050	$2,724,900

Percent leverage	50%	50%	52%

Date offering began	11/30/04	12/01/04	12/09/04
Length of offering (months)	6	9	8
Months to invest 90% of amount available for investment	6	6	8
Past performance is not necessarily indicative of future results.

TABLE I
EXPERIENCE I7N RAISING AND INVESTING FUNDS (UNAUDITED) (cont.)

	Walgreen’s in	Home Depot in	Walgreen’s in
	Ponca City, OK (2) (3)	Tacoma, WA (2) (3)	Pineville, LA (3) (7)

Dollar amount offered	$2,327,000	$12,175,000	$2,092,000
Dollar amount raised	2,327,000	12,175,000	2,092,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	116,350	730,521	125,520
Organizational expenses (4)	23,270	121,754	20,920
Other	—	—	—
Reserves	29,641	56,380	—

Percent available for investment	94%	93%	93%

Acquisition costs:
Prepaid items and fees related to purchase of property	30,000	585,000	45,000
Cash down payment	2,132,950	10,564,495	1,871,330
Acquisition fees (5)	—	—	—
Other	24,430	173,230	29,230

Total acquisition cost	$2,187,380	$11,322,725	$1,945,560

Percent leverage	51%	59%	58%

Date offering began	12/10/04	02/08/05	04/27/05
Length of offering (months)	8	4	2
Months to invest 90% of amount available for investment	8	4	2

	Walgreen’s in	Walgreen’s in	Walgreen’s in
	Bartlett, TN (3)(7)	Sidney, OH (3)(7)	Wichita Falls, TX (3)(7)

Dollar amount offered	$2,022,000	$1,975,000	$2,020,000
Dollar amount raised	2,022,000	1,975,000	2,020,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	121,320	118,500	121,200
Organizational expenses (4)	20,220	19,750	20,200
Other	—	—	—
Reserves	—	18,245	18,827

Percent available for investment	93%	93%	93%

Acquisition costs:
Prepaid items and fees related to purchase of property	45,000	53,920	55,000
Cash down payment	1,805,960	1,619,749	1,794,010
Acquisition fees (5)	—	—	—
Other	29,500	28,990	29,590

Total acquisition cost	$1,880,460	$1,702,659	$1,878,600

Percent leverage	59%	59%	59%

Date offering began	04/20/05	04/29/05	05/05/05
Length of offering (months)	2	4	3
Months to invest 90% of amount available for investment	2	3	3
Past performance is not necessarily indicative of future results.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) (cont.)

	Walgreen’s in	Walgreen’s in	Walgreen’s in
	Chicago, IL (3) (7)	Southington, CT (3) (7)	Nashville, TN (3) (7)

Dollar amount offered	$3,235,000	$2,836,000	$2,544,000
Dollar amount raised	3,235,000	2,836,000	2,544,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	194,100	170,160	152,640
Organizational expenses (4)	32,350	28,360	25,440
Other	—	—	—
Reserves	30,140	25,823	23,787

Percent available for investment	93%	93%	93%

Acquisition costs:
Prepaid items and fees related to purchase of property	116,000	147,063	45,000
Cash down payment	2,846,300	2,450,608	2,284,000
Acquisition fees (5)	—	—	—
Other	46,250	39,810	36,920

Total acquisition cost	$3,008,550	$2,637,481	$2,365,920

Percent leverage	59%	58%	59%

Date offering began	05/27/05	06/01/05	06/09/05
Length of offering (months)	3	4	3
Months to invest 90% of amount available for investment	3	3	3

	Walgreen’s in	Gander Mountain	Walgreen’s in
	Derby, KS (3) (7)	in Spring, TX (2) (3)	Blue Springs, MO (3) (7)

Dollar amount offered	$2,341,000	$13,150,000	$1,891,000
Dollar amount raised	2,341,000	13,150,000	1,891,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	140,460	789,000	113,460
Organizational expenses (4)	23,410	131,500	18,910
Other	—	—	—
Reserves	23,122	83,019	15,758

Percent available for investment	93%	93%	93%

Acquisition costs:
Prepaid items and fees related to purchase of property	45,000	60,000	45,000
Cash down payment	2,098,910	12,169,500	1,686,830
Acquisition fees (5)	—	—	—
Other	33,220	—	26,800

Total acquisition cost	$2,177,130	$12,229,500	$1,758,630

Percent leverage	59%	0%	59%

Date offering began	06/13/05	06/15/05	06/15/05
Length of offering (months)	4	3	4
Months to invest 90% of amount available for investment	4	3	4
Past performance is not necessarily indicative of future results.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) (cont.)

	Walgreen’s in	Walgreen’s in	Walgreen’s in
	Garden City, KS (3) (7)	Pittsburgh, KS (3) (7)	Gladstone, MO (3) (7)

Dollar amount offered	$2,259,000	$2,016,000	$2,530,000
Dollar amount raised	2,259,000	2,016,000	2,530,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	135,540	120,960	151,800
Organizational expenses (4)	22,590	20,160	23,500
Other	—	—	—
Reserves	20,396	30,006	35,544

Percent available for investment	93%	93%	93%

Acquisition costs:
Prepaid items and fees related to purchase of property	45,000	45,000	45,000
Cash down payment	2,023,760	1,801,540	2,269,960
Acquisition fees (5)	—	—	—
Other	32,110	28,340	37,940

Total acquisition cost	$2,100,870	$1,874,880	$2,352,900

Percent leverage	59%	58%	60%

Date offering began	06/17/05	06/20/05	06/21/05
Length of offering (months)	3	3	4
Months to invest 90% of amount available for investment	3	3	4

	Walgreen’s in	Walgreen’s in	Walgreen’s in
	Salt Lake City, UT (3)(7)	Sandy, UT (3) (7)	Midvale, UT (3) (7)

Dollar amount offered	$3,207,000	$3,203,000	$2,325,000
Dollar amount raised	3,207,000	3,203,000	2,293,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	192,420	192,180	137,580
Organizational expenses (4)	32,070	32,030	22,930
Other	—	—	—
Reserves	13,831	11,071	7,634

Percent available for investment	93%	93%	93%

Acquisition costs:
Prepaid items and fees related to purchase of property	45,000	45,000	44,381
Cash down payment	2,889,420	2,886,440	2,054,844
Acquisition fees (5)	—	—	—
Other	48,090	47,350	33,266

Total acquisition cost	$2,982,510	$2,978,790	$2,132,491

Percent leverage	60%	60%	60%

Date offering began	07/22/05	07/28/05	08/03/05
Length of offering (months)	3	3	Ongoing
Months to invest 90% of amount available for investment	3	3	N/A
Past performance is not necessarily indicative of future results.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) (cont.)

	Walgreen’s in	Wal-Mart in	Gander Mountain in
	Metairie, LA (3) (7)	Hazard, KY (3) (7)	Hermantown, MN (2) (3)

Dollar amount offered	$3,694,000	$12,649,000	$11,723,000
Dollar amount raised	1,441,000	12,649,000	11,168,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	86,460	758,940	670,080
Organizational expenses (4)	14,410	126,490	111,680
Other	—	—	—
Reserves	4,355	278,219	91,878

Percent available for investment	93%	93%	93%

Acquisition costs:
Prepaid items and fees related to purchase of property	17,554	55,000	79,709
Cash down payment	1,301,511	11,511,420	10,306,531
Acquisition fees (5)	—	—	—
Other	21,065	197,150	—

Total acquisition cost	$1,340,130	$11,763,570	$10,386,240

Percent leverage	59%	61%	0%

Date offering began	08/09/05	09/15/05	09/22/05
Length of offering (months)	Ongoing	3	Ongoing
Months to invest 90% of amount available for investment	N/A	3	N/A

	Best Buy in	Walgreen’s in	Kohls in
	Baytown, TX (2) (3)	Natchitoches, LA (7)	Lakewood, CO (7)

Dollar amount offered	$8,323,000	$—	$—
Dollar amount raised	1,149,000	—	—
Less offering expenses:
Selling commissions and discounts retained by affiliates	68,940	—	—
Organizational expenses (4)	11,490	—	—
Other	—	—	—
Reserves	6,561	—	—

Percent available for investment	93%	0%	0%

Acquisition costs:
Prepaid items and fees related to purchase of property	6,212	—	—
Cash down payment	1,062,358	—	—
Acquisition fees (5)	—	—	—
Other	—	—	—

Total acquisition cost	$1,068,570	$—	$—

Percent leverage	0%	0%	0%

Date offering began	10/27/05	11/18/05	11/30/05
Length of offering (months)	Ongoing	Ongoing	Ongoing
Months to invest 90% of amount available for investment	N/A	N/A	N/A
Past performance is not necessarily indicative of future results.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) (cont.)

The Shoppes at North
Village (2)
Dollar amount offered	$—
Dollar amount raised	—
Less offering expenses:
Selling commissions and discounts retained by affiliates	—
Organizational expenses (4)	—
Other	—
Reserves	—

Percent available for investment	0%

Acquisition costs:
Prepaid items and fees related to purchase of property
Cash down payment	—
Acquisition fees (5)	—
Other	—

Total acquisition cost	$—

Percent leverage	0%

Date offering began	12/22/05
Length of offering (months)	Ongoing
Months to invest 90% of amount available for investment	N/A
Past performance is not necessarily indicative of future results.

NOTES TO TABLE I
(1)	Amount includes an over allotment of $3,750,000 available under the offering.
(2)	The Offering is a Section 1031 Program sponsored by Cole Capital Partners, which consists of the sale of tenant-in-common interests in properties owned by subsidiaries of Cole Collateralized Senior Notes, LLC or Cole Collateralized Senior Notes II, LLC, Cole Collateralized Senior Notes III, LLC, or Cole collateralized Senior Notes IV, LLC.
(3)	Acquisition cost amounts represent the costs paid by the tenant-in-common or Delaware statutory trust investors to acquire interest in the properties.
(4)	Organizational expenses include legal, accounting, printing, escrow, filing, recording and other related expenses associated with the formation and original organization of the Program and also includes fees paid to the sponsor and to affiliates.
(5)	Acquisition fees include fees paid to the sponsor or affiliates based upon the terms of the memorandum.
(6)	Amounts herein relate to initial investments of capital raised and do not include any properties acquired through reinvested amounts.
(7)	The Offering is a Delaware Statutory Trust program sponsored by Cole Capital Partners which consists of the sale of Delaware statutory trust interest in properties owned by subsidiaries of Cole Collateralized Senior Notes, LLC, Cole Collateralized Senior Notes II, LLC, Cole Collateralized Senior Notes III, LLC, or Cole Collateralized Senior Notes IV, LLC.
(8)	The amount includes an over allotment of $10,000,000 available under the offering.
Past performance is not necessarily indicative of future results.

TABLE II
COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED)
     This table sets forth the compensation paid to the sponsor and its affiliates during the three years ended December 31, 2005. Prior Real Estate programs whose offerings have closed since January 1, 2003 are shown separately and all other programs have been aggregated. The table includes compensation paid out of the offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs, the offerings of which have been initiated since January 1, 2002. Each of the Prior Real Estate Programs for which information is presented below has similar or identical investment objectives to this program. All amounts are as of December 31, 2005.

	Cole Credit Property	Cole Collateralized	Cole Collateralized
	Fund II, LP	Senior Notes, LLC	Senior Notes II, LLC
Date offering commenced	07/01/03	09/15/03	2/1/04
Dollar amount raised	$24,494,500	$28,038,500	$28,750,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	163,043	858,483	877,866
Acquisition fees (1)
Real estate commissions	1,137,801	6,774,651	5,660,456
Advisory fees	—	—	—
Other (2)	—	—	—

Dollar amount of cash generated from operations before deducting payments to sponsor	5,310,638	211,979	(1,470,681)

Amount paid to sponsor from operations:
Property management fees	131,432	391,689	223,876
Partnership management fees	—	—	—
Reimbursements	207	—	—
Leasing commissions	—	—	—
Other (3)	—	—	—

Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—

Amount paid to sponsor from property sales and refinancing
Incentive fees	—	—	—
Real estate commissions	—	—	—
Other (4)	—	—	—

	Cole Collateralized	Cole Collateralized	Cole Credit
	Senior Notes III, LLC	Senior Notes IV, LLC	Property Trust, Inc.
Date offering commenced	01/03/05	05/20/05	04/06/04
Dollar amount raised	$28,658,500	$26,862,610	$100,972,510
Amount paid to sponsor from proceeds of offering:
Underwriting fees	384,075	255,465	1,927,311
Acquisition fees (1)
Real estate commissions	1,921,109	—	4,730,912
Advisory fees	—	—	—
Other (2)	—	—	1,262,663

Dollar amount of cash generated from operations before deducting payments to sponsor	(802,669)	(455,170)	6,253,221

Amount paid to sponsor from operations:
Property management fees	72,491	—	332,108
Partnership management fees	—	—	496,262
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other (3)	—	—	—

Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—

Amount paid to sponsor from property sales and refinancing
Incentive fees	—	—	—
Real estate commissions	—	—	—
Other (4)	—	—	—
Past performance is not necessarily indicative of future results.

TABLE II
COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) (cont.)

	Cole Credit	Staples in	Mimi’s in
	Property Trust II, Inc.	Tulsa, OK	Lone Tree, CO
Date offering commenced	06/27/05	02/13/04	04/20/04
Dollar amount raised	$28,109,121	$4,136,000	$2,446,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	420,944	41,360	24,460
Acquisition fees (1)
Real estate commissions	1,683,369	55,840	64,500
Advisory fees	—	—	—
Other (2)	319,330	—	—

Dollar amount of cash generated from operations before deducting payments to sponsor	145,588	512,719	278,192

Amount paid to sponsor from operations:
Property management fees	13,737	—	—
Partnership management fees	25,031	4,079	5,500
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other (3)	—	—	—

Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—

Amount paid to sponsor from property sales and refinancing
Incentive fees	—	—	—
Real estate commissions	—	—	—
Other (4)	—	—	—

	Walgreen’s in	Walgreen’s in	Walgreen’s in
	Windsor, CO	Goldsboro, NC	Hamilton, OH
Date offering commenced	06/03/04	06/03/04	07/01/04
Dollar amount raised	$2,669,000	$2,570,000	$2,966,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	26,690	25,700	29,660
Acquisition fees (1)
Real estate commissions	—	—	—
Advisory fees	—	—	—
Other (2)	28,710	26,115	30,333

Dollar amount of cash generated from operations before deducting payments to sponsor	271,013	246,790	294,619

Amount paid to sponsor from operations:
Property management fees	—	—	—
Partnership management fees	4,984	4,710	10,954
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other (3)	—	—	—

Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—

Amount paid to sponsor from property sales and refinancing
Incentive fees	—	—	—
Real estate commissions	—	—	—
Other (4)	—	—	—
Past performance is not necessarily indicative of future results.

TABLE II
COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) (cont.)

	Walgreen’s in	Walgreen’s in	Walgreen’s in
	Carlsbad, NM	Willimantic, CT	Edgewood, NM
Date offering commenced	07/13/04	09/15/04	09/15/04
Dollar amount raised	$2,289,739	$2,746,000	$2,134,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	22,898	27,460	21,340
Acquisition fees (1)
Real estate commissions	—	—	—
Advisory fees	—	—	—
Other (2)	23,350	27,090	21,280

Dollar amount of cash generated from operations before deducting payments to sponsor	210,688	240,369	177,493

Amount paid to sponsor from operations:
Property management fees	—	—	—
Partnership management fees	11,562	18,720	13,233
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other (3)	—	—	—

Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—

Amount paid to sponsor from property sales and refinancing
Incentive fees	—	—	—
Real estate commissions	—	—	—
Other (4)	—	—	—

	Walgreen’s in	Walgreen’s in	Walgreen’s in
	Fairborn, OH	Slidell, LA	Westheimer, TX
Date offering commenced	09/30/04	11/02/04	10/15/04
Dollar amount raised	$2,644,000	$2,212,000	$3,900,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	26,440	22,120	39,000
Acquisition fees (1)
Real estate commissions	—	—	—
Advisory fees	—	—	—
Other (2)	26,170	21,920	40,320

Dollar amount of cash generated from operations before deducting payments to sponsor	219,520	142,994	292,597

Amount paid to sponsor from operations:
Property management fees	—	—	—
Partnership management fees	19,850	9,135	19,253
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other (3)	—	—	—

Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—

Amount paid to sponsor from property sales and refinancing
Incentive fees	—	—	—
Real estate commissions	—	—	—
Other (4)	—	—	—
Past performance is not necessarily indicative of future results.

TABLE II
COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) (cont.)

	Walgreen’s in	Home Depot in	Walgreen’s in
	Richmond, OH	Spokane, WA	Covington, TN
Date offering commenced	10/26/04	11/09/04	11/19/04
Dollar amount raised	$3,388,000	$11,532,000	$2,141,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	33,880	115,320	21,410
Acquisition fees (1)
Real estate commissions	—	—	—
Advisory fees	—	—	—
Other (2)	33,870	11,460	20,960

Dollar amount of cash generated from operations before deducting payments to sponsor	247,970	612,222	142,197

Amount paid to sponsor from operations:
Property management fees	—	—	—
Partnership management fees	16,028	4,629	8,925
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other (3)	—	—	—

Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—

Amount paid to sponsor from property sales and refinancing
Incentive fees	—	—	—
Real estate commissions	—	—	—
Other (4)	—	—	—

	Walgreen’s in	Walgreen’s in	Walgreen’s in
	Orlando, FL	Glen Burnie, MD	Garfield Heights, OH
Date offering commenced	11/30/04	12/01/04	12/09/04
Dollar amount raised	$2,486,000	$3,485,000	$2,930,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	24,860	34,850	175,800
Acquisition fees (1)
Real estate commissions	—	—	—
Advisory fees	—	—	—
Other (2)	24,170	33,690	—

Dollar amount of cash generated from operations before deducting payments to sponsor	140,439	191,382	89,922

Amount paid to sponsor from operations:
Property management fees	—	—	1,099
Partnership management fees	8,748	11,742	—
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other (3)	—	—	—

Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—

Amount paid to sponsor from property sales and refinancing
Incentive fees	—	—	—
Real estate commissions	—	—	—
Other (4)	—	—	—
Past performance is not necessarily indicative of future results.

TABLE II
COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) (cont.)

	Walgreen’s in	Home Depot in	Walgreen’s in
	Ponca City, OK	Tacoma, WA	Pineville, LA
Date offering commenced	12/10/04	02/08/05	04/27/05
Dollar amount raised	$2,327,000	$12,175,000	$2,092,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	116,350	121,754	20,920
Acquisition fees (1)
Real estate commissions	—	—	—
Advisory fees	—	—	—
Other (2)	24,430	173,230	29,230

Dollar amount of cash generated from operations before deducting payments to sponsor	72,711	570,247	86,088

Amount paid to sponsor from operations:
Property management fees	866	—	2,351
Partnership management fees	—	16,379	—
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other (3)	—	—	—

Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—

Amount paid to sponsor from property sales and refinancing
Incentive fees	—	—	—
Real estate commissions	—	—	—
Other (4)	—	—	—

	Walgreen’s in	Walgreen’s in	Walgreen’s in
	Bartlett, TN	Sidney, OH	Wichita Falls, TX
Date offering commenced	04/20/05	04/29/05	05/05/05
Dollar amount raised	$2,022,000	$1,975,000	$2,020,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	20,220	19,750	20,200
Acquisition fees (1)
Real estate commissions	—	—	—
Advisory fees	—	—	—
Other (2)	29,500	28,990	29,590

Dollar amount of cash generated from operations before deducting payments to sponsor	81,555	82,770	84,774

Amount paid to sponsor from operations:
Property management fees	1,408	—	—
Partnership management fees	—	2,300	2,351
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other (3)	—	—	—

Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—

Amount paid to sponsor from property sales and refinancing
Incentive fees	—	—	—
Real estate commissions	—	—	—
Other (4)	—	—	—
Past performance is not necessarily indicative of future results.

TABLE II
COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) (cont.)

	Walgreen’s in	Walgreen’s in	Walgreen’s in
	Chicago, IL	Southington, CT	Nashville, TN
Date offering commenced	05/27/05	06/01/05	06/09/05
Dollar amount raised	$3,235,000	$2,836,000	$2,544,000
Amount paid to sponsor from proceeds of offering:
Amount paid to sponsor from proceeds of offering:
Underwriting fees	32,350	28,360	25,440
Acquisition fees (1)
Real estate commissions	—	—	—
Advisory fees	—	—	—
Other (2)	46,250	39,810	36,920

Dollar amount of cash generated from operations before deducting payments to sponsor	126,836	110,866	88,349

Amount paid to sponsor from operations:
Property management fees	—	—	—
Partnership management fees	3,513	2,983	2,417
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other (3)	—	—	—

Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—

Amount paid to sponsor from property sales and refinancing
Incentive fees	—	—	—
Real estate commissions	—	—	—
Other (4)	—	—	—

	Walgreen’s in	Gander Mountain	Walgreen’s in
	Derby, KS	in Spring, TX	Blue Springs, MO
Date offering commenced	06/13/05	06/15/05	06/15/05
Dollar amount raised	$2,341,000	$13,150,000	$1,891,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	23,410	131,500	18,910
Acquisition fees (1)
Real estate commissions	—	—	—
Advisory fees	—	—	—
Other (2)	33,220	—	26,800

Dollar amount of cash generated from operations before deducting payments to sponsor	76,099	334,421	53,775

Amount paid to sponsor from operations:
Property management fees	—	—	—
Partnership management fees	4,093	2,823	3,130
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other (3)	—	—	—

Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—

Amount paid to sponsor from property sales and refinancing
Incentive fees	—	—	—
Real estate commissions	—	—	—
Other (4)	—	—	—
Past performance is not necessarily indicative of future results.

TABLE II
COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) (cont.)

	Walgreen’s in	Walgreen’s in	Walgreen’s in
	Garden City, KS	Pittsburgh, KS	Gladstone, MO
Date offering commenced	06/17/05	06/20/05	06/21/05
Dollar amount raised	$2,259,000	$2,016,000	$2,530,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	22,590	20,160	25,300
Acquisition fees (1)
Real estate commissions	—	—	—
Advisory fees	—	—	—
Other (2)	32,110	28,340	37,940

Dollar amount of cash generated from operations before deducting payments to sponsor	73,003	65,028	83,813

Amount paid to sponsor from operations:
Property management fees	—	—	—
Partnership management fees	3,948	3,145	5,108
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other (3)	—	—	—

Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—

Amount paid to sponsor from property sales and refinancing
Incentive fees	—	—	—
Real estate commissions	—	—	—
Other (4)	—	—	—

	Walgreen’s in	Walgreen’s in	Walgreen’s in
	Salt Lake City, UT	Sandy, UT	Midvale, UT
Date offering commenced	07/22/05	07/28/05	08/03/05
Dollar amount raised	$3,207,000	$3,203,000	$2,293,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	32,070	32,030	22,930
Acquisition fees (1)
Real estate commissions	—	—	—
Advisory fees	—	—	—
Other (2)	48,090	47,350	33,266

Dollar amount of cash generated from operations before deducting payments to sponsor	58,794	55,931	40,146

Amount paid to sponsor from operations:
Property management fees	—	—	—
Partnership management fees	4,138	4,083	2,913
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other (3)	—	—	—

Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—

Amount paid to sponsor from property sales and refinancing
Incentive fees	—	—	—
Real estate commissions	—	—	—
Other (4)	—	—	—
Past performance is not necessarily indicative of future results.

TABLE II
COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) (cont.)

	Walgreen’s in	Wal-Mart in	Gander Mountain in
	Metairie, LA	Hazard, KY	Hermantown, MN
Date offering commenced	08/09/05	09/15/05	09/22/05
Dollar amount raised	$1,441,000	$12,649,000	$11,168,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	14,410	126,490	111,680
Acquisition fees (1)
Real estate commissions	—	—	—
Advisory fees	—	—	—
Other (2)	21,065	197,150	—

Dollar amount of cash generated from operations before deducting payments to sponsor	4,355	192,782	94,643

Amount paid to sponsor from operations:
Property management fees	—	—	—
Partnership management fees	—	5,233	2,765
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other (3)	—	—	—

Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—

Amount paid to sponsor from property sales and refinancing
Incentive fees	—	—	—
Real estate commissions	—	—	—
Other (4)	—	—	—

	Best Buy in	11 Other
	Baytown, TX	Programs (5)
Date offering commenced	10/27/05
Dollar amount raised	$1,149,000	$—
Amount paid to sponsor from proceeds of offering:
Underwriting fees	11,490	—
Acquisition fees (1)
Real estate commissions	—	3,509
Advisory fees	—	—
Other (2)	—	—

Dollar amount of cash generated from operations before deducting payments to sponsor	108,073	1,321,173

Amount paid to sponsor from operations:
Property management fees	—	298,692
Partnership management fees	—	840,979
Reimbursements	—	80,254
Leasing commissions	—	24,516
Other (3)	—	90,394

Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	35,997,640

Notes	—	—

Amount paid to sponsor from property sales and refinancing
Incentive fees	—	—

Real estate commissions	—	1,554,700
Other (4)	—	—
Past performance is not necessarily indicative of future results.

NOTES TO TABLE II
(1)	Properties are acquired with a combination of funds from offering proceeds and debt. The acquisition and development fees and the leasing commissions reported in this table include the total amount of fees paid to the sponsor or its affiliates regardless of the funding source for these costs.

(2)	Amounts primarily relate to loan coordination fees, a development fee, and reimbursement of certain offering costs paid by the sponsor.

(3)	Amounts primarily relate to construction management fees.

(4)	Amounts primarily relate to asset management fees.

(5)	The offerings of the prior programs aggregated herein were not closed within the past three years and therefore do not include any amounts raised or underwriting fees. The programs have similar investment objectives to this program.
Past performance is not necessarily indicative of future results.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED)
     The following sets forth the unaudited operating results of Prior Real Estate Programs sponsored by affiliates of the sponsor of this program, the offerings of which have been closed since January 1, 2001. The information relates only to programs with investment objectives similar to this program. All amounts are as of December 31 of the year indicated, except as noted.

	Santa Fe Square Investors LP (Sold)
	June 1999
	2001	2002	2003	2004	2005

Gross revenues	$2,398,989	$1,272,655	$—	$—	$—
Profit (loss) on sale of properties	—	5,547,845	—	—	—
Less:
Operating expenses (4)	818,962	876,085	—	—	—
Interest expense	257,632	203,924	—	—	—
Depreciation and amortization (3)	287,320	203,285	—	—	—

Net income (loss) — Tax basis (6)	$1,035,075	$5,537,206	$—	$—	$—

Taxable income
— from operations	$1,035,075	$(10,639)	$—	$—	$—
— from gain on sale	—	5,547,845	—	—	—
Cash generated
— from operations (5)	1,322,395	192,646	—	—	—
— from sales	—	3,451,259	—	—	—
— from refinancing	—	11,531,507	—	—	—

Cash generated from operations, sales and refinancing	1,322,395	15,175,412	—	—	—

Less: Cash distributions to investors
— from operating cash flow	880,000	696,000	—	—	—
— from sales and refinancing	—	13,502,268	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	442,395	977,144	—	—	—

Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$442,395	$977,144	$—	$—	$—

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$95.84	$(0.99)	$—	$—	$—
— from recapture	—	68.92	—	—	—
Capital gain (loss)	—	444.77	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	81.48	314.65	—	—	—
— return of capital	—	1,000.00	—	—	—

Source (on cash basis)
— sales	—	1,250.21	—	—	—
— refinancing	—	—	—	—	—
— operations	81.48	64.44	—	—	—
— other	—	—	—	—	—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					0%
Past performance is not necessarily indicative of future results.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (cont.)

	Cole Southwest Opportunity Fund LP (Sold)
	April 2000
	2001	2002	2003	2004	2005

Gross revenues	$99,913	$21,844	$5,025	$2,223	$11,697
Profit (loss) on sale of properties	—	(579,289)	—	398,081	4,715,721
Less:
Operating expenses (4)	30,885	452,248	390,459	259,940	148,396
Interest expense	—	206,664	110,938	49,563	15,018
Depreciation and amortization (3)	3,638	1,436,399	1,112,258	545,576	329,857

Net income (loss) — Tax basis (6)	$65,390	$(2,652,756)	$(1,608,630)	$(454,775)	$4,234,147

Taxable income
— from operations	$65,390	$(2,073,467)	$(1,608,630)	$(852,856)	$(481,574)
— from gain on sale	—	(579,289)	—	398,081	4,715,721
Cash generated
— from operations (5)	69,028	(637,068)	(496,372)	(307,280)	(151,717)
— from sales	—	2,393,644	—	1,211,546	10,880,860
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	69,028	1,756,576	(496,372)	904,266	10,729,143

Less: Cash distributions to investors
— from operating cash flow	—	—	—	—	—
— from sales and refinancing	—	—	—	—	11,532,122
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	69,028	1,756,576	(496,372)	904,266	(802,979)

Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$69,028	$1,756,576	$(496,372)	$904,266	$(802,979)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$4.70	$(149.11)	$(115.68)	$(61.33)	$(34.63)
— from recapture	—	—	—	—	246.58
Capital gain (loss)	—	(41.66)	—	28.63	92.54
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	—	—	—
— return of capital	—	—	—	—	829.30

Source (on cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	—	—	—	—
— other	—	—	—	—	—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					0%
Past performance is not necessarily indicative of future results.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (cont.)

	Cole Desert Palms Power Center LP — (Sold)
	November 2001
	2001	2002	2003	2004	2005

Gross revenues	$317,225	$3,412,505	$3,412,222	$11,505		$—
Profit (loss) on sale of properties	—	—	4,321,425	87,537		—
Less:
Operating expenses (4)	97,390	954,504	1,151,491	116,733		12,594
Interest expense	148,106	1,638,384	1,612,813	—		—
Depreciation and amortization (3)	53,595	1,011,006	815,795	—		—

Net income (loss) — Tax basis (6)	$18,134	$(191,389)	$4,153,548	$(17,691)	$	,594)

Taxable income
— from operations	$18,134	$(191,389)	$(167,877)	$(105,228)		$(12,594)
— from gain on sale	—	—	4,321,425	87,537		—
Cash generated
— from operations (5)	71,729	819,617	647,918	(105,228)		(12,594)
— from sales	—	—	9,219,079	—		—
— from refinancing	—	—	—	—		—

Cash generated from operations, sales and refinancing	71,729	819,617	9,866,997	(105,228)		(12,594)

Less: Cash distributions to investors
— from operating cash flow	576	459,561	599,375	306,250		—
— from sales and refinancing	—	—	—	8,082,375		—
— from other	—	—	—	—		—

Cash generated (deficiency) after cash distributions	71,153	360,056	9,267,622	(8,493,853)		(12,594)

Less: Special items (not including sales and refinancing)	—	—	—	—		—

Cash generated (deficiency) after cash distributions and special items	$71,153	$360,056	$9,267,622	$(8,493,853)		$(12,594)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$2.59	$(27.34)	$(23.98)	$(15.03)		$(1.80)
— from recapture	—	—	215.86	—		—
Capital gain (loss)	—	—	401.49	12.51		—
Cash distributions to investors:
Source (on tax basis)
— investment income	0.08	65.65	85.63	43.75		—
— return of capital	—	—	—	—		—

Source (on cash basis)
— sales	—	—	—	1,154.63		—
— refinancing	—	—	—	—		—
— operations	0.08	65.65	85.63	43.75		—
— other	—	—	—	—		—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table						0%
Past performance is not necessarily indicative of future results.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (cont.)

	Cole Blvd. Sq. Investors LP — (Sold)
	May 2002
	2002	2003	2004	2005

Gross revenues	$1,885,886	$4,404,802	$3,444,830	$165,124
Profit (loss) on sale of properties	—	—	8,521,296	—
Less:
Operating expenses (4)	686,067	1,511,374	1,204,787	34,079
Interest expense	912,735	2,028,457	1,390,517	—
Depreciation and amortization (3)	486,358	1,354,613,	1,236,383	—

Net income (loss) — Tax basis (6)	$(199,274)	$(489,642)	$8,134,439	$131,045

Taxable income
— from operations	$(199,274)	$(489,642)	$(386,857)	$131,045
— from gain on sale	—	—	8,521,296	—
Cash generated
— from operations (5)	287,084	864,971	849,526	131,045
— from sales	—	—	14,423,979	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	287,084	864,971	15,273,505	131,045

Less: Cash distributions to investors
— from operating cash flow	102,209	1,057,611	850,000	—
— from sales and refinancing	—	—	12,837,500	420,000
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	184,875	(192,640)	1,586,005	(288,955)

Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$184,875	$(192,640)	$1,586,005	$(288,955)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$(19.93)	$(48.96)	$(38.69)	$13.10
— from recapture	—	—	246.21	—
Capital gain (loss)	—	—	605.92	—
Cash distributions to investors:
Source (on tax basis)
— investment income	10.22	105.76	85.00	—
— return of capital	—	—	—	—

Source (on cash basis)
— sales	—	—	1,283.75	42.00
— refinancing	—	—	—	—
— operations	10.22	105.76	85.00	—
— other	—	—	—	—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				0%
Past performance is not necessarily indicative of future results.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (cont.)

	Cole Santa Fe Investors LP
	September 2002
	2002	2003	2004	2005

Gross revenues	$1,293,152	$2,545,914	$2,252,104	$2,380,191
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses (4)	431,161	883,118	839,177	939,120
Interest expense	581,968	1,144,762	1,142,336	1,123,891
Depreciation and amortization (3)	247,530	895,291	758,595	475,149

Net income (loss) — Tax basis (6)	$32,493	$(377,257)	$(488,004)	$(157,969)

Taxable income
— from operations	$32,493	$(377,257)	$(488,004)	$(157,969)
— from gain on sale	—	—	—	—
Cash generated
— from operations (5)	280,023	518,034	270,591	317,180
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	280,023	518,034	270,591	317,180

Less: Cash distributions to investors
— from operating cash flow	6,253	568,574	—	—
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	273,770	(50,540)	270,591	317,180

Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$273,770	$(50,540)	$270,591	$317,180

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$5.26	$(61.04)	$(78.97)	$(25.56)
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	1.01	92.00	—	—
— return of capital	—	—	—	—

Source (on cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	1.01	92.00	—	—
— other	—	—	—	—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%
Past performance is not necessarily indicative of future results.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (cont.)

	Cole Credit Property Fund LP
	November 2002
	2002	2003	2004	2005

Gross revenues	$—	$3,360,284	$4,457,358	$5,127,208
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses (4)	762	222,734	289,925	214,973
Interest expense	—	849,115	1,470,906	1,554,842
Depreciation and amortization (3)	—	1,351,646	1,805,318	1,503,075

Net income (loss) — Tax basis (6)	$(762)	$936,789	$891,209	$1,854,318

Taxable income
— from operations	$(762)	$936,789	$891,209	$1,854,318
— from gain on sale	—	—	—	—
Cash generated
— from operations (5)	(762)	2,288,435	2,696,527	3,357,393
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	(762)	2,288,435	2,696,527	3,357,393

Less: Cash distributions to investors
— from operating cash flow	—	1,400,125	2,187,497	2,124,998
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	(762)	883,310	509,030	1,232,395

Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$(762)	$888,310	$509,030	$1,232,395

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$(0.47)	$37.47	$35.65	$74.17
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	56.01	87.50	85.00
— return of capital	—	—	—	—

Source (on cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	—	56.01	87.50	85.00
— other	—	—	—	—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%
Past performance is not necessarily indicative of future results.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (cont.)

	Cole Credit Property Fund II LP			Cole Collateralized Senior Notes, LLC
	July 2003			September 2003
	2003	2004	2005	2003	2004	2005

Gross revenues	$128,655	$3,758,639	$5,073,379	$162,409	$5,087,274	$3,782,391
Profit (loss) on sale of properties	—	—	—	—	6,332,735	1,768,268
Less:
Operating expenses (4)	8,574	165,315	346,715	7,327	304,377	247,031
Interest expense	6,438	1,345,798	1,908,834	248,806	4,128,321	4,275,922
Depreciation and amortization (3)	21,234	1,667,189	1,527,717	52,656	1,574,516	1,045,629

Net income (loss) — Tax basis (6)	$92,409	$580,337	$1,290,113	$(146,380)	$5,412,795	$(17,923)

Taxable income
- from operations	$92,409	$580,337	$1,290,113	$(146,380)	$(919,940)	$(1,786,191)
- from gain on sale	—	—	—	—	6,332,735	1,768,268
Cash generated
- from operations (5)	113,643	2,247,526	2,817,830	(93,724)	654,576	(740,562)
- from sales	—	—	—	—	25,913,341	51,725,072
- from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	113,643	2,247,526	2,817,830	(93,724)	26,567,917	50,984,510

Less: Cash distributions to investors
- from operating cash flow	18,795	1,567,247	2,398,417	—	—	— (2)
- from sales and refinancing	—	—	—	—	—	—
- from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	94,848	680,279	419,413	(93,724)	26,567,917	50,984,510

Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$94,848	$680,279	$419,413	$(93,724)	$26,567,917	$50,984,510

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	$6.56	$23.69	$52.67	$—	$—	$— (2)
- from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
- investment income	1.33	63.98	97.92	—	—	— (2)
- return of capital	—	—	—	—	—	—

Source (on cash basis)
- sales	—	—	—	—	—	—
- refinancing	—	—	—	—	—	—
- operations	1.33	63.98	97.92	—	—	—
- other	—	—	—	—	—	—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%			100%
Past performance is not necessarily indicative of future results.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (cont.)

			Cole
			Collateralized	Cole
			Senior Notes	Collateralized
	Cole Collateralized Senior Notes II, LLC		III, LLC	Senior Notes IV,	Cole Credit Property Trust, Inc.
	February 2004		January 2005	LLC May 2005	April 2004
	2004	2005	2005	2005	2004		2005

Gross revenues	$1,822,545	$3,323,749	$1,810,020	$91,908	$951,220		$10,867,693
Profit (loss) on sale of properties	—	1,433,092	289,643	—	—		—
Less:
Operating expenses (4)	98,921	238,585	116,560	8,700	169,619		1,357,842
Interest expense	2,095,747	4,407,598	2,568,620	538,378	322,238		4,544,363
Depreciation and amortization (3)	379,572	932,584	353,305	—	296,514		3,638,794

Net income (loss) — Tax basis (6)	$(751,695)	$(821,926)	$(938,822)	$(455,170)	$162,849	(1)	$1,326,694	(1)

Taxable income
- from operations	$(751,695)	$(2,255,018)	$(1,228,465)	$(455,170)	$162,849		$1,326,694
- from gain on sale	—	1,433,092	289,643	—	—		—
Cash generated
- from operations (5)	(372,123)	(1,322,434)	(875,160)	(455,170)	459,363		4,965,488
- from sales	16,927,937	45,870,163	17,711,704	1,975,851	—		—
- from refinancing	—	—	—	—	—		—

Cash generated from operations, sales and refinancing	16,555,814	44,547,729	16,836,544	1,520,681	459,363		4,965,488

Less: Cash distributions to investors
- from operating cash flow	—	— (2)	— (2)	— (2)	132,344		4,751,612
- from sales and refinancing	—	—	—	—	—		—
- from other	—	—	—	—	—		—

Cash generated (deficiency) after cash distributions	16,555,814	44,547,729	16,836,544	1,520,681	327,019		213,876

Less: Special items (not including sales and refinancing)	—	—	—	—	—		—

Cash generated (deficiency) after cash distributions and special items	$16,555,814	$44,547,729	$16,836,544	$1,520,681	$327,019		$213,876

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	—	— (2)	$— (2)	$— (2)	$5.73		$13.14
- from recapture	—	—	—	—	—		—
Capital gain (loss)	—	—	—	—	—		—
Cash distributions to investors:
Source (on tax basis)
- investment income	—	— (2)	— (2)	— (2)	4.66		47.06
- return of capital	—	—	—	—	—		—

Source (on cash basis)
- sales	—	—	—	—	—		—
- refinancing	—	—	—	—	—		—
- operations	—	—	—	—	4.66		47.06
- other	—	—	—	—	—		—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table		100%	100%	100%			100%
Past performance is not necessarily indicative of future results.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (cont.)

	Cole Credit Property		Staples-
	Trust II, Inc.		Tulsa, OK		Mimi’s Café-
	June 2005		February 2004		Lone Tree, CO April 2004
	2005		2004	2005	2004	2005

Gross revenues	$741,669		$189,058	$324,241	$92,614	$185,632
Profit (loss) on sale of properties	—		—	—	—	—
Less:
Operating expenses (4)	195,020		1,579	3,080	1,900	3,654
Interest expense	439,829		—	—	—	—
Depreciation and amortization (3)	221,411		—	—	—	—

Net income (loss) — Tax basis (6)	$(114,591	)(1)	$187,479	$321,161	$90,714	$181,978

Taxable income
- from operations	$(114,591)		$187,479	$321,161	$90,714	$181,978
- from gain on sale	—		—	—	—	—
Cash generated
- from operations (5)	106,280		187,479	321,161	90,714	181,978
- from sales	—		—	—	—	—
- from refinancing	—		—	—	—	—

Cash generated from operations, sales and refinancing	106,820		187,479	321,161	90,714	181,978

Less: Cash distributions to investors
- from operating cash flow	—		158,709	289,515	76,045	171,252
- from sales and refinancing	—		—	—	—	—
- from other	—		—	—	—	—

Cash generated (deficiency) after cash distributions	106,820		28,770	31,646	14,669	10,726

Less: Special items (not including sales and refinancing)	—		—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$106,820		$28,770	$31,646	$14,669	$10,726

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	$(4.08)		$45.33	$77.65	$37.09	$74.40
- from recapture	—		—	—	—	—
Capital gain (loss)	—		—	—	—	—
Cash distributions to investors:
Source (on tax basis)
- investment income	—		38.37	70.00	31.09	70.01
- return of capital	—		—	—	—	—

Source (on cash basis)
- sales	—		—	—	—	—
- refinancing	—		—	—	—	—
- operations	—		38.37	70.00	31.09	70.01
- other	—		—	—	—	—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table	100%			100%		100%
Past performance is not necessarily indicative of future results.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (cont.)

	Walgreen’s-		Walgreen’s-		Walgreen’s-
	Windsor, CO		Goldsboro, NC		Hamilton, OH
	June 2004		June 2004		July 2004
	2004	2005	2004	2005	2004	2005

Gross revenues	$135,696	$353,024	$101,750	$330,000	$126,522	$386,000
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses (4)	1,684	6,339	1,416	5,920	3,060	10,773
Interest expense	53,114	161,554	36,706	145,628	45,878	169,146
Depreciation and amortization (3)	—	—	—	—	—	—

Net income (loss) — Tax basis (6)	$80,898	$185,131	$63,628	$178,452	$77,584	$206,081

Taxable income
- from operations	$80,898	$185,131	$63,628	$178,452	$77,584	$206,081
- from gain on sale	—	—	—	—	—	—
Cash generated
- from operations (5)	80,898	185,131	63,628	178,452	77,584	206,081
- from sales	—	—	—	—	—	—
- from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	80,898	185,131	63,628	178,452	77,584	206,081

Less: Cash distributions to investors
- from operating cash flow	56,436	186,840	40,334	179,892	34,958	207,624
- from sales and refinancing	—	—	—	—	—	—
- from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	24,462	(1,709)	23,294	(1,440)	42,626	(1,543)

Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$24,462	$(17,279)	$23,294	$(1,440)	$42,626	$(1,543)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	$30.31	$69.36	$24.76	$69.44	$26.16	$69.48
- from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
- investment income	21.14	70.00	15.69	70.00	11.79	70.00
- return of capital	—	—	—	—	—	—

Source (on cash basis)
- sales	—	—	—	—	—	—
- refinancing	—	—	—	—	—	—
- operations	21.14	70.00	15.69	70.00	11.79	70.00
- other	—	—	—	—	—	—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table		100%		100%		100%
Past performance is not necessarily indicative of future results.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (cont.)

	Walgreen’s-		Walgreen’s-		Walgreen’s-
	Carlsbad, NM		Willimantic, CT		Edgewood, NM
	July 2004		September 2004		September 2004
	2004	2005	2004	2005	2004	2005

Gross revenues	$73,750	$295,000	$55,160	$354,600	$28,330	$275,640
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses (4)	2,537	11,550	2,660	19,487	1,326	14,191
Interest expense	25,328	130,209	14,900	151,064	5,527	118,666
Depreciation and amortization (3)	—	—	—	—	—	—

Net income (loss) — Tax basis (6)	$45,885	$153,241	$37,600	$184,049	$21,477	$142,783

Taxable income
- from operations	$45,885	$153,241	$37,600	$184,049	$21,477	$142,783
- from gain on sale	—	—	—	—	—	—
Cash generated
- from operations (5)	45,885	153,241	37,600	184,049	21,477	142,783
- from sales	—	—	—	—	—	—
- from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	45,885	153,241	37,600	184,049	21,477	142,783

Less: Cash distributions to investors
- from operating cash flow	26,006	154,559	—	185,376	—	144,070
- from sales and refinancing	—	—	—	—	—	—
- from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	19,879	(1,318)	37,600	(1,327)	21,477	(1,287)

Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$19,879	$(1,318)	$37,600	$(1,327)	$21,477	$(1,287)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	$20.04	$66.93	$13.69	$67.02	$11.64	$66.91
- from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
- investment income	11.36	67.50	—	67.51	—	67.51
- return of capital	—	—	—	—	—	—

Source (on cash basis)
- sales	—	—	—	—	—	—
- refinancing	—	—	—	—	—	—
- operations	11.36	67.50	—	—	—	67.51
- other	—	—	—	—	—	—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table		100%		100%		100%
Past performance is not necessarily indicative of future results.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (cont.)

	Walgreen’s-		Walgreen’s-		Walgreen’s-
	Fairborn, OH		Slidell, LA		Westheimer, TX
	September 2004		November 2004		October 2004
	2004	2005	2004	2005	2004	2005

Gross revenues	$30,209	$344,500	$—	$243,899	$14,637	$495,000
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses (4)	1,943	20,365	—	11,336	580	21,003
Interest expense	6,797	145,934	—	98,704	—	214,710
Depreciation and amortization (3)	—	—	—	—	—	—

Net income (loss) — Tax basis (6)	$21,469	$178,201	$—	$133,859	$14,057	$259,287

Taxable income
- from operations	$21,469	$178,201	$—	$133,859	$14,057	$259,287
- from gain on sale	—	—	—	—	—	—
Cash generated
- from operations (5)	21,469	178,201	—	133,859	14,057	259,287
- from sales	—	—	—	—	—	—
- from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	21,469	178,201	—	133,859	14,057	259,287

Less: Cash distributions to investors
- from operating cash flow	—	178,488	—	114,918	—	240,014
- from sales and refinancing	—	—	—	—	—	—
- from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	21,469	(287)	—	18,941	14,057	19,273

Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$21,469	$(287)	$—	$18,941	$14,057	$19,273

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	$8.12	$67.40	$—	$60.51	$4.11	$66.48
- from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
- investment income	—	67.51	—	51.95	—	61.54
- return of capital	—	—	—	—	—	—

Source (on cash basis)
- sales	—	—	—	—	—	—
- refinancing	—	—	—	—	—	—
- operations	—	67.51	—	51.95	—	61.54
- other	—	—	—	—	—	—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table		100%		100%		100%
Past performance is not necessarily indicative of future results.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (cont.)

	Walgreen’s-		Home Depot-		Walgreen’s-
	Richmond Heights, OH		Spokane, WA		Orlando, FL
	October 2004		November 2004		November 2004
	2004	2005	2004	2005	2004	2005

Gross revenues	$—	$423,387	$—	$1,014,839	$—	$232,208
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses (4)	—	18,416	—	12,592	—	10,463
Interest expense	—	173,029	—	394,654	—	90,054
Depreciation and amortization (3)	—	—	—	—	—	—

Net income (loss) — Tax basis (6)	$—	$231,942	$—	$607,593	$—	$131,691

Taxable income
- from operations	$—	$231,942	$—	$607,593	$—	$131,691
- from gain on sale	—	—	—	—	—	—
Cash generated
- from operations (5)	—	231,942	—	607,593	—	131,691
- from sales	—	—	—	—	—	—
- from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	231,942	—	607,593	—	131,691

Less: Cash distributions to investors
- from operating cash flow	—	203,676	—	514,099	—	111,711
- from sales and refinancing	—	—	—	—	—	—
- from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	28,266	—	93,494	—	19,980

Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$28,266	$—	$93,494	$—	$19,980

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	$—	$68.46	$—	$52.69	$—	$52.97
- from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
- investment income	—	60.12	—	44.58	—	44.94
- return of capital	—	—	—	—	—	—

Source (on cash basis)
- sales	—	—	—	—	—	—
- refinancing	—	—	—	—	—	—
- operations	—	60.12	—	44.58	—	44.94
- other	—	—	—	—	—	—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table		100%		100%		100%
Past performance is not necessarily indicative of future results.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (cont.)

	Walgreen’s-		Walgreen’s-		Walgreen’s-
	Glen Burnie, MD		Covington, TN		Garfield Heights, OH
	November 2004		December 2004		December 2004
	2004	2005	2004	2005	2004	2005

Gross revenues	$—	$312,387	$—	$237,696	$—	$145,569
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses (4)	—	13,428	—	10,629	—	1,893
Interest expense	—	119,319	—	93,795	—	54,853
Depreciation and amortization (3)	—	—	—	—	—	—

Net income (loss) — Tax basis (6)	$—	$179,640	$—	$133,272	$—	$88,823

Taxable income
- from operations	$—	$179,640	$—	$133,272	$—	$88,823
- from gain on sale	—	—	—	—	—	—
Cash generated
- from operations (5)	—	179,640	—	133,272	—	88,823
- from sales	—	—	—	—	—	—
- from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	179,640	—	133,272	—	88,823

Less: Cash distributions to investors
- from operating cash flow	—	151,637	—	114,287	—	62,999
- from sales and refinancing	—	—	—	—	—	—
- from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	28,003	—	18,985	—	25,824

Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$28,003	$—	$18,985	$—	$25,824

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	$—	$51.55	$—	$62.25	$—	$30.32
- from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
- investment income	—	43.51	—	53.38	—	21.50
- return of capital	—	—	—	—	—	—

Source (on cash basis)
- sales	—	—	—	—	—	—
- refinancing	—	—	—	—	—	—
- operations	—	43.51	—	53.38	—	21.50
- other	—	—	—	—	—	—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table		100%		100%		100%
Past performance is not necessarily indicative of future results.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (cont.)

	Walgreen’s-		Home Depot-	Walgreen’s-	Walgreen’s-	Walgreen’s-
	Ponca City, OK		Tacoma, WA	Pineville, LA	Bartlett, TN	Sidney, OH
	December 2004		February 2005	April 2005	April 2005	April 2005
	2004	2005	2005	2005	2005	2005

Gross revenues	$—	$118,085	$1,051,101	$155,136	$148,334	$150,793
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses (4)	—	1,477	35,286	5,636	4,352	4,562
Interest expense	—	44,763	461,947	65,763	63,835	65,761
Depreciation and amortization (3)	—	—	—	—	—	—

Net income (loss) — Tax basis (6)	$—	$71,845	$553,868	$83,737	$80,147	$80,470

Taxable income
- from operations	$—	$71,845	$553,868	$83,737	$80,147	$80,470
- from gain on sale	—	—	—	—	—	—
Cash generated
- from operations (5)	—	71,845	553,868	83,737	80,147	80,470
- from sales	—	—	—	—	—	—
- from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	71,845	553,868	83,737	80,147	80,470

Less: Cash distributions to investors
- from operating cash flow	—	50,034	426,665	64,858	61,482	61,230
- from sales and refinancing	—	—	—	—	—	—
- from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	21,811	127,203	18,879	18,665	19,240

Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$21,811	$127,203	$18,879	$18,665	$19,240

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	$—	$30.87	$45.49	$40.03	$39.64	$40.74
- from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
- investment income	—	21.50	35.04	31.00	30.41	31.00
- return of capital	—	—	—	—	—	—

Source (on cash basis)
- sales	—	—	—	—	—	—
- refinancing	—	—	—	—	—	—
- operations	—	21.50	35.04	31.00	30.41	31.00
- other	—	—	—	—	—	—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table		100%	100%	100%	100%	100%
Past performance is not necessarily indicative of future results.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (cont.)

	Walgreen’s-	Walgreen’s-	Walgreen’s-	Walgreen’s-	Walgreen’s-	Gander Mountain-
	Wichita Falls, TX	Chicago, IL	Southington, CT	Nashville, TN	Derby, KS	Spring, TX
	May 2005	May 2005	June 2005	June 2005	June 2005	June 2005
	2005	2005	2005	2005	2005	2005

Gross revenues	$153,348	$228,585	$198,989	$158,605	$134,493	$335,027
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses (4)	4,352	7,058	6,140	5,122	6,648	3,429
Interest expense	66,573	98,204	84,966	67,551	55,839	—
Depreciation and amortization (3)	—	—	—	—	—	—

Net income (loss) — Tax basis (6)	$82,423	$123,323	$107,883	$85,932	$72,006	$331,598

Taxable income
- from operations	$82,423	$123,323	$107,883	$85,932	$72,006	$331,598
- from gain on sale	—	—	—	—	—	—
Cash generated
- from operations (5)	82,423	123,323	107,883	85,932	72,006	331,598
- from sales	—	—	—	—	—	—
- from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	82,423	123,323	107,883	85,932	72,006	331,598

Less: Cash distributions to investors
- from operating cash flow	62,626	93,600	82,056	61,775	50,396	249,273
- from sales and refinancing	—	—	—	—	—	—
- from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	19,797	29,723	25,827	24,157	21,610	82,325

Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$19,797	$29,723	$25,827	$24,157	$21,610	$82,325

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	$40.76	$38.12	$38.04	$33.78	$30.76	$25.22
- from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
- investment income	30.97	28.93	28.93	24.28	21.53	18.96
- return of capital	—	—	—	—	—	—

Source (on cash basis)
- sales	—	—	—	—	—	—
- refinancing	—	—	—	—	—	—
- operations	30.97	28.93	28.93	24.28	21.53	18.96
- other	—	—	—	—	—	—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table	100%	100%	100%	100%	100%	100%
Past performance is not necessarily indicative of future results.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (cont.)

	Walgreen’s-	Walgreen’s-	Walgreen’s-	Walgreen’s-	Walgreen’s	Walgreen’s-
	Blue Springs, MO	Garden City, KS	Pittsburgh, KS	Gladstone, MO	Salt Lake City, UT	Sandy, UT
	June 2005	June 2005	June 2005	June 2005	July 2005	July 2005
	2005	2005	2005	2005	2005	2005

Gross revenues	$102,520	$129,075	$102,883	$132,411	$124,866	$122,931
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses (4)	5,767	6,489	5,512	7,731	7,013	7,049
Interest expense	46,108	53,531	35,488	45,975	63,197	64,034
Depreciation and amortization (3)	—	—	—	—	—	—

Net income (loss) — Tax basis (6)	$50,645	$69,055	$61,883	$78,705	$54,656	$51,848

Taxable income
- from operations	$50,645	$69,055	$61,883	$78,705	$54,656	$51,848
- from gain on sale	—	—	—	—	—	—
Cash generated
- from operations (5)	50,645	69,055	61,883	78,705	54,656	51,848
- from sales	—	—	—	—	—	—
- from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	50,645	69,055	61,883	78,705	54,656	51,848

Less: Cash distributions to investors
- from operating cash flow	37,809	48,197	37,600	55,486	40,825	40,776
- from sales and refinancing	—	—	—	—	—	—
- from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	12,836	20,858	24,283	23,219	13,831	11,072

Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$12,836	$20,858	$24,283	$23,219	$13,831	$11,072

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	$26.78	$30.57	$30.70	$31.11	$17.04	$16.19
- from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
- investment income	19.99	21.34	18.65	21.93	12.73	12.73
- return of capital	—	—	—	—	—	—

Source (on cash basis)
- sales	—	—	—	—	—	—
- refinancing	—	—	—	—	—	—
- operations	19.99	21.34	18.65	21.93	12.73	12.73
- other	—	—	—	—	—	—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table	100%	100%	100%	100%	100%	100%
Past performance is not necessarily indicative of future results.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (cont.)

	Walgreen’s-	Walgreen’s-	Wal-Mart-	Gander Mountain-	Best Buy-
	Midvale, UT	Metairie, LA	Hazard, KY	Hermantown, MN	Baytown, TX
	August 2005	August 2005	September 2005	September 2005	September 2005
	2005	2005	2005	2005	2005

Gross revenues	$87,586	$4,355	$319,334	$94,643	$109,094
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses (4)	5,676	—	11,436	2,765	1,021
Interest expense	44,677	—	120,349	—	—
Depreciation and amortization (3)	—	—	—	—	—

Net income (loss) — Tax basis (6)	$37,233	$4,355	$187,549	$91,878	$108,073

Taxable income
- from operations	$37,233	$4,355	$187,549	$91,878	$108,073
- from gain on sale	—	—	—	—	—
Cash generated
- from operations (5)	37,233	4,355	187,549	91,878	108,073
- from sales	—	—	—	—	—
- from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	37,233	4,355	187,549	91,878	108,073

Less: Cash distributions to investors
- from operating cash flow	29,597	—	66,413	18,885	—
- from sales and refinancing	—	—	—	—	—
- from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	7,636	4,355	121,136	72,993	108,073

Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$7,636	$4,355	$121,136	$72,993	$108,073

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	$16.24	$3.02	$14.83	$8.23	$9.68
- from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
- investment income	12.91	—	5.25	1.69	—
- return of capital	—	—	—	—	—

Source (on cash basis)
- sales	—	—	—	—	—
- refinancing	—	—	—	—	—
- operations	12.91	—	5.25	1.69	—
- other	—	—	—	—	—

Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table	0%	0%	0%	0%	0%
Past performance is not necessarily indicative of future results.

NOTES TO TABLE III

(1)	Cole Credit Property Trust, Inc. and Cole Credit Property Trust II, Inc. maintain their books on a GAAP basis of accounting rather than a tax basis.

(2)	Investors in this program receive interest at a specified rate per annum, which is included in interest expense. Therefore, tax and cash distribution data per $1,000 invested is not applicable.

(3)	Amortization of organizational costs is computed over a period of 60 months. Depreciation of commercial real property is determined on the straight-line method over an estimated useful life of 39 years. Leasehold interests are amortized over the life of the lease.

(4)	Operating expenses include management fees paid to affiliates for such services as accounting, property supervision, etc.

(5)	Cash generated from operations generally includes net income plus depreciation and amortization plus any decreases in accounts receivable and accrued rental income or increases in accounts payable minus any increases in accounts receivable and accrued rental income or decreases in accounts payable. In addition, cash generated from operations is reduced for any property costs related to development projects and is increased by proceeds when the project is sold (usually in less than twelve months).

(6)	The partnerships maintain their books on a tax basis of accounting rather than a GAAP basis. There are several potential differences in tax and GAAP basis, including, among others; (a) tax basis accounting does not take certain income or expense accruals into consideration at the end of each fiscal year, (b) rental income is recorded on a tax basis, as it is received where it is accrued on a straight-line basis over the life of the lease for GAAP, and (c) all properties are recorded at cost and depreciated over their estimated useful life on a tax basis even if they qualify as a direct financing lease for GAAP purposes. These differences generally result in timing differences between fiscal years but total operating income over the life of the partnership will not be significantly different between the two basis of accounting.
Past performance is not necessarily indicative of future results.

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED)
     The following table presents summary information on the results of Prior Real Estate Programs that completed operations since January 1, 2001 and that had similar or identical investment objectives to those of this program. All amounts are from the inception of the program to the date the program was completed.

	Alta Mesa	Thunderbird			McCormick	Cole Arizona
	Retail Income	Plaza Value	McRay Plaza	Fiesta Palms	Ranch Office Income	Retail Income
Program Name	Investors LP	Enhancement LP	Investors LP	Investors LP	Investors LP	Investors LP

Dollar amount raised	$2,575,000	$3,025,000	$2,275,000	$700,000	$735,000	$3,200,000

Number of properties purchased	1	1	1	1	1	2

Date of closing of offering	02/25/97	11/24/97	03/13/96	01/05/95	12/16/94	09/02/97

Date of first sale of property	02/06/01	03/28/01	04/11/01	06/12/01	06/29/01	03/23/01

Date of final sale of property	02/06/01	03/28/01	04/11/01	06/12/01	06/29/01	07/11/01

Tax and Distribution Data Per $1,000 Investment Through 12/31/05
Federal income tax results:
Ordinary income (loss)
- from operations	301	193	496	(229)	337	261
- from recapture	68	132	237	347	279	63
Capital gain (loss)	233	478	438	782	1,981	493

Deferred gain
- Capital	—	—	—	—	—	—
- Ordinary	—	—	—	—	—	—

Cash distributions to investors
Source (on Tax Basis) (1)
- Investment income	1,223,459	1,927,417	2,140,048	660,604	1,464,634	1,973,564
- Return of capital	2,575,000	3,025,000	2,275,000	700,000	735,000	3,200,000

Source (on cash basis)
- Sales	2,720,301	2,817,910	3,074,119	856,030	1,636,551	4,014,352
- Refinancing	—	1,650,000	—	—	—	—
- Operations	1,078,158	484,507	1,340,929	504,574	563,083	1,159,212
- Other	—	—	—	—	—	—

Receivable on net purchase money financing	—	—	—	—	—	—
Past performance is not necessarily indicative of future results.

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) (cont.)

				Regal Square
	Sun City Grand	3001 East		Value	Scottsdale	Santa Fe
	Retail Income	Camelback	Mesa Retail Income	Enhancement	Retail Income	Square
Program Name	Investors LP	Investors LP	Investors LP	Investors LP	Investors LP	Investors LP

Dollar amount raised	$2,750,000	$600,000	$1,100,000	$2,300,000	$6,500,000	$10,800,000

Number of properties purchased	1	1	1	1	1	1

Date of closing of offering	01/15/98	11/04/94	04/26/96	05/19/97	01/07/97	06/14/00

Date of first sale of property	01/29/02	02/05/02	05/31/02	06/19/02	07/12/02	02/14/02

Date of final sale of property	01/29/02	02/05/02	05/31/02	06/19/02	07/12/02	09/26/02

Tax and Distribution Data Per $1,000 Investment Through 12/31/05
Federal income tax results:
Ordinary income (loss)
- from operations	325	(162)	366	419	379	230
- from recapture	71	420	102	90	105	69
Capital gain (loss)	309	1,284	504	485	221	445

Deferred gain
- Capital	—	—	—	—	—	—
- Ordinary	—	—	—	—	—	—

Cash distributions to investors
Source (on Tax Basis) (1)
- Investment income	1,495,964	786,060	874,280	1,788,779	3,868,802	5,363,615
- Return of capital	2,750,000	600,000	1,100,000	2,300,000	6,500,000	10,800,000

Source (on cash basis)
- Sales	3,164,836	1,021,266	1,246,616	2,873,330	6,500,000	13,502,268
- Refinancing	—	—	—	—	—	—
- Operations	1,081,128	364,794	727,664	1,215,449	3,868,802	2,661,347
- Other	—	—	—	—	—	—

Receivable on net purchase money financing	—	—	—	—	—	—
Past performance is not necessarily indicative of future results.

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) (cont.)

				North Phoenix	Arden Square
	Sun Valley Value			Value	Value	Cole Desert
	Enhancement	Dobson Square	Grand Canyon	Enhancement	Enhancement	Palms Power
Program Name	Investors LP	Investors LP	Office Investors LP	Investors LP	Investors LP	Center LP

Dollar amount raised	$2,500,000	$1,800,000	$1,070,000	$2,050,000	$2,000,000	$7,500,000 (2)

Number of properties purchased	1	1	1	1	1	1

Date of closing of offering	01/11/99	09/25/95	10/12/95	02/28/97	08/25/97	12/31/01

Date of first sale of property	10/25/02	12/24/02	04/28/03	04/30/03	12/16/02	12/30/03

Date of final sale of property	12/30/02	12/24/02	04/28/03	04/30/03	12/16/02	12/30/03

Tax and Distribution Data Per $1,000 Investment Through 12/31/05
Federal income tax results:
Ordinary income (loss)
- from operations	136	781	161	617	272	(64)
- from recapture	59	136	338	103	106	216
Capital gain (loss)	480	851	1,454	381	370	414

Deferred gain
- Capital	—	—	—	—	—	—
- Ordinary	—	—	—	—	—	—

Cash distributions to investors
Source (on Tax Basis) (1)
- Investment income	1,186,350	2,261,340	1,682,452	1,900,289	1,222,229	2,448,137
- Return of capital	2,500,000	1,800,000	1,070,000	2,050,000	2,000,000	7,000,000 (3)

Source (on cash basis)
- Sales	3,167,600	2,592,864	2,088,640	2,409,980	2,189,600	8,082,375
- Refinancing	—	—	—	—	—	—
- Operations	518,750	1,468,476	663,812	1,540,309	1,032,629	1,365,762
- Other	—	—	—	—	—	—

Receivable on net purchase money financing	—	—	—	—	—	—
Past performance is not necessarily indicative of future results.

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) (cont.)

		Cole
	Siete Square	Boulevard	Cole Southwest
	Retail Income	Square	Opportunity
Program Name	Investors LP	Investors LP	Fund LP

Dollar amount raised	$1,875,000	$10,000,000	$13,905,850

Number of properties purchased	1	1	2

Date of closing of offering	09/14/98	11/25/02	10/10/01

Date of first sale of property	02/20/04	09/10/04	06/01/02

Date of final sale of property	02/20/04	09/10/04	04/06/05

Tax and Distribution Data Per $1,000 Investment Through 12/31/05
Federal income tax results:
Ordinary income (loss)
- from operations	(154)	(108)	(344)
- from recapture	1,313	246	247
Capital gain (loss)	(578)	606	80

Deferred gain
- Capital	—	—	—
- Ordinary	—	—	—

Cash distributions to investors
Source (on Tax Basis) (1)
- Investment income	837,544	4,847,320	—
- Return of capital	1,875,000	10,000,000	11,548,720

Source (on cash basis)
- Sales	1,899,975	12,837,500	11,532,122
- Refinancing	—	—	—
- Operations	812,569	2,009,820	16,598
- Other	—	—	—

Receivable on net purchase money financing	—	—	—
Past performance is not necessarily indicative of future results.

NOTES TO TABLE IV

(1)	The partnerships maintain their books on a tax basis of accounting rather than on a GAAP basis. There are potential differences in accounting for cash distributions on a tax basis and GAAP basis, the most significant of which is that partnership syndication costs, which includes securities commissions and other costs, would be recorded as a reduction of capital for GAAP purposes, which would result in lower return of capital and higher investment income amounts on a GAAP basis than on a tax basis.

(2)	Amount includes $500,000 in equity from a joint venture partner.

(3)	Amounts represent distributions to limited partnership investors and excludes the $500,000 investment from a joint venture partner.
Past performance is not necessarily indicative of future results.

TABLE V
RESULTS OF SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)
     This table provides summary information on the results of sales or disposals of properties since January 1, 2003 by Prior Real Estate Programs having similar investment objectives to those of this program. All amounts are through December 31, 2005.

			Selling Price, Net of Closing Costs and GAAP Adjustments
						Adjustments
			Cash Received	Mortgage	Purchase Money	Resulting from
	Date	Date	Net of	Balance at	Mortgage Taken Back	Application
Property	Acquired	of Sale	Closing Costs	Time of Sale	by Program	of GAAP (7)	Total (4)

Grand Canyon Office Investors LP	3/95	4/03	1,629,802	1,824,070	—	—	3,453,872
North Phoenix Value Enhancement Investors LP	11/96	4/03	2,282,924	—	—	—	2,282,924
Cole Desert Palms Power Center LP	11/01	12/03	9,219,079	21,041,765	—	—	30,260,844
Cole Southwest Opportunity Fund LP — Las Vegas Telecom Land Sale	11/00	1/04	702,856	—	—	—	702,856
Siete Square Retail Income Investors LP	7/98	2/04	2,825,034	1,632,235	—	—	4,457,269
Cole Boulevard Square Investors LP	7/02	9/04	14,423,979	27,205,776	—	—	41,629,755
Cole Southwest Opportunity Fund LP — Las Vegas Telecom Land Sale	11/00	10/04	508,690	—	—	—	508,690	(5)
Cole Southwest Opportunity Fund LP — Phoenix Switch X	8/00	4/05	10,880,860	1,500,000	—	—	12,380,860
Walgreens Marion, IL	2/05	6/05	1,743,425	2,665,000	—	—	4,408,425
Walgreens Columbus, OH	12/04	6/05	2,665,670	2,868,000	—	—	5,533,670
Walgreens Jacksonville, AR	11/04	8/05	2,277,370	2,431,000	—	—	4,708,370
Walgreens Spring, TX	12/04	8/05	1,817,910	1,973,000	—	—	3,790,910
Walgreens Warrensburg, MO	4/05	8/05	1,975,851	2,870,000	—	—	4,845,851
Past performance is not necessarily indicative of future results.

TABLE V
RESULTS OF SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) (cont.)

	Cost of Properties Including Closing and Soft Costs
	Original	Total Acquisition Cost,		Excess (Deficiency) of
	Mortgage	Capital Improvements,		Property Operating Cash
Property	Financing	Closing and Soft Costs (5)	Total	Receipts Over Cash Expenditures

Grand Canyon Office Investors LP	$—	$2,314,208	$2,314,208	898,878
North Phoenix Value Enhancement Investors LP	—	1,640,448	1,640,448	1,551,353
Cole Desert Palms Power Center LP	21,400,000	6,468,210	27,868,210	1,434,036
Cole Southwest Opportunity Fund LP — Las Vegas Telecom Land Sale	—	554,072	554,072	(11,742)
Siete Square Retail Income Investors LP	1,800,000	1,659,816	3,459,816	410,455
Cole Boulevard Square Investors LP	27,720,000	7,984,871	35,704,871	2,001,581
Cole Southwest Opportunity Fund LP — Las Vegas Telecom Land Sale	—	400,973	400,973	7,668
Cole Southwest Opportunity Fund LP — Phoenix Switch X	—	14,307,553	14,307,553	(1,338,079)
Walgreens Marion, IL	3,690,000	676,256	4,366,256	104,923
Walgreens Columbus, OH	4,135,018	1,245,096	5,380,114	265,670
Walgreens Jacksonville, AR	3,600,000	1,005,294	4,605,294	219,970
Walgreens Spring, TX	2,880,000	851,174	3,731,174	152,146
Walgreens Warrensburg, MO	3,973,000	719,004	4,692,004	199,382
Past performance is not necessarily indicative of future results.

TABLE V
RESULTS OF SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) (cont.)

			Selling Price, Net of Closing Costs and GAAP Adjustments
						Adjustments
			Cash Received		Purchase Money	Resulting from
	Date	Date	Net of	Mortgage Balance	Mortgage Taken	Application
Property	Acquired	of Sale	Closing Costs	at Time of Sale	Back by Program	of GAAP (7)	Total (4)

Cole Collateralized Senior
Notes, LLC
—Restaurant sales (3)	12/03	6/04-6/05	$28,111,983	$11,600,067	$—	$—	$39,712,050	(6)
—TIC interests in Staples in Tulsa, OK	12/03	6/04	773,335	2,800,000	—	—	3,573,335	(7)
—TIC interests in Mimi’s Café Lone Tree, CO	12/03	6/04	278,141	1,361,168	—	—	1,639,309	(7)
—TIC interests in Walgreens Westheimer, TX	10/04	12/04	3,526,680	4,032,000	—	—	7,558,680	(7)
—TIC interests in Walgreens Slidell, LA	10/04	5/05	1,975,240	2,192,000	—	—	4,167,240	(7)
—TIC interests in Home Depot Spokane, WA	10/04	5/05	10,283,250	11,460,000	—	—	21,743,250	(7)
—TIC interests in Walgreens Covington, TN	10/04	5/05	1,910,170	2,096,000	—	—	4,006,170	(7)
—TIC interests in Walgreens Glen Burnie, MD	11/04	5/05	3,006,675	3,369,000	—	—	6,375,675	(7)
—TIC interests in Walgreens Chicago, IL	3/05	7/05	2,846,300	4,625,000	—	—	7,471,300	(12)
—DST interests in Walgreens Southington, CT	4/05	7/05	2,450,608	3,981,000	—	—	6,431,608	(12)
—TIC interests in Gander Mountain Spring, TX	5/05	8/05	12,169,500	—	—	—	12,169,500	(7)
—TIC interests in Gander Mountain Hermantown, MN	8/05	11/05	10,306,531	—	—	—	10,306,531	(7)
Cole Collateralized Senior Notes II, LLC					—	—
—TIC interests in Walgreens Windsor, CO	6/04	9/04	2,393,460	2,871,000	—	—	5,264,460	(7)
—TIC interests in Walgreens Goldsboro, NC	6/04	11/04	2,303,985	2,611,510	—	—	4,915,495	(7)
—TIC interests in Walgreens Hamilton, OH	7/04	10/04	2,668,047	3,033,250	—	—	5,701,297	(7)
—TIC interests in Walgreens Carlsbad, NM	7/04	12/04	2,046,107	2,335,000	—	—	4,381,107	(7)
—TIC interests in Walgreens Willimantic, CT	9/04	11/04	2,466,690	2,709,000	—	—	5,175,690	(7)
—TIC interests in Walgreens Fairborn, OH	9/04	11/04	2,372,750	2,617,000	—	—	4,989,750	(7)
—TIC interests in Walgreens Edgewood, NM	9/04	11/04	1,903,340	2,128,000	—	—	4,031,340	(7)
—TIC interests in Walgreens Richmond, OH	10/04	5/05	3,056,970	3,387,000	—	—	6,443,970	(7)
—TIC interests in Walgreens Orlando, FL	10/04	5/05	2,195,810	2,417,000	—	—	4,612,810	(7)
—TIC interests in Home Depot Tacoma, WA	1/05	6/05	10,564,495	17,323,000	—	—	27,887,495	(7)
—DST interests in Walgreens Pineville, LA	1/05	6/05	1,871,330	2,923,000	—	—	4,794,330	(12)
—DST interests in Walgreens Bartlett, TN	1/05	6/05	1,805,960	2,950,000	—	—	4,755,960	(12)
—DST interests in Walgreens Sidney, OH	1/05	6/05	1,753,840	2,899,000	—	—	4,652,840	(12)
—DST interests in Walgreens Wichita Falls, TX	2/05	6/05	1,794,010	2,959,000	—	—	4,753,010	(12)
—DST interests in Walgreens Nashville, TN	5/05	8/05	2,284,000	3,692,000	—	—	5,976,000	(12)
—DST interests in Walgreens Metairie, LA	7/05	12/05	1,301,511	2,106,497	—	—	3,408,008	(12)
—DST interests in Wal-Mart Hazard, KY	9/05	10/05	11,511,420	19,715,000	—	—	31,226,420	(12)
Past performance is not necessarily indicative of future results.

TABLE V
RESULTS OF SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) (cont.)

	Cost of Properties Including Closing and Soft Costs
	Original	Total Acquisition Cost,		Excess (Deficiency) of
	Mortgage	Capital Improvements,		Property Operating Cash
Property	Financing	Closing and Soft Costs (2)	Total	Receipts Over Cash Expenditures

Cole Collateralized Senior Notes, LLC

—Restaurant sales (3)	$21,627,215	10,312,634	31,939,849	1,689,803
—TIC interests in Staples in Tulsa, OK	2,800,000	773,335	3,573,335	87,156
—TIC interests in Mimi’s Café Lone Tree, CO	1,361,168	278,141	1,639,309	56,390
—TIC interests in Walgreens Westheimer, TX	5,800,000	1,758,679	7,558,679	(2,136)
—TIC interests in Walgreens Slidell, LA	3,200,000	967,240	4,167,240	23,507
—TIC interests in Home Depot Spokane, WA	16,760,000	4,983,250	21,743,250	121,196
—TIC interests in Walgreens Covington, TN	3,064,000	942,170	4,006,170	40,574
—TIC interests in Walgreens Glen Burnie, MD	3,369,000	3,006,675	6,375,675	68,054
—TIC interests in Walgreens Chicago, IL	6,404,000	1,067,300	7,471,300	62,699
—DST interests in Walgreens Southington, CT	5,513,000	918,607	6,431,607	39,300
—TIC interests in Gander Mountain Spring, TX	7,052,400	5,117,100	12,169,500	162,315
—TIC interests in Gander Mountain Hermantown, MN	6,291,600	4,014,931	10,306,531	119,627
Cole Collateralized Senior Notes II, LLC
—TIC interests in Walgreens Windsor, CO	3,900,000	1,364,460	5,264,460	48,793
—TIC interests in Walgreens Goldsboro, NC	3,691,000	1,224,495	4,915,495	41,197
—TIC interests in Walgreens Hamilton, OH	4,321,000	1,380,298	5,701,298	49,394
—TIC interests in Walgreens Carlsbad, NM	3,298,000	1,083,107	4,381,107	39,608
—TIC interests in Walgreens Willimantic, CT	4,000,000	1,175,689	5,175,689	35,170
—TIC interests in Walgreens Fairborn, OH	3,944,000	1,045,750	4,989,750	37,949
—TIC interests in Walgreens Edgewood, NM	3,200,000	831,340	4,031,340	36,744
—TIC interests in Walgreens Richmond, OH	4,800,000	1,643,970	6,443,970	15,139
—TIC interests in Walgreens Orlando, FL	3,490,709	1,122,101	4,612,810	51,187
—TIC interests in Home Depot Tacoma, WA	21,320,000	6,567,495	27,887,495	367,279
—DST interests in Walgreens Pineville, LA	4,047,000	747,330	4,794,330	64,220
—DST interests in Walgreens Bartlett, TN	4,084,000	671,961	4,755,961	58,721
—DST interests in Walgreens Sidney, OH	4,014,000	638,840	4,652,840	53,334
—DST interests in Walgreens Wichita Falls, TX	4,097,000	656,010	4,753,010	41,590
—DST interests in Walgreens Nashville, TN	5,112,000	864,000	5,976,000	45,014
—DST interests in Walgreens Metairie, LA	5,400,000	3,336,420	8,736,420	105,965
—DST interests in Wal-Mart Hazard, KY	24,264,000	6,962,420	31,226,420	103,267
Past performance is not necessarily indicative of future results.

			Selling Price, Net of Closing Costs and GAAP Adjustments
						Adjustments
			Cash Received		Purchase Money	Resulting from
	Date	Date	Net of	Mortgage Balance	Mortgage Taken	Application
Property	Acquired	of Sale	Closing Costs	at Time of Sale	Back by Program	of GAAP (7)	Total (4)

Cole Collateralized Senior Notes III, LLC

—DST interests in Walgreens Derby, KS	4/05	8/05	$2,098,910	$3,322,000	$—	$—	$5,420,910	(12)
—DST interests in Walgreens Blue Springs, MO	4/05	8/05	1,686,830	2,680,000	—	—	4,366,830	(12)
—DST interests in Walgreens Garden City, KS	4/05	8/05	2,023,760	3,211,000	—	—	5,234,760	(12)
—DST interests in Walgreens Pittsburgh, KS	4/05	8/05	1,801,540	2,834,000	—	—	4,635,540	(12)
—DST interests in Walgreens Gladstone, MO	4/05	8/05	2,269,960	3,794,000	—	—	6,063,960	(12)
—DST interests in Walgreens Salt Lake City, UT	6/05	9/05	2,889,420	4,809,000	—	—	7,698,420	(12)
—DST interests in Walgreens Sandy, UT	6/05	9/05	2,886,440	4,735,000	—	—	7,621,440	(12)
—DST interests in Walgreens Midvale, UT (13)	6/05	9/05	2,054,844	3,326,576	—	—	5,381,240	(12)
—TIC interests in Best Buy Baytown, TX (15)	10/05	12/05	1,062,358	—	—	—	1,062,358	(7)
Past performance is not necessarily indicative of future results.

	Cost of Properties Including Closing and Soft Costs			Excess (Deficiency) of
	Original	Total Acquisition Cost,		Property Operating Cash
	Mortgage	Capital Improvements,		Receipts Over
Property	Financing	Closing and Soft Costs (2)	Total	Cash Expenditures

Cole Collateralized Senior Notes III, LLC

—DST interests in Walgreens Derby, KS	$4,600,000	820,910	5,420,910	35,171
—DST interests in Walgreens Blue Springs, MO	3,711,000	655,829	4,366,829	29,473
—DST interests in Walgreens Garden City, KS	4,445,000	789,760	5,234,760	36,290
—DST interests in Walgreens Pittsburgh, KS	3,925,000	710,539	4,635,539	37,866
—DST interests in Walgreens Gladstone, MO	5,253,000	810,960	6,063,960	47,512
—DST interests in Walgreens Salt Lake City, UT	6,615,000	1,083,420	7,698,420	68,428
—DST interests in Walgreens Sandy, UT	6,556,000	1,065,440	7,621,440	68,824
—DST interests in Walgreens Midvale, UT (13)	4,671,000	785,520	5,456,520	50,442
—TIC interests in Best Buy Baytown, TX (15)	—	7,695,390	7,695,390	108,073
Past performance is not necessarily indicative of future results.

NOTES TO TABLE V

(1) None of the amounts are being reported for tax purposes on the installment basis. See Table IV for allocation of the taxable gains between ordinary and capital income for all sales except as noted in footnotes (5), (6), and (10).
(2) The amounts shown do not include a pro rata share of the original offering costs. There were no carried interests received in lieu of commissions in connection with the acquisition of the property.
(3) Amounts represent the combined amounts of twenty-two restaurants sold in separate transactions.
(4) As the financial statements are prepared on an income tax basis, there are no GAAP adjustments included herein.
(5) The sale resulted in no ordinary income and a capital gain of approximately $291,000.
(6) The sales resulted in no ordinary income and capital gains totaling approximately $6,333,000.
(7) Amounts herein relate to the sale of tenant-in-common interests in a single-tenant commercial property. There was no gain or loss related to the sales as the interests in the property were sold at cost, with each purchaser acquiring their interest with cash and the assumption of a pro-rata portion of any existing loan on the property.
(8) Amounts relate to the sale of an aggregate 95% interest in the property to various tenant-in-common investors through the Cole Capital Partners Tenant-In-Common Program.
(9) Amounts relate to the sale of an aggregate 99% interest in the property to various Delaware statutory trust investors through the Cole Capital Partners Delaware Statutory Trust Program.
(10) The sale resulted in no ordinary income and a capital gain of approximately $107,000.
(11) Amounts relate to the sale of an aggregate 14% interest in the property to various tenant-in-common investors through the Cole Capital Partners Tenant in Common Program.
(12) Amounts herein relate to the sale of Delaware Statutory Trust interests in a single-tenant commercial property. There was no gain or loss related to the sales as the interests in the property were sold at cost, with each purchaser acquiring their interest with cash and the assumption of a pro-rata portion of any existing debt on the property.
Past performance is not necessarily indicative of future results.

APPENDIX C
AMENDED AND RESTATED
DISTRIBUTION REINVESTMENT PLAN
COLE CREDIT PROPERTY TRUST II, INC.
Effective as of December 31, 2005
     Cole Credit Property Trust II, Inc., a Maryland corporation (the “Company”), has adopted this Amended and Restated Distribution Reinvestment Plan (the “Plan”), to be administered by the Company or an unaffiliated third party (the “Administrator”) as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.
     1. Election to Participate. Any purchaser of shares of common stock of the Company, par value $.01 per share (the “Shares”), may become a Participant by making a written election to participate on such purchaser’s subscription agreement at the time of subscription for Shares. Any stockholder who has not previously elected to participate in the Plan, and subject to Section 8(b) herein, any participant in any previous or subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or its affiliates (an “Affiliated Program”), may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Participants in the Plan generally are required to have the full amount of their cash distributions (other than “Excluded Distributions” as defined below) with respect to all Shares or shares of stock or units of limited partnership interest of an Affiliated Program (collectively “Securities”) owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Securities to be subject to participation in the Plan.
     2. Distribution Reinvestment. The Administrator will receive all cash distributions (other than Excluded Distributions) paid by the Company or an Affiliated Participant with respect to Securities of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received at least ten (10) days prior to the last day of the period to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a holder of Securities will become a Participant in the Plan effective on the first day of the period following such election, and the election will apply to all Distributions attributable to such period and to all periods thereafter. As used in this Plan, the term “Excluded Distributions” shall mean those cash or other distributions designated as Excluded Distributions by the Board of the Company or the board or general partner of an Affiliated Program, as applicable.
     3. General Terms of Plan Investments.
     (a) The Company intends to offer Shares pursuant to the Plan at the higher of 95% of the estimated value of one share as estimated by the Company’s board of directors or $9.50 per share, regardless of the price per Security paid by the Participant for the Securities in respect of which the Distributions are paid. A stockholder may not participate in the Plan through distribution channels that would be eligible to purchase shares in the public offering of shares pursuant to the Company’s prospectus outside of the Plan at prices below $9.50 per share.
     (b) Selling commissions will not be paid for the Shares purchased pursuant to the Plan.
     (c) Dealer manager fees will not be paid for the Shares purchased pursuant to the Plan.
     (d) For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.
     (e) Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be paid to the Company and will become property of the Company.
     (f) Participants may acquire fractional Shares so that 100% of the Distributions will be used to acquire Shares. The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.

C-1

     4. Absence of Liability. Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares or any change in the value of the Shares acquired for the Participant’s account. Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act hereunder.
     5. Suitability. Each Participant shall notify the Administrator in the event that, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the Subscription Agreement for the Participant’s initial purchase of Shares. A material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s prospectus for the Participant’s initial purchase of Shares.
     6. Reports to Participants. Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Shares purchased and the per Share purchase price for such Shares pursuant to the Plan during the prior year. Each statement also shall advise the Participant that, in accordance with Section 5 hereof, the Participant is required to notify the Administrator in the event there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Securities becomes inaccurate. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.
     7. Taxes. Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions reinvested in Shares under the Plan.
     8. Reinvestment in Subsequent Programs.
     (a) After the termination of the Company’s initial public offering of Shares pursuant to the Company’s prospectus dated June 27, 2005 (the “Initial Offering”), the Company may determine, in its sole discretion, to cause the Administrator to provide to each Participant notice of the opportunity to have some or all of such Participant’s Distributions (at the discretion of the Administrator and, if applicable, the Participant) invested through the Plan in any publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or an Affiliated Program (a “Subsequent Program”). If the Company makes such an election, Participants may invest Distributions in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:
     (i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;
     (ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended;
     (iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;
     (iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and
     (v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.
     (b) The Company may determine, in its sole discretion, to cause the Administrator to allow one or more participants of an Affiliated Program to become a “Participant.” If the Company makes such an election, such Participants may invest distributions received from the Affiliated Program in Shares through this Plan, if the following conditions are satisfied:
     (i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;
     (ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended;

C-2

(iii)	the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv)	the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and

(v)	the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.
     9. Termination.
     (a) A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten (10) days prior to the last day of the Distribution Period to which it relates.
     (b) Prior to the listing of the Shares on a national securities exchange or inclusion of the Shares for quotation on The Nasdaq National Market, a Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.
     10. State Regulatory Restrictions. The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions for purchases under the Plan.
     11. Amendment or Termination by Company.
     (a) The terms and conditions of this Plan may be amended by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least ten (10) days prior to the effective date thereof to each Participant.
     (b) The Administrator may terminate a Participant’s individual participation in the Plan and the Company may terminate the Plan itself, at any time by providing ten (10) days’ prior written notice to a Participant, or to all Participants, as the case may be.
     (c) After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participation’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation will be sent directly to the former Participant.
     12. Participation by Limited Partners of Cole Operating Partnership II, LP. For purposes of this Plan, “stockholders” shall be deemed to include limited partners of Cole Operating Partnership II, LP (the “Partnership”), “Participants” shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and “Distribution,” when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.
     13. Governing Law. This Plan and the Participants’ election to participate in the Plan shall be governed by the laws of the State of Maryland.
     14. Notice. Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Investor Services Department, 2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any changes of address.

C-3

APPENDIX D
s COLE s CREDIT PROPERTY TRUST II, INC.
Additional Investment Subscription Agreement

This form may be used by any current Investor (the “Investor”) in Cole Credit Property Trust II, Inc. (the “Company”), who desires to purchase additional shares of the Company’s common stock pursuant to the Additional Subscription Agreement and who purchased their shares directly from the Company. Investors who acquired shares other than through use of a Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the Cole Credit Property Trust II, Inc. Subscription Agreement.
Minimum Additional Investment: $1,000

$
Total $ Invested	Total Shares

Total shares may vary if this is a non-commission sale or if volume discounts apply.

SUBSCRIBER INFORMATION
Subscriber Name                                                                                         ☐ Mr.       ☐ Mrs.      ☐ Ms.            Account
#
Social Security # or Taxpayer ID # ☐☐☐-☐☐-☐☐☐☐           Date of Birth or Date of Incorporation ☐☐-☐☐-
     ☐☐☐☐
Mailing Address                                                                         City                                               State
                    ZIP
Home Telephone No. ☐☐☐-☐☐☐-☐☐☐☐                               Business Telephone No. ☐☐☐-☐☐☐-
     ☐☐☐☐

SUBSCRIBER SIGNATURES

I hereby acknowledge and/or represent (or in the case of fiduciary accounts, the person authorized to sign on my behalf) the following:			Owner	Joint Owner

a.	I have received the prospectus as supplemented to date relating to the shares, wherein the terms and conditions of the offering of the shares are described.	a.	Initials	Initials

b.	I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $45,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000, or that I (we) meet such higher suitability requirements as may be required by my state of residence and set forth in the prospectus under “Suitability Standards”. In the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.	b.	Initials	Initials

c.	If I am a resident of Arizona, California, Iowa, Michigan or Tennessee, I have either (i) a net worth of at least $225,000 or (ii) a gross annual income of at least $60,000 and a net worth of at least $60,000.	c.	Initials	Initials

d.	If I am a resident of Maine, I have either (i) a net worth of at least $200,000 or (ii) a gross annual income of at least $50,000 and a net worth of at least $60,000.	d.	Initials	Initials

e.	If I am a resident of Kansas, I acknowledge that it is recommended that I should invest no more than 10% of my liquid net worth in the shares and the securities of other real estate investment trusts.	e.	Initials	Initials

f.	If I an a resident of Ohio, Massachusetts[, North Carolina] or Pennsylvania, I have either (i) a net worth of at least $250,000 or (ii) a minimum gross annual income of at least $70,000 and a minimum net worth of at least $70,000 and my maximum investment in the Company and its affiliates will not exceed 10% of my net worth.	f.	Initials	Initials

g.	I am purchasing the shares for my own account or I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Additional Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).	g.	Initials	Initials

h.	I acknowledge that the shares are not liquid.	h.	Initials	Initials

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Additional Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.
NOTICE IS HEREBY GIVEN TO EACH SUBSCRIBER THAT BY EXECUTING THIS AGREEMENT YOU ARE NOT WAIVING ANY RIGHTS YOU MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND ANY STATE SECURITIES LAWS.

D-1

A SALE OF THE SHARES MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER THE DATE THE SUBSCRIBER RECEIVES THE PROSPECTUS.

Signature of Subscriber	Signature of Co-Subscriber, if applicable	Authorized Signature (Custodian or Trustee, if applicable)	Date

s COLE s CREDIT PROPERTY TRUST II, INC. 2401 Kerner Boulevard • San Rafael, CA 94901
Phone: 866-341-2653

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 31. Other Expenses of Issuance and Distribution
     The following table sets forth the costs and expenses, other than selling commissions, to be paid by us while issuing and distributing the common stock being registered. All amounts are estimates and assume the sale of 55,342,000 shares except the registration fee and the NASD filing fee.

SEC Registration Fee	$68,397
NASD Filing Fee	30,500
Printing Expenses	800,000
Legal Fees and Expenses	500,000
Accounting Fees and Expenses	125,000
Blue Sky Fees and Expenses	149,068
Educational Seminars and Conferences	750,000
Due Diligence Expenses (Retailing)	750,000
Advertising and Sales Literature	1,250,000
Advertising and Sales Expenses	2,500,000
Miscellaneous	518,700

Total expenses	$7,441,665

Item 32. Sales to Special Parties
     Not Applicable
Item 33. Recent Sales of Unregistered Securities
     In connection with our incorporation, we issued 20,000 shares of our common stock to Cole Holdings Corporation for $10.00 per share in a private offering on September 29, 2004. Such offering was exempt from the registration requirements pursuant to Section 4(2) of the Securities Act.
Item 34. Indemnification of the Officers and Directors
     The Maryland General Corporation Law, as amended (the “MGCL”), permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.
     The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed if it shall ultimately be determined that the standard of conduct was not met. It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.
     Our charter provides that we shall indemnify and hold harmless a director, officer, employee, agent, advisor or affiliate against any and all losses or liabilities reasonably incurred by such director, officer, employee, agent, advisor or affiliate in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity.
     However, under our charter, we shall not indemnify the directors, officers, employees, agents, advisor or any affiliate for any liability or loss suffered by the directors, officers, employees, agents, advisors or affiliates, nor shall we provide that the directors, officers, employees, agents, advisors or affiliates be held harmless for any loss or liability suffered by us, unless all of the following conditions are met: (i) the directors, officers, employees, agents, advisor or affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the directors, officers, employees, agents, advisor or affiliates were acting on our behalf or performing services for us; (iii) such liability or loss was not the result of (A) negligence or misconduct by the directors, excluding the independent directors, officers, employees, agents, advisors or affiliates; or (B) gross negligence or willful misconduct by the independent directors; and (iv) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from stockholders. Notwithstanding the foregoing, the directors, officers, employees, agents, advisors or affiliates and any persons acting as a broker-dealer shall not be indemnified by us for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.
     Our charter provides that the advancement of funds to our directors, officers, employees, agents, advisors or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; (iii) the directors, officers, employees, agents, advisor or affiliates undertake to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such directors, officers, employees, agents, advisor or affiliates are found not to be entitled to indemnification.
     We also have purchased and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Item 35. Treatment of Proceeds from Stock Being Registered
     Not Applicable
Item 36. Financial Statements and Exhibits
(a)	Financial Statements: The list of the financial statements filed as part of this Post-Effective Amendment No. 6 to the Form S-11 is set forth on page F-1 herein.

(b)	Exhibits: The list of exhibits filed as part of this Post-Effective Amendment No. 6 to Form S-11 is submitted in the Exhibit Index following the Signature pages herein.

Item 37. Undertakings
     (a) The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
     (b) The Registrant undertakes (i) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (c) The Registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.
     (d) The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.
     (e) The Registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10.0% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

     (f) The Registrant undertakes that, for the purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) under the Securities Act as part a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Securities Act or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.
     (g) For the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
     (h) The Registrant undertakes to provide to the stockholders the financial statements as required by Form 10-K for the first full fiscal year of the Registrant’s operations.
     (i) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TABLE VI (UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAMS
     Table VI presents summary information on properties acquired in the three years ended December 31, 2005 by Prior Real Estate Programs with similar investment objectives. This table provides information regarding the general type and location of the properties and the manner in which the properties were acquired.

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Fund LP	Fund LP	Fund LP
	Payless Shoesource	Walgreens	CVS Pharmacy
	Columbia, SC	Jacksonville, FL	Hamilton, OH
Name, location, type of property	Retail	Retail	Retail
Gross leasable square footage	5,500	15,120	11,180
Date of purchase	02/14/03	02/18/03	03/14/03
Mortgage financing at date of purchase	$—	$3,267,188	$—
Cash down payment	1,570,550	1,169,812	3,158,000

Contract purchase price plus acquisition fee	1,570,550	4,437,000	3,158,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	11,416	70,318	108,592

Total acquisition cost	$1,581,966	$4,507,318	$3,266,592

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Fund LP	Fund LP	Fund LP
	Walgreens	Walgreens	Walgreens
	Akron, OH	Seattle, WA	LaMarque, TX
Name, location, type of property	Retail	Retail	Retail
Gross leasable square footage	13,500	14,410	15,120
Date of purchase	04/07/03	04/25/03	03/14/03
Mortgage financing at date of purchase	$2,222,000	$4,848,000	$3,296,000
Cash down payment	567,697	1,212,000	824,000

Contract purchase price plus acquisition fee	2,789,697	6,060,000	4,120,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	10,703	11,201	8,650

Total acquisition cost	$2,800,400	$6,071,201	$4,128,650

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Fund LP	Fund LP	Fund LP
	Winn—Dixie	CVS Pharmacy	Office Depot
	Trussville, AL	Mechanicville, NY	Laurel, MS
Name, location, type of property	Retail	Retail	Retail
Gross leasable square footage	45,860	10,125	20,515
Date of purchase	06/12/03	06/17/03	06/19/03
Mortgage financing at date of purchase	$3,815,625	$1,824,000	$1,270,000
Cash down payment	809,306	524,400	1,037,750

Contract purchase price plus acquisition fee	4,624,931	2,348,400	2,307,750
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	26,229	20,247	12,784

Total acquisition cost	$4,651,160	$2,368,647	$2,320,534

TABLE VI (UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAMS – (Continued)

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Fund LP	Fund LP	Fund LP
	Walgreens	Walgreens	Walgreens
	Broken Arrow, OK	Saginaw, MI	Tulsa, OK
Name, location, type of property	Retail	Retail	Retail
Gross leasable square footage	13,000	15,120	13,000
Date of purchase	08/05/03	06/30/03	08/01/03
Mortgage financing at date of purchase	$—	$3,299,840	$—
Cash down payment	2,040,900	824,960	2,205,700

Contract purchase price plus acquisition fee	2,040,900	4,124,800	2,205,700
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	10,463	16,975	9,167

Total acquisition cost	$2,051,363	$4,141,775	$2,214,867

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Fund LP	Fund LP	Fund II LP
	Office Depot	Home Depot	Best Buy
	London, KY	Colma, CA	LasCruces, NM
Name, location, type of property	Retail	Retail	Retail
Gross leasable square footage	20,468	99,970	30,000
Date of purchase	09/24/03	06/27/03	11/07/03
Mortgage financing at date of purchase	$—	$26,400,000	$4,395,000
Cash down payment	3,060,000	6,875,001	1,464,900

Contract purchase price plus acquisition fee	3,060,000	33,275,001	5,859,900
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	16,041	88,611	7,160

Total acquisition cost	$3,076,041	$33,363,612	$5,867,060

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Fund II LP	Fund II LP	Fund II LP
	Staples	TJ Maxx	AT&T Wireless
	Angola, IN	Stauton, VA	Santa Clara, CA
Name, location, type of property	Retail	Retail	Office
Gross leasable square footage	24,049	78,823	33,257
Date of purchase	12/17/03	02/06/04	03/08/04
Mortgage financing at date of purchase	$2,250,000	$—	$7,048,000
Cash down payment	825,000	4,794,000	2,232,300

Contract purchase price plus acquisition fee	3,075,000	4,794,000	9,280,300
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,565	7,070	12,958

Total acquisition cost	$3,080,565	$4,801,070	$9,293,258

TABLE VI (UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAMS – (Continued)

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Fund II LP	Fund II LP	Fund II LP
	Walgreens	Walgreens	CVS Pharmacy
	Tulsa, OK	Crossville, TN	Columbia, TN
Name, location, type of property	Retail	Retail	Retail
Gross leasable square footage	13,500	15,070	10,722
Date of purchase	03/22/04	03/23/04	05/28/04
Mortgage financing at date of purchase	$—	$3,363,981	$1,860,000
Cash down payment	2,962,750	872,079	503,850
Contract purchase price plus acquisition fee	2,962,750	4,236,060	2,363,850
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	15,183	23,808	23,365

Total acquisition cost	$2,977,933	$4,259,868	$2,387,215

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Fund II LP	Fund II LP	Trust, Inc.
	CVS Pharmacy	Walgreens	WaWa
	Columbia, TN	Newton, IA	Clifton Heights, PA
Name, location, type of property	Retail	Retail	Retail
Gross leasable square footage	10,722	15,120	4,694
Date of purchase	05/28/04	10/01/04	07/30/04
Mortgage financing at date of purchase	$1,840,000	$2,393,000	$2,270,297
Cash down payment	554,750	2,087,500	1,499,136

Contract purchase price plus acquisition fee	2,394,750	4,480,500	3,769,433
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	23,480	19,868	93,809

Total acquisition cost	$2,418,230	$4,500,368	$3,863,242

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Trust, Inc.	Trust, Inc.	Trust, Inc.
	WaWa	WaWa	Walgreens
	Newark, DE	Vineland, NJ	Houston, TX
Name, location, type of property	Retail	Retail	Retail
Gross leasable square footage	5,599	5,603	12,851
Date of purchase	07/30/04	07/30/04	08/21/04
Mortgage financing at date of purchase	$2,708,008	$2,709,943	$—
Cash down payment	1,788,169	1,789,446	2,260,850

Contract purchase price plus acquisition fee	4,496,177	4,499,389	2,260,850
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	111,895	111,975	11,076

Total acquisition cost	$4,608,072	$4,611,364	$2,271,926

TABLE VI (UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAMS – (Continued)

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Trust, Inc.	Trust, Inc.	Trust, Inc.
	Walgreens	Rite Aid	Rite Aid
	Lawrence, KS	Memphis, TN	Warren, OH
Name, location, type of property	Retail	Retail	Retail
Gross leasable square footage	12,885	11,064	11,267
Date of purchase	09/24/04	10/20/04	10/28/04
Mortgage financing at date of purchase	$1,357,185	$—
Cash down payment	1,418,235	3,523,483	2,620,476

Contract purchase price plus acquisition fee	2,775,420	3,523,483	2,620,476
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	16,432	131,434	112,226

Total acquisition cost	$2,791,852	$3,654,917	$2,732,702

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Trust, Inc.	Trust, Inc.	Trust, Inc.
	CarMax	Walgreens	Walgreens
	Merriam, KS	Cahokia, IL	Cleveland, OH
Name, location, type of property	Retail	Retail	Retail
Gross leasable square footage	55,466	13,381	13,380
Date of purchase	11/15/04	11/15/04	11/22/04
Mortgage financing at date of purchase	$14,175,000	$1,305,000	$1,224,000
Cash down payment	4,756,337	1,139,705	1,067,750

Contract purchase price plus acquisition fee	18,931,337	2,444,705	2,291,750
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	53,171	14,192	18,671

Total acquisition cost	$18,984,508	$2,458,897	$2,310,421

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Trust, Inc.	Trust, Inc.	Trust, Inc.
	Lowe’s	Lowe’s	CVS Pharmacy
	Texas City, TX	Jonesboro, AR	Whiteville, NC
Name, location, type of property	Retail	Retail	Retail
Gross leasable square footage	130,497	126,405	10,041
Date of purchase	12/28/04	01/14/05	03/10/05
Mortgage financing at date of purchase	$8,800,000	$8,400,000	$1,736,000
Cash down payment	2,480,000	2,312,000	1,014,100

Contract purchase price plus acquisition fee	11,280,000	10,712,000	2,750,100
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	67,038	18,227	18,250

Total acquisition cost	$11,347,038	$10,730,227	$2,768,350

TABLE VI (UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAMS – (Continued)

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Trust, Inc.	Trust, Inc.	Trust, Inc.
	Rite Aid	Tractor Supply	Sherwin Williams
	Bangor, ME	Woodstock, VA	Ashtabula, OH
Name, location, type of property	Retail	Retail	Retail
Gross leasable square footage	13,100	22,962	5,400
Date of purchase	04/14/05	04/29/05	05/09/05
Mortgage financing at date of purchase	$3,400,000	$1,658,000	$493,000
Cash down payment	850,000	1,357,000	265,560
Contract purchase price plus acquisition fee	4,250,000	3,015,000	758,560
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	22,923	20,445	15,835

Total acquisition cost	$4,272,923	$3,035,445	$774,395

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Trust, Inc.	Trust, Inc.	Trust, Inc.
	Sherwin Williams	Sherwin Williams	Apria Healthcare
	Boardman, OH	Angola, IN	Indianapolis, IN
Name, location, type of property	Retail	Retail	Healthcare
Gross leasable square footage	6,000	5,010	83,610
Date of purchase	05/09/05	05/09/05	05/17/05
Mortgage financing at date of purchase	$595,000	$709,000	$5,680,000
Cash down payment	320,140	382,500	1,420,000
Contract purchase price plus acquisition fee	915,140	1,091,500	7,100,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	16,572	16,509	20,950

Total acquisition cost	$931,712	$1,108,009	$7,120,950

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Trust, Inc.	Trust, Inc.	Trust, Inc.
	Gander Mountain	CVS Pharmacy	Eckerd
	Houston, TX	Lago Vista, TX	Spartanburg, SC
Name, location, type of property	Retail	Retail	Retail
Gross leasable square footage	88,475	14,560	13,824
Date of purchase	05/26/05	06/03/05	06/29/05
Mortgage financing at date of purchase	$7,731,600	$3,151,000	$3,406,000
Cash down payment	5,154,400	1,696,860	1,833,773
Contract purchase price plus acquisition fee	12,886,000	4,847,860	5,239,773
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	33,209	17,251	14,680

Total acquisition cost	$12,919,209	$4,865,111	$5,254,453

TABLE VI (UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAMS – (Continued)

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Trust, Inc.	Trust, Inc.	Trust, Inc.
	CVS Pharmacy	Eckerd	Eckerd
	Independence, MO	Murfreesboro, TN	Philadelphia, PA
Name, location, type of property	Retail	Retail	Retail
Gross leasable square footage	11,365	11,200	11,361
Date of purchase	06/20/05	06/20/05	06/29/05
Mortgage financing at date of purchase	$2,521,000	$2,303,000	$2,691,000
Cash down payment	1,357,000	1,235,000	1,448,780
Contract purchase price plus acquisition fee	3,878,000	3,538,000	4,139,780
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	6,990	10,262	6,460

Total acquisition cost	$3,884,990	$3,548,262	$4,146,240

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Trust, Inc.	Trust, Inc.	Trust, Inc.
	CVS Pharmacy	Cinemagic	Rite Aid
	Duncanville, TX	Rochester, MN	Wheelersburg, OH
Name, location, type of property	Retail	Theatre	Retail
Gross leasable square footage	11,332	45,218	11,227
Date of purchase	06/20/05	06/24/05	06/30/05
Mortgage financing at date of purchase	$2,137,000	$4,070,000	$1,380,000
Cash down payment	1,150,000	3,330,000	743,000
Contract purchase price plus acquisition fee	3,287,000	7,400,000	2,123,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	10,291	30,267	15,565

Total acquisition cost	$3,297,291	$7,430,267	$2,138,565

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Trust, Inc.	Trust, Inc.	Trust, Inc.
	Eckerd	Eckerd	Tractor Supply
	Hayes, VA	Traveler’s Rest, SC	Paducah, KY
Name, location, type of property	Retail	Retail	Retail
Gross leasable square footage	13,813	13,813	21,677
Date of purchase	07/08/05	07/15/05	07/22/05
Mortgage financing at date of purchase	$2,773,000	$3,137,000	$1,187,000
Cash down payment	1,493,000	1,689,493	971,600
Contract purchase price plus acquisition fee	4,266,000	4,826,493	2,158,600
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	21,820	17,820	19,042

Total acquisition cost	$4,287,820	$4,844,313	$2,177,642

TABLE VI (UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Trust, Inc.	Trust, Inc.	Trust, Inc.
	Rite Aid	Walgreens	Walgreens
	St. Mary’s, OH	Hutchinson, KS	Newton, KS
Name, location, type of property	Retail	Retail	Retail
Gross leasable square footage	14,564	14,395	14,444
Date of purchase	07/26/05	08/11/05	08/11/05
Mortgage financing at date of purchase	$1,687,000	$4,260,000	$3,558,000
Cash down payment	1,363,000	1,065,600	889,015
Contract purchase price plus acquisition fee	3,050,000	5,325,600	4,447,015
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	15,626	31,562	28,761

Total acquisition cost	$3,065,626	$5,357,162	$4,475,776

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Trust, Inc.	Trust, Inc.	Trust, Inc.
	Tractor Supply	Best Buy	Conns
	Glasgow, KY	Tupelo, MS	Hurst, TX
Name, location, type of property	Retail	Retail	Retail
Gross leasable square footage	21,688	20,000	25,414
Date of purchase	08/17/05	08/24/05	08/31/05
Mortgage financing at date of purchase	$1,388,000	$2,707,000	$1,444,000
Cash down payment	1,136,000	1,457,000	1,181,000
Contract purchase price plus acquisition fee	2,524,000	4,164,000	2,625,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	19,358	19,019	10,272

Total acquisition cost	$2,543,358	$4,183,019	$2,635,272

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Trust, Inc.	Trust, Inc.	Trust, Inc.
	Conns	Conns	Vanguard
	Pecan Park, TX	Austin, TX	Atlanta, GA
Name, location, type of property	Retail	Retail	Car Rental
Gross leasable square footage	25,358	24,965	28,173
Date of purchase	08/31/05	08/31/05	08/31/05
Mortgage financing at date of purchase	$2,571,000	$2,640,000	$8,625,000
Cash down payment	2,104,000	2,160,000	5,750,000
Contract purchase price plus acquisition fee	4,675,000	4,800,000	14,375,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	13,415	14,510	38,250

Total acquisition cost	$4,688,415	$4,814,510	$14,413,250

TABLE VI (UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit Property	Cole Credit	Cole Credit
Program:	Trust, Inc.	Property Trust II, Inc.	Property Trust II, Inc.
	Rite Aid	Tractor Supply	Walgreens
	Buxton, ME	Parkersburg, WV	Brainerd, MN
Name, location, type of property	Retail	Retail	Retail
Gross leasable square footage	11,180	21,688	15,076
Date of purchase	09/30/05	09/27/05	10/06/05
Mortgage financing at date of purchase	$—	$2,607,000	$3,463,000
Cash down payment	2,402,000	652,243	865,500

Contract purchase price plus acquisition fee	2,402,000	3,259,243	4,328,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	32,812	28,815	24,781

Total acquisition cost	$2,434,812	$3,288,058	$4,353,281

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Trust II, Inc.	Trust II, Inc.	Trust II, Inc.
	Rite Aid	La—Z—Boy	Walgreens
	Alliance, OH	Glendale, AZ	Florissant, MO
Name, location, type of property	Retail	Retail	Retail
Gross leasable square footage	11,325	23,000	15,048
Date of purchase	10/25/05	10/25/05	11/02/05
Mortgage financing at date of purchase	$—	$4,553,000	$4,373,333
Cash down payment	2,100,000	1,138,525	814,299

Contract purchase price plus acquisition fee	2,100,000	5,691,525	5,187,632
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	11,871	18,515	10,851

Total acquisition cost	$2,111,871	$5,710,040	$5,198,483

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Trust II, Inc.	Trust II, Inc.	Trust II, Inc.
	Walgreens	Walgreens	Walgreens
	St. Louis, MO	St. Louis, MO	Columbia, MO
Name, location, type of property	Retail	Retail	Retail
Gross leasable square footage	15,120	15,012	13,973
Date of purchase	11/02/05	11/02/05	11/22/05
Mortgage financing at date of purchase	$4,373,333	$4,373,333	$4,645,369
Cash down payment	686,093	1,779,609	1,626,002

Contract purchase price plus acquisition fee	5,059,426	6,152,942	6,271,371
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	8,800	26,296	22,688

Total acquisition cost	$5,068,226	$6,179,238	$6,294,059

TABLE VI (UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
Program:	Property Trust II, Inc.	Property Trust II, Inc.	Property Trust II, Inc.
	Walgreens	CVS Pharmacy	Lowe’s
	Olivette, MO	Alpharetta, GA	Enterprise, AL
Name, location, type of property	Retail	Retail	Retail
Gross leasable square footage	15,030	10,125	95,173
Date of purchase	11/22/05	12/01/05	12/01/05
Mortgage financing at date of purchase	$5,567,894	$2,480,000	$5,980,000
Cash down payment	2,254,328	620,000	1,495,000

Contract purchase price plus acquisition fee	7,822,222	3,100,000	7,475,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	18,472	26,803	23,108

Total acquisition cost	$7,840,694	$3,126,803	$7,498,108

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Trust II, Inc.	Trust II, Inc.	Trust II, Inc.
	CVS Pharmacy	FedEx	Plastech
	Richland Hills, TX	Rockford, IL	Auburn Hills, MI
Name, location, type of property	Retail	Distribution Center	Manufacturing Facility
Gross leasable square footage	10,908	38,133	124,732
Date of purchase	12/08/05	12/08/05	12/15/05
Mortgage financing at date of purchase	$2,928,000	$4,920,000	$17,700,000
Cash down payment	732,000	(1,260,000)	5,900,000

Contract purchase price plus acquisition fee	3,660,000	3,660,000	23,600,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	25,747	19,921	21,417

Total acquisition cost	$3,685,747	$3,679,921	$23,621,417

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes, LLC	Senior Notes, LLC	Senior Notes, LLC
	CW	Staples	Burger King
	Perinton, NY	Tulsa, OK	Orlando, FL
Name, location, type of property	Retail	Retail	Retail
Gross leasable square footage	6,710	23,942	3,911
Date of purchase	11/06/03	12/02/03	12/23/03
Mortgage financing at date of purchase	$—	$—	$607,088
Cash down payment	4,009,250	3,722,689	254,716

Contract purchase price plus acquisition fee	4,009,250	3,722,689	861,804
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	8,843	23,695	17,337

Total acquisition cost	$4,018,093	$3,746,384	$879,141

TABLE VI (UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes, LLC	Senior Notes, LLC	Senior Notes, LLC
	Wendy’s	Wendy’sKnoxville,	Wendy’sMadisonville,
Name, location, type of property	Knoxville, TNRetail	TNRetail	TNRetail
Gross leasable square footage	2,973	3,103	3,095
Date of purchase	12/23/03	12/23/03	12/23/03
Mortgage financing at date of purchase	$794,176	$794,176	$555,738
Cash down payment	446,539	446,539	187,105

Contract purchase price plus acquisition fee	1,240,715	1,240,715	742,843
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	14,915	14,871	9,421

Total acquisition cost	$1,255,630	$1,255,586	$752,264

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes, LLC	Senior Notes, LLC	Senior Notes, LLC
	Tortuga Cantina	Tortuga Cantina	Denny’s
	The Woodlands, TX	Houston, TX	Auburn, NY
Name, location, type of property	Retail	Retail	Retail
Gross leasable square footage	5,051	4,953	5,545
Date of purchase	12/23/03	12/23/03	12/23/03
Mortgage financing at date of purchase	$1,345,997	$1,277,349	$861,101
Cash down payment	641,967	682,416	169,010

Contract purchase price plus acquisition fee	1,987,964	1,959,765	1,030,111
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	19,672	19,060	16,419

Total acquisition cost	$2,007,636	$1,978,825	$1,046,530

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes, LLC	Senior Notes, LLC	Senior Notes, LLC
	Denny’s	Denny’s	Denny’s
	Canandigua, NY	Cicero, NY	Fredonia, NY
Name, location, type of property	Retail	Retail	Retail
Gross leasable square footage	4,640	4,750	4,014
Date of purchase	12/23/03	12/23/03	12/23/03
Mortgage financing at date of purchase	$1,024,088	$698,115	$1,047,173
Cash down payment	200,765	136,371	204,997

Contract purchase price plus acquisition fee	1,224,853	834,486	1,252,170
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	18,569	16,816	11,654

Total acquisition cost	$1,243,422	$851,302	$1,263,824

TABLE VI (UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes, LLC	Senior Notes, LLC	Senior Notes, LLC
	Denny’s	Denny’s	Hooters
	Greece, NY	Syracuse, NY	Atlanta, GA
Name, location, type of property	Retail	Retail	Retail
Gross leasable square footage	4,942	4,947	20,703
Date of purchase	12/23/03	12/23/03	12/23/03
Mortgage financing at date of purchase	$1,241,093	$892,036	$1,283,640
Cash down payment	242,830	175,085	839,146

Contract purchase price plus acquisition fee	1,483,923	1,067,121	2,122,786
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	21,343	16,816	11,654

Total acquisition cost	$1,505,266	$1,083,937	$2,134,440

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes, LLC	Senior Notes, LLC	Senior Notes, LLC
	Hooters	Hooters	Hooters
	Duluth, GA	Flint, MI	Jonesboro, GA
Name, location, type of property	Retail	Retail	Retail
Gross leasable square footage	7,000	6,509	4,834
Date of purchase	12/23/03	12/23/03	12/23/03
Mortgage financing at date of purchase	$1,026,912	$641,816	$791,577
Cash down payment	676,427	420,017	517,871

Contract purchase price plus acquisition fee	1,703,339	1,061,833	1,309,448
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	10,265	16,408	8,716

Total acquisition cost	$1,713,604	$1,078,241	$1,318,164

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes, LLC	Senior Notes, LLC	Senior Notes, LLC
	Hooters	Hooters	Mimi’s Café
	Macon, GA	Raleigh, NC	Bakersfield, CA
Name, location, type of property	Retail	Retail	Retail
Gross leasable square footage	7,907	3,662	7,215
Date of purchase	12/23/03	12/23/03	12/23/03
Mortgage financing at date of purchase	$812,970	$877,150	$1,311,874
Cash down payment	531,725	573,288	558,450

Contract purchase price plus acquisition fee	1,344,695	1,450,438	1,870,324
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	8,954	11,117	12,637

Total acquisition cost	$1,353,649	$1,461,555	$1,882,961

TABLE VI (UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes, LLC	Senior Notes, LLC	Senior Notes, LLC
	Mimi’s Café	Mimi’s Café	T.G.I. Friday’s
	Dublin, CA	Lone Tree, CO	Colorado Springs, CO
Name, location, type of property	Retail	Retail	Retail
Gross leasable square footage	6,658	6,862	7,302
Date of purchase	12/23/03	12/23/03	12/23/03
Mortgage financing at date of purchase	$1,464,529	$1,361,168	$1,399,085
Cash down payment	830,088	771,311	651,443

Contract purchase price plus acquisition fee	2,294,617	2,132,479	2,050,528
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	16,508	8,033	12,012

Total acquisition cost	$2,311,125	$2,140,512	$2,062,540

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes, LLC	Senior Notes, LLC	Senior Notes, LLC
	T.G.I. Friday’s	T.G.I. Friday’s	Del Taco
	Las Vegas, NV	Reno, NV	Lancaster, CA
Name, location, type of property	Retail	Retail	Retail
Gross leasable square footage	7,017	6,667	2,066
Date of purchase	12/23/03	12/23/03	12/23/03
Mortgage financing at date of purchase	$1,335,944	$1,365,203	$801,731
Cash down payment	622,059	635,978	501,363

Contract purchase price plus acquisition fee	1,958,003	2,001,181	1,303,094
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	21,540	22,610	10,797

Total acquisition cost	$1,979,543	$2,023,791	$1,313,891

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes, LLC	Senior Notes, LLC	Senior Notes, LLC
	Wawa	Wawa	Wawa
	Narberth, PA	Hockessin, DE	Manahawkin, NJ
Name, location, type of property	Retail	Retail	Retail
Gross leasable square footage	4,461	5,160	4,695
Date of purchase	02/27/04	02/27/04	02/27/04
Mortgage financing at date of purchase	$2,254,080	$2,607,859	$2,372,848
Cash down payment	1,406,766	1,627,558	1,480,889

Contract purchase price plus acquisition fee	3,660,845	4,235,417	3,853,737
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	20,281	23,465	21,350

Total acquisition cost	$3,681,127	$4,258,882	$3,875,087

TABLE VI (UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes, LLC	Senior Notes, LLC	Senior Notes, LLC
	Walgreens	Walgreens	Walgreens
	Houston, TX	Slidell, LA	Covington, TN
Name, location, type of property	Retail	Retail	Retail
Gross leasable square footage	13,562	14,560	14,568
Date of purchase	10/04/04	10/15/04	10/22/04
Mortgage financing at date of purchase	$5,800,000	$3,200,000	$3,064,000
Cash down payment	1,676,600	904,550	860,300

Contract purchase price plus acquisition fee	7,476,600	4,104,550	3,924,300
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	35,882	20,851	30,227

Total acquisition cost	$7,512,482	$4,125,401	$3,954,527

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes, LLC	Senior Notes, LLC	Senior Notes, LLC
	Home Depot	Walgreens	Walgreens
	Spokane, WA	Glen Burnie, MD	Ponca City, OK
Name, location, type of property	Retail	Retail	Retail
Gross leasable square footage	132,805	13,660	14,639
Date of purchase	10/27/04	11/15/04	11/24/04
Mortgage financing at date of purchase	$16,760,000	$3,369,000	$3,648,000
Cash down payment	4,694,900	2,889,750	887,260

Contract purchase price plus acquisition fee	21,454,900	6,258,750	4,535,260
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	54,751	19,393	95,257

Total acquisition cost	$21,509,651	$6,278,143	$4,630,517

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes, LLC	Senior Notes, LLC	Senior Notes, LLC
	Walgreens	Walgreens	Gander Mountain
	Chicago, IL	Southington, CT	Spring, TX
Name, location, type of property	Retail	Retail	Retail
Gross leasable square footage	15,330	14,560	87,383
Date of purchase	03/18/05	04/08/05	05/26/05
Mortgage financing at date of purchase	$6,404,000	$5,513,000	$7,052,400
Cash down payment	888,875	612,000	4,701,600

Contract purchase price plus acquisition fee	7,292,875	6,125,000	11,754,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	8,042	51,883	24,231

Total acquisition cost	$7,300,917	$6,176,883	$11,778,231

TABLE VI (UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes, LLC	Senior Notes, LLC	Senior Notes, LLC
	Gander Mountain	Kohl’s	BJ’s
	Hermantown, MN	Lakewood, CO	Homestead, FL
Name, location, type of property	Retail	Retail	Retail
Gross leasable square footage	66,025	88,248	119,217
Date of purchase	09/01/05	10/27/05	12/16/05
Mortgage financing at date of purchase	$6,291,600	$13,520,000	$15,215,000
Cash down payment	4,194,400	4,080,000	3,803,000

Contract purchase price plus acquisition fee	10,486,000	17,600,000	19,018,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	49,803	24,223	213,746

Total acquisition cost	$10,535,803	$17,624,223	$19,231,746

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes II, LLC	Senior Notes II, LLC	Senior Notes II, LLC
	CarMax	Walgreens	Walgreens
	Merriam, KS	Windsor, CO	Hamilton, OH
Name, location, type of property	Retail	Retail	Retail
Gross leasable square footage	55,466	14,633	13,675
Date of purchase	04/29/04	06/03/04	06/25/04
Mortgage financing at date of purchase	$14,175,000	$—	$4,289,589
Cash down payment	4,725,500	5,194,224	1,335,711

Contract purchase price plus acquisition fee	18,900,500	5,194,224	5,625,300
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	53,171	10,803	19,914

Total acquisition cost	$18,953,671	$5,205,027	$5,645,214

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes II, LLC	Senior Notes II, LLC	Senior Notes II, LLC
	Walgreens	Wendy’s	Walgreens
	Goldsboro, NC	Hardeeville, SC	Carlsbad, NM
Name, location, type of property	Retail	Retail	Retail
Gross leasable square footage	14,532	3,012	14,525
Date of purchase	06/29/04	07/08/04	07/13/04
Mortgage financing at date of purchase	$3,691,000	$—	$3,298,000
Cash down payment	1,152,164	1,099,010	1,031,900

Contract purchase price plus acquisition fee	4,843,164	1,099,010	4,329,900
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	13,458	8,278	12,118

Total acquisition cost	$4,856,622	$1,107,288	$4,342,018

TABLE VI (UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes II, LLC	Senior Notes II, LLC	Senior Notes II, LLC
	Rite Aid	Rite Aid	Walgreens
	Warren, OH	Memphis, TN	Willimantic, CT
Name, location, type of property	Retail	Retail	Retail
Gross leasable square footage	11,267	11,064	13,559
Date of purchase	07/13/04	07/30/04	09/03/04
Mortgage financing at date of purchase	$—	$—	$4,000,000
Cash down payment	3,352,650	3,502,000	1,048,125

Contract purchase price plus acquisition fee	3,352,650	3,502,000	5,048,125
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	14,576	29,434	25,827

Total acquisition cost	$3,367,226	$3,531,434	$5,073,952

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes II, LLC	Senior Notes II, LLC	Senior Notes II, LLC
	Walgreens	Walgreens	Walgreens
	Edgewood, NM Retail	Fairborn, OH Retail	Richmond Heights, OH Retail
Name, location, type of property
Gross leasable square footage	14,488	14,490	13,227
Date of purchase	09/10/04	09/14/04	10/08/04
Mortgage financing at date of purchase	$3,200,000	$3,944,000	$4,800,000
Cash down payment	771,372	1,002,913	1,545,740

Contract purchase price plus acquisition fee	3,971,372	4,946,913	6,345,740
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	15,098	32,491	33,658

Total acquisition cost	$3,986,470	$4,979,404	$6,379,398

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes II, LLC	Senior Notes II, LLC	Senior Notes II, LLC
	Walgreens	Walgreens	Walgreens
	Orlando, FL	Garfield Heights, OH	Jacksonville, AR
Name, location, type of property	Retail	Retail	Retail
Gross leasable square footage	14,481	13,650	14,560
Date of purchase	10/28/04	11/19/04	11/30/04
Mortgage financing at date of purchase	$3,490,709	$3,128,000	$3,600,000
Cash down payment	1,036,141	2,673,760	952,890

Contract purchase price plus acquisition fee	4,526,850	5,801,760	4,552,890
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	49,880	19,223	19,070

Total acquisition cost	$4,576,730	$5,820,983	$4,571,960

TABLE VI (UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes II, LLC	Senior Notes II, LLC	Senior Notes II, LLC
	Walgreens	Walgreens	Home Depot
	Spring, TX	Columbus, OH	Tacoma, WA
Name, location, type of property	Retail	Retail	Retail
Gross leasable square footage	14,461	14,264	137,071
Date of purchase	12/08/04	12/16/04	01/11/05
Mortgage financing at date of purchase	$2,880,000	$4,135,018	$21,320,000
Cash down payment	797,700	1,168,122	6,129,500

Contract purchase price plus acquisition fee	3,677,700	5,303,140	27,449,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	16,997	20,639	34,338

Total acquisition cost	$3,694,697	$5,323,779	$27,483,838

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes II, LLC	Senior Notes II, LLC	Senior Notes II, LLC
	Walgreens	Walgreens	Walgreens
	Pineville, LA	Bartlett, TN	Sidney, OH
Name, location, type of property	Retail	Retail	Retail
Gross leasable square footage	14,820	14,490	14,416
Date of purchase	01/13/05	01/21/05	01/28/05
Mortgage financing at date of purchase	$2,923,000	$4,084,000	$4,014,000
Cash down payment	1,707,880	454,000	512,900

Contract purchase price plus acquisition fee	4,630,880	4,538,000	4,526,900
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	11,245	62,824	20,096

Total acquisition cost	$4,642,125	$4,600,824	$4,546,996

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes II, LLC	Senior Notes II, LLC	Senior Notes II, LLC
	Walgreens	Walgreens	Walgreens
	Marion, IL	Wichita Falls, TX	Nashville, TN
Name, location, type of property	Retail	Retail	Retail
Gross leasable square footage	14,259	14,553	13,676
Date of purchase	02/11/05	02/24/05	04/07/05
Mortgage financing at date of purchase	$3,690,000	$4,097,000	$5,112,000
Cash down payment	512,500	546,040	—

Contract purchase price plus acquisition fee	4,202,500	4,643,040	5,680,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	66,036	14,094	35,359

Total acquisition cost	$4,268,536	$4,657,134	$5,715,359

TABLE VI (UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes II, LLC	Senior Notes II, LLC	Senior Notes II, LLC
	Walgreens	Walgreens	Walgreens
	St. Joseph, MO	Newton, KS	Hutchinson, KS
Name, location, type of property	Retail	Retail	Retail
Gross leasable square footage	14,573	14,444	14,395
Date of purchase	07/20/05	07/20/05	07/20/05
Mortgage financing at date of purchase	$4,123,000	$3,558,000	$4,260,000
Cash down payment	1,030,908	889,015	1,065,600

Contract purchase price plus acquisition fee	5,153,908	4,447,015	5,325,600
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	20,397	26,088	28,888

Total acquisition cost	$5,174,305	$4,473,103	$5,354,488

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes II, LLC	Senior Notes II, LLC	Senior Notes II, LLC
	Walgreens	CVS Pharmacy	Walmart
	Metairie, LA	Winterhaven, FL	Hazard, KY
Name, location, type of property	Retail	Retail	Retail
Gross leasable square footage	13,570	13,824	209,847
Date of purchase	07/20/05	08/29/05	09/02/05
Mortgage financing at date of purchase	$6,646,000	$4,214,000	$24,264,000
Cash down payment	1,661,692	1,053,000	6,066,000

Contract purchase price plus acquisition fee	8,307,692	5,267,000	30,330,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	27,380	39,902	530,980

Total acquisition cost	$8,335,072	$5,306,902	$30,860,980

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes II, LLC	Senior Notes II, LLC	Senior Notes II, LLC
	LA-Z-Boy	Walgreens	Walgreens
	Flagstaff, AZ	Sumter, SC	Twin Oaks, MO
Name, location, type of property	Retail	Retail	Retail
Gross leasable square footage	—	—	14,375
Date of purchase	10/25/05	11/22/05	12/16/05
Mortgage financing at date of purchase	$2,540,510	$3,880,000	$4,606,000
Cash down payment	1,367,965	970,000	1,151,500

Contract purchase price plus acquisition fee	3,908,475	4,850,000	5,757,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	14,764	25,025	16,882

Total acquisition cost	$3,923,239	$4,875,025	$5,774,382

TABLE VI (UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes III, LLC	Senior Notes III, LLC	Senior Notes III, LLC
	Walgreens	Walgreens	Walgreens
	Warrensburg, MO	Blue Springs, MO	Derby, KS
Name, location, type of property	Retail	Retail	Retail
Gross leasable square footage	14,371	14,505	14,585
Date of purchase	04/21/05	04/21/05	04/21/05
Mortgage financing at date of purchase	$3,973,000	$3,711,000	$4,600,000
Cash down payment	441,814	412,703	511,111

Contract purchase price plus acquisition fee	4,414,814	4,123,703	5,111,111
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	20,635	22,307	33,175

Total acquisition cost	$4,435,449	$4,146,010	$5,144,286

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes III, LLC	Senior Notes III, LLC	Senior Notes III, LLC
	Walgreens	Walgreens	Walgreens
	Garden City, KS	Gladstone, MO	Great Bend, KS
Name, location, type of property	Retail	Retail	Retail
Gross leasable square footage	14,492	14,672	14,597
Date of purchase	04/21/05	04/21/05	04/21/05
Mortgage financing at date of purchase	$4,445,000	$5,253,000	$3,840,000
Cash down payment	494,259	584,037	426,666

Contract purchase price plus acquisition fee	4,939,259	5,837,037	4,266,666
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	39,231	23,938	21,359

Total acquisition cost	$4,978,490	$5,860,975	$4,288,025

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes III, LLC	Senior Notes III, LLC	Senior Notes III, LLC
	Walgreens	Walgreens	Walgreens
	Pittsburg, KS	Midvale, UT	Salt Lake City,
Name, location, type of property	Retail	Retail	UT Retail
Gross leasable square footage	14,726	14,749	14,293
Date of purchase	04/21/05	06/06/05	06/01/05
Mortgage financing at date of purchase	$3,925,000	$4,671,000	$6,615,000
Cash down payment	435,711	518,867	783,755

Contract purchase price plus acquisition fee	4,360,711	5,189,867	7,398,755
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	36,940	46,210	50,325

Total acquisition cost	$4,397,651	$5,236,077	$7,449,080

TABLE VI (UNAUDITED)
ACQUISITIONS OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes III, LLC	Senior Notes III, LLC	Senior Notes III, LLC
	Walgreens	Walgreens	Walgreens
	Sandy, UT	Aldine, TX	Natchitoches,
Name, location, type of property	Retail	Retail	LA Retail
Gross leasable square footage	14,225	14,425	14,820
Date of purchase	06/03/05	05/05/05	10/26/05
Mortgage financing at date of purchase	$6,556,000	$2,846,000	$3,091,000
Cash down payment	728,178	315,750	772,636

Contract purchase price plus acquisition fee	7,284,178	3,161,750	3,863,636
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	61,656	24,258	12,719

Total acquisition cost	$7,345,834	$3,186,008	$3,876,355

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes III, LLC	Senior Notes IV, LLC	Senior Notes IV, LLC (1)
	Walgreens	Conns	Best Buy
	East Ridge, TN	San Antonio, TX	Baytown, TX
Name, location, type of property	Retail	Retail	Retail
Gross leasable square footage	15,120	25,358	30,038
Date of purchase	11/16/05	12/29/05	10/06/05
Mortgage financing at date of purchase	$3,614,000	$—	$—
Cash down payment	904,000	4,475,000	7,500,000
Contract purchase price plus acquisition fee	4,518,000	4,475,000	7,500,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	34,887	15,643	46,457

Total acquisition cost	$4,552,887	$4,490,643	$7,546,457

	Cole Collateralized	Cole Collateralized
Program:	Senior Notes IV, LLC (1)	Senior Notes IV, LLC (1)
	Kohl’s	North Village
	St. Joseph, MO	St. Joseph, MO
Name, location, type of property	Retail	Retail
Gross leasable square footage	88,799	226,225
Date of purchase	11/04/05	11/04/05
Mortgage financing at date of purchase	$7,624,000	$37,976,000
Cash down payment	1,906,000	9,494,000
Contract purchase price plus acquisition fee	9,530,000	47,470,000
Other cash expenditures expensed	—	—
Other cash expenditures capitalized	30,838	115,389

Total acquisition cost	$9,560,838	$47,585,389

(1)	The Property was acquired by a joint venture between Cole Collateralized Senior Notes, LLC Cole Collateralized Senior Notes II, LLC, Cole Collateralized Senior Notes III, LLC, and Cole Collateralized Senior Notes IV, LLC.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 20th day of December, 2006.

COLE CREDIT PROPERTY TRUST II, INC.
By:	/s/ Christopher H. Cole
Christopher H. Cole, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date
/s/ Christopher H. Cole Christopher H. Cole	Chief Executive Officer, President and Director (Principal Executive Officer)	December 20, 2006

/s/ Blair D. Koblenz Blair D. Koblenz	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 20, 2006

/s/ Marcus E. Bromley Marcus E. Bromley	Director	December 20, 2006

/s/ Elizabeth L. Watson Elizabeth L. Watson	Director	December 20, 2006

EXHIBIT INDEX
     The following exhibits are included, or incorporated by reference, in this Post-Effective Amendment No. 6 to Form S-11 (and are numbered in accordance with Item 601 of Regulation S-K).

Exhibit No.	Description
1.1	Form of Dealer Manager Agreement. (Incorporated by reference to Exhibit 1.1 to the Company’s Form 10-Q (File No. 333-121094), filed on August 12, 2005)

3.1	Fifth Articles of Amendment and Restatement, as corrected. (Incorporated by reference to Exhibit 3.1 to the Company’s Form 10-K (File No. 333-121094), filed on March 23, 2006)

3.2	Amended and Restated Bylaws. (Incorporated by reference to Exhibit 99.1 to the Company’s Form 8-K (File No. 333-121094), filed on September 6, 2005)

4.1	Form of Subscription Agreement and Subscription Agreement Signature Page (included as Appendix B to prospectus). (Incorporated by reference to Exhibit 4.1 to the Company’s pre-effective amendment to Form S-11 (File No. 333-121094), filed on June 16, 2005)

5.1	Opinion of Venable LLP as to legality of securities. (Incorporated by reference to Exhibit 5.1 to the Company’s pre-effective amendment to Form S-11 (File No. 333-121094), filed on June 16, 2005)

8.1	Opinion of Morris, Manning & Martin, LLP as to tax matters. (Incorporated by reference to Exhibit 8.1 to the Company’s pre-effective amendment to Form S-11 (File No. 333-121094), filed on June 2, 2005)

10.1	2004 Independent Directors’ Stock Option Plan. (Incorporated by reference to Exhibit 10.5 to the Company’s Form S-11 (File No. 333-121094), filed on December 9, 2004)

10.2	Form of Stock Option Agreement under 2004 Independent Directors’ Stock Option Plan. (Incorporated by reference to Exhibit 10.6 to the Company’s pre-effective amendment to Form S-11 (File No. 333-121094), filed on April 11, 2005)

10.3	Form of Escrow Agreement between Cole Credit Property Trust II, Inc. and Wells Fargo Bank, N.A. (Incorporated by reference to Exhibit 10.4 to the Company’s Form 10-Q (File No. 333-121094), filed on August 12, 2005)

10.4	Amended and Restated Property Management and Leasing Agreement, dated September 16, 2005, by and among Cole Credit Property Trust II, Inc., Cole Operating Partnership II, LP and Fund Realty Advisors, Inc. (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K (File No. 333-121094), filed on September 23, 2005)

10.5	Amended and Restated Advisory Agreement, dated September 16, 2005, by and between Cole Credit Property Trust II, Inc. and Cole REIT Advisors II, LLC. (Incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K (File No. 333-121094), filed on September 23, 2005)

10.6	Amended and Restated Agreement of Limited Partnership of Cole Operating Partnership II, LP, dated September 16, 2005, by and between Cole Credit Property Trust II, Inc. and the limited partners thereto. (Incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K (File No. 333-121094), filed on September 23, 2005)

10.7	Purchase Agreement between Cole TS Parkersburg WV, LLC, and C&F Development Associates, LLC pursuant to an Assignment of Agreement of Purchase and Sale Agreement dated September 23, 2005. (Incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q (File No. 333-121094), filed on November 14, 2005)

10.8	Promissory Note between Cole TS Parkersburg WV, LLC, and Wachovia Bank National Association dated September 26, 2005. (Incorporated by reference to Exhibit 10.2 to the Company’s Form 10-Q (File No. 333-121094), filed on November 14, 2005)

Exhibit No.	Description
10.9	Purchase Agreement between Cole WG Brainerd MN, LLC, and Brainerd Drugstore, LLC pursuant to an Assignment of Purchase Agreement and Escrow Instructions dated September 28, 2005. (Incorporated by reference to Exhibit 10.3 to the Company’s Form 10-Q (File No. 333-121094), filed on November 14, 2005)

10.10	Promissory Note between Cole WG Brainerd MN, LLC, and Wachovia Bank National Association dated October 5, 2005. (Incorporated by reference to Exhibit 10.4 to the Company’s Form 10-Q (File No. 333-121094), filed on November 14, 2005)

10.11	Purchase Agreement between Cole RA Alliance OH, LLC, and Monogram Development XV, LTD pursuant to an Assignment of Purchase Agreement dated October 19, 2005. (Incorporated by reference to Exhibit 10.5 to the Company’s Form 10-Q (File No. 333-121094), filed on November 14, 2005)

10.12	Purchase Agreement between Cole LZ Glendale AZ, LLC, and E&R Bell Road, LLC pursuant to an Assignment of Purchase Agreement and Escrow Instructions dated October 25, 2005. (Incorporated by reference to Exhibit 10.6 to the Company’s Form 10-Q (File No. 333-121094), filed on November 14, 2005)

10.13	Promissory Note between Cole LZ Glendale AZ, LLC, and Wachovia Bank National Association dated October 25, 2005. (Incorporated by reference to Exhibit 10.7 to the Company’s Form 10-Q (File No. 333-121094), filed on November 14, 2005)

10.14	Purchase Agreement between Cole WG St. Louis MO Portfolio, LLC, and Teachers’ Retirement System of the State of Kentucky pursuant to an Assignment of Purchase Agreement and Escrow Instructions dated November 1, 2005. (Incorporated by reference to Exhibit 10.8 to the Company’s Form 10-Q (File No. 333-121094), filed on November 14, 2005)

10.15	Promissory Note between Cole WG St. Louis MO Portfolio, LLC, and Wachovia Bank National Association dated November 2, 2005. (Incorporated by reference to Exhibit 10.9 to the Company’s Form 10-Q (File No. 333-121094), filed on November 14, 2005)

10.16	Amended and Restated Distribution Reinvestment Plan (included as Appendix C to prospectus). (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K (File No. 333-121094), filed on December 22, 2005)

10.17	Purchase Agreement among Cole WG Columbia MO, LLC, and ECM Hutchinson, LLC, ECM Clearwest, LLC, Newton, LLC, ECM St. Joseph, LLC, ECM Broadway, LLC, and ECM Olive, LLC pursuant to an Assignment of Agreement of Purchase and Sale dated July 21, 2005, as further assigned by an Instrument of Assignment and Assumption dated November 15, 2005. (Incorporated by reference to Exhibit 10.17 to the Company’s post-effective amendment to Form S-11 (File No. 333-121094), filed on December 23, 2005)

10.18	Note and Deed of Trust Assumption Agreement among Cole WG Columbia MO, LLC, ECM Broadway, LLC, and Wells Fargo Bank, N.A., a national banking association, Successor by Merger to Wells Fargo Bank Minnesota, N.A., as Trustee for the Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-C6, dated November 22, 2005. (Incorporated by reference to Exhibit 10.18 to the Company’s post-effective amendment to Form S-11 (File No. 333-121094), filed on December 23, 2005)

10.19	Purchase Agreement among Cole WG Olivette MO, LLC, and ECM Hutchinson, LLC, ECM Clearwest, LLC, Newton, LLC, ECM St. Joseph, LLC, ECM Broadway, LLC, and ECM Olive, LLC pursuant to an Assignment of Agreement of Purchase and Sale dated November 15, 2005. (Incorporated by reference to Exhibit 10.19 to the Company’s post-effective amendment to Form S-11 (File No. 333-121094), filed on December 23, 2005)

Exhibit No.	Description
10.20	Note and Deed of Trust Assumption Agreement among Cole WG Olivette MO, LLC, ECM Olive, LLC, and Wells Fargo Bank, N.A., a national banking association, Successor by Merger to Wells Fargo Bank Minnesota, N.A., as Trustee for the Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-C6, dated November 22, 2005. (Incorporated by reference to Exhibit 10.20 to the Company’s post-effective amendment to Form S-11 (File No. 333-121094), filed on December 23, 2005)

10.21	Purchase Agreement between Cole LO Enterprise AL, LLC, and Daniel Elstein pursuant to an Assignment of Purchase Agreement and Escrow Instructions dated November 30, 2005. (Incorporated by reference to Exhibit 10.21 to the Company’s post-effective amendment to Form S-11 (File No. 333-121094), filed on December 23, 2005)

10.22	Promissory Note between Cole LO Enterprise AL, LLC, and Wachovia Bank, National Association, dated December 1, 2005. (Incorporated by reference to Exhibit 10.22 to the Company’s post-effective amendment to Form S-11 (File No. 333-121094), filed on December 23, 2005)

10.23	Purchase Agreement between Cole CV Alpharetta GA, LLC, and Thompson-Alpharetta, Ltd. pursuant to an Assignment of Purchase Agreement and Escrow Instructions dated November 30, 2005. (Incorporated by reference to Exhibit 10.23 to the Company’s post-effective amendment to Form S-11 (File No. 333-121094), filed on December 23, 2005)

10.24	Promissory Note between Cole CV Alpharetta GA, LLC, and Wachovia Bank, National Association, dated December 1, 2005. (Incorporated by reference to Exhibit 10.24 to the Company’s post-effective amendment to Form S-11 (File No. 333-121094), filed on December 23, 2005)

10.25	Purchase Agreement between Cole CV Richland Hills TX, LP, and Tradewind Associates L.P. pursuant to an Assignment of Purchase Agreement and Escrow Instructions dated December 7, 2005. (Incorporated by reference to Exhibit 10.25 to the Company’s post-effective amendment to Form S-11 (File No. 333-121094), filed on December 23, 2005)

10.26	Promissory Note between Cole CV Richland Hills TX, LP, and Wachovia Bank, National Association, dated December 8, 2005. (Incorporated by reference to Exhibit 10.26 to the Company’s post-effective amendment to Form S-11 (File No. 333-121094), filed on December 23, 2005)

10.27	Purchase Agreement between Cole FE Rockford IL, LLC, and The Westmoreland Company, Inc. pursuant to an Assignment of Agreement of Purchase and Sale and Joint Escrow Instructions dated December 8, 2005. (Incorporated by reference to Exhibit 10.27 to the Company’s post-effective amendment to Form S-11 (File No. 333-121094), filed on December 23, 2005)

10.28	Promissory Note between Cole FE Rockford IL, LLC, and Wachovia Bank, National Association, dated December 9, 2005. (Incorporated by reference to Exhibit 10.28 to the Company’s post-effective amendment to Form S-11 (File No. 333-121094), filed on December 23, 2005)

10.29	Purchase Agreement between Cole PT Auburn Hills MI, LLC, and Metro Acquisitions, LLC pursuant to an Assignment of Agreement of Purchase and Sale and Joint Escrow Instructions dated December 14, 2005. (Incorporated by reference to Exhibit 10.29 to the Company’s post-effective amendment to Form S-11 (File No. 333-121094), filed on December 23, 2005)

10.30	Promissory Note between Cole PT Auburn Hills MI, LLC, and Wachovia Financial Services, Inc., dated December 15, 2005. (Incorporated by reference to Exhibit 10.30 to the Company’s post-effective amendment to Form S-11 (File No. 333-121094), filed on December 23, 2005)

10.31	Promissory Note between Cole Operating Partnership II, LP and Series C, LLC with respect to Cole RA Alliance OH, LLC dated December 15, 2005. (Incorporated by reference to Exhibit 10.31 to the Company’s post-effective amendment to Form S-11 (File No. 333-121094), filed on December 23, 2005)

10.32	Security Agreement between Cole Operating Partnership II, LP and Series C, LLC with respect to Cole RA Alliance OH, LLC dated December 15, 2005. (Incorporated by reference to Exhibit 10.32 to the Company’s post-effective amendment to Form S-11 (File No. 333-121094), filed on December 23, 2005)

Exhibit No.	Description
10.33	Promissory Note between Cole Operating Partnership II, LP and Series C, LLC with respect to Cole WG St. Louis MO Portfolio, LLC dated December 15, 2005. (Incorporated by reference to Exhibit 10.33 to the Company’s post-effective amendment to Form S-11 (File No. 333-121094), filed on December 23, 2005)

10.34	Security Agreement between Cole Operating Partnership II, LP and Series C, LLC with respect to Cole WG St. Louis MO Portfolio, LLC dated December 15, 2005. (Incorporated by reference to Exhibit 10.34 to the Company’s post-effective amendment to Form S-11 (File No. 333-121094), filed on December 23, 2005)

10.35	Purchase and Sale Agreement between Cole AS Macon GA, LLC, and Academy, Ltd., pursuant to an Assignment of Purchase and Sale Agreement dated January 5, 2006. (Incorporated by reference to Exhibit 10.35 to the Company’s Form 10-K (File No. 333-121094), filed on March 23, 2006)

10.36	Promissory Note between Cole AS Macon GA, LLC, and Wachovia Bank, National Association, dated January 6, 2006. (Incorporated by reference to Exhibit 10.36 to the Company’s Form 10-K (File No. 333-121094), filed on March 23, 2006)

10.37	Real Estate Contract between Cole DB Lenexa KS, LLC, and DB-KS, LLC pursuant to an Assignment of Real Estate Contract, dated January 10, 2006. (Incorporated by reference to Exhibit 10.37 to the Company’s Form 10-K (File No. 333-121094), filed on March 23, 2006)

10.38	Promissory Note between Cole DB Lenexa KS, LLC, and Wachovia Bank, National Association, dated January 11, 2006. (Incorporated by reference to Exhibit 10.38 to the Company’s Form 10-K (File No. 333-121094), filed on March 23, 2006)

10.39	Purchase Agreement between Cole RA Enterprise AL, LLC, and NOM Enterprise, LLC, pursuant to an Assignment of Purchase Agreement dated January 26, 2006. (Incorporated by reference to Exhibit 10.39 to the Company’s Form 10-K (File No. 333-121094), filed on March 23, 2006)

10.40	Promissory Note between Cole RA Enterprise AL, LLC, and Wachovia Bank, National Association, dated January 26, 2006. (Incorporated by reference to Exhibit 10.40 to the Company’s Form 10-K (File No. 333-121094), filed on March 23, 2006)

10.41	Master Purchase Agreement and Escrow Instructions among Cole RA Wauseon OH, LLC, and NOM Wauseon, LLC, NOM Defiance, LLC, and NOM Lima Bath, Ltd., pursuant to an Assignment of Master Purchase Agreement and Escrow Instructions dated January 26, 2006. (Incorporated by reference to Exhibit 10.41 to the Company’s Form 10-K (File No. 333-121094), filed on March 23, 2006)

10.42	Promissory Note between Cole RA Wauseon OH, LLC, and Wachovia Bank, National Association, dated January 26, 2006. (Incorporated by reference to Exhibit 10.42 to the Company’s Form 10-K (File No. 333-121094), filed on March 23, 2006)

10.43	Purchase Agreement and Escrow Instructions between Cole ST Crossville TN, LLC, and William F. Graham, PTRS, pursuant to an Assignment of Purchase Agreement and Escrow Instructions dated January 25, 2006. (Incorporated by reference to Exhibit 10.43 to the Company’s Form 10-K (File No. 333-121094), filed on March 23, 2006)

10.44	Promissory Note between Cole ST Crossville TN, LLC, and Wachovia Bank, National Association, dated January 26, 2006. (Incorporated by reference to Exhibit 10.44 to the Company’s Form 10-K (File No. 333-121094), filed on March 23, 2006)

10.45	Purchase Agreement and Escrow Instructions between Cole RA Saco ME, LLC, and Princeton-Saco, LLC, pursuant to an Assignment of Purchase Agreement and Escrow Instructions dated January 26, 2006. (Incorporated by reference to Exhibit 10.45 to the Company’s Form 10-K (File No. 333-121094), filed on March 23, 2006)

Exhibit No.	Description
10.46	Promissory Note between Cole RA Saco ME, LLC, and Wachovia Bank, National Association, dated January 27, 2006. (Incorporated by reference to Exhibit 10.46 to the Company’s Form 10-K (File No. 333-121094), filed on March 23, 2006)

10.47	Agreement for Purchase and Sale of Real Property and Joint Escrow Instructions between Cole MT Denver CO, LLC, and Shadrall Associates, pursuant to an Assignment of Purchase and Sale of Real Property and Joint Escrow Instructions dated February 6, 2006. (Incorporated by reference to Exhibit 10.47 to the Company’s Form 10-K (File No. 333-121094), filed on March 23, 2006)

10.48	Promissory Note between Cole MT Denver CO, LLC, and Bear Stearns Commercial Mortgage, Inc., dated February 6, 2006. (Incorporated by reference to Exhibit 10.48 to the Company’s Form 10-K (File No. 333-121094), filed on March 23, 2006)

10.49	Loan Agreement between Cole MT Denver CO, LLC, and Bear Stearns Commercial Mortgage, Inc., dated February 6, 2006. (Incorporated by reference to Exhibit 10.49 to the Company’s Form 10-K (File No. 333-121094), filed on March 23, 2006)

10.50	Promissory Note between Cole Operating Partnership II, LP, and Series C, LLC, with respect to Cole MT Denver CO, LLC, dated February 6, 2006. (Incorporated by reference to Exhibit 10.50 to the Company’s Form 10-K (File No. 333-121094), filed on March 23, 2006)

10.51	Security Agreement between Cole Operating Partnership II, LP and Series C, LLC with respect to Cole MT Denver CO, LLC, dated February 6, 2006. (Incorporated by reference to Exhibit 10.51 to the Company’s Form 10-K (File No. 333-121094), filed on March 23, 2006)

10.52	Purchase Agreement and Escrow Instructions between Cole MF Chandler AZ, LLC, and Alma School Town Center LLC, pursuant to an Assignment of Purchase Agreement and Escrow Instructions dated February 8, 2006. (Incorporated by reference to Exhibit 10.52 to the Company’s Form 10-K (File No. 333-121094), filed on March 23, 2006)

10.53	Purchase and Sale Agreement between Cole DH Hickory NC, LLC, and Hickory Business Park, LLC, pursuant to an Assignment of Purchase and Sale Agreement dated February 23, 2006. (Incorporated by reference to Exhibit 10.53 to the Company’s Form 10-K (File No. 333-121094), filed on March 23, 2006)

10.54	Promissory Note between Cole DH Hickory NC, LLC, and Wachovia Bank, National Association, dated February 24, 2006. (Incorporated by reference to Exhibit 10.54 to the Company’s Form 10-K (File No. 333-121094), filed on March 23, 2006)

10.55	Contract of Sale between Cole MT Spring TX, LP, and RPI Interests II, Ltd., pursuant to an Assignment of Contract of Sale dated March 1, 2006. (Incorporated by reference to Exhibit 10.55 to the Company’s Form 10-K (File No. 333-121094), filed on March 23, 2006)

10.56	Promissory Note between Cole MT Spring TX, LP, and Bear Stearns Commercial Mortgage, Inc., dated March 2, 2006. (Incorporated by reference to Exhibit 10.56 to the Company’s Form 10-K (File No. 333-121094), filed on March 23, 2006)

10.57	Loan Agreement between Cole MT Spring TX, LP, and Bear Stearns Commercial Mortgage, Inc., dated March 2, 2006. (Incorporated by reference to Exhibit 10.57 to the Company’s Form 10-K (File No. 333-121094), filed on March 23, 2006)

10.58	Purchase Agreement and Escrow Instructions between Cole CV Scioto Trail OH, LLC, and Scioto Trail Company, pursuant to an Assignment of Purchase Agreement and Escrow Instructions dated March 6, 2006. (Incorporated by reference to Exhibit 10.58 to the Company’s Form 10-K (File No. 333-121094), filed on March 23, 2006)

10.59	Promissory Note between Cole CV Scioto Trail OH, LLC, and Wachovia Bank, National Association, dated March 8, 2006. (Incorporated by reference to Exhibit 10.59 to the Company’s Form 10-K (File No. 333-121094), filed March 23, 2006)

Exhibit No.	Description
10.60	First Amendment to Amended and Restated Advisory Agreement, dated April 17, 2006, between Cole Credit Property Trust II, Inc. and Cole REIT Advisors II, LLC. (Incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q (File No. 000-51963), filed on May 12, 2006)

10.61	Purchase and Sale Agreement between Series A, LLC, and Cole Operating Partnership II, LP, with respect to Cole WW II, LLC, dated March 29, 2006. (Incorporated by reference to Exhibit 10.27 to the Company’s Form 10-Q (File No. 000-51963), filed on May 12, 2006.

10.62	Promissory Note between Cole WW II, LLC, and SouthTrust Bank, dated February 27, 2004. (Incorporated by reference to Exhibit 10.28 to the Company’s Form 10-Q (File No. 000-51963), filed on May 12, 2006)

10.63	Credit Agreement, among Cole WW II, LLC, Cole WW IV, LLC, Conwa Property II LLC, Conwa Property IV LLC, SWA Remainder II LLC, SWA Remainder IV LLC, and SouthTrust Bank, dated February 27, 2004. (Incorporated by reference to Exhibit 10.29 to the Company’s Form 10-Q (File No. 000-51963), filed on May 12, 2006)

10.64	Form of Additional Investment Subscription Agreement for current stockholders (included as Appendix D to Supplement No. 13 to the prospectus)

10.65	Purchase and Sale Agreement between Cole Acquisitions I, LLC, and Cole Operating Partnership II, LP, with respect to Cole RA Defiance OH, LLC, dated May 26, 2006. (Incorporated by reference to Exhibit 10.65 to the Company’s post-effective amendment to Form S-11 (File No. 333-121094), filed on June 23, 2006)

10.66	Promissory Note between Cole RA Defiance OH, LLC, and Wachovia Bank, National Association, dated January 4, 2006. (Incorporated by reference to Exhibit 10.66 to the Company’s post-effective amendment to Form S-11 (File No. 333-121094), filed on June 23, 2006)

10.67	Purchase and Sale Agreement between Cole Acquisitions I, LLC, and Cole Operating Partnership II, LP, with respect to Cole CV Madison MS, LLC, dated May 26, 2006. (Incorporated by reference to Exhibit 10.67 to the Company’s post-effective amendment to Form S-11 (File No. 333-121094), filed on June 23, 2006)

10.68	Promissory Note between Cole CV Madison MS, LLC, and Wachovia Bank, National Association, dated January 19, 2006. (Incorporated by reference to Exhibit 10.68 to the Company’s post-effective amendment to Form S-11 (File No. 333-121094), filed on June 23, 2006)

10.69	Purchase and Sale Agreement between Series D, LLC, and Cole Operating Partnership II, LP, with respect to Cole CO San Antonio TX, LP, dated May 26, 2006. (Incorporated by reference to Exhibit 10.69 to the Company’s post-effective amendment to Form S-11 (File No. 333-121094), filed on June 23, 2006)

10.70	Promissory Note between Cole CO San Antonio TX, LP, and Wachovia Bank, National Association, dated April 25, 2006. (Incorporated by reference to Exhibit 10.70 to the Company’s post-effective amendment to Form S-11 (File No. 333-121094), filed on June 23, 2006)

14.1	Cole Credit Property Trust II, Inc. Code of Business Conduct and Ethics. (Incorporated by reference to Exhibit 14.1 to the Company’s Form 10-K (File No. 333-121094), filed on March 23, 2006)

21.1*	List of Subsidiaries

23.1	Consent of Morris, Manning & Martin, LLP with respect to tax opinion (included in Exhibit 8.1). (Incorporated by reference to Exhibit 23.2 to the Company’s pre-effective amendment to Form S-11 (File No. 333-121094), filed on June 2, 2005)

23.2	Consent of Venable LLP (included in Exhibit 5.1). (Incorporated by reference to Exhibit 23.1 to the Company’s pre-effective amendment to Form S-11 (File No. 333-121094), filed on June 16, 2005)

23.3*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.4*	Consent of Deloitte & Touche LLP, Independent Auditors.

24.1	Power of Attorney (included on signature page to the registration statement). (Incorporated by reference to Exhibit 24.1 to the Company’s Form S-11 (File No. 333-121094), filed on December 9, 2004)

*	Filed herewith.